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INDEX TO FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on January 29, 2020.

Registration No. 333-235280

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment no. 1
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	6770 (Primary Standard Industrial Classification Number)	47-4787177 (I.R.S. Employer Identification Number)

6325 Digital Way
Suite 460
Indianapolis, IN 46278
(765) 828-2580
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Gil Melman
Vice President, General Counsel and Corporate Secretary
6325 Digital Way
Suite 460
Indianapolis, IN 46278
(765) 828-2580
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Clint Smith
Jones Walker, LLP
201 St. Charles Avenue, Suite 5100
New Orleans, LA 70170
(504) 582-8000

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after the effective date of this Registration Statement.

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐

            If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Units consisting of shares of Series B-3 Preferred Stock, par value $0.0001 per share, and warrants to purchase shares of Common Stock, par value $0.0001 per share	$15,000,000.00	$1,947

Transferrable Rights to purchase Units(2)	—	—

Series B-3 Preferred Stock included as part of the Units(3)	Included with Units above	—

Warrants to purchase shares of Common Stock included as part of the Units(4)	Included with Units above	—

Common Stock issuable upon exercise of the Warrants(5)	$51.56	$—

Total	$15,000,051.56	$1,947(6)

(1)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").

(2)
Transferable Rights to purchase Units are being issued without consideration. Pursuant to Rule 457(g) under the Act, no separate registration fee is required for the Rights because the Rights are being registered in the same registration statement as the securities of the Registrant underlying the Rights.

(3)
Pursuant to Rule 457(g) of the Act, no separate registration fee is required for the Series B-3 Preferred Stock because the Series B-3 Preferred Stock are being registered in the same registration statement as the Units.

(4)
Pursuant to Rule 457(g) of the Act, no separate registration fee is required for the Warrants because the Warrants are being registered in the same registration statement as the Common Stock of the Registrant issuable upon exercise of the Warrants.

(5)
Calculated pursuant to Rule 416(i). In addition to the shares of Common Stock set forth in this table, pursuant to Rule 416 under the Act, this registration statement also registers such indeterminate number of shares of Common Stock as may become issuable upon exercise of these securities as the same may be adjusted as a result of stock splits, stock dividends, recapitalizations or other similar transactions.

(6)
Previously paid.

            The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION DATED JANUARY 29, 2020

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Subscription Rights to Purchase Up to 15,000 Units
Consisting of an Aggregate of Up to 15,000 Shares of Series B-3 Preferred Stock
and Warrants to Purchase Up to 515,625 Shares of Common Stock
at a Subscription Price of $1,000.00 Per Unit

           We are distributing to holders of our Common Stock (other than excluded certain stockholders, which we refer to as the "Excluded Stockholders"), at no charge, transferable Subscription Rights to purchase units, which we refer to as the "Subscription Rights." Each unit, which we refer to as a "Unit," consists of one share of Series B-3 Preferred Stock, par value $0.0001 per share, which we refer to as the "Series B-3 Preferred Stock," and 34.375 warrants (subject to rounding) to purchase our Common Stock, which we refer to as the "Warrants." Each share of Series B-3 Preferred Stock has the terms and conditions as further described herein. Each Warrant will be exercisable for one share of our Common Stock, par value $0.0001 per share, which we refer to as "Common Stock," at a price of $0.0001 per share from the date of issuance. We refer to the offering that is the subject of this prospectus as the "Rights Offering."

           In the Rights Offering, you will receive one Subscription Right for every share of Common Stock owned at 5:00 p.m., Eastern Time, on January 27, 2020, the record date of the Rights Offering, or the "Record Date." Each Subscription Right will entitle you to purchase one Unit, which we refer to as the "Basic Subscription Right," at a subscription price per Unit of $1,000.00, which we refer to as the "Subscription Price." If the Subscription Rights initially distributed to you would not allow for you to subscribe for $50,000 of Units, which we refer to as the "Minimum Subscription Requirement," you will nevertheless be entitled to subscribe for $50,000 of Units (subject to reduction as described herein), which we refer to as the "Minimum Subscription Privilege." If you exercise your Minimum Subscription Privilege or your Basic Subscription Rights in full, and any portion of the Units remain available under the Rights Offering, you will be entitled to an over-subscription privilege, which we refer to as the "Over-Subscription Privilege," to purchase a portion of the unsubscribed Units at the Subscription Price, subject to proration and ownership limitations. Each Subscription Right consists of a Basic Subscription Right, Minimum Subscription Privilege and an Over-Subscription Privilege.

           The Series B-3 Preferred Stock and the Warrants comprising the Units will be issued separately at settlement of the Rights Offering but may only be purchased as a Unit. The Subscription Rights will be transferable in minimum denominations of 50, but will not be listed for trading on any exchanges.

           Continental Stock Transfer & Trust Company will serve as the Subscription Agent and Morrow Sodali will serve as the Information Agent for the Rights Offering. The Subscription Agent will hold the funds we receive from subscribers until we complete, abandon or terminate the Rights Offering. If you want to participate in this Rights Offering and you are the record holder of your shares of Common Stock, we recommend that you submit your subscription documents to the Subscription Agent well before the deadline. If you want to participate in this Rights Offering and you hold shares of Common Stock through your broker, dealer, bank or other nominee, you should promptly contact your broker, dealer, bank or other nominee and submit your subscription documents in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee. For a detailed discussion of the Rights Offering, see "The Rights Offering—The Subscription Rights."

           On October 29, 2019, we entered into an Equity Commitment Agreement (the "Third Equity Commitment Agreement") pursuant to which Ares Special Situations Fund IV, L.P., ASOF Holdings I, L.P. and OT POF IEA Preferred B Aggregator, L.P. (the "Backstop Parties") have agreed to purchase the shares of Series B-3 Preferred Stock and Warrants that are not purchased in the Rights Offering subject to the terms of the Third Equity Commitment Agreement, which we refer to as the "Backstop Commitment."

           Our board of directors (the "Board"), after any required approval of the special committee thereof (the "Special Committee"), reserves the right to terminate the Rights Offering for any reason any time before the expiration of the Rights Offering. If we terminate the Rights Offering, all subscription payments received will be returned as soon as practicable, without interest or deduction. We expect the Rights Offering to expire at 5:00 p.m., Eastern Time, on March 2, 2020, subject to our right to extend the Rights Offering (but not beyond March 13, 2020), and that we would close on subscriptions within five business days of such date. If we elect to extend the Rights Offering, we will issue a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration date of the Rights Offering. We may extend the Rights Offering for additional periods in our sole discretion. Once made, all exercises of Subscription Rights are irrevocable.

           Our Common Stock is listed on the NASDAQ Capital Market, or NASDAQ, under the symbol "IEA." On January 28, 2020, the last reported sale price of our Common Stock was $3.66 per share. There is no public trading market for the Subscription Rights, the Series B-3 Preferred Stock or the Warrants and we not expect to list them for trading on NASDAQ or any other securities exchange or market. The Subscription Rights are transferable in minimum denominations of 50, however, we cannot give you any assurance that a market for the Subscription Rights will develop or, if a market does develop, how long it will continue or at what prices the Subscription Rights will trade. You are urged to obtain a current price quote for our Common Stock before exercising your Subscription Rights.

	Per Unit	Total(1)

Subscription price	$1,000.00	$15,000,000.00

Proceeds to us, before expenses	$1,000.00	$15,000,000.00

(1)
Assumes the Rights Offering is fully subscribed, but excludes proceeds from the exercise of Warrants included within the Units.

           Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 28 of this prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus, before you invest.

           Our Board is not making a recommendation regarding your exercise of the Subscription Rights. You should carefully consider whether to exercise your Subscription Rights before the expiration date. You may not revoke or revise any exercises of Subscription Rights once made.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 20

i

ABOUT THIS PROSPECTUS

        The registration statement, of which this prospectus forms a part, that we have filed with the Securities and Exchange Commission (the "SEC") includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading "Where You Can Find More Information" before making your investment decision.

        You should rely only on the information contained in this prospectus and any applicable prospectus supplements. Neither we, nor the Subscription Agent or Information Agent, has authorized anyone to provide information different from that contained in this prospectus and the documents incorporated by reference herein.

        The information contained in this prospectus or in any prospectus supplement is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of securities.

        This prospectus is not an offer to sell or solicitation of an offer to buy securities in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful.

        Unless the context indicates otherwise, the terms "IEA," "Company," "we," "us," and "our" refer to Infrastructure and Energy Alternatives, Inc., a Delaware corporation. The term "Ares" refers to Ares Management LLC, on behalf of its affiliated funds, investment vehicles and/or managed accounts, "ASSF IV" refers to Ares Special Situations Fund IV, L.P. and "ASOF Holdings" refers to ASOF Holdings I, L.P. The term "OT POF" refers to OT POF IEA Preferred B Aggregator, L.P. and the term "Oaktree Power III" refers to Oaktree Power Opportunities Fund II Delaware, L.P., each of which are funds managed by Oaktree Capital Management ("Oaktree"). "IEA LLC" refers to Infrastructure and Energy Alternatives, LLC, a Delaware limited liability company owned by Oaktree.

 PROSPECTUS SUMMARY

        This summary contains basic information about us and this Rights Offering. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. Before you decide to invest in our securities, you should read this entire prospectus carefully, including the section entitled "Risk Factors" on page 28 and the exhibits filed as part of the registration statement.

Our Business

        We are a leading diversified infrastructure construction company with specialized energy and heavy civil expertise throughout the United States. We specialize in providing complete engineering, procurement and construction ("EPC") services throughout the United States ("U.S.") for the renewable energy, traditional power and civil infrastructure industries. These services include the design, site development, construction, installation and restoration of infrastructure. Although we have historically focused on the wind industry, our recent acquisitions have expanded our construction capabilities and geographic footprint in the areas of renewables, environmental remediation, industrial maintenance, specialty paving, heavy civil and rail infrastructure construction, creating a diverse national platform of specialty construction capabilities.

Recent Transactions

Third Equity Commitment Agreement

        On November 14, 2019, we completed the transactions contemplated by the Third Equity Commitment Agreement and issued and sold 80,000 shares of Series B-3 Preferred Stock and warrants to purchase 3,568,750 shares of Common Stock (the "Third ECA Warrants") for an aggregate purchase price of $80.0 million.

Preferred Stock Exchange Agreement

        On November 14, 2019, we completed the transactions contemplated by the Preferred Stock Exchange Agreement (the "Preferred Exchange Agreement"), and 50% of the total issued and outstanding Series A Preferred Stock, par value $0.0001 per share (the "Series A Preferred Stock") held by Infrastructure and Energy Alternatives, LLC ("IEA LLC"), was exchanged for 19,123.87 shares of Series B-3 Preferred Stock and warrants to purchase 657,383 shares of Common Stock (the "Preferred Exchange Agreement Warrants").

Rights Offering Agreement

        On October 29, 2019, we entered into the Rights Offering Agreement (the "Rights Agreement"). Pursuant to the Rights Agreement, we agreed to conduct a rights offering and to distribute a transferrable right, but not the obligation, to purchase Series B-3 Preferred Stock and warrants to purchase Common Stock to the holders of our outstanding Common Stock. On January 27, 2020, we entered into the First Amendment to Rights Agreement to amend certain terms and conditions of the Rights Offering. This Rights Offering is being made pursuant to the Rights Agreement.

Second Equity Commitment Agreement

        On August 30, 2019, we completed the transactions contemplated by the Second Equity Commitment Agreement (the "Second Equity Commitment Agreement"), and issued and sold 50,000 shares of Series B-2 Preferred Stock (the "Series B-2 Preferred Stock") and warrants to purchase 900,000 shares of Common Stock ("Second ECA Warrants") for an aggregate purchase price of $50.0 million.

First Equity Commitment Agreement

        On May 20, 2019, we entered into the Amended and Restated Equity Commitment Agreement (the "First Equity Commitment Agreement"). Pursuant to the First Equity Commitment Agreement, we issued and sold on May 20, 2019, 50,000 shares of Series B-1 Preferred Stock (the "Series B-1 Preferred Stock") and warrants to purchase 2,545,934 shares of Common Stock (the "First ECA Warrants") for an aggregate purchase price of $50.0 million.

Third Amended and Restated Credit Agreement

        On May 20, 2019, the Third Amended and Restated Credit and Guarantee Agreement, dated May 20, 2019 (the "Third A&R Credit Agreement") became effective. Please see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Sources and Uses of Cash—Third A&R Credit Agreement."

Series A Preferred Stock

        On May 20, 2019, we adopted an Amended and Restated Certificate of Designations of Series A Preferred Stock (the "Series A Certificate") which, among other things, permits us to accrue dividends and increase the stated value on the Series A Preferred Stock in lieu of paying cash dividends. Please see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Sources and Uses of Cash—Series A Preferred Stock."

        For a description of our outstanding securities following the transactions described above, please see "Description of Securities—Description of Existing Securities."

Summary Risk Factors

        You should carefully consider the risks described under "Risk Factors" beginning on page 28 of this prospectus, as well as other information included in this prospectus, including our financial statements and the notes thereto, before making a decision to transfer Subscription Rights, purchase Subscription Rights through a transfer, or exercise Subscription Rights to acquire Series B-3 Preferred Stock and Warrants. In particular, these risks include, but are not limited to:

  •
  General risks related to the Company; our Industry and our Customers' Industries; and our capital structure; and

  •
  Risks related to the Rights Offering, including that:

  •
  Your interest in the Company may be diluted as a result of this Rights Offering.

  •
  The Rights Offering may cause the trading price of our Common Stock to decrease.

  •
  If we terminated this offering for any reason, we will have no obligation other than to return subscription monies.

  •
  The Subscription Price determined for this offering is not an indication of the fair value of the Series B-3 Preferred Stock, Warrants or our Common Stock.

  •
  If you do not act on a timely basis and follow subscription instructions, your exercise of Subscription Rights may be rejected.

  •
  The amount of Units that you may ultimately be allocated is uncertain.

  •
  If you make payment of the Subscription Price by personal check, your check may not clear in sufficient time to enable you to purchase shares of Series B-3 Preferred Stock and Warrants in this Rights Offering.

    •
    Although the Subscription Rights are transferrable, there may not be a trading market for the Subscription Rights, and the transfer of Subscription Rights may be limited and difficult.

    •
    If you purchase Subscription Rights from a transferor, we cannot assure you that you will be able to exercise the Subscription Rights prior to the expiration of the Offering Period or at all.

    •
    The receipt of Subscription Rights may be treated as a taxable distribution to you.

    •
    There is no public market for the Warrants.

    •
    If you exercise your Warrants on a "cashless basis," you may receive fewer shares of Common Stock from such exercise than if you were to exercise such Warrants for cash.

    •
    There is no public market for the Series B-3 Preferred Stock, and you may be required to hold the Series B-3 Preferred Stock for an indefinite period of time.

    •
    As a holder of Series B-3 Preferred Stock, you have extremely limited voting rights.

    •
    Any consent rights under the Series B-3 Preferred Stock will be exercised by Ares.

    •
    The Series B-3 Preferred Stock ranks senior to our Series A Preferred Stock and Common Stock but junior to all of our existing and future indebtedness in the event of a liquidation, winding up or dissolution of our business.

    •
    Your rights as a holder of Series B-3 Preferred Stock are primarily those set forth in the terms of the Series B-3 Certificate, and our Board may prefer the interests of the holders of our Common Stock if they differ from those of the holders of the Series B-3 Preferred Stock.

    •
    Dividends may be paid only out of legally available funds as determined under Delaware General Corporation Law and our ability to pay dividends in the future will depend upon our financial results, liquidity and financial and financial condition.

    •
    The Rights Offering could impair or limit our net operating loss carry forwards.

    •
    Since the Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

        If any of the risks below were to occur, our business, financial condition, results of operations, profitability, cash flows and growth prospects could be adversely impacted, and you could lose all or a part of your investment.

Implications of Being an Emerging Growth Company

        Based on our revenue of $940.8 million for the nine months ended September 30, 2019, we expect to have lost "emerging growth company" status (as defined in the Jumpstart Our Business Startups Act (the "JOBS Act")) as of December 31, 2019, because our annual gross revenues will exceed the $1.07 billion limitation for qualifying as an emerging growth company. For as long as a company is deemed to be an "emerging growth company," it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. Among other things, while we were an emerging growth company, we were not required to provide an auditor attestation report on the assessment of the internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002. Section 107 of the JOBS Act also provides that an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We elected to take advantage of the extended transition period and other reduced reporting obligations. Accordingly, our financial statements while we were an emerging growth company may therefore not be comparable to those of companies that complied with such new or revised accounting standards.

Company Information

        We were incorporated in the State of Delaware on August 4, 2015 under the name M III Acquisition Corp. ("M III") as a special purpose acquisition company formed for the purposes of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On March 26, 2018, M III consummated a merger (the "Merger") pursuant to an Agreement and Plan of Merger, dated as of November 3, 2017, as amended (the "Merger Agreement"). As part of the Merger, the name of "M III Acquisition Corp." was changed to "Infrastructure and Energy Alternatives, Inc."

        Our principal executive offices are located at 6325 Digital Way, Suite 460, Indianapolis, Indiana 46278 and our telephone number is (765) 828-2580. Our website address is www.iea.net. The information contained on our website is not incorporated by reference into, and does not form any part of, this prospectus.

 Summary of the Rights Offering

        This summary highlights information presented in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all the information you should consider before investing in our securities. You should carefully read this entire prospectus before investing in our securities including "Risk Factors" and the financial statements and the related notes thereto appearing in this prospectus.

Issuer	Infrastructure and Energy Alternatives, Inc.
Rights Offering

We are distributing to holders of our Common Stock, other than Excluded Stockholders, at no charge, transferable Subscription Rights to purchase Units (such rights will be transferable in minimum denominations of 50 as described herein). In the Rights Offering, you will receive one Subscription Right for one Unit for every share of Common Stock owned at the Record Date. Each Unit consists of one share of Series B-3 Preferred Stock and 34.375 Warrants (subject to rounding at settlement). Each share of Series B-3 Preferred Stock has the terms and conditions further described herein. Each Warrant will be exercisable for one share of our Common Stock at a price of $0.0001 per share from the date of issuance. The Series B-3 Preferred Stock and the Warrants comprising the Units will be issued separately at settlement of the Rights Offering but may only be purchased as a Unit.

Each Subscription Right will consists of a Basic Subscription Right, Minimum Subscription Privilege and an Over-Subscription Privilege.
Excluded Stockholders

ASSF IV and ASOF Holdings (together, the "Ares Commitment Parties"), each a fund affiliated with Ares, OT POF and Oaktree Power III, funds managed by Oaktree, and IEA LLC, an entity owned by Oaktree, and each of their director designees, and our executive officers, as well as any related party of the foregoing are excluded from participating in the Rights Offering, except to the extent that funds affiliated with Ares and Oaktree act as Backstop Parties. Please see "The Rights Offering—Backstop Commitment."

Shareholder Approval

Our ability to conduct the Rights Offering was subject to shareholder approval. On December 9, 2019, we filed a proxy statement with the Securities and Exchange Commission seeking, among other things, shareholder approval of this Rights Offering, including the issuance of Series B-3 Preferred Stock and Warrants. On January 21, 2020, shareholders approved the Rights Offering, including the issuance of the Series B-3 Preferred Stock and Warrants. Please see "The Rights Offering—Stockholder Approval."

Size of Offering	15,000 Units.
Subscription Price	$1,000.00 per Unit.
Record Date	5:00 p.m., Eastern Time, on January 27, 2020.

Expiration Date

The Subscription Rights will expire at 5:00 p.m., Eastern Time, on March 2, 2020, subject to our right to extend (but not beyond March 13, 2020) or earlier terminate the Rights Offering as described elsewhere in this prospectus.

Minimum Subscription Requirement; Minimum Subscription Privilege

There is a minimum subscription amount of $50,000 per holder (the "Minimum Subscription Requirement"). If the Minimum Subscription Requirement is greater than the amount of Units that you could purchase based on the Basic Subscription Rights distributed to you, you will nevertheless be permitted to subscribe for $50,000 of Units (the "Minimum Subscription Privilege"), subject to proration and the limitations described elsewhere in this prospectus.

There is no minimum aggregate subscription requirement in order for us to complete the Rights Offering.
Over-Subscription Privilege

If you exercise your Minimum Subscription Privilege or your Basic Subscription Rights in full, you may also choose to purchase a portion of any Units that are not purchased by our other stockholders through the exercise of their Basic Subscription Rights and Minimum Subscription Privileges, subject to proration and the Maximum Subscription Limitation.

Maximum Subscription Limitation

The maximum number of Units that you purchase through exercising your Basic Subscription Rights, Minimum Subscription Privilege and Over-Subscription Privileges is 2,250 Units, or $2.25 million in the aggregate (the "Maximum Subscription Limitation").

Procedure for Exercising Subscription Rights

To exercise your Subscription Rights, you must take the following steps: If you are a record holder of our Common Stock as of the Record Date, you must deliver payment and a properly completed Rights Certificate to the Subscription Agent to be received before 5:00 p.m., Eastern Time, on March 2, 2020. You may deliver the documents and payments by first class mail or courier service. If you use first class mail for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

If as of the Record Date you are a beneficial owner of Common Stock that is registered in the name of a broker, dealer, bank or other nominee, you should instruct your broker, dealer, bank or other nominee to exercise your Subscription Rights on your behalf. Please follow the instructions of your nominee, who may require that you meet a deadline earlier than 5:00 p.m., Eastern Time, on March 2, 2020.

Series B-3 Preferred Stock	The Series B-3 Preferred Stock has a stated value equal to the sum of (i) $1,000 (as adjusted), plus (ii) the amount of accumulated but unpaid dividends compounded and accrued.

No dividends shall be paid on any shares of Series B-3 Preferred Stock except as, if and when declared by our Board. To the extent not prohibited by applicable law, dividends shall be declared and paid in cash quarterly in arrears on each March 31, June 30, September 30 and December 31 on the stated value at a rates of 13.5% per annum (or 12% in the event our Total Net Leverage Ratio (as defined in the Certificate of Designations governing the Series B-3 Preferred Stock (the "Series B-3 Certificate")) is less than or equal to 1.50 to 1.00). If not paid in cash, dividends will accrue on the stated value and will increase the stated value on and effective of the applicable dividend date without any further action by the Board at a rate of 15% per annum. Holders who exercise their Subscription Rights and receive shares of Series B-3 Preferred Stock will receive a partial dividend with respect to the dividend period ended March 31, 2020, computed on the basis of the actual number of days elapsed during the period during which the Series B-3 Preferred Stock issued in the Rights Offering was outstanding over a 360-day year.

The Series B-3 Preferred Stock ranks equal in right of payment with the Series B-1 Preferred Stock and Series B-2 Preferred Stock, and senior to the Series A Preferred Stock and Common Stock. For additional descriptions of the terms and conditions of the Series B-3 Preferred Stock, including upon liquidation, voting rights, consent rights, redemption and conversion provisions, please see "Questions and Answers Relating to the Rights Offering—What are the Material Terms of the Series B-3 Preferred Stock?" and "Description of Securities."

Warrants

Each Warrant entitles the holder to purchase one share of our Common Stock at an exercise price of $0.0001 per share (the "Exercise Price"). The Warrants will be exercisable for cash, or, during any period when a registration statement for the exercise of the Warrants is not in effect, on a cashless basis or pursuant to an applicable exemption, at any time and from time to time after the date of issuance. The number of shares of Common Stock issuable upon exercise of the Warrants adjust for dividends, subdivisions or combinations of our Common Stock; cash distributions or other distributions; reorganization, reclassification, consolidation or merger; and spin-offs. The number of Warrants to be issued at settlement will be rounded down to the nearest whole number.

Transferability of Subscription Rights

The Subscription Rights will be transferrable, but we do not intend to list them for trading. Accordingly, your ability to transfer the rights will be limited and you will be responsible for locating a transferee. We cannot give you any assurance that a market for the Subscription Rights will develop or, if a market does develop, as to how long it will continue prior to the expiration of the Rights Offering or at what price the Subscription Rights will trade. If you are a holder of record, you may transfer the Subscription Rights evidenced by a single rights certificate by completing the transfer instructions in accordance with the instructions on your Rights Certificate. If you are a beneficial owner of Common Stock that is registered in the name of a broker, dealer, bank or other nominee, you will need to coordinate a transfer through your broker, dealer, bank or other nominee. Please see "Risk Factors—Although the Subscription Rights are transferrable, there may not be a trading market for the Subscription Rights, and the transfer of Subscription Rights may be limited and difficult" and "Risk Factors—If you purchase Subscription Rights from a transferor, we cannot assure you that you will be able to exercise the Subscription Rights prior to the expiration of the offering."

You may only transfer Subscription Rights in minimum denominations of 50. The Minimum Subscription Requirement continues to apply to the balance of Subscription Rights not transferred, as well as Subscription Rights acquired in a transfer. Accordingly, if you are transferring your Subscription Rights, you should ensure that you continue to hold a sufficient number of Subscription Rights to exercise the Minimum Subscription Requirement, and if you acquire Subscription Rights through a transfer, you should ensure you obtain at least the number of Subscription Rights to exercise the Minimum Subscription Requirement. We have the right to reject subscriptions for less than the Minimum Subscription Requirement, including as a result of a transfer.

Transferability of Warrants

The Warrants will be separately transferable following their issuance. There is currently no established trading market for our Warrants, and we do not intend to list the Warrants for trading or quotation on any exchange. Accordingly, your ability to transfer the Warrants will be limited and you will be responsible for locating a transferee. We cannot give you any assurance that a market for the Warrants will develop or, if a market does develop, as to how long it will continue or at what prices the Warrants will trade. Therefore, we cannot assure you that you will be able to sell any of your Warrants or as to the value you may receive in a sale. Please see "Risk Factors—There is no public market for the Warrants."

Transferability of Series B-3 Preferred Stock

The Series B-3 Preferred Stock will be separately transferrable following their issuance, subject to certain limitations set forth in the Series B-3 Certificate. There is currently no established trading market for shares of our Series B-3 Preferred Stock, and we do not intend to list the Series B-3 Preferred Stock for trading or quotation on any exchanges. Accordingly, your ability to transfer the Series B-3 Preferred Stock will be limited and you will be responsible for locating a transferee. We cannot give you any assurance that a market for our Series B-3 Preferred Stock will develop or, if a market does develop, as to how long it will continue or at what prices shares of our Series B-3 Preferred Stock will trade. Therefore, we cannot assure you that you will be able to sell any of your Series B-3 Preferred Stock or as to the value you may receive in a sale. You should only exercise your Subscription Rights if you can hold the Series B-3 Preferred Stock for an indefinite period of time. Please see "Risk Factors—There is no public market for the Series B-3 Preferred Stock, and you may be required to hold the Series B-3 Preferred Stock for an indefinite amount of time."

Fractional Interests

We will not issue fractional Subscription Rights, or Subscription Rights for fractional Units in the Offering. We will also only issue a whole number of shares of Series B-3 Preferred Stock upon settlement of the Units, and a whole number of Warrants upon settlement of the Units. Accordingly, you may receive less than 34.375 Warrants per Unit.

Backstop Commitment

The Backstop Parties have agreed to purchase in the Backstop Commitment up to $15.0 million of shares of Series B-3 Preferred Stock and Warrants, to the extent the shares of Series B-3 Preferred Stock and Warrants are not purchased in the Rights Offering. All shares of Series B-3 Preferred Stock and Warrants sold in the Backstop Commitment, if any, will be at the same price and on the same terms as the purchasers in the Rights Offering.

The Third Equity Commitment Agreement provides that ASSF IV and ASOF Holdings will purchase up to an aggregate of $7.5 million, and OT POF will purchase up to an aggregate of $7.5 million pursuant to the Backstop Commitment. Under the terms of the Third Equity Commitment Agreement, the transactions contemplated by the Backstop Commitment are to close within 180 days following the closing of the transactions contemplated by the Third Equity Commitment Agreement, subject to consummation of the Rights Offering prior to the end of such 180 days, or such other date as mutually agreed by Backstop Parties and us. In exchange for the Backstop Commitment, we are obligated to pay commitment fees of $375,000 and duration fees of up to $562,500 in the aggregate. The duration fees are payable on any committed but uninvested amounts on the 45th day, 90th day and 180th day following November 14, 2019 in the amount of $150,000, $187,500 and $225,000, respectively. For further information regarding the Backstop Commitment and our obligations thereunder, see "The Rights Offering—The Backstop Commitment."

No Board Recommendation

Our Board is not making a recommendation regarding your exercise of the Subscription Rights. You are urged to make your decision to invest based on your own assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information in this prospectus and other information relevant to your circumstances. Please see "Risk Factors."

No Revocation

You may not withdraw your exercise of your Subscription Rights. Unless our Board cancels or terminates the Rights Offering, all exercises of Subscription Rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your Subscription Rights. You should not exercise your Subscription Rights unless you are certain that you wish to purchase Units at a price per share of $1,000.00 per Unit in an aggregate amount at least equal to Minimum Subscription Requirement.

Use of Proceeds

Assuming that all Units are subscribed for in this Rights Offering, we estimate that the net proceeds to us from the Rights Offering will be approximately $14.5 million, after deducting expenses relating to this offering payable by us estimated at approximately $500,000, but excluding any proceeds received upon exercise of any Warrants. We are required by the terms of the Third Equity Commitment Agreement to use the net proceeds from the Rights Offering exclusively to repay term loan ("Term Loan") borrowings under our Third A&R Credit Agreement. See "Use of Proceeds."

Material U.S. Federal Income Tax Consequences

For U.S. federal income tax purposes, we do not believe you should recognize income or loss upon receipt or exercise of a Subscription Right. You should consult your own tax advisor as to the tax consequences of the Rights Offering in light of your particular circumstances. See "Material U.S. Federal Income Tax Consequences."

Extension and Termination

We may extend the Rights Offering for additional time in our sole discretion; provided that in no event shall such extensions extend beyond March 13, 2020. Our Board, subject to any required approval of the Special Committee, may for any reason terminate the Rights Offering at any time before the expiration of the Rights Offering.

Amendment to Rights Offering	Subject to any required approval of the Special Committee, we may amend or modify the terms of the Rights Offering.
Subscription and Information Agent Questions

If you have any questions about the Rights Offering, please contact the Information Agent, Morrow Sodali LLC, 470 West Avenue—3rd Floor, Stamford, CT 06902, or toll free at (800) 662-5200, or the Subscription Agent, Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004, (917), 262-2378 or reorg+IEA@continentalstock.com.

Market for Common Stock

Our Common Stock is listed on NASDAQ under the symbol "IEA." There is no public trading market for the Subscription Rights, Series B-3 Preferred Stock or Warrants, and we do not expect to list them for trading on NASDAQ or any other securities exchange or market.

Risk Factors

If you are considering making an investment by exercising Subscription Rights in the Rights Offering, you should carefully read the risks and other information set forth in this prospectus in the section entitled "Risk Factors" beginning on page 28 of this prospectus.

 QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

        The following are examples of what we anticipate will be common questions about this Rights Offering. The answers are based on selected information included elsewhere in this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This prospectus contains more detailed descriptions of the terms and conditions of the Rights Offering and provides additional information about us and our business, including potential risks related to the Rights Offering, the securities offered hereby, and our business. We urge you to read this entire prospectus as well as the exhibits to the registration statement for which this prospectus forms a part.

Why are we conducting the Rights Offering?

        As a condition to the recommendation of the Special Committee of the Board for us to enter into the Third Equity Commitment Agreement, the Special Committee required us to enter into the Rights Agreement with ASSF IV, ASOF Holdings, IEA LLC, OT POF and Oaktree Power III. The Rights Agreement provides that we will conduct a rights offering whereby the holders of our outstanding Common Stock (excluding ASSF IV, ASOF Holdings, Oaktree Power III, OT POF and IEA LLC, and each of their director designees, our officers and any related party of any of the foregoing) will receive a transferable right, but not the obligation, to purchase shares of Series B-3 Preferred Stock and associated Warrants. The Rights Agreement requires the rights offering to be subject to a maximum participation of 15,000 shares of Series B-3 Preferred Stock and 515,625 Warrants, an individual investment minimum of $50,000 (and a right to participate at the minimum investment subject to pro rata reduction), and maximum of $2.25 million. The Rights Agreement also specifies that Warrants will be issued under the Rights Offering at a rate of 5.5 Warrants per $160.00 in stated value of Series B-3 Preferred Stock.

        The Rights Agreement was approved by the Special Committee consisting entirely of disinterested directors and, upon recommendation of such Special Committee, by the full Board. On January 27, 2020, with approval of the Special Committee, we entered into the First Amendment to Rights Agreement to amend certain terms and conditions of the Rights Offering.

What is the Rights Offering?

        We are distributing to holders of our Common Stock, other than Excluded Stockholders, at no charge, transferable Subscription Rights to purchase Units. The Subscription Rights will be transferable in minimum denominations of 50. Each Unit consists of one share of Series B-3 Preferred Stock and 34.375 Warrants (subject to rounding at settlement). Each share of Series B-3 Preferred Stock has the terms and conditions further described herein. Each Warrant will be exercisable for one share of our Common Stock at a price of $0.0001 per share from the date of issuance. Subject to applicable securities laws, Warrants will be exercisable for cash, or, during any period when a registration statement for the exercise of the Warrants is not in effect, on a cashless basis or pursuant to an applicable exemption, at any time and from time to time after the date of issuance. You will receive one Subscription Right for every share of Common Stock that you owned as of 5:00 p.m., Eastern Time, on January 27, 2020, the Record Date. Each Subscription Right entitles the record holder to a Basic Subscription Right, the Minimum Subscription Privilege and an Over-Subscription Privilege. The Subscription Rights will expire at 5:00 p.m., Eastern Time, on March 2, 2020, subject to our right to extend (but not beyond March 13, 2020) or earlier terminate the Rights Offering as described elsewhere in this prospectus. The Series B-3 Preferred Stock and the Warrants comprising the Units will be issued separately at settlement of the Rights Offering but may only be purchased as a Unit.

        There is no public trading market for the Subscription Rights, the Series B-3 Preferred Stock or the Warrants and we do not intend to list them for trading on NASDAQ or any other securities exchange or market, although they will be transferrable under the terms stated herein. Accordingly, your ability to transfer Subscription Rights, Series B-3 Preferred Stock and Warrants will be limited. The Common Stock to be issued upon the exercise of the Warrants or the conversion of the Series B-3 Preferred Stock, if any, like our existing shares of Common Stock, will be traded on the NASDAQ under the symbol "IEA."

Who are the Excluded Stockholders?

        ASSF IV, ASOF Holdings, IEA LLC, OT POF and Oaktree Power III are excluded from participating in the Rights Offering. Additionally, each of the director designees of the foregoing are excluded from participating in the Rights Offering. As of the date of this prospectus, the only director designees of the foregoing are:

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  Peter Jonna, a director designee of Oaktree Power III.

        Additionally, our executive officers are excluded from participating in the Rights Offering. As of the date of this prospectus, our executive officers are:

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  J.P. Roehm, our President and Chief Executive Officer;

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  Andrew D. Layman, our Chief Financial Officer;

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  Chris Hanson, our Executive Vice President of Wind Operations;

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  Bharat Shah, our Chief Accounting Officer;

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  Brian Hummer, our Senior Vice President, Operations;

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  Michael Stoecker, our Chief Operating Officer; and

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  Gil Melman, our Vice President, Corporate Secretary, General Counsel and Chief Compliance Officer.

        Additionally, any "Related Party" of the foregoing is excluded from participating in the Rights Offering. A "Related Party," for purposes of the Rights Offering, means, with respect to any Person, (a) any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager or stockholder of such Person and (b) any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager or stockholder of any of the foregoing.

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  A "Person" means an individual, firm, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, association, trust, Governmental Entity or other entity or organization.

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  An "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, Controls or is Controlled by or is under common Control with such Person. "Affiliated" has a correlative meaning.

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  "Control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or agency or otherwise. "Controlled" has a correlative meaning.

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  A "Governmental Entity" means any applicable nation, state, county, city, town, village, district or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), stock exchange, multi-national organization or body, or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or Taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

        As of the date of this prospectus, we do not believe there are any Related Parties that will hold Common Stock as of the Record Date.

What approvals are required for the Rights Offering?

        Our ability to conduct the Rights Offering was subject to shareholder approval. On December 9, 2019, we filed a proxy statement with the SEC relating to a Special Meeting (the "Special Meeting") that, among other things, sought shareholder approval of this Rights Offering, including the issuance of Series B-3 Preferred Stock and Warrants. On January 21, 2020, the Special Meeting was held and shareholders approved the Rights Offering, including the issuance of the Series B-3 Preferred Stock and Warrants. Please see "The Rights Offering—Stockholder Approval."

What are the Basic Subscription Rights?

        For every share of Common Stock you owned as of the Record Date, you will receive one Basic Subscription Right, which gives you the opportunity to purchase one Unit, each Unit consisting of one share of Series B-3 Preferred Stock and 34.375 Warrants, at a price of $1,000.00 per Unit. For example, if you owned 100 shares of Common Stock as of the Record Date, you will receive Subscription Rights for 100 Units, which will entitle you to purchase 100 shares of our Series B-3 Preferred Stock and 3,437.5 Warrants (subject to rounding at settlement) to purchase shares of our Common Stock for $1,000.00 per Unit (or a total payment of $100,000.00). Subject to the Minimum Subscription Requirement, you may exercise all or a portion of your Basic Subscription Rights or you may choose not to exercise any Basic Subscription Rights at all.

        If you are a record holder of our Common Stock, the number of Units you may purchase pursuant to your Basic Subscription Rights is indicated on the enclosed Rights Certificate. If you hold your shares of Common Stock in the name of a broker, dealer, bank or other nominee who uses the services of the Depository Trust Company ("DTC"), you will not receive a Rights Certificate. Instead, DTC will issue one Subscription Right to your nominee record holder for each share of our Common Stock that you beneficially own as of the Record Date. If you are not contacted by your nominee, you should contact your nominee as soon as possible.

Is there Minimum Subscription Requirement?

        Yes.    There is a Minimum Subscription Requirement of $50,000.00 per subscriber. There is no minimum aggregate subscription amount for the Rights Offering to be complete.

What is the Minimum Subscription Privilege?

        As described above, the Rights Offering has a Minimum Subscription Requirement per subscriber of $50,000.00. To the extent that you own less than 50 shares of Common Stock on the Record Date and are not an Excluded Stockholder, you would otherwise be distributed Subscription Rights that would not allow you to subscribe at the Minimum Subscription Requirement. In order to permit such stockholders to participate in the Rights Offering, each Subscription Right will contain a Minimum Subscription Privilege, which will permit each holder of Common Stock as of the Record Date to purchase $50,000.00 of Units, subject to proration and the limitations described elsewhere in this prospectus. To the extent you are a holder who is initially distributed Subscription Rights for less than the Minimum Subscription Requirement and you wish to participate in the Rights Offering, you must exercise your Minimum Subscription Privilege in order to participate in the Rights Offering. To properly exercise your Minimum Subscription Privilege, you must deliver the subscription payment related to your Minimum Subscription Privilege before the Rights Offering expires. If you do not exercise your Minimum Subscription Privilege and your Basic Right is for less than $50,000.00 of Units, you will be treated as not subscribing for Units.

What is the Over-Subscription Privilege?

        If you exercise your Minimum Subscription Privilege or your Basic Subscription Rights in full, you may also choose to exercise your Over-Subscription Privilege to purchase a portion of any Units that are not purchased by other subscribers and remain available under the Rights Offering, subject to the Maximum Subscription Limitation. You should indicate on your Rights Certificate, or the form provided by your nominee if your shares are held in the name of a nominee, how many additional Units you would like to purchase pursuant to your Over-Subscription Privilege (your "Over-Subscription Request"). If you do not exercise your Minimum Subscription Privilege or Basic Subscription Rights in full, you will not be entitled to exercise your Over-Subscription Privilege.

        To properly exercise your Over-Subscription Privilege, you must deliver the subscription payment related to your Over-Subscription Privilege before the Rights Offering expires. Because we will not know the total number of unsubscribed Units before the expiration of the Rights Offering, if you wish to maximize the number of Units you purchase pursuant to your Over-Subscription Privilege, you will need to deliver payment in an amount equal to the aggregate Subscription Price for the maximum number of Units you would like to purchase. To the extent you properly exercise your Over-Subscription Privilege for an amount of Units that exceeds the number of unsubscribed Units available to you, any excess subscription payments will be returned to you as soon as practicable after the Rights Offering has expired, without interest or deduction and all pro rating allocations have been made.

        Subject to stock ownership limitations, if sufficient Units are available, we will seek to honor your Over-Subscription Request in full.

Are there any limits on the number of Units I may purchase in the Rights Offering?

        Yes.    In addition to reductions based on an over-subscription of the Rights Offering, the maximum number of Units that you may purchase through exercising your Basic Subscription Rights, Minimum Subscription Privilege and Over-Subscription Privilege is 2,250 Units, or $2.25 million in the aggregate.

May the Subscription Rights that I exercise be reduced for any reason?

        Yes, while we are distributing to holders of our Common Stock (other than Excluded Stockholders) one Subscription Right for every share of Common Stock owned on the Record Date, we are only accepting subscriptions for 15,000 Units in this Rights Offering. As a result, based on 22,258,999 shares of Common Stock outstanding as of January 27, 2020, the Record Date (but excluding Excluded Stockholders that are registered holders), we would grant Subscription Rights to acquire 11,945,499 Units but will only accept subscriptions for 15,000 Units. Accordingly, sufficient Units may not be available to honor your subscription in full.

        If aggregate exercises of Basic Subscription Rights, Minimum Subscription Privileges and Over-Subscription Privileges do not exceed 15,000 Units in the aggregate, then you will be allocated the number of Units for which you have subscribed pursuant to your Basic Subscription Rights, Minimum Subscription Privileges and Over-Subscription Privileges (subject to the Maximum Subscription Limitation).

        If aggregate exercises of Basic Subscription Rights and Minimum Subscription Privileges do not exceed 15,000 Units, but aggregate exercises of Over-Subscription Privileges would cause the aggregate number of Units subscribed for to exceed 15,000 Units, then you will be allocated the number of Units for which you have exercised your Basic Subscription Rights and Minimum Subscription Privileges (subject to the Maximum Subscription Limitation). Following such allocation, the Over-Subscription Requests will be partially honored and we will allocate the remaining number of Units up to the aggregate offering size of 15,000 Units pro-rata among the subscribers exercising their Over-Subscription Privilege based on the number of Units subscribed by such holders under their Basic Subscription Rights and Minimum Subscription Privileges. If this pro-rata allocation results in any subscriber receiving a greater number of Units than the subscriber subscribed for pursuant to the exercise of the Over-Subscription Privilege (or is otherwise limited by the Maximum Subscription Limitation), then such subscriber will be allocated only that number of Units for which the subscriber made an Oversubscription Request (or for which such subscriber is otherwise limited by the Maximum Subscription Limitation).

        If aggregate exercises of Basic Subscription Rights and Minimum Subscription Privileges exceed 15,000 Units, Over-Subscription Requests will not be honored due to the maximum aggregate offering size of 15,000 Units. Units subscribed for in the Basic Subscription Rights and Minimum Subscription Privileges will be reduced on a pro rata basis (but not below one Unit) based on the number of Units subscribed for by such holders under their Basic Subscription Rights and Minimum Subscription Privileges until the aggregate offering size is reduced to 15,000 Units. For any reduction under this paragraph, the Minimum Subscription Requirement shall no longer apply.

        If for any reason the amount of Units allocated to you is less than you have subscribed for, then the excess funds will be returned to you, without interest, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

        Continental Stock Transfer & Trust Company, our Subscription Agent for the Rights Offering, will determine the allocation based on the formula described above.

Will there be a backstop to the Rights Offering or other guarantee that it will be sufficiently subscribed?

        Yes.    The Backstop Parties have agreed in the Backstop Commitment to purchase up to $15.0 million of shares of Series B-3 Preferred Stock and Warrants, to the extent the shares of Series B-3 Preferred Stock and Warrants are not purchased in the Rights Offering. All shares of Series B-3 Preferred Stock and Warrants sold in the Backstop Commitment, if any, will be at the same price and on the same terms as the purchasers in the Rights Offering.

        The Third Equity Commitment Agreement provides that ASSF IV and ASOF Holdings will purchase up to an aggregate of $7.5 million, and OT POF will purchase up to an aggregate of $7.5 million pursuant to the Backstop Commitment. Under the terms of the Third Equity Commitment Agreement, the transactions contemplated by the Backstop Commitment are to close within 180 days following the closing of the transactions contemplated by the Third Equity Commitment Agreement, subject to consummation of the Rights Offering prior to the end of such 180 days, or such other date as mutually agreed by Backstop Parties and us. In exchange for the Backstop Commitment, we are obligated to pay commitment fees of $375,000 and duration fees of up to $562,500 in the aggregate. The duration fees are payable on any committed but uninvested amounts on the 45th day, 90th day and 180th day following November 14, 2019 in the amount of $150,000, $187,500 and $225,000, respectively.

        The obligations of the Backstop Parties to consummate the Backstop Commitment are subject to the satisfaction or waiver of specified conditions as described in the Third Equity Commitment

Agreement. For further information regarding the Backstop Commitment and our obligations thereunder, see "The Rights Offering—The Backstop Commitment."

What are the summary terms of the Series B-3 Preferred Stock?

        The following section provides a summary of the terms and conditions of the Series B-3 Preferred Stock. For additional descriptions of the terms and conditions of the Series B-3 Preferred Stock, including upon liquidation, voting rights, consent rights, redemption and conversion provisions, please see "Description of Securities."

        General.    Pursuant to our Second Amended and Restated Certificate of Incorporation (our "Certificate of Incorporation"), we are authorized to issue up to 1,000,000 shares of preferred stock, par value $0.0001 per share (the "Preferred Stock"), with such designations, rights and preferences as may be determined from time to time by our Board without further stockholder approval. The Board created the Series B-3 Preferred Stock out of the authorized and unissued shares of Preferred Stock as a new class.

        Ranking.    The Series B-3 Preferred Stock ranks: (a) equally in right of payment with any class or series of capital stock that expressly ranks equally with the Series B-3 Preferred Stock, including the Series B-1 Preferred Stock, par value $0.0001 per share (the "Series B-1 Preferred Stock") and Series B-2 Preferred Stock, par value $0.0001 per share (the "Series B-2 Preferred Stock"), (b) senior in right of payment to junior stock, and (c) junior in right of payment to senior stock with respect to the payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs. Our Common Stock and Series A Preferred Stock are junior stock under the Series B-3 Certificate.

        Number.    The number of authorized shares of Series B-3 Preferred Stock is 130,000.

        Stated Value.    The Series B-3 Preferred Stock has a stated value (the "Stated Value") of an amount equal to the sum of (i) $1,000, as equitably adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction with respect to the Series B-3 Preferred Stock after the date of issuance of the Series B-3 Preferred Stock, plus (ii) the amount of accumulated but unpaid dividends compounded and accrued.

        Dividends.    No dividends shall be paid on any shares of Series B-3 Preferred Stock except as, if and when declared by the Board. Commencing from and after the applicable issue date of the Series B-3 Preferred Stock until redeemed, dividends accrue (daily on the basis of a 360-day year consisting of twelve 30-day periods except for partial periods) at the Accumulated Dividend Rate (as defined below) on the Stated Value, and increase the Stated Value of the Series B-3 Preferred Stock on and effective as of each of March 31, June 30, September 30 and December 31 through redemption (each, a "Dividend Date") without any further action by the Board; provided, that, to the extent not prohibited by applicable law, and only as, if and when declared by the Board, dividends will be declared and paid in cash at the Cash Dividend Rate (as defined below) on the Stated Value, and will be payable in cash quarterly in arrears on the applicable Dividend Date.

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  "Accumulated Dividend Rate" means 15% per annum; provided that from and after the occurrence of any Non-Payment Event or Default Event and until the cure, resolution or waiver of such Non-Payment Event or Default Event, as the case may be, the Accumulated Dividend Rate shall be the Accumulated Dividend Rate as otherwise determined plus 2% per annum.

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  "Cash Dividend Rate" means (i) with respect to any dividend period for which the Total Net Leverage Ratio is greater than 1.50 to 1.00, 13.5% per annum, and (ii) with respect to any dividend period for which the Total Net Leverage Ratio is less than or equal to 1.50 to 1.00, 12% per annum.

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  "Total Net Leverage Ratio" means, with respect to any dividend period, the "Total Net Leverage Ratio" (as defined under our Third A&R Credit Agreement, as in effect from time to time).

        Until the Series B-3 Preferred Stock is redeemed, neither we nor any of our subsidiaries shall declare, pay or set aside any dividends on shares of any other class or series of our capital stock or any of our subsidiaries, other than (i) dividends payable on (A) senior stock, (B) Series B-1 Preferred Stock, Series B-2 Preferred Stock, and under their respective certificates, (C) other parity stock except in accordance with the Series B-3 Certificate and (D) junior stock payable solely in the form of additional shares of junior stock, and (ii) dividends or distributions by a subsidiary; provided that we may pay cash dividends on the Series A Preferred Stock ("Class A Cash Dividends") if permitted by the terms of the Series B-1 Preferred Stock and Series B-2 Preferred Stock and either (x) no dividends have accumulated on any shares of Series B-3 Preferred Stock prior to or on the date such dividend is paid on the Series A Preferred Stock or (y) as of the date such dividend is paid on the Series A Preferred Stock, we have redeemed, in accordance with the Series B-3 Certificate, shares of Series B-3 Preferred Stock having a Stated Value that has been increased as a result of all Series B-3 Preferred Accumulated Dividends that have accumulated since the applicable issue of the Series B-3 Preferred Stock in respect of shares of Series B-3 Preferred Stock outstanding as of such date and we have paid a Series B-3 Preferred Cash Dividend for such dividend period with respect to any shares of Series B-3 Preferred Stock that remain outstanding.

        Holders who exercise their Subscription Rights and receive shares of Series B-3 Preferred Stock will receive a partial dividend with respect to the dividend period ended March 31, 2020, computed on the basis of the actual number of days elapsed during the period during which the Series B-3 Preferred Stock issued in the Rights Offering was outstanding over a 360-day year.

        Liquidation Event.    Subject to the rights of the holders of any senior stock or parity stock in connection therewith, upon any Liquidation Event (as defined below), each holder of Series B-3 Preferred Stock shall be entitled to be paid, out of our assets legally available therefor, before any distribution or payment out of our assets may be made to or set aside for the holders of any junior stock in connection with such Liquidation Event, an amount per share of Series B-3 Preferred Stock held by such holder equal to the sum of (i) the Stated Value plus (ii) all accumulated and unpaid dividends, if any, with respect to such share calculated through the day prior to such payment.

        A Liquidation Event means (i) effecting any liquidation, dissolution or winding, whether voluntary or involuntary, (ii) any voluntary or involuntary filing for bankruptcy, insolvency, receivership or any similar proceedings by or against us or any of our subsidiaries that holds, directly or indirectly, all or substantially all of our assets and our subsidiaries' assets on a consolidated basis, (iii) a receiver or trustee is appointed for all or substantially all of our assets and our subsidiaries' assets on a consolidated basis or (iv) we or any subsidiary that owns all or substantially all of our assets and our subsidiaries' assets on a consolidated basis makes an assignment for the benefit of its creditors.

        Voting Rights; As If Converted Voting.    Other than any voting rights provided by applicable law or as expressly provided by the Series B-3 Certificate, the holders of the Series B-3 Preferred Stock (in their capacities as such) do not have voting rights as shareholders. The Series B-3 Certificate provides that, from and after such time as the Conversion Conditions (as defined below) are satisfied, the shares of Series B Preferred Stock shall vote together with the holders of Common Stock on each matter submitted to a vote of the stockholders other than the election of directors. The number of votes for each share of Series B-3 Preferred Stock will equal the number of votes as if the Series B-3 Preferred Stock was converted into Common Stock under the terms of the Series B-3 Certificate; provided, however, that if the matter to be voted upon includes a matter under NASDAQ Rule 5635(a), (b), (c) or (d), each share of Series B-3 Preferred Stock will have a number of votes determined by dividing the Stated Value on the record date by the greater of the volume weighted average price ("VWAP") per share of Common Stock for the 30 consecutive trading days ending on the trading day immediately prior to the record date, and $2.83 (as adjusted for stock dividends, stock splits and other combinations and reclassifications).

        Consent Rights.    Until all of the Series B-3 Preferred Stock have been redeemed, we shall not, and shall cause our subsidiaries not to, directly or indirectly (whether by merger, consolidation, amendment of the Certificate or otherwise), without the prior written approval of Ares:

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  create, or authorize the creation of, or issue or obligate itself to issue any shares of senior stock, parity stock (except with respect to the transactions under the Preferred Exchange Agreement or Rights Offering, capital stock that votes with the Series B-3 Preferred Stock on matters requiring consent, or capital stock of a subsidiary;

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  reclassify, alter or amend any capital stock or the capital stock of our subsidiaries if such reclassification, alteration or amendment would render such other capital stock senior to or pari passu with the Series B-1 Preferred Stock, Series B-2 Preferred Stock or Series B-3 Preferred Stock;

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  enter into any agreement with respect to, or consummate, any merger, consolidation or similar transaction with any other person pursuant to which we or such subsidiary would not be the surviving entity, if as a result of such transaction, any capital stock or equity or equity-linked securities of such person would rank senior to or pari passu with the Series B-1 Preferred Stock, Series B-2 Preferred Stock or Series B-3 Preferred Stock;

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  assume, incur or guarantee, or authorize the creation, assumption, incurrence or guarantee of, any indebtedness for borrowed money (subject to certain exceptions);

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  authorize or consummate any Change of Control or Liquidation Event unless on or prior to the consummation of such Change of Control or Liquidation Event, all shares of Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock will be redeemed, paid or purchased in full in their respective certificate of designations;

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  alter, amend, supplement, restate, waive or otherwise modify any provision of the Series B-3 Certificate or any other governing document in a manner that would reasonably be expected to be materially adverse to the rights or obligations of the holders of the Series B-1 Preferred Stock, Series B-2 Preferred Stock or Series B-3 Preferred Stock;

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  alter, amend, supplement, restate, waive or otherwise modify or enter into any governing document or any other document in a manner that is reasonably expected to be adverse to the rights of the holders of the Series B-1 Preferred Stock or the holders of the Series B-2 Preferred Stock to appoint a director;

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  at any time when we are prohibited from making Class A Cash Dividends pursuant to the Certificate, to utilize the restricted payment basket set forth in the Third A&R Credit Agreement for any purpose other than making a Series B-3 Preferred Cash Dividend or redeeming, repurchasing or otherwise retiring Series B-3 Preferred Stock, making cash dividend payments on Series B-1 Preferred Stock or Series B-2 Preferred Stock or redeeming, repurchasing or otherwise retiring Series B-1 Preferred Stock or Series B-2 Preferred Stock, in accordance with their respective certificates of designation;

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  enter into any amendment to the Third A&R Credit Agreement that materially and adversely affects our ability to make cash dividend payments, liquidation payments or redemption payments compared to the credit agreement in effect at the initial issuance of the Series B-3 Preferred Stock;

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  increase the size of the Board;

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  conduct any business or enter into or conduct any transaction or series of transaction with, or for the benefit of, any affiliate of ours, subject to limitations;

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  enter into any transaction, contract, agreement or series of related transactions, contracts, or agreement with respect to the provision of services to customers exceeding certain amounts; or

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  with respect to SAIIA Holdings, LLC, our subsidiary ("SAIIA"), subject to certain limitations: (i) enter into any agreement with respect to, or consummate any, merger, consolidation or similar transaction with SAIIA or any of its subsidiaries, (ii) assume, incur or guarantee, or authorize the creation, assumption, incurrence or guarantee of any indebtedness by, or for the benefit of SAIIA or any of its subsidiaries, (iii) create, incur, assume or suffer to exist any lien upon or with respect to any property or assets for the benefit of SAIIA or any of its subsidiaries or security any obligations of SAIIA or any of its subsidiaries above certain limits, (iv) consummate any sale, lease, transfer, issuance or other disposition, including by means of a merger, consolidation or similar transaction, of any shares of capital stock of a subsidiary or any other of our assets or any subsidiary to SAIIA or any of its subsidiaries, or (v) subject to certain exceptions, make any advance, loan, extension of credit or capital contribution to, or purchase any capital stock, bonds, notes, debentures or other debt securities of SAIIA or any of its subsidiaries.

        Optional Redemption.    We may, at any time and from time to time, redeem all or any portion of the shares of Series B-3 Preferred Stock then outstanding at the Optional Redemption Price per share; provided, that any redemption of less than all of the Series B-3 Preferred Stock outstanding shall be on a pro rata basis among the holders of Series B-3 Preferred Stock in accordance with the number of shares of Series B-3 Preferred Stock then held by such holders. The Optional Redemption Price is a price per share of Series B-3 Preferred Stock in cash equal to the greater of (i) the Stated Value thereof plus all accrued and unpaid dividends thereon since the immediately preceding Dividend Date calculated through the day prior to such redemption and (ii) $1,500, plus all accrued and unpaid dividends thereon since the immediately preceding Dividend Date calculated through the day prior to such redemption, minus the amount of any Series B-3 Preferred Cash Dividends actually paid on such share of Series B-3 Preferred Stock since the applicable issue date of the Series B-3 Preferred Stock.

        Mandatory Redemption.    On February 15, 2025, we shall redeem all shares of Series B-3 Preferred Stock then outstanding at the Mandatory Redemption price per share. The Mandatory Redemption price per share equals a price per share of Series B-3 Preferred Stock in cash equal to the Stated Value thereof plus all accumulated and unpaid dividends thereon calculated through the day prior to such redemption.

        If we do not redeem all shares of Series B-3 Preferred Stock outstanding within sixty (60) days from the Mandatory Redemption Date, then during the period from the sixtieth (60th) day following the Mandatory Redemption Date until the date upon which all shares of Series B-3 Preferred Stock then outstanding are redeemed in full, (i) the Board, to the fullest extent permitted by applicable law, shall owe a fiduciary duty to all holders of Series B-3 Preferred Stock to the same extent as the holders of Common Stock, (ii) the size of the Board shall be increased such that holders of Series B Preferred Stock, voting as a single class, have the right to designate and appoint (and the corresponding right to remove and fill vacancies) a majority of the members of the Board, provided, however, that for so long as we are subject to the rules of NASDAQ, the holders of the Series B Preferred Stock shall only have such right if, on an as converted basis calculated under the Series B-3 Certificate, the holders of the Series B Preferred Stock and their affiliates beneficially own greater than 50% of the voting power of the Common Stock and the Series B Preferred Stock voting together as a single class, and (iii) the Accumulated Dividend Rate and the Cash Dividend Rate shall each be increased to a rate of 25% per annum on the Series B Preferred Stock until redemption in full.

        Redemption in Connection with Certain Events.    Subject to compliance with the terms of the Third A&R Credit Agreement, we are required to redeem all of the Series B-3 Preferred Stock as a condition to the consummation of a Change in Control at the Optional Redemption Price, as well as use the net cash proceeds from any Qualifying Equity Sale or Significant Disposition to redeem the maximum number of shares of Series B-3 Preferred Stock, on a pro rata basis, at the Optional Redemption Price that are redeemable from the net cash proceeds from such Qualifying Equity Sale or Significant Disposition.

        Conversion into Common Stock in Connection with Certain Events.    If both (x) the holders of our capital stock entitled to vote on such matters have approved the issuance of Common Stock upon conversion of the Series B-3 Preferred Stock in compliance with NASDAQ Rule 5635, and (y) at least sixty days have elapsed following the Mandatory Redemption Date of the Series B-3 Preferred Stock without redemption thereof, a majority of the holders of the Series B Preferred Stock can elect to convert the Series B-3 Preferred Stock into shares of Common Stock (the "Series B-3 Conversion," and together with the Series B-1 Conversion and the Series B-2 Conversion described below, the "Series B Conversions"). The conversion rate will be based on the VWAP per share of Common Stock for the 30 consecutive trading days ending on the trading day immediately prior to the Conversion Date; provided however, that for so long as we are subject to the rules of NASDAQ, the conversion shall equal the greater of the VWAP per share of our Common Stock for the 30 consecutive trading days ending on the trading day immediately prior to the Conversion Date and $0.28 (as adjusted for stock dividends, stock splits and other combinations and reclassifications).

What are the summary terms of the Warrants?

        The following section provides a summary of the terms and conditions of the Warrants. For additional descriptions of the terms and conditions of the Warrants, please see "Description of Securities."

        Each Warrant entitles the holder to purchase one share of our Common Stock at an Exercise Price of $0.0001 per share. The Warrants will be exercisable for cash, or, during any period when a registration statement for the exercise of the Warrants is not in effect, on a cashless basis or pursuant to an applicable exemption, at any time and from time to time after the date of issuance. The number of shares of Common Stock issuable upon exercise of the Warrants adjust for dividends, subdivisions or combinations of Common Stock; cash distributions or other distributions; reorganization, reclassification, consolidation or merger; and spin-offs. The Warrants will be issued in registered form under a warrant agent agreement with Continental Stock Transfer & Trust Company, as warrant agent.

Are the Subscription Rights, Series B-3 Preferred Stock or Warrants listed?

        There is no public trading market for the Subscription Rights, Series B-3 Preferred Stock or Warrants and we do not intend to list them for trading on NASDAQ or any other securities exchange or market. Accordingly, your ability to transfer the Subscription Rights, Series B-3 Preferred Stock and Warrants will be limited.

        Please see "Risk Factors—Although the Subscription Rights are transferrable, there may not be a trading market for the Subscription Rights, and the transfer of Subscription Rights may be limited and difficult;" "Risk Factors—If you purchase Subscription Rights from a transferor, we cannot assure you that you will be able to exercise the Subscription Rights prior to the expiration of the offering;" "Risk Factors—There is no public market for the Warrants" and "Risk Factors—There is no public market for the Series B-3 Preferred Stock, and you may be required to hold the Series B-3 Preferred Stock for an indefinite amount of time."

Will fractional shares be issued?

        We will not issue fractional Subscription Rights, or Subscription Rights for fractional Units in the Offering. To the extent that a holder of our Common Stock as of the Record Date does not own a whole number of shares, the number of Subscription Rights allocated to such holder will be rounded down to the nearest whole number (but not below one).

        We will also only issue a whole number of shares of Series B-3 Preferred Stock upon settlement of the Units, and a whole number of Warrants upon settlement of the Units. Any fractional interests in Series B-3 Preferred Stock or Warrants will be rounded down to the nearest whole number, but not below one. Accordingly, you may receive less than 34.375 Warrants per Unit. Any excess subscription payments received by the Subscription Agent will be returned within 10 business days after expiration of the Rights Offering, without interest or deduction.

Am I required to exercise all of the Basic Subscription Rights or Minimum Subscription Privilege I receive in the Rights Offering?

        No.    You may exercise any number of your Basic Subscription Rights (subject to the Minimum Subscription Requirement), or you may choose not to exercise any Basic Subscription Rights. If you do not exercise any Basic Subscription Rights, the number of shares of our Common Stock you own will not change. However, if you choose to not exercise your Basic Subscription Rights in full and other holders of Subscription Rights do exercise, your proportionate ownership interest in the Company will decrease. If you do not exercise your Basic Subscription Rights in full, you will not be entitled to exercise your Over-Subscription Privilege.

        To the extent you are a holder who is initially distributed Subscription Rights for less than the Minimum Subscription Requirement and you wish to participate in the Rights Offering, you must exercise your Minimum Subscription Privilege in order to participate in the Rights Offering. To properly exercise your Minimum Subscription Privilege, you must deliver the subscription payment related to your Minimum Subscription Privilege before the Rights Offering expires. If you do not exercise your Minimum Subscription Privilege and your Basic Subscription Right is for less than $50,000.00 of Units, you will be treated as not participating in the Rights Offering.

How soon must I act to exercise my Subscription Rights?

        If you received a Rights Certificate and elect to exercise any or all of your Subscription Rights, the Subscription Agent must receive your completed and signed Rights Certificate and payment for your Basic Subscription Rights or Minimum Subscription Privilege, and any Over-Subscription Privilege you elect to exercise before the Rights Offering expires on March 2, 2020, at 5:00 p.m., Eastern Time, unless we extend (but not beyond March 13, 2020) or earlier terminate the Rights Offering. If you hold your shares of Common Stock in the name of a broker, dealer, bank or other nominee, your nominee may establish a deadline before the expiration of the Rights Offering by which you must provide it with your instructions to exercise your Subscription Rights, along with the required subscription payment.

May I transfer my Subscription Rights?

        Holders of Record.    If you are a holder of record, you may transfer the Subscription Rights evidenced by a single rights certificate by completing the transfer instructions in accordance with the instructions on your Rights Certificate. A portion of the Subscription Rights evidenced by a single Rights Certificate representing full and not any fractional Subscription Rights may be transferred by delivering to the Subscription Agent a Rights Certificate properly endorsed for transfer, with instructions to register that portion of the Subscription Rights indicated in the name of the transferee and to issue a new Rights Certificate to the transferee evidencing the transferred Subscription Rights.

        Other Holders.    If you are a beneficial owner of Common Stock that is registered in the name of a broker, dealer, bank or other nominee, you will need to coordinate a transfer through your broker, dealer, bank or other nominee.

        All Holders.    If you wish to transfer all or a portion of your Subscription Rights, you should allow a sufficient amount of time prior to the expiration of the Rights Offering for the transfer instructions to be received and processed by the Subscription Agent and the transferred Subscription Rights to be exercised or sold by the recipients of the Rights Certificates. The required time will depend upon the method by which delivery of the Rights Certificates and payment is made and the number of transactions you instruct the Subscription Agent to effect. Please bear in mind that the Rights Offering period is limited. Neither we nor the Subscription Agent shall have any liability to a transferee or you if Rights Certificates or any other required documents are not received in time for exercise or sale prior to the expiration of the Rights Offering.

        You may only transfer Subscription Rights in minimum denominations of 50. The Minimum Subscription Requirement continues to apply to the balance of Subscription Rights not transferred, as well as Subscription Rights acquired in a transfer. Accordingly, if you are transferring your Subscription Rights, you should ensure that you continue to hold a sufficient number of Subscription Rights to exercise the Minimum Subscription Requirement, and if you acquire Subscription Rights through a transfer, you should ensure you obtain at least the number of Subscription Rights to exercise the Minimum Subscription Requirement. We have the right to reject subscriptions for less than the Minimum Subscription Requirement, including as a result of a transfer.

How was the Subscription Price determined?

        Pursuant to the Rights Agreement, the Rights Offering is limited in size to $15.0 million, 15,000 shares of Series B-3 Preferred Stock and 515,625 Warrants, an individual investment minimum of $50,000 (and a right to participate at the minimum investment subject to pro rata reduction), and maximum of $2.25 million. The terms of the Rights Agreement also specify that Warrants will be issued under the Rights Offering at a rate of 5.5 Warrants per $160.00 in stated value of Series B-3 Preferred Stock, as well as other terms and conditions.

        Because the aggregate Rights Offering is limited in size to $15.0 million and 15,000 shares of Series B-3 Preferred Stock (each with an initial Stated Value of $1,000), a per Unit price of $1,000.00 corresponds to both the maximum aggregate Rights Offering size and aggregate limit on Series B-3 Preferred Stock. The Warrant component of each Unit (of 34.375 Warrants per Unit), corresponds to the Warrant to Stated Value ratio of 5.5/160.

        The Subscription Price does not necessarily bear any relationship to any established criteria for value. No valuation consultant or investment banker has opined upon the fairness or adequacy of the Subscription Price. You should not consider the Subscription Price as an indication of actual value of the Company, the Series B-3 Preferred Stock, the Warrants or our Common Stock. You should obtain a current price quote for our Common Stock and perform an independent assessment of our Series B-3 Preferred Stock and Warrants before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this Rights Offering.

Has the Board made a recommendation to stockholders regarding the Rights Offering?

        No.    Our Board is making no recommendation regarding your exercise of the Subscription Rights. Holders who exercise Subscription Rights will incur investment risk on new money invested. We cannot predict the price at which our shares of Common Stock will trade after the Rights Offering. On January 28, 2020, the last reported sale price of our Common Stock on NASDAQ was $3.66 per share. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information contained in this prospectus and other considerations relevant to your circumstances. See "Risk Factors" for discussion of risks involved in investing in our securities.

How do I exercise my Subscription Rights?

        If you are a stockholder of record (meaning you hold your shares of our Common Stock your name and not through a broker, dealer, bank or other nominee) and you wish to participate in the Rights Offering, you must deliver a properly completed and signed Rights Certificate, together with payment of the Subscription Price for your Basic Subscription Rights, or Minimum Subscription Privilege, as applicable, as well as any Over-Subscription Privilege you elect to exercise, to the Subscription Agent before 5:00 p.m., Eastern Time, on March 2, 2020.

What if my shares are held in "street name"?

        If you hold your shares of our Common Stock in the name of a broker, dealer, bank or other nominee, then your broker, dealer, bank or other nominee is the record holder of the shares you beneficially own. The record holder must exercise the Subscription Rights on your behalf. Therefore, you will need to have your record holder act for you.

        If you wish to participate in this Rights Offering and purchase Units, please promptly contact the record holder of your shares of Common Stock. We will ask the record holder of your shares of Common Stock, who may be your broker, dealer, bank or other nominee, to notify you of this Rights Offering.

What form of payment is required?

        You must timely pay the full Subscription Price for the full number of Units you wish to acquire pursuant to the exercise of Subscription Rights by delivering to the Subscription Agent a:

  •
  personal check drawn on a U.S. bank;

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  certified check drawn on a U.S. bank;

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  U.S. Postal money order; or

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  wire transfer.

        If you send payment by personal uncertified check, payment will not be deemed to have been delivered to the Subscription Agent until the check has cleared. As such, any payments made by personal check should be delivered to the Subscription Agent no fewer than three business days prior to the expiration date.

        If you send a payment that is insufficient to purchase the number of Units you requested, or if the number of Units you requested is not specified in the forms, the payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received, but subject to the Minimum Subscription Requirement.

When will I receive my new shares of Series B-3 Preferred Stock and Warrants?

        As soon as practicable after the expiration of the Rights Offering, and within five business days thereof, we expect to close on subscriptions and for the Subscription Agent to arrange for the issuance of the shares of Series B-3 Preferred Stock and Warrants purchased in the Rights Offering. At closing, all prorating calculations and reductions contemplated by the terms of the Rights Offering will have been effected and payment to us for the subscribed-for Units will have cleared. All shares of Series B-3 Preferred Stock and Warrants that you purchase in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a DRS account statement from our transfer agent reflecting ownership of these securities if you are a holder of record. If you hold your Common Stock in the name of a broker, dealer, bank or other nominee, DTC will credit your account with your nominee with the securities you purchase in the Rights Offering. Continental Stock Transfer & Trust Company is acting as the warrant agent in this offering.

After I send in my payment and Rights Certificate to the Subscription Agent, may I cancel my exercise of Subscription Rights?

        No.    Exercises of Subscription Rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your Subscription Rights. You should not exercise your Subscription Rights unless you are certain that you wish to purchase Units at the Subscription Price.

How much will the Company receive from the Rights Offering?

        Assuming that all Units are subscribed for in this Rights Offering, we estimate that the net proceeds to us from the Rights Offering will be approximately $14.5 million, after deducting expenses relating to this offering payable by us estimated at approximately $500,000, but excluding any proceeds received upon exercise of any Warrants. We are required by the terms of the Third Equity Commitment Agreement to use the net proceeds from the Rights Offering exclusively to repay Term Loan borrowings under our Third A&R Credit Agreement. See "Use of Proceeds."

Are there risks in exercising my Subscription Rights?

        Yes.    The exercise of your Subscription Rights involves risks. Exercising your Subscription Rights involves the purchase of shares of our Series B-3 Preferred Stock and Warrants to purchase Common Stock and you should consider this investment as carefully as you would consider any other investment. In addition, our Series B-3 Preferred Stock and Warrants will not be listed on NASDAQ and a market for the Series B-3 Preferred Stock and Warrants does not exist. See "Risk Factors" for discussion of risks involved in investing in our securities.

Can the Board terminate or extend the Rights Offering?

        Yes.    Our Board, with any required approval of the Special Committee, may decide to terminate the Rights Offering at any time and for any reason before the expiration of the Rights Offering. We also have the right to extend the Rights Offering for additional periods in our sole discretion. We do not presently intend to extend the Rights Offering. We will notify stockholders and the public if the Rights Offering is terminated or extended by issuing a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration date of the Rights Offering.

If the Rights Offering is not completed or is terminated, will my subscription payment be refunded to me?

        Yes.    The Subscription Agent will hold all funds it receives in a segregated bank account until completion of the Rights Offering. If we do not complete the Rights Offering, all subscription payments received by the Subscription Agent will be returned as promptly as reasonably practicable after the termination or expiration of the Rights Offering, without interest or deduction. If you own shares in "street name," it may take longer for you to receive your subscription payment because the Subscription Agent will return payments through the record holder of your shares.

How do I exercise my Subscription Rights if I live outside the United States?

        The Subscription Agent will hold Rights Certificates for stockholders having addresses outside the United States. To exercise Subscription Rights, foreign stockholders must notify the Subscription Agent and timely follow other procedures described in the section entitled "The Rights Offering—Foreign Stockholders."

What fees or charges apply if I purchase shares in the Rights Offering?

        We are not charging any fee or sales commission to issue Subscription Rights to you or to issue shares of Series B-3 Preferred Stock or Warrants to you if you exercise your Subscription Rights. If you exercise your Subscription Rights through a broker, dealer, bank or other nominee, you are responsible for paying any fees your broker, dealer, bank or other nominee may charge you.

What are the U.S. federal income tax consequences of receiving and/or exercising my Subscription Rights?

        For U.S. federal income tax purposes, we do not believe you should recognize income or loss in connection with the receipt or exercise of Subscription Rights in the Rights Offering, but the receipt and exercise of the Subscription Rights is unclear in certain respects. You should consult your tax advisor as to your particular tax consequences resulting from the receipt, exercise or transfer of Subscription Rights, including the receipt, ownership and disposition of our Series B-3 Preferred Stock, Warrants, and Common Stock received upon the conversion of Series B-3 Preferred Stock or the exercise of Warrants. For further information, see "Material U.S. Federal Income Tax Consequences."

To whom should I send my forms and payment?

        If your shares of Common Stock are held in the name of a broker, dealer, bank or other nominee, then you should send your subscription documents and subscription payment to that broker, dealer, bank or other nominee. If you are the record holder, then you should send your subscription documents, Rights Certificate, and subscription payment to the Subscription Agent by hand delivery, first class mail or courier service to:

By mail:	By hand or overnight courier:
Continental Stock Transfer & Trust Company	Continental Stock Transfer & Trust Company
Attn: Corporate Actions	Attn: Corporate Actions
1 State Street, 30th Floor	1 State Street, 30th Floor
New York, NY 10004	New York, NY 10004
(917) 262-2378	(917) 262-2378

        You or, if applicable, your nominee are solely responsible for completing delivery to the Subscription Agent of your subscription documents, Rights Certificate and payment. You should allow sufficient time for delivery of your subscription materials to the Subscription Agent and clearance of payment before the expiration of the Rights Offering at 5:00 p.m. Eastern Time on March 2, 2020.

Whom should I contact if I have other questions?

        If you have any questions about the Rights Offering, please contact the Information Agent, Morrow Sodali LLC, toll free at (800) 662-5200, or the Subscription Agent, Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004, (917), 262-2378 or reorg+IEA@continentalstock.com.

RISK FACTORS

        You should carefully consider the risks described below together with the other information contained in this prospectus. If any of the risks below were to occur, our business, financial condition, results of operations, profitability, cash flows and growth prospects could be adversely impacted, and you could lose all of your investment.

Risks Related to the Company

Our business is seasonal and is affected by adverse weather conditions and the spending patterns of our customers, exposing us to variable quarterly results.

        Some of our customers reduce their expenditures and work order requests towards the end of the calendar year. Adverse weather conditions, particularly during the fall and winter seasons, can also affect our ability to perform outdoor services in certain regions of North America. As a result, we generally experience reduced revenue in the first quarter of each calendar year. Natural catastrophes such as hurricanes or other severe weather could also have a negative effect on the economy overall and on our ability to perform outdoor services in affected regions or utilize equipment and crews stationed in those regions, which could negatively affect our results of operations, cash flows and liquidity.

        Our results for the year ended December 31, 2018, as well as our results during the nine months ended September 30, 2019 reflect the effect of multiple severe weather events on our wind business that began late in the third quarter and continued into the fourth quarter. These weather conditions had a significant impact on the construction of six wind projects across South Texas, Iowa, and Michigan, resulting in additional labor, equipment and material costs as well as change orders. Although these projects are all now completed, and we are collecting and continuing to collect on change orders relating to force majeure provisions of the contracts with respect to certain of these projects, we are continuing to feel the impacts of these events on our business, including with respect to our financial and liquidity positions and operating cash flows.

Our failure to recover adequately on claims against project owners, subcontractors or suppliers for payment or performance could have a material adverse effect on our financial results.

        We occasionally bring claims against project owners for additional costs that exceed the contract price or for amounts not included in the original contract price. Similarly, we present change orders and claims to our subcontractors and suppliers. If we fail to properly document the nature of change orders or claims, or are otherwise unsuccessful in negotiating a reasonable settlement, we could incur reduced profits, cost overruns or a loss on the project. These types of claims can often occur due to matters such as owner-caused delays, changes from the initial project scope and adverse conditions, which result in additional cost, both direct and indirect, or from project or contract terminations. From time to time, these claims can be the subject of lengthy and costly proceedings, and it is often difficult to accurately predict when these claims will be fully resolved. When these types of events occur and unresolved claims are pending, we may invest significant working capital in projects to cover cost overruns pending the resolution of the relevant claims. A failure to promptly recover on these types of claims could have a material adverse effect on our liquidity and financial results.

Our business may be affected by difficult work sites and environments, which could cause delays and/or increase our costs and reduce profitability.

        We perform work under a variety of conditions, including, but not limited to, challenging and hard to reach terrain and difficult site conditions. Performing work under such conditions can result in project delays or cancellations, potentially causing us to incur additional, unanticipated costs, reductions in revenue or the payment of liquidated damages. In addition, some of our contracts require that we assume the risk should actual site conditions vary from those expected. Some of our projects involve challenging engineering, procurement and construction phases, which may occur over extended time periods. We may encounter difficulties in engineering, delays in designs or materials provided by the customer or a third party, equipment and material delivery delays, schedule changes, delays from customer failure to timely obtain rights-of-way, weather-related delays, delays by subcontractors in completing their portion of the project and other factors, some of which are beyond our control, but which affect our ability to complete a project as originally scheduled. In some cases, delays and additional costs may be substantial, and we may be required to cancel a project and/or compensate the customer for the delay. We may not be able to recover any of such costs. Any such delays or cancellations or errors or other failures to meet customer expectations could result in damage claims substantially in excess of the revenue associated with a project. Delays or cancellations could also negatively impact our reputation or relationships with our customers, which could adversely affect our ability to secure new contracts and our business, financial condition, results of operations, profitability, cash flows and growth prospects.

Our failure to properly manage projects, or project delays, may result in additional costs or claims, which could have a material adverse effect on our business, financial condition, results of operations, profitability, cash flows and growth prospects.

        Certain of our engagements involve large-scale, complex projects that may occur over extended time periods. The quality of our performance on such a project depends in large part upon our ability to manage our client relationship and the project itself and to timely deploy appropriate resources, including third-party contractors and our own personnel. Our business, financial condition, results of operations, profitability, cash flows and growth prospects could be adversely affected if we miscalculate the resources or time needed to complete a project with capped or fixed fees, or the resources or time needed to meet contractual milestones. Additionally, delays on a particular project, including delays in designs, engineering information or materials provided by the customer or a third party, delays or difficulties in equipment and material delivery, schedule changes, delays from a customer's failure to timely obtain permits or rights-of-way or to meet other regulatory requirements, weather-related delays, permitting delays, governmental, market, political and other factors, some of which are beyond our control, may result in the cancellation or deferral of project work, which could lead to a decline in revenue from lost project work, or, for project deferrals, could cause us to incur costs which are not reimbursable by the customer, and may lead to personnel shortages on other projects scheduled to commence at a later date.

        In addition, some of our agreements require that we share in cost overages or pay liquidated damages if we do not meet project deadlines; therefore, any failure to properly estimate or manage cost or delays in the completion of projects, could subject us to penalties, which could adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects. Further, any defects or errors, or failures to meet our customers' expectations could result in damage claims against us, and because of the substantial cost of, and potentially long lead-times necessary to acquire certain of the materials and equipment used in our complex projects, damage claims may substantially exceed the amount we can charge for our associated services.

We may be unable to obtain sufficient bonding capacity to support certain service offerings, and the need for performance and surety bonds may reduce our availability under our Third A&R Credit Agreement.

        Some of our contracts require performance and payment bonds. If we are not able to renew or obtain a sufficient level of bonding capacity in the future, we may be precluded from being able to bid for certain contracts or successfully contract with certain customers. In addition, even if we are able to successfully renew or obtain performance or payment bonds, we may be required to post letters of credit or other collateral security in connection with the bonds, which would only be obtainable if we have sufficient availability under our Third A&R Credit Agreement and, if available, would reduce availability for borrowings under our Third A&R Credit Agreement. Furthermore, under standard terms in the surety market, sureties issue bonds on a project-by-project basis and can decline to issue bonds at any time or require the posting of additional collateral at any time. If we were to experience an interruption or reduction in the availability of bonding capacity as a result of these or any other reasons, we may be unable to compete for or work on certain projects that require bonding.

Our failure to comply with the regulations of OSHA and other state and local agencies that oversee transportation and safety compliance could adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.

        The Occupational Safety and Health Act of 1970, as amended, establishes certain employer responsibilities, including maintenance of a workplace free of recognized hazards likely to cause death or serious injury, compliance with standards promulgated by the Occupational Safety and Health Administration ("OSHA") and various recordkeeping, disclosure and procedural requirements. Various standards, including standards for notices of hazards and safety in excavation and demolition work, may apply to our operations. We have incurred, and will continue to incur, capital and operating expenditures and other costs in the ordinary course of business in complying with OSHA and other state and local laws and regulations, and could incur penalties and fines in the future, including, in extreme cases, criminal sanctions.

        While we have invested, and will continue to invest, substantial resources in occupational health and safety programs, our industry involves a high degree of operational risk, and there can be no assurance that we will avoid significant liability. Although we have taken what we believe to be appropriate precautions, we have had employee injuries in the past, and may suffer additional injuries in the future. Serious accidents of this nature may subject us to substantial penalties, civil litigation or criminal prosecution. Personal injury claims for damages, including for bodily injury or loss of life, could result in substantial costs and liabilities, which could materially and adversely affect our financial condition, results of operations or cash flows. In addition, if our safety record were to deteriorate, or if we suffered substantial penalties or criminal prosecution for violation of health and safety regulations, customers could cancel existing contracts and not award future business to us, which could materially adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.

Our business is subject to physical hazards that could result in substantial liabilities and weaken our financial condition.

        Construction projects undertaken by us expose our employees to heavy equipment, mechanical failures, transportation accidents, adverse weather conditions and the risk of damage to equipment and property. These hazards can cause personal injuries and loss of life, severe damage to or destruction of property and equipment and other consequential damages and could lead to suspension of operations and large damage claims which could, in some cases, substantially exceed the amount we charge for the associated services. In addition, if serious accidents or fatalities occur, or if our safety records were to deteriorate, we may be restricted from bidding on certain work and obtaining new contracts and certain existing contracts could be terminated. Our safety processes and procedures are monitored by various agencies and ratings bureaus. The occurrence of accidents in our business could result in significant liabilities, employee turnover, increase the costs of our projects, or harm our ability to perform under our contracts or enter into new customer contracts, all of which could materially adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.

        Our experience modification rate, a measure of our history and safety record as compared to other businesses in our industry, was 0.60 and our total reportable incident rate was 0.87 in 2019, both of which were significantly below the industry averages of 1.0 and 2.8, respectively, reported by the U.S.

Department of Labor and U.S. Bureau of Labor Statistics 2017. While these standards are still below industry averages, we experienced a fatality at one of our work sites in 2018 and there is no guarantee, based on the hazards discussed above, that we can maintain these averages.

We are self-insured against certain potential liabilities.

        Although we maintain insurance policies with respect to employer's liability, general liability, auto and workers compensation claims, those policies are subject to deductibles or self-insured retention amounts of up to $500,000 per occurrence. We are primarily self-insured for all claims that do not exceed the amount of the applicable deductible/self-insured retention. In addition, for our employees not part of a collective bargaining agreement, we provide employee health care benefit plans. Our primary health insurance plan is subject to a deductible of $100,000 per individual claim per year.

        Our insurance policies include various coverage requirements, including the requirement to give appropriate notice. If we fail to comply with these requirements, our coverage could be denied.

        Losses under our insurance programs are accrued based upon our estimates of the ultimate liability for claims reported and an estimate of claims incurred but not reported. Insurance liabilities are difficult to assess and estimate due to unknown factors, including the severity of an injury, the extent of damage, the determination of our liability in proportion to other parties and the number of incidents not reported. The accruals are based upon known facts and historical trends.

Acquisition activity presents certain risks to our business, operations and financial position, and we may not realize the financial and strategic goals contemplated at the time of a transaction.

        We expect that the acquisitions will be an important part of our long-term growth strategy. Successful execution following the closing of an acquisition is essential to achieving the anticipated benefits of the transaction. We have made acquisitions to expand into new markets and our acquisition strategy depends on our ability to complete and integrate the acquisitions. Mergers and acquisitions are inherently risky, and any mergers and acquisitions that we complete may not be successful. The process of integrating an acquired company's business into our operations and investing in new technologies is challenging and may result in expected or unexpected operating or compliance challenges, which may require significant expenditures and a significant amount of our management's attention that would otherwise be focused on the ongoing operation of our business. The potential difficulties or risks of integrating an acquired company's business include, among others:

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  the effect of the acquisition on our financial and strategic positions and our reputation;

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  risk that we fail to successfully implement our business plan for the combined business;

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  risk that we are unable to obtain the anticipated benefits of the acquisition, including synergies or economies of scale;

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  risk that we are unable to complete development and/or integration of acquired technologies;

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  risk that the market does not accept the integrated product portfolio;

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  challenges in reconciling business practices or in integrating product development activities, logistics or information technology and other systems;

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  challenges in reconciling accounting issues, especially if an acquired company utilizes accounting principles different from those we use;

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  retention risk with respect to key customers, suppliers and employees and challenges in retaining, assimilating and training new employees;

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  potential failure of the due diligence processes to identify significant problems, liabilities or other shortcomings or challenges of an acquired company, which could result in unexpected litigation, regulatory exposure, financial contingencies and known and unknown liabilities; and

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  challenges in complying with newly applicable laws and regulations, including obtaining or retaining required approvals, licenses and permits.

        Our acquisitions may also result in the expenditure of available cash and amortization of expenses any of which could have a material adverse effect on our operating results or financial condition. Investments in immature businesses with unproven track records and technologies have an especially high degree of risk, with the possibility that we may lose the value of our entire investments or incur additional unexpected liabilities. Large or costly acquisitions or investments may also diminish our capital resources and liquidity or limit our ability to engage in additional transactions for a period of time. All of the foregoing risks may be magnified as the cost, size or complexity of an acquisition or acquired company increases, or where the acquired company's products, market or business are materially different from ours, or where more than one integration is occurring simultaneously or within a concentrated period of time.

        In addition, in the future we may require significant financing to complete an acquisition or investment, whether through bank loans, raising of debt or otherwise. We cannot assure you that such financing options will be available to us on reasonable terms, or at all. If we are not able to obtain such necessary financing, it could have an impact on our ability to consummate a substantial acquisition or investment and execute our growth strategy. Alternatively, we may issue a significant number of shares as consideration for an acquisition, which would have a dilutive effect on our existing stockholders.

If we are unable to attract and retain qualified managers and skilled employees, we will be unable to operate efficiently, which could reduce our revenue, profitability and liquidity.

        Our business is labor intensive, and some of our operations experience a high rate of employee turnover. In addition, given the nature of the highly specialized work we perform, many of our employees are trained in, and possess, specialized technical skills that are necessary to operate our business and maintain productivity and profitability. At times of low unemployment rates in the areas we serve, it can be difficult for us to find qualified and affordable personnel. We may be unable to hire and retain a sufficiently skilled labor force necessary to support our operating requirements and growth strategy. Our labor and training expenses may increase as a result of a shortage in the supply of skilled personnel. We may not be able to pass these expenses on to our customers, which could adversely affect our profitability. Additionally, our business is managed by a number of key executive and operational officers and is dependent upon retaining and recruiting qualified management. Labor shortages, increased labor or training costs, or the loss of key personnel could materially adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.

The U.S. wind and solar industries benefit from tax and other economic incentives and political and governmental policies. A significant change in these incentives and policies could materially and adversely affect our business, financial condition, results of operations, cash flows and growth prospects.

        The Consolidated Appropriations Act of 2016 ("CAA") extended certain provisions of the Internal Revenue Code, which contains federal tax incentives applicable to the renewable energy industry. Currently, the tax code provides that the production tax credit for wind projects (the "PTC") applies to qualifying projects for which the construction commencement date was prior to January 1, 2021. The PTC was reduced by 20% for 2017, by 40% for 2018, by 60% for 2019, and by 40% for 2020. Similarly, a phase down rate of the investment tax credit (the "ITC") in lieu of PTC is available for wind projects: 30% ITC for projects commencing before 2017, 24% for projects commencing in 2017, 18%

for projects commencing in 2018, 12% for projects commencing in 2019, and 18% for projects commencing in 2020. Solar projects, however, will be eligible for an investment tax credit (the "Solar ITC") only. The Solar ITC is 30% for projects commencing prior to 2020 and is reduced to 26% for projects commencing in 2020 and to 22% for projects commencing in 2021. After 2021, the Solar ITC will permanently remain at 10% for projects that commence prior to 2022, but are placed in service after 2023.

        On December 16, 2019, the federal government implemented an agreement that extended lapsed and expiring tax breaks. The deal provides limited upside for the onshore wind energy sector with a single year extension of the PTC at a 60% level and the ITC at an 18% level to qualifying projects for which the construction commencement date is now prior to January 1, 2021.

        The PTC, ITC, Solar ITC and cash grant program provide material incentives to develop wind energy generation facilities and thereby impact the demand for our manufactured products and services. The increased demand for our products and services resulting from the credits and incentives may continue until such credits or incentives lapse. The failure of Congress to extend or renew these incentives beyond their current expiration dates could significantly delay the development of wind energy generation facilities and the demand for wind turbines, towers and related components. In addition, we cannot assure you that any subsequent extension or renewal of the PTC, ITC, Solar ITC or cash grant program would be enacted prior to its expiration or, if allowed to expire, that any extension or renewal enacted thereafter would be enacted with retroactive effect. It is possible that these federal incentives will not be extended beyond their current expiration dates. Any delay or failure to extend or renew the PTC, ITC, Solar ITC or cash grant program in the future could have a material adverse impact on our business, results of operations, financial performance and future development efforts.

        State renewable energy portfolio standards generally require state-regulated electric utilities to supply a certain proportion of electricity from renewable energy sources or devote a certain portion of their plant capacity to renewable energy generation. Typically, subject utilities comply with such standards by qualifying for renewable energy credits evidencing the share of electricity that was produced from renewable sources. Under many state standards, these renewable energy credits can be unbundled from their associated energy and traded in a market system allowing generators with insufficient credits to meet their applicable state mandate. These standards have spurred significant growth in the wind energy industry and a corresponding increase in the demand for our manufactured products. Currently, the majority of states and the District of Columbia have renewable energy portfolio standards in place and certain states have voluntary utility commitments to supply a specific percentage of their electricity from renewable sources. The enactment of renewable energy portfolio standards in additional states or any changes to existing renewable energy portfolio standards, or the enactment of a federal renewable energy portfolio standard or imposition of other greenhouse gas regulations may impact the demand for our products. We cannot assure you that government support for renewable energy will continue. The elimination of, or reduction in, state or federal government policies that support renewable energy could have a material adverse impact on our business, financial condition, results of operations, profitability, cash flows and growth prospects.

Amounts included in our backlog may not result in actual revenue or translate into profits. Our backlog is subject to cancellation and unexpected adjustments and therefore is an uncertain indicator of future operating results.

        Our backlog consists of the estimated amount of services to be completed from future work on uncompleted contracts or work that has been awarded with contracts still being negotiated. It also includes revenue from change orders and renewal options. Most of our contracts are cancelable on short or no advance notice. Reductions in backlog due to cancellation by a customer, or for other reasons, could significantly reduce the revenue that we actually receive from contracts in backlog. In the event of a project cancellation, we may be reimbursed for certain costs, but we typically have no contractual right to the total revenues reflected in our backlog.

        Backlog amounts are determined based on target price estimates that incorporate historical trends, anticipated seasonal impacts, experience from similar projects and from communications with our customers. These estimates may prove inaccurate, which could cause estimated revenue to be realized in periods later than originally expected, or not at all. In the past, we have occasionally experienced postponements, cancellations and reductions in expected future work due to changes in our customers' spending plans, as well as on construction projects, due to market volatility, regulatory and other factors. There can be no assurance as to our customers' requirements or the accuracy of our estimates. As a result, our backlog as of any particular date is an uncertain indicator of future revenue and earnings. In addition, contracts included in our backlog may not be profitable. If our backlog fails to materialize, our business, financial condition, results of operations, profitability, cash flows and growth prospects could be materially and adversely affected.

We may choose, or be required, to pay our subcontractors even if our customers do not pay, or delay paying us for the related services.

        We use subcontractors to perform portions of our services. In some cases, we pay our subcontractors before our customers pay us for the related services. We could experience a material decrease in profitability and liquidity if we choose, or are required, to pay our subcontractors for work performed for customers that fail to pay, or delay paying us, for the related work.

Our subcontractors may fail to satisfy their obligations to us or other parties, or we may be unable to maintain these relationships, either of which may have a material adverse effect on our business, financial condition, results of operations, profitability, cash flows and growth prospects.

        We depend on subcontractors to perform work on some of our projects. There is a risk that we may have disputes with subcontractors arising from, among other things, the quality and timeliness of the work they perform, customer concerns about our subcontractors, or our failure to extend existing work orders or issue new work orders under a subcontracting arrangement. If any of our subcontractors fails to deliver the agreed-upon supplies and/or perform the agreed-upon services on a timely basis, then our ability to fulfill our obligations as a prime contractor may be jeopardized. In addition, the absence of qualified subcontractors with whom we have satisfactory relationships could adversely affect our ability to perform under some of our contracts or the quality of the services we provide. Any of these factors could have a material adverse effect on our results of operations, cash flows and liquidity.

        We also rely on suppliers to obtain the necessary materials for certain projects, and on equipment manufacturers and lessors to provide us with the equipment we require to conduct our operations. Although we are not dependent on any single supplier or equipment manufacturer or lessor, any substantial limitation on the availability of required suppliers or equipment could negatively affect our operations. Market and economic conditions could contribute to a lack of available suppliers or equipment. If we cannot acquire sufficient materials or equipment, it could materially and adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.

Many of our customers are regulated by federal and state government agencies, and the addition of new regulations or changes to existing regulations may adversely impact demand for our services and the profitability of those services.

        Many of our energy customers are regulated by the Federal Energy Regulatory Commission, or FERC, and our utility customers are regulated by state public utility commissions. These agencies could change the way in which they interpret the application of current regulations and/or may impose additional regulations. Interpretative changes or new regulations having an adverse effect on our customers and the profitability of the services they provide could reduce demand for our services, which could adversely affect our results of operations, cash flows and liquidity.

        Any future restrictions or regulations which might be adopted could lead to operational delays, increased operating costs for our customers in the wind industry that could result in reduced capital spending and/or delays or cancellations of future wind infrastructure projects, which could materially and adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.

We could incur substantial costs to comply with environmental, health, and safety laws and regulations and to address violations of or liabilities under these requirements.

        Our operations and products are subject to a variety of environmental laws and regulations in the jurisdictions in which we operate and sell products governing, among other things, air emissions, wastewater discharges, the use, handling and disposal of hazardous materials, soil and groundwater contamination, employee health and safety, and product content, performance and packaging. We cannot guarantee that we will at all times be in compliance with such laws and regulations and if we fail to comply with these laws and regulations or our permitting and other requirements, we may be required to pay fines or be subject to other sanctions. Also, certain environmental laws can impose the entire or a portion of the cost of investigating and cleaning up a contaminated site, regardless of fault, upon any one or more of a number of parties, including the current or previous owner or operator of the site. These environmental laws also impose liability on any person who arranges for the disposal or treatment of hazardous substances at a contaminated site. Third parties may also make claims against owners or operators of sites and users of disposal sites for personal injuries and property damage associated with releases of hazardous substances from those sites.

        Changes in existing environmental laws and regulations, or their application, could cause us to incur additional or unexpected costs to achieve or maintain compliance. The assertion of claims relating to on- or off-site contamination, the discovery of previously unknown environmental liabilities, or the imposition of unanticipated investigation or cleanup obligations, could result in potentially significant expenditures to address contamination or resolve claims or liabilities. Such costs and expenditures could have a material adverse effect on our business, financial condition, results of operations, profitability, cash flows and growth prospects.

We may not accurately estimate the costs associated with services provided under fixed price contracts, which could impair our financial performance.

        We derive a significant portion of our revenue from fixed-price contracts. Under these contracts, we typically set the price of our services on a per unit or aggregate basis and assume the risk that certain costs associated with our performance may be greater than what we estimated. In addition, we enter into contracts for specific projects or jobs that may require the installation or construction of an entire infrastructure system or specified units within an infrastructure system, which are priced on a per unit basis. Profitability will be reduced if actual costs to complete each unit exceed our original estimates. If estimated costs to complete the remaining work for the project exceed the expected revenue to be earned, the full amount of any expected loss on the project is recognized in the period the loss is determined. Our profitability is therefore dependent upon our ability to accurately estimate the costs associated with our services and our ability to execute in accordance with our plans. A variety of factors affect these costs, such as lower than anticipated productivity, conditions at work sites differing materially from those anticipated at the time we bid on the contract and higher costs of materials and labor. These variations, along with other risks inherent in performing fixed price contracts, may cause actual project revenue and profits to differ from original estimates. As a result, if actual costs exceed our estimates, we could have lower margins than anticipated, or losses, which could reduce our business, financial condition, results of operations, profitability, cash flows and growth prospects.

We recognize revenue from installation/construction fixed price contracts using the percentage-of-completion method; therefore, variations of actual results from our assumptions may reduce our profitability.

        We recognize revenue from fixed price contracts using the percentage-of-completion method, under which the percentage of revenue to be recognized in a given period is measured by the percentage of costs incurred to date on the contract to the total estimated costs for the contract. The percentage-of-completion method therefore relies on estimates of total expected contract costs. Contract revenue and total cost estimates are reviewed and revised on an ongoing basis as the work progresses. Adjustments arising from changes in the estimates of contracts revenue or costs are reflected in the fiscal period in which such estimates are revised. Estimates are based on management's reasonable assumptions, judgment and experience, but are subject to the risks inherent in estimates, including unanticipated delays or technical complications. Variances in actual results from related estimates on a large project, or on several smaller projects, could be material. The full amount of an estimated loss on a contract is recognized in the period that our estimates indicate such a loss. Such adjustments and accrued losses could result in reduced profitability, which could negatively impact our liquidity and results of operations.

We derive a significant portion of our revenue from a concentrated base of customers, and the loss of a small number of our significant customers, or a reduction in their demand for our services, could impair our financial performance.

        Our business is concentrated among relatively few customers, and a significant proportion of our services are provided on a project-by-project basis. Although we have not been dependent upon any one customer, our revenue could significantly decline if we were to lose a small number of our significant customers, or if a few of our customers elected to perform the work that we provide with in-house service teams. In addition, our results of operations, cash flows and liquidity could be negatively affected if our customers reduce the amount of business they provide to us, or if we complete the required work on non-recurring projects and cannot replace them with similar projects. Many of the contracts with our largest customers may be canceled on short or no advance notice. Any of these factors could negatively impact our results of operations, cash flows and liquidity. See "Note 1. Business, Basis of Presentation and Significant Accounting Policies" and "Note 10. Commitments and Contingencies," in the notes to our audited consolidated financial statements.

A drop in the price of energy sources other than solar or wind energy would adversely affect our results of operations.

        We believe that a customer's decision to invest in solar or wind projects, as opposed to other forms of electric power generation, is to a significant degree driven by the levelized cost of energy production. Changes in technology or cost of commodities could lessen the appeal of wind-generated electricity and other renewables relative to other technologies for power generation. Similarly, government support for other forms of renewable or non-renewable power generation could make construction of wind and solar generating projects less attractive to customers economically. The ability of energy conservation technologies, public initiatives and government incentives to reduce electricity consumption could also lead to a reduction in the need for new generating capacity and in turn reduce demand for our services. If prices for electricity generated by wind or solar facilities are not competitive or demand for new production falls, our business, financial condition, results of operations, profitability, cash flows and growth prospects may be materially harmed.

Increases in the costs of fuel could reduce our operating margins.

        The price of fuel needed to run our vehicles and equipment is unpredictable and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by the oil and gas producers, war and unrest in oil producing countries, regional production patterns and environmental concerns. Any increase in fuel costs could materially reduce our profitability and liquidity because most of our contracts do not allow us to adjust our pricing for such expenses.

We maintain a workforce based upon current and anticipated workloads. We could incur significant costs and reduced profitability from underutilization of our workforce if we do not receive future contract awards, if these awards are delayed, or if there is a significant reduction in the level of work we provide.

        Our estimates of future performance and results of operations depend on, among other factors, whether and when we receive new contract awards, which affect the extent to which we are able to utilize our workforce. The rate at which we utilize our workforce is affected by a variety of factors, including our ability to manage attrition, our ability to forecast our need for services, which allows us to maintain an appropriately sized workforce, our ability to transition employees from completed projects to new projects or between internal business groups, and our need to devote resources to non-chargeable activities such as training or business development. While our estimates are based upon our good faith judgment, these estimates can be unreliable and may frequently change based on newly available information. In the case of large-scale projects where timing is often uncertain, it is particularly difficult to predict whether and when we will receive a contract award. The uncertainty of contract award timing can present difficulties in matching our workforce size to our contract needs. If an expected contract award is delayed or not received, we could incur costs resulting from reductions in staff or redundancy of facilities, which could reduce our profitability and cash flows.

In the ordinary course of our business, we may become subject to lawsuits, indemnity or other claims, which could materially and adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.

        From time to time, we are subject to various claims, lawsuits and other legal proceedings brought or threatened against us in the ordinary course of our business. These actions and proceedings may seek, among other things, compensation for alleged personal injury, workers' compensation, employment discrimination and other employment-related damages, breach of contract, property damage, environmental liabilities, multiemployer pension plan withdrawal liabilities, punitive damages and civil penalties or other losses, liquidated damages, consequential damages, or injunctive or declaratory relief. We may also be subject to litigation involving allegations of violations of the Fair Labor Standards Act and state wage and hour laws. In addition, we generally indemnify our customers for claims related to the services we provide and actions we take under our contracts, and, in some instances, we may be allocated risk through our contract terms for actions by our customers or other third parties.

        Claimants may seek large damage awards and defending claims can involve significant costs. When appropriate, we establish reserves against these items that we believe to be adequate in light of current information, legal advice and professional indemnity insurance coverage, and we adjust such reserves from time to time according to developments. See "Note 10. Commitments and Contingencies" in the notes to the audited consolidated financial statements. We could experience a reduction in our profitability and liquidity if our legal reserves are inadequate, our insurance coverage proves to be inadequate or becomes unavailable, or our self-insurance liabilities are higher than expected. The outcome of litigation is difficult to assess or quantify, as plaintiffs may seek recovery of very large or indeterminate amounts in these types of lawsuits or proceedings, and the magnitude of the potential loss may remain unknown for substantial periods of time. Furthermore, because litigation is inherently uncertain, the ultimate resolution of any such claim, lawsuit or proceeding through settlement, mediation, or court judgment could have a material adverse effect on our business, financial condition or results of operations. In addition, claims, lawsuits and proceedings may harm our reputation or divert management's attention from our business or divert resources away from operating our business, and cause us to incur significant expenses, any of which could have a material adverse effect on our business, financial condition, results of operations, profitability, cash flows and growth prospects.

Certain of our businesses have employees who are represented by unions or are subject to collective bargaining agreements. The use of a unionized workforce and any related obligations could adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.

        Certain of our employees are represented by labor unions and collective bargaining agreements. Although all such collective bargaining agreements prohibit strikes and work stoppages, we cannot be certain that strikes or work stoppages will not occur despite the terms of these agreements. Strikes or work stoppages could adversely affect our relationships with our customers and cause us to lose business. Additionally, as current agreements expire, the labor unions may not be able to negotiate extensions or replacements on terms favorable to their members, or at all, or avoid strikes, lockouts or other labor actions from time to time that may affect their members. Therefore, it cannot be assured that new agreements will be reached with employee labor unions as existing contracts expire, or on desirable terms. Any action against us relating to the union workforce we employ could have a material adverse effect on our business, financial condition, results of operations, profitability, cash flows and growth prospects.

Our participation in multiemployer pension plans may subject us to liabilities that could materially and adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.

        Substantially all of our collective bargaining agreements require us to participate with other companies in multiemployer pension plans. To the extent that U.S. registered plans are underfunded defined benefit plans, the Employee Retirement Income Security Act of 1974, as amended by the Multiemployer Pension Plan Amendments Act of 1980 (collectively, "ERISA"), subjects participating employers to substantial liabilities upon the employer's complete or partial withdrawal from, or upon termination of, such plans. Under current law pertaining to employers that are contributors to U.S. registered multiemployer defined benefit plans, a plan's termination, an employer's voluntary withdrawal from, or the mass withdrawal of contributing employers from, an underfunded multiemployer defined benefit plan requires participating employers to make payments to the plan for their proportionate share of the multiemployer plan's unfunded vested liabilities. These liabilities include an allocable share of the unfunded vested benefits of the plan for all plan participants, not only for benefits payable to participants of the contributing employer. As a result, participating employers may bear a higher proportion of liability for unfunded vested benefits if the other participating employers cease to contribute to, or withdraw from, the plan. The allocable portion of liability to participating employers could be more disproportionate if employers that have withdrawn from the plan are insolvent, or if they otherwise fail to pay their proportionate share of the withdrawal liability. We currently contribute, and in the past have contributed to, plans that are underfunded, and, therefore, could have potential liability associated with a voluntary or involuntary withdrawal from, or termination of, these plans. We currently do not intend to withdraw from such plans. However, there can be no assurance that we will not be assessed liabilities in the future, either because of our withdrawal from such plans or due to a "mass withdrawal" of contributing employers.

        In addition, the Pension Protection Act of 2006, as amended, added special funding and operational rules generally applicable to plan years beginning after 2007 for multiemployer plans that are classified as "endangered," "seriously endangered" or "critical" status based on multiple factors (including, for example, the plan's funded percentage, cash flow position and whether it is projected to experience a minimum funding deficiency). Plans in these classifications must adopt measures to improve their funded status through a funding improvement or rehabilitation plan, as applicable, which may require additional contributions from employers (which may take the form of a surcharge on benefit contributions) and/or modifications to retiree benefits.

        Based upon the information available to us from plan administrators as of December 31, 2018, several of the multiemployer pension plans in which we participate are sufficiently underfunded that they meet the one or more of the classifications described above. As a result, we could be required to increase our contributions, including in the form of a surcharge on future benefit contributions. The amount of additional funds we may be obligated to contribute in the future cannot be estimated, as these amounts are based on future levels of work of the union employees covered by these plans, investment returns and the funding status of the plans. See "Note 14. Employee Benefit Plans" of the accompanying notes to our consolidated financial statements included elsewhere in the prospectus for a further description of the funding status of the plans in which we participate.

        Potential withdrawal liabilities, requirements to pay increased contributions, and/or surcharges in connection with any of the multiemployer pension plans in which we participate could negatively impact our business, financial condition, results of operations, profitability, cash flows and growth prospects.

Our financial results are based, in part, upon estimates and assumptions that may differ from actual results.

        In preparing our consolidated financial statements in conformity with U.S. GAAP, management makes a number of estimates and assumptions that affect the amounts reported in our consolidated financial statements. These estimates and assumptions must be made because certain information used in the preparation of our consolidated financial statements is either dependent on future events or cannot be calculated with a high degree of precision from data available. In some cases, these estimates are particularly uncertain and we must exercise significant judgment. Key estimates include: the recognition of revenue and project profit or loss, which we define as project revenue less project costs of revenue, including project-related depreciation, in particular, on long-term construction contracts or other projects accounted for under the percentage-of-completion method, for which the recorded amounts require estimates of costs to complete projects, ultimate project profit and the amount of probable contract price adjustments; allowances for doubtful accounts; estimated fair values of goodwill and intangible assets, acquisition-related contingent consideration, investments in equity investees; asset lives used in computing depreciation and amortization; accrued self-insured claims; share-based compensation; other reserves and accruals; accounting for income taxes; and the estimated impact of contingencies and ongoing litigation. Actual results could differ materially from the estimates and assumptions that we use, which could have a material adverse effect on our results of operations, cash flows and liquidity. See "Note 1. Business, Basis of Presentation and Significant Accounting Policies" in the notes to our audited consolidated financial statements.

We may have additional tax liabilities associated with our domestic operations and discontinued Canadian operations.

        We are currently subject to federal and state income taxes in the United States. Management must exercise significant judgment in determining our provision for income taxes due to lack of clear and concise tax laws and regulations in certain jurisdictions. Tax laws may be changed or clarified and such changes may adversely affect our tax provisions. We are audited by various U.S. tax authorities and in the ordinary course of our business there are many transactions and calculations for which the ultimate tax determination may be uncertain. In addition, we have certain ongoing audits and tax disputes with tax authorities in Canada. Although we believe that our tax estimates are reasonable and that we maintain appropriate reserves for our potential liability, the final outcome of tax audits and related litigation could be materially different from that which is reflected in our financial statements.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

        We will be subject to income taxes in the United States, and our domestic tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

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  changes in the valuation of our deferred tax assets and liabilities;

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  expected timing and amount of the release of any tax valuation allowances;

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  tax effects of stock-based compensation;

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  costs related to intercompany restructurings;

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  changes in tax laws, regulations or interpretations thereof; and

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  lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

        In addition, we may be subject to audits of our income, sales and other transaction taxes by U.S. federal and state authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

Warranty claims resulting from our services could have a material adverse effect on our business.

        We generally warrant the work we perform for a two year period following substantial completion of a project, subject to further extensions of the warranty period following repairs or replacements. Historically, warranty claims have not been material, but such claims could potentially increase. If warranty claims occur, we could be required to repair or replace warrantied items at our cost, or, if our customers elect to repair or replace the warrantied item using the services of another provider, we could be required to pay for the cost of the repair or replacement. Additionally, while we generally require that the materials provided to us by suppliers have warranties consistent with those we provide to our customers, if any of these suppliers default on their warranty obligations to us, we may incur costs to repair or replace the defective materials for which we are not reimbursed. The costs associated with such warranties, including any warranty-related legal proceedings, could have a material adverse effect on our results of operations, cash flows and liquidity.

We rely on information, communications and data systems in our operations.

        Systems and information technology interruptions and/or breaches in our data security could adversely affect our ability to operate and our operating results or could result in harm to our reputation. We are heavily reliant on computer, information and communications technology and related systems in order to operate. From time to time, we experience system interruptions and delays. Our operations could be interrupted or delayed, or our data security could be breached, if we are unable to add software and hardware, effectively maintain and upgrade our systems and network infrastructure and/or take other steps to improve the efficiency of and protect our systems. In addition, our computer and communications systems and operations could be damaged or interrupted by natural disasters, power loss, telecommunications failures, computer viruses, acts of war or terrorism, physical or electronic break-ins and similar events or disruptions, including breaches by computer hackers and cyber-terrorists. Any of these or other events could cause system interruptions, delays and/or loss of critical data including private data, could delay or prevent operations, including the processing of transactions and reporting of financial results, processing inefficiency, downtime, or could result in the unintentional disclosure of customer or our information, which could adversely affect our operating results, harm our reputation and result in significant costs, fines or litigation. Similar risks could affect our customers and vendors, indirectly affecting us. While management has taken steps to address these concerns by implementing network security and internal control measures, there can be no assurance that a system failure or loss or data security breach will not materially adversely affect our financial condition and operating results.

Risks Related to Our Industry and Our Customers' Industries

Economic downturns could reduce capital expenditures in the industries we serve, which could result in decreased demand for our services.

        The demand for our services has been, and will likely continue to be, cyclical in nature and vulnerable to general downturns in the U.S. economy. During economic downturns, our customers may not have the ability to fund capital expenditures for infrastructure, or may have difficulty obtaining financing for planned projects. In addition, uncertain or adverse economic conditions that create volatility in the credit and equity markets may reduce the availability of debt or equity financing for our customers, causing them to reduce capital spending. This has resulted, and in the future could result, in cancellations of projects or deferral of projects to a later date. Such cancellations or deferrals could materially and adversely affect our results of operations, cash flows and liquidity. These conditions could also make it difficult to estimate our customers' demand for our services and add uncertainty to the determination of our backlog.

        In addition, our customers are negatively affected by economic downturns that decrease the need for their services or the profitability of their services. During an economic downturn, our customers also may not have the ability or desire to continue to fund capital expenditures for infrastructure or may outsource less work. A decrease in related project work could negatively impact demand for the services we provide and could materially adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.

Our customers may be adversely affected by market conditions and economic downturns, which could impair their ability to pay for our services.

        Slowing conditions in the industries we serve, as well as economic downturns or bankruptcies within these industries, may impair the financial condition of one or more of our customers and hinder their ability to pay us on a timely basis. In difficult economic times, some of our clients may find it difficult to pay for our services on a timely basis, increasing the risk that our accounts receivable could become uncollectible and ultimately be written off. In certain cases, our clients are project-specific entities that do not have significant assets other than their interests in the project. From time to time, it may be difficult for us to collect payments owed to us by these clients. Delays in client payments may require us to make a working capital investment, which could negatively impact our cash flows and liquidity. If a client fails to pay us on a timely basis or defaults in making payments on a project for which we have devoted significant resources, it could materially and adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.

Our industry is highly competitive, which may reduce our market share and harm our financial performance.

        We compete with other companies in most of the markets in which we operate, ranging from small independent firms servicing local markets to larger firms servicing regional and national markets. We also face competition from existing and prospective customers that employ in-house personnel to perform some of the services we provide. Additionally, organizations that have adequate financial resources and access to technical expertise and skilled personnel may become a competitor. Most of our customers' work is awarded through a bid process. Consequently, although management believes reliability is often more important to customers than price, price is often the principal factor that determines which service provider is selected, especially on smaller, less complex projects. Smaller competitors sometimes win bids for these projects based on price alone due to their lower costs and financial return requirements. Additionally, our bids for certain projects may not be successful because of a customer's perception of our relative ability to perform the work as compared to our competitors or a customer's perception of technological advantages held by our competitors as well as other factors. Our business, financial condition, results of operations, profitability, cash flows and growth prospects could be materially and adversely affected if we are unsuccessful in bidding for projects or renewing our contracts, or if our ability to win such projects or agreements requires that we accept lower margins.

Many of the industries we serve are subject to customer consolidation, rapid technological and regulatory changes, and our inability or failure to adjust to our customers' changing needs could result in decreased demand for our services.

        We derive a substantial portion of our revenue from customers in the heavy civil and power generation industries, which are subject to consolidation, rapid changes in technology and governmental regulation. Consolidation of any of our customers, or groups of our customers, could result in the loss of one or more of these customers, or could affect customer demand for the services we provide. Additionally, changes in technology may reduce demand for the services we provide.

        New technologies or upgrades to existing technologies by customers could reduce demand for our services. Technological advances may result in lower costs for sources of energy, which could render existing renewable energy projects and technologies uncompetitive or obsolete. Our failure to rapidly adopt and master new technologies as they are developed in any of the industries we serve could have a material adverse effect on our results of operations, cash flows and liquidity. Furthermore, certain of our customers face stringent regulatory and environmental requirements and permitting processes as they implement plans for their projects, any of which could result in delays, reductions and cancellations of projects, which could materially and adversely affect our business, financial condition, results of operations, profitability, cash flows and growth prospects.

Risks Related to Our Capital Structure

Our liquidity remains constrained and we could require additional sources of liquidity in the future to fund our operations and service our indebtedness.

        We have experienced decreased liquidity due to the multiple severe weather events in the third quarter and fourth quarter of 2018. Although we have taken steps to enhance our liquidity, our liquidity remains constrained.

        We anticipate that our existing cash balances, funds generated from operations, proceeds from the issuance of the Series B Preferred and borrowings under our Third A&R Credit Agreement will be sufficient to meet our cash requirements for the next twelve months, but we cannot provide any assurance that these sources will be sufficient because there are many factors that could affect our liquidity, including some that are beyond our control. Factors that could cause our future liquidity to vary materially from expectations include, but are not limited to, weather events, bonding obligations, contract disputes with customers, loss of customers, spending patterns of customers, unforeseen costs and expenses and our ability to maintain compliance with the covenants and restrictions in our Third A&R Credit Agreement (or obtain waivers in the event of noncompliance). If we encounter circumstances that place unforeseen constraints on our capital resources, we will be required to take additional measures to conserve or enhance liquidity.

        In the future, we may require additional funds for operating purposes and may seek to raise additional funds through debt or equity financing. If we ever need to seek additional financing, there is no assurance that this additional financing will be available, or if available, will be on reasonable terms. If our liquidity and capital resources are insufficient to meet our working capital requirements or fund our debt service obligations, we could face substantial liquidity problems, may not be able to generate sufficient cash to service all our indebtedness and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful. In the event we are not able to fund our working capital, we will not be able to implement or may be required to delay all or part of our business plan, and our ability to improve our operations, generate positive cash flows from operating activities and expand the business would be materially adversely affected.

        If our results of operations were negatively impacted by unforeseen factors, or impacted to a greater degree than anticipated, we might not be able to maintain compliance with the covenants and restrictions in our Third A&R Credit Agreement. If we are unable to comply with the financial covenants in the future, and are unable to obtain a waiver or forbearance, it would result in an uncured default under the Third A&R Credit Agreement. If a default under the Third A&R Credit Agreement were not cured or waived, we would be unable to borrow under the Third A&R Credit Agreement and the indebtedness thereunder could be declared immediately due and payable a default under our Third A&R Credit Agreement may also be considered a default under certain other of our other instruments and contracts. If we were unable to borrow under the Third A&R Credit Agreement, we would need to meet our capital requirements using other sources. Alternative sources of liquidity may not be available on acceptable terms if at all. Even if we were able to obtain an amendment, forbearance agreement or waiver in the future, we might be required to agree to other changes to the Third A&R Credit Agreement, including increased interest rates or premiums, more restrictive covenants and/or pay a fee for such amendment, forbearance agreement or waiver. Any of these events would have a material adverse effect on our business, financial condition and liquidity.

We have a significant amount of debt. Our substantial indebtedness could adversely affect our business, financial condition and results of operations and our ability to meet our payment obligations.

        We have a significant amount of debt and substantial debt service requirements. This level of debt could have significant consequences on our future operations, including:

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  making it more difficult for us to meet our payment and other obligations;

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  our failure to comply with the financial and other restrictive covenants contained in our debt agreements, which could trigger events of default that could result in all of our debt becoming immediately due and payable;

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  reducing the availability of our cash flows to fund working capital, capital expenditures, acquisitions or strategic investments and other general corporate requirements, and limiting our ability to obtain additional financing for these purposes;

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  subjecting us to increased interest expense related to our indebtedness with variable interest rates, including borrowings under our credit facility;

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  limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to changes in our business, the industry in which we operate and the general economy;

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  placing us at a competitive disadvantage compared to our competitors that have less debt or are less leveraged;

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  making cash dividends more expensive under our Series B Preferred Stock; and

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  preventing us from paying dividends.

        Any of the above-listed factors could have an adverse effect on our business, financial condition and results of operations and our ability to meet our payment obligations. Our ability to meet our payment and other obligations under our debt instruments depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. We cannot assure you that our business will generate cash flow from operations, or that future borrowings will be available to us under our Third A&R Credit Agreement in an amount sufficient to enable us to meet our payment obligations and to fund other liquidity needs. If we are not able to generate sufficient cash flow to service our debt obligations, we may need to refinance or restructure our debt, sell assets, reduce or delay capital investments, or seek to raise additional capital, and some of these activities may be on terms that are unfavorable or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. If we are unable to implement one or more of these alternatives, we may not be able to meet our payment obligations.

Our Third A&R Credit Agreement, the Series A Preferred Stock and Series B Preferred Stock impose restrictions on us that may prevent us from engaging in transactions that might benefit us.

        The Third A&R Credit Agreement contains restrictions that, among other things prevents or restricts us from:

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  engaging in certain transactions with affiliates;

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  buying back shares or paying dividends in excess of specified amounts;

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  making investments and acquisitions in excess of specified amounts;

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  incurring additional indebtedness in excess of specified amounts;

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  creating certain liens against our assets;

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  prepaying subordinated indebtedness;

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  engaging in certain mergers or combinations;

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  failing to satisfy certain financial tests; and

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  engaging in transactions that would result in a "change of control."

        Additionally, the holders of our Series A Preferred Stock and Ares, in the case of our Series B Preferred Stock, have the right to consent to certain actions prior to us undertaking them, including, but not limited to:

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  creating or authorizing any senior stock, parity stock and stock that votes together with the Series A Preferred Stock or Series B Preferred Stock, or capital stock of a subsidiary;

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  reclassifications, alterations or amendments of any of our capital stock or of our subsidiaries that would render such capital stock senior or on parity to the Series A Preferred Stock or Series B Preferred Stock;

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  entering into any agreement with respect to, or consummating, any merger, consolidation or similar transaction with any other person pursuant to which we or a subsidiary of ours would not be the surviving entity, if as a result of such transaction, any capital stock or equity or equity-linked securities of such person would rank senior to or pari passu with the Series A Preferred Stock or Series B Preferred Stock;

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  entering certain agreements with respect to, or consummating, any merger, consolidation or similar transaction with any other person pursuant to which we or a subsidiary of ours would not be the surviving entity, if as a result of such transaction, any capital stock or equity or equity-linked securities of such person would rank senior to or on parity with such Series A Preferred Stock or Series B Preferred Stock;

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  assuming, incurring or guarantying, or authorizing the creation, assumption, incurrence or guarantee of, any indebtedness for borrowed money (subject to certain exceptions);

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  authorizing or consummating certain change of control events or liquidation events; or

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  altering, amending, supplementing, restating, waiving or otherwise modifying the certificates governing the Series A Preferred Stock or Series B Preferred Stock or any other of our documents in a manner that would reasonably be expected to be materially adverse to the rights or obligations of the holders of Series A Preferred Stock or Series B Preferred Stock.

        The Series B Preferred Stock contains additional consent rights, including with respect to:

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  increasing the size of the Board;

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  conducting any business or entering into or conducting any transaction or series of transaction with, or for the benefit of, any affiliate, subject to limitations;

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  entering into any transaction, contract, agreement or series of related transactions, contracts, or agreement with respect to the provision of services to customers exceeding certain amounts; or

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  with respect to SAIIA, subject to certain limitations: (i) entering into any agreement with respect to, or consummate any, merger, consolidation or similar transaction with SAIIA or any of its subsidiaries, (ii) assuming, incurring or guaranteeing, or authorizing the creation, assumption, incurrence or guarantee of any indebtedness by, or for the benefit of SAIIA or any of its subsidiaries, (iii) creating, incurring, assuming or suffering to exist any lien upon or with respect to any property or assets for the benefit of SAIIA or any of its subsidiaries or security any obligations of SAIIA or any of its subsidiaries above certain limits, (iv) consummating any sale, lease, transfer, issuance or other disposition, including by means of a merger, consolidation or similar transaction, of any shares of capital stock of a subsidiary or any other of our assets or of or any subsidiary to SAIIA or any of its subsidiaries, or (v) subject to certain exceptions, making any advance, loan, extension of credit or capital contribution to, or purchase any capital stock, bonds, notes, debentures or other debt securities of SAIIA or any of its subsidiaries.

        Accordingly, provisions in the Third A&R Credit Agreement that restrict our business could make compliance with the terms and conditions of the Third A&R Credit Agreement more difficult. Furthermore, provisions in the Third A&R Credit Agreement, as well as rights of holders of the Series A Preferred Stock and Series B Preferred Stock could impact our ability to engage in transactions we deem beneficial.

There may be future sales of our Common Stock or other dilution of our equity that could adversely affect the market price of our Common Stock. In connection with certain completed acquisitions, we have issued shares of our Common Stock, and we additionally have the option to issue shares of our Common Stock instead of cash as consideration for future earn-out obligations.

        We may agree to issue additional shares in connection with other future acquisition or financing transactions, which, if issued, would dilute your share ownership and could lead to volatility in our Common Stock price. We grow our business organically as well as through acquisition. One method of acquiring companies or otherwise funding our corporate activities is through the issuance of equity securities. In connection with certain acquisitions, we have the option to issue shares of our Common Stock instead of paying cash for the related earn-out obligations. Such issuances could have the effect of diluting our earnings per share as well as our existing stockholders' individual ownership percentages and could lead to volatility in our Common Stock price.

        We are not restricted from issuing additional Common Stock. The issuance of additional shares of our Common Stock in connection with future acquisitions, convertible securities or other issuances of our Common Stock, including restricted stock awards, restricted stock units and/or options, or otherwise, will dilute the ownership interest of our holders of our Common Stock. Sales of a substantial number of shares of our Common Stock or other equity-related securities in the public market could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities. We cannot predict the effect that future sales of our Common Stock or other equity-related securities would have on the market price of our Common Stock.

Certain information presented herein is on the basis of "emerging growth company" status and the reduced disclosure requirements applicable to "emerging growth companies."

        Based on our revenue of $940.8 million for the nine months ended September 30, 2019, we expect to have lost "emerging growth company" status (as defined in the JOBS Act) as of December 31, 2019, because our annual gross revenues will exceed the $1.07 billion limitation for qualifying as an emerging growth company.

        For as long as a company is an "emerging growth company," it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies. Among other things, we were not required to provide an auditor attestation report on the assessment of internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002. Section 107 of the JOBS Act also provides that an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We elected to take advantage of the extended transition period and other reduced reporting obligations.

        Certain of the information herein is presented herein relates to periods where we took advantage of the transition period and other reduced reporting obligations. Accordingly, the information presented herein may not be comparable to those of companies that were not emerging growth companies.

        If our independent registered public accounting firm cannot provide an unqualified attestation report on the effectiveness of our internal control over financial reporting for the year ended December 31, 2019, investor confidence and, in turn, the market price of our Common Stock could decline.

Oaktree and M III Sponsor I LLC have significant ability to influence corporate decisions.

        Oaktree and its affiliates own 10,313,500 shares of Common Stock, which represents approximately 46.3% of the total issued and outstanding Common Stock, and M III Sponsor I, LLC ("M III Sponsor") and its affiliates own 1,217,206 shares of Common Stock, which represents approximately 5.5% of the issued and outstanding Common Stock. All percentages are based upon 22,258,999 shares of Common Stock outstanding as of the Record Date. These amounts do not include shares of Common Stock issuable upon conversion of Series A Preferred Stock, Series B Preferred Stock or warrants held by Oaktree Capital Group, LLC and its affiliates, and warrants held by M III Sponsor and its affiliates.

        As long as Oaktree and M III Sponsor own or control a significant percentage of our outstanding voting power, they will have the ability to significantly influence all corporate actions requiring stockholder approval, including the election and removal of directors and the size of our board of directors, any amendment to our Certificate of Incorporation or our Amended and Restated Bylaws (the "Bylaws"), or the approval of any merger or other significant corporate transaction, including a sale of substantially all of our assets.

        In addition, pursuant to the terms of the Third Amended and Restated Investor Rights Agreement, dated as of January 23, 2020 (the "Third A&R Investor Rights Agreement"), each of Oaktree and M III Sponsor have consent rights over certain matters for so long as Oaktree or M III Sponsor and certain of their permitted transferees and affiliates, directly or indirectly, beneficially own at least fifty percent (50%) of the Common Stock (including unvested founder shares, in the case of M III Sponsor) beneficially owned by Oaktree or the Sponsors, respectively, as of the closing of our business combination, including: entering into, waiving, amending or otherwise modifying the terms of any transaction or agreement between us and any of our subsidiaries, on the one hand, and (a) M III Sponsor or their affiliates or any affiliate of us, on the other hand (in the case of Oaktree), other than the exercise of any rights under certain existing agreements (without giving effect to any subsequent amendments) or (b) Oaktree or their affiliates (in the case of M III Sponsor), subject to certain exceptions, and other than the exercise of any rights under certain existing agreements (without giving effect to any subsequent amendments); in the case of Oaktree, hiring or removing the Chief Executive Officer or any other executive officer or amending, supplementing, waiving or failing to enforce the Voting Agreement (as defined herein); or except as contemplated by the Third A&R Investor Rights Agreement, increasing or decreasing the size of the Board.

        Under the Third A&R Investor Rights Agreement, Oaktree and M III Sponsor also have ongoing rights to nominate one director, depending on the ownership interests of Oaktree or M III Sponsor.

        The interests of Oaktree and M III Sponsor may not align with the interests of our other stockholders. Oaktree and M III Sponsor are in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. Oaktree and M III Sponsor may also pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. Our Certificate of Incorporation also provides that M III Sponsor and Oaktree and their respective partners, principals, directors, officers, members, managers and/or employees, including any of the foregoing who serve as officers or directors of the post-combination company, do not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the post-combination company or any of its subsidiaries.

Ares may have the ability to influence certain corporate decisions through the exercise of certain rights, including under the respective certificates of designation for the Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock.

        ASSF IV and ASOF Holdings, each a fund affiliated with Ares, own shares of Series B Preferred Stock and warrants exercisable for 5,996,310 shares of Common Stock. Ares has the right to appoint two directors to our Board pursuant to the terms of the certificate of designations for the Series B-1 Preferred Stock and Series B-2 Preferred Stock, but has agreed to only nominate one member so long as the terms of the Waiver Agreement (as defined herein) are satisfied. As of the date of this prospectus, Ares has not designated a director to our Board. Ares has consent rights under the respective certificate of designations for the Series B Preferred Stock. Please see "—Our Third A&R Credit Agreement, the Series A Preferred Stock and Series B Preferred Stock impose restrictions on us that may prevent us from engaging in transactions that might benefit us." Please also see "Certain Relationships and Related Party Transactions" for additional information about our relationships with Ares. The interests of Ares, ASSF IV and ASOF Holdings may not align with the interests of our other stockholders. Ares, ASSF IV and ASOF Holdings are in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. Ares, ASSF IV and ASOF Holdings may also pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us.

Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.

        Our quarterly operating results may fluctuate significantly because of several factors, including:

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  weather events;

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  labor availability and costs for hourly and management personnel;

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  profitability of our products and services, especially in new markets and due to seasonal fluctuations;

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  changes in interest rates;

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  impairment of long-lived assets;

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  macroeconomic conditions, both nationally and locally;

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  negative publicity relating to products and services we offer;

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  changes in consumer preferences and competitive conditions;

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  expansion to new markets; and

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  fluctuations in commodity prices.

Our Certificate of Incorporation, Bylaws and certain provision of Delaware law contain anti-takeover provisions that could impair a takeover attempt.

        As a Delaware corporation, anti-takeover provisions may impose an impediment to the ability of others to acquire control of us, even if a change of control would be of benefit to our stockholders. In addition, certain provisions of our Certificate of Incorporation and our Bylaws, also may impose an impediment or discourage others from a takeover.

        These provisions include:

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  a staggered board of directors providing for three classes of directors, which limits the ability of a stockholder or group to gain control of our board of directors;

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  a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

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  a prohibition on stockholders calling a special meeting and the requirement that a special meeting of stockholders may only be called by (i) the chairman of our Board, (ii) our Chief Executive Officer, (iii) a majority of our Board, or (iv) directors designated by M III Sponsor or Oaktree subject to certain conditions set forth in the Third A&R Investor Rights Agreement; and

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  the requirement that changes or amendments to certain provisions of our Certificate of Incorporation or Bylaws must be approved by holders of at least two-thirds of the Common Stock and, in some cases under our Bylaws, 80% of the Common Stock.

The terms of our Series A Preferred Stock and Series B Preferred Stock reduce the likelihood of dividend payments on our Common Stock, and may otherwise adversely affect the Common Stock.

        If not paid in cash at a rate of 10% per annum, dividends on our Series A Preferred Stock will accrue and increase the stated value of the Series A Preferred Stock at a rate of 12% per annum. If not paid in cash at a rate of 13.5% per annum (or 12% in the event our Total Net Leverage Ratio is less than or equal to 1.50 to 1.00), dividends on our Series B Preferred Stock will accrue and increase the stated value of the Series B Preferred Stock at a rate of 15% per annum.

        If we elect not to pay cash dividends, or our business does not generate enough cash to make the cash dividends on the Series A Preferred Stock and Series B Preferred Stock, dividends will accrue and increase the stated value. An increase in the stated value would result in an increase in the aggregate amount of cash we need to pay future cash dividends. Dividends on the Series A Preferred Stock and Series B Preferred Stock rank senior in priority to dividends on our Common Stock. Accordingly, the terms of the Series A Preferred Stock and Series B Preferred Stock reduce the likelihood that we will pay dividends on our Common Stock in the future, which may cause the price of our Common Stock to decline. An increase in the stated value may also result in holders of Series A Preferred Stock and Series B Preferred Stock having larger claims in the event of our liquidation or dissolution.

Our Common Stockholders may face substantial dilution as a result of warrants.

        On May 20, 2019, under the First Equity Commitment Agreement, we issued the First ECA Warrants exercisable into an aggregate of 2,545,934 shares of Common Stock. On August 30, 2019, under the Second Equity Commitment Agreement, we issued the Second ECA Warrants exercisable into an aggregate of 900,000 shares of Common Stock. On November 14, 2019, we issued the Third ECA Warrants exercisable into 3,568,750 shares of Common Stock. On November 14, 2019, we also issued the Preferred Exchange Agreement Warrants exercisable into 657,383 shares of Common Stock pursuant to the Preferred Exchange Agreement.

        Each of the First Equity Commitment Agreement, Second Equity Commitment Agreement, Third Equity Commitment Agreement and Preferred Exchange Agreement has provisions that require us to issue additional warrants upon additional issuances of Common Stock and warrants. These additional issuances may result in a significant additional number of warrants and Common Stock, the exact number of which cannot be determined and which may are depend on future events, many of which are out of our control.

        The warrants issued under the First Equity Commitment Agreement, Second Equity Commitment Agreement, Third Equity Commitment Agreement and Preferred Exchange Agreement are exercisable into our Common Stock at an exercise price per share of $0.0001, which the holder may pay by check or wire transfer, or by instructing us to withhold a number of shares of Common Stock then issuable upon exercise of the Warrant with an aggregate fair market value as of the date of exercise equal to the aggregate exercise price, or any combination of the foregoing. The number of shares of Common Stock issuable upon exercise of the warrants adjust for dividends, subdivisions or combinations; cash distributions or other distributions; reorganization, reclassification, consolidation or merger; and spin-offs.

        The shares of Common Stock that may be issued under the warrants pursuant to the First Equity Commitment Agreement, Second Equity Commitment Agreement, Third Equity Commitment Agreement and Preferred Exchange Agreement are subject to that certain Amended and Restated Registration Rights Agreement, dated March 26, 2018, as amended (the "Registration Rights Agreement"), and accordingly, we may be required to register the shares of Common Stock underlying the warrants for resale.

        Accordingly, our presently existing warrants and warrants that may be issued in the future may result in substantial additional issuances and resales of Common Stock. In certain instances, the timing and number of additional warrants that may be issued is unknown and dependent upon future events and circumstances, some of which are outside of our control. Additional issuances of Common Stock, and/or sales of Common Stock, would have the effect of diluting our earnings per share as well as our existing shareholders' individual ownership percentages and could lead to volatility in our Common Stock price. Sales of a substantial number of shares of our Common Stock could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities.

The Series A Preferred Stock may result in substantial dilution to holders of our Common Stock.

        On November 14, 2019, we issued 19,123.87 shares of Series B-3 Preferred Stock and 657,383 Preferred Exchange Agreement Warrants to IEA LLC in exchange for 50% of the outstanding Series A Preferred Stock pursuant to the Preferred Exchange Agreement. As of the date hereof, we have 17,482.5 shares of Series A Preferred Stock outstanding. Any holder of Series A Preferred Stock may elect, by written notice to us (w) at any time and from time to time on or after the third anniversary of March 26, 2018, (x) at any time and from time to time if the terms of the Series B Preferred Stock or Third A&R Credit Agreement (or other facility) would prohibit the payment of cash dividends on the Series A Preferred Stock, (y) at any time any shares of Series B Preferred Stock are outstanding, or (z) at any time and from time to time on or after the non-payment of dividends when due, failure to redeem shares of Series A Preferred Stock when required or any other material default (in each case, as further specified in the certificate) until such non-payment, failure or default is cured by us, to cause us to convert, without the payment of additional consideration by such holder, all or any portion of the issued and outstanding shares of Series A Preferred Stock held by such holder, as specified by such holder in such notice, into a number of shares of Common Stock determined by dividing (i) the stated value plus accrued and unpaid dividends by (ii) the VWAP per share of Common Stock for the 30 consecutive trading days ending on the trading day immediately preceding the conversion date. In the event the Series A Preferred Stock is converted following an uncured non-payment, failure or default event, or if a holder of Series A Preferred Stock is converting pursuant to (x) or (y) above, for the purposes of the foregoing calculation, VWAP per share shall be multiplied by 90%. The "VWAP per share" is defined as the per share volume-weighted average price as reported by Bloomberg (as further described in the certificate governing the Series A Preferred Stock).

        The shares of Common Stock that may be issued upon conversion of the Series A Preferred Stock are subject to the Registration Rights Agreement, and accordingly, we may be required to register the shares of Common Stock underlying the Series A Preferred Stock for resale.

        Accordingly, the Series A Preferred Stock may result in substantial additional issuances and resales of Common Stock. The timing and number of shares of Common Stock that may be issued as a result of the Series A Preferred Stock is unknown and dependent upon future events and circumstances, some of which are outside of our control. Additional issuances of Common Stock, and/or sales of Common Stock, would have the effect of diluting our earnings per share as well as our existing shareholders' individual ownership percentages and could lead to volatility in our Common Stock price. Sales of a substantial number of shares of our Common Stock could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities.

Our stock price has experienced significant volatility.

        Our stock price has declined significantly since the third quarter of 2018, and has exhibited substantial volatility in 2019, including following our press releases on August 14, 2019 and October 9, 2019. Our price may fluctuate in response to a number of events and factors, including, but not limited to:

  •
  actual or anticipated quarterly operating results;

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  new developments and significant transactions;

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  the financial projections we provide to the public, and any changes to the projections or failure to meet the projections;

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  changes in our credit ratings;

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  the public's reaction to our press releases, other public announcements and filings with the SEC;

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  changes in financial estimates, recommendations and coverages by securities analysts;

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  media coverage of our business and financial performance;

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  trends in our industry;

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  significant changes in our management;

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  lawsuits threatened or filed against us; and

  •
  general economic conditions.

        Price volatility over a given period or a low stock price may result in a number of negative outcomes, including, but not limited to:

  •
  creating potential limitations on the ability to raise capital through the issuance of equity or equity linked securities;

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  impacting the value of our equity compensation, which affects our ability to recruit and retain employees;

  •
  decreasing the value of the contingent earn-out related to our merger agreement, held in large part by members of management, which could cause a decline in job satisfaction or lead to management turnover;

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  difficulty complying with the listing standards of NASDAQ; and

  •
  increasing the risk of regulatory proceedings and litigation, including class action securities litigation

        If any of these outcomes were to occur, it could materially and adversely affect our business, financial condition, or results of operations, and the value of your investment.

Risks Related to the Rights Offering

Your interest in the Company may be diluted as a result of this Rights Offering.

        We are distributing to holders of our Common Stock, other than Excluded Stockholders, at no charge, transferable Subscription Rights to purchase Units (transferable in minimum denominations of 50). Each Unit consists of one share of Series B-3 Preferred Stock and 34.375 Warrants. Each share of Series B-3 Preferred Stock has the terms and conditions further described herein. Each Warrant will be exercisable for one share of our Common Stock at a price of $0.0001 per share from the date of issuance. Subject to applicable securities laws, Warrants will be exercisable for cash, or, during any period when a registration statement for the exercise of the Warrants is not in effect, on a cashless basis or pursuant to an applicable exemption, at any time and from time to time after the date of issuance.

        Our Common Stock is junior to the Series B-3 Preferred Stock and, accordingly, has priority in dividends and liquidation events. Accordingly, stockholders who do not fully exercise their Subscription Rights will not be participating in the issuance of a security that is senior to the Common Stock.

        Furthermore, upon certain events, the Series B-3 Preferred Stock is convertible into Common Stock at a discount to the trading price of the Common Stock at the time of conversion. Additionally, the Warrants will allow holders thereof to obtain additional shares of Common Stock upon exercise at an Exercise Price of $0.0001 per share. Accordingly, stockholders who do not fully exercise their Subscription Rights should expect that they will, at the completion of this offering, own a smaller proportional interest on a fully-diluted basis than would otherwise be the case had they fully exercised their Subscription Rights.

This Rights Offering may cause the trading price of our Common Stock to decrease.

        Because both the Series B-3 Preferred Stock can, upon certain events, be converted into shares of Common Stock at a discount to the then price of our Common Stock, and Warrants are exercisable into Common Stock at the Exercise Price of $0.0001 per share, the issuance of Subscription Rights to may result in an immediate decrease in the market price of our Common Stock. This decrease may continue after the completion of this Rights Offering. We cannot predict the effect that the potential for future sales of Common Stock represented by the Series B-3 Preferred Stock and Warrants issued in connection with the Rights Offering will have on the market price of our Common Stock from time to time.

If we terminate this offering for any reason, we will have no obligation other than to return subscription monies.

        We may decide, in our sole discretion and for any reason, after any required Special Committee approval, to cancel or terminate the Rights Offering at any time prior to the expiration date. If this offering is cancelled or terminated, we will have no obligation with respect to Subscription Rights that have been exercised except to return as soon as reasonably practicable, without interest or deduction, all subscription payments deposited with the Subscription Agent. If we terminate this offering and you have not exercised any Subscription Rights, such Subscription Rights will expire and be worthless.

The Subscription Price determined for this offering is not an indication of the fair value of the Series B-3 Preferred Stock, Warrants or our Common Stock.

        Because the aggregate Rights Offering is limited in size to $15.0 million and 15,000 shares of Series B-3 Preferred Stock (each with an initial Stated Value of $1,000), a per Unit price of $1,000.00 corresponds to both the maximum aggregate Rights Offering size and aggregate limit on Series B-3 Preferred Stock. The Warrant component of each Unit (of 34.375 Warrants per Unit), corresponds to the Warrant to Stated Value ratio of 5.5/160. Please see "The Rights Offering—Determination of Offering Price."

        The Subscription Price does not necessarily bear any relationship to any established criteria for value. No valuation consultant or investment banker has opined upon the fairness or adequacy of the Subscription Price. You should not consider the Subscription Price as an indication of actual value of the Company, the Series B-3 Preferred Stock, the Warrants or our Common Stock. You should obtain a current price quote for our Common Stock and perform an independent assessment of our Series B-3 Preferred Stock and Warrants before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this Rights Offering.

If you do not act on a timely basis and follow subscription instructions, your exercise of Subscription Rights may be rejected.

        Holders of Subscription Rights who desire to exercise Subscription Rights in this Rights Offering must act on a timely basis to ensure that all required forms and payments are actually received by the Subscription Agent prior to 5:00 p.m., Eastern Time, on the expiration date, unless extended. If you are a beneficial owner of shares of Common Stock and you wish to exercise your Subscription Rights, you must act promptly to ensure that your broker, dealer, bank, trustee or other nominee acts for you and that all required forms and payments are actually received by your broker, dealer, bank, trustee or other nominee in sufficient time to deliver such forms and payments to the Subscription Agent to exercise the Subscription Rights granted in this offering that you beneficially own prior to 5:00 p.m., Eastern Time, on the expiration date, as may be extended. We will not be responsible if your broker, dealer, bank, trustee or other nominee fails to ensure that all required forms and payments are actually received by the Subscription Agent prior to 5:00 p.m., Eastern Time, on the expiration date.

        If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in this Rights Offering, the Subscription Agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the Subscription Agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

The amount of Units that you may ultimately be allocated is uncertain.

        We are distributing to holders of our Common Stock, other than Excluded Stockholders, at no charge, transferable Subscription Rights to purchase Units (transferable in minimum denominations of 50). While we are distributing to holders of our Common Stock, other than Excluded Stockholders, one Subscription Right for every share of Common Stock owned on the Record Date, we are only accepting subscriptions for 15,000 Units in this Rights Offering. As a result, based on 22,258,999 shares of Common Stock outstanding as of January 27, 2020 (but excluding Excluded Stockholders that are registered holders), we would grant Subscription Rights to acquire 11,945,499 Units but will only accept subscriptions for 15,000 Units. In addition, we may limit the amount of Units that may be allocated to you according to the Maximum Subscription Limitation. Accordingly, we cannot guarantee that you will receive any, or the entire amount, of Units for which you subscribed, and the actual amount allocated to you is uncertain.

If you make payment of the Subscription Price by personal check, your check may not clear in sufficient time to enable you to purchase shares of Series B-3 Preferred Stock and Warrants in this Rights Offering.

        Any personal check used to pay for Units in this Rights Offering must clear prior to the expiration date of this Rights Offering. If you choose to exercise your Subscription Rights, in whole or in part, and to pay for Units by personal check and your check has not cleared prior to the expiration date of this Rights Offering, you will not have satisfied the conditions to exercise your Subscription Rights and will not receive the Units you wish to purchase.

Although the Subscription Rights are transferrable, there may not be a trading market for the Subscription Rights, and the transfer of Subscription Rights may be limited and difficult.

        The Subscription Rights will be new issues of securities with no prior trading market. Although they are transferrable, we do not intend to apply to list the Subscription Rights for trading on the NASDAQ or any other market and your ability to transfer the Subscription Rights will be limited and difficult. In addition, the Subscription Rights will only be transferable in minimum denominations of 50. If you desire to transfer your Subscription Rights, you will need to locate a buyer or transferee of your Subscription Rights. We do not intend to facilitate transfers among shareholders or otherwise create a market for transfers and sales. Accordingly, we cannot provide you any assurances as to the liquidity of a market for the Subscription Rights and your ability to transfer the Subscription Rights will be limited and difficult. Furthermore, because there is likely to be an illiquid market for the Subscription Rights, if any, the value that you receive, if any, upon transfer of a Subscription Right will likely be reduced, and may vary significantly from other transferors. We are not responsible if you elect to sell your Subscription Rights and no public or private market exists to facilitate the purchase of Subscription Rights.

        The Minimum Subscription Requirement continues to apply to the balance of Subscription Rights not transferred. Accordingly, if you are transferring your Subscription Rights, you should ensure that you continue to hold a sufficient number of Subscription Rights to exercise the Minimum Subscription Requirement. We have the right to reject subscriptions for less than the Minimum Subscription Requirement, including those received through a transfer.

        If you are a beneficial owner of Common Stock that is registered in the name of a broker, dealer, bank or other nominee, you will need to coordinate a transfers through your broker, dealer, bank or other nominee. Transfer mechanics through brokers, dealers, banks and other nominees may be difficult and limited, and we cannot guarantee that they would be able to process a transfer.

        If you are a registered holder of Common Stock, you will need to follow the transfer instructions on your Rights Certificate, and ensure sufficient time for a transferee to exercise the transferred Subscription Rights. The subscription agent will facilitate subdivisions of Subscription Rights Certificates only until 5:00 p.m., Eastern Time, on February 26, 2020, the third business day before the expiration date. Subscription Rights Certificates may not be divided into fractional rights, and any instruction to do so will be rejected.

        Holders wishing to transfer all or a portion of their Subscription Rights, or to subdivide Subscription Rights, should allow a sufficient amount of time prior to the expiration date for: (i) the transfer instructions to be received and processed by the subscription agent or applicable broker, dealer, bank or other nominee; (ii) if required, a new Subscription Rights Certificate to be issued and transmitted to the transferee or transferees with respect to transferred Subscription Rights and to the transferor with respect to retained Subscription Right, if any; and (iii) the Subscription Rights to be exercised by the recipients thereof. Neither we nor the subscription agent shall have any liability to a transferee or transferor of rights if Subscription Rights are not received in time for exercise prior to the expiration date. Subscription Rights not exercised by the expiration date will expire and have no value. Neither we nor the subscription agent shall have any liability with respect to an expired Subscription Rights.

If you purchase Subscription Rights from a transferor, we cannot assure you that you will be able to exercise the Subscription Rights prior to the expiration of the Offering Period or at all.

        If you have purchased Subscription Rights, or have otherwise received a transfer of Subscription Rights, we cannot assure that the Subscription Agent will be able to process the transfer with sufficient time to allow you to exercise your Subscription Rights prior to the expiration period of the Rights Offering. To the extent your transfer is not processed prior to the expiration period, you will not have satisfied the conditions to exercise your Subscription Rights and will not receive the Units you wish to purchase. Any sale or transfer is at the sole risk of the transferor and transferee of Subscription Rights.

        Because the subscription period for the Rights Offering is open through March 2, 2020 (unless extended), the information known to you at the time you acquire Subscription Rights through a transfer may materially differ than at the end of the subscription period. For example, additional information, including but not limited to financial and operating information about us, changes in our industry, the stock market or the economy in general that may not be available at the time you acquire Subscription Rights through a transfer may be available at the end of the expiration period that will factor into your decision on whether to exercise Subscription Rights. To the extent you view the additional information as unfavorable, you may not have purchased the Subscription Rights through transfer had that information been available to you. In such a case, if you seek to dispose of your Subscription Rights, you may not be able to, or it may be at a price lower than when you acquired them.

        The Minimum Subscription Requirement continues to apply to Subscription Rights acquired in a transfer. Accordingly, if you acquire Subscription Rights through a transfer, you should ensure you obtain at least the number of Subscription Rights to exercise the Minimum Subscription Requirement. We have the right to reject subscriptions for less than the Minimum Subscription Requirement.

The receipt of Subscription Rights may be treated as a taxable distribution to you.

        We believe the distribution of the Subscription Rights in this Rights Offering should be a non-taxable distribution to holders of shares of Common Stock under Section 305(a) of the Internal Revenue Code of 1986, as amended, or the Code. Please see the discussion on the "Material U.S. Federal Income Tax Consequences" below. This position is not binding on the IRS, or the courts, however. If this Rights Offering is deemed to be part of a "disproportionate distribution" under Section 305 of the Code, your receipt of Subscription Rights in this offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of the Subscription Rights. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Each holder of shares of Common Stock is urged to consult his, her or its tax advisor with respect to the particular tax consequences of this Rights Offering.

There is no public market for the Warrants.

        There is no established public trading market for the Warrants that will be issued upon settlement of the Units, and we do not intend to apply to list the Warrants for trading on the NASDAQ or any other market, and a market may not develop. Accordingly, you may only be able to receive value from your Warrants if you exercise them into shares of Common Stock and sell the shares of Common Stock.

        Notwithstanding anything else in the Warrant Certificate or the Warrant Agreement, no Warrant may be exercised, except through "cashless exercise," unless at the time of exercise (i) a registration statement covering the shares of Common Stock to be issued upon exercise is effective under the Securities Act, and a prospectus thereunder relating to the shares of Common Stock is current, or (ii) if, in the Company's sole determination, an exemption from the registration requirements under the Securities Act, and applicable state law is available with respect thereto. Warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise or issuance would be unlawful. In the event that a registration statement under the Securities Act with respect to the Common Stock underlying the Warrants is not effective or a current prospectus is not available, or because such exercise would not be exempt from the registration requirements of the Securities Act and applicable securities laws of the states or other jurisdictions in which the holder resides, the registered holder will not be entitled to exercise the Warrants. In no event will the Company be required to "net cash settle" the warrant exercise.

If you exercise your Warrants on a "cashless basis," you may receive fewer shares of Common Stock from such exercise than if you were to exercise such Warrants for cash.

        There are circumstances in which the exercise of the Warrants may be required to be made on a cashless basis. Notwithstanding anything else in the Warrant Certificate or the Warrant Agreement, no warrant may be exercised, except through "cashless exercise," unless at the time of exercise (i) a registration statement covering the shares of Common Stock to be issued upon exercise is effective under the Securities Act, and a prospectus thereunder relating to the shares of Common Stock is current, or (ii) if, in the Company's sole determination, an exemption from the registration requirements under the Securities Act, and applicable state law is available with respect thereto. Therefore, if a registration statement covering the shares of Common Stock issuable upon exercise of the Warrants is not effective at the time of such Warrant holder's desired exercise, such Warrant holder may, until such time as there is an effective registration statement, exercise Warrants on a "cashless basis" in accordance with Section 3(a)(9) of the Securities Act or another exemption. If the exemption found in Section 3(a)(9), or another exemption, is not available, Warrant holders will not be able to exercise their Warrants on a cashless basis.

        Due to our status as a former shell company, we are limited in our ability to forward-incorporate by reference into the registration statement for which this prospectus forms a part. Accordingly, we may be required to amend the registration statement through prospectus supplements and post-effective amendments to update its terms on an ongoing basis. During any such post-effective amendment, the registration statement will not be considered effective, and you will only be able exercise Warrants through a cashless exercise (or pursuant to another exemption). We expect that we will have to file a post-effective amendment shortly after filing our annual report on Form 10-K for the year ended December 31, 2019, and accordingly, we may only permit the exercise of Warrants on a cashless basis shortly after the expiration of the Rights Offering unless another applicable exemption applies, which we are permitted to determine in our sole discretion.

        If, in the event of an exercise on a cashless basis, the Warrants to be issued is not a whole number (which is unlikely due to the exercise price of $0.0001), the number of shares withheld by or surrendered to the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the registered holder (by delivery of a certified or official bank check) based on the incremental fraction of a share being so withheld by or surrendered to the Company, which may result in less shares of Common Stock than you expected.

There is no public market for the Series B-3 Preferred Stock, and you may be required to hold the Series B-3 Preferred Stock for an indefinite amount of time.

        There is no established public trading market for the Series B-3 Preferred Stock that will be issued upon settlement of the Units, and we do not intend to apply to list the Series B-3 Preferred Stock for trading on the NASDAQ or any other market, and a market may not develop.

        You are strongly encouraged to consult your own advisors to determine if an investment in the Series B-3 Preferred Stock is appropriate for you taking into consideration your other investments, investment objectives, risk and other factors. Because there is no established public trading market, you should not exercise Subscription Rights unless you intend to hold the Series B-3 Preferred Stock as an investment for an indefinite and uncertain duration. The Series B-3 Preferred Stock will remain outstanding until either we exercise our Optional Redemption Right, the Series B-3 Preferred Stock is redeemed upon a Mandatory Redemption Event or other events such as a change of control, qualifying equity sale or significant disposition, it is converted into Common Stock upon certain events, or upon our liquidation or dissolution. Please see "Description of Securities—Description of Securities Included in this Rights Offering—Series B-3 Preferred Stock." You should not expect us to redeem the Series B-3 Preferred Stock even though we have an Optional Redemption Right. Any redemption or conversion may come at a time that is unfavorable to you. Accordingly, your ability to obtain a return on your investment in the Series B-3 Preferred Stock may be limited to receipt of dividends, which we may be unable to pay.

        If a trading market for the Series B-3 Preferred Stock develops, it may be illiquid. The liquidity of any trading market that may develop will depend upon the number of Series B-3 Preferred stockholders, our results of operations and financial condition, the market for similar securities, the interest of persons in making a market in the Series B-3 Preferred Stock and other factors. To the extent a trading market develops, there may be sporadic price quotations and significant volatility, which may harm the price for which any Series B-3 Preferred Stock is quoted.

As a holder of Series B-3 Preferred Stock, you have extremely limited voting rights.

        Other than any voting rights provided by applicable law or as expressly provided by the Series B-3 Certificate, the holders of the Series B-3 Preferred Stock (in their capacities as such) do not have voting rights of shareholders under the Series B-3 Certificate, our Certificate of Incorporation, our Bylaws and the Securities Act. Only after the mandatory redemption failure of the Series B-3 Preferred

Stock, will holders of Series B-3 Preferred Stock have a right to vote on each matter submitted to a vote of our stockholders other than the election of directors, in which case the shares of Series B Preferred Stock shall vote with the Common Stock as a single class on an as-converted basis. Accordingly, your voting rights as a Series B-3 Holder will be extremely limited.

Any consent rights under the Series B-3 Preferred Stock will be exercised by Ares.

        The Series B-3 Certificate limits us from taking certain actions without the consent of Ares. To the extent that we are required to seek consent to take any of these actions, Ares, rather than holders of Series B-3 Preferred Stock who exercise Subscription Rights in this offering, will have the right to consent to such actions. Any decision by Ares may be different from what you may have wanted as a holder of Series B-3 Preferred Stock.

The Series B-3 Preferred Stock ranks senior to our Series A Preferred Stock and Common Stock but junior to all of our existing and future indebtedness in the event of a liquidation, winding up or dissolution of our business.

        In the event of our liquidation, winding up or dissolution, our assets would be available to make payments to holders of our Series B-3 Preferred Stock only after all of our liabilities have been paid. In addition, our Series B-3 Preferred Stock ranks senior to our Series A Preferred Stock and Common Stock, but structurally junior to all existing and future liabilities of our subsidiaries, as well as the capital stock of our subsidiaries held by third parties and employees holding shares of any other direct or indirect subsidiary of ours, whether now existing or created in the future, which issues shares or other equity interests to employees. In the event of our bankruptcy, liquidation or winding up, there may not be sufficient assets remaining, after paying our and our subsidiaries' liabilities, to pay any amounts to the holders of our Series B-3 Preferred Stock then outstanding. If, upon any such liquidation, winding up or dissolution, our assets are insufficient to permit payment to holders of all Series B Preferred Stock (including the Series B-3 Preferred Stock) and parity stock, then assets will be distributed pro rata among the holders of the Series B Preferred Stock (including the Series B-3 Preferred Stock) and parity stock based upon the aggregate amounts to which they would otherwise be entitled upon such liquidation, winding up or dissolution.

Your rights as a holder of Series B-3 Preferred Stock are primarily those set forth in the terms of the Series B-3 Certificate, and our Board may prefer the interests of the holders of our Common Stock if they differ from those of the holders of the Series B-3 Preferred Stock.

        The special contractual preferences of the Series B-3 Preferred Stock are primarily governed by the principles of contract law, rather than being fiduciary in nature. While our Board has fiduciary duties to the holders of the Series B-3 Preferred Stock to the extent those holders share rights with the holders of our Common Stock, if there is a divergence of interests between the holders of the Series B-3 Preferred Stock and holders of Common Stock, it will generally be the duty of our Board to prefer the interests of the holders of Common Stock.

Dividends may be paid only out of legally available funds as determined under Delaware General Corporation Law and our ability to pay dividends in the future will depend upon our financial results, liquidity and financial and financial condition.

        Under Delaware corporate law, we may only pay dividends to our stockholders from our "surplus," as determined in accordance with Delaware General Corporation Law, or our net profits for the current fiscal year or the fiscal year before which the dividend is declared under certain circumstances. Our ability to pay dividends on the Series B-3 Preferred Stock in the future is therefore dependent on our ability to operate profitably and to generate cash from our operations. We cannot guarantee that we will be able to pay dividends on the Series B-3 Preferred Stock on a regular quarterly basis or at all.

To the extent dividends accrue on the Series B-3 Preferred Stock (or any shares of Series B Preferred Stock) and increase the stated value, it will make cash dividends more difficult to pay in the future because the amount of cash required to pay future cash dividends will increase.

        Under Delaware corporate law, we may only redeem the Series B-3 Preferred Stock from our "surplus" provided that we have ready access to the cash necessary to effect the redemption, in the event a redemption obligation is triggered. Therefore, our ability to redeem the Series B-3 Preferred Stock, if we are required to will depend upon our financial results, liquidity and financial and financial condition.

The Rights Offering could impair or limit our net operating loss carry forwards.

        As of December 31, 2018, we had a federal net operating loss carryover of $40.1 million and net operating loss carryovers in certain state tax jurisdictions of approximately $45.6 million, which may be applied against future taxable income. $10.5 million of the federal net operating loss carryover was incurred prior to 2018 and will begin to expire in 2035. The state net operating loss carryovers will begin to expire in 2025. As of December 31, 2018, we had total alternative minimum tax credit carryovers of approximately $1.1 million. Under the Internal Revenue Code, an "ownership change" with respect to a corporation can significantly limit the amount of pre-ownership change net operating losses and certain other tax assets that the corporation may utilize after the ownership change to offset future taxable income, possibly reducing the amount of cash available to the corporation to satisfy its obligations. An ownership change generally occurs if the aggregate stock ownership of holders of at least 5% of stock increases by more than 50 percentage points over the preceding three-year period. We believe ownership changes have occurred in the past and we are currently performing an analysis of limitations on the use of net operating losses under the Internal Revenue Code. The results of this analysis may impact our ability to utilize portions of our net operating losses in future periods or could reduce the net operating losses available for carryover and utilization in future periods. The purchase of Units, Series B-3 Preferred Stock and Warrants in this Rights Offering may trigger an additional ownership change.

Since the Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

        In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Warrants or may receive an amount less than they would be entitled to if they had exercised their Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements can be identified by the use of forward-looking terminology including "may," "should," "likely," "will," "believe," "expect," "anticipate," "estimate," "forecast," "seek," "target," "continue," "plan," "intend," "project," or other similar words. All statements, other than statements of historical fact included in this prospectus, regarding expectations for future financial performance, business strategies, expectations for our business, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements.

        These forward-looking statements are based on information available as of the date of this prospectus and our management's current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct. Forward-looking statements should not be relied upon as representing our views as of any subsequent date. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

  •
  our ability to consummate the remaining transactions related to the Third Equity Commitment Agreement and the Rights Agreement, as amended;

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  availability of commercially reasonable and accessible sources of liquidity and bonding;

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  our ability to generate cash flow and liquidity to fund operations;

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  the timing and extent of fluctuations in geographic, weather and operational factors affecting our customers, projects and the industries in which we operate;

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  our ability to identify acquisition candidates, integrate acquired businesses and realize upon the expected benefits of the acquisition of Consolidated Construction Solutions I LLC (including its wholly owned subsidiaries SAIIA and the American Civil Constructors LLC (the "ACC Companies") (collectively, "CCS") and William Charles Construction Group, including Ragnar Benson (collectively, "William Charles");

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  consumer demand;

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  our ability to grow and manage growth profitably;

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  the possibility that we may be adversely affected by economic, business, and/or competitive factors;

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  market conditions, technological developments, regulatory changes or other governmental policy uncertainty that affects us or our customers;

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  our ability to manage projects effectively and in accordance with management estimates, as well as the ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects;

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  the effect on demand for our services and changes in the amount of capital expenditures by customers due to, among other things, economic conditions, commodity price fluctuations, the availability and cost of financing, and customer consolidation;

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  the ability of customers to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice;

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  customer disputes related to the performance of services;

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  disputes with, or failures of, subcontractors to deliver agreed-upon supplies or services in a timely fashion;

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  our ability to replace non-recurring projects with new projects;

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  the impact of U.S. federal, local, state, foreign or tax legislation and other regulations affecting the renewable energy industry and related projects and expenditures;

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  the effect of state and federal regulatory initiatives, including costs of compliance with existing and future safety and environmental requirements;

  •
  fluctuations in maintenance, materials, labor and other costs;

  •
  our beliefs regarding the state of the renewable wind energy market generally; and

  •
  the "Risk Factors" described herein, in our Annual Report on Form 10-K for the year ended December 31, 2018, and in our quarterly reports, other public filings and press releases.

        For a description of some of the risks and uncertainties which could cause actual results to differ from our forward-looking statements please refer to this and our other filings with the SEC, and in particular the discussions regarding risks therein.

        We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

 USE OF PROCEEDS

        Assuming that all Units are subscribed for in this Rights Offering, we estimate that the net proceeds to us from the Rights Offering will be approximately $14.5 million, after deducting expenses relating to this offering payable by us estimated at approximately $500,000, but excluding any proceeds received upon exercise of any Warrants.

        We are required by the terms of the Third Equity Commitment Agreement to use the net proceeds from the Rights Offering exclusively to repay Term Loan borrowings under our Third A&R Credit Agreement. Term Loan borrowings mature on September 25, 2024 and are subject to quarterly amortization of principal, commencing on March 31, 2019, in an amount equal to 2.50% of the aggregate principal amount of such loans. Beginning with 2020, an additional annual payment is required equal to 75% of Excess Cash Flow (as defined in the Third A&R Credit Agreement) for the preceding fiscal year if such Excess Cash Flow is greater than $2.5 million, with the percentage of Excess Cash Flow subject to reduction based upon our consolidated leverage ratio.

        Term Loan borrowings are required to be repaid on the last business day of each March, June, September and December, continuing with the first fiscal quarter following the effective date of the Third A&R Credit Agreement, in an amount equal to 2.5% of the initial balance of the initial Term Loan and will not be able to be reborrowed.

        Interest on the consenting lender Term Loan tranche accrues at a per annum rate of, at our option, (x) LIBOR plus a margin of 8.25% or (y) an alternate base rate plus a margin of 7.25%; provided, however, that upon achieving a First Lien Net Leverage Ratio (as defined in the Third A&R Credit Agreement) of no greater than 2.67:1.00, the margin shall permanently step down to (y) for LIBOR loans, 6.75% and (x) for alternative base rate loans, 5.75%. Interest on the non-consenting lender Term Loan tranche will stay at a per annum rate of, at our option, (x) LIBOR plus a margin of 6.25% or (y) an alternate base rate plus a margin of 5.25%. Interest on initial revolving facility borrowings and swing line loans accrues at a rate of, at our option, (x) LIBOR plus a margin of 4.25% or (y) the applicable base rate plus a margin of 3.25%. The weighted average interest rate under the Third A&R Credit Agreement as of September 30, 2019 and December 31, 2018, was 10.42% and 8.82%, respectively.

 DILUTION

        Purchasers of Units in the Rights Offering (and upon exercise of the Warrants issued pursuant to the Rights Offering) will experience an immediate dilution of the net tangible book value per share of our Common Stock. Our net tangible book value as of September 30, 2019 was approximately $(124.9) million, or $(5.60) per share of our Common Stock (based on 22,252,489 shares of Common Stock outstanding). Net tangible book value per share is equal to our total tangible assets less our total liabilities, divided by the number of shares of our outstanding Common Stock.

        Dilution per share of Common Stock equals the difference between the amount paid by purchasers of Units in the Rights Offering (ascribing no value to the Warrants contained in the Units) and the net tangible book value per share of our Common Stock immediately after the Rights Offering.

        Based on the sale by us in this Rights Offering of a maximum of 15,000 Units at the Subscription Price of $1,000.00 per Unit (assuming no exercise of the Warrants), after deducting estimated offering expenses and expenses payable by us, our pro forma net tangible book value as of September 30, 2019 would have been approximately $110.4 million, or $(4.86) per share of our Common Stock. This represents an immediate increase in pro forma net tangible book value to existing stockholders of $0.74 per share of our Common Stock. The following table illustrates this per-share of our Common Stock dilution:

Price per Unit	$1,000.00
Net tangible book value per common share as of September 30, 2019	$(5.60)
Increase in net tangible book value per common share attributable to Rights Offering	$0.74
Pro forma net tangible book value per share as of September 30, 2019, after giving effect to Rights Offering	$(4.86)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

        This Management's Discussion and Analysis ("MD&A") contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements can be identified by the use of forward-looking terminology including "may," "should," "likely," "will," "believe," "expect," "anticipate," "estimate," "forecast," "seek," "target," "continue," "plan," "intend," "project," or other similar words. All statements, other than statements of historical fact included in this MD&A, regarding expectations for future financial performance, business strategies, expectations for our business, future operations, liquidity positions, availability of capital resources, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements.

        You should review the factors and risks we describe under "Risk Factors" and "Information Regarding Forward Looking Statements" included elsewhere in this prospectus.

"Emerging Growth Company" Status

        The condensed consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP") and reflect our financial position, results of operations, and cash flows. Based on our revenue of $940.8 million for the nine months ended September 30, 2019, we expect to have lost "emerging growth company" status (as defined in the Jumpstart Our Business Startups Act (the "JOBS Act")) as of December 31, 2019, because our annual gross revenues will exceed the $1.07 billion limitation for qualifying as an emerging growth company. For as long as a company is deemed to be an "emerging growth company," it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. Among other things, while we were an emerging growth company, we were not required to provide an auditor attestation report on the assessment of the internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002. The JOBS Act also provides that an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We elected to take advantage of this extended transition period and other reduced reporting obligations. Accordingly, our financial statements while we were an emerging growth company may therefore not be comparable to those of companies that have adopted such new or revised accounting standards. See "Note 1. Business, Basis of Presentation and Significant Account Policies" in the notes to our audited consolidated financial statements for more information on "emerging growth company" reduced reporting requirements.

Overview

        We are a leading diversified infrastructure construction company with specialized energy and heavy civil expertise throughout the United States. We specialize in providing complete engineering, procurement and construction services throughout the United States for the renewable energy, traditional power and civil infrastructure industries. These services include the design, site development, construction, installation and restoration of infrastructure. We are one of three Tier 1 providers in the wind energy industry and have completed more than 200 wind and solar projects in 35 states. Although we have historically focused on the wind industry, our recent acquisitions have expanded our construction capabilities and geographic footprint to create a diverse national platform of specialty construction capabilities in the areas of environmental remediation, industrial maintenance, specialty paving, heavy civil and rail infrastructure construction. We believe we have the ability to continue to expand these services because we are well-positioned to leverage our expertise and relationships in the wind energy business to provide complete infrastructure solutions in all areas.

        We segregate our business into two reportable segments: the Renewables ("Renewables") segment and the Heavy Civil and Industrial ("Specialty Civil") segment. See "Segment Results" for a description of the reportable segments and their operations.

        As previously disclosed, our results for the year ended December 31, 2018 reflect the effect of multiple severe weather events on our wind business that began late in the third quarter and continued into the fourth quarter of 2018. These weather conditions had a significant impact on the construction of six wind projects across South Texas, Iowa, and Michigan, resulting in additional labor, equipment and material costs. Although these projects are all now completed, and we are collecting and continuing to collect on change orders relating to force majeure provisions of the contracts with respect to certain of these projects, we are continuing to feel the impacts of these events on our business, including with respect to our financial and liquidity positions and operating cash flows. In connection with the adverse weather effects, we took steps in 2019 that we believe enhanced our liquidity. See "Prospectus Summary—Recent Transactions." We believe these steps will continue to strengthen our balance sheet and obtain the financial flexibility we need to execute our future business plan, supporting our recent growth and a larger, more diversified platform. There can be no assurance that these steps will provide the intended benefits.

Company Highlights

        Our long-term diversification and growth strategy has been to broaden our solar, power generation, and civil infrastructure capabilities and geographic presence and to expand the services we provide within our existing business areas. We took important steps in late 2018 by deepening our capabilities and entering new sectors that are synergistic with our existing capabilities and product offerings.

        On September 25, 2018, we acquired CCS, a leading provider of environmental and industrial engineering services. The wholly-owned subsidiaries of CCS, Saiia and the ACC Companies, generally enter into long-term contracts with both government and non-government customers to provide EPC services for environmental, heavy-civil and mining projects. We believe our acquisition of Saiia and the ACC Companies will provide IEA with a strong and established presence in the environmental and industrial engineering markets, enhanced civil construction capabilities and an expanded domestic footprint in less-seasonal Southeast, West and Southwest markets.

        On November 2, 2018, we acquired William Charles, a leader in engineering and construction solutions for the rail infrastructure and heavy civil construction industries. We believe our acquisition of William Charles will provide IEA with a market leading position in the attractive rail civil infrastructure market and continue to bolster our further growth in the heavy civil and construction footprint across the Midwest and Southwest.

        We believe that through the acquisitions above that have transformed our business into a diverse national platform of specialty construction capabilities with market leadership in niche markets, including renewables, environmental remediation and industrial maintenance services, heavy civil and rail.

Economic, Industry and Market Factors

        We closely monitor the effects that changes in economic and market conditions may have on our customers. General economic and market conditions can negatively affect demand for our customers' products and services, which can lead to reductions in our customers' capital and maintenance budgets in certain end-markets. In the face of increased pricing pressure, we strive to maintain our profit margins through productivity improvements and cost reduction programs. Other market, regulatory and industry factors could also affect demand for our services, such as:

  •
  changes to our customers' capital spending plans;

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  mergers and acquisitions among the customers we serve;

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  access to capital for customers in the industries we serve

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  changes in tax and other incentives;

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  new or changing regulatory requirements or other governmental policy uncertainty;

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  economic, market or political developments; and

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  changes in technology.

        We cannot predict the effect that changes in such factors may have on our future results of operations, liquidity and cash flows, and we may be unable to fully mitigate, or benefit from, such changes.

Impact of Seasonality and Cyclical Nature of Business

        Our revenue and results of operations are subject to seasonal and other variations. These variations are influenced by weather, customer spending patterns, bidding seasons, fiscal year-ends, project schedules and timing, in particular, for large non-recurring projects and holidays. Typically, our revenue is lowest in the first quarter of the year because cold, snowy or wet conditions experienced in the northern climates are not conducive to efficient or safe construction practices. Revenue in the second quarter is typically higher than in the first quarter, as some projects begin, but continued cold and wet weather and effects from thawing ground conditions can often impact second quarter productivity. The third and fourth quarters are typically our most productive quarters of the year, as a greater number of projects are underway, and weather is normally more accommodating to construction projects. In the fourth quarter, many projects tend to be completed by customers seeking to spend their capital budgets before the end of the year, which generally has a positive impact on our revenue. Nevertheless, the holiday season and inclement weather can cause delays, which can reduce revenue and increase costs on affected projects. Any quarter may be positively or negatively affected by adverse or unusual weather patterns, including from excessive rainfall, warm winter weather or natural catastrophes such as hurricanes or other severe weather, making it difficult to predict quarterly revenue and margin variations.

        Our industry is also highly cyclical. Fluctuations in end-user demand within the industries we serve, or in the supply of services within those industries, can impact demand for our services. As a result, our business may be adversely affected by industry declines or timing of new projects. Variations in project schedules or unanticipated changes in project schedules, in particular, in connection with large construction and installation projects, can create fluctuations in revenue, which may adversely affect us in a given period. In addition, revenue from master service agreements, while generally predictable, can be subject to volatility. The financial condition of our customers and their access to capital, variations in project margins, regional, national and global economic, political and market conditions, regulatory or environmental influences, and acquisitions, dispositions or strategic investments can also materially affect quarterly results. Accordingly, our operating results in any particular period may not be indicative of the results that can be expected for any other period.

Understanding our Operating Results

Revenue

        We provide engineering, building, installation, maintenance and upgrade services to our customers. We derive revenue from projects performed under fixed price contracts and other service agreements for specific projects or jobs requiring the construction and installation of an entire infrastructure system or specified units within an entire infrastructure system. We recognize a significant portion of our revenue based on the percentage-of-completion method. See "—Revenue Recognition for Percentage-of-Completion Projects" within "—Critical Accounting Policies and Estimates" below.

Cost of Revenue and Gross Margin

        Cost of revenue consists principally of salaries, wages and employee benefits; subcontracted services; equipment rentals and repairs; fuel and other equipment expenses, including allocated depreciation and amortization expense; material costs, parts and supplies; insurance; and facilities expenses. Project profit is calculated by subtracting a project's cost of estimated revenue, including project-related depreciation, from project revenue. Project profitability and corresponding project margins will be reduced if actual costs to complete a project exceed our estimates on fixed price and installation/construction service agreements. Estimated losses on contracts are recognized immediately when estimated costs to complete a project exceed the remaining revenue to be received over the remainder of the contract. Various factors can impact our margins on a quarterly or annual basis, including:

  •
  Seasonality and Geographical Factors.  Seasonal patterns can have a significant impact on project margins. Generally, business is slower at the beginning of the year. Adverse or favorable weather conditions can impact project margins in a given period. For example, extended periods of rain or snowfall can negatively impact revenue and project margins as a result of reduced productivity from projects being delayed or temporarily halted. Conversely, in periods when weather remains dry and temperatures are accommodating, more work can be done, sometimes with less cost, which can favorably impact project margins. In addition, the mix of business conducted in different geographic areas can affect project margins due to the particular characteristics associated with the physical locations where the work is being performed, such as mountainous or rocky terrain versus open terrain. Site conditions, including unforeseen underground conditions, can also impact project margins.

  •
  Revenue Mix.  The mix of revenues derived from the industries we serve and the types of services we provide within an industry will impact margins, as certain industries and services provide higher margin opportunities. Additionally, changes in our customers' spending patterns in any of the industries we serve can cause an imbalance in supply and demand and, therefore, affect margins and mix of revenues by industry served.

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  Performance Risk.  Overall project margins may fluctuate due to work volume, project pricing and job productivity. Job productivity can be impacted by quality of the work crew and equipment, availability of skilled labor, environmental or regulatory factors, customer decisions and crew productivity. Crew productivity can be influenced by weather conditions and job terrain, such as whether project work is in a right of way that is open or one that is obstructed (either by physical obstructions or legal encumbrances).

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  Subcontracted Resources.  Our use of subcontracted resources in a given period is dependent upon activity levels and the amount and location of existing in-house resources and capacity. Project margins on subcontracted work can vary from project margins on self-perform work. As a result, changes in the mix of subcontracted resources versus self-perform work can impact our overall project margins.

Selling, General and Administrative Expenses

        Selling, general and administrative expenses consist principally of compensation and benefit expenses, travel expenses and related expenses for our finance, benefits, risk management, legal, facilities, information services and executive personnel. Selling, general and administrative expenses also include outside professional and accounting fees, expenses associated with information technology used in administration of the business, various types of insurance, acquisition and transaction expenses.

Interest Expense, Net

        Interest expense, net consists of contractual interest expense on outstanding debt obligations, capital leases, amortization of deferred financing costs and other interest expense, including interest expense related to financing arrangements, with all such expenses net of interest income.

Critical Accounting Policies and Estimates

        This MD&A of our financial condition and results of operations is based upon our consolidated financial statements included in this prospectus, which have been prepared in accordance with GAAP. The preparation of these consolidated financial statements requires the use of estimates and assumptions that affect the amounts reported in our consolidated financial statements and the accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Given that management estimates, by their nature, involve judgments regarding future uncertainties, actual results may differ from these estimates if conditions change or if certain key assumptions used in making these estimates ultimately prove to be inaccurate. For discussion of all of our significant accounting policies, see "Note 1. Business, Basis of Presentation and Significant Accounting Policies" to our audited consolidated financial statements.

        We believe that the accounting policies described below are the most critical in the preparation of our consolidated financial statements as they are important to the portrayal of our financial condition and require significant or complex judgment and estimates on the part of management.

Revenue Recognition for Percentage-of-Completion Projects

        Revenue from fixed-price contracts provides for a fixed amount of revenue for the entire project, subject to certain additions for changed scope or specifications. We recognize revenue from these contracts using the percentage-of-completion method. Under this method, the percentage of revenue to be recognized for a given project is measured by the percentage of costs incurred to date on the contract to the total estimated costs for the contract.

        The estimation process for revenue recognized under the percentage-of-completion method is based on the professional knowledge and experience of our project managers, engineers and financial professionals. Our management reviews the estimates of contract revenue and costs on an ongoing basis. Changes in job performance, job conditions and management's assessment of expected settlements of disputes related to contract price adjustments are factors that influence estimates of total contract value and total costs to complete those contracts and, therefore, our profit recognition. Changes in these factors may result in revisions to costs and income, and their effects are recognized in the period in which the revisions are determined, which could materially affect our results of operations in the period in which such changes are recognized. Provisions for losses on uncompleted contracts are made in the period in which such losses are determined to be probable and the amount can be reasonably estimated. The substantial majority of fixed price contracts are completed within one year.

        For an approved change order which can be reliably estimated as to price, the anticipated revenues and costs associated with the change order are added to the total contract value and total estimated costs of the project, respectively. When costs are incurred for a) an unapproved change order which is probable to be approved or b) an approved change order which cannot be reliably estimated as to price, the total anticipated costs of the change order are added to both the total contract value and total estimated costs for the project. Once a change order becomes approved and reliably estimable, any margin related to the change order is added to the total contract value of the project.

Business Combinations

        We account for our business combinations by recognizing and measuring in the financial statements the identifiable assets acquired, the liabilities assumed and any non-controlling interests (if applicable) in the acquiree at the acquisition date. The purchase is accounted for using the acquisition method, and the fair value of purchase consideration is allocated to the tangible and intangible assets acquired and the liabilities assumed based on their estimated fair values. The excess, if any, of the fair value of the purchase consideration over the fair value of the identifiable net assets is recorded as goodwill. Conversely, the excess, if any, of the net fair values of the identifiable net assets over the fair value of the purchase consideration is recorded as a gain. The fair values of net assets acquired are calculated using expected cash flows and industry-standard valuation techniques and these valuations require management to make significant estimates and assumptions. These estimates and assumptions are inherently uncertain and, as a result, actual results may materially differ from estimates. Significant estimates include, but are not limited to, future expected cash flows, useful lives and discount rates.

        Due to the time required to gather and analyze the necessary data for each acquisition, U.S. GAAP provides a "measurement period" of up to one year in which to finalize these fair value determinations. During the measurement period, preliminary fair value estimates may be revised if new information is obtained about the facts and circumstances existing as of the date of acquisition, or based on the final net assets and working capital of the acquired business, as prescribed in the applicable purchase agreement. Such adjustments may result in the recognition, or adjust the fair values, of acquisition-related assets and liabilities and/or consideration paid, and are referred to as "measurement period" adjustments. For the period ended September 30, 2019, there were no measurement period adjustments and we have finalized the initial fair value measurements for the CCS and William Charles acquisitions, see further discussion in "Note 2. Acquisition" to our undaunted condensed consolidated financial statements.

Results of Operations

Three Months Ended September 30, 2019 and 2018

        The following table reflects our consolidated results of operations in dollar and percentage of revenue terms for the periods indicated:

	Three Months Ended September 30,
(in thousands)	2019		2018
Revenue	$422,022	100.0%	$279,279	100.0%
Cost of revenue	369,152	87.5%	252,271	90.3%

Gross profit	52,870	12.5%	27,008	9.7%
Selling, general and administrative expenses	31,313	7.4%	16,964	6.1%

Income from operations	21,557	5.1%	10,044	3.6%
Interest expense, net	(13,959)	(3.3)%	(1,579)	(0.6)%
Other income	4,455	1.1%	(1,859)	(0.7)%

Income before income taxes	12,053	2.9%	6,606	2.4%
Provision for income taxes	556	0.1%	(870)	(0.3)%

Net income	$12,609	3.0%	$5,736	2.1%

        The following discussion and analysis of our results of operations should be read in conjunction with our condensed consolidated financial statements and the notes relating thereto.

        Revenue.    Revenue increased 51.1%, or $142.7 million, in the third quarter of 2019, compared to the same period in 2018. The increase in revenue was primarily due to revenue of $159.7 million from our acquired businesses, offset by a decrease in Renewable operations of $20.0 million due to certain project timelines being delayed.

        Cost of revenue.    Cost of revenue increased 46.3%, or $116.9 million, in the third quarter of 2019, compared to the same period in 2018, primarily due to the cost of revenue of $136.8 million from our acquired businesses, offset by a decrease in Renewable operations of $22.5 million due to the timing of projects year over year.

        Gross profit.    Gross profit increased 95.8%, or $25.9 million, in the third quarter of 2019, compared to the same period in 2018. As a percentage of revenue, gross profit was 12.5% in the quarter, as compared to 9.7% in the prior-year period. Our gross profit margin increased primarily due to higher margins on Specialty Civil projects coupled with margin increases related to self-performing electrical work on Renewable projects.

        Selling, general and administrative expenses.    Selling, general and administrative expenses increased 84.6%, or $14.3 million, in the third quarter of 2019, compared to the same period in 2018. Selling, general and administrative expenses were 7.4% of revenue in the third quarter of 2019, compared to 6.1% in the same period in 2018. The increase in selling, general and administrative expenses was primarily driven by $10.8 million related to our acquired businesses coupled with increased administrative labor expense of $5.2 million and intangible asset amortization of $1.5 million, offset by a decrease in merger and acquisition costs of $4.5 million.

        Interest expense, net.    Interest expense, net increased by $12.4 million, in the third quarter of 2019, compared to the same period in 2018. This increase was primarily driven by the increased borrowings under our lines of credit and term loan in the third and fourth quarter of 2018 related to the acquisitions we completed, coupled with accrued dividends on Series B Preferred Stock, which are recorded as interest expense.

        Other income (expense).    Other income increased by $6.3 million, in the third quarter of 2019, compared to the same period in 2018. The increase was primarily the result of the contingent liability fair value adjustment. See further discussion in "Note 8. Fair Value of Financial Instruments" included in the notes to our unaudited condensed consolidated financial statements.

        Provision for income taxes.    Income tax provision increased 163.9%, or $1.4 million, to a benefit of $0.6 million in the third quarter of 2019, compared to $0.9 million expense for the same period in 2018. The effective tax rates for the period ended September 30, 2019 and 2018 were (4.6)% and 13.2%, respectively. The lower effective tax rate in the third quarter of 2019 is primarily attributable to accrued dividends for the Series B Preferred Stock which are recorded as interest expense and not deductible for federal and state income taxes. There were no changes in uncertain tax positions during the periods ended September 30, 2019 and 2018.

Nine Months Ended September 30, 2019 and 2018

        The following table reflects our consolidated results of operations in dollar and percentage of revenue terms for the periods indicated:

	Nine Months Ended September 30,
(in thousands)	2019		2018
Revenue	$940,793	100.0%	$503,487	100.0%
Cost of revenue	849,728	90.3%	462,765	91.9%

Gross profit	91,065	9.7%	40,722	8.1%
Selling, general and administrative expenses	84,945	9.0%	43,122	8.6%

Income from operations	6,120	0.7%	(2,400)	(0.5)%
Interest expense, net	(35,822)	(3.8)%	(3,960)	(0.8)%
Other income	22,557	2.4%	(1,848)	(0.4)%

Income (loss) before income taxes	(7,145)	(0.8)%	(8,208)	(1.6)%
Provision for income taxes	3,073	0.3%	1,467	0.3%

Net loss	$(4,072)	(0.4)%	$(6,741)	(1.3)%

        Revenue.    Revenue increased 86.9%, or $437.3 million, in the first nine months of 2019, compared to the same period in 2018. The increase in revenue was primarily due to revenue of $404.4 million from our acquired businesses, coupled with increase from organic growth in our legacy heavy civil operations and approximately $16.5 million of growth in our Renewable operations. The Renewables business has also increased as the demand for renewable energy continues to rise due to the phaseout of the Production Tax Credit extension for wind. Projects that begin construction after December 31, 2019, will no longer be able to claim the credit.

        Cost of revenue.    Cost of revenue increased 83.6%, or $387.0 million, in the first nine months of 2019, compared to the same period in 2018, primarily due to the cost of revenue of $361.9 million from our acquired businesses, coupled with approximately $8.3 million of growth in our Renewable operations.

        Gross profit.    Gross profit increased 123.6%, or $50.3 million, in the first nine months of 2019, compared to the same period in 2018. As a percentage of revenue, gross profit increased to 9.7% in the first nine months of 2019, as compared to 8.1% in the prior-year period. The increase in margin was primarily related to increased gross profit from our acquired businesses of $42.5 million, coupled with a reduction of costs on a disputed project of $8.5 million in 2018. While our gross profit margin increased period over period, it was negatively impacted at September 30, 2019 due to the continuing effort to complete the six projects affected by force majeure weather in the third and fourth quarter of 2018. These six projects created a 0.5% reduction to gross margin in 2019.

        Selling, general and administrative expenses.    Selling, general and administrative expenses increased by 97.0%, or $41.8 million in the first nine months of 2019, compared to the same period in 2018. Selling, general and administrative expenses were 9.0% of revenue in the first nine months of 2019, compared to 8.6% in the same period in 2018. The increase in selling, general and administrative expenses was primarily driven by $30.0 million related to our acquired businesses, coupled with increased administrative labor expense of $11.5 million and intangible asset amortization of $4.8 million, offset by a decrease in merger and acquisition costs of $8.5 million.

        Interest expense, net.    Interest expense, net increased by $31.9 million, in the first nine months of 2019, compared to the same period in 2018. This increase was primarily driven by the increased borrowings under our lines of credit and term loan in the third and fourth quarter of 2018 related to the acquisitions we completed, coupled with accrued dividends on Series B Preferred Stock, which are recorded as interest expense.

        Other income (expense).    Other income increased by $24.4 million, in the first nine months of 2019, compared to the same period in 2018. The increase was primarily the result of the contingent liability fair value adjustment. See further discussion in "Note 8. Fair Value of Financial Instruments" to our unaudited condensed consolidated financial statements.

        Provision for income taxes.    Income tax benefit decreased by 109.5%, or $1.6 million, to a benefit of $3.1 million in the first nine months of 2019, compared to $1.5 million for the same period in 2018. The effective tax rates for the period ended September 30, 2019 and 2018 were 43.0% and 15.8%, respectively. The higher effective tax rate in 2019 was primarily attributable to changes from permanent adjustments. There were no changes in uncertain tax positions during the periods ended September 30, 2019 and 2018.

Comparison of Years Ended December 31, 2018 and 2017

        The following table reflects our consolidated results of operations in dollar and percentage of revenue terms for the periods indicated:

					2018 vs. 2017
	Year Ended December 31,
					$ Change	% Change
(in thousands, except percentages)	2018		2017
Revenue	$779,343	100.0%	$454,949	100.0%	324,394	71.3
Cost of revenue	747,817	96.0%	388,928	85.5%	358,889	92.3

Gross profit	31,526	4.0%	66,021	14.5%	(34,495)	(52.2)
Selling, general and administrative expenses	72,262	9.3%	33,543	7.4%	38,719	115.4

(Loss) income from operations	(40,736)	(5.2)%	32,478	7.1%	(73,214)	(225.4)
Other (expense) income, net:
Interest expense, net	(12,080)	(1.6)%	(2,201)	(0.5)%	(9,879)	448.8
Contingent consideration fair value adjustment	46,291	5.9%	—	—	46,291	—
Other (expense) income	(2,173)	(0.3)%	111	—	(2,284)	(2,057.7)

(Loss) income before benefit (provision) for income taxes	(8,698)	(1.1)%	30,388	6.7%	(39,086)	(128.6)
Benefit (provision) for income taxes	12,942	1.7%	(13,863)	(3.0)%	26,805	(193.4)

Net income	$4,244	0.5%	$16,525	3.6%	(12,281)	(74.3)

        Revenue.    Revenue increased by 71.3%, or $324.4 million, during the year ended December 31, 2018 as compared to the same period in 2017. The increase in revenue is primarily due to the increased project volume, coupled with larger revenue projects in 2018. We generated approximately $156.3 million more in revenue related to our top ten projects under construction this year compared to the prior year and, to a lesser extent, the fourth quarter revenue of $125.6 million from our acquired businesses.

        Cost of revenue.    Cost of revenue increased by 92.3%, or $358.9 million, during the year ended December 31, 2018 as compared to the same period in 2017, primarily due to the larger volume of business in 2018, including cost of revenue of $115.4 million from our acquired businesses. As discussed under "—Impact of Seasonality and Cyclical Nature of Our Business," cost of revenue for the year was negatively impacted by multiple severe weather events that began in the late third quarter and continued into the fourth quarter of 2018. The weather conditions had a significant impact on the construction of six wind projects across South Texas, Iowa and Michigan resulting in additional labor, equipment and material costs.

        Gross profit.    Gross profit decreased by 52.2%, or $34.5 million, during the year ended December 31, 2018 as compared to the same period in 2017. As a percentage of revenue, gross profit declined and totaled 4.0% for the year ended December 31, 2018 as compared to 14.5% in the prior-year period. The decrease in margin was primarily due to work stoppages related to extreme weather on six projects of $35.8 million coupled with a negative impact due to the previously disclosed customer dispute, both due to unbilled revenue and costs associated with the project, of approximately $8.5 million. To a lesser extent, the remaining decrease in margin also reflected early signs of labor and other cost inflation due to increasingly robust construction markets across the country.

        Selling, general and administrative expenses.    Selling, general and administrative expenses increased by 115.4%, or $38.7 million, during the year ended December 31, 2018 as compared to the same period in 2017. Selling, general and administrative expenses were 9.3% of revenue for the year ended December 31, 2018, compared to 7.4% for the same period in 2017. The increase in selling, general and administrative expenses was primarily driven by $14.2 million of acquisition-related expenses incurred for our 2018 acquisitions, $8.5 million of Merger-related transaction costs and $6.9 million of staffing related expenses due to higher project volume and, to a lesser extent, the fourth quarter selling, general and administrative expenses of $8.6 million from our acquired businesses.

        Interest expense, net.    Interest expense, net increased by 448.8%, or $9.9 million, during the year ended December 31, 2018 as compared to the same period in 2017. This increase was driven by the increased borrowings under our lines of credit to support the increased revenue base from our wind business and our new term loan to finance the acquisition of our acquired businesses.

        Contingent consideration fair value adjustment.    In the fourth quarter of 2018, we recognized a $46.3 million adjustment to the fair value of our contingent consideration incurred in connection with the Merger. The Merger Agreement requires us to issue additional shares of our Common Stock if certain financial targets for 2018 and 2019 are achieved. We may be required to issue such shares if the 2019 financial target is achieved. The fair value calculation derived an adjustment to the liability based on 2018 actual financial results and the expected probability of reaching the full amount of contingent consideration in 2019. See "Note 8. Fair Value of Financial Instruments" in Item 8 to our audited consolidated financial statements for further discussion related to inputs into the fair value adjustment.

        Other income (expense).    Other income decreased by 2,057.7%, or $2.3 million, to an expense of $2.2 million during the year ended December 31, 2018 as compared to the same period in 2017. The decrease in other income compared to the prior year period was primarily the result of a $1.8 million loss on the extinguishment of debt recognized in 2018.

        Provision for income taxes.    Income tax expense decreased by 193.4%, or $26.8 million, to a benefit of $12.9 million for the year ended December 31, 2018, compared to an expense of $13.9 million for the same period in 2017. The effective tax rates for the years ended December 31, 2018 and 2017 were 148.8% and 45.6%, respectively. The higher effective tax rate is primarily attributable to the permanent item pertaining to contingent consideration and state taxes, partially offset by tax law changes which reduced the federal statutory rate. The difference between our effective tax rate and the federal statutory rate primarily results from permanent adjustments and current state taxes. There were no changes in uncertain tax positions during the years ended December 31, 2018 and 2017.

Segment Results

        We operated as one reportable segment for 2018 and evaluated the business as a renewable construction company. In late 2018, we completed two significant acquisitions that construct projects outside of the renewable market. As of September 30, 2019, we operate our business as two reportable segments: the Renewables segment and the Specialty Civil segment. The 2018 segment presentation has been recast to be consistent to the 2019 segmentation. The 2017 results for the Specialty Civil segment were not meaningful.

        Each of our reportable segments is comprised of similar business units that specialize in services unique to the respective markets that each segment serves. Driving the end-user focused segments are differences in the economic characteristics of each segment; the nature of the services provided by each segment; the production processes of each segment; and the type or class of customer using the segment's services.

        The classification of revenue and gross profit for segment reporting purposes can at times require judgment on the part of management. Our segments may perform services across industries or perform joint services for customers in multiple industries. To determine reportable segment gross profit, certain allocations, including allocations of shared and indirect costs, such as facility costs, equipment expenses and indirect operating expenses, were made based on segment revenue.

        The following is a brief description of our reportable segments:

        The Renewables segment operates throughout the United States and specializes in a range of services that include full EPC project delivery, design, site development, construction, installation and restoration of infrastructure services for the wind and solar industries. The aforementioned severe weather events, negatively impacting six wind projects and our Gross Profit in 2019 and 2019 occurred in the Renewables segment.

        The Specialty Civil segment operates throughout the United States and specializes in a range of services that include:

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  Heavy civil construction services such as high-altitude road and bridge construction, specialty paving, industrial maintenance and other local, state and government projects.

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  Environmental remediation services such as site development, environmental site closure and outsourced contract mining and coal ash management services.

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  Rail infrastructure services such as planning, creation and maintenance of infrastructure projects for major railway and intermodal facilities construction.

Segment Revenue

Three and Nine Months Ended September 30, 2019 and 2018

        Revenue by segment were as follows:

	Three months ended September 30,				Nine months ended September 30,
	2019		2018		2019		2018
(in thousands) Segment	Revenue	% of Total Revenue	Revenue	% of Total Revenue	Revenue	% of Total Revenue	Revenue	% of Total Revenue
Renewables	$242,654	57.5%	$262,477	94.0%	$496,863	52.8%	$480,362	95.4%
Specialty Civil	179,368	42.5%	16,802	6.0%	443,930	47.2%	23,125	4.6%

Total revenue	$422,022	100.0%	$279,279	100.0%	$940,793	100.0%	$503,487	100.0%

Segment Gross Profit

        Gross profit by segment were as follows:

	Three months ended September 30,				Nine months ended September 30,
	2019		2018		2019		2018
(in thousands) Segment	Gross Profit	Gross Profit Margin	Gross Profit	Gross Profit Margin	Gross Profit	Gross Profit Margin	Gross Profit	Gross Profit Margin
Renewables	$27,469	11.3%	$24,822	9.5%	$45,806	9.2%	$37,578	7.8%
Specialty Civil	25,401	14.2%	2,186	13.0%	45,259	10.2%	3,144	13.6%

Total gross profit	$52,870	12.5%	$27,008	9.7%	$91,065	9.7%	$40,722	8.1%

Years Ended December 31, 2018

        Revenue by segment were as follows:

	2018
(in thousands) Segment	Revenue	% of Total Revenue
Renewables	$621,628	79.8%
Specialty Civil	157,715	20.2%

Total revenue	$779,343	100.0%

Segment Gross Profit

        Gross profit by segment were as follows:

	2018
(in thousands) Segment	Gross Profit	Gross Profit Margin
Renewables	$16,030	2.6%
Specialty Civil	15,496	9.8%

Total gross profit	$31,526	4.0%

Liquidity and Capital Resources

Overview

        Historically, our primary sources of liquidity have been cash flows from operations, our cash balances and availability under our A&R Credit Agreement (as defined herein). Because we had experienced decreased liquidity due to the increase of our required payments and interest under our A&R Credit Agreement (as defined herein), acquisition integration costs and delayed collections for costs relating to the multiple severe weather events in the third quarter and fourth quarter of 2018, we sought additional sources of liquidity in 2019 as described above in "Prospectus Summary—Recent Transactions."

        We believe these steps will continue to strengthen our balance sheet and provide the financial flexibility we need to execute our future business plan, supporting our recent growth and a larger, more diversified platform. There can be no assurance, however, that these steps will provide the intended benefits.

        Our primary liquidity needs are for working capital, debt service, dividends on our Series A Preferred Stock and Series B Preferred Stock, income taxes, capital expenditures, insurance collateral, and strategic acquisitions. As of September 30, 2019, we had approximately $43.2 million in cash, and $29.0 million availability under our Third A&R Credit Agreement.

        We anticipate that our existing cash balances, funds generated from operations, proceeds from the issuance of the Series B Preferred Stock, and borrowings will be sufficient to meet our cash requirements for the next twelve months. No assurance can be given, however, that these sources will be sufficient, because there are many factors which could affect our liquidity, including some which are beyond our control.

Capital Expenditures

        For the nine months ended September 30, 2019, we incurred $2.0 million in equipment purchases under capital lease and an additional $5.6 million in cash purchases for equipment. For the year ended December 31, 2018, we incurred $49.0 million in equipment purchases under capital lease and an additional $4.2 million in cash purchases. We estimate that we will spend approximately two percent of revenue for capital expenditures for 2019 and 2020. Actual capital expenditures may increase or decrease in the future depending upon business activity levels, as well as ongoing assessments of equipment lease versus buy decisions based on short and long-term equipment requirements.

Working Capital

        We require working capital to support seasonal variations in our business, primarily due to the effect of weather conditions on external construction and maintenance work and the spending patterns of our customers, both of which influence the timing of associated spending to support related customer demand. Our business is typically slower in the first quarter of each calendar year. Working capital needs are generally lower during the spring when projects are awarded and we receive down payments from customers. Conversely, working capital needs generally increase during the summer or fall months due to increased demand for our services when favorable weather conditions exist in many of the regions in which we operate. Again, working capital needs are typically lower and working capital is converted to cash during the winter months. These seasonal trends, however, can be offset by changes in the timing of projects, which can be affected by project delays or accelerations and/or other factors that may affect customer spending.

        Generally, we receive 5% to 10% cash payments from our customers upon the inception of our Renewable projects. Timing of billing milestones and project close-outs can contribute to changes in unbilled revenue. As of September 30, 2019, substantially all of our costs in excess of billings and earnings will be billed to customers in the normal course of business within the next twelve months. Net accounts receivable balances, which consist of contract billings as well as costs and earnings in excess of billings and retainage, increased to $354.0 million as of September 30, 2019 from $272.5 million as of December 31, 2018, due primarily to higher levels of revenue, timing of project activity, and collection of billings to customers.

        Our billing terms are generally net 30 days, and some of our contracts allow our customers to retain a portion of the contract amount (generally, from 5% to 10%) until the job is completed. As part of our ongoing working capital management practices, we evaluate opportunities to improve our working capital cycle time through contractual provisions and certain financing arrangements. Our agreements with subcontractors often may contain a "pay-if-paid" provision, whereby our payments to subcontractors are made only after we are paid by our customers.

Sources and Uses of Cash

        Sources and uses of cash are summarized below:

	Nine Months Ended September 30,		Year Ended December 31,
(in thousands)	2019	2018	2018	2017
Net cash provided by (used in) operating activities	(55,473)	31,635	47,018	(9,109)
Net cash provided by (used in) investing activities	1,586	(109,140)	(169,834)	(3,508)
Net cash provided by (used in) financing activities	25,750	108,239	189,250	(4,113)

Operating Activities

Nine Months Ended September 30, 2019 and 2018

        Net cash used in operating activities for the nine months ended September 30, 2019 was $55.5 million, as compared to net cash provided by operating activities of $31.6 million over the same period in 2018. The decrease in net cash provided by operating activities reflects the timing of receipts from customers and payments to vendors in the ordinary course of business. The change is primarily attributable to $128.4 million related to the significant reduction of accounts payable and accrued liabilities.

Years Ended December 31, 2018 and 2017

        Net cash provided by operating activities for the year ended December 31, 2018 was $47.0 million as compared to net cash used in operating activities of $9.1 million for the same period in 2017. The increase in net cash provided by operating activities reflects the timing of receipts from customers and payments to vendors in the ordinary course of business. The increase is primarily attributable to $122.6 million less cash paid for accounts payable and accrued liabilities, coupled with a $46.6 million increase from billings in excess of costs and estimated earnings on uncompleted contracts, partially offset by $45.3 million less cash collected from accounts receivable, a decrease in operating income (excluding non-cash items) of $61.5 million and additional cash paid for interest of $8.6 million.

Investing Activities

Nine Months Ended September 30, 2019 and 2018

        Net cash provided by investing activities for the nine months ended September 30, 2019 was $1.6 million, as compared to net cash used by investing activities of $109.1 million over the same period in 2018. The increase in net cash provided by investing activities is primarily attributable to $106.6 million of cash used for acquisitions in 2018.

Years Ended December 31, 2018 and 2017

        Net cash used in investing activities for the year ended December 31, 2018 was $169.8 million as compared to $3.5 million for the same period in 2017. The increase in net cash used in investing activities in 2018 primarily reflects the net cash paid for two acquisitions of $166.7 million.

Financing Activities

Nine Months Ended September 30, 2019 and 2018

        Net cash provided by financing activities for the nine months ended September 30, 2019 was $25.8 million, as compared $108.2 million over the same period in 2018. The change of $82.4 million is primarily attributable to higher proceeds from long-term debt in 2018 of $330.9 million offset by lower merger recapitalization transaction costs of $28.6 million coupled with in 2019, lower debt payments of 108.6 million, proceeds from the issuance of Series B Preferred Stock of $100.0 million and proceeds from a sales leaseback transaction of $24.3 million.

Years Ended December 31, 2018 and 2017

        Net cash provided by financing activities for the year ended December 31, 2018 was $189.3 million as compared to net cash used in financing activities of $4.1 million for the same period in 2017. The $193.4 million increase in cash in 2018 is primarily attributable to an increase in net proceeds from debt of $189.6 million, coupled with reduced distributions of $34.7 million, which was partially offset by a $25.8 million use of cash in connection with the Merger and a $4.1 million increase in capital lease payments.

Third A&R Credit Agreement

        At closing of the CCS acquisition, IEA Services entered into a credit agreement for a new credit facility, which was amended and restated in connection with the closing of the William Charles acquisition, and was further amended and restated on November 16, 2018 (as amended and restated, the "A&R Credit Agreement"). The A&R Credit Agreement provided for a term loan facility of $300.0 million and a revolving line of credit of $50.0 million, which was available for revolving loans and letters of credit.

        On May 20, 2019, the Third A&R Credit Agreement became effective. The Third A&R Credit Agreement bifurcated the remaining principal amount of the initial term loan facility under the A&R Credit Agreement of $300.0 million (the "Initial Term Loan") into two tranches: (i) the consenting lender term loan tranche (i.e., lenders that signed the Third A&R Credit Agreement) and (ii) the non-consenting lender term loan tranche (i.e., lenders that did not sign the Third A&R Credit Agreement). The Third A&R Credit Agreement leaves in place the revolving credit facility of $50.0 million (the "Initial Revolving Facility"), which provides for swing line loans of up to $20.0 million ("Swing Line Loans") and standby and commercial letters of credit. Obligations under the Third A&R Credit Agreement are guaranteed by all of our present and future assets, and all of the present and future assets of Intermediate Holdings (as defined in the Third A&R Credit Agreement) and the Subsidiary Guarantors (as defined in the Third A&R Credit Agreement), subject to customary carve-outs.

        Interest on the consenting lender term loan tranche accrues at a per annum rate of, at our option, (x) LIBOR plus a margin of 8.25% or (y) an alternate base rate plus a margin of 7.25%; provided, however, that upon achieving a First Lien Net Leverage Ratio (as defined below) of no greater than 2.67:1.00, the margin shall permanently step down to (y) for LIBOR loans, 6.75% and (x) for alternative base rate loans, 5.75%. Interest on the non-consenting lender term loan tranche will stay at a per annum rate of, at our option, (x) LIBOR plus a margin of 6.25% or (y) an alternate base rate plus a margin of 5.25%. Interest on Initial Revolving Facility borrowings and Swing Line Loans accrues at a rate of, at our option, (x) LIBOR plus a margin of 4.25% or (y) the applicable base rate plus a margin of 3.25%. Default interest will accrue on the obligations at the otherwise applicable rate plus 3%.

        The Initial Revolving Facility is required to be repaid and terminated on September 25, 2023. Borrowings under the Initial Revolving Facility will be able to be paid and reborrowed. The Initial Term Loan will mature on September 25, 2024. Borrowings under the Initial Term Loan are required to be repaid on the last business day of each March, June, September and December, continuing with the first fiscal quarter following the effective date of the Third A&R Credit Agreement, in an amount equal to 2.5% of the initial balance of the Initial Term Loan and will not be able to be reborrowed.

        Beginning with 2020, an additional annual payment of a percentage of Excess Cash Flow (as defined in the Third A&R Credit Agreement) over the prior year is required on the Initial Term Loan depending upon the First Lien Net Leverage Ratio as of the last day of such year. The First Lien Net Leverage Ratio is defined as the ratio of: (A) the excess of (i) consolidated total debt that, as of such date, is secured by a lien on any our or asset or property or any restricted subsidiary that is not expressly subordinated to the lien securing the obligations under the Third A&R Credit Agreement, over (ii) certain net cash as of such date not to exceed $50,000,000, to (B) consolidated EBITDA, calculated on a pro forma basis for the most recently completed measurement period. The required payment percentage of Excess Cash Flow depending upon the First Lien Net Leverage Ratio will be as follows:

Required Payment Amount	Ratio
100% of Excess Cash Flow	Greater than 5.00 : 1.00
75% of Excess Cash Flow	Less than or equal to 5.00 : 1.00 but greater than 1.76 : 1.00
50% of Excess Cash Flow	Less than or equal to 1.76 : 1.00 but greater than 1.26 : 1.00
25% of Excess Cash Flow	Less than or equal to 1.26 : 1.00 but greater than 0.76 : 1.00
0% of Excess Cash Flow	Less than or equal to 0.76 : 1.00

        Under the Third A&R Credit Agreement, we are required to not permit the First Lien Net Leverage Ratio, as of the last day of any consecutive four fiscal quarter period to be greater than:

Measurement Period	Ratio
From and after fiscal quarter ending March 31, 2019 through December 31, 2019	4.75 : 1.00
From and after fiscal quarter ending March 31, 2020 through December 31, 2020	3.50 : 1.00
From and after fiscal quarter ending March 31, 2021 through December 31, 2021	2.75 : 1.00
From and after the fiscal quarter ending March 31, 2022	2.25 : 1.00

        Under the Third A&R Credit Agreement, we are not able to utilize an equity infusion to cure a covenant violation in any quarter ending in 2019, excluding the Series B Preferred Stock. Thereafter, we will have access to a customary equity cure.

        In addition, we and the Borrower (as defined in the Third A&R Credit Agreement) are subject to affirmative covenants, including, but not limited to, requiring (i) delivery of financial statements, budgets and forecasts; (ii) delivery of certificates and other information; (iii) delivery of notices (of any default, force majeure event, material adverse condition, ERISA event, material litigation or material environmental event); (iv) payment of tax obligations; (v) preservation of existence; (vi) maintenance of properties; (vii) maintenance of insurance; (viii) compliance with laws; (ix) maintenance of books and records; (x) inspection rights; (xi) use of proceeds; (xii) covenants to guarantee obligations and give security; (xiii) compliance with environmental laws; and (xiv) ongoing communication with the Lenders (as defined therein).

        We and the Borrower are also subject to additional negative covenants, some of which will include less flexibility than the corresponding negative covenants in the A&R Credit Agreement, including, but not limited to, restrictions (subject to certain exceptions) on (i) liens; (ii) indebtedness (including guarantees and other contingent obligations); (iii) investments (including loans, advances and acquisitions); (iv) mergers and other fundamental changes; (v) sales and other dispositions of property or assets; (vi) payments of dividends and other distributions and share repurchases; (vii) changes in the nature of the business; (viii) transactions with affiliates; (ix) burdensome agreements; (x) payments and modifications of certain debt instruments; (xi) changes in fiscal periods; (xii) amendments of organizational documents; (xiii) division/series transactions; and (xiv) sale and lease-back transactions.

        Events of default under the Third A&R Credit Agreement include, but are not limited to, (i) failure to pay any principal or interest when due; (ii) any material breach of the representations and warranties made in the Third A&R Credit Agreement; (iii) failure to obverse or perform covenants; and (iv) certain events of bankruptcy and judgements. Upon any event of default, the Lenders will be permitted to cease making loans, declare the unpaid principal amount of all outstanding loans and all other obligations immediately due and payable, enforce liens and security interests, and exercise all other rights and remedies available under the loan documents or applicable law.

Series A Preferred Stock

        As of September 30, 2019, we had 34,965 shares of Series A Preferred Stock outstanding, with each share having an initial stated value of $1,000 plus accumulated but unpaid dividends. Dividends are paid on the Series A Preferred Stock as, if and when declared by our Board. To the maximum extent permitted by the terms of the Series B Preferred Stock and the Third A&R Credit Agreement, dividends are required to be declared and paid in cash quarterly in arrears on each March 31, June 30, September 30 and December 31 on the stated value at the following rates:

  •
  6% per annum from the original issuance of the Series A Preferred Stock on March 26, 2018 (the "Closing Date") until the date (the "18 Month Anniversary Date") that is 18 months from the Closing Date; and

  •
  10% per annum during the period from and after the 18 Month Anniversary Date;

        So long as any shares of Series B Preferred Stock are outstanding or from and after the occurrence of any non-payment event or default event and until cured or waived, the foregoing rates will increase by 2% per annum.

        If not paid in cash, dividends will accrue on the stated value and will increase the stated value on and effective as of the applicable dividend date without any further action by the Board at the following rates:

  •
  8% per annum during the period from May 20, 2019 through the 18 Month Anniversary Date; and

  •
  12% per annum during the period from and after the 18 Month Anniversary Date.

        From and after the occurrence of any non-payment event or default event and until cured or waived, the foregoing will increase by two percent (2%) per annum.

        The Series A Preferred Stock do not have a scheduled redemption date or maturity date. Subject to the terms of the Series B Preferred Stock, we may, at any time and from time to time, redeem all or any portion of the shares of Series A Preferred Stock then outstanding. As a condition to the consummation of any change of control (as described in the certificate governing the Series A Preferred Stock), we are required to redeem all shares of Series A Preferred Stock then outstanding. We are also required to use the net cash proceeds from certain transactions to redeem the maximum number of shares of Series A Preferred Stock that can be redeemed with such net cash proceeds, except as prohibited by the Third A&R Credit Agreement.

        The dividends with respect to each share of Series A Preferred Stock for the dividend periods ended on December 31, 2018 are deemed to have accrued at a rate of 6%. The March 31, 2019, June 30, 2019 and until September 26, 2019, the dividends have accrued at a rate of 8% and all dividends have increased the stated value as of such respective dates. Following September 26, 2019, dividends accrued at a rate of 12% per annum and if our business does not generate enough cash to make the cash dividends, the dividends will accrue at that rate and increase the stated value of the Series A Preferred Stock, which will make cash dividends on the Series A Preferred Stock more difficult for us to make in the future. We do not presently expect to pay cash dividends, although an actual decision regarding payment of cash dividends on the Series A Preferred Stock will be made at the time of the applicable dividend payment based upon availability of capital resources, business conditions, other cash requirements, and other relevant factors.

        On November 14, 2019, we exchanged 50% of the issued and outstanding Series A Preferred Stock for 19,123.87 shares of Series B-3 Preferred Stock and 657,383 Preferred Exchange Agreement Warrants. Please see "Prospectus Summary—Recent Transactions—Preferred Stock Exchange Agreement."

Series B Preferred Stock

        As of September 30, 2019, we had 100,000 shares of Series B Preferred Stock outstanding, with each share having an initial stated value of $1,000 plus accumulated but unpaid dividends. Our Common Stock and Series A Preferred Stock are junior to the Series B Preferred Stock. Dividends are paid on the Series B Preferred Stock when declared by our Board. As of September 30, 2019, to the extent not prohibited by applicable law, dividends were required to be declared and paid in cash quarterly in arrears on each March 31, June 30, September 30 and December 31 at the following rates:

  •
  On Series B-1 Preferred Stock with respect to any dividend period for which the Total Net Leverage Ratio (as defined in the Third A&R Credit Agreement (as defined herein)) is greater than 1.50 to 1.00, 15% per annum (or 13.5% per annum if a deleveraging event (as defined in the certificate governing the Series B Preferred Stock)) has occurred prior to the date dividends are paid with respect to such dividend period) and (ii) with respect to any dividend period for which the Total Net Leverage Ratio is less than or equal to 1.50 to 1.00, 13.5% per annum.

  •
  On Series B-2 Preferred Stock with respect to any dividend period for which the Total Net Leverage Ratio is greater than 1.50 to 1.00, 15% per annum (or 13.5% per annum if a deleveraging event has occurred prior to the date dividends are paid with respect to such dividend period) and (ii) with respect to any dividend period for which the Total Net Leverage Ratio is less than or equal to 1.50 to 1.00, 12% per annum.

        As of September 30, 2019, if dividends were not paid in cash, dividends would accrue on the stated value and will increase the stated value on and effective of the applicable dividend date without any further action by the Board at a rate of 18% per annum; provided that, during the period from the occurrence of a deleveraging event until the date that is two years from the occurrence of such deleveraging event, such dividend rate shall instead be fifteen percent (15%) per annum; provided, further, that, from and after the occurrence of any non-payment event or default event and until cured or waived, the foregoing rates will increase by two percent (2%) per annum.

        Until the Series B Preferred Stock is redeemed, neither we nor any of our subsidiaries can declare, pay or set aside any dividends on shares of any other class or series of capital stock, except in limited circumstances. We are required to redeem all shares of Series B Preferred Stock outstanding on February 15, 2025 at the then stated value plus all accumulated and unpaid dividends thereon through the day prior to such redemption. Subject to compliance with the terms of any credit agreement, we are also required to redeem all of the Series B Preferred Stock as a condition to the consummation of certain changes in control (as defined in certificate governing the Series B Preferred Stock), as well as use the net cash proceeds from certain transactions to redeem shares of Series B Preferred Stock.

        The September 30, 2019 dividends have accrued at a rate of 18% and the dividend has increased the stated value as of such that respective date. If our business does not generate enough cash to make the cash dividends, the dividends will accrue at a rate of 18% and increase the stated value of the Series B Preferred Stock, which will make cash dividends on the Series B Preferred Stock more difficult for us to make in the future. We do not presently expect to pay cash dividends, although an actual decision regarding payment of cash dividends on the Series B Preferred Stock will be made at the time of the applicable dividend payment based upon availability of capital resources, business conditions, other cash requirements, and other relevant factors.

        On November 14, 2019, we issued 80,000 shares of Series B-3 Preferred Stock in connection with the closing of the transaction under the Third Equity Commitment Agreement. In connection with the sale of the Series B-3 Preferred Stock, the terms of the Series B-1 Preferred Stock and Series B-2 Preferred Stock were amended, to, among other things:

  •
  revise the cash dividend rate to mean (i) with respect to any dividend period for which the Total Net Leverage Ratio is greater than 1.50 to 1.00, 13.5% per annum, and (ii) with respect to any dividend period for which the Total Net Leverage Ratio is less than or equal to 1.50 to 1.00, 12% per annum; and

  •
  revise the definition of dividend rate if dividends are not paid in cash to mean, in the case of the Series B-2 Preferred Stock 18% per annum from and including the date of the closing of the original issuance of Series B-2 Preferred Stock until the date of the closing of the original issuance of Series B-3 Preferred Stock and 15% per annum thereafter and, in the case of the Series B-1 Preferred Stock, until the date of the closing of the original issuance of Series B-3 Preferred Stock and 15% per annum thereafter.

        Please see "Prospectus Summary—Recent Transactions."

Letters of Credit and Surety Bonds

        In the ordinary course of business, we are required to post letters of credit and surety bonds to customers in support of performance under certain contracts. Such letters of credit are generally issued by a bank or similar financial institution. The letter of credit or surety bond commits the issuer to pay specified amounts to the holder of the letter of credit or surety bond under certain conditions. If the letter of credit or surety bond issuer were required to pay any amount to a holder, we would be required to reimburse the issuer, which, depending upon the circumstances, could result in a charge to earnings. As of September 30, 2019, we were contingently liable under letters of credit issued under its Third A&R Credit Facility in the amount of $21.0 million related to projects. In addition, as of September 30, 2019, we had outstanding surety bonds on projects of $2,017.6 million, including the bonding line of the acquired ACC Companies and Saiia. As of December 31, 2018, we were contingently liable under letters of credit issued under our revolving line of credit in the amount of $3.0 million related to projects. In addition, as of December 31, 2018, we had outstanding surety bonds on projects of $1.68 billion, which includes the bonding lines of the acquired companies as of December 31, 2018.

Contractual Obligations

        The following table sets forth our contractual obligations and commitments for the periods indicated as of September 30, 2019 (in thousands):

	Payments due by period
	Total	Remainder of 2019	2020	2021	2022	2023	Thereafter
Debt (principal)(1)	385,643	7,988	30,824	30,110	29,711	29,419	257,591
Debt (interest)(2)	110,170	7,488	27,584	24,356	21,234	18,130	11,378
Capital leases(3)	73,908	5,977	25,164	21,716	17,565	3,486	—
Operating leases(4)	51,180	2,486	9,066	7,158	5,683	3,990	22,797

Total	$620,901	$23,939	$92,638	$83,340	$74,193	$55,025	$291,766

(1)
Represents the contractual principal payment due dates on our outstanding debt, including the convertible debt—Series B Preferred with expected redemption date of February 15, 2025. Future declared dividends have been excluded, as payment determination will be evaluated each quarter resulting in differing accumulated dividend rates.

(2)
Includes variable rate interest using September 30, 2019 rates.

(3)
We have obligations, exclusive of associated interest, recognized under various capital leases for equipment totaling $73.9 million at September 30, 2019. Net amounts recognized within property,

  plant and equipment, net in the consolidated balance sheet under these capitalized lease agreements at September 30, 2019 totaled $90.3 million.

(4)
We lease real estate, vehicles, office equipment and certain construction equipment from unrelated parties under non-cancelable leases. Lease terms range from month-to-month to terms expiring through 2038. The increase from December 31, 2018 is related to two sale leaseback transactions on property acquired through the acquisitions.

        The following table sets forth our contractual obligations and commitments for the periods indicated as of December 31, 2018 (in thousands):

	Payments due by period
	Total	Less than 1 year	1 to 3 years	3 to 5 years	More than 5 years
Debt (principal)(1)	351,841	32,580	62,279	106,944	150,038
Debt (interest)(2)	130,937	30,084	51,648	39,556	9,649
Capital leases(3)	71,197	21,240	37,254	12,703	—
Operating leases(4)	34,167	6,674	8,461	4,329	14,703

Total	$588,142	$90,578	$159,642	$163,532	$174,390

(1)
Represents the contractual principal payment due dates on our outstanding debt.

(2)
Includes variable rate interest using December 31, 2018 rates.

(3)
We had obligations, exclusive of associated interest, recognized under various capital leases for equipment totaling $63.5 million at December 31, 2018. Net amounts recognized within property, plant and equipment, net in the consolidated balance sheet under these capitalized lease agreements at December 31, 2018 totaled $66.8 million.

(4)
We lease real estate, vehicles, office equipment and certain construction equipment from unrelated parties under non-cancelable leases. Lease terms range from month-to-month to terms expiring through 2038.

        For detailed discussion and additional information pertaining to our debt instruments, see "Note 9. Debt" in the notes to the audited consolidated financial statements.

Off-Balance Sheet Arrangements

        As is common in our industry, we have entered into certain off-balance sheet arrangements in the ordinary course of business. Our significant off-balance sheet transactions include liabilities associated with non-cancelable operating leases, letter of credit obligations, surety and performance and payment bonds entered into in the normal course of business, liabilities associated with deferred compensation plans, liabilities associated with certain indemnification and guarantee arrangements. See "Note 10. Commitments and Contingencies" in the notes to our undaunted consolidated financial statements, for discussion pertaining to our off-balance sheet arrangements. See "Note 1. Business, Basis of Presentation and Summary of Significant Accounting Policies" and "Note 15. Related Party Transactions" in the notes to our unaudited consolidated financial statements, for discussion pertaining to certain of our investment arrangements.

Backlog

        For companies in the construction industry, backlog can be an indicator of future revenue streams. Estimated backlog represents the amount of revenue we expect to realize from the uncompleted portions of existing construction contracts, including new contracts under which work has not begun and awarded contracts for which the definitive project documentation is being prepared, as well as revenue from change orders and renewal options. Estimated backlog for work under fixed price contracts and cost-reimbursable contracts is determined based on historical trends, anticipated seasonal impacts, experience from similar projects and estimates of customer demand based on communications with our customers. Cost-reimbursable contracts are included in backlog based on the estimated total contract price upon completion.

        As of September 30, 2019 our total backlog was approximately $2.6 billion compared to $1.3 billion as of September 30, 2018. The $1.3 billion increase is primarily related to $444.6 million of backlog related to our acquisitions coupled with $855.4 million of an increase in backlog related to our legacy IEA business. We expect to recognize revenue related to our backlog of 19% for the remainder of 2019, 57% in 2020, and 24% in 2021.

        As of December 31, 2018, our total backlog was approximately $2.1 billion compared to $1.1 billion as of December 31, 2017. The $1.0 billion increase is primarily related to $833.7 million of backlog related to our acquisitions coupled with $166.3 million of an increase in backlog related to our legacy IEA business.

        The following table summarizes our backlog by segment for September 30, 2019 and December 31, 2018:

(in millions) Segments	September 30, 2019	December 31, 2018
Renewables	$1,865.5	$1,246.8
Specialty Civil	684.7	868.8

Total	$2,550.2	$2,115.6

        Based on historical trends in our backlog, we believe awarded contracts to be firm and that the revenue for such contracts will be recognized over the life of the project. Timing of revenue for construction and installation projects included in our backlog can be subject to change as a result of customer delays, regulatory factors and/or other project-related factors. These changes could cause estimated revenue to be realized in periods later than originally expected, or not at all. In the past, we have occasionally experienced postponements, cancellations and reductions on construction projects, due to market volatility and regulatory factors. There can be no assurance as to our customers' requirements or the accuracy of our estimates. As a result, our backlog as of any particular date is an uncertain indicator of future revenue and earnings.

        Backlog is not a term recognized under GAAP, although it is a common measurement used in our industry. Our methodology for determining backlog may not be comparable to the methodologies used by others. See "Risk Factors—Amounts included in our backlog may not result in actual revenue or translate into profits. Our backlog is subject to cancellation and unexpected adjustments and therefore is an uncertain indicator of future operating results."

Recently Issued Accounting Pronouncements

        See "Note 1. Business, Basis of Presentation and Summary of Significant Accounting Policies" in the notes to our unaudited consolidated financial statements.

BUSINESS

Business Overview

        We are a holding company that, through various subsidiaries, is a leading diversified infrastructure construction company with specialized energy and heavy civil expertise throughout the US. We specialize in providing complete EPC services throughout the U.S. for the renewable energy, traditional power and civil infrastructure industries. These services include the design, site development, construction, installation and restoration of infrastructure. Although we have historically focused on the wind industry, our recent acquisitions have expanded our construction capabilities and geographic footprint in the areas of environmental remediation, industrial maintenance, specialty paving, heavy civil and rail infrastructure construction, creating a diverse national platform of specialty construction capabilities. We believe we have the ability to continue to expand these services because we are well-positioned to leverage our expertise and relationships in the wind energy business to provide complete infrastructure solutions in all areas.

        Our Common Stock trades on the NASDAQ Capital Market under the symbol "IEA." We were founded in 1947 as White Construction and we became a public company as Infrastructure and Energy Alternatives, Inc. in March 2018 when we merged with a special purpose acquisition company (a non-operating shell company).

Our History

        We were incorporated in the State of Delaware on August 4, 2015 under the name M III Acquisition Corp. as a special purpose acquisition company formed for the purposes of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On March 26, 2018, we consummated the Merger pursuant to the Merger Agreement by and among M III Acquisition Corp. ("M III"), IEA Energy Services, LLC ("IEA Services"), a Delaware limited liability company, IEA LLC, a Delaware limited liability company and the parent of IEA Services immediately prior to such time, and the other parties thereto, which provided for, among other things, the merger of IEA Services with and into a wholly-owned subsidiary of M III. See "Note 2. Merger, Acquisitions and Discontinued Operations" in the notes to the audited consolidated financial statements for more information on the Merger and the continuing ownership by prior owners of M III and IEA LLC.

Acquisition of CCS, including Saiia and the ACC Companies

        On September 25, 2018, we acquired CCS, a leading provider of environmental and industrial engineering services. The wholly-owned subsidiaries of CCS, Saiia and the ACC Companies generally enter into long-term contracts with both government and non-government customers to provide EPC services for environmental, heavy-civil and mining projects. We believe our acquisition of Saiia and the ACC Companies will provide IEA with a strong and established presence in the environmental and industrial engineering markets, enhanced civil construction capabilities and an expanded domestic footprint in less-seasonal Southeast, West and Southwest markets.

Acquisition of William Charles Construction Group, including Ragnar Benson

        On November 2, 2018, we acquired William Charles, a leader in engineering and construction solutions for the rail infrastructure and heavy civil construction industries. We believe our acquisition of William Charles will provide IEA with a market leading position in the attractive rail infrastructure market and continue to bolster our further growth in the heavy civil and construction footprint across the Midwest and Southwest.

Reporting Segments

        We operated as one reportable segment for 2018 and evaluated the business as a renewable construction company. In late 2018, we completed two significant acquisitions that construct projects outside of the renewable market. As of March 31, 2019, we operate our business as two reportable segments: the Renewables segment and the Specialty Civil segment. The 2018 segment presentation has been recast to be consistent to the 2019 segmentation. The 2017 results for the Specialty Civil segment were not meaningful.

        Each of our reportable segments is comprised of similar business units that specialize in services unique to the respective markets that each segment serves. Driving the end-user focused segments are differences in the economic characteristics of each segment; the nature of the services provided by each segment; the production processes of each segment; and the type or class of customer using the segment's services.

        The classification of revenue and gross profit for segment reporting purposes can at times require judgment on the part of management. Our segments may perform services across industries or perform joint services for customers in multiple industries. To determine reportable segment gross profit, certain allocations, including allocations of shared and indirect costs, such as facility costs, equipment expenses and indirect operating expenses, were made based on segment revenue.

        The following is a brief description of our reportable segments:

        The Renewables segment operates throughout the United States and specializes in a range of services that include full EPC project delivery, design, site development, construction, installation and restoration of infrastructure services for the wind and solar industries. The aforementioned severe weather events, negatively impacting six wind projects and our Gross Profit in 2019 and 2019 occurred in the Renewables segment.

        The Specialty Civil segment operates throughout the United States and specializes in a range of services that include:

  •
  Heavy civil construction services such as high-altitude road and bridge construction, specialty paving, industrial maintenance and other local, state and government projects.

  •
  Environmental remediation services such as site development, environmental site closure and outsourced contract mining and coal ash management services.

  •
  Rail infrastructure services such as planning, creation and maintenance of infrastructure projects for major railway and intermodal facilities construction.

Industry Trends

        Our industry is composed of national, regional and local companies in a range of industries, including renewable power generation, traditional power generation and the civil infrastructure industries. We believe the following industry trends will help to drive our growth and success over the coming years:

Renewable Power Generation

        In recent years, we have maintained a tight focus on construction of renewable power production capacity as renewable energy, particularly from wind and solar, has become widely accepted within the electric utility industry and has become a cost-effective solution for the creation of new generating capacity. We believe that this shift has occurred because renewable energy power generation has reached a level of scale and maturity that permits these technologies to now be cost-effective competitors to more traditional power generation technologies, including on an unsubsidized basis.

Under many circumstances, wind and solar power production offer the lowest levelized cost of energy (i.e., the all-in cost of generating power, including construction and operating costs) of any technology. As a result, wind and solar power are among the leading sources of new power generation capacity in the U.S., and wind and utility-scale solar energy generation is projected to become even more cost-effective in coming years as technological improvements make wind turbines and photovoltaic cells (and other solar generating technologies) even more efficient.

        Governmental policies focused on a clean environment and the desire to decrease U.S. dependence on foreign oil imports have created incentives historically for the development of renewable energy production capacity and have created demand for more domestic, environmentally sensitive electrical power production facilities, such as wind and solar collection farms. The federal government has offered tax credits for investments in renewable energy infrastructure and production of power from renewable sources. Other tax incentives available to the renewable energy industry include accelerated tax depreciation provisions, including bonus depreciation, for certain renewable energy generation assets, such as equipment using solar or wind energy. These incentives specify a five-year depreciable life for qualifying assets rather than the longer depreciable lives of many non-renewable energy assets. In addition to shorter depreciable lives, those assets qualifying for bonus depreciation benefit from significant allowable first-year depreciation.

        In addition to federal policies that historically have favored power production from renewable sources, a number of states also have supported the expansion of renewable energy generating capacity. Currently, nearly 40 states, as well as the District of Columbia and four territories, have adopted renewable portfolio standards or goals. Similarly, we believe that many corporations and retail consumers are increasingly focused on obtaining energy from renewable sources and have become a significant driver of incremental demand for wind and solar energy production capacity.

        The market for the development of utility-scale wind and solar power generation is expected to remain robust. The Annual Energy Outlook 2019 published by the U.S. Department of Energy in February 2019 projected the addition of approximately 72 gigawatts of new utility-scale wind and solar capacity from 2018 to 2021, which we estimate will drive more than $17.5 billion of construction. Although this demand is driven, in part, by accelerated, incremental investment in renewable power generation sources during the phase-out period for existing tax incentives, fundamental demand for renewable power construction-and particularly for utility-scale solar farms-is projected to remain strong thereafter. See "—Regulation and Environmental Matters" below for further discussion of phase-out period.

Heavy Civil Construction

        During 2018, heavy civil construction was only a small part of our business and accounted for less than 10% of our revenue. We believe that this will become a more significant part of our business in 2019 as a majority of the revenue of the companies we acquired during 2018 is in this sector and we have maintained a reputation for high quality work. State and federal funding for this industry has been neglected for decades, but the near-term outlook on both state and federal levels has led us to believe that spending for infrastructure may experience significant growth over the next few years. Not only do we believe that state and federal funding is likely to increase, but alternative methods of construction, such as public and private partnerships, have gained significant traction in the United States in recent years.

        We have taken steps to enhance our heavy civil construction business through acquisitions to take advantage of these growth opportunities. We believe that our business relationships with customers in this sector are excellent and our strong reputation that we have built will provide us with the foundation to grow our revenue base in this business. Additionally, there is significant overlap in labor, skills and equipment needs between our renewable energy construction business and our heavy civil infrastructure business, which we expect will provide us with operating efficiencies as we continue to expand this sector. Our renewable energy experience provides us with expertise in working in difficult conditions and environments, which we believe will provide us with a competitive advantage when bidding for more complicated and often higher margin civil and infrastructure projects.

Environmental Remediation

        Coal-fired power plants have significant and recurring environmental management needs, because they consistently generate various waste byproducts throughout the power generation process. The primary type of these waste byproducts are CCRs, commonly known as coal ash. According to the American Coal Ash Association, more than 107 million tons of coal ash were generated in 2016, and according to the U.S. Environmental Protection Agency ("EPA"), in 2015, coal ash was one of the largest types of waste in the U.S. Coal ash management is mission-critical to the daily operations of power plants, as they generally only have on-site storage capacity for three to four days of CCR waste accumulation.

        According to the American Coal Ash Association, as of 2016, approximately 44% of coal ash generated was disposed of. According to the EPA, approximately 80% of coal ash that was disposed of in 2012 was disposed of on-site in ash ponds or landfills. As of 2016, the American Coal Ash Association estimated that more than 1.5 billion tons of coal ash existed in ash ponds and landfills around the country. The EPA also estimates that, as of 2012, there were over 1,100 active and inactive on-site ash ponds and landfills requiring remediation or closure. These sites are typically large and will require significant capital from their owners, as well as specialized environmental expertise, to monitor on an ongoing basis, remediate, relocate the waste or completely close in an environmentally sustainable way.

        As a result of our recent acquisition of Saiia and their ability to build strong relationships in the environmental remediation business, we intend to continue to increase growth in this area as a part of our business. We believe that with Saiia's reputation and our cross-selling capabilities we will be able to capture further market share and facilitate more self-performing environmental remediation opportunities in other projects that we undertake.

Rail

        For more than 150 years, the U.S. rail network has been a critical component of the U.S. transportation system and economy. Today it carries approximately one-third of U.S. exports and delivers five million tons of freight and approximately 85,000 passengers each day. According to the 2017 Infrastructure Report Card, the private freight rail industry owns the vast majority of the nation's rail infrastructure, and continues to make significant capital investment—$27.1 billion in 2015—to ensure the network's good condition. Despite this investment, U.S. rail still faces clear challenges, most notably in passenger rail, which faces the dual problems of aging infrastructure and insufficient funding.

        Federal forecasts predict an approximate 40% increase in U.S. freight shipments, including by rail, by 2040. To prepare for the future, the U.S. Department of Transportation has worked with the transportation industry to draft the first National Freight Strategic Plan, which addresses impediments to the efficient flow of goods in support of the nation's economy. The Fixing America's Surface Transportation (FAST) Act requires the strategic plan be completed by 2017 and be updated every five years. Through the FAST Act, Congress created a new federally-funded, freight-focused competitive grant program. Infrastructure for Rebuilding America Program (INFRA) grants are expected to provide $4.5 billion through 2020 to freight and highway projects of national or regional significance.

        We believe that the acquisition of William Charles including Ragnar Benson, provides us with the ability to capitalize on the new rail infrastructure construction that will be required to support the increase in U.S. freight shipments.

Electrical Power and High Voltage Opportunities

        The U.S. electrical transmission and distribution infrastructure requires significant ongoing maintenance, upgrade and expansion to manage power line congestion and avoid delivery failures. Regional shifts in population and industry may also create pockets of demand for increased transmission and distribution construction and upgrades. According to the DOE's Annual Energy Outlook 2019 published in February 2019, significant new electricity generating capacity is expected to be added through 2050, all of which must be connected to the existing electric grid.

        Renewable energy generation projects, which are typically located in remote areas, often require investment in new transmission lines to interconnect with the electrical grid. Although we have outsourced our high-voltage electrical needs historically, we implemented a program during 2018 to upgrade our in-house capacity to complete this work and continually strive to increase the portion of our high-voltage electrical work which we self-perform. We believe that this transition will afford us the opportunity to capture incremental margin on our projects and to provide enhanced service to our customers.

        We believe that the same capabilities that we are building in order to self-perform high-voltage electrical work will enable us to capture incremental revenue by providing these services to others. With investment by utilities and transmission companies to modernize, secure and visually improve the existing transmission system expected to be strong over the coming years, we expect that our existing customer relationships and reputation will leave us well-positioned for growth in this sector.

Competitive Strengths

        Our competitive strengths include:

Scale, Technical Expertise and Reputation in the Wind Industry

        We are a national Tier 1 provider of wind energy infrastructure projects due to our established reputation for safe, high quality performance, reliable customer service and technical expertise. Because the construction and development of wind energy projects is very technically demanding, industry participants have increasingly emphasized safety, high quality performance and technical reliability. Our management estimates that construction costs represent only approximately 20% to 25% of total project cost, but construction-related risks pose the most significant threat to completion of the project. We have successfully completed over 200 wind projects over approximately the past 10 years. Our scale, experience and reputation gives us an advantage when competing for new work, both from existing and potential customers.

An Industry Leader in Safety Performance

        Our industry-leading safety performance helps us enhance our reputation for high quality and reliability. Our management team strives to instill a corporate culture committed to health and safety. Our experience modification rate, a measure of our history and safety record as compared to other businesses in our industry, was 0.60 and our total reportable incident rate was 0.87 in 2019, both of which were significantly below the construction industry averages of 1.0 and 2.8, respectively, reported by the U.S. Department of Labor and U.S. Bureau of Labor Statistics 2017. In our experience, safety records are an important factor to customers in contracting for services and we believe that our exemplary safety record is a significant differentiator for us.

Strong Relationships With Leading Industry Players

        Our business model has enabled us to hold a leading position in the wind, heavy civil, rail infrastructure and environmental remediation sectors of the construction industry by successfully winning key contracts and establishing strong relationships with many established developers and operators, as well as with other market leaders. These relationships have provided us with a recurring base of blue-chip utility and other customers. We also have strong relationships with the leading original equipment manufacturers who produce the equipment for our contracts. In recent years, customers have come to emphasize reliability and excellence in execution, as well as a strong safety record, in selecting their construction partners, and our track record and reputation has made us a provider of choice to those industry participants. We have completed projects with top U.S. developers or owners, who are market leaders in their sectors. Our longstanding relationships have enabled us to develop strong alliances with many of our customers and vendors, providing us with a strong base for expansion initiatives. We continually strive to further improve these relationships and enhance our status as a preferred vendor to our customers.

Ability to Respond Quickly and Effectively

        The skills required to serve each of our end-markets are similar, which allows us to utilize qualified personnel across multiple end-markets and projects. We are able to respond quickly and effectively to industry and technological changes, demand fluctuations and major weather events by allocating our employees, fleet and other assets as and where they are needed, enabling us to provide cost effective and timely services for our customers. Additionally, we have a track record of successfully recruiting and retaining skilled labor, despite industry shortages.

Experienced Management Team

        Our senior management team has over 175 years of combined experience and proven expertise in wind, heavy civil, rail infrastructure and environmental remediation, and a deep understanding of our customers and their requirements. Our senior management team plays a significant role in establishing and maintaining long-term relationships with our customers, supporting the growth of our business, integrating acquired businesses and managing the financial aspects of our operations.

Ability to Cross-Sell Our Product and Service Offerings

        A majority of our wind customers also have other construction project requests, and a number of them are in active discussions with us for those projects. By leveraging our established relationships with our customers, we have realized additional revenues by selling products and services that our customers historically purchased from various other providers.

Self-Perform Capabilities

        We have made substantial investments in our self-perform capabilities and, as a result, are able to self-perform across a large portion of the services that we deliver. We continue to seek opportunities to expand our self-perform capabilities and expect to transition to self-performing a majority of our high-voltage electrical work over the course of 2019. We believe that our technical expertise, project management experience and our highly skilled and stable work force, enables us to provide our customers with a compelling package of technical reliability, consistent execution and safety. In addition, our self-perform capabilities provide us with an opportunity to retain margin while better controlling scheduling of projects, potentially leading to greater operational efficiencies for us and enhanced reliability for our customers.

Strategy

        The key elements of our business strategy are as follows:

Retention of strong relationships with our customers for further diversification

        We believe that we have strong, long-term relationships with each of our customers and have historically worked together with them to meet their needs. By leveraging our established relationships with these customers, we intend to provide expanded products and services that will continue to diversify our revenue streams and assist our customers with their business strategies.

Ownership of Equipment

        Many of our services are equipment intensive and certain key equipment used by us is specialized or customized for our businesses. The cost of construction equipment, and in some cases the availability of construction equipment, provides a significant barrier to entry into several of our businesses. We believe that our ownership and ability to lease a large and varied construction fleet at a reasonable cost, enables us to compete more effectively by ensuring availability and maximizing returns on investment of the equipment.

Maintain Operational Excellence

        We have a continual focus on maintaining operational excellence, which includes the following:

  •
  Quality—We believe in satisfying our clients, mitigating risk, and driving improvement by performing work right the first time.

  •
  Technical Expertise—We have an established reputation for safe, high quality performance, reliable customer service and technical expertise in constructing technically demanding projects.

  •
  Safety—We believe the safety of our employees, the public and the environment is a moral obligation as well as good business. By identifying and concentrating resources to address jobsite hazards, we continually strive to reduce our incident rates and the costs associated with accidents.

  •
  Productivity—We strive to use our resources efficiently to deliver work on time and on budget.

  •
  Sustainability—Our focus on sustainability encompasses many aspects of how we conduct ourselves and is one of our Core Values. We believe sustainability is important to our clients, employees, stockholders, and communities, and is also a long-term business driver. By focusing on specific initiatives that address social, environmental and economic challenges, we believe that we are able to minimize risk and maintain a competitive advantage.

  •
  Code of Conduct—We believe in maintaining high ethical standards through an established code of conduct and a company-wide compliance program. Integrity is one of our core values at all times.

Acquisition Integration and Future Strategic Acquisitions and Arrangements

        We expect to focus in the short-term on the business integration of our recent acquisitions, including but not limited to the back office functions and other project-related efficiencies. Consistent with our long-term strategy we will continue to pursue selected and opportunistic acquisitions, that fit our strategy of acquiring businesses with complementary cultures, niche market capabilities, excellent relationships with blue chip customers and strong, proven management teams that are retained post acquisition.

Customers

        We have longstanding customer relationships with many established companies in the renewable energy, thermal power, petrochemical, environmental remediation, civil and industrial power industries, with a recurring base of blue-chip utility customers, as well as original equipment manufacturers that produce the equipment for our business. We have completed wind projects with top U.S. developers or owners, rail infrastructure projects with top railroads and heavy civil construction projects with top government agencies.

        Although we are not dependent upon any one customer in any year, a relatively small number of repeat customers constitute a substantial portion of our total revenues. Accordingly, our management is responsible for developing and maintaining existing relationships with customers to secure additional projects and increase revenue from our current customer base. We believe that our strategic relationships with customers will result in future opportunities. Our management is also focused on pursuing growth opportunities with prospective new customers.

        We had the following approximate revenue and accounts receivable concentrations, net of allowances, for the periods ended:

	Revenue %					Accounts Receivable %
	Nine Months Ended September 30,		Year Ended December 31,			Nine Month Ended September 30,		Year December 31,
	2019		2018		2017	2019		2018	2017
Interstate Power and Light Company		*	21.0%		*		*	20.0%	*
Union Pacific Railroad	11.7%			*	*		*	19.0%	*
Trishe Wind Ohio, LLC		*		*	*		*	*	17.0%
Thunder Ranch Wind Project, LLC		*		*	21.0%		*	*	15.0%
Twin Forks Wind Farm, LLC		*		*	11.0%		*	*	*
Bruenning's Breeze Wind Farm, LLC		*		*	11.0%		*	*	*
EDF Renewable Development, Inc.		*		*	14.0%		*	*	11.0%
Cimarron Bend Wind Project, LLC		*		*	*		*	*	*
Osborn Wind Energy, LLC		*		*	*		*	*	*

*
Amount was not above 10% threshold.

        Our work is generally performed pursuant to contracts for specific projects or jobs that require the construction or installation of an entire complex of specified units within an infrastructure system. Customers are billed monthly throughout the completion of work on a project; however, some contracts provide for additional billing upon the achievement of specific completion milestones, which may increase the billing period to more than one month. Such contracts may include retainage provisions under which, generally, from 5% to 10% of the contract price is withheld until the work has been completed and accepted by the customer. Because we may not be able to maintain our current revenue levels or our current level of capacity and resource utilization if we are not able to replace work from completed projects with new project work, we actively review our backlog of project work and take appropriate action to minimize such exposure.

        We believe that our industry experience, technical expertise and reputation for customer service, as well as the relationships developed between our customers and our senior management and project management teams are important to our being retained by our customers.

Backlog

        For companies in the construction industry, backlog can be an indicator of future revenue streams. Estimated backlog represents the amount of revenue we expect to realize from the uncompleted portions of existing construction contracts, including new contracts under which work has not begun and awarded contracts for which the definitive project documentation is being prepared, as well as revenue from change orders and renewal options. Estimated backlog for work under fixed price contracts and cost-reimbursable contracts is determined based on historical trends, anticipated seasonal impacts, experience from similar projects and estimates of customer demand based on communications with our customers. Cost-reimbursable contracts are included in backlog based on the estimated total contract price upon completion.

        As of September 30, 2019 our total backlog was approximately $2.6 billion compared to $1.3 billion as of September 30, 2018. The $1.3 billion increase is primarily related to $444.6 million of backlog related to our acquisitions coupled with $855.4 million of an increase in backlog related to our legacy IEA business. We expect to recognize revenue related to our backlog of 19% for the remainder of 2019, 57% in 2020, and 24% in 2021.

        As of December 31, 2018, our total backlog was approximately $2.1 billion compared to $1.1 billion as of December 31, 2017. The $1.0 billion increase is primarily related to $833.7 million of backlog related to our acquisitions coupled with $166.3 million of an increase in backlog related to our legacy IEA business.

        The following table summarizes our backlog by segment for September 30, 2019 and December 31, 2018:

(in millions) Segments	September 30, 2019	December 31, 2018
Renewables	$1,865.5	$1,246.8
Specialty Civil	684.7	868.8

Total	$2,550.2	$2,115.6

        Based on historical trends in our backlog, we believe awarded contracts to be firm and that the revenue for such contracts will be recognized over the life of the project. Timing of revenue for construction and installation projects included in our backlog can be subject to change as a result of customer delays, regulatory factors and/or other project-related factors. These changes could cause estimated revenue to be realized in periods later than originally expected, or not at all. In the past, we have occasionally experienced postponements, cancellations and reductions on construction projects, due to market volatility and regulatory factors. There can be no assurance as to our customers' requirements or the accuracy of our estimates. As a result, our backlog as of any particular date is an uncertain indicator of future revenue and earnings.

        Backlog is not a term recognized under GAAP, although it is a common measurement used in our industry. Our methodology for determining backlog may not be comparable to the methodologies used by others. See "Risk Factors—Amounts included in our backlog may not result in actual revenue or translate into profits. Our backlog is subject to cancellation and unexpected adjustments and therefore is an uncertain indicator of future operating results."

Safety and Insurance/Risk Management

        We strive to instill and enforce safe work habits in our employees, and we require that our employees participate in training programs relevant to their employment, including all those required by law. We evaluate employees in part based upon their safety records and the safety records of the employees they supervise. Our business units have established robust safety programs to encourage, monitor and improve compliance with safety procedures and regulations including, behavioral based safety, jobsite safety analysis, site-specific safety orientation, subcontractor orientation, site safety audits, accident and incident safety investigations, OSHA 30-hour and 10-hour training, drug and alcohol testing and regular trainings in fall protection, confined spaces, crane rigging and flagman, first aid, CPR and AED.

        Our business involves the use of heavy equipment and exposure to potentially dangerous workplace conditions. While we are committed to operating safely and prudently, we are subject to claims by employees, customers and third parties for property damage and personal injuries that occur in connection with our work. We maintain insurance policies for worker's compensation, employer liability, automobile liability, general liability, inland marine property and equipment, professional and pollution liability, excess liability, and director and officers' liability. See "Note 10. Commitments and Contingencies" in the notes to the audited consolidated financial statements.

        Our business subjects us to the risk of adverse site conditions and unfavorable weather. While we mitigate these risks contractually to the extent possible, market conditions prevent us from fully passing these risks to our customers, and there is not a robust insurance market to cover these risks. We mitigate these risks by developing reserves we believe to be appropriate for risks that cannot be contractually mitigated, and we are evaluating the feasibility and cost-effectiveness of obtaining additional insurance to protect us from significant losses caused by adverse weather.

Suppliers, Materials and Working Capital

        Under many of our contracts, our customers provide the necessary materials and supplies for projects and we are responsible for the installation, but not the cost or warranty, of those materials. Under certain other projects, we purchase the necessary materials and supplies on behalf of our customers from third-party providers. We are not dependent upon any one vendor and have not experienced significant difficulty in obtaining project-related materials or supplies as and when required for the projects we manage.

        We utilize independent contractors to assist on projects and to help manage our work flow. Our independent contractors typically provide their own vehicles, tools and insurance coverage. We need working capital to support seasonal variations in our business, such as the impact of weather conditions on external construction and maintenance work and the spending patterns of our customers, both of which influence the timing of associated spending to support related customer demand. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        We bear some risk of increases in the price of materials and supplies used in the performance of our work, such as aggregate, reinforcing steel, cable, and fuel. These risks are managed contractually, by entering into contracts with suppliers that fix the price paid by us within the budget established for a project, or by passing the risk of commodity cost increases to the customer.

Competition

        We compete with a number of companies in the markets in which we operate, ranging from small local independent companies to large national firms, and some of our customers employ their own personnel to perform the type of services we provide.

        The primary factors influencing competition in our industry are price, reputation, quality and delivery, relevant expertise, adequate financial resources, geographic presence, high safety ratings and a proven track record of operational success. We believe that our national platform, track record of completion, relationships with vendors, strong safety record and access to skilled labor enables us to compete favorably in all of these factors. We also believe that our ability to provide unionized and non-unionized workforces across a national footprint allows us to compete for a broad range of projects. While we believe our customers consider a number of factors when selecting a service provider, they award most of their work through a bid process. We believe our safety record, experience and price are often principal factors in determining which service provider is selected.

Seasonality

        Our revenues and results of operations can be subject to seasonal and other variations. These variations are influenced by weather, customer spending patterns, bidding seasons, receipt of required regulatory approvals, permits and rights of way, project timing and schedules and holidays. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Impact of Seasonality and Cyclical Nature of Business."

Regulation and Environmental Matters

        We are subject to state and federal laws that apply to businesses generally, including laws and regulations related to labor relations, wages, worker safety and environmental protection.

        We are also subject to numerous environmental laws, including the handling, transportation and disposal of non-hazardous and hazardous substances and wastes, as well as emissions and discharges into the environment, including discharges into air, surface water, groundwater and soil. We also are subject to laws and regulations that impose liability and cleanup responsibility for releases of hazardous substances into the environment.

        We believe we have all material licenses and permits needed to conduct operations and that we are in material compliance with applicable regulatory requirements. However, we could incur significant liabilities if we fail to comply with applicable regulatory requirements. See "Risk Factors—We could incur substantial costs to comply with environmental, health, and safety laws and regulations and to address violations of or liabilities under these requirements."

        The potential impact of climate change on our operations is highly uncertain. Climate change may result in, among other things, changes in rainfall patterns, storm patterns and intensity and temperature levels. Our operating results are significantly influenced by weather and major changes in historical weather patterns could significantly impact our future operating results. For example, if climate change results in significantly more adverse weather conditions in a given period, we could experience reduced productivity and increases in certain other costs, which could negatively impact revenues and gross margins.

        In light of changes in federal government priorities and the cost-competitiveness of wind and solar power production, certain of the tax credits for production of renewable energy are phasing out. The Consolidated Appropriations Act of 2016 ("CAA"), which contains certain federal tax incentives applicable to the renewable energy industry, provided for the gradual elimination of certain of these incentives. Currently, the tax code provides that the production tax credit for wind projects (the "PTC") applies to qualifying projects for which the construction commencement date was prior to January 1, 2021. The PTC was reduced by 20% for 2017, by 40% for 2018, by 60% for 2019, and by 40% for 2020. Similarly, a phase down rate of the investment tax credit (the "ITC"), which is available in lieu of PTC, is available for wind projects: 30% ITC for projects commencing before 2017, 24% for projects commencing in 2017, 18% for projects commencing in 2018, 12% for projects commencing in 2019, and 18% for projects commencing in 2020. Solar projects, however, will be eligible for an investment tax credit (the "Solar ITC") only. The Solar ITC is 30% for projects commencing prior to 2020 and will be reduced to 26% for projects commencing in 2020 and to 22% for projects commencing in 2021. After 2021, the Solar ITC will remain at 10% for projects that commence prior to 2022, but are placed in service after 2023.

        On December 16, 2019, the federal government implemented an agreement that extended lapsed and expiring tax breaks. The deal provides limited upside for the onshore wind energy sector with a single year extension of the PTC at a 60% level and the ITC at an 18% level to qualifying projects for which the construction commencement date is now prior to January 1, 2021.

        Additionally, although the enactment of the 2017 Tax Act in December 2017 did not modify the existing production tax credit and investment tax credit incentive structures, a base erosion and anti-abuse tax, or "BEAT" provision, contained in the 2017 Tax Act imposes a minimum tax on certain corporations, and only 80% of the value of any such corporation's production or investment tax credits can be applied as a reduction to such corporation's BEAT liability. Accordingly, this BEAT provision could reduce the incentive for certain taxable investors to invest in tax equity financing arrangements and could materially reduce the value and availability such tax credits, grants and incentives for certain participants and financing sources in the wind and solar industry. The 2017 Tax Act permits the immediate expensing of certain capital expenditures between September 27, 2017 and January 1, 2023, but this new rule could be less valuable than a dollar-for-dollar investment tax credit or production tax credit, given the reduced corporate income tax rate of 21%. Any of the foregoing changes arising from the 2017 Tax Act, as well as other changes in law not mentioned herein, could adversely impact the demand for development of wind and solar energy generation facilities. See "Risk Factors—The U.S. wind and solar industries benefit from tax and other economic incentives and political and governmental policies" for a discussion of the risks associated with these federal and state tax incentives.

Employees

        We have a workforce of both union and non-union employees that allows us to work anywhere in the U.S. We have a scalable workforce, with approximately 3,200 peak employees. As of September 30, 2019 and December 31, 2018, we had approximately 3,100 and 2,250 employees, respectively, approximately 1,400 and 595, respectively, of whom were represented by unions or were subject to collective bargaining agreements. See "Note 14. Employee Benefit Plans" in the notes to the audited consolidated financial statements, which are incorporated herein by reference.

        We hire employees from a number of sources, including our industry, trade schools, colleges and universities. We attract and retain employees by offering a competitive salary, benefits package, opportunities for advancement and an exemplary safety record. We strive to offer a caring and stable work environment that enables our employees to improve their performance, and enhance their skills and knowledge. We believe that our corporate culture and core value system helps us to attract and retain employees. We provide opportunities for promotion and mobility within our organization, which we also believe helps us to retain our employees. Our employees participate in ongoing educational programs, some of which are internally developed, to enhance their technical and management skills through classroom and field training. We believe we have good employee relations.

Available Information

        Our principal executive offices are located at 6325 Digital Way, Suite 460, Indianapolis, Indiana 46278, and our telephone number is (765) 828-2580. Our website is located at www.iea.net. We make available our periodic reports and other information filed with or furnished to the Securities and Exchange Commission (the "SEC"), including our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K, proxy statements, and all amendments to those reports, free of charge through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Any materials filed with the SEC may be read and copied at the SEC's website at www.sec.gov.

MANAGEMENT

Directors of the Company

        Effective January 24, 2020, Mohsin Meghji and Ian Schapiro resigned from the Board and all committees of the Board. Additionally, solely for the purpose of reclassifying the terms of certain Board members pursuant to the A&R Investors Rights Agreement, the Board accepted the resignations of Peter Jonna and of Charles Garner as members of the Board and all committees of the Board, effective January 24, 2020. Simultaneously upon the effectiveness of the resignations of Messrs. Jonna and Garner, the Board appointed each of Messrs. Jonna and Garner to serve as Class I directors until the 2021 annual meeting of shareholders, or until his successor is elected and qualified or his earlier death, resignation, removal or retirement.

        The Board is composed of seven directors elected in three classes, with two Class I Directors, three Class II Directors and two Class III Directors (including one vacancy), with only one class of directors being elected in each year. The terms of the classes are staggered so that the term of only one class expires each year. The terms of the current Class III Directors expire at the 2020 annual meeting of stockholders, the terms of the current Class I Directors expire at the 2021 annual meeting of stockholders, and the terms of the current Class II Directors expire at the 2022 annual meeting of stockholders. Additional background information regarding our directors is provided below.

        Pursuant to the Third A&R Investor Rights Agreement, each of Oaktree and M III Sponsor has a right to appoint one director designee so long as certain ownership requirements are satisfied. Peter Jonna serves as a director designee of Oaktree, and Charles Garner serves as a director designee of M III Sponsor. Ares has the right to appoint two directors to our Board pursuant to the terms of the certificate of designations for the Series B-1 Preferred Stock and Series B-2 Preferred Stock, but has agreed to only nominate one member so long as the terms of the Waiver Agreement (as defined herein) are satisfied. As of the date of this prospectus, Ares has not designated a director to our Board.

Class I Directors

        Peter Jonna, 34, has served as a director since the closing of the Merger in March 2018. Mr. Jonna has worked as a Senior Vice President of Oaktree's GFI Energy Group since April 2013, and is responsible for sourcing, executing and overseeing control investments in leading companies in the energy and utility sectors. Mr. Jonna presently serves on the boards of directors of Shoals Technologies Group Inc., a privately held manufacturing company, MaxGen Energy Services, a privately held energy services provider, Array Technologies, Inc., a privately held manufacturing company, Building Infrastructure Solutions Group, a privately held building services company, and IEA Services. Mr. Jonna previously served on the board of directors of Sterling Lumber Company. Prior to joining Oaktree, Mr. Jonna worked as an investment analyst in the Americas investment team of the UBS International Infrastructure strategy of UBS Asset Management (Americas) Inc., investing directly in energy, power and transportation infrastructure assets. Mr. Jonna earned an M.S. in civil engineering from Stanford University and a B.S. in civil engineering from the University of California, Los Angeles. Mr. Jonna is qualified to serve as a member of our Board because of his broad business and financial background in sourcing and investing in the energy and utility sectors and his position as a board member on multiple other companies active in the energy and utility sectors.

        Charles Garner, 57, has served as director since September 2018 (and from March 2018 to May 2018), and as Managing Director and General Counsel of M-III Partners, LP since April 2015. Previously, Mr. Garner was the founder and Managing Director of Long Mountain Advisers, LLC, a financial advisory firm, from April 2014 to April 2015. Mr. Garner also has served as Executive Vice President of IDT Corp. (NYSE: IDT) from 2000 to 2003 and as Chief Executive Officer of its IDT Ventures division from 2002 to 2003, as well as Executive Managing Director of Island Capital

Group, LLC from 2004 to 2010. Mr. Garner holds a B.A. in Urban Studies and Political Science from the University of Pennsylvania and a J.D. from the New York University School of Law. Mr. Garner is qualified to serve as a member of our Board because of his extensive expertise in corporate strategy, investment and the legal sector.

Class II Directors

        John Paul Roehm, 44, has served as a director, and as our Chief Executive Officer and President, since the closing of the Merger in March 2018. Mr. Roehm served as President and Chief Executive Officer of IEA Services from February 2015 through the closing of the Merger. Mr. Roehm has over 20 years of heavy civil and energy engineering and construction experience in our industry ranging from Project Superintendent, Project Engineer, Estimator, Project Manager, and VP of Business Development. During the period of January 2013 through February 2015, he guided IEA Services's Business Development and corporate growth strategy and also served on IEA Services's previous mergers and acquisitions team developing targets, performing due diligence and participating in negotiations. He pioneered IEA Services's expansion into renewables, which resulted in a substantial growth of IEA Services. In his tenure as President and Chief Executive Officer of IEA Services, IEA Services performed at record levels of revenue and attained a leading market share of the wind EPC market while producing safety performance superior to IEA Services's industry peers and competitors. Mr. Roehm holds a B.S. in Civil Engineering from the Rose-Hulman Institute of Technology. Mr. Roehm is qualified to serve as a member of the our Board because of his prior long-term, senior level experience with renewable energy, and his experience in developing and implementing successful corporate growth strategies in the renewable sector.

        Terence Montgomery, 56, has served as director since the closing of the Merger in March 2018, and also served as the interim Chief Financial Officer of IEA Services from September 2014 to April 2015. In addition to IEA, Mr. Montgomery currently serves as a director and Chairman of the audit committee of MWH Constructors, a privately held EPC firm, NAPEC Inc., a formerly public, but now private, construction and maintenance service provider, and Remedial Construction Services, L.P. (RECON), a privately held environmental remediation and geotechnical contractor, and the same position previously for Shermco Industries, Inc.an engineering service provider, from December 2012 to May 2018. His career of over 30 years has focused on leadership roles in energy, construction and manufacturing, primarily in a corporate finance capacity. Prior to joining IEA, from July 2001 to September 2007, Mr. Montgomery served as Chief Financial Officer at InfraSource Services, Inc., an EPC infrastructure service provider, where he coordinated a private equity sponsored management buy-out in 2003, an initial public offering in 2004, and subsequent follow-on stock offerings and ultimately the sale of the company to Quanta Services. Previously, Mr. Montgomery served as director and Chairman of the audit committee of RSH Energy Holdings, LLC, an oil and gas engineering service provider, from October 2013 to December 2015 and Integrated Pipeline Services, Inc., an EPC service provider, from April 2010 to March 2012 and director of Goodcents Holdings, Inc., a utility service provider, from February 2011 to September 2015. Mr. Montgomery holds a B.S. in Accounting from The Pennsylvania State University and is a certified public accountant and a certified information systems auditor. Mr. Montgomery is qualified to serve as a member of our Board because of his extensive financial expertise and experience in energy, construction and manufacturing.

        John Eber, 68, has served as a director since September 2018. Mr. Eber is a recognized leader in the renewable energy investment sector, ranked fourth on the global "Top 100 Power People of 2017" list. In April 2018, he retired from his 30-year career at JPM Capital Corporation, a financial services provider and subsidiary of J.P. Morgan Chase & Co, as CEO/President. He also currently serves as a Senior Advisor to the Blackstone Group Inc., a private equity, asset management and financial services firm, a position he has held since September 2018. Mr. Eber previously served on the board of directors of the American Wind Energy Association, a wind energy trade association from 2007 to May of 2018 and on the board of directors of the American Council on Renewable Energy, a non-profit organization focused on renewable energy, for a portion of 2018. In the course of his career, Mr. Eber has gained immeasurable experience in all aspects of team management, financial controls, and the renewable energy industry—and more specifically, investment analysis, capital raising, deal origination, project financing, and project development. Mr. Eber holds a Bachelor of Science in Economics from Bradley University—Foster College of Business and an MBA in Finance from DePaul University—Charles H. Kellstadt Graduate School of Business. Mr. Eber is qualified to serve as a member of our Board because of his wealth of expertise in risk management, personnel performance and development, and tax equity investments, which enables a deep understanding of business opportunities that attract developers, financial investors, and their investment/credit committees.

Class III Directors

        Derek Glanvill, 58, has served as a director since the closing of the Merger in March 2018. Mr. Glanvill has been a Senior Advisor to Oaktree's GFI Energy Group since April 2015 and currently serves as the Executive Chairman of certain of Oaktree's Engineering & Construction portfolio companies, including Remedial Construction Services, L.P. (RECON), an environmental remediation and geotechnical contractor and Sachs Electric Company, an electrical contracting and engineering company, as well as a consultant to IEA Services. Prior to joining Oaktree, Mr. Glanvill served as President and Chief Operating Officer of McCarthy Holdings, Inc., where he spent more than 20 years creating and expanding high-margin businesses, from May 1995 to March 2015. Mr. Glanvill has served on the boards of directors of Black & Veatch Holding Company, a privately held EPC and consulting firm, since April 2017 to November 2019, DPR Construction, a privately held commercial contractor and construction management firm, since July 2015 to November 2019, Mestek, Inc., a manufacturing company that is currently traded on the OTC markets, since March 2015 to November 2019 and Omega Flex, Inc., a public manufacturing company from April 2015 to November 2019. Previously, Mr. Glanvill was senior executive at Sverdrup (now Jacobs Engineering) as well as President of a subsidiary of an international construction conglomerate based in South Africa. Mr. Glanvill received a B.S. in civil and structural engineering from the University of Natal in South Africa. Mr. Glanvill is qualified to serve as a member of our Board because of his business strategy experience as a senior level executive and his service as a board member for other companies in the energy and construction sector.

Executive Officers of the Company

        Below is a list of names, ages and a brief overview of the business experience of our executive officers:

Name	Age	Position/Title
John Paul Roehm	44	President and Chief Executive Officer
Andrew D. Layman	52	Chief Financial Officer
Michael Stoecker	56	Chief Operating Officer
Gil Melman	53	Vice President, Corporate Secretary, General Counsel, and Chief Compliance Officer
Chris Hanson	51	Executive Vice President of Wind Operations
Bharat Shah	62	Chief Accounting Officer
Brian Hummer	47	Senior Vice President, Operations

        John Paul ("JP") Roehm. See "Management—Directors" for Mr. Roehm's biography.

        Andrew Layman has served as Chief Financial Officer since the closing of the Merger in 2018, and served as Chief Financial Officer of IEA Services from April 2015 through the Merger. From December 2012 to April 2015, Mr. Layman served as CFO of Transfield Services Latin America, a heavy construction and engineering services division of Ferrovial, S.A., located in Chile, which provides engineering, construction and mining services to the world's largest mines. Mr. Layman brings over 30 years of experience in many industries, including construction, energy, mining, consumer products, manufacturing, bio-medical and automotive. As the Chief Financial Officer, he is responsible for overseeing our accounting, finance, human resource, and information technology departments. Mr. Layman began his career at PricewaterhouseCoopers ("PwC"), where he earned his CPA. While at PwC, he managed multiple SEC reporting engagements, including the firm's largest customer: the Ford Motor Company. In the course of his career, Mr. Layman has worked to oversee a $6 billion dollar, high-growth product development and manufacturing division and has led the acquisition and integration of multiple companies in different parts of the world ranging in size from $50 million to $700 million dollars.

        Michael Stoecker has served as Chief Operating Officer since April 2019. Prior to serving as Chief Operating Officer, Mr. Stoecker served various executive roles for Kenny Construction Company, a wholly owned subsidiary of Granite Constructions Incorporated (NYSE: GVA), most recently serving as President from February 2015 through April 2019. Prior to serving as President, Mr. Stoecker served as Chief Operating Officer from January 2013 to February 2015, Vice President of Power Operations from January 2008 to December 2012. Prior to Kenny Construction Company, Mr. Stoecker served as President of Alberici Group and various executive roles at other Alberici subsidiaries. Mr. Stoecker graduated from Iowa State University with a B.S. degree in Construction Engineering and has a J.D. degree from Saint Louis University.

        Gil Melman has served as Vice President, Corporate Secretary, General Counsel and Chief Compliance Officer since January 2019. Prior to serving as Vice President, Corporate Secretary, General Counsel and Chief Compliance Officer, Mr. Melman served as Vice President, General Counsel and Corporate Secretary for Spark Energy, Inc., a retail energy services company, from February 2014 through December 2018. Mr. Melman has served as general counsel of an oil and gas exploration and production company, and acted as general counsel and in-house counsel to several energy companies and a regional private equity fund. Mr. Melman began his career practicing corporate law with the law firm of Vinson & Elkins LLP, where he represented public and private companies, investment funds and investment banking firms in mergers and acquisitions and capital markets transactions, primarily in the energy industry. Mr. Melman holds a Bachelor of Business Administration degree in Accounting from The University of Texas at Austin and a Doctor of Jurisprudence from the University of Texas at Austin School of Law.

        Chris Hanson has served as Executive Vice President of Wind Operations since the Merger in March 2018, and held the same position at IEA Services from March 2015 through the Merger. Prior to that, Mr. Hanson served as the Senior Vice President of Operations of IEA Services's White Construction subsidiary since 2004. Mr. Hanson has over 26 years of construction and engineering experience in the heavy civil, energy and manufacturing markets. As the Executive Vice President of Wind Operations, he is responsible for establishing and maintaining clear business operations direction based on market research, backlog, client feedback, economic outlook, political climate, and balance sheet vitality. His experience with project execution and estimating provides a solid understanding of the importance of keeping safety, quality, and cost control at the forefront of management accountability in the field.

        Bharat Shah has served as Chief Accounting Officer since the closing of the Merger, and held the same position at IEA Services from November 2017 through the Merger. From April 2014 to October 2017, Mr. Shah served as the Corporate Controller of TerraForm Power, Inc., a company which owns and operates a diversified portfolio of solar and wind assets located in North America and Western Europe. Mr. Shah brings over 30 years of experiences in many industries, including energy and construction. As the Chief Accounting Officer, he is responsible for overseeing the financial reporting, tax compliance, internal audit, project controls, payroll and day-to-day accounting functions.

        Brian Hummer has served as Senior Vice President of Operations since the Merger, and held the same position at IEA Services from 2015 through the Merger. He has over 25 years of construction and engineering experience in the heavy civil and renewable energy markets. Since 2015 he has been responsible for various areas of our business including White Construction's civil operations, the equipment management company, project controls, business development and estimating. Prior to that, from August 2006 to March 2015, Mr. Hummer was primarily responsible for managing the estimating group that was part of the growing wind business at White Construction and subsequently IEA Services. In 2018, he was tasked with managing our Specialty Civil and Renewables business segments including our new acquisitions, Saiia and the ACC Companies. Before joining IEA, he spent 3 years at the Walsh Group, a construction management services provider, estimating large heavy civil projects. Mr. Hummer began his career at Kokosing Construction Company, a general contractor, constructing large heavy civil projects. He graduated from the University of Illinois in Civil Engineering with a focus on geotechnical engineering and construction management in 1996 and is a professional engineer registered in Ohio.

Family Relationships

        There are no family relationships between any of our executive officers or directors.

Director Independence

        Our Board is composed of a majority of directors who satisfy the criteria for independence within the meaning of Rule 5605(a)(2) of NASDAQ. In determining independence, the Board affirmatively determined, among other items, whether the directors had any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Applying these independence standards, the Board determined that Messrs. Montgomery, Eber, Jonna, Glanvill and Garner are all independent directors.

EXECUTIVE COMPENSATION

Overview

        We are currently considered a Smaller Reporting Company for purposes of the SEC's executive compensation disclosure rules. In accordance with such rules, we are permitted to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures. Further, our reporting obligations extend only to the individuals serving as our principal executive officer and our two other most highly compensated executive officers serving at the fiscal year end. For the year ended December 31, 2019, our named executive officers the ("Named Executive Officers" or "NEOs") were John Paul Roehm, our President and Chief Executive Officer, Andrew Layman, our Chief Financial Officer, and Gil Melman, our Vice President, General Counsel and Corporate Secretary. Mr. Melman became our Vice President, General Counsel and Corporate Secretary on January 7, 2019.

Summary Compensation Table

        The following table presents summary information regarding the total compensation for the years ended December 31, 2019 and 2018 for the Named Executive Officers.

Name and Principal Position	Year	Salary	Bonus		Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
JP Roehm,	2019	$550,000	$—		$879,968	$—	$—	$31,002	$1,460,970
President and Chief Executive Officer	2018	442,548	—		925,140	924,841	—	30,782	2,323,311
Andrew Layman,	2019	$400,025	$—		$519,984	$—	$—	$29,857	$949,866
Chief Financial Officer	2018	340,502	—		527,326	527,163	$—	31,761	1,426,751
Gil Melman,	2019	$354,692	$160,000	(5)	$443,692	$—	$—	$103,769	$1,062,153
Vice President, General Counsel and Corporate Secretary	2018	—	—		—	—	—	—	—

(1)
The amounts reflected in this column represent the grant date fair value of restricted stock unit awards granted to the Named Executive Officers pursuant to our Incentive Plan and Amended and Restated Incentive Plan (as defined below), computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standard Codification ("ASC") Topic 718. See "Note 12. Stock-Based Compensation" to our audited consolidated financial statements for additional detail regarding assumptions underlying the value of these equity awards.

(2)
The amounts reflected in this column represent the grant date fair value of option awards granted to the Named Executive Officers pursuant to our Incentive Plan and Amended and Restated Incentive Plan, computed in accordance with FASB ASC Topic 718. See "Note 12. Stock-Based Compensation" to our audited consolidated financial statements for additional detail regarding assumptions underlying the value of these equity awards.

(3)
The amounts to be awarded under the AICP (as defined below) are not calculable as of the date of this Prospectus. We expect that the amounts payable under the AICP will be determined shortly after completion of our audit for the fiscal year ended December 31, 2019, and will be disclosed in a filing under Item 5.02(f) of Form 8-K or as otherwise permitted by the rules of the SEC.

(4)
Represents all other compensation paid to or earned by the named executive officers, as provided in the chart below:

Name and Principal Position	Year	401K Company Match	Company Car(6)	Executive Life Insurance Imputed Income	2019 Employer Costs of Insurance (Liability)	Company HAS Contribution	Other		Total
JP Roehm	2019	$11,200	$2,842	$450	$15,010	$1,500	$—		$31,002
	2018	11,000	3,119	450	14,713	1,500	—		30,782
Andrew Layman	2019	11,200	1,112	1,035	15,010	1,500	—		29,857
	2018	9,819	4,786	943	14,713	1,500	—		31,761
Gil Melman	2019	—	1,517	395	13,199	—	88,658	(7)	103,769
	2018	—	—	—	—	—	—		—
(5)
Pursuant to the terms of his employment agreement, Mr. Melman received a hire bonus of $160,000, payable in two installments during the year ended December 31, 2019.

(6)
These amounts represent personal use of leased vehicles and car allowance.

(7)
Relocation allowance and temporary housing allowance.

Narrative Disclosure to the Summary Compensation Table

        We were incorporated in the State of Delaware on August 4, 2015 under the name M III Acquisition Corp. as a SPAC formed for the purposes of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On March 26, 2018, M III Acquisition Corp. consummated the Merger pursuant to the Merger Agreement. The following sections describe our compensation policies and elements following the Merger, as well as those existing prior to the Merger.

        Our compensation policies and philosophies are designed to align compensation with business objectives and the creation of shareholder value, while also enabling us to attract, motivate and retain individuals who contribute to our long-term success. We believe our executive compensation program must be competitive in order to attract and retain executive officers. We seek to implement compensation policies and philosophies by linking a significant portion of executive officers' cash compensation to performance objectives.

Compensation Following the Merger

Elements of Compensation

        For periods following the Merger, our principal elements of compensation provided to the NEOs were base salaries, Incentive Plan and Amended and Restated Incentive Plan awards, awards under our Annual Incentive Compensation Program ("AICP") and retirement, health, welfare and additional benefits.

        Salary.    The Named Executive Officers receive a base salary to compensate them for services rendered to us. The base salary payable to each Named Executive Officer is intended to provide a fixed component of compensation reflecting the executive's skill set, experience, position and responsibilities.

        Incentive Plan Awards.    On September 14, 2018, the Board granted 96,521 and 55,017 restricted stock units ("RSUs") to Mr. Roehm and Mr. Layman, respectively, and 184,049 and 104,908 options ("Options") to Mr. Roehm and Mr. Layman, respectively, under the 2018 IEA Equity Incentive Plan (the "Incentive Plan"). The grants were documented in RSU and Option Award Agreements, which provided for a vesting schedule and require continuing employment. The RSUs and Options vest:

  •
  50% after four years of continuous service from the closing date of the Merger, in equal installments of one-fourth on each of the first four anniversaries of the closing date of the Merger,

  •
  25% on the later of one year from the closing date of the Merger or the first date upon which the closing sale price of our Common Stock for any 20 trading days in a consecutive 30-day trading period equals or exceeds $12.00 per share, and

  •
  25% on the later of one year from the closing date of the Merger or the first date upon which the closing sale price of our Common Stock for any 20 trading days in a consecutive 30-day trading period equals or exceeds $14.00 per share.

        On January 7, 2019, the Board granted 30,000 RSUs to Mr. Melman, which vest in three equal annual installments beginning on January 7, 2020, subject to the terms of the award agreement.

        On June 3, 2019, the Board granted 188,571 and 111,429 performance-based RSUs to Mr. Roehm and Mr. Layman, respectively, and 125,714, 74,286 and 64,286 time-based RSUs to Mr. Roehm, Mr. Layman and Mr. Melman, respectively, under the Amended and Restated Incentive Plan (as defined below).

        The number of performance-based RSUs granted that may become subject to vesting is based upon our actual Adjusted EBITDA for the applicable fiscal year relative to the Board approved

Adjusted EBITDA goal. If a minimum Adjusted EBITDA target is not met, no performance-based RSUs will become subject to vesting. If the vesting thresholds are met, and depending upon the threshold, a minimum of 60%, and a maximum of 180%, of the performance-based RSUs subject to the award will become subject to vesting, as indicated below:

Actual Adjusted EBITDA	Vesting Percentage
90% of Target Adjusted EBITDA (threshold vesting)	60%
100% of Target Adjusted EBITDA	80%
110% of Target Adjusted EBITDA	100%
120% of Target Adjusted EBITDA	140%
130% of Target Adjusted EBITDA	160%
140% of Target Adjusted EBITDA (maximum vesting)	180%

        After the number of performance-based RSUs that may become subject to vesting is determined, such number of performance-based RSUs will vest equally in one-third increments on each one, two and three year anniversary of the date of grant, subject to the terms of the award agreement.

        The time-based RSUs will vest equally in one-third increments on each one, two and three year anniversary of the date of grant, subject to the terms of the award agreement.

        Annual Incentive Compensation Program.    On May 28, 2019, the Board adopted an Annual Incentive Compensation Program (the "AICP"). The AICP provides for awards of cash bonuses to eligible participants as a percentage of their base salary, which percentage depends upon the classification of the participant. Under the AICP, Mr. Roehm, Mr. Layman and Mr. Melman are entitled to earn up to 200%, 150% and 120% of their base salary, respectively.

        The actual percentage of base salary awarded is determined by achievement of one or more of target Adjusted EBITDA on a consolidated basis, target total reportable incident rate on a consolidated basis or a business unit or operating company division basis, and target gross profit on a business unit or operating company division basis, depending upon the classification of the participant.

        For the Named Executive Officers, the total potential award has two components: (1) 80% of the award is based upon actual Adjusted EBITDA on a consolidated basis, and (2) 20% of the award is based upon our total reportable incident rate ("TRIR") on a consolidated basis.

        Adjusted EBITDA for purposes of computing the bonus awards is calculated on the same basis as disclosed in our filings with the SEC. Our audited annual financial statements, on a consolidated basis, are used to determine whether the Adjusted EBITDA goal was met, and Adjusted EBITDA is calculated on a basis to include the payment of bonuses under the AICP as a deduction. TRIR for purposes of computing the bonus awards, as set forth herein, shall be determined by the Compensation Committee and approved by the Board each year.

        The following table illustrates by example various levels of bonuses payable under the Adjusted EBITDA component under certain threshold, target and maximum amounts and other Adjusted EBITDA assumptions:

Actual Adjusted EBITDA	Percentage of Adjusted EBITDA Component Earned
90% of Target Adjusted EBITDA (threshold award)	50%
100% of Target Adjusted EBITDA	80%
110% of Target Adjusted EBITDA	100%
125% of Target Adjusted EBITDA	150%
150% of Target Adjusted EBITDA (maximum award)	200%

        The following table illustrates by example various levels of bonuses payable under the TRIR component under certain threshold, target and maximum amounts and other TRIR assumptions:

Actual Results (TRIR)	Percentage of TRIR Component Earned
1.70 (threshold)	50%
1.40	80%
1.20	100%
0.95	150%
0.70 (maximum)	200%

Amended and Restated Incentive Plan

        Our Board approved the 2018 IEA Equity Incentive Plan (the "Incentive Plan") on February 6, 2018, which became effective upon the closing of the Merger. On April 12, 2019, our Board adopted an Amended and Restated Incentive Plan (the "Amended and Restated Incentive Plan"), subject to shareholder approval, in order to increase the number of authorized shares of Common Stock under the Incentive Plan. On June 3, 2019, our shareholders approved the Amended and Restated Incentive Plan and it became effective.

        Purpose.    The purpose of the Amended and Restated Incentive Plan is to further align the interests of eligible participants with those of our shareholders by providing long-term incentive compensation opportunities tied to our performance and Common Stock. The Amended and Restated Incentive Plan is intended to advance our interests and increase shareholder value by attracting, retaining and motivating key personnel through the granting of stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and/or other stock-based awards consistent with the terms of the Amended and Restated Incentive Plan.

        Administration and Eligibility.    The Compensation Committee of our Board (or subcommittee thereof, if necessary) administers the Amended and Restated Incentive Plan. The Compensation Committee has the authority to determine the terms and conditions of any agreements evidencing any awards granted under the Amended and Restated Incentive Plan and to adopt, alter and repeal rules, guidelines and practices relating to the Amended and Restated Incentive Plan. The Compensation Committee has full discretion to administer and interpret the Amended and Restated Incentive Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

        Any of our current or prospective employees, directors, officers, consultants or advisors or of affiliates who are selected by the Compensation Committee are eligible for awards under the Amended and Restated Incentive Plan. The Compensation Committee has the sole and complete authority to determine who will be granted an award under the Amended and Restated Incentive Plan.

        Number of Shares Authorized.    The Amended and Restated Incentive Plan provides for the issuance of up to 4,157,765 shares of Common Stock. No more than 4,157,765 shares Common Stock may be issued with respect to incentive stock options under the Amended and Restated Incentive Plan. Such number includes 1,473,701 shares of Common Stock subject to awards granted or settled under the 2018 IEA Equity Incentive Plan.

        If any award granted under the Amended and Restated Incentive Plan expires, terminates, or is canceled or forfeited without being settled or exercised, or if a stock appreciation right is settled in cash or otherwise without the issuance of shares, shares of our Common Stock subject to such award will again be made available for future grants. In addition, if any shares are surrendered or tendered to pay the exercise price of an award or to satisfy withholding taxes owed, such shares will again be available for grants under the Amended and Restated Incentive Plan.

        Change in Capitalization.    If there is a change in our capitalization in the event of a stock or extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of our Common Stock or other relevant change in capitalization or applicable law or circumstances, such that the Compensation Committee determines that an adjustment to the terms of the Amended and Restated Incentive Plan (or awards thereunder) is necessary or appropriate, then the Compensation Committee shall make adjustments in a manner that it deems equitable. Such adjustments may be to the number of shares reserved for issuance under the Amended and Restated Incentive Plan, the number of shares covered by awards then outstanding under the Amended and Restated Incentive Plan, the limitations on awards under the Amended and Restated Incentive Plan, or the exercise price of outstanding options, or such other equitable substitution or adjustments as it may determine appropriate.

        Awards Available for Grant.    The Compensation Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights ("SARs"), restricted stock awards, restricted stock units, other stock-based awards, performance compensation awards (including cash bonus awards), other cash-based awards or any combination of the foregoing. Awards may be granted under the Amended and Restated Incentive Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by us or with which we combine, which are referred to herein as "Substitute Awards."

  •
  Stock Options. The Compensation Committee is authorized to grant options to purchase shares of our Common Stock that are either "qualified," meaning they are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") for incentive stock options, or "non-qualified," meaning they are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the Amended and Restated Incentive Plan shall be non-qualified unless the applicable award agreement expressly states that the option is intended to be an "incentive stock option." Options granted under the Amended and Restated Incentive Plan will be subject to the terms and conditions established by the Compensation Committee. Under the terms of the Amended and Restated Incentive Plan, the exercise price of the options will not be less than the fair market value of our Common Stock at the time of grant (except with respect to Substitute Awards). Options granted under the Amended and Restated Incentive Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the Amended and Restated Incentive Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder), provided that if the term of a non-qualified option would expire at a time when trading in the shares of our Common Stock is prohibited by our insider trading policy, the option's term shall be extended automatically until the 30th day following the expiration of such prohibition (as long as such extension shall not violate Section 409A of the Code). Payment in respect of the exercise of an option may be made in cash, by check, by cash equivalent and/or by delivery of shares of our Common Stock valued at the fair market value at the time the option is exercised, provided that such shares are not subject to any pledge or other security interest, or by such other method as the Compensation Committee may permit in its sole discretion, including (i) by delivery of other property having a fair market value equal to the exercise price and all applicable required withholding taxes, (ii) if there is a public market for the shares of our Common Stock at such time, by means of a broker-assisted cashless exercise mechanism or (iii) by means of a "net exercise" procedure effected by withholding the number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes. Any fractional shares of Common Stock will be settled in cash.

  •
  Stock Appreciation Rights. The Compensation Committee is authorized to award SARs under the Amended and Restated Incentive Plan. SARs will be subject to the terms and conditions established by the Compensation Committee. A SAR is a contractual right that allows a participant to receive, in the form of either cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the Amended and Restated Incentive Plan may include SARs, and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs, including with respect to vesting and expiration. Except as otherwise provided by the Compensation Committee (in the case of Substitute Awards or SARs granted in tandem with previously granted options), the strike price per share of our Common Stock underlying each SAR shall not be less than 100% of the fair market value of such share, determined as of the date of grant and the maximum term of a SAR granted under the Amended and Restated Incentive Plan will be ten years from the date of grant. The remaining terms of each grant of SARs shall be established by the Compensation Committee and reflected in the award agreement.

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  Restricted Stock. The Compensation Committee is authorized to grant restricted stock under the Amended and Restated Incentive Plan, which will be subject to the terms and conditions established by the Compensation Committee. Restricted stock is Common Stock that is generally non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period. Any accumulated dividends will be payable at the same time that the underlying restricted stock vests.

  •
  Restricted Stock Unit Awards. The Compensation Committee is authorized to grant restricted stock unit awards, which will be subject to the terms and conditions established by the Compensation Committee. A restricted stock unit award, once vested, may be settled in a number of shares of our Common Stock equal to the number of units earned, or in cash equal to the fair market value of the number of shares of our Common Stock, earned in respect of such restricted stock unit award of units earned, at the election of the Compensation Committee. Restricted stock units may be settled at the expiration of the period over which the units are to be earned or at a later date selected by the Compensation Committee. To the extent provided in an award agreement, the holder of outstanding restricted stock units shall be entitled to be credited with dividend equivalent payments upon the payment by us of dividends on shares of our Common Stock, either in cash or, at the sole discretion of the Compensation Committee, in shares of our Common Stock having a fair market value equal to the amount of such dividends, and interest may, at the sole discretion of the Compensation Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Compensation Committee, which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time that the underlying restricted stock units are settled.

  •
  Other Stock-Based Awards. The Compensation Committee is authorized to grant awards of unrestricted shares of our Common Stock, rights to receive grants of awards at a future date or other awards denominated in shares of our Common Stock under such terms and conditions as the Compensation Committee may determine and as set forth in the applicable award agreement.

        Effect of a Change in Control.    Unless otherwise provided in an award agreement, or any applicable employment, consulting, change in control, severance or other agreement between a participant and us, in the event that a participant's employment or service is involuntarily terminated other than for cause (and other than due to death or disability) within the 12-month period following a change in control then the Compensation Committee may provide, (i) all then-outstanding options and SARs will become immediately exercisable as of such participant's date of termination with respect to all of the shares subject to such option or SAR; and/or (ii) the restricted period shall expire as of such participant's date of termination with respect to all of the then-outstanding shares of restricted stock or restricted stock units (including without limitation a waiver of any applicable performance goals); provided that, in the case of any award whose vesting or exercisability is otherwise subject to the achievement of performance conditions, the portion of such award that shall become fully vested and immediately exercisable shall be based on the assumed achievement of target performance as determined by the Compensation Committee and prorated for the number of days elapsed from the grant date of such award through the date of termination. In addition, the Compensation Committee may in its discretion and upon at least ten days' notice to the affected persons, cancel any outstanding award and pay the holders, in cash, securities or other property (including of the acquiring or successor company), or any combination thereof, the value of such awards based upon the price per share of our Common Stock received or to be received by our other stockholders in the event. Notwithstanding the above, the compensation committee shall exercise such discretion over the timing or settlement of any award subject to Section 409A of the Code at the time such award is granted.

        Nontransferability.    Each award may be exercised during the participant's lifetime by the participant or, if permissible under applicable law, by the participant's guardian or legal representative. No award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution unless the Compensation Committee permits the award to be transferred to a permitted transferee (as defined in the Amended and Restated Incentive Plan).

        Amendment.    The Board may amend, suspend or terminate the Amended and Restated Incentive Plan at any time, subject to stockholder approval if necessary to comply with any tax, NASDAQ or other applicable regulatory requirement. No amendment, suspension or termination will materially and adversely affect the rights of any participant or recipient of any award without the consent of the participant or recipient.

        The Compensation Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any option theretofore granted will not to that extent be effective without the consent of the affected participant, holder or beneficiary; and provided further that, without stockholder approval, (i) no amendment or modification may reduce the option price of any option or the strike price of any SAR, (ii) the Compensation Committee may not cancel any outstanding option and replace it with a new option (with a lower exercise price) or cancel any SAR and replace it with a new SAR (with a lower strike price) or other award or cash in a manner that would be treated as a repricing (for compensation disclosure or accounting purposes) and (iii) the Compensation Committee may not take any other action considered a repricing for purposes of the stockholder approval rules of the applicable securities exchange on which our Common Stock is listed. However, stockholder approval is not required with respect to clauses (i), (ii), and (iii) above with respect to certain adjustments on changes in capitalization. In addition, none of the requirements described in the preceding clauses (i), (ii), and (iii) can be amended without the approval of our stockholders.

        Effective Date; Term.    The Amended and Restated Incentive Plan became effective on June 3, 2019. No award will be granted under the Amended and Restated Incentive Plan on or after the tenth anniversary of the Amended and Restated Incentive Plan becoming effective. Any award outstanding under the Amended and Restated Incentive Plan at the time of termination will remain in effect until such award is exercised or has expired in accordance with its terms.

2018 Employment Agreements

        We entered into employment agreements in March 2018 with Mr. Roehm and Mr. Layman, which agreements superseded in their entirety the previous employment agreements. In January 2019, we entered into an employment agreement with Mr. Melman.

        Pursuant to their employment agreements as originally entered, Messrs. Roehm, Layman and Melman earn a base salary, which may be increased on an annual basis. For the year ended December 31, 2019, Messrs. Roehm, Layman and Melman earned base salaries of $550,000, $400,025 and $360,000, respectively.

        The employment agreements for Messrs. Roehm, Layman and Melman contain a 24-month, 18-month and 12-month post-employment non-compete and non-solicit provision, respectively. The employment agreements provide that the executives will be eligible to receive grants of options to acquire Common Stock which will be subject to vesting over a four-year period, with the amount and other terms and conditions as determined by the Compensation Committee.

        If Mr. Roehm's employment is terminated by us without "cause" or if he resigns for "good reason," then he will be eligible to receive severance equal to (i) 18 months base salary plus $1,000 per month, payable over 18 months and (ii) a pro-rated bonus for the year of termination. The severance is conditioned on his executing a release of claims in favor of us and continued compliance with the terms of the employment agreement.

        If the employment of Mr. Layman or Mr. Melman is terminated by us without "cause" or if the executive resigns for "good reason," then the executive will be eligible to receive severance equal to (i) 12 months base salary, payable over 12 months and (ii) a pro-rated bonus for the year of termination. The severance is conditioned on their execution of a release of claims in favor of us and continued compliance with the terms of the employment agreements.

        For purposes of these employment agreements, "cause" means (i) the executive's substantial and repeated failure to perform duties as reasonably directed by the Board (not as a consequence of disability) after written notice thereof and failure to cure within 10 days; (ii) the executive's misappropriation or fraud with regard to us or our affiliates or our or their respective assets; (iii) conviction of, or the pleading of guilty or nolo contendere to, a felony, or any other crime involving either fraud or a breach of the executive's duty of loyalty with respect to the us or any affiliates, or any of its customers or suppliers that results in material injury to us or any of our affiliates; (iv) the executive's violation of our written policies or the policies of any of our affiliates, or other misconduct in connection with the performance of his duties that in either case results in material injury to the us or any affiliates, after written notice thereof and failure to cure within 10 days; or (v) the executive's breach of any material provision of the employment agreement, including without limitation the confidentiality and non-disparagement provisions and the non-competition and non-solicitation provisions to which the executive is subject.

        For purposes of these employment agreements, "good reason" means the occurrence of any of the following events without executive's prior express written consent: (i) any reduction in executive's base salary or target bonus percentage, or any material diminution in executive's authorities, titles or offices, or the assignment to him of duties that materially impair his ability to perform the duties normally assigned to an executive with his title of a corporation of our size and nature; (ii) any relocation of executive's principal place of employment, to a location more than 75 miles from the executive's principal place of employment on the date hereof; or (iii) any material breach by us, or any of our affiliates, of any material obligation to executive; provided however, that prior to resigning for "good reason," executive shall give written notice to us of the facts and circumstances claimed to provide a basis for such resignation not more than 30 days following his knowledge of such facts and circumstances, and we shall have 30 days after receipt of such notice to cure such facts and circumstances.

Compensation Prior to the Merger

Elements of Compensation

        For periods prior to the Merger, the principal elements of compensation provided to the NEOs were base salaries, non-equity plan compensation, incentive unit awards and retirement, health, welfare and additional benefits.

        Salary.    Prior to the Merger, the Named Executive Officers received a base salary to compensate them for services. The base salary payable to each Named Executive Officer was intended to provide a fixed component of compensation reflecting the executive's skill set, experience, position and responsibilities.

        Non-Equity Plan Compensation.    Prior to the Merger and pursuant to the terms of their prior employment agreements, our Named Executive Officers were eligible to receive cash bonuses based on our performance and the performance of our subsidiaries. The prior cash bonus plan was terminated in connection with the Merger.

        Incentive Unit Awards.    Prior to the Merger, IEA LLC, our owner prior to the Merger granted the Named Executive Officers an interest in IEA LLC by awarding Class B Profits Units of IEA LLC ("Class B Profits Units") pursuant to the Infrastructure and Energy Alternatives, LLC 2011 Profits Interest Unit Incentive Plan, as amended (the "Profits Interest Plan"), and the Fourth Amended and Restated Limited Liability Company Agreement of IEA LLC, dated as of February 22, 2017, as amended from time to time (the "IEA LLC Agreement"). IEA LLC established the Profits Interest Plan to align the interests of executive officers and management investors with those of its other equity investors and to encourage executive officers and management investors to continue to operate the business in a manner that enhances equity value. Following the consummation of the Merger, the Class B Profit Units of the Named Executive Officers were forfeited we entered into the Incentive Plan.

Outstanding Equity Awards at 2019 Year End

        The following table reflects information regarding outstanding options and restricted stock unit awards held by our Named Executive Officers as of December 31, 2019.

Option Awards							Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
JP Roehm	9/14/2018	23,006	—	161,043	10.37	9/14/2028	—	—	84,455	271,945
	6/3/2019	—	—	—	—	—	—	—	188,571	607,199
	6/3/2019	—	—	—	—	—	—	—	125,714	404,799
Andrew Layman	9/14/2018	13,114	—	91,794	10.37	9/14/2028	—	—	48,139	155,008
	6/3/2019	—	—	—	—	—	—	—	111,429	358,801
	6/3/2019	—	—	—	—	—	—	—	74,286	239,201
Gil Melman	1/7/2019	—	—	—	—	—	—	—	30,000	96,600
	6/3/2019	—	—	—	—	—	—	—	64,286	207,001

(1)
For a description of the vesting terms and conditions please see "—Compensation Following the Merger—Elements of Compensation."

(2)
Represents the market value of each award based on the closing price of $3.22 of our Common Stock on December 31, 2019.

Director Compensation

        Independent directors are paid a $125,000 retainer for serving as a director. In addition, the following payments are applicable based on participation on the following committees:

Committee	Chair	Member
Audit Committee	$25,000	$10,000
Nominating and Governance Committee	25,000	10,000
Compensation Committee	25,000	10,000
Bid Review Committee	65,000	15,000
Investment Committee	25,000	10,000
Special Committee	—	15,000

        One-half of each director's retainer, as well as one-half of all fees earned for serving as a chair or member of a committee, is paid in the form of cash. The remainder of any director fees and fees earned for serving as a chair or member of a committee is paid in the form of RSUs under the Incentive Plan, with the RSUs vesting on the one year anniversary of the date of grant.

        The Directors are reimbursed for their reasonable expenses incurred to attend Board and committee meetings and in their performance of director duties. The Compensation Committee may also make discretionary awards to non-employee directors, although no awards were made during the year ended December 31, 2019. Directors who are also employees do not receive any additional compensation for their service on our Board.

        The following table shows information about non-employee director compensation for the year ended December 31, 2019:

Name	Fees Earned or Paid in Cash		Stock Awards(1)(2)	All Other Compensation	Total($)
Moshin Meghji(4)	$112,500		$97,500	$—	210,000
Charles Garner(4)	95,000		80,000	—	175,000
Ian Schapiro	87,500		87,500	—	175,000
Peter Jonna	67,500		67,500	—	135,000
Terence Montgomery	82,500		82,500	—	165,000
Derek Glanvill	550,000	(3)	100,000	—	650,000
John M. Eber	85,000		70,000	—	155,000

(1)
The amounts reflected in this column represent the grant date fair value of RSUs granted to the non-employee directors representing one-half of the retainer, as well as one half of all fees for serving as a chair or member of a committee pursuant to our Incentive Plan (as defined below), computed in accordance with FASB ASC Topic 718. See "Note 12. Stock-Based Compensation" to our audited consolidated financial statements for additional detail regarding assumptions underlying the value of these equity awards.

(2)
The following table shows, as of December 31, 2019, the aggregate number of RSUs outstanding for each non-employee director.

Name	Restricted Stock Units Outstanding at December 31, 2019
Moshin Meghji(4)	17,599
Charles Garner(4)	14,440
Ian Schapiro	15,794
Peter Jonna	12,184
Terence Montgomery	14,892
Derek Glanvill	18,051
John M. Eber	12,635
(3)
On February 13, 2019, Mr. Glanvill entered into Letter Agreement with the Company and was appointed Vice Chairman of the Board through December 31, 2019. As Vice Chairman of the Board, Mr. Glanvill acts as the primary director liaison between the Board and management, and provides guidance to management (which guidance excludes any policy making function). In addition to his standard retainer as a director, Mr. Glanvill received $450,000 director fees annually for serving as Vice Chairman of the Board during the year ended December 31, 2019.

(4)
RSUs granted to Mr. Garner are for the benefit of Mr. Meghji pursuant to his right to appoint a designee to the Board pursuant to the Third A&R Investor Rights Agreement and are issued to Mr. Meghji.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

        We have adopted a Related Person Transactions Policy and Procedures that sets forth our policies and procedures regarding the identification, review, consideration, approval and oversight of "related-person transactions." For purposes of our policy only, a "related-person transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which:

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  we (including any of our subsidiaries) were, are or will be participants,

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  the amount involved exceeds $120,000, and

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  a related person has or will have a direct or indirect interest.

        Various transactions are not covered by this policy, including:

  •
  compensation (a) to an executive officer or director if the compensation is required to be reported in our proxy statement pursuant to Item 402 of Regulation S-K or (b) to an executive officer, if such compensation would have been required to be reported under Item 402 as compensation earned for services if the executive was a "named executive officer" in the proxy statement and such compensation has been approved, or recommended to the Board for approval, by the Compensation Committee, provided that such executive officer is not an immediate family member of another related Person,

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  transactions that are in Company's ordinary course of business and where the interest of the related Person arises only (a) from the related person's position as a director of another corporation or organization that is a party to the transaction; (b) from the direct or indirect ownership by such related person and all other related persons, in the aggregate, of less than a 5% equity interest in another person (other than a partnership) which is a party to the transaction; from both such positions described in (a) and such ownership described in (b); or (c) from the related person's position as a limited partner in a partnership in which the related person and all other related persons, in the aggregate, have an interest of less than 5%, and the related person is not a general partner of and does not have another position in the partnership, and

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  transactions that are in our ordinary course of business and where the interest of the related person arises solely from the ownership of a class of our equity securities and all holders of such class of equity securities will receive the same benefit on a pro rata basis.

        A "related person" is any person who is, or at any time since the beginning our last fiscal year was, a director or executive officer or a nominee to become a director; any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

        The Audit Committee is responsible for applying our Related Person Transactions Policy and Procedures. The Audit Committee will review the relevant facts and circumstances of each related person transaction, including (if applicable) but not limited to whether the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party and the extent of the related person's interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Certificate of Incorporation and our Code of Ethics, as applicable, and either approve or disapprove the related person transaction. Any related person transaction shall be consummated and shall continue only if the Audit Committee has approved or ratified such transaction. No director may participate in approval of a related person transaction for which he or she is a related person.

Transactions with Related Parties

First Equity Commitment Agreement

        On May 14, 2019, we entered into an Equity Commitment Agreement with ASSF IV (a fund affiliated with Ares) and OT POF (a fund managed by Oaktree) and Oaktree Power III. On May 20, 2019, we entered into First Equity Commitment Agreement, which amended and restated the Equity Commitment Agreement dated May 14, 2019, pursuant to which we issued and sold on May 20, 2019, 50,000 shares of Series B-1 Preferred Stock and the First ECA Warrants to purchase 2,545,934 shares of Common Stock. The net proceeds to us were approximately $41.2 million after deducting estimated expenses payable by us. The First Equity Commitment Agreement, and the issuance of the Series B-1 Preferred Stock and First ECA Warrants was approved by the Special Committee and, upon recommendation of such Special Committee, by the full Board.

        Each First ECA Warrant is evidenced by a warrant certificate (the "Warrant Certificate"). The Warrant Certificate provides that each First ECA Warrant is exercisable into Common Stock at an exercise price per share of $0.0001 (the "Exercise Price"). The Exercise Price may be paid by the holder by payment of the aggregate Exercise Price by check or wire transfer, or by instructing us to withhold a number of shares of Common Stock then issuable upon exercise of the First ECA Warrant with an aggregate fair market value as of the date of exercise equal to the aggregate Exercise Price; or any combination of the foregoing. The number of shares of Common Stock issuable upon exercise of the First ECA Warrant adjusts for dividends, subdivisions or combinations of our Common Stock; cash distributions or other distributions; reorganization, reclassification, consolidation or merger; and spin-offs, and is limited as necessary to comply with NASDAQ Rule 5635(d).

        In addition to the First ECA Warrants issued on May 20, 2019, we may be required to issue additional warrants to purchase Common Stock depending upon EBITDA (calculated on a last twelve month basis) on the last calendar day of each month during the twelve month period commencing on the first anniversary of May 20, 2019 and ending on the second anniversary of May 20, 2019, as follows: (1) if EBITDA is greater than or equal to $100.0 million, no additional warrants are required to be issued, (2) if EBITDA is less than $87.5 million, 1,335,149 additional warrants are required to be issued, and (3) if greater than or equal to $87.5 million, but less than $100.0 million additional warrants up to 1,335,149 must be issued depending upon actual EBITDA during the measurement period.

        In addition to the First ECA Warrants issued on May 20, 2019, the First Equity Commitment Agreement provides that, subject to any required shareholder approval, within five (5) business days after any issuance, from time to time, of shares of Common Stock to:

  •
  Oaktree or its affiliates pursuant to Section 3.6 of the Merger Agreement;

  •
  upon the conversion of any shares of Series A Preferred Stock;

  •
  upon the exercise of any warrant with an exercise price of $11.50 or higher; and

  •
  upon the exercise of any equity issued pursuant to our long term incentive plan or other equity plan with a strike price of $11.50 or higher (collectively, all shares issued at such time pursuant to clauses above, the "Additional Common Stock"), then we shall issue to ASSF IV and OT POF (or such affiliate as they may direct), a number of additional warrants to purchase shares of Common Stock equal to: (x) the number of shares of such Additional Common Stock multiplied by (y) the Applicable Share Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since August 30, 2019. For these purposes, "Applicable Share Factor" means, (a) with respect to a calculation made with respect to an issuance to ASSF IV, 3/45 and (b) with respect to a calculation made with respect to an issuance to OT POF, 2/45.

Second Equity Commitment Agreement

        On August 13, 2019, we entered into the Second Equity Commitment Agreement with ASSF IV and ASOF Holdings (each a fund affiliated with Ares), IEA LLC (a holding company for Oaktree and our prior parent), OT POF and Oaktree Power III, pursuant to which we agreed to issue and sell 50,000 shares of Series B-2 Preferred Stock and Second ECA Warrants to purchase 900,000 shares of our Common Stock to ASSF IV and ASOF Holdings. On August 30, 2019, we completed the transactions under the Second Equity Commitment Agreement and issued and sold 50,000 shares of Series B-2 Preferred Stock and the Second ECA Warrants to ASSF IV and ASOF Holdings.

        Each Second ECA Warrant is evidenced by a Warrant Certificate. The Warrant Certificate provides that each Second ECA Warrant is exercisable into Common Stock at an Exercise Price per share of $0.0001. The Exercise Price may be paid by the holder by payment of the aggregate Exercise Price by check or wire transfer, or by instructing us to withhold a number of shares of Common Stock then issuable upon exercise of the Second ECA Warrant with an aggregate fair market value as of the date of exercise equal to the aggregate Exercise Price; or any combination of the foregoing. The number of shares of Common Stock issuable upon exercise of the Second ECA Warrant adjusts for dividends, subdivisions or combinations of our Common Stock; cash distributions or other distributions; reorganization, reclassification, consolidation or merger; and spin-offs, and is limited as necessary to comply with NASDAQ Rule 5635(d).

        In addition to the 900,000 Second ECA Warrants issued on August 30, 2019, the Second Equity Commitment Agreement provides that, subject to any required shareholder approval, within five (5) business days after any issuance, from time to time, of shares of Common Stock to:

  •
  Oaktree or its affiliates pursuant to Section 3.6 of the Merger Agreement;

  •
  upon the conversion of any shares of Series A Preferred Stock;

  •
  upon the exercise of any warrant with an exercise price of $11.50 or higher; and

  •
  upon the exercise of any equity issued pursuant to our long term incentive plan or other equity plan with a strike price of $11.50 or higher (collectively, all shares issued at such time pursuant to clauses above, the "Additional Common Stock"), then we shall issue to ASSF IV and ASOF Holdings (or such affiliate as they may direct) a number of additional warrants to purchase shares of Common Stock equal to: (x) the number of shares of such Additional Common Stock multiplied by (y) the Applicable Share Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since August 30, 2019.

        In addition to the 900,000 Second ECA Warrants issued on August 30, 2019, the Second Equity Commitment Agreement also provides that, within five (5) business days after any issuance, from time to time, of shares of warrants pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement, we shall issue to ASSF IV and ASOF Holdings (or such affiliate as they may direct), a number of additional warrants equal to (x) the number of shares of such warrants issued pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement multiplied by

(y) the Applicable Warrant Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since August 30, 2019. For these purposes, "Applicable Share Factor" means 81/2255 and "Applicable Warrant Factor" means 81/2255.

        Therefore, in addition to the 900,000 Second ECA Warrants issued on August 30, 2019, we may be required to issue additional warrants for additional shares of Common Stock under the Second Equity Commitment Agreement. The exact amount of additional warrants is unknown and dependent upon future events and circumstances, some of which are outside of our control.

Third Equity Commitment Agreement

Series B-3 Preferred Stock and Third ECA Warrants

        On October 29, 2019, were entered into the Third Equity Commitment Agreement with ASSF IV, ASOF Holdings, IEA LLC, OT POF and Oaktree Power III, pursuant to which we agreed to issue and sell 80,000 shares of Series B-3 Preferred Stock and the Third ECA Warrants to purchase 3,568,750 shares of our Common Stock to ASSF IV and ASOF Holdings (each a fund affiliated with Ares). On November 14, 2019, we completed the transactions under the Third Equity Commitment Agreement and issued and sold 80,000 shares of Series B-3 Preferred Stock and the Third ECA Warrants to ASSF IV and ASOF Holdings.

        Each Third ECA Warrant is evidenced by a Warrant Certificate. The Warrant Certificate provides that each Third ECA Warrant is exercisable into Common Stock at an Exercise Price of $0.0001. The Exercise Price may be paid by the holder by payment of the aggregate Exercise Price by check or wire transfer, or by instructing us to withhold a number of shares of Common Stock then issuable upon exercise of the Third ECA Warrant with an aggregate fair market value as of the date of exercise equal to the aggregate Exercise Price; or any combination of the foregoing. The number of shares of Common Stock issuable upon exercise of the Third ECA Warrant adjusts for dividends, subdivisions or combinations of our Common Stock; cash distributions or other distributions; reorganization, reclassification, consolidation or merger; and spin-offs, and is limited as necessary to comply with NASDAQ Rule 5635(d).

        In addition to the 3,568,750 Third ECA Warrants issued on November 14, 2019, the Third Equity Commitment Agreement provides that, subject to any required stockholder approval, within five (5) business days after:

  •
  any issuance, from time to time, following the Warrant Measurement Date (as defined below), of shares of Common Stock:

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  to Oaktree or its affiliates pursuant to Section 3.6 of the Merger Agreement;

  •
  upon the conversion of any shares of Series A Preferred Stock;

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  upon the exercise of any warrant with an exercise price of $11.50 or higher; and

  •
  upon the exercise of any equity issued pursuant to our long term incentive plan or other equity plan with a strike price of $11.50 or higher (collectively, all shares issued at such time pursuant to clauses above, the "Additional Common Stock"), then, we shall issue:

    •
    to ASSF IV and ASOF Holdings (or their or their affiliates' managed funds, investment vehicles, co-investment vehicles and/or accounts to purchase as ASSF IV and ASOF Holdings may direct), a number of additional warrants equal to (I) the number of shares of such Additional Common Stock multiplied by (II) the Applicable Ares Share Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since November 14, 2019, and

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    to OT POF, a number of additional warrants equal to (I) the number of shares of such Additional Common Stock multiplied by (II) the Applicable Oaktree Share Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since the November 14, 2019.

  •
  the Warrant Measurement Date, we shall issue:

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  to ASSF IV and ASOF Holdings (or their or their affiliates' managed funds, investment vehicles, co-investment vehicles and/or accounts to purchase as ASSF IV and ASOF Holdings may direct), a number of additional warrants equal to (I) the aggregate number of shares of Additional Common Stock issued during the period beginning on (and including) November 14, 2019 and ending on and (including) the Warrant Measurement Date multiplied by (II) the Applicable Ares Share Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since November 14, 2019, and

  •
  to OT POF, a number of additional Warrants equal to (I) the number of shares of Additional Common Stock issued during the period beginning on (and including) November 14, 2019 and ending on and (including) the Warrant Measurement Date multiplied by (II) the Applicable Oaktree Share Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since November 14, 2019;

provided, that, if no shares of Additional Common Stock are issued during the period beginning on (and including) November 14, 2019 and ending on and (including) the Warrant Measurement Date, then no additional warrants shall be issued.

        Furthermore, in addition to the 3,568,750 Third ECA Warrants issued on November 14, 2019 and the warrant adjustments described above, the Third Equity Commitment Agreement provides that, within five (5) business days after:

  •
  any issuance, from time to time following the Warrant Measurement Date, of warrants pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement, then we shall issue:

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  to ASSF IV and ASOF Holdings (or their or their affiliates' managed funds, investment vehicles, co-investment vehicles and/or accounts to purchase as ASSF IV and ASOF Holdings may direct), a number of additional Warrants equal to (1) the number of shares of such warrants issued pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement multiplied by (2) the Applicable Ares Share Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since November 14, 2019, and

  •
  to OT POF, a number of additional warrants equal to (1) the number of shares of such warrants issued pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement multiplied by (2) the Applicable Oaktree Share Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since November 14, 2019.

  •
  the Warrant Measurement Date, then we shall issue:

  •
  to ASSF IV and ASOF Holdings (or their or their affiliates' managed funds, investment vehicles, co-investment vehicles and/or accounts to purchase as ASSF IV and ASOF

      Holdings may direct), a number of additional warrants equal to (1) the aggregate number of shares of warrants issued pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement during the period beginning on (and including) November 14, 2019 and ending on and (including) the Warrant Measurement Date multiplied by (2) the Applicable Ares Share Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since November 14, 2019, and

    •
    to OT POF, a number of additional warrants equal to (1) the number of shares of such warrants issued pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement during the period beginning on (and including) November 14, 2019 and ending on and (including) the Warrant Measurement Date multiplied by (2) the Applicable Oaktree Share Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate (as defined below)) that have occurred since November 14, 2019;

provided, that, if no warrants are issued pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement during the period beginning on (and including) November 14, 2019 and ending on and (including) the Warrant Measurement Date, then no additional warrants shall be issued to any person.

        For these purposes:

  •
  "Warrant Measurement Date" means the 2020 Commitment Closing (as defined below) (or if earlier, the termination of the obligations of the Backstop Parties set forth in Section 9.18 of the Third Equity Commitment Agreement).

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  "Applicable Ares Share Factor" means, (x) the product of (a) Applicable Overall Share Factor and (b) Applicable Ares Percentage minus (y) 81/2255.

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  "Applicable Overall Share Factor" means a fraction (x) the numerator of which is the Applicable Factor (defined as the product of (a) 18% multiplied by (b) a quotient (i) the numerator of which is the Applicable Funded Amount (defined as the sum of (a) $130,000,000, (b) the portion (if any) of the 2019 Commitment Purchase Price (as defined in the Third Equity Commitment Agreement) actually paid to us and (c) the portion (if any) of the 2020 Commitment Purchase Price (as defined in the Third Equity Commitment Agreement) actually paid to us) and (ii) the denominator of which is $160,000,000), and (y) the denominator of which is (i) one (1) minus (ii) the Applicable Factor (as defined above).

  •
  "Applicable Ares Percentage" means, a fraction, expressed as a percentage (a) the numerator of which is the sum of (i) $130,000,000, (ii) the portion (if any) of the 2019 Commitment Purchase Price actually paid to us by ASSF IV and ASOF Holdings or their or their respective affiliates' managed funds, investment vehicles, co-investment vehicles and/or accounts and (iii) the portion (if any) of the 2020 Commitment Purchase Price actually paid to us by ASSF IV and ASOF Holdings or their or their respective affiliates' managed funds, investment vehicles, co-investment vehicles and/or accounts and (b) the denominator of which is the Applicable Funded Amount (as defined above).

  •
  "Applicable Oaktree Share Factor" means, (x) the product of (a) Applicable Overall Share Factor (as defined above) and (b) Applicable Oaktree Percentage.

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  "Applicable Oaktree Percentage" means, a fraction, expressed as a percentage (a) the numerator of which is the sum of (i) the portion (if any) of the 2019 Commitment Purchase Price (as defined in the Third Equity Commitment Agreement) actually paid to us by OT

      POF and (ii) the portion (if any) of the 2020 Commitment Purchase Price (as defined in the Third Equity Commitment Agreement) actually paid to us by OT POF and (b) the denominator of which is the Applicable Funded Amount (as defined above).

        Accordingly, in addition to the 3,568,750 Third ECA Warrants issued on November 14, 2019, we may be required to issue additional warrants. The exact amount of additional warrants is unknown and dependent upon future events and circumstances, some of which are outside of our control.

2019 Commitment

        Pursuant to Section 9.17 of the Third Equity Commitment Agreement, ASSF IV, ASOF Holdings and OT POF (each a "Backstop Party" and collectively, the "Backstop Parties") committed to purchase up to an additional 15,000 shares of Series B-3 Preferred Stock and warrants to purchase 515,625 shares of Common Stock (the "2019 Commitment Warrants") (collectively, the "2019 Commitment"), subject to certain conditions as set forth in the Third Equity Commitment Agreement. The 2019 Commitment was not triggered under the Third Equity Commitment Agreement and, accordingly, no additional shares of Series B-3 Preferred Stock or 2019 Commitment Warrants were issued under the Third Equity Commitment Agreement.

        Each 2019 Commitment Warrant would have been evidenced by a Warrant Certificate. The Warrant Certificate would provide that each 2019 Commitment Warrant would be exercisable into Common Stock at the Exercise Price. The Exercise Price could have been paid by the holder by payment of the aggregate Exercise Price by check or wire transfer, or by instructing us to withhold a number of shares of Common Stock then issuable upon exercise of the 2019 Commitment Warrant with an aggregate fair market value as of the date of exercise equal to the aggregate Exercise Price; or any combination of the foregoing. The number of shares of Common Stock issuable upon exercise of the 2019 Commitment Warrant would have adjusted for dividends, subdivisions or combinations of our Common Stock; cash distributions or other distributions; reorganization, reclassification, consolidation or merger; and spin-offs, and is limited as necessary to comply with NASDAQ Rule 5635(d).

        The 2019 Commitment would have been triggered if, following November 14, 2019, but prior to December 20, 2019, we had not repaid an aggregate principal amount of at least $15,000,000 of Term Loans (in addition to the Senior Repayment Amount to be paid in connection with closing the transactions under the Third Equity Commitment Agreement on November 14, 2019) using Permitted Deleveraging Cash without the applicability of, and without triggering, any make-whole premium set forth in the Third A&R Credit Agreement. We were required to exercise the obligation of each Backstop Party to effect the 2019 Commitment by delivering a written notice to each Backstop Party on or before December 20, 2019, which notice would have set forth the aggregate dollar value of the amount of Series B-3 Preferred Stock that each Backstop Party would have been required to purchase (the "2019 Commitment Purchase Price") which amount would have equaled such Backstop Party's Backstop Pro Rata Share of the Called 2019 Commitment, which in no event would have exceeded such Backstop Party's 2019 Commitment Amount. However, other than as required pursuant to the Third A&R Credit Agreement and other than the use of amounts funded in respect of the 2019 Commitment Purchase Price and the 2020 Commitment Purchase Price (as defined below), in no event would we have been permitted to repay or commit to repay any Term Loans using Permitted Deleveraging Cash unless at the time of repayment of such term loans, the Repayment Condition is satisfied.

        The closing of the purchase of Series B-3 Preferred Stock (and the corresponding 2019 Commitment Warrants) by each Backstop Party (the "2019 Commitment Closing") would have been consummated on or prior to December 31, 2019 (the "2019 Commitment Closing Date"). At the 2019 Commitment Closing, each Backstop Party paid to us to us its 2019 Commitment Purchase Price by wire transfer of immediately payable funds to an account specified in writing by us in exchange for (i) a number of fully paid and non-assessable shares of Series B-3 Preferred Stock determined by dividing such Backstop Party's 2019 Commitment Purchase Price by the Per Share Purchase Price, (ii) a number of 2019 Commitment Warrants equal to the product of (x) such Backstop Party's 2019 Commitment Purchase Price multiplied by (y) a fraction equal to 5,500,000/160,000,000, in each case, free and clear of all liens, (iii) its Backstop Pro Rata Share of the 2019 Commitment Fees by wire transfer of immediately available funds to such accounts as designated by each Backstop Party, and (iv) its Expense Reimbursement Payment to the extent not previously paid (which may be set off against such Backstop Party's 2019 Commitment Amount, at such Backstop Party's option). At the 2019 Commitment Closing, we would have been required to use the proceeds from the 2019 Commitment Purchase Price exclusively to repay term loans under the Third A&R Credit Agreement.

        The obligation of each Backstop Party to consummate the 2019 Commitment was subject to satisfaction (or waiver by each Backstop Party in their sole discretion) of the following conditions on or prior to the 2019 Commitment Closing:

  •
  since the closing of the transactions contemplated by the Third Equity Commitment Agreement, there shall not have occurred a Material Adverse Effect (as defined in the Third Equity Commitment Agreement);

  •
  all authorizations, approvals, consents or clearances under applicable law required in connection with the transactions contemplated by the 2019 Commitment shall have been obtained or filed;

  •
  no applicable law will have been enacted or made effective and no order will have been issued, promulgated, enforced or made that serves to restrain, enjoin, make illegal or prohibit the timely consummation of the transactions contemplated by Third Equity Commitment Agreement, and no action by a governmental entity will have been commenced and be continuing that seeks to restrain, enjoin, make illegal or prohibit the timely consummation of the 2019 Commitment;

  •
  we shall have performed and complied, in all material respects, with all of our covenants and agreements contained in the Third Equity Commitment Agreement related to the 2019 Commitment that contemplate, by their terms, performance or compliance prior to the 2019 Commitment Closing;

  •
  the Fundamental Representations (as defined in the Third Equity Commitment Agreement) shall be true and correct in all respects as of the closing of the transactions contemplated by the Third Equity Commitment Agreement and as of the 2019 Commitment Closing as though made at and as of the 2019 Commitment Closing (other than such representations and warranties as are made as of an earlier date, which shall be so true and correct as of such earlier date) and we shall have delivered a certificate duly executed by our Chief Executive Officer certifying that the conditions set forth in clauses (i), (iv) and (v) of Section 9.17 of the Third Equity Commitment Agreement have been fully satisfied;

  •
  the closing of the transactions contemplated by the Third Equity Commitment Agreement shall have occurred;

  •
  evidence in form and substance reasonably acceptable to each Backstop Party shall be delivered to such Backstop Party that the 2019 Commitment Purchase Price will be used to repay Term Loans and that following such payment, we shall have repaid no less than $95,000,000 of Term Loans following November 14, 2019 and prior to December 31, 2019 (including payment of the Senior Repayment Amount on November 14, 2019) without triggering or being subject to the make-whole premium set forth in the Third A&R Credit Agreement;

  •
  the other deliverables and actions contemplated by the Third Equity Commitment Agreement shall have been made or taken with respect to the transactions contemplated by the 2019 Commitment, mutatis mutandis; and

  •
  in the case of (1) ASSF IV and ASOF Holdings, the Backstop Party (other than ASSF IV and ASOF Holdings) shall have funded to us its 2019 Commitment Purchase Price and (2) the Backstop Party (other than ASSF IV and ASOF Holdings), ASSF IV and ASOF Holdings shall have funded to us their 2019 Commitment Purchase Price.

        The obligation of each Backstop Party pursuant to the 2019 Commitment could have been terminated prior to the 2019 Commitment Closing as follows:

  •
  by mutual written agreement of us and the Backstop Parties;

  •
  automatically upon termination of the Third Equity Commitment Agreement pursuant to Article VIII of the Third Equity Commitment Agreement;

  •
  automatically (unless the Backstop Parties otherwise direct) if the 2019 Commitment Closing has not occurred by January 31, 2020, provided, that this right shall not be available to any party (treating ASSF IV and ASOF Holdings as a single party and, separately, Oaktree as a single party) whose breach of any representation, warranty, covenant or other agreement contained in this Agreement is the primary cause of the failure of the 2019 Commitment Closing to occur prior to such date); and

  •
  by us following such time as the amount of Permitted Deleveraging Cash actually used, or irrevocably committed (in accordance herewith) to be used, by us following November 14, 2019 to repay term loans on or prior to December 31, 2019 without triggering or being subject to the make-whole premium set forth in the Third A&R Credit Agreement is equal to or exceeds $15,000,000; provided, that, any termination pursuant to the foregoing shall be subject to the payment of the 2019 Commitment Fees by us.

        For these purposes:

  •
  "Senior Repayment Amount" means an amount equal to no less than $80,000,000, which Senior Repayment Amount is the amount of the term loans that is to be repaid in connection with the closing of the transactions under the Third Equity Commitment Agreement.

  •
  "Backstop Pro Rata Share" means 50% with respect to the Ares Commitment Parties (split equally between ASSF IV and ASOF Holdings) and 50% with respect to OT POF.

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  "Permitted Deleveraging Cash" means Unrestricted Cash (defined as, at any date of measurement, our cash or cash equivalents of us and our subsidiaries that would not appear as "restricted" on a consolidated balance sheet), other than the proceeds generated by or on our behalf or any of our subsidiaries from the proceeds of any sale leaseback transaction, capital lease or other incurrence of indebtedness as defined in the Third A&R Credit Agreement.

  •
  "2019 Commitment Amount" means $7,500,000 with respect to the Ares Commitment Parties (split equally between ASSF IV and ASOF Holdings) and $7,500,000 with respect to OT POF.

  •
  "Called 2019 Commitment" means an amount in cash equal to (x) $15,000,000, less (y) the amount of Permitted Deleveraging Cash actually used, or irrevocably committed (in accordance herewith) to be used, by us following November 14, 2019 to repay term loans on or prior to December 31, 2019 without triggering or being subject to the make-whole premium set forth in the Third A&R Credit Agreement.

  •
  "Repayment Condition" means, that after giving effect to a proposed repayment of the term loans, any of (a) we will have at least $125 million of liquidity or (b) we will have at least $107.5 million of liquidity and will have delivered a certificate substantially in the form attached to the Third Equity Commitment Agreement of our Chief Financial Officer to the Backstop Parties that as of the date of the proposed repayment of the term loans, we Company are projected to (or have) generate(d) adjusted EBITDA for the year ended December 31, 2019 of at least $100.0 million.

  •
  "Per Share Purchase Price" means $1,000.

  •
  "2019 Commitment Fees" means the fees payable to ASSF IV and ASOF Holdings and OT POF as set forth below, which would have been payable in cash (pro rata in accordance with the Backstop Pro Rata Share) to ASSF IV and ASOF Holdings and OT POF simultaneously with the 2019 Commitment Closing:

  •
  Commitment Fee: $375,000; and

  •
  Duration Fee: Payable on any committed but uninvested amounts on the respective anniversaries as follows: 45 days—$150,000.

  •
  "Expense Reimbursement Payment" means the Ares Expense Reimbursement Payment and the Oaktree Expense Reimbursement Payment.

  •
  "Ares Expense Reimbursement Payment" means all reasonable and documented out-of-pocket costs and expenses incurred by ASSF IV and ASOF Holdings and their affiliates (including attorney and advisor fees) prior to, on or after the date hereof in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and funding of the transactions contemplated by the Third Equity Commitment Agreement; provided that such amount reimbursable as an "Ares Expenses Reimbursement Payment" shall not exceed, in the aggregate together with all prior expense reimbursements, $3,000,000.

  •
  "Oaktree Expense Reimbursement Payment" means all reasonable and documented out-of-pocket costs and expenses incurred by Oaktree and its affiliates (including attorney and advisor fees) prior to, on or after the date hereof in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and funding of the transactions contemplated by the Third Equity Commitment Agreement and the Series A Preferred Exchange Agreement (defined below); provided that such amount reimbursable as an "Oaktree Expenses Reimbursement Payment" shall not exceed, in the aggregate, $375,000.

2020 Commitment

        Pursuant to Section 9.18 of the Third Equity Commitment Agreement, the Backstop Parties committed to purchase up to an additional 15,000 shares of Series B-3 Preferred Stock and warrants (the "2020 Commitment Warrants") to purchase 515,625 shares of Common Stock (the "2020 Commitment") to the extent the shares of Series B-3 Preferred Stock and corresponding warrants are not purchased our stockholders in the Rights Offering, or if the proceeds from the Rights Offering are not used to repay Term Loan, subject to certain conditions as set forth in the Third Equity Commitment Agreement. Any 2020 Commitment will be consummated by us and Backstop Parties on or prior to the date that is on or before 180 days from November 14, 2019, subject to satisfaction of closing conditions required for the 2020 Commitment. Pursuant to the Third Equity Commitment Agreement, the proceeds, if any, from the 2020 Commitment must be used to repay outstanding amounts under our Term Loans.

        Each 2020 Commitment Warrant will be evidenced by a Warrant Certificate. The Warrant Certificate provides that each 2020 Commitment Warrant is exercisable into Common Stock at the Exercise Price. The Exercise Price may be paid by the holder by payment of the aggregate Exercise Price by check or wire transfer, or by instructing us to withhold a number of shares of Common Stock then issuable upon exercise of the 2020 Commitment Warrant with an aggregate fair market value as of the date of exercise equal to the aggregate Exercise Price; or any combination of the foregoing. The number of shares of Common Stock issuable upon exercise of the 2020 Commitment Warrant adjusts for dividends, subdivisions or combinations of our Common Stock; cash distributions or other distributions; reorganization, reclassification, consolidation or merger; and spin-offs, and is limited as necessary to comply with NASDAQ Rule 5635(d).

        In the event that the Rights Offering is undersubscribed and we sells less than $15,000,000 of Series B-3 Preferred Stock in the Rights Offering or does not otherwise use the proceeds thereof to repay our Term Loans, we shall exercise the obligations of the Backstop Parties set forth in the 2020 Commitment by delivering a written notice to the Backstop Parties no later than ten (10) business days prior to the proposed 2020 Commitment Closing Date (as defined below), which notice shall set forth the aggregate dollar value of the amount of Series B-3 Preferred Stock the Backstop Parties shall be obligated to purchase (the "2020 Commitment Purchase Price") which amount shall equal such Backstop Party's Backstop Pro Rata Share of the Called 2020 Commitment, which in no event in no event exceed such Backstop Party's 2020 Commitment Amount. Notwithstanding anything contained in Third Equity Commitment Agreement to the contrary, other than as required pursuant to the Third A&R Credit Agreement and other than the use of amounts funded in respect of the 2019 Commitment Purchase Price and the 2020 Commitment Purchase Price, in no event shall we be permitted to repay or commit to repay any Term Loans using Permitted Deleveraging Cash unless at the time of repayment of such Term Loan, the Repayment Condition is satisfied.

        The closing of the purchase of Series B-3 Preferred Stock and the corresponding 2020 Commitment Warrants by the Backstop Parties contemplated by the 2020 Commitment Closing (the "2020 Commitment Closing") shall be consummated on or before the date that is 180 days following November 14, 2019 (subject to consummation of the Rights Offering prior to the end of such 180 days), or such other date as mutually agreed by the Backstop Parties and us (the "2020 Commitment Closing Date"). At the 2020 Commitment Closing, each Backstop Party shall pay to us its 2020 Commitment Purchase Price by wire transfer of immediately payable funds to an account specified in writing by us in exchange for (i) a number of fully paid and non-assessable shares of Series B-3 Preferred Stock determined by dividing such Backstop Party's 2020 Commitment Purchase Price by the Per Share Purchase Price, (ii) a number of 2020 Commitment Warrants to purchase Common Stock equal to the product of (x) such Backstop Party's 2020 Commitment Purchase Price multiplied by (y) a fraction equal to 5,500,000/160,000,000, which warrants will be on substantially the same terms as the 2019 Commitment Warrants, in each case, free and clear of all liens, (iii) its Backstop Pro Rata Share of the 2020 Commitment Fees by wire transfer of immediately available funds to such accounts as designated by each Backstop Party, and (iv) its Expense Reimbursement Payment to the extent not previously paid (which may be set off against such Backstop Party's 2020 Commitment Amount, at such Backstop Party's option).

        The obligation of each Backstop Party to consummate the 2020 Commitment are subject to satisfaction (or waiver by each Backstop Party in their sole discretion) of the following conditions on or prior to the 2020 Commitment Closing:

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  since the closing of the transactions contemplated by the Third Equity Commitment Agreement, there shall not have occurred a Material Adverse Effect (as defined in the Third Equity Commitment Agreement);

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  the Rights Offering shall have been consummated in accordance with the Rights Agreement, as amended, and the proceeds therefrom used to repay term loans in accordance herewith;

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  all authorizations, approvals, consents or clearances under applicable law required in connection with the transactions contemplated by the 2020 Commitment shall have been obtained or filed;

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  no applicable law will have been enacted or made effective and no order will have been issued, promulgated, enforced or made that serves to restrain, enjoin, make illegal or prohibit the timely consummation of the transactions contemplated by the Third Equity Commitment Agreement, and no action by a governmental entity will have been commenced and be continuing that seeks to restrain, enjoin, make illegal or prohibit the timely consummation of the transactions contemplated by the 2020 Commitment;

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  we shall have performed and complied, in all material respects, with all of our covenants and agreements contained in the 2020 Commitment that contemplate, by their terms, performance or compliance prior to the 2020 Commitment Closing;

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  the Fundamental Representations (as defined in the Third Equity Commitment Agreement) shall be true and correct in all respects as of the closing of the transactions contemplated by the Third Equity Commitment Agreement and as of the 2020 Commitment Closing as though made at and as of the 2020 Commitment Closing (other than such representations and warranties as are made as of an earlier date, which shall be so true and correct as of such earlier date) and we shall have delivered a certificate duly executed by the Chief Executive Officer certifying that the conditions set forth in clauses (i), (v) and (vi) of Section 9.18 of the Third Equity Commitment Agreement have been fully satisfied;

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  the closing of the transactions contemplated by the Third Equity Commitment Agreement shall have occurred;

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  the 2019 Commitment Closing shall have been consummated (or we shall have otherwise repaid $15,000,000 of additional term loans not triggering or subject to the make-whole premium set forth in the Credit Agreement in accordance with the 2019 Commitment on or prior to December 31, 2019);

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  evidence in form and substance reasonably acceptable to ASSF IV and ASOF Holdings that the 2020 Commitment Purchase Price will be used to repay Term Loans and that following such payment, we shall have repaid no less than $110,000,000 of Term Loans under the Credit Agreement following the closing of the transactions contemplated by the Third Equity Commitment Agreement without triggering or being subject to the make-whole Premium set forth in the Credit Agreement (other than proceeds from the Rights Offering and the 2020 Commitment Purchase Price which may be subject to the make-whole premium);

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  the other deliverables and actions contemplated by Section 2.2(b) (including Section 2.2(b)(iii)(A), (B), (D), (E), (F), Section 2.2(b)(iv) and Section 2.2(b)(vi)) of the Third Equity Commitment Agreement shall have been made or taken with respect to the transactions contemplated by the Third Equity Commitment Agreement, mutatis mutandis; and

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  in the case of (1) ASSF IV and ASOF Holdings, the Backstop Party (other than ASSF IV and ASOF Holdings) shall have funded to us its 2020 Commitment Purchase Price and (2) the Backstop Party (other than ASSF IV and ASOF Holdings), ASSF IV and ASOF Holdings shall have funded to us their 2020 Commitment Purchase Price.

        The obligation of each Backstop Party pursuant to the 2020 Commitment may be terminated prior to the 2020 Commitment Closing as follows:

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  by mutual written agreement of us and the Backstop Parties;

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  automatically upon termination of this Third Equity Commitment Agreement pursuant to Article VIII of the Third Equity Commitment Agreement;

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  automatically (unless the Backstop Parties otherwise direct) if the 2020 Commitment Closing has not occurred by the 2020 Commitment Closing Date; provided, that the right to terminate the Third Equity Commitment Agreement shall not be available to any party (treating ASSF IV and ASOF Holdings as a single party and, separately, Oaktree as a single party) whose breach of any representation, warranty, covenant or other agreement contained in the Third Equity

    Commitment Agreement is the primary cause of the failure of the 2020 Commitment Closing to occur prior to the 2020 Commitment Closing Date); and

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  by us following such time as the 2020 Commitment Reduction Amount is equal to or exceeds $15,000,000; provided, that, any termination pursuant to Section 9.18 of the Third Equity Commitment Agreement shall be subject to the payment of the 2020 Commitment Fees by us.

        The 2020 Commitment Fees shall be due and payable to the Backstop Parties within two (2) Business Days following termination of the obligations of the Backstop Parties set forth in the 2020 Commitment, and any remaining Expense Reimbursement Payments shall be due and payable to the Backstop Parties within two (2) Business Days following termination of the obligations of the Backstop Parties set forth in the 2020 Commitment (other than to a Backstop Party whose breach of its obligation to fund its 2020 Commitment Purchase Price is the cause of such termination), treating ASSF IV and ASOF Holdings as a single Backstop Party.

        For these purposes:

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  "Called 2020 Commitment" means an amount in cash equal to (x) $15,000,000, less (y) the proceeds to us from the Series B-3 Preferred Stock actually purchased in the Rights Offering (net of all costs and expenses incurred by us to consummate the Rights Offering), which net proceeds are actually used by us to repay term loans promptly following consummation of the Rights Offering, less (z) the amount of Permitted Deleveraging Cash actually used by us on or after January 1, 2020 to repay term loans prior to the 2020 Commitment Closing Date without triggering or being subject to the make-whole premium set forth in the Credit Agreement (the sum of the immediately foregoing clauses (y) and (z), the "2020 Commitment Reduction Amount").

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  "2020 Commitment Amount" means $7,500,000 with respect to the Ares Commitment Parties (split equally between ASSF IV and ASOF Holdings) and $7,500,000 with respect to OT POF.

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  "2020 Commitment Fees" means the fees payable to ASSF IV and ASOF Holdings and OT POF as set forth below, which shall be payable in cash (pro rata in accordance with the Backstop Pro Rata Share) to ASSF IV and ASOF Holdings and OT POF simultaneously with the 2020 Commitment Closing:

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  Commitment Fee: $375,000; and

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  Duration Fee: The duration fees are payable on any committed but uninvested amounts on the 45th day, 90th day and 180th day following November 14, 2019 in the amount of $150,000, $187,500 and $225,000, respectively.

        Accordingly, we may be required to issue 2020 Commitment Warrants. The exact amount of 2020 Commitment Warrants that may be issued pursuant to the 2020 Commitment is unknown and dependent upon future events and circumstances, some of which are outside of our control.

Preferred Exchange Agreement

        On October 29, 2019, we entered into the Preferred Stock Exchange Agreement, with ASSF IV, ASOF Holdings, IEA LLC, OT POF and Oaktree Power III. The Preferred Exchange Agreement provides that IEA LLC (which is managed and controlled by Oaktree) will exchange 50% of the outstanding Series A Preferred Stock held by it for shares of Series B-3 Preferred Stock and warrants. On November 14, 2019, pursuant to the Preferred Exchange Agreement, we issued to IEA LLC 19,123.87 shares of Series B-3 Preferred Stock and the Preferred Exchange Agreement Warrants for 657,383 shares of Common Stock in exchange for 50% of the Series A Preferred Stock held by IEA LLC. The number of shares of Series B-3 Preferred Stock issued in the exchange was equal the aggregate stated value of the Series A Preferred Stock (the "Series A Stated Value") exchanged (which

Series A Stated Value was equal to $1,000 per share of Series A Preferred Stock plus the amount of accumulated but unpaid dividends compounded and accumulated through November 14, 2019) divided by $1,000. The number of Preferred Exchange Agreement Warrants issued in the exchange was equal to the aggregate Series A Stated Value multiplied by the fraction equal to 5.5/160 (subject to certain anti-dilution provisions in the Third Equity Commitment Agreement). On November 14, 2019, pursuant to the Preferred Exchange Agreement, we issued 19,123.87 shares of Series B-3 Preferred Stock and 657,383 Preferred Exchange Agreement Warrants to IEA LLC in exchange for 50% of the outstanding Series A Preferred Stock. Effective as of November 14, 2019, the exchanged shares of Series A Preferred Stock were cancelled and ceased to be issued and outstanding.

        Each Preferred Exchange Agreement Warrant is evidenced by a Warrant Certificate. The Warrant Certificate provides that each Preferred Exchange Agreement Warrant is exercisable into Common Stock at the Exercise Price. The Exercise Price may be paid by the holder by payment of the aggregate Exercise Price by check or wire transfer, or by instructing us to withhold a number of shares of Common Stock then issuable upon exercise of the Preferred Exchange Agreement Warrant with an aggregate fair market value as of the date of exercise equal to the aggregate Exercise Price; or any combination of the foregoing. The number of shares of Common Stock issuable upon exercise of the Preferred Exchange Agreement Warrant adjusts for dividends, subdivisions or combinations of the our Common Stock; cash distributions or other distributions; reorganization, reclassification, consolidation or merger; and spin-offs, and is limited as necessary to comply with NASDAQ Rule 5635(d).

        In addition to the 657,383 Preferred Exchange Agreement Warrants issued on November 14, 2019, the Preferred Exchange Agreement provides that, within five (5) business days after any issuance from time to time, of additional Common Stock, we shall issue to IEA LLC a number of additional warrants equal to (A) the number of shares of such additional Common Stock multiplied by (B) the Applicable IEA LLC Share Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since November 14, 2019.

        In addition to the 657,383 Preferred Exchange Agreement Warrants issued on November 14, 2019, the Preferred Exchange Agreement also provides that, within five (5) business days after any issuance, from time to time, of warrants pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement, we shall issue to IEA LLC a number of additional warrants equal to (A) the number of shares of such warrants issued pursuant to any of Section 5.6(a), (b) or (c) of the First Equity Commitment Agreement multiplied by (B) the Applicable IEA LLC Share Factor, which additional warrants shall be adjusted pursuant to any Adjustments (as defined in the Warrant Certificate) that have occurred since November 14, 2019.

        For these purposes:

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  "Applicable IEA LLC Share Factor" means the quotient determined by dividing (A) the IEA LLC Pro Rata Coverage Factor by (B) the excess of (x) one over (y) the IEA LLC Pro Rata Coverage Factor.

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  "IEA LLC Pro Rata Coverage Factor" means the product of (A) a fraction, the numerator of which is the Stated Value of the shares of Series A Preferred Stock exchanged pursuant to the Preferred Exchange Agreement, and the denominator of which is 160, and (B) 18%.

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  "Stated Value" means, with respect to a share of Series A Preferred Stock, an amount equal to the sum of (i) $1,000, plus (ii) the amount of accumulated but unpaid dividends compounded and accumulated on such share through and on November 14, 2019.

        Accordingly, we may be required to issue additional warrants in addition to the 657,383 Preferred Exchange Agreement Warrants issued on November 14, 2019. The exact amount of additional warrants that may be issued pursuant to the Preferred Exchange Agreement is unknown and dependent upon future events and circumstances, some of which are outside of our control.

Rights Offering Agreement

        On October 29, 2019, we entered into a Rights Agreement with ASSF IV, ASOF Holdings, IEA LLC, OT POF and Oaktree Power III. The Rights Agreement provides that we will effectuate a rights offering whereby the holders of our outstanding Common Stock (excluding ASSF IV, ASOF Holdings, IEA LLC, OT POF, Oaktree Power III and each of their director designees, our officers and any related party of any of the foregoing) will receive a transferable right, but not the obligation, to purchase shares of Series B-3 Preferred Stock and associated warrants (the "Rights Offering"). The Rights Offering will be subject to a maximum participation of 15,000 shares of Series B-3 Preferred Stock and 515,625 warrants, an individual investment minimum of $50,000 (and a right to participate at the minimum investment subject to pro rata reduction), and maximum of $2.25 million.

        On January 27, 2020, we entered into the First Amendment to Rights Offering Agreement (the "First Amendment"), with ASSF IV, ASOF Holdings, IEA LLC, OT POF and Oaktree Power III. The First Amendment amends the Rights Offering Agreement, dated as of October 29, 2019, to amend certain terms and conditions of the rights offering to be conducted by us as provided in Annex A attached thereto.

Investor Rights Agreement

        On November 14, 2019, in connection with the closing of the transactions under the Third Equity Commitment Agreement, we entered into an Investor Rights Agreement (the "Investor Rights Agreement"), with IEA LLC, ASSF IV, ASOF Holdings and OT POF. The Investor Rights Agreement provides that if we do not redeem all shares of Series B Preferred Stock outstanding within sixty (60) days from their respective mandatory redemption dates, then during the period from the sixtieth (60th) day following their respective mandatory redemption dates until the date upon which all shares of Series B Preferred Stock then outstanding are redeemed in full (the "Exit Right Period"), then (i) the Board, to the fullest extent permitted by applicable law, shall owe a fiduciary duty to all holders of Series B Preferred Stock to the same extent as the holders of Common Stock, (ii) the size of the Board shall be increased such that holders of Series B Preferred Stock, voting as a single class, have the right to designate and appoint (and the corresponding right to remove and fill vacancies) a majority of the members of the Board; provided, however, that for so long as we are subject to the rules of NASDAQ, the holders of the Series B Preferred Stock shall only have such right if, on an as converted basis calculated under the Series B-3 Certificate of Designation, the holders of the Series B Preferred Stock and their affiliates beneficially own greater than 50% of the voting power of the Common Stock and the Series B Preferred Stock voting together as a single class, (iii) the Accumulated Dividend Rate (as defined in the applicable certificate of designation) and the Cash Dividend Rate (as defined in the applicable certificate of designation) shall each be increased to a rate of 25% per annum on the Series B Preferred Stock until redemption in full, and (iv) the holders of a majority of the shares of Series B Preferred Stock shall have the right to cause the us to, in or more transactions, effect a sale (directly or indirectly) of some or all of the assets or equity of us and any of our subsidiaries, and to use the proceeds thereof to redeem in full, or to the fullest extent, the Series B Preferred Stock (a "Redemption Sale"). If the conditions of a Redemption Sale are triggered, we will be required to take all actions necessary or requested to implement and consummate such Redemption Sale, and will be required to use commercially reasonable efforts to cooperate to implement and consummate such Redemption Sale. Under the Investor Rights Agreement, we will covenant to not take, or cause our subsidiaries to take, any actions that could reasonably be expected to delay, impede or prohibit a Redemption Sale. Each party to the Investor Rights Agreement (other than us) will agree, during any Exit Right Period, to vote all securities to ensure the terms of the Investor Rights Agreement are effectuated (including voting in favor of a Redemption Sale), as well as to abide by other restrictions.

Indemnification Letter

        On October 29, 2019, we entered into a letter agreement providing for certain indemnification obligations by us in favor of Oaktree similar to the indemnification obligations of us to ASSF IV and ASOF Holdings under the Third Equity Commitment Agreement (the "Indemnification Letter").

A&R Investor Rights Agreement

        At the closing of the Merger in March 2018 (the "Closing"), we entered into an Investor Rights Agreement with M III Sponsor, on the one hand, and with IEA LLC and Oaktree, in its capacity as the representative of the Selling Stockholders, on the other hand (the "Investor Rights Agreement"). The "Selling Stockholders" (as such term is defined in the Investor Rights Agreement) include Oaktree, any affiliate of Oaktree and any executive officer, director or member of IEA LLC as of immediately prior to Closing (or any affiliate or family member thereof or any trust formed for the benefit of any of the foregoing persons).

        Pursuant to the Investor Rights Agreement, each of IEA LLC and any affiliated transferee thereof has granted to Oaktree a power of attorney to vote such person's Common Stock and to act on such person's behalf under the Investor Rights Agreement.

        The Investor Rights Agreement grants consent rights to Oaktree over certain matters for so long as the Selling Stockholders directly or indirectly beneficially own at least fifty percent (50%) of the Common Stock beneficially owned by the Selling Stockholders as of Closing (the "Seller Higher Condition"). Additionally, Oaktree has the right to nominate two directors to the Board so long as the Seller Higher Condition is met or nominate one director so long as Selling Stockholders directly or indirectly beneficially own at least twenty five percent (25%) of the Common Stock beneficially owned by the Selling Stockholders as of Closing. In the case of an increase in the size of the Board or an increase in their ownership percentage, the Selling Stockholders may nominate additional directors proportional to their ownership.

        The Investor Rights Agreement grants consent rights to M III Sponsor (as successor party) over certain matters for so long as M III Sponsor and the persons listed on Schedule A-2 of the Investor Rights Agreement, directly or indirectly, beneficially own at least fifty percent (50%) of the Common Stock (including Earnout Shares (as defined below)) beneficially owned by such persons as of Closing (the "Sponsor Higher Condition"). Additionally, M III Sponsor has the right to nominate two directors to the Board so long as the Sponsor Higher Condition is met or nominate one director so long as such persons directly or indirectly beneficially own at least twenty five percent (25%) of the Common Stock beneficially owned by such persons as of Closing. In the case of an increase in the size of the Board or an increase in their ownership percentage, M III Sponsor may appoint additional directors proportional to its ownership.

        IEA LLC has agreed under the Registration Rights Agreement (described below) that the shares of Common Stock it received at Closing will not be transferable, assignable or salable by it (in each case, subject to certain agreed exceptions) until the date that is 180 days after Closing (and, to the extent distributed to certain members of management, such shares shall not be transferable until the second anniversary of the Closing).

        On May 20, 2019, in connection with the closing of the transactions under the First Equity Agreement, we entered into an Amended and Restated Investor Rights Agreement ("First A&R Investor Rights Agreement"), with M III Sponsor, IEA LLC and Oaktree Power III. The First A&R Investor Rights Agreement amends and restates the Investor Rights Agreement in order to, among other things, increase the size of our Board to nine (9) directors (as a result of the holders of the Series B-1 Preferred Stock having the right to designate a director to the Board pursuant to the Series B-1 Certificate).

        On August 30, 2019, in connection with the closing of the transactions under the Second Equity Commitment Agreement, we entered into the Second Amended and Restated Investor Rights Agreement ("Second A&R Investor Rights Agreement"), M III Sponsor, IEA LLC and Oaktree Power III. The Second A&R Investor Rights Agreement amends and restates the First A&R Investor Rights Agreement in order to, among other things, increase the size of our Board to ten (10) directors (as a result of the holders of the Series B-2 Preferred Stock having the right to designate a second director to the Board pursuant to the Series B-2 Certificate).

        On January 23, 2020, we entered into a Third A&R Investor Rights Agreement with M III Sponsor, IEA LLC and Oaktree Power III. The Third A&R Investor Rights Agreement amends and restates the Second A&R Investor Rights Agreement, to, among other things:

  •
  reduce the size of the Company's Board of Directors (the "Board") from ten (10) directors to seven (7) directors;

  •
  amend the corporate governance rights of M III Sponsor and Oaktree Power III, so that each of M III Sponsor and Oaktree Power III has the right to designate a sole director to the Board, rather than two directors;

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  specify that the Company will use its reasonable best efforts to reclassify the terms of certain directors; and

  •
  agree that Mohsin Meghji will no longer be considered a designee of M III Sponsor and resign from the Board, and that Ian Schapiro will no longer be considered a designee of Oaktree Power III and resign from the Board.

Waiver Agreement

        In connection with the Third A&R Investor Rights Agreement, we entered into a Waiver Agreement (the "Waiver Agreement") with Ares (on behalf of its affiliated funds, investment vehicles and/or managed accounts), dated January 23, 2020, pursuant to which Ares has agreed to designate only one director to the Board for so long as: (i) the size of the Board is comprised of seven (7) or fewer individuals, (ii) at least three (3) of the directors on the Board qualify as independent directors, (iii) Ares is entitled to appoint a director under each of the certificate of designation for the Series B-1 Preferred Stock and Series B-2 Preferred Stock, (iv) each of the stockholders of the Company (and their affiliates) with specific board designation rights as of the date of the Waiver Agreement (other than Ares and its affiliates) is entitled to appoint no more than one director to the Board, and (v) no other stockholder of the Company (other than the stockholders as of the date of the Waiver Agreement or their affiliates) is entitled to appoint any directors to the Board. If at any time the conditions set forth above are no longer met, the Waiver Agreement automatically terminates.

Registration Rights Agreement

        In connection with the closing of the Merger, IEA LLC, M III Sponsor, Cantor Fitzgerald & Co., Mr. Osbert Hood and Mr. Philip Marber, and their respective transferees were granted certain rights pursuant to the Registration Rights Agreement (as amended, the "Registration Rights Agreement"). Purchasers of warrants from M III under the Subscription and Backstop Agreement (as described below) also have certain benefits under the Registration Rights Agreement to the extent they executed a joinder thereto. Pursuant to the Registration Rights Agreement, we agreed to use reasonable best efforts to file and make effective, a shelf registration statement for the resale of the Common Stock and warrants held by the parties to the Registration Rights Agreement, which was initially filed on April 18, 2018 and declared effective by the SEC on June 26, 2018. Certain of the parties to the Registration Rights Agreement have customary demand registration rights at any time the shelf registration statement referred to in the preceding sentence is not effective, and all of the parties have certain "piggyback" registration rights with respect to registration statements filed subsequent to the Merger.

        On May 20, 2019, in connection with the closing of the transactions under the First Equity Agreement, we entered into the Second Amendment to Amended and Restated Registration Rights Agreement (the "Second RRA Amendment"), with IEA LLC, ASSF IV and OT POF. The First RRA Amendment amends the registration rights agreement, dated as March 28, 2018, as amended (the "Registration Rights Agreement"), to provide any the commitment parties under the First Equity Commitment Agreement not already party thereto with the same shelf registration and "piggyback" registration rights provided to the existing parties under the Registration Rights Agreement with respect to the Common Stock issuable upon exercise of the First ECA Warrants.

        On August 30, 2019, in connection with the closing of the transactions under the Second Equity Commitment Agreement, we entered into the Third Amendment to Amended and Restated Registration Rights Agreement (the "Third RRA Amendment"), with IEA LLC, ASSF IV and ASOF Holdings. The Third RRA Amendment amends Registration Rights Agreement to provide ASSF IV and ASOF Holdings with the same shelf registration and "piggyback" registration rights provided to the existing parties under the Registration Rights Agreement with respect to the Common Stock issuable upon exercise of the Second ECA Warrants.

        On November 14, 2019, in connection with the closing of the transactions under the Third Equity Commitment Agreement, we entered into the Fourth Amendment to Amended and Restated Registration Rights Agreement (the "Fourth RRA Amendment"), with IEA LLC, ASSF IV, ASOF Holdings, and OT POF. The Fourth RRA Amendment amends the Registration Rights Agreement to provide the ASSF IV, ASOF Holdings and OT POF IEA Preferred B Aggregator, L.P. with shelf registration and "piggyback" registration rights with respect to the Common Stock issuable upon (i) exercise of the warrants held by ASSF IV and ASOF Holdings and their permitted transferees and upon conversion of Series B Preferred Stock held by ASSF IV and ASOF Holdings and their permitted transferees and (ii) exercise of the warrants held by OT POF IEA Preferred B Aggregator, L.P. and its permitted transferees and upon conversion of Series B Preferred Stock held by OT POF IEA Preferred B Aggregator, L.P. and its permitted transferees.

Special Committee Process and Recommendation

        As previously disclosed, the Company experienced multiple severe weather events that began late in the third quarter and continued into the fourth quarter of 2018, which impacted the Company's business, including with respect to its financial and liquidity positions and operating cash flows.

        During the early part of 2019, the Company sought additional sources of liquidity. When it became apparent that the potential financing sources were likely to include Oaktree, the Board established a special committee comprised of John M. Eber, Charles H.F. Garner, Mohsin Y. Meghji and Terence Montgomery. The Board determined that the members of the special committee: (a) had the requisite familiarity with the Company, its business, and the industry in which it operates to analyze proposed financing sources, (b) had no interest in or connection to any proposed financing sources different from the interests of the Company's stockholders generally (other than interests that the Board deemed to be not material), (c) met the applicable guidelines for independence under the rules of NASDAQ, and (d) would be unbiased in their review of a proposed transaction. The special committee was charged with, among other things, reviewing and evaluating the transactions and determining whether or not to recommend the transactions to the Board, and considering alternatives to the transactions.

        On May 20, 2019, the Company entered into and completed the transactions contemplated by the First Equity Commitment Agreement and amended and restated the terms of its Series A Preferred Stock. Pursuant to the terms of the First Equity Commitment Agreement, the Company issued and sold 50,000 shares of Series B-1 Preferred Stock and warrants exercisable into 2,545,934 shares of the

Company's Common Stock to ASSF IV and OT POF IEA Preferred B Aggregator, L.P. The Company's entrance into and completion of those transactions had been recommended by the special committee of the Company's Board. At a meeting of the Company's stockholders held on August 14, 2019, the Company's stockholders approved the issuance of warrants under the First Equity Commitment Agreement and the convertibility of the Series A Preferred Stock, as amended.

        Following the First Equity Commitment Agreement, the Company continued to seek additional sources of liquidity. On June 21, 2019, the Board formed a committee of directors comprised of John M. Eber, Charles H.F. Garner, and Mohsin Y. Meghji (the "Special Committee") in connection with a proposed financing transaction (the "Proposed Transaction") that was anticipated to involve, among other persons, Oaktree. The Board determined that the members of the Special Committee: (a) had the requisite familiarity with the Company, its business, and the industry in which it operates to analyze proposed financing sources, (b) had no interest in or connection to any proposed financing sources different from the interests of the Company's stockholders generally (other than interests that the Board deemed to be not material), (c) met the applicable guidelines for independence under the rules of NASDAQ, and (d) would be unbiased in their review of a proposed transaction. The Special Committee was charged with, among other things, reviewing and evaluating the Proposed Transaction and determining whether or not to recommend the Proposed Transaction to the Board, and considering alternatives to the Proposed Transaction. The Special Committee retained Willkie Farr & Gallagher LLP, as its legal counsel, and Perella Weinberg Partners ("Perella") to act as its financial advisor.

        From June 2019 through August 13, 2019, the Special Committee and its advisors participated in the negotiation of the Proposed Transaction with Ares, Oaktree and the Company, met with the Company and its advisors, and received reports from the Company and its advisors regarding the financial condition, business, operations, surety bond capacity and availability, and prospects of the Company. During such period, the Special Committee held over 20 formal Special Committee meetings, and the members separately consulted with the Special Committee's advisors. Based on the foregoing, and other factors that the Special Committee deemed relevant, on August 13, 2019, the Special Committee recommended to the Board that the Company execute, deliver and perform the transactions under the Second Equity Commitment Agreement.

        In connection with the Second Equity Commitment Agreement, the Company entered into a non-binding term sheet (the "Non-Binding Term Sheet") that provided for, among other things:

  •
  the issuance of an additional 110,000 shares of Series B Preferred Stock and 4,600,000 Warrants, and subject to the conditions described below, a possible merger resulting in the Company going private at a price of $5.12 per share to the stockholders not affiliated with Oaktree (the "Merger"), with 60% of the capital for such transactions provided by Ares and the remaining 40% provided by one or more funds, investment vehicles and/or accounts manage or advised by Oaktree Capital Management or another third party (the "Non-Ares Investor"); and

  •
  either the purchase by Ares of all issued and outstanding Series A Preferred Stock at a 10% discount to its liquidation preference and subsequent conversion of the acquired shares to Series B Preferred Stock (without giving effect to the discount), or the purchase by Ares of additional shares of Series B Preferred Stock and redemption by the Company of the issued and outstanding Series A Preferred Stock at a 10% discount to its liquidation preference using the proceeds thereof, each with an additional 1,250,000 warrants issued to Ares (together with the sale of the additional 110,000 shares of Series B Preferred Stock.

        The contemplated potential transactions under the Non-Binding Term Sheet were subject to further due diligence, the negotiation of definitive agreements with Ares, Oaktree and, if applicable, another third party not yet identified, and obtaining required approvals by all parties, including but not limited to a majority vote of the Company's unaffiliated stockholders.

        On August 30, 2019, the transactions contemplated by the Second Equity Commitment Agreement were completed and among other things, the Company issued 50,000 shares of Series B-2 Preferred Stock and the Second ECA Warrants to the Ares Commitment Parties.

        The Special Committee and its advisors participated in the negotiation of the potential transactions contemplated by the Non-Binding Term Sheet with Ares, Oaktree and the Company. The Company, the Special Committee and their respective advisors identified and contacted potential strategic and financial investors regarding their interest in pursuing an acquisition transaction or investing in the Company either as the Non-Ares Investor pursuant to the Non-Binding Term Sheet or on different terms. Potential investors contacted included both those who had been contacted in the Company's sale and investment processes conducted earlier in 2019 and those who had not. On September 17, 2019, the Ares Commitment Parties delivered a notice that the Ares Commitment Parties were ready, willing and able to consummate their portion of the transactions contemplated by the Non-Binding Term Sheet. However, no potential investor was willing to commit to be the Non-Ares Investor contemplated by the Non-Binding Term Sheet and, following further discussions with the relevant parties, the Company announced that it was discussing an alternative transaction to the transactions contemplated in the Non-Binding Term Sheet that would include an additional investment in the Company's preferred stock by Ares, but which did not include the Merger or any other going private transaction.

        The Special Committee and its advisors participated in the negotiation of such alternative transaction with Ares, Oaktree and the Company, met with the Company and its advisors, and received reports from the Company and its advisors regarding the financial condition, business, operations, surety bond capacity and availability, and prospects of the Company. In addition, during the period subsequent to the approval of the Second Equity Commitment Agreement, the Special Committee held approximately 15 formal Special Committee meetings, and the members separately consulted with the Special Committee's advisors. Based on the foregoing, the absence of an alternative transaction, and other factors that the Special Committee deemed relevant, on October 28, 2019, the Special Committee recommended to the Board that, subject to the satisfaction of certain conditions (which the Company determined were satisfied), the Company execute, deliver and perform the following agreements and the transactions expressly contemplated thereby as an entirety: the Third Equity Commitment Agreement, the Series B Certificates, the Preferred Exchange Agreement, the Rights Offering Agreement, the Voting Agreement, the Indemnification Letter and an Expense Reimbursement Letter with M III Sponsor. The Special Committee has not made a recommendation as to how holders of Common Stock should vote on the matters set forth in this Proxy Statement.

Founder Shares Amendment Agreement

        At the Closing, we entered into the Founder Shares Amendment Agreement (the "Founder Shares Amendment Agreement") with M III Sponsor, Messrs. Hood and Marber and IEA LLC with respect to, among other things, the vesting, transfer and forfeiture of (i) 3,750,000 shares of Common Stock owned by M III Sponsor, Cantor and Messrs. Hood and Marber (the "Founder Shares") and (ii) 212,500 shares of Common Stock issued to IEA LLC as of the Closing, together with 50% of any additional shares of Common Stock issued to IEA LLC in the future under the Waiver, Consent and Agreement to Forfeit Founder Shares (described below), to the extent such shares would not otherwise have vested prior to issuance. The shares of Common Stock subject to the Founder Shares Amendment Agreement are referred to as "Earnout Shares."

        The parties to the Founder Shares Amendment Agreement have agreed that half of the Earnout Shares will vest on the first day upon which the closing sale price of the Common Stock on NASDAQ has equaled or exceeded $12.00 per share (as adjusted for stock splits, dividends, reorganizations, recapitalizations and the like) for any 20 trading day period in a 30 consecutive day trading period and the other half will vest on the first day upon which the closing sale price of the Common Stock on NASDAQ has equaled or exceeded $14.00 per share (as adjusted for stock splits, dividends, reorganizations, recapitalizations and the like) for any 20 trading day period in a 30 consecutive day trading period. Prior to vesting, the Earnout Shares may not be transferred other than to certain permitted transferees but such Earnout Shares will continue to be beneficially owned by such persons for all purposes, including voting; provided that any dividends paid on Earnout Shares shall be withheld until such time as such Earnout Shares vest and will be forfeited in the event the Earnout Shares are forfeited. On or prior to the tenth anniversary of the Closing, vesting of such Earnout Shares will accelerate upon specified events, including a change of control or liquidation that results in all of our stockholders having the right to exchange their Common Stock for consideration in cash, securities or other property which equals or exceeds $10.00 per share (as adjusted for stock splits, dividends, reorganizations, recapitalizations and the like). Earnout Shares that have not vested on or prior to the tenth anniversary of Closing will be forfeited.

        On June 6, 2018, we entered into the Amended and Restated Founder Shares Amendment Agreement (the "FS Amendment"), with M III Sponsor, IEA LLC and Messrs. Hood and Marber, which amends and restates the Founder Shares Amendment Agreement. The FS Amendment was entered into by the parties thereto to increase the number of shares of Common Stock held by IEA LLC subject to the vesting and forfeiture restrictions so that the percentage of the 425,000 shares issued to IEA LLC under the Waiver, Consent and Agreement to Forfeit Founder Shares, or issuable in the future under such agreement that are subject to vesting and forfeiture are proportional to the number of Founder Shares held by M III Sponsor that are subject to vesting and forfeiture, after giving effect to forfeitures of Founder Shares by such entities in connection with the Closing.

Waiver, Consent and Agreement to Forfeit Founder Shares

        On March 20, 2018, M III, IEA LLC, IEA, Oaktree, the Merger Subs and M III Sponsor entered into a Waiver, Consent and Agreement to Forfeit Founder Shares (the "Waiver"), pursuant to which, among other things, IEA LLC and IEA agreed to waive the condition to Closing set forth in Section 9.14 of the Merger Agreement and the termination right set forth in Section 10.1(g)(ii) of the Merger Agreement, subject to certain exceptions. IEA LLC and IEA also consented to the commitment agreements between M III and certain of its advisors pursuant to which each such advisor committed to purchase shares of Common Stock from stockholders that have validly delivered such Common Stock for redemption against M III's trust account, who have agreed to rescind their withdrawal requests or, to the extent not so purchased, the issuance by M III of Common Stock (the "Advisor Commitment Agreements"). In connection therewith, IEA LLC and IEA agreed that: (a) all shares of Common Stock issued to or acquired by the advisors party to the Advisor Commitment Agreements shall be "Registrable Securities" for all purposes of the Registration Rights Agreement, (b) the number of shares of Common Stock referenced as outstanding on the date of the Investor Rights Agreement in the definition of the Sponsor Higher Condition and the Sponsor Minimum Condition in the Investor Rights Agreement shall be reduced by the number of Founder Shares forfeited in accordance with the terms of the Waiver; and (c) the number of "Founder Shares" and "Earnout Shares" set forth opposite the name of M III Sponsor on Exhibit A to the Founder Shares Amendment Agreement shall be reduced by the number of Founder Shares and "Earnout Shares", respectively, that the Sponsors have forfeited pursuant to the Waiver.

        M III agreed to waive the condition to Closing set forth in Section 8.11 of the Merger Agreement, subject to certain conditions and the M III Sponsor agreed to forfeit at Closing to M III an aggregate of 425,000 Founder Shares, of which 106,250 Founder Shares were comprised of "Earnout Shares" described in Section 1(a) of the Founder Shares Amendment Agreement ("$12 Earnout Shares") and 106,250 Founder Shares were comprised of the "Earnout Shares" described in Section 1(b) of the Founder Shares Amendment Agreement ("$14 Earnout Shares"). M III agreed to issue to IEA LLC at Closing 425,000 shares of Common Stock, of which (i) 106,250 shares were subject to the same vesting terms applicable to the $12 Earnout Shares and (ii) 106,250 shares of Common Stock were subject to the same vesting and forfeiture terms applicable to the $14 Earnout Shares. The number of shares constituting $12 Earnout Shares and $14 Earnout Shares may be changed by mutual agreement of the parties.

        The parties agreed that an additional 525,000 Founder Shares held by M III Sponsor in the aggregate (twenty-five percent (25%) of which are comprised of $12 Earnout Shares and twenty-five percent (25%) of which are comprised of $14 Earnout Shares) (collectively, the "Transfer Restricted Shares") shall be subject to certain transfer restrictions. Upon the determination of Final 2018 EBITDA (as defined therein) and the determination of the number of shares of Common Stock issuable to IEA LLC pursuant to Section 3.6(f) of the Merger Agreement, such number of Transfer Restricted Shares (twenty-five percent (25%) of which shall be comprised of $12 Earnout Shares and twenty-five percent (25%) of which shall be comprised of $14 Earnout Shares) shall be released from such transfer restrictions that is equal to (x) 525,000 multiplied by (y) the quotient of the aggregate number of Earnout Shares issued to IEA LLC pursuant to Section 3.6(f) of the Merger Agreement divided by 9,000,000; provided that any $12 Earnout Shares or $14 Earnout Shares that would otherwise have vested in accordance with the terms of the Founder Shares Amendment Agreement shall be deemed vested upon release from such transfer restrictions. Upon the determination of Final 2019 EBITDA (as defined therein) and the determination of the number of shares of Common Stock issuable to pursuant to Section 3.6(g) of the Merger Agreement, such number of Transfer Restricted Shares (twenty-five percent (25%) of which shall be comprised of $12 Earnout Shares and twenty-five percent (25%) of which shall be comprised of $14 Earnout Shares) shall be released from such transfer restrictions, in an aggregate amount that, together with the Founder Shares released pursuant to foregoing sentence, is equal to (x) 525,000 multiplied by (y) the quotient of the aggregate number of Earnout Shares issued to IEA LLC pursuant to Section 3.6(g) of the Merger Agreement divided by 9,000,000; provided that any $12 Earnout Shares or $14 Earnout Shares that would otherwise have vested in accordance with the terms of the Founder Shares Amendment Agreement shall be deemed vested upon release from such transfer restrictions. Following the determination of Final 2019 EBITDA, any Transfer Restricted Shares that have not been released in accordance with foregoing sentences shall be automatically forfeited without any action by any party hereto or any other person, and we shall cancel such Transfer Restricted Shares for no consideration. We shall issue to IEA LLC a number of shares of Common Stock equal to the number of Transfer Restricted Shares so cancelled. Twenty-five percent (25%) of such Common Stock shall be comprised of $12 Earnout Shares and twenty-five percent (25%) of such Common Stock shall be comprised of $14 Earnout Shares; provided that to the extent any of the Transfer Restricted Shares would otherwise have vested in accordance with the terms of the Founder Share Amendment Agreement the $12 Earnout Shares and $14 Earnout Shares that would otherwise have been issued to IEA LLC shall be deemed vested upon issuance to IEA LLC. The percentage of shares constituting $12 Earnout Shares and $14 Earnout Shares may be changed by mutual agreement of the parties.

Subscription and Backstop Agreement

        On March 7, 2018, M III entered into a Subscription and Backstop Agreement, with the Sponsors and various subscribers (the "Subscribers") identified therein (the "Subscription and Backstop Agreement"), whereby such Subscribers committed to purchase, in aggregate, 1,200,000 shares (the "Backstop Shares") of Common Stock. To the extent a Subscriber purchased a number of Backstop Shares less than the number of shares of Common Stock such Subscriber agreed to purchase in the Subscription and Backstop Agreement, such Subscriber agreed that such Subscriber would, in connection with the Closing, purchase from M III a number of newly-issued shares of Common Stock equal to the number of Backstop Shares not so purchased at a price per share equal to the per share redemption price. In consideration for such purchases, M III agreed to issue to the Subscribers for no additional consideration 1,500,000 warrants in the aggregate, each of which would be exercisable for one-half share of Common Stock (the "Subscriber Warrants").

        Pursuant to the Subscription and Backstop Agreement, each of the Subscribers agreed to, and agreed to cause each of its affiliates to, (i) vote all the shares of Common Stock, if any, that it or they owned on the record date for the Special Meeting of M III shareholders to approve the Merger (the "Special Meeting") in favor of (x) the Merger, pursuant to the proxy statement filed with the SEC on February 9, 2018 and (y) each of the other proposals of M III set forth in such proxy statement, and (ii) not exercise its or their redemption rights in any Common Stock in connection with the Special Meeting or the Merger.

Private Placement Units

        M III Sponsor, M III Sponsor I LP and Cantor Fitzgerald & Co. purchased from the Company an aggregate of 460,000 private placement units at a price of $10.00 per unit (a purchase price of $4,600,000) in a private placement that occurred simultaneous to the closing of our IPO on July 12, 2016. Each private placement unit entitles the holder to one share of Common Stock and one Private Placement Warrant to purchase one-half of one share of Common Stock at $5.75 per half share. A portion of the purchase price of the private placement units was added to the proceeds from the IPO.

Related Party Loans

        M III Sponsor had agreed to loan the Company an aggregate of $250,000 against the issuance of an unsecured promissory note (the "Promissory Note") to cover expenses related to the Company's IPO. This loan was non-interest bearing and payable on the earlier of July 31, 2016 or the completion of the IPO. As of the date of this registration statement, all amounts owed under the Promissory Note had been repaid. In addition to the Promissory Note, M III Sponsor advanced the Company an additional $2,766 to cover expenses related to the IPO, which was also repaid upon consummation of the IPO on July 12, 2016.

IEA Related Party Transactions

        On November 1, 2015, IEA Renewable Energy, Inc., a subsidiary of IEA, entered into a Construction Services Agreement with Shermco (the "Shermco Master Agreement"), which is a master agreement under which IEA and Shermco may enter into additional Work Authorizations from time to time for specific projects. In fiscal 2018 and 2017, IEA paid Shermco approximately $70,000 and $310,000, respectively, for the investigation of electrical cable splices installments and related services that were performed pursuant to purchase orders under the Shermco Master Agreement, which was negotiated on an arms-length basis.

        Sterling Lumber Company ("Sterling"), a portfolio company of Oaktree, is a supplier of ground protection mats. IEA has contracted with Sterling, on an arm's-length basis, from time to time to provide such mats since 2011, prior to Sterling's acquisition by Oaktree in November 2016. During fiscal 2018, IEA paid Sterling approximately $3,534,636 pursuant to purchase orders. During fiscal 2017, IEA paid Sterling approximately $1,052,874 pursuant to purchase orders. During fiscal 2016, IEA paid sterling $547,315.27 pursuant to purchase orders entered into prior to Sterling's acquisition by Oaktree in November 2016. During the period of November 2016 to December 31, 2016, IEA made no payments to Sterling.

        World Wind Services, LLC, a portfolio company of Oaktree Capital Management, L.P. ("World Wind"), is a contractor whose services include construction, quality control, and operations and maintenance services in the wind and solar construction industry. On August 6, 2014, IEA Renewable Energy, Inc. entered into a Construction Services Agreement with World Wind (the "World Wind Master Agreement"), which was negotiated on an arms-length basis. The World Wind Master Agreement is a master agreement under which IEA and World Wind may enter into work authorizations from time to time for specific projects. IEA made payments to World Wind in fiscal 2018, 2017, and 2016 of $1,979,716, $782,318, and $416,121.01, respectively.

        On October 20, 2017, White Construction entered into a Lease Agreement (the "Clinton Lease Agreement") with Clinton RE Holdings (Delaware), LLC, which was negotiated on an arms-length basis, pursuant to which White Construction leases certain real property in Clinton, Indiana from Clinton RE Holdings (Delaware), LLC. The lease payments under the Clinton Lease Agreement, which are paid in monthly installments, was approximately $613,530 for the year ended December 31, 2018 and $0.1 million for the year ended December 31, 2017. The Clinton Lease Agreement has an initial term of 20 years, which can be extended at the option of White Construction for two consecutive periods of five years pursuant to the terms of the Clinton Lease Agreement.

        Mr. Glanvill, a member of the Board, provided services beginning in April of 2015 and ending in February of 2018 as a senior advisor and consultant to IEA's board of directors and the Board post-combination. IEA made payments to Mr. Glanvill of $396,534 during fiscal 2018, $741,667 during fiscal 2017 and $700,000 during fiscal 2016. There are no remaining obligations under this arrangement and this arrangement is no longer in effect.

        On February 13, 2019, Mr. Glanvill entered into Letter Agreement with the Company and was appointed Vice Chairman of the Board through December 31, 2019. As Vice Chairman of the Board, Mr. Glanvill acts as the primary director liaison between the Board and management, and provides guidance to management (which guidance excludes any policy making function). In addition to his standard retainer as a director, Mr. Glanvill received $450,000 director fees annually for serving as Vice Chairman of the Board during the year ended December 31, 2019.

        In addition to the above, each of Oaktree and IEA LLC from time to time, in the ordinary course of business, provide credit support for IEA in the form of letters of credit or guarantees of obligations of IEA. In connection with such debt raising activities, IEA made payments to Oaktree and Oaktree Power Opportunities Fund III (Parallel), L.P. in 2018 of $231,000, and approximately $1,535,000 and $2,300,000 in fiscal 2017 and 2016, respectively. These guarantees have terminated and the payments did not continue following the Merger.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Unless otherwise indicated, the following table contains information about the beneficial ownership of our Common Stock as of January 27, 2020:

  •
  each person, or group of persons, who beneficially owns more than 5% of our Common Stock;

  •
  each director and Named Executive Officer; and

  •
  all current directors and current executive officers as a group.

        Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to our Common Stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares of Common Stock beneficially owned by a person or group and the percentage ownership of that person or group, shares of Common Stock subject to restrictions, options or warrants held by that person that are currently exercisable or exercisable within 60 days of January 27, 2020 are deemed outstanding. Such shares of Common Stock, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares of Common Stock set forth opposite such shareholder's name.

        Unless otherwise indicated, our calculation of the percentage of beneficial ownership is based on 22,258,999 shares of Common Stock outstanding on January 27, 2020.

        Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o Infrastructure and Energy Alternatives, Inc., 6325 Digital Way, Suite 460, Indianapolis, Indiana 46278.

Name	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
5% Shareholders:
Oaktree Capital Group, LLC and its affiliates(1)	18,242,409	60.5%
Ares Special Situations Fund IV, L.P.(2)	3,092,794.38	12.2%
ASOF Holdings I, L.P.(2)	2,903,515.63	11.5%
Mohsin Y. Meghji(3)	2,018,322	8.8%
Glazer Capital, LLC(4)	1,548,987	7.0%
Royce & Associates LP(5)	1,237,600	5.5%
Directors and Named Executive Officers:(6)
Terence R. Montgomery	31,344	*
John Eber	4,535	*
Charles Garner	133,883	*
Derek Glanvill	12,210	*
Peter Jonna	0	*
JP Roehm	33,675	*
Andrew Layman	34,594	*
Gil Melman	6,510	*
Directors and current executive officers as a group (12 persons):(6)	283,384	1.3%

*
Represents beneficial ownership of less than one percent (1%).

(1)
Based solely on a Schedule 13D/A filed with the SEC on January 28, 2020 by (i) Infrastructure and Energy Alternatives, LLC, a Delaware limited liability company ("IEA LLC"); (ii) OT POF IEA Preferred B Aggregator, L.P., a Delaware limited partnership ("Aggregator LP"); (iii) OT POF IEA Preferred B Aggregator GP, LLC, a Delaware limited liability company ("Aggregator GP"); (iv) Oaktree Power Opportunities Fund III Delaware, L.P., a Delaware limited partnership ("Oaktree"); (v) Oaktree Fund GP, LLC, a Delaware limited liability company ("GP"); (vi) Oaktree Fund GP I, L.P., a Delaware limited partnership ("GP I"); (vii) Oaktree Capital I, L.P., a Delaware limited partnership ("Capital I"); (viii) OCM Holdings I, LLC, a Delaware limited liability company ("Holdings I"); (ix) Oaktree Holdings, LLC, a Delaware limited liability company ("Holdings LLC"); (x) Oaktree Capital Group, LLC, a Delaware limited liability company ("OCG"); (xi) Oaktree Capital Management, L.P. ("OCM"); and (xii) OCM FIE, LLC ("FIE") (collectively, the "Oaktree Reporting Entities"). The report states that (i) IEA LLC has sole voting power and sole dispositive power over 17,177,131 shares of our common stock (which includes (a) the 10,313,500 shares of our Common Stock directly held by IEA LLC, (b) the 6,206,248 shares of Common Stock issuable upon conversion of the Series A Preferred Stock directly held by IEA LLC assuming a conversion date of January 24, 2020 and (c) the 657,383 shares of Common Stock issuable upon exercise of the Warrants directly held by IEA LLC); (ii) Aggregator LP and Aggregator GP each have sole voting power and sole dispositive power over 1,018,374 shares of Common Stock (which includes the 1,018,374 shares of Common Stock issuable upon exercise of the Warrants held by Aggregator LP); (iii) Oaktree, GP, GP I, Capital I, Holdings I and Holdings LLC each have sole voting power and sole dispositive power over 18,195,505 shares of our common stock (which includes (a) the 10,313,500 shares of Common Stock directly held by IEA LLC, (b) the 1,018,374 shares of Common Stock issuable upon exercise of the Warrants directly held by Aggregator LP, (c) the 657,383 shares of Common Stock issuable upon exercise of the Warrants directly held by IEA LLC and (d) the 6,206,248 shares of Common Stock issuable upon conversion of the Series A Preferred Stock directly held by IEA LLC assuming a conversion date of January 24, 2020), (iv) OCG has sole voting power and sole dispositive power over 18,242,409 shares of our Common Stock (which includes (a) the 10,313,500 shares of Common Stock directly held by IEA LLC, (b) the 1,018,374 shares of Common Stock issuable upon exercise of the Warrants directly held by Aggregator LP, (c) the 657,383 shares of Common Stock issuable upon exercise of the Warrants directly held by IEA LLC, (d) the 6,206,248 shares of Common Stock issuable upon conversion of the Series A Preferred Stock directly held by IEA LLC assuming a conversion date of January 24, 2020, (e) the 26,478 restricted stock units granted to Mr. Schapiro, of which 10,684 restricted stock units have vested and the remaining will vest on March 26, 2020 and (f) the 20,426 restricted stock units granted to Mr. Jonna, of which 8,242 restricted stock units have vested and the remaining will vest on March 26, 2020); and (v) OCM and FIE each have sole voting power and sole dispositive power over 46,904 shares of our Common Stock (which includes (a) the 26,478 restricted stock units granted to Mr. Schapiro, of which 10,684 restricted stock units have vested and the remaining will vest on March 26, 2020 and (b) the 20,426 restricted stock units granted to Mr. Jonna, of which 8,242 restricted stock units have vested and the remaining will vest on March 26, 2020). The aggregate percentage of shares of Common Stock reported as owned by each of Aggregator LP and Aggregator GP is based on (i) the 22,252,489 shares of Common Stock outstanding as of November 29, 2019 and (ii) the 1,018,374 shares of Common Stock issuable upon exercise of the Warrants directly held by Aggregator LP. The aggregate percentage of shares of Common Stock reported as owned by IEA LLC is based on (i) the 22,252,489 shares of Common Stock outstanding as of January 24, 2020, (ii) the 6,206,248 shares of Common Stock issuable upon conversion of the Series A Preferred Stock directly held by IEA LLC assuming a conversion date of January 24, 2020 and (iii) the 657,383 shares of Common Stock issuable upon exercise of the Warrants directly held by IEA LLC. The aggregate percentage of shares of Common Stock reported as owned by each of Oaktree, GP, GP I, Capital I, Holdings I, Holdings LLC and OCG is based on (i) the 22,252,489 shares of Common Stock outstanding as of November 29, 2019, (ii) the 1,018,374 shares of Common Stock issuable upon exercise of the Warrants directly held by Aggregator LP, (iii) the 657,383 shares of Common Stock issuable upon exercise of the Warrants directly held by IEA LLC and (iv) the 6,206,248 shares of Common Stock issuable upon conversion of the Series A Preferred Stock directly held by IEA LLC assuming a conversion date of January 24, 2020. Each of the Oaktree Reporting Entities (other than IEA LLC, Aggregator LP and FIE), Mr. Schapiro and Mr. Jonna disclaims beneficial ownership of shares of our Common Stock and shares of our Common Stock issuable upon the exercise of the Series A Preferred Stock and the warrants not held directly by him or it. The business address of each Oaktree Reporting Entity is 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.

(2)
Based solely on a Schedule 13D/A filed with the SEC on January 27, 2020 by (i) Ares Special Situations Fund IV, L.P. ("ASSF IV"); (ii) ASSF Operating Manager IV, L.P. ("ASSF Operating Manager IV"); (iii) ASOF Holdings I, L.P. ("ASOF Holdings"); (iv) ASOF Investment Management LLC ("ASOF Investment Management"); (v) Ares Management LLC; (vi) Ares Management Holdings L.P. ("Ares Management Holdings"); (vii) Ares Holdco LLC ("Ares Holdco"); (viii) Ares Holdings Inc. ("Ares Holdings"); (ix) Ares Management Corporation ("Ares Management"); (x) Ares Voting LLC ("Ares Voting"); (xi) Ares Management GP LLC ("Ares Management GP"); and (xii) Ares Partners Holdco LLC ("Ares Partners") (collectively, the "Ares Reporting Persons"). The Ares Reporting Persons may be deemed to have indirect beneficial ownership of the shares of our Common Stock issuable upon exercise of the warrants owned directly by ASSF IV and/or ASOF Holdings as a result of the following relationships: The manager of ASSF IV is ASSF Operating Manager IV, and the general partner of ASSF Operating Manager IV is Ares Management LLC. The manager of ASOF Holdings is ASOF Investment Management, and the sole member of ASOF Investment Management is Ares Management LLC. The sole member of Ares Management LLC is Ares Management Holdings and the general partner of Ares Management Holdings is Ares Holdco. The sole member of Ares Holdco is Ares Holdings. The sole stockholder of Ares Holdings is Ares Management. Ares Management GP is the sole holder of the Class B common stock, $0.01 par value per share, of Ares Management (the "Class B Common Stock") and Ares Voting is the sole holder of the Class C common stock, $0.01 par value per share, of Ares Management (the "Class C Common Stock"). Pursuant to Ares Management's Certificate of Incorporation in effect as of the date of such Schedule 13D/A, the holders of the Class B Common Stock and the Class C Common Stock, collectively, will generally have the majority of the votes on any matter submitted to the stockholders of Ares Management if certain conditions are met. The sole member of both Ares Management GP and Ares Voting is Ares Partners. Ares Partners is managed by a board of managers, which is composed of Michael J Arougheti, Ryan Berry, R. Kipp deVeer, David B. Kaplan, Michael R. McFerran, Antony P. Ressler and Bennett Rosenthal (collectively, the "Board Members"). Mr. Ressler generally has veto authority over Board Members' decisions. The report states that ASSF IV directly holds warrants that are exercisable for 3,092,794.38 shares of our Common Stock and ASOF Holdings directly holds warrants that are exercisable for 2,903,515.63 shares of our Common Stock. The aggregate percentage of shares of Common Stock reported as beneficially owned by the Ares Reporting Entities is based on (i) the 22,252,489 shares of Common Stock outstanding as of November 19, 2019 and (ii) 5,996,310 shares of Common Stock issuable upon exercise of the warrants held by ASSF IV and ASOF Holdings. Each of the Ares Reporting Persons, other than ASSF IV and ASOF Holdings with respect to Common Stock issuable upon exercise of the warrants held directly by them, and the individual members of Ares Partners (collectively, the "Ares Entities") and the other directors, officers, partners, stockholders, members and managers of the Reporting Persons disclaims beneficial ownership of the shares of our Common Stock issuable upon the exercise of the warrants not held directly by it. The business address of the Ares Entities is c/o Ares Management LLC, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

(3)
Based solely on a Schedule 13D/A filed with the SEC on November 4, 2019 by: (i) M III Sponsor I LLC ("M III Sponsor"); (ii) M III Acquisition Partners I LLC ("M III Partners"); (iii) Mohsin Meghji 2016 Gift Trust (the "Trust"); and Mohsin Y. Meghji. Mohsin Y. Meghji is the managing member of M III Partners, the sole managing member of M III Sponsor. Mr. Meghji's spouse is the trustee of the Trust. Consequently, Mr. Mohsin may be deemed the beneficial owner of the Common Stock held by M III Sponsor and the Trust. M III Sponsor and M III Partners have shared voting and dispositive power with respect to 484,464 shares of our Common Stock. The Trust has shared voting and dispositive power with respect to 305,376 shares of our Common Stock. Mr. Meghji has sole voting and dispositive power with respect to 1,228,482 shares of our Common Stock and shared voting and dispositive power with respect to 789,840 shares of our Common Stock. Includes 769,077 shares of Common Stock in which Mr. Meghji has the right to acquire upon exercise of 1,538,154 warrants to purchase shares of Common Stock. The business address of M III Sponsor, M III Partners the Trust and Mr. Meghji is c/o M-III Partners, LP, 130 West 42nd Street, 17th Floor, New York, New York 10036.

(4)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2018 by Glazer Capital, LLC and Paul J. Glazer. The report states that Paul J. Glazer is the managing member of Glazer Capital, LLC and that Paul J. Glazer and Glazer Capital, LLC have the shared voting and dispositive power with respect to 1,548,987 shares of our Common Stock. The business address for Glazer Capital, LLC is 250 W 55th Street, Suite 30A, New York, New York 10019.

(5)
Based solely on a schedule 13G filed with the SEC on January 23, 2020. Mr. Daniel O'Byrne is the Vice President of Royce & Associates, LP and has full authority to manage the investments of Royce & Associates, LP. The report states that Royce & Associates, LP has sole voting power and sole dispositive power over 1,237,600 shares of our Common Stock. The business address of Royce & Associates, LP, 7454 Fifth Avenue, New York, NY 10151.

(6)
These numbers do not include options that are not currently exercisable or exercisable within 60 days, shares of restricted stock units ("RSUs") and performance share units ("PSUs") as set forth below:

(a)
14,892 RSUs held by Mr. Montgomery;

(b)
12,635 RSUs held by Mr. Eber;

(c)
18,051 RSUs held by Mr. Glanvill;

(d)
12,184 RSUs held by Mr. Jonna;

(e)
23,006 options, 210,070 RSUs and 188,571 PSUs held by Mr. Roehm;

(f)
13,114 options, 122,426 RSUs and 111,429 PSUs held by Mr. Layman;

(g)
8,121 options, 74,810 RSUs and 67,500 PSUs held by Mr. Hanson;

(h)
4,353 options, 43,978 RSUs and 42,000 PSUs held by Bharat Shah, our Chief Accounting Officer;

(i)
7,275 options, 68,492 RSUs and 62,679 PSUs held by Brian Hummer, our Senior Vice President, Operations;

(j)
84,286 RSUs held by Gil Melman, our Vice President, Corporate Secretary, General Counsel and Chief Compliance Officer; and

(k)
111,161 RSUs held by Michael Stoecker, our Chief Operating Officer.

 MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information and Holders

        Our Common Stock is listed on the NASDAQ Capital Market under the symbol "IEA." As of January 27, 2020, there were 32 holders of record of our Common Stock. Our warrants, other than the ECA Warrants (as defined in "Description of Securities") and the Warrants to be issued in this Rights Offering, are listed on the NASDAQ Capital Market under the symbol IEAWW. As of January 27, 2020, there were 15 holders of record of our warrants. These numbers exclude stockholders and warrantholders for whom shares are held in "nominee" or "street name."

Dividend Policy

        The terms of our Third A&R Credit Agreement, as well as the terms of our Series A Preferred Stock and Series B Preferred Stock include limitations on the payment of cash dividends on our Common Stock. We have not paid any cash dividends on our Common Stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future.

 THE RIGHTS OFFERING

The Subscription Rights

        We are distributing to holders of our Common Stock, other than Excluded Stockholders, at no charge, transferable Subscription Rights to purchase Units. The Subscription Rights will be transferable in minimum denominations of 50. Each Unit consists of one share of Series B-3 Preferred Stock and 34.375 Warrants (subject to rounding at settlement). Each share of Series B-3 Preferred Stock has the terms and conditions further described herein. Each Warrant will be exercisable for one share of our Common Stock at a price of $0.0001 per share from the date of issuance. You will receive one Subscription Right for every share of Common Stock that you owned as of 5:00 p.m., Eastern Time, on January 27, 2020, the Record Date. Each Subscription Right entitles the record holder to a Basic Subscription Right, the Minimum Subscription Privilege and an Over-Subscription Privilege. The Subscription Rights will expire at 5:00 p.m., Eastern Time, on March 2, 2020, subject to our right to extend (but not beyond March 13, 2020) or earlier terminate the Rights Offering as described elsewhere in this prospectus. The Series B-3 Preferred Stock and the Warrants comprising the Units will be issued separately at settlement of the Rights Offering but may only be purchased as a Unit.

Basic Subscription Rights

        For every share of Common Stock you owned as of the Record Date, you will receive one Basic Subscription Right, which gives you the opportunity to purchase one Unit, each Unit consisting of one share of Series B-3 Preferred Stock and 34.375 Warrants (subject to rounding at settlement), at a price of $1,000.00 per Unit. For example, if you owned 100 shares of Common Stock as of the Record Date, you will receive Subscription Rights for 100 Units and will have the right to purchase 100 shares of our Series B-3 Preferred Stock and 3,437.5 Warrants (subject to rounding at settlement) to purchase shares of our Common Stock for $1,000.00 per Unit (or a total payment of $100,000). Subject to the Minimum Subscription Requirement, you may exercise all or a portion of your Basic Subscription Rights or you may choose not to exercise any Basic Subscription Rights at all.

        If you are a record holder of our Common Stock, the number of Units you may purchase pursuant to your Basic Subscription Rights is indicated on the enclosed Rights Certificate. If you hold your shares of Common Stock in the name of a broker, dealer, bank or other nominee who uses the services of the DTC, you will not receive a Rights Certificate. Instead, DTC will issue one Subscription Right to your nominee record holder for each share of our Common Stock that you beneficially own as of the Record Date. If you are not contacted by your nominee, you should contact your nominee as soon as possible.

Minimum Subscription Privilege

        The Rights Offering has a Minimum Subscription Requirement per subscriber of $50,000.00. To the extent that you own less than 50 shares of Common Stock on the Record Date and are not an Excluded Stockholder, you would otherwise be distributed Subscription Rights that would not allow you to subscribe at the Minimum Subscription Requirement.

        In order to permit such stockholders to participate in the Rights Offering, each Subscription Right will contain a Minimum Subscription Privilege, which will permit each holder of Common Stock as of the Record Date to purchase $50,000.00 of Units, subject to proration and the limitations described elsewhere in this prospectus. To the extent you are a holder who is initially distributed Subscription Rights for less than the Minimum Subscription Requirement and you wish to participate in the Rights Offering, you must exercise your Minimum Subscription Privilege in order to participate in the Rights Offering. To properly exercise your Minimum Subscription Privilege, you must deliver the subscription payment related to your Minimum Subscription Privilege before the Rights Offering expires. If you do not exercise your Minimum Subscription Privilege and your Basic Right is for less than $50,000.00 of Units, you will be treated as not participating in the Rights Offering.

Over-Subscription Privilege

        If you exercise your Minimum Subscription Privilege or your Basic Subscription Rights in full, you may also choose to exercise your Over-Subscription Privilege to purchase a portion of any Units that are not purchased by other holders of Common Stock and remain available under the Rights Offering, subject to the Maximum Subscription Limitation. You should indicate on your Rights Certificate, or the form provided by your nominee if your shares are held in the name of a nominee, how many additional Units you would like to purchase pursuant to your Over-Subscription Privilege (your "Over-Subscription Request"). If you do not exercise your Minimum Subscription Privilege or Basic Subscription Rights in full, you will not be entitled to exercise your Over-Subscription Privilege.

        To properly exercise your Over-Subscription Privilege, you must deliver the subscription payment related to your Over-Subscription Privilege before the Rights Offering expires. Because we will not know the total number of unsubscribed Units before the expiration of the Rights Offering, if you wish to maximize the number of Units you purchase pursuant to your Over-Subscription Privilege, you will need to deliver payment in an amount equal to the aggregate Subscription Price for the maximum number of Units you would like to purchase. To the extent you properly exercise your Over-Subscription Privilege for an amount of Units that exceeds the number of unsubscribed Units available to you, any excess subscription payments will be returned to you as soon as practicable after the Rights Offering has expired and all pro rating allocations have been made, without interest or deduction.

        Subject to stock ownership limitations, if sufficient Units are available, we will seek to honor your Over-Subscription Request in full.

Excluded Stockholders

        ASSF IV, ASOF Holdings, IEA LLC, OT POF and Oaktree Power III are excluded from participating in the Rights Offering. Additionally, each of the director designees of the foregoing are excluded from participating in the Rights Offering. As of the date of this prospectus, the only director designees of the foregoing are:

  •
  Peter Jonna, a director designee of Oaktree Power III.

        Additionally, our executive officers are excluded from participating in the Rights Offering. As of the date of this prospectus, our executive officers are:

  •
  J.P. Roehm, our President and Chief Executive Officer;

  •
  Andrew D. Layman, our Chief Financial Officer;

  •
  Chris Hanson, our Executive Vice President of Wind Operations;

  •
  Bharat Shah, our Chief Accounting Officer;

  •
  Brian Hummer, our Senior Vice President, Operations;

  •
  Michael Stoecker, our Chief Operating Officer; and

  •
  Gil Melman, our Vice President, Corporate Secretary, General Counsel and Chief Compliance Officer.

        Additionally, any "Related Party" of the foregoing is excluded from participating in the Rights Offering. A "Related Party," for purposes of the Rights Offering, means, with respect to any Person, (a) any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager or stockholder of such Person and (b) any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager or stockholder of any of the foregoing.

  •
  A "Person" means an individual, firm, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, association, trust, Governmental Entity or other entity or organization.

  •
  An "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, Controls or is Controlled by or is under common Control with such Person. "Affiliated" has a correlative meaning.

  •
  "Control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or agency or otherwise. "Controlled" has a correlative meaning.

  •
  A "Governmental Entity" means any applicable nation, state, county, city, town, village, district or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), stock exchange, multi-national organization or body, or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or Taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

        As of the date of this prospectus, we do not believe there are any Related Parties that will hold Common Stock as of the Record Date.

Shareholder Approval

        As a result of being listed for trading on the NASDAQ, issuances of our Common Stock are subject to the NASDAQ Stock Market Rules, including NASDAQ Marketplace Rule 5635(d) ("NASDAQ Rule 5635(d)"). NASDAQ Rule 5635(d) requires shareholder approval in connection with a transaction, other than a public offering, that: (1) involves the sale, issuance, or potential issuance by us of Common Stock (or securities convertible into or exercisable for Common Stock) which alone or together with sales by officers, directors or substantial shareholders of us, equals 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance, and (2) is at a price that is the lower of: (i) the closing price immediately preceding the signing of the binding agreement; or (ii) the average closing price of the Common Stock for the five trading days immediately preceding the signing of the binding agreement.

        This Rights Offering may not fall within the definition of "public offering" for purposes of NASDAQ because it excludes the Excluded Holders and involves a Backstop Commitment. Additionally, the Third Equity Commitment Agreement affirmatively provides that the approval of our stockholders is required pursuant to NASDAQ Rule 5635(d) for the issuance of Warrants in the Rights Offering and that:

  •
  we agreed (A) to use our best efforts to obtain such approval as soon as reasonably practicable following November 14, 2019 and take all actions that are necessary to obtain the approval until such time as the approval is obtained and (B) that as soon as practicable following the closing date, hold a special meeting, which includes the approval as a matter to be voted on by our stockholders at such meeting. Without limiting the generality of the foregoing, promptly following the closing, and in any event no more than thirty (30) days subsequent to the closing, we shall prepare and file with the SEC a preliminary proxy statement relating to the approval required by NASDAQ Rule 5635(d), in form and substance required by the Exchange Act and the rules of the SEC; and

  •
  until the approval is obtained, in no event shall we issue warrants to purchase Common Stock pursuant to the Third Equity Commitment Agreement or any other contract that are exercisable into a number of shares of Common Stock exceeding the amount that we can, without shareholder approval, issue in compliance with NASDAQ Rule 5635(d).

        Accordingly, we sought shareholder approval to conduct the Rights Offering. On December 9, 2019, we filed a proxy statement with the SEC relating to the Special Meeting that, among other things, sought shareholder approval of this Rights Offering, including the issuance of Series B-3 Preferred Stock and Warrants. On January 21, 2020, the Special Meeting was held and shareholders approved the Rights Offering, including the issuance of the Series B-3 Preferred Stock and Warrants.

Backstop Commitment

        Pursuant to Section 9.18 of the Third Equity Commitment Agreement, the Backstop Parties committed to purchase up to an additional 15,000 shares of Series B-3 Preferred Stock and Warrants (the "2020 Commitment Warrants") to purchase 515,625 shares of Common Stock (the "2020 Commitment") to the extent the shares of Series B-3 Preferred Stock and corresponding Warrants are not purchased by the our stockholders in the Rights Offering, or if we do not use the proceeds from the Rights Offering to repay our Term Loans under the Third A&R Credit Agreement, subject to certain conditions as set forth in the Third Equity Commitment Agreement. Any 2020 Commitment will be consummated by the us and the Backstop Parties on or prior to the date that is on or before 180 days from November 14, 2019, subject to satisfaction of closing conditions required for the 2020 Commitment. Pursuant to the Third Equity Commitment Agreement, the proceeds, if any, from the 2020 Commitment must be used by us to repay outstanding amounts under the Term Loans.

        In the event that the Rights Offering is undersubscribed and we sell less than $15,000,000 of Series B-3 Preferred Stock in the Rights Offering or we do not otherwise use the proceeds thereof to repay our Term Loans, we will exercise the obligations of the Backstop Parties set forth in the 2020 Commitment by delivering a written notice to the Backstop Parties no later than ten (10) business days prior to the proposed 2020 Commitment Closing Date (as defined below), which notice shall set forth the aggregate dollar value of the amount of Series B-3 Preferred Stock the Backstop Parties shall be obligated to purchase (the "2020 Commitment Purchase Price") which amount shall equal such Backstop Party's Backstop Pro Rata Share of the Called 2020 Commitment, which in no event in no event exceed such Backstop Party's 2020 Commitment Amount. Notwithstanding anything contained in Third Equity Commitment Agreement to the contrary, other than as required pursuant to the Third A&R Credit Agreement and other than the use of amounts funded in respect of the 2019 Commitment Purchase Price and the 2020 Commitment Purchase Price, in no event shall we be permitted to repay or commit to repay any Term Loans using Permitted Deleveraging Cash unless at the time of repayment of such term loans, the Repayment Condition is satisfied.

        The closing of the purchase of Series B-3 Preferred Stock and the corresponding 2020 Commitment Warrants by the Backstop Parties contemplated by the 2020 Commitment Closing (the "2020 Commitment Closing") shall be consummated on or before the date that is 180 days following November 14, 2019 (subject to consummation of the Rights Offering prior to the end of such 180 days), or such other date as mutually agreed by the Backstop Parties and us (the "2020 Commitment Closing Date"). At the 2020 Commitment Closing, each Backstop Party shall pay to us its 2020 Commitment Purchase Price by wire transfer of immediately payable funds to an account specified in writing by us in exchange for (i) a number of fully paid and non-assessable shares of Series B-3 Preferred Stock determined by dividing such Backstop Party's 2020 Commitment Purchase Price by the Per Share Purchase Price, (ii) a number of 2020 Commitment Warrants to purchase Common Stock equal to the product of (x) such Backstop Party's 2020 Commitment Purchase Price multiplied by (y) a fraction equal to 5,500,000/160,000,000, which warrants will be on substantially the same terms as the 2019 Commitment Warrants, in each case, free and clear of all liens, (iii) its Backstop Pro Rata Share of the 2020 Commitment Fees by wire transfer of immediately available funds to such accounts as designated by each Backstop Party, and (iv) its Expense Reimbursement Payment to the extent not previously paid (which may be set off against such Backstop Party's 2020 Commitment Amount, at such Backstop Party's option).

        The obligation of each Backstop Party to consummate the 2020 Commitment are subject to satisfaction (or waiver by each Backstop Party in their sole discretion) of the following conditions on or prior to the 2020 Commitment Closing:

  •
  since the closing of the transactions contemplated by the Third Equity Commitment Agreement, there shall not have occurred a Material Adverse Effect (as defined in the Third Equity Commitment Agreement);

  •
  the Rights Offering shall have been consummated in accordance with the Rights Agreement and the proceeds therefrom used to repay term loans in accordance herewith;

  •
  all authorizations, approvals, consents or clearances under applicable law required in connection with the transactions contemplated by the 2020 Commitment shall have been obtained or filed;

  •
  no applicable law will have been enacted or made effective and no order will have been issued, promulgated, enforced or made that serves to restrain, enjoin, make illegal or prohibit the timely consummation of the transactions contemplated by the Third Equity Commitment Agreement, and no action by a governmental entity will have been commenced and be continuing that seeks to restrain, enjoin, make illegal or prohibit the timely consummation of the transactions contemplated by the 2020 Commitment;

  •
  we shall have performed and complied, in all material respects, with all of our covenants and agreements contained in the 2020 Commitment that contemplate, by their terms, performance or compliance prior to the 2020 Commitment Closing;

  •
  the Fundamental Representations (as defined in the Third Equity Commitment Agreement) shall be true and correct in all respects as of the closing of the transactions contemplated by the Third Equity Commitment Agreement and as of the 2020 Commitment Closing as though made at and as of the 2020 Commitment Closing (other than such representations and warranties as are made as of an earlier date, which shall be so true and correct as of such earlier date) and we shall have delivered a certificate duly executed by our Chief Executive Officer certifying that the conditions set forth in clauses (i), (v) and (vi) of Section 9.18 of the Third Equity Commitment Agreement have been fully satisfied;

  •
  the closing of the transactions contemplated by the Third Equity Commitment Agreement shall have occurred;

  •
  the 2019 Commitment Closing shall have been consummated (or we shall have otherwise repaid $15,000,000 of additional Term Loans not triggering or subject to the make-whole premium set forth in the Third A&R Credit Agreement in accordance with the 2019 Commitment on or prior to December 31, 2019);

  •
  evidence in form and substance reasonably acceptable to ASSF IV and ASOF Holdings that the 2020 Commitment Purchase Price will be used to repay Term Loans and that following such payment, we shall have repaid no less than $110,000,000 of term loans under the Third A&R Credit Agreement following the closing of the transactions contemplated by the Third Equity Commitment Agreement without triggering or being subject to the make-whole Premium set forth in the Third A&R Credit Agreement (other than proceeds from the Rights Offering and the 2020 Commitment Purchase Price which may be subject to the make-whole premium);

  •
  the other deliverables and actions contemplated by Section 2.2(b) (including Section 2.2(b)(iii)(A), (B), (D), (E), (F), Section 2.2(b)(iv) and Section 2.2(b)(vi)) of the Third Equity Commitment Agreement shall have been made or taken with respect to the transactions contemplated by the Third Equity Commitment Agreement, mutatis mutandis; and

  •
  in the case of (1) ASSF IV and ASOF Holdings, the Backstop Party (other than ASSF IV and ASOF Holdings) shall have funded us its 2020 Commitment Purchase Price and (2) the Backstop Party (other than ASSF IV and ASOF Holdings), ASSF IV and ASOF Holdings shall have funded to us their 2020 Commitment Purchase Price.

        The obligation of each Backstop Party pursuant to the 2020 Commitment may be terminated prior to the 2020 Commitment Closing as follows:

  •
  by mutual written agreement of us and the Backstop Parties;

  •
  automatically upon termination of this Third Equity Commitment Agreement pursuant to Article VIII of the Third Equity Commitment Agreement;

  •
  automatically (unless the Backstop Parties otherwise direct) if the 2020 Commitment Closing has not occurred by the 2020 Commitment Closing Date; provided, that the right to terminate the Third Equity Commitment Agreement shall not be available to any party (treating ASSF IV and ASOF Holdings as a single party and, separately, Oaktree as a single party) whose breach of any representation, warranty, covenant or other agreement contained in the Third Equity Commitment Agreement is the primary cause of the failure of the 2020 Commitment Closing to occur prior to the 2020 Commitment Closing Date); and

  •
  by us following such time as the 2020 Commitment Reduction Amount is equal to or exceeds $15,000,000; provided, that, any termination pursuant to Section 9.18 of the Third Equity Commitment Agreement shall be subject to the payment of the 2020 Commitment Fees by us.

        The 2020 Commitment Fees shall be due and payable to the Backstop Parties within two (2) Business Days following termination of the obligations of the Backstop Parties set forth in the 2020 Commitment, and any remaining Expense Reimbursement Payments shall be due and payable to the Backstop Parties within two (2) Business Days following termination of the obligations of the Backstop Parties set forth in the 2020 Commitment (other than to a Backstop Party whose breach of its obligation to fund its 2020 Commitment Purchase Price is the cause of such termination), treating ASSF IV and ASOF Holdings as a single Backstop Party.

        For these purposes:

  •
  "Called 2020 Commitment" means an amount in cash equal to (x) $15,000,000, less (y) the proceeds to us from the Series B-3 Preferred Stock actually purchased in the Rights Offering (net of all costs and expenses incurred by the us to consummate the Rights Offering), which net proceeds are actually used by us to repay term loans promptly following consummation of the Rights Offering, less (z) the amount of Permitted Deleveraging Cash actually used by us on or after January 1, 2020 to repay term loans prior to the 2020 Commitment Closing Date without triggering or being subject to the make-whole premium set forth in the Credit Agreement (the sum of the immediately foregoing clauses (y) and (z), the "2020 Commitment Reduction Amount").

  •
  "2020 Commitment Amount" means $7,500,000 with respect to the Ares Commitment Parties (split equally between ASSF IV and ASOF Holdings) and $7,500,000 with respect to OT POF.

  •
  "2020 Commitment Fees" means the fees payable to ASSF IV and ASOF Holdings and OT POF as set forth below, which shall be payable in cash (pro rata in accordance with the

    Backstop Pro Rata Share) to ASSF IV and ASOF Holdings and OT POF simultaneously with the 2020 Commitment Closing:

    •
    Commitment Fee: $375,000; and

    •
    Duration Fee: Up to $562,500 in the aggregate payable on any committed but uninvested amounts on the respective anniversaries as follows: (i) 45 days—$150,000; (ii) 90 days—$187,500; and (iii) 180 days—$225,000.

Allocations of Exercised Subscription Rights

        While we are distributing to holders of our Common Stock (other than Excluded Stockholders) one Subscription Right for every share of Common Stock owned on the Record Date, we are only accepting subscriptions for 15,000 Units in this Rights Offering. As a result, based on 22,258,999 shares of Common Stock outstanding as of January 27, 2020, the Record Date (but excluding Excluded Shareholders that are registered owners), we would grant Subscription Rights to acquire 11,945,499 Units but will only accept subscriptions for 15,000 Units. Accordingly, sufficient Units may not be available to honor your subscription in full.

        If aggregate exercises of Basic Subscription Rights, Minimum Subscription Privileges and Over-Subscription Privileges do not exceed 15,000 Units in the aggregate, then you will be allocated the number of Units for which you have subscribed pursuant to your Basic Subscription Rights, Minimum Subscription Privileges and Over-Subscription Privileges (subject to the Maximum Subscription Limitation).

        If aggregate exercises of Basic Subscription Rights and Minimum Subscription Privileges do not exceed 15,000 Units, but aggregate exercises of Over-Subscription Privileges would cause the aggregate number of Units subscribed for to exceed 15,000 Units, then you will be allocated the number of Units for which you have exercised your Basic Subscription Rights and Minimum Subscription Privileges (subject to the Maximum Subscription Limitation). Following such allocation, the Over-Subscription Requests will be partially honored and we will allocate the remaining number of Units up to the aggregate offering size of 15,000 Units pro-rata among the subscribers exercising their Over-Subscription Privilege based on the number of Units subscribed by such holders under their Basic Subscription Rights and Minimum Subscription Privileges. If this pro-rata allocation results in any subscriber receiving a greater number of Units than the subscriber subscribed for pursuant to the exercise of the Over-Subscription Privilege (or is otherwise limited by the Maximum Subscription Limitation), then such subscriber will be allocated only that number of Units for which the subscriber made an Oversubscription Request (or for which such subscriber is otherwise limited by the Maximum Subscription Limitation).

        If aggregate exercises of Basic Subscription Rights and Minimum Subscription Privileges exceed 15,000 Units, Over-Subscription Requests will not be honored due to the maximum aggregate offering size of 15,000 Units. Units subscribed for in the Basic Subscription Rights and Minimum Subscription Privileges will be reduced as follows. First, Units allocated to subscribers exercising their Minimum Subscription Privileges will be reduced, pro rata among such subscribers until such time as either the aggregate offering size has been reduced to 15,000 Units, or until such subscribers subscription amount would be on a pro rata basis with all other subscribers exercising the Basic Subscription Right not giving effect to the Minimum Subscription Privilege. In the event that the first reduction does not reduce the aggregate offering size to 15,000 Units, all subscribers will be reduced on a pro rata basis (but not below one Unit) based on the number of Units subscribed for by such holders under their Basic Subscription Rights and Minimum Subscription Privileges until the aggregate offering size is reduced to 15,000 Units. For any reduction under this paragraph, the Minimum Subscription Requirement shall no longer apply.

        If for any reason the amount of Units allocated to you is less than you have subscribed for, then the excess funds will be returned to you, without interest, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you.

        Continental Stock Transfer & Trust Company, our Subscription Agent for the Rights Offering, will determine the allocation based on the formula described above.

Other Limitation on the Purchase of Units

        In addition to reductions based on an over-subscription of the Rights Offering, the number of Units that you may purchase through exercising your Basic Subscription Rights, Minimum Subscription Privilege and Over-Subscription Privilege is limited to 2,250 Units, or $2.25 million in the aggregate.

Subscription Price

        The Subscription Price is $1,000.00 per Unit. The Subscription Price does not necessarily bear any relationship to our past or expected future results of operations, cash flows, current financial condition, or any other established criteria for value. No change will be made to the Subscription Price by reason of changes in the trading price of our Common Stock or other factor prior to the expiration of this Rights Offering.

Determination of Subscription Price

        As a condition to the recommendation of the Special Committee of the Board for us to enter into the Third Equity Commitment Agreement, the Special Committee required us to enter into the Rights Agreement with ASSF IV, ASOF Holdings, IEA LLC, OT POF and Oaktree Power III. The Rights Agreement provides that we will conduct a rights offering whereby the holders of our outstanding Common Stock (excluding ASSF IV, ASOF Holdings, Oaktree Power III, OT POF and IEA LLC, and each of their director designees, our officers and any related party of any of the foregoing) will receive a transferable right, but not the obligation, to purchase shares of Series B-3 Preferred Stock and associated Warrants. The Rights Agreement requires the rights offering to be subject to a maximum participation of 15,000 shares of Series B-3 Preferred Stock and 515,625 Warrants, an individual investment minimum of $50,000 (and a right to participate at the minimum investment subject to pro rata reduction), and maximum of $2.25 million. The Rights Agreement also specifies that Warrants will be issued under the Rights Offering at a rate of 5.5 Warrants per $160.00 in stated value of Series B-3 Preferred Stock.

        Because the aggregate Rights Offering is limited in size to $15.0 million and 15,000 shares of Series B-3 Preferred Stock (each with an initial Stated Value of $1,000), a per Unit price of $1,000.00 corresponds to both the maximum aggregate Rights Offering size and aggregate limit on Series B-3 Preferred Stock. The Warrant component of each Unit (of 34.375 Warrants for each Unit), corresponds to the Warrant to Stated Value ratio of 5.5/160.

        The Subscription Price does not necessarily bear any relationship to any established criteria for value. No valuation consultant or investment banker has opined upon the fairness or adequacy of the Subscription Price. You should not consider the Subscription Price as an indication of actual value of the Company, the Series B-3 Preferred Stock, the Warrants or our Common Stock. You should obtain a current price quote for our Common Stock and perform an independent assessment of our Series B-3 Preferred Stock and Warrants before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this Rights Offering.

No Recombination

        The Series B-3 Preferred Stock and the Warrants comprising the Units will be issued separately at settlement of the Rights Offering but may only be purchased as a Unit. The Units will not trade as a separate security. Holders may not recombine shares of Series B-3 Preferred Stock and Warrants to receive a Unit.

Transferability of Subscription Rights

        The Subscription Rights will be transferable. The Subscription Rights will be transferable in minimum denominations of 50. The Subscription Rights will not be listed for trading on any stock exchange or market. Please see "Risk Factors—Although the Subscription Rights are transferrable, there may not be a trading market for the Subscription Rights, and the transfer of Subscription Rights may be limited and difficult" and "Risk Factors—If you purchase Subscription Rights from a transferor, we cannot assure you that you will be able to exercise the Subscription Rights prior to the expiration of the offering."

Method of Transferring Subscription Rights

        Registered Holder.    To transfer all of your Subscription Rights represented by a Rights Certificate to a designated transferee, you must complete the transfer portion of the Rights Certificate in its entirety, execute the Rights Certificate and have your signature guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. A Rights Certificate that has been properly transferred in its entirety may be exercised by a new holder without having a new Rights Certificate issued by the Subscription Agent. In order to exercise, or otherwise take action with respect to, such a transferred Rights Certificate, the new holder should deliver the Rights Certificate, together with payment of the applicable price (with respect to the exercise of both the basic subscription privilege and the oversubscription privilege) and complete separate instructions signed by the new holder, to the Subscription Agent in ample time to permit the subscription agent to take the desired action.

        Because only the Subscription Agent can issue Rights Certificates, if you wish to transfer fewer than all of the rights evidenced by your Rights Certificate to a designated transferee, or to subdivide your Rights Certificates, you must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold or transferred, or you must divide your Rights Certificate into Rights Certificates of appropriate smaller denominations by following the instructions below. The Rights Certificate evidencing the number of Subscription Rights you intend to transfer can then be transferred by following the instructions for transfers of all rights represented by a Rights Certificate.

        To have a Rights Certificate divided into smaller denominations, send your Rights Certificate, together with complete separate instructions (including specification of the denominations into which you wish your rights to be divided) signed by you, to the Subscription Agent, allowing a sufficient amount of time for new Rights Certificates to be issued and returned so that they can be used prior to the expiration date. The Subscription Agent will facilitate subdivisions of Subscription Rights Certificates only until 5:00 p.m., Eastern Time, on February 26, 2020, the third business day before the expiration date. Subscription Rights Certificates may not be divided into fractional rights, and any instruction to do so will be rejected.

        Other Holders.    If you are a beneficial owner of Common Stock that is registered in the name of a broker, dealer, bank or other nominee, you will need to coordinate a transfer through your broker, dealer, bank or other nominee.

        All Holders.    Holders wishing to transfer all or a portion of their Subscription Rights, or to subdivide Subscription Rights, should allow a sufficient amount of time prior to the expiration date for: (i) the transfer instructions to be received and processed by the Subscription Agent or applicable broker, dealer, bank or other nominee; (ii) if required, a new Rights Certificate to be issued and transmitted to the transferee or transferees with respect to transferred Subscription Rights and to the transferor with respect to retained Subscription Right, if any; and (iii) the Subscription Rights evidenced by such new Rights Certificates to be exercised by the recipients thereof. Neither we nor the Subscription Agent shall have any liability to a transferee or transferor of rights if Subscription Rights are not received in time for exercise prior to the expiration date. Subscription Rights not exercised by the expiration date will expire and have no value. Neither we nor the Subscription Agent shall have any liability with respect to an expired Subscription Rights.

        You may only transfer Subscription Rights in minimum denominations of 50 Subscription Rights. The Minimum Subscription Requirement continues to apply to the balance of Subscription Rights not transferred, as well as Subscription Rights acquired in a transfer. Accordingly, if you are transferring your Subscription Rights, you should ensure that you continue to hold a sufficient number of Subscription Rights to exercise the Minimum Subscription Requirement, and if you acquire Subscription Rights through a transfer, you should ensure you obtain at least the number of Subscription Rights to exercise the Minimum Subscription Requirement. Accordingly:

  •
  If you are a transferee, you should not purchase less than 50 Subscription Rights.

  •
  If you are a transferor, you should only complete a transfer that:

  •
  Transfers to the transferee at least 50 Subscription Rights; and

  •
  If you desire to be still be able to subscribe following the transfers, allows you to continue to hold 50 Subscription Rights.

        We have the right to reject subscriptions for less than the Minimum Subscription Requirement.

Expiration Date; Extension

        If you received a Rights Certificate and elect to exercise any or all of your Subscription Rights, the Subscription Agent must receive your completed and signed Rights Certificate and payment for your Basic Subscription Rights or Minimum Subscription Privilege, and any Over-Subscription Privilege you elect to exercise before the Rights Offering expires on March 2, 2020, at 5:00 p.m., Eastern Time, unless we extend (but not beyond March 13, 2020) or earlier terminate the Rights Offering. We have the option to extend the Rights Offering in our sole discretion, although we do not presently intend to do so. If we elect to extend the Rights Offering, we will issue a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration date of the Rights Offering.

        If you do not exercise your Subscription Rights before the expiration time or any extension, your Subscription Rights will expire and will no longer be exercisable. We will not be required to issue Units to you if the Subscription Agent receives your Rights Certificate or your subscription payment after that time.

        If you hold your shares of Common Stock in the name of a broker, dealer, bank or other nominee, the nominee will exercise the Subscription Rights on your behalf in accordance with your instructions. If you hold your shares of Common Stock in the name of a broker, dealer, bank or other nominee, your nominee may establish a deadline before the expiration of the Rights Offering by which you must provide it with your instructions to exercise your Subscription Rights, along with the required subscription payment.

Termination

        Subject to any required approval of the Special Committee, we may terminate the Rights Offering at any time and for any reason prior to the expiration of the Rights Offering. If we terminate the Rights Offering, we will issue a press release notifying stockholders and the public of the termination no later than 9:00 a.m., Eastern Time, on the next business day after the most recently announced expiration date of the Rights Offering.

Return of Funds upon Completion or Termination

        The Subscription Agent will hold funds received in payment for Units in a segregated account pending completion or termination of the Rights Offering. If for any reason the amount of Units allocated to you is less than you have subscribed for, then the excess funds will be returned to you, without interest or deduction, as soon as practicable after the Rights Offering has expired and all prorating calculations and reductions contemplated by the terms of the Rights Offering have been effected, and we will have no further obligations to you. If the Rights Offering is terminated for any reason, all subscription payments received by the Subscription Agent will be returned as soon as practicable after the Rights Offering has terminated, without interest or deduction.

Shares of Our Capital Stock and Warrants Outstanding After the Rights Offering

        Assuming no other transactions by us involving our capital stock prior to the expiration of the Rights Offering, and if the Rights Offering is fully subscribed, upon consummation of the Rights Offering we will have:

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  22,258,999 shares of Common Stock issued and outstanding;

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  214,123.87 shares of Series B Preferred Stock issued and outstanding, consisting of 114,123.87 shares of Series B-3 Preferred Stock (including 15,000 shares of Series B-3 Preferred Stock as a result of this Rights Offering), 50,000 shares of Series B-2 Preferred Stock and 50,000 shares of Series B-1 Preferred Stock;

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  17,482.5 shares of Series A Preferred Stock, issued and outstanding;

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  515,625 Warrants issued pursuant to this Rights Offering exercisable into 515,625 shares of Common Stock subject to rounding at settlement;

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  15,000,000 warrants exercisable for 7,500,000 shares of Common Stock originally sold as part of units in our initial public offering in July 2016 (the "Public Warrants");

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  460,000 exercisable for 230,000 shares of Common Stock warrants that were originally issued to investors as part of units in a private placement that closed concurrently with the consummation of our initial public offering in July 2016 (the "Private Placement Warrants");

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  1,500,000 warrants exercisable for 750,000 shares of Common Stock that were issued to the certain purchasers in connection with the closing of our Merger on March 26, 2018 (the "Backstop Warrants");

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  ECA Warrants for 7,672,067 shares of Common Stock, which includes:

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  First ECA Warrants for 2,545,934 shares of Common Stock issued under the First Equity Commitment Agreement on May 20, 2019;

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  Second ECA Warrants for 900,000 shares of Common Stock issued under the Second Equity Commitment Agreement on August 30, 2019;

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  Third ECA Warrants for 3,568,750 shares of Common Stock issued under the Third Equity Commitment Agreement on November 14, 2019; and

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    Preferred Exchange Agreement Warrants for 657,383 shares of Common Stock issued under the Preferred Exchange Agreement on November 14, 2019.

        The exact number of shares of Series B-3 Preferred Stock and Warrants that we will issue in this offering will depend on the number of Units that are subscribed for in the Rights Offering.

Methods for Exercising Subscription Rights

        The exercise of Subscription Rights is irrevocable and may not be cancelled or modified. You may exercise your Subscription Rights as follows:

Subscription by Record Holders

        If you are a stockholder of record (meaning you hold your shares of our Common Stock your name and not through a broker, dealer, bank or other nominee) and you wish to participate in the Rights Offering, you must deliver a properly completed and signed Rights Certificate, together with payment of the Subscription Price for your Basic Subscription Rights, or Minimum Subscription Privilege, as applicable, as well as any Over-Subscription Privilege you elect to exercise, to the Subscription Agent before 5:00 p.m., Eastern Time, on March 2, 2020.

        The method of delivery to the Subscription Agent will be at the risk of the holders of Subscription Rights. If sent by mail, we recommend that you send those certificates and payments by registered mail, properly insured, with return receipt requested, or by overnight courier, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent. If you deliver the Rights Certificates in a manner different than that described in this prospectus, we may not honor the exercise of your Subscription Rights.

Subscription by Beneficial Owners

        If you hold your shares of our Common Stock in the name of a broker, dealer, bank or other nominee, then your broker, dealer, bank or other nominee is the record holder of the shares you beneficially own. The record holder must exercise the Subscription Rights on your behalf. Therefore, you will need to have your record holder act for you.

        If you wish to participate in this Rights Offering and purchase Units, please promptly contact the record holder of your shares of Common Stock. We will ask the record holder of your shares of Common Stock, who may be your broker, dealer, bank or other nominee, to notify you of this Rights Offering.

Payment Method

        You must timely pay the full Subscription Price (including for any Minimum Subscription Requirement and Over-Subscription Privilege) for the full number of Units you wish to acquire pursuant to the exercise of Subscription Rights by delivering to the Subscription Agent a:

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  personal check drawn on a U.S. bank payable to "Continental Stock Transfer & Trust Company, as Subscription Agent for Infrastructure and Energy Alternatives, Inc.";

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  certified check drawn on a U.S. bank payable to "Continental Stock Transfer & Trust Company, as Subscription Agent for Infrastructure and Energy Alternatives, Inc.";

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  U.S. Postal money order payable to "Continental Stock Transfer & Trust Company, as Subscription Agent for Infrastructure and Energy Alternatives, Inc."; or

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  wire transfer of immediately available funds directly to the account maintained by Continental Stock Transfer & Trust Company, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at:

      ABA Number: 021000021
      International/SWIFT Code: CHASUS33
      Bank: JPMorgan Chase Bank
      Address: 4 Metrotech Center,
                      14th Floor Brooklyn,
                      New York 11245
      Beneficiary Account Name: CST AAF Infrastructure and Energy Alternatives Rights Offer
      Account Number: 475-480679
      For Further Credit: Infrastructure and Energy Alternatives, Inc.

        If you elect to exercise your Subscription Rights, you should consider using a wire transfer or certified check drawn on a U.S. bank to ensure that the Subscription Agent receives your funds before the Rights Offering expires. If you send a personal check, payment will not be deemed to have been received by the Subscription Agent until the check has cleared. The clearinghouse may require five or more business days to clear a personal check. Accordingly, holders who wish to pay the Subscription Price by means of a personal check should make payment sufficiently in advance of the expiration of the Rights Offering to ensure that the payment is received and clears by that date. If you send a certified check, payment will be deemed to have been received by the Subscription Agent immediately upon receipt of such instrument.

        If you send payment by personal uncertified check, payment will not be deemed to have been delivered to the Subscription Agent until the check has cleared. As such, any payments made by personal check should be delivered to the Subscription Agent no fewer than three business days prior to the expiration date.

        The method of payment of the subscription payment to the Subscription Agent will be at the risk of the holders of Subscription Rights. If sent by mail, we recommend that you send those certificates and payments by registered mail, properly insured, with return receipt requested, or by overnight courier, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment before the Rights Offering expires.

        You should read the instruction letter accompanying the Rights Certificate carefully and strictly follow it. DO NOT SEND RIGHTS PAYMENTS DIRECTLY TO US. We will not consider your subscription received until the Subscription Agent has received delivery of a properly completed and duly executed Rights Certificate and payment of the full subscription payment.

Missing or Incomplete Subscription Forms or Partial Payment

        If you fail to complete and sign the Rights Certificate or otherwise fail to follow the subscription procedures that apply to the exercise of your Subscription Rights before the Rights Offering expires, the Subscription Agent will reject your subscription or accept it to the extent of the payment received. Neither we nor our Subscription Agent undertakes any responsibility or action to contact you concerning an incomplete or incorrect subscription form, nor are we under any obligation to correct such forms. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

        If you send a payment that is insufficient to purchase the number of Units you requested, or if the number of Units you requested is not specified in the forms, the payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received. Any excess subscription payments will be returned as soon as practicable after the Rights Offering has terminated, without interest.

Subscription and Information Agent

        The Subscription and Information Agent for the Rights Offering is Continental Stock Transfer & Trust Company. The address to which Rights Certificates and payments should be mailed or delivered by overnight courier is provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance or payment before the Rights Offering expires. Do not send or deliver these materials to us.

By mail:	By hand or overnight courier:
Continental Stock Transfer & Trust Company	Continental Stock Transfer & Trust Company
Attn: Corporate Actions	Attn: Corporate Actions
1 State Street, 30th Floor	1 State Street, 30th Floor
New York, NY 10004	New York, NY 10004
(917) 262-2378	(917) 262-2378

        If you have any questions about the Rights Offering, please contact the Information Agent, Morrow Sodali LLC, 470 West Avenue—3rd Floor, Stamford, CT 06902, or toll free at (800) 662-5200, or the Subscription Agent, Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004, (917), 262-2378 or reorg+IEA@continentalstock.com.

Issuance of Series B-3 Preferred Stock and Warrants

        The shares of Series B-3 Preferred Stock and Warrants that are purchased in the Rights Offering as part of the Units will be issued in book-entry, or uncertificated, form meaning that you will receive a DRS account statement from our transfer agent reflecting ownership of these securities if you are a holder of record. If you hold your shares of Common Stock name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the securities you purchased in the Rights Offering.

Warrant Agent

        The warrant agent for the Warrants is Continental Stock Transfer & Trust Company.

No Fractional Shares

        We will not issue fractional Subscription Rights, or Subscription Rights for fractional Units in the Offering. To the extent that a holder of our Common Stock as of the Record Date does not own a whole number of shares, the number of Subscription Rights allocated to such holder will be rounded down to the nearest whole number.

        We will also only issue a whole number of shares of Series B-3 Preferred Stock upon settlement of the Units, and a whole number of Warrants upon settlement of the Units. Any fractional interests in Series B-3 Preferred Stock or Warrants will be rounded down to the nearest whole number, but not below one in the case of Series B-3 Preferred Stock. Accordingly, you may receive less than 34.375 Warrants per Unit. Any excess subscription payments received by the Subscription Agent will be returned within 10 business days after expiration of the Rights Offering, without interest or deduction.

Notice to Brokers and Nominees

        If you are a broker, dealer, bank or other nominee holder that holds shares of our Common Stock for the account of others on the Record Date, you should notify the beneficial owners for whom you are the nominee of the Rights Offering as soon as possible to learn their intentions with respect to exercising their Subscription Rights. If a beneficial owner of our Common Stock so instructs, you should complete the required forms and submit them to the Subscription Agent with the proper subscription payment by the expiration date. You may exercise the number of Subscription Rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our Common Stock on the Record Date, provided that you, as a nominee record holder, make a proper showing to the Subscription Agent by submitting the form entitled "Nominee Holder Certification," which is provided with your Rights Offering materials. If you did not receive this form, you should contact our Subscription Agent to request a copy.

Validity of Subscriptions

        We will resolve all questions regarding the validity and form of the exercise of your Subscription Rights, including time of receipt and eligibility to participate in the Rights Offering. Our determination will be final and binding. Once made, subscriptions are irrevocable; we will not accept any alternative, conditional, or contingent subscriptions. We reserve the absolute right to reject any subscriptions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the expiration date of the Rights Offering, unless we waive them in our sole discretion. Neither we nor the Subscription Agent is under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the Rights Offering, only when the Subscription Agent receives a properly completed and duly executed Rights Certificate and any other required documents and the full subscription payment including final clearance of any personal check. Our interpretations of the terms and conditions of the Rights Offering will be final and binding.

Stockholder Rights

        You will have no rights as a holder of the shares of our Common Stock issuable upon conversion of the Series B-3 Preferred Stock or exercise of the Warrants issued in the Rights Offering until such Series B-3 Preferred Stock is converted into Common Stock or the Warrants are exercised and issued in book-entry form or your account at your broker, dealer, bank or other nominee is credited. Holders of Warrants issued in connection with the Rights Offering will not have rights as holders of our Common Stock until such Warrants are exercised and the shares of Common Stock underlying the Warrants are issued to the holder.

Foreign Stockholders

        We will not mail this prospectus or Rights Certificates to stockholders with addresses that are outside the United States or that have an army post office or foreign post office address. The Subscription Agent will hold these Rights Certificates for their account. To exercise Subscription Rights, our foreign stockholders must notify the Subscription Agent prior to 5:00 p.m., Eastern Time, on February 26, 2020, the third business day prior to the expiration date, of your exercise of Subscription Rights and provide evidence satisfactory to us, such as a legal opinion from local counsel, that the exercise of such Subscription Rights does not violate the laws of the jurisdiction in which such stockholder resides and payment by a U.S. bank in U.S. dollars before the expiration of the offer. If no notice is received by such time or the evidence presented is not satisfactory to us, the Subscription Rights represented thereby will expire.

No Revocation or Change

        Once you submit the Rights Certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of Subscription Rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your Subscription Rights unless you are certain that you wish to purchase shares at the Subscription Price.

U.S. Federal Income Tax Treatment of Rights Distribution

        For U.S. federal income tax purposes, we do not believe holders of shares of our Common Stock should recognize income or loss upon receipt or exercise of a Subscription Right. See "Material U.S. Federal Income Tax Consequences."

No Recommendation to Rights Holders

        Our Board is not making a recommendation regarding your exercise of the Subscription Rights. Stockholders who exercise Subscription Rights risk investment loss on money invested. You should make your investment decision based on your assessment of our business and financial condition, our prospects for the future and the terms of this Rights Offering. Please see "Risk Factors" for a discussion of some of the risks involved in investing in our Common Stock.

Fees and Expenses

        We will pay all fees charged by the Subscription Agent and the Information Agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of your Subscription Rights.

Listing

        The Subscription Rights, Series B-3 Preferred Stock and Warrants will not be listed for trading on any stock exchange or market. There is no public trading market for the Subscription Rights, Series B-3 Preferred Stock or the Warrants and we do not intend to list them for trading on NASDAQ or any other securities exchange or market. The shares of our Common Stock issuable upon the conversion of the Series B-3 Preferred Stock, if any, and the exercise of the Warrants to be issued in the Rights Offering are traded on NASDAQ under the symbol "IEA."

        Please see "Risk Factors—Although the Subscription Rights are transferrable, there may not be a trading market for the Subscription Rights, and the transfer of Subscription Rights may be limited and difficult;" "Risk Factors—If you purchase Subscription Rights from a transferor, we cannot assure you that you will be able to exercise the Subscription Rights prior to the expiration of the offering;" "Risk Factors—There is no public market for the Warrants" and "Risk Factors—There is no public market for the Series B-3 Preferred Stock, and you may be required to hold the Series B-3 Preferred Stock for an indefinite amount of time."

Other Matters

        We are not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any units from Subscription Rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations from accepting or exercising the Subscription Rights. We may delay the commencement of the Rights Offering in those states or other jurisdictions, or change the terms of the Rights Offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your Subscription Rights in order to comply with state securities laws. We may decline to make modifications to the terms of the Rights Offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the Subscription Rights, you will not be eligible to participate in the Rights Offering. However, we are not currently aware of any states or jurisdictions that would preclude participation in the Rights Offering.

 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following discussion describes the material U.S. federal income tax consequences of the receipt and exercise (or expiration) of the Subscription Rights acquired through the Rights Offering, the ownership and disposition of shares of our Series B-3 Preferred Stock and Warrants received upon exercise of the Subscription Rights and the ownership and disposition of the shares of Common Stock received upon the conversion of our Series B-3 Preferred Stock or the exercise of the Warrants. This discussion does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed.

        This discussion is based on the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the Subscription Rights, shares of our Series B-3 Preferred Stock, Warrants or shares of our Common Stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the receipt of Subscription Rights through the Rights Offering by persons holding shares of our Common Stock, the exercise (or expiration) of the Subscription Rights, the acquisition, ownership and disposition of shares of our Series B-3 Preferred Stock, the acquisition, ownership and disposition (or expiration) of Warrants acquired upon exercise of the Subscription Rights, and the acquisition, ownership and disposition of shares of our Common Stock acquired upon conversion of our Series B-3 Preferred Stock or exercise of the Warrants.

        This discussion is limited to the Subscription Rights acquired through the Rights Offering, shares of our Series B-3 Preferred Stock and Warrants acquired upon exercise of Subscription Rights and shares of our Common Stock acquired upon conversion of our Series B-3 Preferred Stock or exercise of the Warrants, in each case, that are held as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder's particular circumstances, including the impact of the alternative minimum tax or the unearned income Medicare contribution tax. In addition, it does not address consequences relevant to holders subject to particular rules, including, without limitation:

  •
  U.S. expatriates and former citizens or long-term residents of the United States;

  •
  persons holding our Common Stock, the Subscription Rights, shares of our Series B-3 Preferred Stock, Warrants or shares of our Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

  •
  banks, insurance companies, and other financial institutions;

  •
  brokers, dealers or traders in securities or currencies or traders that elect to mark-to-market their securities;

  •
  "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid U.S. federal income tax;

  •
  partnerships or other entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes (and investors therein);

  •
  real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations or governmental organizations;

  •
  persons deemed to sell the Subscription Rights, shares of Series B-3 Preferred Stock, or Warrants or shares of our Common Stock under the constructive sale provisions of the Code;

  •
  persons subject to special tax accounting rules as a result of any item of gross income being taken into account in an applicable financial statement (as defined in the Code);

  •
  persons for whom our stock constitutes "qualified small business stock" within the meaning of Section 1202 of the Code;

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  persons who received, hold or will receive shares of our Common Stock, the Subscription Rights, shares of our Series B-3 Preferred Stock or Warrants pursuant to the exercise of any employee stock option or otherwise as compensation and persons who hold restricted Common Stock;

  •
  tax-qualified retirement plans; and

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  U.S. holders (as defined below) that have a functional currency other than the U.S. dollar.

        If an entity treated as a partnership for U.S. federal income tax purposes holds shares of our Common Stock, the Subscription Rights, shares of our Series B-3 Preferred Stock and Warrants acquired upon exercise of Subscription Rights or shares of our Common Stock acquired upon conversion of our Series B-3 Preferred Stock or exercise of the Warrants, as the case may be, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

        THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS, THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF SHARES OF OUR SERIES B-3 PREFERRED STOCK AND WARRANTS ACQUIRED UPON EXERCISE OF SUBSCRIPTION RIGHTS, AND SHARES OF OUR COMMON STOCK ACQUIRED UPON CONVERSION OF SERIES B-3 PREFERRED STOCK OR EXERCISE OF WARRANTS ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Considerations Applicable to U.S. Holders

Definition of a U.S. Holder

        For purposes of this discussion, a "U.S. holder" is any beneficial owner of shares of our Common Stock, our Subscription Rights, shares of our Series B-3 Preferred Stock and Warrants acquired upon exercise of Subscription Rights or shares of our Common Stock acquired upon conversion of our Series B-3 Preferred Stock or exercise of Warrants, as the case may be, that, for U.S. federal income tax purposes, is:

  •
  an individual, who is a citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has made a valid election under applicable U.S. Treasury Regulations to continue to be treated as a United States person.

Receipt of Subscription Rights

        Although the authorities governing transactions such as this Rights Offering are complex and do not speak directly to the consequences of certain aspects of this Rights Offering, including the inclusion of the right to purchase Warrants in the Subscription Rights (rather than the right to purchase only shares of our Series B-3 Preferred Stock), and the effects of the Over-Subscription Privilege, we believe and intend to take the position that a U.S. holder's receipt of Subscription Rights pursuant to the Rights Offering will not be treated as a taxable distribution with respect to its existing shares of Common Stock for U.S. federal income tax purposes.

        Section 305(a) of the Code generally provides that the receipt by a stockholder, or a holder of rights to acquire stock, of a right to acquire stock or warrants is not included in the taxable income of the stockholder; however, the general non-recognition rule in Section 305(a) of the Code is subject to exceptions described in Section 305(b) of the Code, which include "disproportionate distributions." A disproportionate distribution is generally a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders (including holders of rights to acquire stock and holders of debt instruments convertible into stock) and an increase in the proportionate interest of other stockholders (including holders of rights to acquire stock and holders of debt instruments convertible into stock) in a corporation's assets or earnings and profits.

        During the last 36 months, the Company has not made any distributions of cash or property (other than stock or rights to acquire stock) with respect to: (i) its Common Stock or (ii) options or warrants to acquire its Common Stock. Currently the Company does not intend to make any future distributions of cash or property (other than stock or rights to acquire stock) with respect to: (i) its Common Stock or (ii) options or warrants to acquire its Common Stock; however, there is no guarantee that the Company will not make such distributions in the future. In addition, the Company does not currently have any convertible debt outstanding nor does the Company currently intend to issue any convertible debt.

        The position regarding the tax-free treatment of the Subscription Right distribution is not binding on the IRS, or the courts. If this position is finally determined by the IRS or a court to be incorrect, whether because, contrary to our expectations, distributions of cash or property (other than stock or rights to acquire stock) are made with respect to our Common Stock, options or warrants, because the issuance of the Subscription Rights is a "disproportionate distribution" or otherwise, the fair market value of the Subscription Rights would be taxable to U.S. holders of our Common Stock as a dividend to the extent of the U.S. holder's pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. The Company does not have any accumulated earnings and profits for years prior to 2019, and although no assurance can be given, the Company anticipates that it will not have current earnings and profits through the end of 2019.

        The remainder of this discussion is based upon the treatment of the Subscription Right issuance as a non-taxable distribution with respect to a U.S. holders' existing shares of Common Stock for U.S. federal income tax purposes.

Tax Basis in the Subscription Rights

        If the fair market value of the Subscription Rights a U.S. holder receives is less than 15% of the fair market value of the U.S. holder's existing shares of Common Stock (with respect to which the Subscription Rights are distributed) on the date the U.S. holder receives the Subscription Rights, the Subscription Rights will be allocated a zero tax basis for U.S. federal income tax purposes, unless the U.S. holder elects to allocate the tax basis in the holder's existing shares of Common Stock between the existing shares of Common Stock and the Subscription Rights in proportion to the relative fair market values of the existing shares of Common Stock and the Subscription Rights determined on the date of receipt of the Subscription Rights.

        If a U.S. holder chooses to allocate tax basis between the holder's existing common shares and the Subscription Rights, the U.S. holder must make this election on a statement included with the holder's timely filed tax return (including extensions) for the taxable year in which the U.S. holder receives the Subscription Rights. Such an election is irrevocable.

        However, if the fair market value of the Subscription Rights a U.S. holder receives is 15% or more of the fair market value of the holder's existing shares of Common Stock on the date the U.S. holder receives the Subscription Rights, then the U.S. holder must allocate tax basis in the existing shares of Common Stock between those shares or warrants and the Subscription Rights the U.S. holder receives in proportion to their fair market values determined on the date the U.S. holder receives the Subscription Rights. Please refer to the discussion below regarding the U.S. tax treatment of a U.S. holder that, at the time of the receipt of the Subscription Right, no longer holds the Common Stock with respect to which the Subscription Right was distributed.

        The fair market value of the Subscription Rights on the date that the Subscription Rights are distributed is uncertain. Furthermore, we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the Subscription Rights on that date. In determining the fair market value of the Subscription Rights, U.S. holders should consider all relevant facts and circumstances, including without limitation any difference between the Subscription Price of the Subscription Rights and the trading price of our shares of Common Stock on the date that the Subscription Rights are distributed, the fair market value and the conversion terms of the Series B-3 Preferred Stock, the exercise price of the Warrants, the length of the period during which the Subscription Rights may be exercised and the fact that the Subscription Rights are transferable.

Exercise of Subscription Rights

        A U.S. holder will not recognize gain or loss upon the exercise of a Subscription Right received in the Rights Offering. A U.S. holder's adjusted tax basis, if any, in the Subscription Right plus the Subscription Price should be allocated between the share of Series B-3 Preferred Stock and the Warrant acquired upon exercise of the Subscription Right.

        The proper method for allocating the basis in the stock upon which the Subscription Rights were issued is unclear. It is possible that this allocation should be made based in proportion to the relative fair market values of the shares of Series B-3 Preferred Stock and the Warrant on the date the Subscription Rights were distributed.

        The Subscription Price should be allocated between the shares of Series B-3 Preferred Stock and the Warrant acquired upon exercise of the Subscription Right in proportion to their relative fair market values on the exercise date. These allocations will establish the U.S. holder's initial tax basis for U.S. federal income tax purposes in the shares of Series B-3 Preferred Stock and Warrants received upon exercise. The holding period of a share of Series B-3 Preferred Stock or a Warrant acquired upon exercise of a Subscription Right in the Rights Offering will begin on the date of exercise.

        If, at the time of the receipt or exercise of the Subscription Right, the U.S. holder no longer holds the Common Stock with respect to which the Subscription Right was distributed, then certain aspects of the tax treatment of the receipt and exercise of the Subscription Right are unclear, including (1) the allocation of the tax basis between the shares of our Common Stock previously sold and the Subscription Right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares of our Common Stock previously sold, and (3) the impact of such allocation on the tax basis of the shares of our Series B-3 Preferred Stock and Warrants acquired upon exercise of the Subscription Right. If a U.S. holder exercises a Subscription Right received in the Rights Offering after disposing of shares of our Common Stock with respect to which the Subscription Right is received, the U.S. holder should consult its tax advisor.

Expiration of Subscription Rights

        If a U.S. holder allows Subscription Rights received in the Rights Offering to expire, the U.S. holder should not recognize any gain or loss for U.S. federal income tax purposes, and the U.S. holder should re-allocate any portion of the tax basis in its existing common shares previously allocated to the Subscription Rights that have expired to the existing common shares.

Sale or Other Disposition, Exercise or Expiration of Warrants

        Upon the sale or other taxable disposition of a Warrant (other than by exercise) received upon exercise of a Subscription Right, a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. holder's adjusted tax basis in the Warrant. A U.S. Holder's adjusted tax basis in a Warrant will generally equal its initial tax basis (discussed above under "—Exercise of Subscription Rights"), as adjusted for any constructive dividends on the Warrant described below. This capital gain or loss will be long-term capital gain or loss if the U.S. holder's holding period in such Warrant is more than one year at the time of the sale or other taxable disposition. The deductibility of capital losses is subject to certain limitations.

        A U.S. holder will not be required to recognize income, gain or loss upon exercise of a Warrant received upon exercise of a Subscription Right. A U.S. holder's tax basis in a share of our Common Stock received upon exercise of a Warrant for cash will be equal to the sum of (1) the U.S. holder's tax basis in the Warrant exchanged therefor and (2) the exercise price of such Warrant. A U.S holder's holding period in the shares of our Common Stock received upon exercise will commence on the day such U.S. holder exercises the Warrant.

        In certain circumstances, the Warrants will be exercisable only on a cashless basis. The U.S. federal income tax treatment of an exercise of a Warrant on a cashless basis is not clear, and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a Warrant on a cashless basis, including with respect to whether the exercise is a taxable event, and their holding period and tax basis in the Common Stock received.

        If a Warrant expires without being exercised, a U.S. holder will recognize a capital loss in an amount equal to such holder's adjusted tax basis in the Warrant. Such loss will be long-term capital loss if, at the time of the expiration, the U.S. holder's holding period in such Warrant is more than one year. The deductibility of capital losses is subject to certain limitations.

Constructive Dividends on Warrants

        If at any time during the period in which a U.S. holder holds a Warrant received upon exercise of a Subscription Right, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the Warrant, the exercise price of the Warrant were decreased, that decrease would be deemed to be the payment of a taxable dividend to a U.S. holder of the Warrant to the extent of our earnings and profits, notwithstanding the fact that such holder will not receive a cash payment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make appropriate adjustments), or there is an adjustment to the number of common shares that will be issued on exercise of a Warrant, such adjustments may also result in the deemed payment of a taxable dividend to a U.S. holder. U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the exercise price of the Warrants. Subject to certain exceptions, we are generally required to report the amount of any deemed distributions to the IRS.

Distributions on Series B-3 Preferred Stock and Common Stock

        If we make distributions of cash or property on our Series B-3 Preferred Stock or Common Stock, such distributions will constitute dividends to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a U.S. holder's adjusted tax basis in its Series B-3 Preferred Stock or Common Stock, as the case may be, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our Common Stock.

Sale, Exchange or Other Disposition of Series B-3 Preferred Stock and Common Stock

        Upon a sale, exchange, or other taxable disposition of our Series B-3 Preferred Stock or our Common Stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized (not including any amount attributable to declared and unpaid dividends, which will be taxable as described above to U.S. holders of record who have not previously included such dividends in income) and the U.S. holder's adjusted tax basis in our Series B-3 Preferred Stock or our Common Stock. The U.S. holder's adjusted tax basis in our Series B-3 Preferred Stock generally will equal its initial tax basis (discussed above under "—Exercise of Subscription Rights"), as adjusted for applicable distributions (including constructive dividends described below). A U.S. holder's adjusted tax basis in our Common Stock generally will equal its initial tax basis in our Common Stock (discussed below under "—Conversion of Our Series B-3 Preferred Stock into Our Common Stock"), as adjusted for applicable distributions (including constructive dividends described below).

        Capital gain or loss recognized on a taxable disposition of our Series B-3 Preferred Stock or our Common Stock generally will be long-term capital gain or loss if the U.S. holder's holding period for our Series B-3 Preferred Stock or our Common Stock (as applicable) exceeded one year at the time of disposition (see the discussion below under "—Conversion of Our Series B-3 Preferred Stock into Our Common Stock" regarding a U.S. holder's holding period for our Common Stock). Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Conversion of Our Series B-3 Preferred Stock into Our Common Stock

        A U.S. holder will not recognize any gain or loss in respect of the receipt of our Common Stock upon the conversion of our Series B-3 Preferred Stock (except to the extent the U.S. holder receives a cash payment for any fractional share that would otherwise have been issuable upon conversion of the Series B-3 Preferred Stock). The adjusted tax basis of our Common Stock that a U.S. holder receives on conversion will equal the adjusted tax basis of the Series B-3 Preferred Stock converted (decreased by the adjusted tax basis allocable to any fractional share that would otherwise have been issued upon conversion of the Series B-3 Preferred Stock), and the holding period of such Common Stock received on conversion will include the period during which the U.S. holder held the Series B-3 Preferred Stock prior to conversion.

        In the event a U.S. holder's Series B-3 Preferred Stock is converted pursuant to an election by such U.S. holder in the case of certain acquisitions or fundamental changes or pursuant to certain other transactions (including our consolidation or merger into another person), the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. In this regard, it is possible that any related adjustments of the conversion rate would be treated as a constructive distribution to the U.S. holder as described below under "—Constructive Distributions on Series B-3 Preferred Stock." U.S. holders should consult their own tax advisors to determine the specific tax treatment of a conversion under such circumstances.

Constructive Distributions on Series B-3 Preferred Stock

        The conversion rate of our Series B-3 Preferred Stock is subject to adjustment under certain circumstances, as described above under "Description of Securities—Description of Existing Securities—Preferred Stock—Series B Preferred Stock." Section 305(c) of the Code and U.S. Treasury Regulations thereunder may treat a U.S. holder of our Series B-3 Preferred Stock as having received a constructive distribution includable in such U.S. holder's income in the manner as described above under "—Distributions on Series B-3 Preferred Stock and Common Stock," if and to the extent that certain adjustments in the conversion rate (or failures to make such an adjustment) increase the proportionate interest of such U.S. holder in our earnings and profits. In certain other circumstances, an adjustment to the conversion rate of our Series B-3 Preferred Stock or a failure to make such an adjustment could potentially give rise to constructive distributions to U.S. holders of our Common Stock. Thus, under certain circumstances, U.S. holders may recognize income in the event of a constructive distribution even though they may not receive any cash or property. Subject to certain exceptions, we are generally required to report the amount of any deemed distributions to the IRS.

Information Reporting and Backup Withholding

        A U.S. holder may be subject to information reporting and backup withholding when such holder receives dividend payments (including constructive dividends) or receives proceeds from the sale or other taxable disposition of the Warrants, shares of our Series B-3 Preferred Stock acquired through the exercise of Subscription Rights or shares of our Common Stock acquired through conversion of our Series B-3 Preferred Stock or exercise of the Warrants. Certain U.S. holders are exempt from backup withholding, including certain corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt (or fails to properly establish an exemption) and such holder:

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  fails to furnish the holder's taxpayer identification number, which for an individual is ordinarily his or her social security number;

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  furnishes an incorrect taxpayer identification number;

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  is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

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  fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

        For purposes of this discussion, a "non-U.S. holder" is a beneficial owner of shares of our Common Stock, our Subscription Rights, shares of our Series B-3 Preferred Stock and Warrants acquired upon exercise of Subscription Rights or shares of our Common Stock acquired upon conversion of our Series B-3 Preferred Stock or exercise of Warrants, as the case may be, that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Receipt, Exercise and Expiration of the Subscription Rights

        The discussion assumes that the receipt of Subscription Rights will be treated as a nontaxable distribution. See "Tax Considerations Applicable to U.S. Holders—Receipt of Subscription Rights" above. In such case, non-U.S. holders will not be subject to U.S. federal income tax (or any withholding thereof) on the receipt, exercise or expiration of the Subscription Rights.

Exercise of Warrants

        A non-U.S. holder will not be subject to U.S. federal income tax on the cash exercise of Warrants into shares of our Common Stock. As discussed above in "Tax Considerations Applicable to U.S. Holders—Sale or Other Disposition, Exercise or Expiration of Warrants," the U.S. federal income tax treatment of an exercise of a Warrant on a cashless basis is not clear. Non-U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a Warrant on a cashless basis, including with respect to whether the exercise is a taxable event, and their holding period and tax basis in the Common Stock received.

Constructive Dividends on Warrants

        If at any time during the period in which a non-U.S. holder holds Warrants we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the Warrants, the exercise price of the Warrants were decreased, that decrease would be deemed to be the payment of a taxable dividend to a non-U.S. holder to the extent of our earnings and profits, notwithstanding the fact that such holder will not receive a cash payment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make appropriate adjustments), or there is an adjustment to the number of common shares that will be issued on exercise of the Warrants, such adjustments may also result in the deemed payment of a taxable dividend to a non-U.S. holder. Any withholding tax attributable to deemed dividends may be collected from other amounts payable or distributable to the non-U.S. holder. For a discussion of withholding taxes applicable to dividends, including constructive dividends, see "—Distributions on Series B-3 Preferred Stock and Common Stock" below. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the Warrants.

Distributions on Series B-3 Preferred Stock and Common Stock

        If we make distributions of cash or property on our Series B-3 Preferred Stock or Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder's adjusted tax basis in its Series B-3 Preferred Stock or Common Stock, as the case may be, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our Series B-3 Preferred Stock, Warrants, or Common Stock. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below we or the applicable withholding agent may treat the entire distribution as a dividend.

        Subject to the discussion below on backup withholding and foreign accounts, dividends paid to a non-U.S. holder of our Series B-3 Preferred Stock or Common Stock that are not effectively connected with the non-U.S. holder's conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty).

        Non-U.S. holders will be entitled to a reduction in or an exemption from withholding on dividends as a result of either (1) an applicable income tax treaty or (2) the non-U.S. holder holding our Series B-3 Preferred Stock or Common Stock in connection with the conduct of a trade or business within the United States and the dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

        If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above, and subject to the discussion below on backup withholding and foreign accounts), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Disposition of Series B-3 Preferred Stock, Warrants or Common Stock

        Subject to the discussions below on backup withholding and foreign accounts, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Series B-3 Preferred Stock, Warrants or Common Stock unless:

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  the gain is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

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  the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

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  our Series B-3 Preferred Stock, Warrants or Common Stock constitutes a U.S. real property interest ("USRPI"), by reason of our status as a U.S. real property holding corporation ("USRPHC"), for U.S. federal income tax purposes.

        Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

        Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

        With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future.

        Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Conversion of Our Series B-3 Preferred Stock into Our Common Stock

        A non-U.S. holder will not recognize any gain or loss in respect of the receipt of our Common Stock upon the conversion of our Series B-3 Preferred Stock (except to the extent the non-U.S. holder receives a cash payment for any fractional share that would otherwise have been issuable upon conversion of the Series B-3 Preferred Stock).

Constructive Distributions on Series B-3 Preferred Stock

        As described above under "Tax Considerations Applicable to U.S. Holders—Constructive Distributions on Series B-3 Preferred Stock," in certain circumstances, a non-U.S. holder will be deemed to receive a constructive distribution from us. Adjustments in the conversion rate (or failures to adjust the conversion rate) that increase the proportionate interest of a non-U.S. holder in our earnings and profits could result in deemed distributions to the non-U.S. holder that are treated as dividends for U.S. federal income tax purposes. Any constructive distribution deemed paid to a non-U.S. holder will be subject to U.S. federal income tax or withholding tax in the manner described above under "Tax Considerations Applicable to Non-U.S. Holders—Distributions on Series B-3 Preferred Stock and Common Stock." It is possible that U.S. federal tax on the constructive distribution would be withheld, if applicable, from subsequent payments on the Series B-3 Preferred Stock or our Common Stock.

Information Reporting and Backup Withholding

        Subject to the discussion below on foreign accounts, a non-U.S. holder will not be subject to backup withholding with respect to distributions on our Series B-3 Preferred Stock, Warrants or Common Stock we make to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a United States person and the holder timely certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable certification. However, information returns generally will be filed with the IRS in connection with any distributions (including deemed distributions) made on our Series B-3 Preferred

Stock, Warrants and Common Stock to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

        Information reporting and backup withholding may apply to the proceeds of a sale or other taxable disposition of our Series B-3 Preferred Stock, Warrants or Common Stock within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale or other taxable disposition of our Series B-3 Preferred Stock, Warrants or Common Stock outside the United States conducted through certain U.S.-related financial intermediaries, in each case, unless the beneficial owner timely certifies under penalty of perjury that it is a non-U.S. holder on IRS Form W-8BEN or W-8BEN-E, or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or such owner otherwise timely establishes an exemption. Proceeds of a disposition of our Series B-3 Preferred Stock, Warrants or Common Stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

        Withholding taxes may be imposed under the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed dividends) paid on our Series B-3 Preferred Stock, Warrants or Common Stock paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any "substantial United States owners" (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain "specified United States persons" or "United States-owned foreign entities" (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

        Under the applicable U.S. Treasury Regulations, withholding under FATCA generally applies to payments of dividends (including deemed dividends). Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we or the applicable withholding agent may treat the entire distribution as a dividend. Prospective investors should consult their tax advisors regarding the potential application of these withholding provisions.

DESCRIPTION OF SECURITIES

        We are distributing to holders of our Common Stock, other than Excluded Stockholders, at no charge, transferable Subscription Rights to purchase Units.

Description of Securities Included in this Rights Offering

Subscription Rights and Units

        We are distributing to holders of our Common Stock, other than Excluded Stockholders, at no charge, transferable Subscription Rights to purchase Units. The Subscription Rights will be transferable in minimum denominations of 50. Each Unit consists of one share of Series B-3 Preferred Stock and 34.375 Warrants (subject to rounding at settlement). Each share of Series B-3 Preferred Stock has the terms and conditions further described herein. Each Warrant will be exercisable for one share of our Common Stock at a price of $0.0001 per share from the date of issuance. The Subscription Rights will be transferrable, but we do not intend to apply to list the Subscription Rights on any exchange. If a holder of a Subscription Right elects to exercise the Subscription Rights, the Units will separate upon settlement, and the stockholder exercising the Subscription Rights will be issued Series B-3 Preferred Stock and Warrants.

Series B-3 Preferred Stock

        The shares of Series B-3 Preferred Stock that will be issued to subscribers will be the same as the Series B-3 Preferred Stock issued under the Third Equity Commitment Agreement. Please see "—Description of Existing Securities—Preferred Stock—Series B Preferred Stock" below for a description of the terms and conditions of the Series B-3 Preferred Stock.

        Holders who exercise their Subscription Rights and receive shares of Series B-3 Preferred Stock will receive a partial dividend with respect to the dividend period ended March 31, 2020, computed on the basis of the actual number of days elapsed during the period during which the Series B-3 Preferred Stock issued in the Rights Offering was outstanding over a 360-day year.

Warrants

        The following section provides a summary description of the Warrants. The summary description is not meant to be complete description and is subject to, and qualified in their entirety by reference to, the Form of Warrant Certificate and Form of Warrant Agreement included exhibits to the registration statement of which this prospectus forms a part, our Certificate of Incorporation, our Bylaws, the applicable provisions of the General Corporation Law of the State of Delaware ("DGCL"), as amended, and other applicable provisions of Delaware law.

        The Warrants will be issued in registered form under a warrant agent agreement with Continental Stock Transfer & Trust Company, as warrant agent.

        Number.    We will offer Warrants to purchase up to 515,625 shares of Common Stock to subscribers in this Rights Offering.

        Exercise Price.    Each Warrant entitles the registered holder to one share of our Common Stock at a price of $0.0001 per share, subject to adjustment as discussed below.

        Subject to the provisions of the Warrant and Warrant Agreement, a Warrant may be exercised by the holder thereof by surrendering it, at the office of the Warrant Agent by paying in full the exercise price for each full share of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, as follows:

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  by good certified check or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company; or

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  by instructing the Company to withhold a number of shares of Common Stock then issuable upon exercise of the Warrant with an aggregate Fair Market Value as of the exercise date equal to such aggregate exercise price.

        Notwithstanding anything else in the Warrant Certificate or the Warrant Agreement, no Warrant may be exercised, except through "cashless exercise," unless at the time of exercise (i) a registration statement covering the shares of Common Stock to be issued upon exercise is effective under the Securities Act, and a prospectus thereunder relating to the shares of Common Stock is current, or (ii) if, in the Company's sole determination, an exemption from the registration requirements under the Securities Act, and applicable state law is available with respect thereto. Warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise or issuance would be unlawful. In the event that a registration statement under the Securities Act with respect to the Common Stock underlying the Warrants is not effective or a current prospectus is not available, or because such exercise would not be exempt from the registration requirements of the Securities Act and applicable securities laws of the states or other jurisdictions in which the holder resides, the registered holder shall not be entitled to exercise the Warrants. In no event will the Company be required to "net cash settle" the warrant exercise.

        Fair Market Value means, as of any particular date: (a) the volume weighted average price per share of the Common Stock for each Business Day referred to below on the principal domestic securities exchange on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any such exchange on any such Business Day referred to below, the average of the highest bid and lowest asked prices for the Common Stock on such exchanges at the end of such Business Day referred to below; (c) if on any such Business Day referred to below the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for such Business Day referred to below; or (d) if there have been no sales of the Common Stock on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on any such Business Day referred to below, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of such Business Day referred to below; in each case, averaged over twenty (20) consecutive Business Days ending on the Business Day immediately prior to the day as of which "Fair Market Value" is being determined; provided, that if the Common Stock is listed on any domestic securities exchange, the term "Business Day" means Business Days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the "Fair Market Value" of the Common Stock shall be the fair market value per share as determined by the Board from time to time. "Business Day" means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed. "Pink OTC Markets" means the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB and OTC Pink. "OTC Bulletin Board" means the Financial Industry Regulatory Authority OTC Bulletin Board electronic inter-dealer quotation system.

        Exercise Period.    There is no expiration date for the exercise of the Warrants.

        Reservation of Shares.    The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.

        Adjustments.    The number of shares of Common Stock underlying the Warrants adjusts as follows:

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  Adjustment Upon Dividend, Subdivision or Combination of Common Stock.  If the Company, at any time or from time to time after the issuance of the Warrants, (i) pays a dividend or makes any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock or in options or convertible securities to all or substantially all the holders of the Common Stock, or (ii) subdivides (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, in each case other than any such transaction covered below, the number of shares of Common Stock issuable upon exercise of the Warrant immediately prior to any such dividend, distribution or subdivision shall be proportionately increased so that the registered holder shall be entitled to receive upon the exercise of the Warrant the number of shares of Common Stock or other securities of the Company that the registered holder would have owned or would have been entitled to receive upon or by reason of any event described above, had the Warrant been exercised or converted immediately prior to the occurrence of such event. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the number of shares of Common Stock issuable upon exercise of the Warrant immediately prior to such combination shall be proportionately decreased so that the registered holder shall be entitled to receive upon the exercise of the Warrant the number of shares of Common Stock or other securities of the Company that the registered holder would have owned or would have been entitled to receive upon or by reason of any event described above, had the Warrant been exercised or converted immediately prior to the occurrence of such event.

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  Adjustment Upon Cash Distributions and Other Distributions.  If the Company distributes to the holders of Common Stock, (x) cash or any other property or securities, or (y) any rights, options or warrants to subscribe for or purchase any of the foregoing (other than, in each case set forth in clause (x) and clause (y), any dividend or distribution described above or below), then, in each such case, the registered holder shall be entitled to participate in such distribution to the same extent that the registered holder would have participated therein if the registered holder had exercised this Warrant in full immediately before the date of which a record is taken for such distribution, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the participation in such distribution. For the avoidance of doubt, no repurchase or redemption by the Company or any of its subsidiaries of any securities of the Company shall be considered a distribution.

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  Adjustment Upon Reorganization, Reclassification, Consolidation or Merger.  In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Company with or into another person, (iv) sale of all or substantially all of the Company's assets to another Person, (v) deemed liquidation event or (vi) other similar transaction, in each case which entitles all or substantially all of the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities, cash or other assets or consideration with respect to or in exchange for Common Stock, each Warrant shall, immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction, be canceled (without any action of the registered holder and regardless of any limitation or restriction on the exercisability of the Warrant that may otherwise be applicable) with the registered holder entitled to receive the kind and number of shares of stock, securities, cash or other assets or consideration resulting from such transaction to which the registered holder would have been entitled as a holder of the applicable number of shares of Common Stock then issuable upon exercise of the Warrant as a result of such exercise if the registered holder had exercised the Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of shares of Common Stock then issuable thereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of the Warrant).

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  Adjustment of Warrant Upon Spin-off.  If, at any time after the issuance of the Warrants but prior to the exercise hereof, the Company shall spin off another person (the "Spin off Entity"), then the Company (a) shall issue to the registered holder a new warrant to purchase, at the Warrant price, the number of shares of common stock or other proprietary interest in the Spin off Entity (and any other consideration) that the registered holder would have owned had the registered holder exercised or converted the Warrant immediately prior to the consummation of such spin off. Such new warrant shall provide for rights and obligations which shall be as nearly equivalent as may be practicable to the rights and obligations provided for in the Warrant.

        Amendment.    The Warrants will be issued in registered form under the Warrant Agreement, which provides that the terms of Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Warrants to make any change that adversely affects the interests of the registered holders of Warrants.

Description of Existing Securities

        Our Certificate of Incorporation authorizes us to issue up to 101,000,000 shares of capital stock, consisting of 100,000,000 shares of Common Stock, and 1,000,000 shares of preferred stock, par value $0.0001 per share (the "Preferred Stock"). The following sections provide descriptions of our Common Stock, Series A Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock, as well as other existing securities. The summary descriptions below are not meant to be complete descriptions and are subject to, and qualified in their entirety by reference to, our Certificate of Incorporation (including the Series A Certificate, the Series B-1 Certificate, Series B-2 Certificate and Series B-3 Certificate), the terms of any warrant certificate governing any warrants, our Bylaws, each of which is incorporated herein by reference, the applicable provisions of the DGCL and other applicable provisions of Delaware law.

        Following the transactions described above under "Prospectus Summary—Recent Transactions" but prior to giving effect to this Rights Offering, and as of the date of this prospectus, we have the following securities outstanding:

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  22,258,999 shares of Common Stock issued and outstanding;

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  199,123.87 shares of Series B Preferred Stock issued and outstanding, consisting of:

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  99,123.87 shares of Series B-3 Preferred Stock (80,000 of which are held by ASSF IV and ASOF Holdings and 19,123.87 of which are held by IEA LLC)

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  50,000 shares of Series B-2 Preferred Stock held by ASSF IV and ASOF Holdings;

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  50,000 shares of Series B-1 Preferred Stock (30,000 of which are held by ASSF IV and 20,000 of which are held by OT POF);

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  17,482.5 shares of Series A Preferred Stock, issued and outstanding, all of which are held by IEA LLC;

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  15,000,000 warrants exercisable for 7,500,000 shares of Common Stock originally sold as part of units in our initial public offering in July 2016 (the "Public Warrants");

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  460,000 warrants exercisable for 230,000 shares of Common Stock warrants that were originally issued to investors as part of units in a private placement that closed concurrently with the consummation of our initial public offering in July 2016 (the "Private Placement Warrants");

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  1,500,000 warrants exercisable for 750,000 shares of Common Stock that were issued to the certain purchasers in connection with the closing of our Merger on March 26, 2018 (the "Backstop Warrants");

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  Warrants issued under the First Equity Commitment Agreement, Second Equity Commitment Agreement, Third Equity Commitment Agreement and Preferred Exchange Agreement for 7,672,067 shares of Common Stock, which includes:

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  First ECA Warrants for 2,545,934 shares of Common Stock issued under the First Equity Commitment Agreement on May 20, 2019;

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  Second ECA Warrants for 900,000 shares of Common Stock issued under the Second Equity Commitment Agreement on August 30, 2019;

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  Third ECA Warrants for 3,568,750 shares of Common Stock issued under the Third Equity Commitment Agreement on November 14, 2019; and

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  Preferred Exchange Agreement Warrants for 657,383 shares of Common Stock issued under the Preferred Exchange Agreement on November 14, 2019.

Common Stock

        As of the date hereof, we have 22,258,999 shares of Common Stock issued and outstanding. Our Certificate of Incorporation provides that all of the shares of our Common Stock have identical rights, powers, preferences and privileges.

Voting Power

        Common Stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified by our Certificate of Incorporation or Bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of Common Stock that are voted is required to approve any such matter voted on by our stockholders. Our board of directors is divided into three classes, each of which will serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors.

Dividends and Other Distribution

        The holders of our Common Stock are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor and subject to the provisions of the Series A Preferred Stock and Series B Preferred Stock.

Liquidation, Dissolution and Winding Up

        In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the Common Stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive Rights

        Our stockholders have no preemptive or other Subscription Rights and there are no sinking fund or redemption provisions applicable to our Common Stock.

Preferred Stock

        Our Certificate of Incorporation permits our Board, from time to time, to issue Preferred Stock in one or more series, and to establish the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional and other special rights, if any, of each such series and any qualifications, limitations and restrictions thereof. Our Board has designated the Series A Preferred Stock, Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock out of the authorized Preferred Stock. The Common Stock is junior to the Series A Preferred Stock and the Series B Preferred Stock. The Series A Preferred Stock is junior to the Series B Preferred Stock.

Series A Preferred Stock

        As of the date hereof, we have 17,482.5 shares of Series A Preferred Stock issued and outstanding.

        Number.    The number of authorized shares of Series A Preferred Stock is 34,965.

        Ranking.    The Series A Preferred Stock ranks: (a) equally in right of payment with Parity Stock, if any, with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, (b) senior in right of payment to Junior Stock, with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and (c) junior in right of payment to Senior Stock, if any, with respect to the payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Series A Preferred Stock is junior to the Series B Preferred Stock, but senior to the Common Stock.

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  "Parity Stock" means any class or series of capital stock of the Company authorized that expressly ranks equally with the Series A Preferred Stock with respect to the payment of dividends and in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

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  "Junior Stock" means the Common Stock and any other class or series of capital stock of the Company, other than Parity Stock, now existing or hereafter authorized not expressly ranking senior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

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  "Senior Stock" means the Series B Preferred Stock or any class or series of capital stock of the Company hereafter authorized which expressly ranks senior to the Series A Preferred Stock and has preference or priority over the Series A Preferred Stock as to the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

        Stated Value.    The Series A Preferred Stock has a stated value (the "Series A Stated Value") as of a particular time with respect to a share of Series A Preferred Stock equal to the sum of (i) $1,000, plus (ii) the amount of accumulated but unpaid dividends compounded and accumulated on such share as a result of Series A Preferred Accumulated Dividends (as defined below), in each case of clauses (i) and (ii) as equitably adjusted for any stock dividend (including any dividend of securities convertible into or exchangeable for Series A Preferred Stock), stock split (including a reverse stock split), stock combination, reclassification or similar transaction with respect to the Series A Preferred Stock after the date of issuance of such share of Series A Preferred Stock.

        Dividends.    No dividends shall be paid on the Series A Preferred Stock unless as, if and when declared by the Board. Until the Series A Preferred Stock is redeemed (the "Dividend Cessation Date"), dividends will accrue for each Dividend Period with respect to each share of Series A Preferred Stock at the Accumulated Dividend Rate on the Stated Value of such share of Series A Preferred Stock and will increase the Stated Value of such share of Series A Preferred Stock on and effective as of the applicable Dividend Payment Date without any further action by the Board (the "Series A Preferred Accumulated Dividend"); provided, that, to the maximum extent not prohibited by the terms of the Series B Preferred Stock or of the Third A&R Credit Facility, and only as, if and when declared by the Board, dividends shall be declared and paid in cash with respect to each share of Series A Preferred Stock at the Cash Dividend Rate on the Stated Value of such share of Series A Preferred Stock and will be payable in cash quarterly in arrears on the applicable Dividend Payment Date (the "Series A Preferred Cash Dividend" and together with the Series A Preferred Accumulated Dividend, the "Series A Preferred Dividend").

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  "Dividend Period" means the period from the date of original issuance of the Series A Preferred Stock (the "Closing Date") to the first Dividend Payment Date and each quarterly period thereafter.

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  "Dividend Payment Date" means to the extent that any shares of Series A Preferred Stock are then outstanding, each of March 31, June 30, September 30 and December 31 or, to the extent any of the foregoing is not a Business Day, the first Business Day following such date. "Business Day" means any day except a Saturday, a Sunday or other day on which the SEC or banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

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  "Accumulated Dividend Rate" means (i) eight percent (8%) per annum during the period from the Closing Date until the date (the "18 Month Anniversary Date") that is 18 months from the Closing Date; provided, however, if the Company does not hold a special stockholders meeting to obtain Stockholder Rule 5635 Approval within 90 days of the Closing Date, then the rate shall be ten percent (10%) during the period from the date that is 91 days from the Closing Date until the 18 Month Anniversary Date and (ii) twelve percent (12%) per annum during the period from and after the 18 Month Anniversary Date; provided that, from and after the occurrence of any Non-Payment Event or Default Event and until the cure, resolution or waiver of such Non-Payment Event or Default Event, as the case may be, the Accumulated Dividend Rate shall be the Accumulated Dividend Rate as otherwise determined pursuant to the foregoing clause (i) or (ii) plus 2% per annum.

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  "Non-Payment Event" means failure of the Company to (i) make, on any Dividend Payment Date, any cash dividend payments the Company is obligated to make on such Dividend Payment Date pursuant to the Series A Certificate, or (ii) redeem any shares of Series A Preferred Stock as and when required in accordance with Series A Certificate, in either case which is not cured within five (5) days after written notice from the Stockholders' Representative after such default.

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  "Default Event" means any material breach by the Company of its obligations under the Series A Certificate, other than a Non-Payment Event, which, if curable, is not cured on or prior to the 30th day after receipt of written notice from the Stockholders' Representative after such default.

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  "Cash Dividend Rate" means (i) six percent (6%) per annum from the Closing Date until the 18 Month Anniversary Date; provided, however, if the Company does not hold a special stockholders meeting to obtain Stockholder Rule 5635 Approval within 90 days of the Closing

    Date, then the rate shall be eight percent (8%) during the period from the date that is 91 days from the Closing Date until the 18 Month Anniversary Date and (ii) ten percent (10%) per annum during the period from and after the 18 Month Anniversary Date; provided that, (x) so long as any shares of Series B Preferred Stock is outstanding or (y) from and after the occurrence of any Non-Payment Event or Default Event and until the cure, resolution or waiver of such Non-Payment Event or Default Event, as the case may be, the Cash Dividend Rate shall be the Cash Dividend Rate as otherwise determined pursuant to the foregoing clause (i) or (ii) plus 2% per annum.

        The Series A Preferred Dividend shall accumulate daily on the basis of a 360-day year consisting of twelve 30-day periods on the Stated Value of each share of Series A Preferred Stock (as such Stated Value may be increased by any Series A Preferred Accumulated Dividends pursuant to the Series A Certificate) and (y) the amount of Series A Preferred Dividends accumulated on the Series A Preferred Stock for any period other than a full Dividend Period shall be computed on the basis of the actual number of days elapsed during the period over a 360-day year. The dividends that accrued with respect to each share of Series A Preferred Stock for the Dividend Periods ended on December 31, 2018 and March 31, 2019, respectively, are deemed to have accrued at the Accumulated Dividend Rate on the Stated Value of such share of Series A Preferred Stock and to have increased the Stated Value of such share of Series A Preferred Stock on and effective as of such respective Dividend Payment Date without any further action by the Board, and such dividends shall constitute Series A Preferred Accumulated Dividends.

        Until the Dividend Cessation Date of all shares of Series A Preferred Stock, neither the Company nor any of its subsidiaries shall declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Company or any of its subsidiaries, other than (i) dividends payable on (A) Senior Stock, (B) Parity Stock in compliance, to the extent applicable, with the provisions of the Series A Certificate, and (C) Common Stock payable solely in the form of additional shares of Common Stock, and (ii) dividends or distributions by a subsidiary. Until the Dividend Cessation Date of all Series A Preferred Stock, neither the Company nor any of its subsidiaries shall redeem, purchase or otherwise acquire directly or indirectly any (x) Junior Stock, other than repurchases of Common Stock of departing directors and officers of the Company, (y) Parity Stock, other than in compliance, to the extent applicable, with the provisions of the Series A Certificate.

        Liquidation Event.    Subject to the rights of the holders of any Senior Stock or Parity Stock in connection therewith, upon any Liquidation Event, each holder of Series A Preferred Stock shall be entitled to be paid, out of the assets of the Company legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock in connection with such Liquidation Event, an amount per share of Series A Preferred Stock held by such holder equal to the sum of (i) the Stated Value plus (ii) all accrued and unpaid dividends, if any, with respect to such share calculated through the day prior to such payment.

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  A "Liquidation Event" means (i) effecting any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (ii) any voluntary or involuntary filing for bankruptcy, insolvency, receivership or any similar proceedings by or against the Company or any of its subsidiaries that holds, directly or indirectly, all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis, (iii) a receiver or trustee is appointed for all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis, or (iv) the Company or any subsidiary of the Company that owns all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis makes an assignment for the benefit of its creditors.

        Voting Rights.    Other than any voting rights provided by law or as expressly provided by the Series A Certificate, the holders of the Series A Preferred Stock (in their capacities as such) shall not have voting rights of shareholders under this the Series A Certificate, the Certificate of Incorporation, the Bylaws and the Securities Act, on account of the shares of Series A Preferred Stock from time to time held by such holders.

        Consent Rights.    Until the Dividend Cessation Date of all Series A Preferred Stock, the Company shall not, and shall cause its Subsidiaries not to, directly or indirectly (whether by merger, consolidation, amendment of the Series A Certificate or otherwise), without the prior written approval of the Stockholders' Representative:

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  create, or authorize the creation of, or issue or obligate itself to issue any shares of, (A) Senior Stock, other than the Series B Preferred Stock (provided that, (A) any issuances of Series B Preferred Stock other than the Approved Series B Shares (whether or not the Approved Series B Shares have been redeemed or otherwise retired) and (B) any amendments, waivers or other modifications to the Series B Certificates that are adverse to any holder of Series A Preferred Stock shall require the prior written approval of the Stockholders' Representative), (B) Parity Stock (including any Series A Preferred Stock, other than the Series A Preferred Stock issued pursuant to the Merger Agreement), (C) any capital stock that votes as a single class with the Series A Preferred Stock on any of the matters which require the consent of the holders of a majority of the Series A Preferred Stock pursuant the Series A Certificate, or (D) any capital stock of a subsidiary of the Company, other than a wholly owned subsidiary of the Company; provided, that, this clause (D) shall not apply to capital stock of a subsidiary of the Company issued as consideration for a bona-fide acquisition by the Company or any of its subsidiaries approved by the Board and the primary purpose of which is not to obtain financing;

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  reclassify, alter or amend any capital stock of the Company or its subsidiaries if such reclassification, alteration or amendment would render such other capital stock senior to or pari passu with the Series A Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company or the payment of dividends;

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  enter into any agreement with respect to, or consummate, any merger, consolidation or similar transaction with any other person pursuant to which the Company or such subsidiary would not be the surviving entity in such transaction, if as a result of such transaction, any capital stock or equity or equity-linked securities of such person would rank senior to or pari passu with the Series A Preferred Stock as to the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the surviving entity or such subsidiary;

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  assume, incur or guarantee, or authorize the creation, assumption, incurrence or guarantee of, any indebtedness for borrowed money (specifically excluding letters of credit, performance or payment bonds, and capitalized lease obligations) if, after taking into account such assumption, incurrence or guarantee of such indebtedness for borrowed money, the aggregate outstanding amount of such indebtedness for borrowed money of the Company and its subsidiaries would exceed $5,000,000 on a consolidated basis, other than (x) any indebtedness for borrowed money under the Third A&R Credit Facility or (y) any refinancing thereof in a principal amount not to exceed the available amount under the Third A&R Credit Facility;

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  authorize or consummate any Change of Control (as defined below) or Liquidation Event unless on or prior to the consummation of such Change of Control or Liquidation Event, all shares of Series A Preferred Stock will be redeemed, paid or purchased in full at the Redemption Price (as defined below); or

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  alter, amend, supplement, restate, waive or otherwise modify any provision of the Series A Certificate or any other governing document of the Company (including any other certificate of designations with respect to Preferred Stock) in a manner that would reasonably be expected to be materially adverse to the rights or obligations of the holders of the Series A Preferred Stock.

        Optional Redemption.    Subject to the terms of the Series B Preferred Stock, the Company may, at any time and from time to time, redeem all or any portion of the shares of Series A Preferred Stock then outstanding; provided, that any such redemption shall be on a pro rata basis among the holders of Series A Preferred Stock in accordance with the number of shares of Series A Preferred Stock then held by such holders. In connection with any redemption, the Company shall pay a price per share of Series A Preferred Stock in cash equal to the Stated Value thereof plus all accrued and unpaid dividends thereon calculated through the day prior to such redemption (the "Redemption Price"). There shall be no premium or penalty payable in connection with any redemption.

        Redemption in Connection with Certain Events.    Subject to compliance with the terms of the Third A&R Credit Agreement, the Company is required to redeem all of the Series A Preferred Stock as a condition to the consummation of a Change in Control at the Optional Redemption Price, as well as use the net cash proceeds from any Qualifying Equity Sale or Significant Disposition to redeem the maximum number of shares of Series B Preferred Stock, on a pro rata basis, at the Optional Redemption Price that are redeemable from the net cash proceeds from such Qualifying Equity Sale or Significant Disposition.

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  "Change in Control" means any (a) direct or indirect acquisition (whether by a purchase, sale, transfer, exchange, issuance, merger, consolidation or other business combination) of shares of capital stock or other securities, in a single transaction or series of related transactions, (b) merger, consolidation or other business combination directly or indirectly involving the Company, (c) reorganization, equity recapitalization, liquidation or dissolution directly or indirectly involving the Company, in each case for clauses (a) - (c) which results in any one person, or more than one person that are affiliates or that are acting as a group, acquiring direct or indirect ownership of equity securities of the Company which, together with the equity securities held by such person, such person and its affiliates or such group, constitutes more than 50% of the total direct or indirect voting power of the equity securities of the Company, taken as a whole, or (d) direct or indirect sale, lease, exchange, transfer or other disposition, in a single transaction or series of related transactions, of assets or businesses that constitute or represent all or substantially all of the consolidated assets of the Company and the Company subsidiaries, taken as a whole; provided, that no Change of Control shall be deemed to have occurred pursuant to the foregoing clauses (a) through (d), (A) if the acquirer in such transaction is or the acquiring group in such transaction includes, directly or indirectly, Oaktree Capital Management, L.P., Oaktree and/or any affiliates of the foregoing, the "Oaktree Holders") or (B) if such Change of Control was the result, in whole or in part, of a sale, directly or indirectly, to the applicable acquirer (or an affiliate thereof) of shares of the Company or other rights in respect of shares of the Company owned by the Oaktree Holders (excluding for purposes of clause (B) to this proviso (x) any sales (other than block trades in which such Oaktree Holder is either (i) selling capital stock or other securities of the Company in an amount in excess of 10% of the then outstanding capital stock of the Company or (ii) was reasonably aware of the counterparty(ies) to such block trade) in the open market (including sales conducted by a third-party underwriter, initial purchaser or broker-dealer) and (y) any merger, tender offer or other transaction described in the foregoing clauses (a) through (d) approved by a majority of the board of directors of the Company (excluding any vote of the GFI Designees (as defined in the First A&R Investor Rights Agreement, as amended) for this purpose)).

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  "Qualifying Equity Sale" means the sale by the Company or any of its subsidiaries of any capital stock of the Company or such subsidiary, including the sale of such capital stock upon the cash exercise of any warrants issued by the Company; provided that "Qualifying Equity Sale" shall not include (i) sales of any Common Stock of the Company or derivatives thereof (such as options) to management, consultants or directors of the Company or any of its subsidiaries pursuant to a stock incentive plan approved by the Board, (ii) sales of capital stock to the extent the proceeds thereof are used to maintain the Company's solvency (as reasonably determined by the Board as of the date of issuance) or to avoid a default under any bona-fide credit agreement to which the Company or any of its subsidiaries are subject (e.g., an equity cure) with any lender or (iii) issuances of capital stock of the Company to any person as consideration for any bona-fide acquisition by the Company or any of its subsidiaries approved by the Board (including any Board member nominated by GFI) and the primary purpose of which is not to obtain financing.

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  "Significant Disposition" means any direct or indirect sale, lease, license, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of any assets or businesses of the Company and/or its subsidiaries outside the ordinary course of business for which the Company and/or its subsidiaries receives consideration having a value in excess of $5,000,000.

        Conversion into Common Stock.    Any holder of Series A Preferred Stock may elect, by written notice to the Company (w) at any time and from time to time on or after the third anniversary of the Closing Date, (x) at any time and from time to time, if at such time the terms of the Series B Preferred Stock or of the Third A&R Credit Facility would prohibit the Company from paying dividends in cash pursuant to the Series A Certificate), (y) at any time any shares of Series B Preferred Stock is outstanding or (z) at any time and from time to time on or after the occurrence of a Non-Payment Event or Default Event until such Non-Payment Event or Default Event is cured by the Company, to cause the Company to convert, without the payment of additional consideration by such holder, all or any portion of the issued and outstanding shares of Series A Preferred Stock held by such holder, as specified by such holder in such notice, into a number of shares of Common Stock determined by dividing (i) the Stated Value plus accrued and unpaid dividends as of the conversion date for the share(s) of Series A Preferred Stock to be converted by (ii) the VWAP per share of Common Stock for the 30 consecutive trading days ending on the trading day immediately prior to the conversion date; provided, however, that if a Non-Payment Event or Default Event has occurred and has not been cured by the Company as of the conversion date, or if such holder is converting pursuant to provision (x) or (y) above, the Company shall issue to such holder a number of shares of Common Stock determined by dividing (1) the Stated Value plus accrued and unpaid dividends as of the conversion date for the share(s) of Series A Preferred Stock to be converted by (2) the product of (x) 90% multiplied by (y) the VWAP per share of Common Stock for the 30 consecutive trading days ending on the trading day immediately prior to the conversion date.

Series B Preferred Stock

        We have three designations of Series B Preferred Stock outstanding that were issued from the Company's authorized and unissued shares of Preferred Stock: Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock. As of the date hereof, we have 50,000 shares of Series B-1 Preferred Stock issued and outstanding, 50,000 shares of Series B-2 Preferred Stock issued and outstanding and 99,123.87 shares of Series B-3 Preferred Stock issued and outstanding. Except as noted below, the terms of the Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock are substantially similar.

        Number.    The number of authorized shares of Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock is 50,000 shares, 50,000 shares and 130,000 shares, respectively.

        Ranking.    The Series Preferred Stock ranks: (a) equally in right of payment with any class or series of capital stock of the Company that expressly ranks (a) equally in right of payment with Parity Stock, if any, with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, (b) senior in right of payment to Junior Stock, with respect to the payment of dividends and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and (c) junior in right of payment to Senior Stock, if any, with respect to the payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

  •
  "Parity Stock" means any class or series of capital stock of the Company authorized that expressly ranks equally with the Series B Preferred Stock with respect to the payment of dividends and in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. The Series B-1 Preferred Stock, Series B-2 Preferred Stock and Series B-3 Preferred Stock are considered Parity Stock with respect to each other.

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  "Junior Stock" means (i) the Series A Preferred Stock, (ii) the Common Stock and (iii) any other class or series of capital stock of the Company, other than Parity Stock, now existing or hereafter authorized not expressly ranking senior to any of the Series B Preferred Stock with respect to the payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

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  "Senior Stock" means any class or series of capital stock of the Company authorized which expressly ranks senior to the Series B Preferred Stock and has preference or priority over the Series B Preferred Stock as to the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

        Stated Value.    The Series B Preferred Stock has a stated value (the "Stated Value") as of a particular time with respect to a share of Series B Preferred Stock, of an amount equal to the sum of (i) $1,000, as equitably adjusted for any stock dividend (including any dividend of securities convertible into or exchangeable for Series B Preferred Stock), stock split (including a reverse stock split), stock combination, reclassification or similar transaction with respect to the Series B Preferred Stock after the date of issuance of such share of Series B Preferred Stock, plus (ii) the amount of accumulated but unpaid dividends compounded and accumulated on such share as a result of Series B Preferred Dividends.

        Dividends.    No dividends shall be paid on any shares of Series B Preferred Stock unless as, if and when declared by the Board. Except as set forth in the Certificate, dividends accumulate for each Dividend Period with respect to each share, or fraction of a share, of Series B Preferred Stock at the Accumulated Dividend Rate on the Stated Value per whole share (or fraction thereof with respect to fractional shares) and will increase the Stated Value of such share of Series B Preferred Stock on and effective as of the applicable Dividend Date without any further action by the Board (the "Series B Preferred Accumulated Dividend"); provided, that, to the extent not prohibited by applicable law, and only as, if and when declared by the Board, dividends will be declared and paid in cash with respect to each share, or fraction of a share, of Series B Preferred Stock at the Cash Dividend Rate on the Stated Value per whole share (or fraction thereof with respect to fractional shares) and will be payable in cash quarterly in arrears on the applicable Dividend Date (the "Series B Preferred Cash Dividend" and together with the Series B Preferred Accumulated Dividend, the "Series B Preferred Dividend").

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  "Dividend Period" means the period from the applicable issue date to the first applicable Dividend Date, and each quarterly period thereafter.

  •
  "Dividend Date" means to the extent that any shares of Series B Preferred Stock are then outstanding, each of March 31, June 30, September 30 and December 31 or, to the extent any of the foregoing is not a Business Day, the first Business Day following such date. A "Business Day" means any day except a Saturday, a Sunday or other day on which the SEC or banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

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  "Accumulated Dividend Rate" means, in the case of Series B-1 Preferred Stock, 18% per annum from and including the date of the closing of the original issuance of Series B Preferred Stock until the date of the closing of the original issuance of Series B-3 Preferred Stock and 15% per annum thereafter, in the case of Series B-2 Preferred Stock, 18% per annum from and including the date of the closing of the original issuance of Series B-2 Preferred Stock until the date of the closing of the original issuance of Series B-3 Preferred Stock and 15% per annum thereafter, and in the case of Series B-3 Preferred Stock, 15% per annum; provided, that, from and after the occurrence of any Non-Payment Event or Default Event and until the cure, resolution or waiver of such Non-Payment Event or Default Event, as the case may be, the Accumulated Dividend Rate shall be the Accumulated Dividend Rate as otherwise determined pursuant to this definition plus 2% per annum. A "Non-Payment Event" means failure of the Company to redeem any shares of Series B Preferred Stock as and when required in accordance with the Certificate, in either case which is not cured within five (5) days after written notice from Ares after such default. A "Default Event" means any material breach by the Company of its obligations under this Certificate, other than a Non-Payment Event, which, if curable, is not cured on or prior to the 30th day after receipt of written notice from Ares after such default.

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  "Cash Dividend Rate" means with respect to any Dividend Period for which the Total Net Leverage Ratio is greater than 1.50 to 1.00, 13.5% per annum, and (ii) with respect to any Dividend Period for which the Total Net Leverage Ratio is less than or equal to 1.50 to 1.00, 12% per annum. The "Total Net Leverage Ratio" means, with respect to any Dividend Period, the "Total Net Leverage Ratio" (as defined under the Third A&R Credit Agreement), calculated as of the date of the most recently provided compliance certificate under the Third A&R Credit Agreement as of the beginning of such Dividend Period.

        Other than as permitted pursuant to the Certificate, any Series B Preferred Cash Dividend shall be paid prior and in preference to dividends or distributions on shares of Common Stock and any shares of other Junior Stock, pari passu with and on a Pro Rata Dividend Basis with any other shares of Series B Preferred Stock and pari passu with any shares of any other Parity Stock (to the extent such Parity Stock is such because it ranks on a par with the Series B Preferred Stock as to dividends). Commencing on the applicable issue date, the applicable Series B Preferred Dividend shall accumulate daily on the basis of a 360-day year consisting of twelve 30-day periods on the Stated Value of each share of Series B Preferred Stock (as such Stated Value may be increased by any Series B Preferred Accumulated Dividends and the amount of Series B Preferred Dividends accumulated on the Series B Preferred Stock for any period other than a full Dividend Period shall be computed on the basis of the actual number of days elapsed during the period over a 360-day year.

        Until the Series B Preferred Stock is redeemed (the "Dividend Cessation Date"), neither the Company nor any of its subsidiaries shall declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Company or any of its subsidiaries, other than (i) dividends payable on (A) Senior Stock, (B) the Series B Preferred Stock under their respective certificates, (C) other Parity Stock except in accordance with the Certificates and (D) Junior Stock payable solely in the form of additional shares of Junior Stock, and (ii) dividends or distributions by a subsidiary; provided that the Company may pay cash dividends on the Series A Preferred Stock ("Class A Cash Dividends") if permitted by the terms of the Certificates and either (x) no dividends have accumulated on any shares of Series B Preferred Stock prior to or on the date such dividend is paid on the Series A Preferred Stock or (y) as of the date such dividend is paid on the Series A Preferred Stock, the Company has redeemed, in accordance with the Series B Certificates, shares of Series B Preferred Stock having a Stated Value that has been increased as a result of all Series B Preferred Accumulated Dividends that have accumulated since the applicable amendment or issue of the Series B Preferred

Stock in respect of shares of Series B Preferred Stock outstanding as of such date and the Company has paid a Series B Preferred Cash Dividend for such dividend period with respect to any shares of Series B Preferred Stock that remain outstanding.

        Holders who exercise their Subscription Rights and receive shares of Series B-3 Preferred Stock will receive a partial dividend with respect to the dividend period ended March 31, 2020, computed on the basis of the actual number of days elapsed during the period during which the Series B-3 Preferred Stock issued in the Rights Offering was outstanding over a 360-day year.

        Liquidation Event.    Subject to the rights of the holders of any Senior Stock or Parity Stock in connection therewith, upon any Liquidation Event (as defined below), each holder of Series B Preferred Stock shall be entitled to be paid, out of the assets of the Company legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock in connection with such Liquidation Event, an amount per share of Series B Preferred Stock held by such holder equal to the sum of (i) the Stated Value plus (ii) all accumulated and unpaid dividends, if any, with respect to such share calculated through the day prior to such payment.

  •
  A "Liquidation Event" means (i) effecting any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (ii) any voluntary or involuntary filing for bankruptcy, insolvency, receivership or any similar proceedings by or against the Company or any of its subsidiaries that holds, directly or indirectly, all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis, (iii) a receiver or trustee is appointed for all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis or (iv) the Company or any subsidiary of the Company that owns all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis makes an assignment for the benefit of its creditors.

        Voting Rights.    Other than any voting rights provided by applicable law or as expressly provided by the Series B Certificates, the holders of the Series B Preferred Stock (in their capacities as such) do not have voting rights of shareholders under the Series B Certificates, the Certificate of Incorporation, the Bylaws and the Securities Act, on account of the shares of Series B Preferred Stock from time to time held by such holders.

        As If Converted Voting.    From and after such time as the Conversion Conditions are satisfied, on each matter submitted to a vote of the stockholders of the Company other than the election of directors, the shares of Series B Preferred Stock shall vote with the Common Stock as a single class. Each share of Series B Preferred Stock shall have a number of votes equal to the number of shares of Common Stock that such share of Series B Preferred Stock would have been converted into pursuant to conversion upon failure to redeem as of the record date for the applicable vote of stockholders (without giving effect to the Conversion Floor (as hereinafter defined)), with such record date being deemed to be the Conversion Date (as defined below); provided, that, for so long as the Company is subject to the NASDAQ Marketplace Rules, for purposes of any shareholder approvals required pursuant to Nasdaq Marketplace Rule 5635(a), (b), (c) and (d) as in effect on the date hereof, each share of Series B Preferred Stock shall have a number of votes determined by dividing (i) the Stated Value plus, without duplication, accrued and unpaid dividends as of the record date for the applicable vote of stockholders by (ii) the greater of (a) the VWAP per share of Common Stock for the 30 consecutive trading days ending on the trading day immediately prior to the record date for the applicable vote of stockholders and (b) $2.83 (equitably adjusted for any stock dividend (including any dividend of securities convertible into or exchangeable for Series B Preferred Stock or Common Stock), stock split (including a reverse stock split), stock combination, reclassification or similar transaction).

  •
  "Conversion Conditions" means satisfaction of the following conditions: both (x) the holders of the Company's capital stock entitled to vote on such matters shall have approved the issuance of the Common Stock upon conversion of the Series B Preferred Stock in compliance with Nasdaq Marketplace Rule 5635, and (y) at least sixty days shall have elapsed following the Mandatory Redemption Date (as defined below).

        Consent Rights.    Until the Dividend Cessation Date of all Series B Preferred Stock, the Company shall not, and shall cause its subsidiaries not to, directly or indirectly (whether by merger, consolidation, amendment of the Series B Certificates or otherwise), without the prior written approval of Ares:

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  create, or authorize the creation of, or issue or obligate itself to issue any shares of, (A) Senior Stock, (B) other than pursuant to the Preferred Exchange Agreement or the Rights Offering, Parity Stock (including any Series B Preferred Stock), (C) any capital stock that votes as a single class with the Series B Preferred Stock on any of the matters which require the consent of the holders of a majority of the Series B Preferred Stock, or (D) any capital stock of a Subsidiary of the Company, other than issuances by a wholly owned subsidiary of the Company to the Company;

  •
  reclassify, alter or amend any capital stock of the Company or its subsidiaries if such reclassification, alteration or amendment would render such other capital stock senior to or pari passu with the Series B Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company or the payment of dividends;

  •
  enter into any agreement with respect to, or consummate, any merger, consolidation or similar transaction with any other person pursuant to which the Company or such subsidiary would not be the surviving entity in such transaction, if as a result of such transaction, any capital stock or equity or equity-linked securities of such person would rank senior to or pari passu with the Series B Preferred Stock as to the payment of dividends or in the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the surviving entity or such subsidiary;

  •
  assume, incur or guarantee, or authorize the creation, assumption, incurrence or guarantee of, any indebtedness for borrowed money (specifically excluding letters of credit, performance or payment bonds, and capitalized lease obligations) if, after taking into account such assumption, incurrence or guarantee of such indebtedness for borrowed money, the aggregate outstanding amount of such indebtedness for borrowed money of the Company and its subsidiaries would exceed $5,000,000 on a consolidated basis, other than any indebtedness for borrowed money under the Third A&R Credit Agreement (or any refinancing thereof) in a principal amount not to exceed the specified debt limit;

  •
  authorize or consummate any Change of Control (as defined in the Series B Certificates) or Liquidation Event unless on or prior to the consummation of such Change of Control or Liquidation Event, all shares of Series B Preferred Stock will be redeemed, paid or purchased in full at the price specified in this Series B Certificates, as applicable;

  •
  alter, amend, supplement, restate, waive or otherwise modify any provision of the Series B Certificates or any other governing document of the Company (including the Certificate of Incorporation, Bylaws and any other certificate of designations) in a manner that would reasonably be expected to be materially adverse to the rights or obligations of the holders of the Series B Preferred Stock; provided that any amendments that are either (i) adversely disproportionate to holders of the any series of Series B Preferred Stock as compared to other holders of the other Series B Preferred Stock or (ii) adversely affect the definition of Cash Dividend Rate or Accumulated Dividend Rate or the redemption required by the Series B

    Certificates shall require the prior written approval of each adversely affected holder of Series B Preferred Stock;

  •
  alter, amend, supplement, restate, waive or otherwise modify or enter into any governing document of the Company or any other document to which the Company is or will be party or by which it or any of its property is or will be bound in a manner that is reasonably expected to be adverse to the rights of the holders of the Series B-1 Preferred Stock or the holders of the Series B-2 Preferred Stock to appoint a Series B Director;

  •
  at any time when the Company is prohibited from making Class A Cash Dividends, utilize the restricted payment basket set forth in the Third A&R Credit Agreement for any purpose other than making a Series B Preferred Cash Dividends or redeeming, repurchasing or otherwise retiring Series B Preferred Stock, provided that any dividends paid in respect of each share of Series B Preferred Stock shall be made on a pro rata basis and any redemptions, repurchases or other retirements of shares of Series B Preferred Stock shall comply with the respective Series B Certificates;

  •
  enter into any amendment to the Third A&R Credit Agreement (including an amendment and restatement or refinancing) that materially and adversely affects the ability of the Company to make cash dividend payments, liquidation payments or redemption payments;

  •
  increase the size of the Board;

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  conduct any business or enter into or conduct any transaction or series of transactions with, or for the benefit of, any affiliate of the Company (other than transactions with or among wholly-owned subsidiaries of the Company) other than (A) compensation of members of the Board and officers, in their capacity as such, as approved by the Board, (B) payments of dividends on and redemption or repurchase of Series A Preferred Stock or Series B Preferred Stock, (C) actions taken pursuant to any agreement with an affiliate in effect as of the amendment date or issue date or (D) transactions with portfolio companies of affiliates of the Company, including portfolio companies or subsidiaries of any parent company of any affiliate (including, with respect to Oaktree, Brookfield Asset Management, Inc.), in the ordinary course of business on arms-length terms;

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  enter into any transaction, contract, agreement or series of related transactions, contracts or agreements with respect to the provision of services to customers involving aggregate consideration in excess of $175,000,000 in the case of the Issuer's operations involved in the provision of rail infrastructure services or in case of other operations, in excess of $125,000,000;

  •
  the Company shall not, and shall cause its Subsidiaries (other than SAIIA Holdings, LLC ("SAIIA") and Subsidiaries of SAIIA) not to, directly or indirectly (whether by merger, consolidation, amendment of this Series B Certificates or otherwise), without the prior written approval of Ares:

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  enter into any agreement with respect to, or consummate, any merger, consolidation or similar transaction with SAIIA or any of its subsidiaries;

  •
  assume, incur or guarantee, or authorize the creation, assumption, incurrence or guarantee of, any Indebtedness (as defined in the Third A&R Credit Agreement) or other obligations or liabilities of (including the assumption of any joint and several liabilities), by, or for the benefit of SAIIA or any of its subsidiaries, other than Permitted Investments (as defined below);

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  create, incur, assume or permit to exist any lien upon or with respect to any property or assets (whether now owned or hereafter acquired) for the benefit of SAIIA or any of its subsidiaries or securing any obligations of SAIIA or any of its subsidiaries, other than Permitted Investments;

    •
    consummate any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions), including any disposition by means of a merger, consolidation or similar transaction, of any shares of Capital Stock of a Subsidiary or any other assets of the Company or any Subsidiary to SAIIA or any of its Subsidiaries, other than Permitted Investments; or

    •
    make any advance, loan, extension of credit (by way of guarantee or otherwise) or capital contribution to, or purchase any capital stock, bonds, notes, debentures or other debt securities of, SAIIA or any of its subsidiaries (collectively, the "Investments"), except (x) in connection with intercompany services in the ordinary course of business and consistent with past practice, including services in connection with payroll, cash management, cash pooling, tax management and working capital management, (y) Investments and any other transaction described in the three items above that in the aggregate do not to exceed in any fiscal year, $10,000,000 plus the actual cash dividends or other distributions in respect of capital stock received by the Company and its subsidiaries (other than SAIIA and its subsidiaries) from SAIAA and its subsidiaries and (z) joint and several obligations of SAIIA and its subsidiaries with the Company and its subsidiaries with respect to (A) the Third A&R Credit Agreement (including any refinancing thereof in compliance with these provisions) and (B) surety bonds, in each case other than in connection with indebtedness, letters or credit, or surety bonds incurred for the benefit of SAIIA and its subsidiaries subsequent to the date of this Agreement (collectively, "Permitted Investments").

        Optional Redemption.    The Company may, at any time and from time to time, redeem all or any portion of the any series of Series B Preferred Stock then outstanding at the Optional Redemption Price per share; provided, that any redemption of less than all of the such series of Series B Preferred Stock outstanding shall be on a pro rata basis among the holders of the series of Series B Preferred Stock in accordance with the number of shares of Series B-3 Preferred Stock then held by such holders.

  •
  The Optional Redemption Price is a price per share of Series B Preferred Stock in cash equal to the greater of (i) the Stated Value thereof plus all accrued and unpaid dividends thereon since the immediately preceding Dividend Date calculated through the day prior to such redemption and (ii) $1,500, plus all accrued and unpaid dividends thereon since the immediately preceding Dividend Date calculated through the day prior to such redemption, minus the amount of any Series B-3 Preferred Cash Dividends actually paid on such share of Series B-3 Preferred Stock since the applicable amendment or issue date of the Series B Preferred Stock.

        Mandatory Redemption.    On February 15, 2025, the Company shall redeem all shares of Series B Preferred Stock then outstanding at the Mandatory Redemption price per share. The Mandatory Redemption price per share equals a price per share of Series B Preferred Stock in cash equal to the Stated Value thereof plus all accumulated and unpaid dividends thereon calculated through the day prior to such redemption.

        If the Company does not redeem all shares of Series B Preferred Stock outstanding within sixty (60) days from the Mandatory Redemption Date, then during the period from the sixtieth (60th) day following the Mandatory Redemption Date until the date upon which all shares of Series B-3 Preferred Stock then outstanding are redeemed in full,

  •
  to the fullest extent permitted by applicable law, the Board shall owe a fiduciary duty to all holders of Series B Preferred Stock and accordingly, shall owe the same fiduciary duties to holders of Series B Preferred Stock and the holders of the Common Stock as if the Series B Preferred Stock and the Common Stock comprise a single class of common stock of the Company;

  •
  the size of the Board shall be increased such that holders of Series B Preferred Stock shall, so long as any shares of Series B Preferred Stock remain outstanding, at all times have the right to designate and appoint (and the corresponding right to remove and fill vacancies respecting) a majority of the members of the Board (including any committees thereof) acting by a vote of a majority of shares of the Series B Preferred Stock voting together as a class; provided that, for so long as the Company is subject to the NASDAQ Marketplace Rules, the holders of Series B Preferred Stock shall only have such rights if on an as-converted basis calculated in accordance with conversion rates of the Series B Certificates (without giving effect to the Conversion Floor), the holders of Series B Preferred Stock and their affiliates "beneficially own" (within the meaning of Rule 13d-3 under the Exchange Act) greater than 50% of the voting power of the Common Stock and the Series B Preferred Stock voting as a single class; and

  •
  the Accumulated Dividend Rate and the Cash Dividend Rate shall each be increased to a rate of 25% per annum on the Series B Preferred Stock until the redemption in full of all of the Series B Preferred Stock in accordance with the terms of the Series B Certificates.

        Redemption in Connection with Certain Events.    Subject to compliance with the terms of the Third A&R Credit Agreement, the Company is required to redeem all of the Series B Preferred Stock as a condition to the consummation of a Change in Control at the Optional Redemption Price, as well as use the net cash proceeds from any Qualifying Equity Sale or Significant Disposition to redeem the maximum number of shares of Series B Preferred Stock, on a pro rata basis, at the Optional Redemption Price that are redeemable from the net cash proceeds from such Qualifying Equity Sale or Significant Disposition.

  •
  A "Change of Control" means any (a) direct or indirect acquisition (whether by a purchase, sale, transfer, exchange, issuance, merger, consolidation or other business combination) of shares of capital stock or other securities, in a single transaction or series of related transactions, (b) merger, consolidation or other business combination directly or indirectly involving the Company (c) reorganization, equity recapitalization, liquidation or dissolution directly or indirectly involving the Company, in each case for clauses (a) - (c) which results in any one person, or more than one person that are affiliates or that are acting as a group, other than a permitted holder, acquiring direct or indirect ownership of equity securities of the Company which, together with the equity securities held by such person, such person and its affiliates or such group, constitutes more than 50% of the total direct or indirect voting power of the equity securities of the Company, taken as a whole, or (d) direct or indirect sale, lease, exchange, transfer or other disposition, in a single transaction or series of related transactions, of assets or businesses that constitute or represent all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to a person other than the Company, any of its subsidiaries, or a permitted holder; provided, that no Change of Control shall be deemed to have occurred pursuant to clause (a) due to the acquisition of shares of Common Stock by Oaktree or its affiliates upon (x) the conversion of shares of Series A Preferred Stock held by Oaktree or its affiliates on the date hereof into shares of Common Stock, (y) pursuant to Section 3.6 of the Merger Agreement or (z) the exercise of any warrants. For the avoidance of doubt, a Change of Control shall be deemed to have occurred if Oaktree acting alone or in a group (as defined in Section 13(d)(3) of the Exchange Act)) with any Person (other than another Permitted Holder) consummates a merger, acquisition or similar transaction with the Company or any of its Subsidiaries.

  •
  A "Qualifying Equity Sale" means the sale by the Company or any of its subsidiaries of any capital stock of the Company or such subsidiary, including the sale of such capital stock upon the cash exercise of any warrants issued by the Company; provided that "Qualifying Equity Sale" shall not include (i) sales of any Common Stock of the Company or derivatives thereof (such as options) to management, consultants or directors of the Company or any of its subsidiaries pursuant to a stock incentive plan approved by the Board, (ii) sales of capital stock to the extent the proceeds thereof are used to maintain the Company's solvency (as reasonably determined by the Board as of the date of issuance) or to avoid a default under any bona-fide credit agreement to which the Company or any of its subsidiaries are subject (e.g., an equity cure) with any lender, (iii) issuances of capital stock of the Company to any person as consideration for any bona-fide acquisition by the Company or any of its subsidiaries approved by the Board (including any Board member nominated by Ares) and the primary purpose of which is not to obtain financing, (iv) issuance of capital stock pursuant to the Third Equity Commitment Agreement, the Preferred Exchange Agreement or the Rights Offering or (v) issuance of Common Stock upon exercise of outstanding options or warrants or conversion of convertible securities.

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  A "Significant Disposition" means any direct or indirect sale, lease, license, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of any assets or businesses of the Company and/or its subsidiaries outside the ordinary course of business for which the Company and/or its subsidiaries receives consideration having a value in excess of $5,000,000.

        Conversion into Common Stock in Connection with Certain Events.    If the Conversion Conditions are satisfied, a majority of the holders of the Company's Series B Preferred Stock can elect to convert the Series B Preferred Stock into shares of the Company's Common Stock. Each holder of Series B Preferred Stock will be issued a number of shares of Common Stock determined by dividing (i) the Stated Value plus, without duplication, accrued and unpaid dividends as of the Conversion Date for the share(s) of Series B Preferred Stock to be converted by (ii) the VWAP per share of Common Stock for the 30 consecutive trading days ending on the trading day immediately prior to the Conversion Date; provided, that, for so long as the Company is subject to the NASDAQ Marketplace Rules, clause (ii) shall equal the greater of (a) the VWAP per share of Common Stock for the 30 consecutive trading days ending on the trading day immediately prior to the Conversion Date and (b) $0.28 (equitably adjusted for any stock dividend (including any dividend of securities convertible into or exchangeable for Series B Preferred Stock or Common Stock), stock split (including a reverse stock split), stock combination, reclassification or similar transaction) (such amount in this clause (b) as so adjusted, the "Conversion Floor").

        Board Designation Rights.    The Series B-1 Certificate and Series B-2 Certificate, but not the Series B-3 Certificate, provide Ares with a right to designate directors to our Board as follows.

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  From and after the initial issuance of the Series B-1 Preferred Stock, and for so long as Ares and its Affiliates holds at least 50% of the Series B-1 Preferred Stock issued to Ares on such date, the Series B-1 Preferred Stock shall have the right to designate and appoint the First Series B Director. Ares shall have the exclusive right to designate and appoint or replace, either in writing without a meeting or by vote at any meeting called for such purpose, the First Series B Director. Upon Ares and its Affiliates no longer holding at least 50% of the Series B-1 Preferred Stock issued to Ares on the initial closing date, the term of the First Series B Director will end and the First Series B Director immediately shall cease to be a director.

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  From and after September 13, 2019, and for so long as Ares and its Affiliates holds at least 50% of the Series B-2 Preferred Stock issued to Ares on the initial closing date of the Series B-2 Preferred stock, the Series B-2 Preferred Stock shall have the right to designate and appoint a Second Series B Director. Ares shall have the exclusive right to designate and appoint or replace, either in writing without a meeting or by vote at any meeting called for such purpose, the Second Series B Director. Upon Ares and its Affiliates no longer holding at least 50% of the Series B-2 Preferred Stock issued to Ares on the initial issuance date of the Series B-2

    Preferred Stock, the term of the Second Series B Director will end and the Second Series B Director immediately shall cease to be a director.

Warrants

        As of the date of this prospectus, there are 24,722,067 warrants outstanding, consisting of:

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  15,000,000 warrants exercisable for 7,500,000 shares of Common Stock originally sold as part of units in our initial public offering in July 2016 (the "Public Warrants");

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  460,000 warrants exercisable for 230,000 shares of Common Stock warrants that were originally issued to investors as part of units in a private placement that closed concurrently with the consummation of our initial public offering in July 2016 (the "Private Placement Warrants");

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  1,500,000 warrants exercisable for 750,000 shares of Common Stock that were issued to the certain purchasers in connection with the closing of our Merger on March 26, 2018 (the "Backstop Warrants");

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  ECA Warrants for 7,672,067 shares of Common Stock, which includes:

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  First ECA Warrants for 2,545,934 shares of Common Stock issued under the First Equity Commitment Agreement on May 20, 2019;

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  Second ECA Warrants for 900,000 shares of Common Stock issued under the Second Equity Commitment Agreement on August 30, 2019;

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  Third ECA Warrants for 3,568,750 shares of Common Stock issued under the Third Equity Commitment Agreement on November 14, 2019; and

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  Preferred Exchange Agreement Warrants for 657,383 shares of Common Stock issued under the Preferred Exchange Agreement on November 14, 2019.

ECA Warrants

        Number.    Each ECA Warrant entitles the holder thereof to purchase from the Company a number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock equal to the Warrant Share Number. The Warrant Share Number under our existing ECA Warrants is as follows:

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  2,545,934 shares of Common Stock under the First ECA Warrants;

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  900,000 shares of Common Stock under the Second ECA Warrants;

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  3,568,750 shares of Common Stock under the Third ECA Warrants; and

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  657,383 shares of Common Stock under the Preferred Exchange Agreement Warrants.

        Exercise Price.    Each ECA Warrant entitles the holder thereof to purchase the number of shares of Common Stock (the "Warrant Shares") equal to the Warrant Share Number at a purchase price per share of $0.0001 (the "Exercise Price"). Payment of the Exercise Price shall be made, at the option of the holder as expressed in the notice of exercise, by the following methods: (i) by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such aggregate Exercise Price; (ii) by instructing the Company to withhold a number of Warrant Shares then issuable upon exercise of the ECA Warrant with an aggregate Fair Market Value as of the date of exercise equal to such aggregate Exercise Price; or (iii) any combination of the foregoing.

        In the event of any withholding of Warrant Shares pursuant to clause (ii) or (iii) above where the number of shares whose value is equal to the aggregate Exercise Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the holder (by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a share being so withheld by or surrendered to the Company in an amount equal to the product of (x) such incremental fraction of a share being so withheld or surrendered multiplied by (y) the Fair Market Value of one Warrant Share as of the date of exercise.

        "Fair Market Value" means, as of any particular date: (a) the volume weighted average price per share of the Common Stock for each Business Day referred to below on the principal domestic securities exchange on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any such exchange on any such Business Day referred to below, the average of the highest bid and lowest asked prices for the Common Stock on such exchanges at the end of such Business Day referred to below; (c) if on any such Business Day referred to below the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association for such Business Day referred to below; or (d) if there have been no sales of the Common Stock on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association on any such Business Day referred to below, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association at the end of such Business Day referred to below; in each case, averaged over twenty (20) consecutive Business Days ending on the Business Day immediately prior to the day as of which "Fair Market Value" is being determined; provided, that if the Common Stock is listed on any domestic securities exchange, the term "Business Day" as used in this sentence means Business Days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the Pink OTC Markets or similar quotation system or association, the "Fair Market Value" of the Common Stock shall be the fair market value per share as determined jointly by the Board and the holder. If such parties are unable to reach agreement within ten (10) Business Days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair market value of such consideration will be determined within ten (10) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser selected by the Company. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company. "Business Day" means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

        Exercise Period.    A holder of ECA Warrants may exercise the ECA Warrant on or after the date hereof at any time and from time to time The ECA Warrants do not have an expiration date.

        Reservation of Shares.    During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock or treasury shares constituting Warrant Shares, solely for the purpose of issuance upon the exercise of the ECA Warrant, the maximum number of Warrant Shares issuable upon the exercise of the ECA Warrants, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of the ECA Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of the ECA Warrant.

        Limitations on Exercise.    Subject to the provisions set forth in the Equity Commitment Agreements, until Stockholder Rule 5635 Approval is obtained, the Company shall not effect any exercise of an ECA Warrant, and a holder shall not have the right to exercise any portion of the ECA Warrant, to the extent that after giving effect to such exercise as set forth on the applicable notice of exercise, such exercise would cause the Company to have issued a number of Warrant Shares with respect to ECA Warrants issued pursuant to the Equity Commitment Agreements, together with any shares of Common Stock issued upon the exercise of warrants as contemplated by the Equity Commitment Agreements or in transactions that would otherwise require shareholder approval under Nasdaq Rule 5635 that are contemplated by the Equity Commitment Agreements (in each case, to the extent such warrants or Common Stock are actually issued by the Company pursuant to legally binding definitive agreements among the applicable parties), greater than 19.9% of the Company's outstanding Common Stock or outstanding voting power immediately prior to the closing of the transactions under the Equity Commitment Agreements.

        Adjustments.    In order to prevent dilution of the purchase rights granted under the ECA Warrants, the Warrant Share Number issuable upon exercise of the ECA Warrants shall be subject to adjustment (an "Adjustment") from time to time as follows:

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  Adjustment to Number of Warrant Shares Upon Dividend, Subdivision or Combination of Common Stock.  If the Company shall, at any time or from time to time after the original issue date of the ECA Warrants, (i) pay a dividend or make any other distribution upon the Common Stock or any other capital stock of the Company payable in shares of Common Stock or in options or convertible securities to all or substantially all the holders of the Common Stock, or (ii) subdivide (by any stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, in each case other than any such transaction that otherwise results in an adjustment, the Warrant Share Number immediately prior to any such dividend, distribution or subdivision shall be proportionately increased so that the holder shall be entitled to receive upon the exercise of the ECA Warrants the number of shares of Common Stock or other securities of the Company that the holder would have owned or would have been entitled to receive upon or by reason of any event described above, had the ECA Warrant been exercised or converted immediately prior to the occurrence of such event. If the Company at any time combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Warrant Share Number immediately prior to such combination shall be proportionately decreased so that the holder shall be entitled to receive upon the exercise of the ECA Warrant the number of shares of Common Stock or other securities of the Company that the holder would have owned or would have been entitled to receive upon or by reason of any event described above, had the ECA Warrant been exercised or converted immediately prior to the occurrence of such event.

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  Adjustment Upon Cash Distributions and Other Distributions.  If the Company distributes to the holders of Common Stock, (x) cash or any other property or securities, or (y) any rights, options or warrants to subscribe for or purchase any of the foregoing (other than, in each case set forth in clause (x) and clause (y), any dividend or distribution, then, in each such case, the holder shall be entitled to participate in such distribution to the same extent that the holder would have participated therein if the holder had exercised the ECA Warrant in full immediately before the date of which a record is taken for such distribution, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the participation in such distribution.

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  Adjustment Upon Reorganization, Reclassification, Consolidation or Merger.  In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company's assets to another person, (v) deemed liquidation event or (vi) other similar transaction, in each case which entitles all or substantially all of the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities, cash or other assets or consideration with respect to or in exchange for Common Stock, each ECA Warrant shall, immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction, be canceled (without any action of the holder and regardless of any limitation or restriction on the exercisability of this ECA Warrant that may otherwise be applicable) with the holder entitled to receive the kind and number of shares of stock, securities, cash or other assets or consideration resulting from such transaction to which the holder would have been entitled as a holder of the applicable number of Warrant Shares then issuable hereunder as a result of such exercise if the holder had exercised the ECA Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of the ECA Warrant).

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  Adjustment of Warrant Upon Spin-off.  If, at any time after the issuance of the ECA Warrant but prior to the exercise hereof, the Company shall spin-off another person (the "Spin-off Entity"), then the Company (a) shall issue to the holder a new warrant to purchase, at the Exercise Price, the number of shares of common stock or other proprietary interest in the Spin-off Entity (and any other consideration) that the holder would have owned had the holder exercised or converted the ECA Warrant immediately prior to the consummation of such spin-off and (b) shall make provision therefor in the agreement, if any, relating to such spin-off. Such new warrant shall provide for rights and obligations which shall be as nearly equivalent as may be practicable to the rights and obligations provided for in the ECA Warrant.

        Amendment.    Except as otherwise provided the ECA Warrants may only be amended, modified or supplemented by an agreement in writing signed by each party thereto.

Public Warrants, Private Placement Warrants and Backstop Warrants

        The terms and conditions of the Public Warrants, Private Placement Warrants and Backstop Warrants are identical, unless otherwise noted below.

        Number.    We have 15,000,000 Public Warrants outstanding, 460,000 Private Placement Warrants outstanding and 1,500,000 Backstop Warrants outstanding.

        Exercise Price.    Each Public Warrant entitles the registered holder to purchase one-half of one share of our Common Stock at a price of $5.75 per half share, subject to adjustment as discussed below. For example, if a warrant holder holds two Public Warrants, such warrants will be exercisable for one share of our Common Stock at $11.50 per share (the "Warrant Price"). The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date (as defined below) for a period of not less than twenty (20) Business Days; provided, that the Company shall provide at least twenty (20) days prior written notice of such reduction to registered holders of the Public Warrants and, provided further that any such reduction shall be applied consistently to all of the Warrants.

        Subject to the provisions of the Public Warrant and Warrant Agreement, a Public Warrant may be exercised by the holder thereof by surrendering it, at the office of the Warrant Agent by paying in full the Warrant Price for each full share of Common Stock as to which the Public Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Public Warrant, as follows:

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  by good certified check or good bank draft payable to the order of the Company (or as otherwise agreed to by the Company); or

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  in the event of redemption in which the Company has elected to force all holders of Public Warrants to exercise such Public Warrants on a "cashless basis," by surrendering the Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing

    (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the difference between the Warrant Price and the "Fair Market Value" by (y) the Fair Market Value; provided, however, that Public Warrants may not be exercised on a "cashless basis" unless the Fair Market Value is equal to or higher than the Warrant Price. Solely for purposes of this Section, the "Fair Market Value" shall mean the average reported last sale price of the Common Stock for the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of Public Warrants; or

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  with respect to any Private Placement Warrants, so long as such Private Placement Warrants are held by the Sponsor, Cantor Fitzgerald & Co. or their permitted transferees, by surrendering such Private Placement Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Private Placement Warrants, multiplied by the difference between the exercise price of the Private Placement Warrants and the "Fair Market Value" by (y) the Fair Market Value; provided, however, that no cashless exercise shall be permitted unless the Fair Market Value is equal to or higher than the Warrant Price. Solely for purposes of this Section, the "Fair Market Value" shall mean the average reported last sale price of the Common Stock for the ten (10) trading days ending on the third trading day prior to the date of exercise; or

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  during any other period when the Company shall fail to have maintained an effective registration statement covering the shares of Common Stock issuable upon exercise of the Public Warrants, by surrendering such Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the "Fair Market Value" by (y) the Fair Market Value; provided, however, that no cashless exercise shall be permitted unless the Fair Market Value is equal to or higher than the Warrant Price. Solely for purposes of this Section, the "Fair Market Value" shall mean the average reported last sale price of the Common Stock for the ten (10) trading days ending on the day prior to the date of exercise.

        We will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Public Warrant will be exercisable for cash or on a cashless basis (except as set forth below), and we will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder or unless an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In no event will we be required to net cash settle any Public Warrant. In the event that a registration statement is not effective for the exercised Public Warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Common Stock underlying such unit.

        A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person's affiliates), to the Warrant Agent's actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

        Exercise Period.    A Public Warrant may be exercised only until the earlier to occur of (i) five years from the consummation of Merger, (ii) the liquidation of the Company in accordance with the Company's Certificate of Incorporation, as amended from time to time, if the Company fails to consummate a Business Combination and (iii) the Redemption Date ("Expiration Date"). Except with respect to the right to receive the Redemption Price, each Public Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereto shall cease at the close of business on the Expiration Date. The Company in its sole discretion may extend the duration of the Public Warrants by delaying the Expiration Date; provided, however, that the Company will provide at least twenty (20) days prior written notice of any such extension to registered holders. The Company in its sole discretion may extend the duration of the Public Warrants by delaying the Expiration Date; provided, however, that the Company will provide at least twenty (20) days prior written notice of any such extension to registered holders.

        Reservation of Shares.    The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Public Warrants.

        Redemption.    Not less than all of the outstanding Public Warrants may be redeemed, at the option of the Company, at any time while they are exercisable and prior to their expiration (so long as there is a current registration statement in effect with respect to the shares of Common Stock underlying the Public Warrants), at the office of the Warrant Agent, upon the notice, at the price of $0.01 per Warrant ("Redemption Price"), provided that the last sales price of the Common Stock equals or exceeds $24.00 per share (subject to adjustment), on each of twenty (20) trading days within any thirty (30) trading day period ("30-Day Trading Period") ending on the third business day prior to the date on which notice of redemption is given and provided further that there is a current registration statement in effect with respect to the Common Stock underlying the Public Warrants commencing five business days prior to the 30-Day Trading Period and continuing each day thereafter until the Redemption Date (defined below); provided, however, in the event there was no actual trading of the Common Stock for any day within such 30-Day Trading Period, then the closing bid price on such day must exceed $24.00 per share to count.

        If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its Public Warrants to do so on a "cashless basis." If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants s and the "Fair Market Value" by (y) the Fair Market Value. The Fair Market Value shall mean the average reported last sale price of the Common Stock for the 10 consecutive trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants.

        The redemption rights shall not apply to the Private Placement Warrants if at the time of the redemption such Private Placement Warrants continue to be held by M III Sponsor, Cantor Fitzgerald & Co. or their permitted transferees. However, once such Private Placement Warrants are transferred, the Company may redeem the Private Placement Warrants in the same manner as the Public Warrants.

        Adjustments.    The number of shares of Common Stock underlying the Public Warrants adjusts as follows:

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  Stock Dividends—Split Ups.  If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common

    Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

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  Aggregation of Shares.  If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Public Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

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  Extraordinary Dividends.  In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the Public Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

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  Adjustments to Exercise Price.  Whenever the number of shares of Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted by multiplying the Public Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

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  Replacement of Securities upon Reorganization.  In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of our Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Public Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Common Stock, the holder of a Public Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Public Warrant holder had exercised the Public Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. Additionally, if less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within thirty days following public disclosure of such transaction, the Public Warrant exercise price will be reduced as specified in the Warrant Agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the Public Warrant.

        Amendment.    The Public Warrants were issued in registered form under the Warrant Agreement, which provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

        Additional Terms and Conditions of Private Placement Warrants.    The Private Placement Warrants are in the same form as the Public Warrants but they (i) are not redeemable by the Company as described above and (ii) may be exercised for cash or on a cashless basis as described above under "—Exercise," in either case as long as the Private Placement Warrants are held by the initial purchasers or their affiliates and permitted transferees. Once a Private Placement Warrant is transferred to a holder other than an affiliate or permitted transferee, it shall be treated as a Public Warrants for all purposes.

Market

        Our Common Stock is listed on the NASDAQ Capital Market under the symbol IEA. Our warrants, other than the ECA Warrants and the Warrants to be issued in this Rights Offering, are listed on the NASDAQ Capital Market under the symbol IEAWW.

Our Transfer Agent

        The transfer agent for our Common Stock is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law, the Company's Certificate of Incorporation and Bylaws

Delaware General Corporation Law Section 203

        We are subject to a provision in our Certificate of Incorporation that is substantially similar to Section 203 of the DGCL, but excludes our Sponsors, Oaktree and IEA LLC and each of their respective successors, certain affiliates and each of their respective transferees from the definition of "interested stockholder." Section 203 (and the substantially similar provision contained in our Certificate of Incorporation) prevents certain Delaware corporations, under certain circumstances, from engaging in a "business combination" with:

  •
  a stockholder who owns fifteen percent (15%) or more of our outstanding voting stock (otherwise known as an "interested stockholder");

  •
  an affiliate of an interested stockholder; or

  •
  an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

        A "business combination" includes a merger or sale of more than ten percent (10%) of our assets. However, the above provisions of Section 203 do not apply if:

  •
  our Board approves the transaction that made the stockholder an "interested stockholder," prior to the date of the transaction;

  •
  after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least eighty-five percent (85%) of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of Common Stock; or

  •
  on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Classification of Board

        Our Certificate of Incorporation provides that our Board is classified into three classes of directors. The members of each class serve for a three-year term. The terms are staggered, so that each year the term of only one of the classes expires. Staggering directors' terms makes it more difficult for a potential acquirer to seize control of us through a proxy contest, even if the acquirer controls a majority of our stock, because only one-third of the directors stands for election in any one year.

Classification of Board; Change in Number of Directors

        In addition, our Certificate of Incorporation does not provide for cumulative voting in the election of directors. Subject to the terms of the Third A&R Investor Rights Agreement, our Board is empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances. Our Certificate of Incorporation provides that the authorized number of directors may be changed only by a resolution adopted by the Board of Directors.

Amendment Requirements

        Our Certificate of Incorporation requires the approval by affirmative vote of the holders of at least two-thirds of the Common Stock to make any amendment to key provisions of our Certificate of Incorporation or Bylaws (and with respect to our Bylaws, 80% in some cases).

Future Issuances of Stock

        Our authorized but unissued Common Stock and Preferred Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Special Meeting of Stockholders

        Our Bylaws provide that special meetings of our stockholders may be called only by (i) the chairman of our Board, (ii) our Chief Executive Officer, (iii) a majority of our Board or (iv) directors designated by the M III Sponsor or Oaktree subject to certain conditions. Further, our Certificate of Incorporation has a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

        Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder's notice will need to be received by the secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the scheduled date of the annual meeting of stockholders.

        If our annual meeting is called for a date that is not within 45 days before or after such anniversary date, a stockholder's notice will need to be received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which we first publicly announce the date of the annual meeting.

        Our Bylaws also specify certain requirements as to the form and content of a stockholder's notice for an annual meeting. Specifically, a stockholder's notice must include:

  •
  a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business and the reasons for conducting such business at the annual meeting;

  •
  the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made;

  •
  the class or series and number of shares of our capital stock owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made;

  •
  a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

  •
  any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business; and

  •
  a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before such meeting.

        These notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified us of such stockholder's intention to present such proposal at an annual meeting in compliance with Rule 14a-8 of the Exchange Act, and such stockholder has complied with the requirements of such rule for inclusion of such proposal in the proxy statement we prepare to solicit proxies for such annual meeting. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. The foregoing provisions may limit our stockholders' ability to bring matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Limitation of Liability and Indemnification

        Our Certificate of Incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our Certificate of Incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL.

        Our Bylaws also permit us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors' and officers' liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

        We have also entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our current Certificate of Incorporation and under Delaware law. The indemnification agreements require us, among other things, to indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

        These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

        We believe that these provisions and, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

 PLAN OF DISTRIBUTION

        Promptly following the effective date of the registration statement of which this prospectus forms a part, we will distribute the Subscription Rights, Rights Certificates and copies of this prospectus to the holders of our Common Stock on the Record Date. Subscription Rights holders who wish to exercise their Subscription Rights and purchase Units must complete the Subscription Rights Certificate and return it with payment for the shares to the Subscription Agent at the following address:

By mail:	By hand or overnight courier:
Continental Stock Transfer & Trust Company	Continental Stock Transfer & Trust Company
Attn: Corporate Actions	Attn: Corporate Actions
1 State Street, 30th Floor	1 State Street, 30th Floor
New York, NY 10004	New York, NY 1000.
(917) 262-2378	(917) 262-2378

        See further the section of this prospectus entitled "The Rights Offering." If you have any questions about the Rights Offering, please contact the Information Agent, Morrow Sodali LLC, 470 West Avenue—3rd Floor, Stamford, CT 06902, or toll free at (800) 662-5200, or the Subscription Agent, Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004, (917), 262-2378 or reorg+IEA@continentalstock.com.

        Other than as described in this prospectus, we do not know of any existing agreements between any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the underlying securities.

 LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon for us by Jones Walker LLP, New Orleans, Louisiana. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Infrastructure and Energy Alternatives, Inc. as of December 31, 2018, and for the year then ended, included in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

        The consolidated financial statements of Infrastructure and Energy Alternatives, Inc. as of December 31, 2017 and for each of the two years in the period ended December 31, 2017, included in this prospectus, have been included in reliance on the report of Crowe LLP, independent registered public accounting firm, appearing herein, given on the authority of said firm as experts in auditing and accounting.

        The combined financial statements of William Charles, Ltd. and William Charles Purchasing, Inc. as of December 31, 2017 and 2016, and for the years ended December 31, 2017, 2016 and 2015, included in this prospectus and registration statement, have been included in reliance on the report of RSM US LLP, independent auditors, appearing therein, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of Consolidated Construction Solutions I LLC and Subsidiaries dba The ACC Companies as of and for the years ended December 31, 2017, 2016 and 2015, included in this prospectus and registration statement, have been so included in reliance on the report of Mayer Hoffman McCann, P.C., independent registered public accounting firm, appearing therein, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-1 with the SEC under the Securities Act of 1933, as amended. This prospectus is part of the registration statement, but the registration statement includes additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The website address is www.sec.gov. The information on the SEC's website is not part of this prospectus, and any references to this website or any other website are inactive textual references only. Additionally, you may access our filings with the SEC through our website at www.iea.net. The information on our website is not part of this prospectus.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Introduction

        On November 2, 2018, IEA Energy Services LLC ("IEA"), a wholly owned, indirect subsidiary of Infrastructure and Energy Alternatives, Inc. (the "Company"), completed its previously announced acquisition (the "William Charles Acquisition") of William Charles Construction Group, including Ragnar Benson, consisting of substantially all the assets of William Charles, Ltd. and the capital stock of William Charles Purchasing, Inc. (such entities, collectively, "William Charles"), pursuant to the terms of the Equity Purchase Agreement, dated October 12, 2018 (the "Agreement"), by and among IEA, William Charles and the owners thereof.

        The aggregate amount of the consideration payable pursuant to the Agreement was approximately $86.6 million of cash less $13.4 million of debt assumed and $4.5 million of the Company's common stock (477,621 shares of common stock at $9.45 share price). The Company funded the $73.2 million cash portion of the acquisition consideration, payoff of the assumed debt and certain costs associated with the acquisition through borrowings under its Amended and Restated Credit Agreement with a draw on the term loan of $100.0 million.

        The foregoing description of the Equity Purchase Agreement is qualified in its entirety by reference to the full text of the Equity Purchase Agreement, which is filed as an exhibit to the registration statement to which this prospectus forms a part.

        On September 25, 2018, IEA, a wholly owned, indirect subsidiary of the Company, completed its previously announced acquisition (the "CCS Acquisition," and together with the William Charles Acquisition, the "Acquisitions") of Consolidated Construction Solutions I LLC ("CCS I") pursuant to the terms of the Purchase and Sale Agreement (the "Purchase Agreement"), dated as of August 9, 2018 by and among IEA, CCS I and Consolidated Construction Investment Holdings LLC, as seller.

        The aggregate amount of the consideration payable pursuant to the Purchase Agreement was approximately $145.0 million less $37.7 million of net debt assumed, $11.5 million of transaction expenses and offset by a net working capital adjustment of $10.8 million. The Company funded the CCS Acquisition consideration of $106.6 million, payoff of assumed debt, payoff of the Company's previous Credit Facility and certain costs associated with the acquisition through borrowings under its Credit Agreement dated September 25, 2018, with a draw on the term loan of $200.0 million and a draw on the revolving credit facility of $20.5 million.

        The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is included as an exhibit to the registration statement which this prospectus forms a part.

        The following unaudited pro forma combined financial statement is based on the historical financial statements of the Company, CCS I and William Charles after giving effect to the Acquisitions, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements. The Company did not acquire the equity interests of William Charles, Ltd. The Company acquired certain subsidiaries of that entity that comprised substantially all the assets of such entity. In addition, the Company acquired certain additional assets from entities affiliated with William Charles, Ltd. not reflected in the historical financial statements of William Charles. The acquisitions are included in the historical audited results of the Company at December 31, 2018 and thus the pro forma balance sheet is not presented herein.

        The unaudited pro forma combined statement of operations for the year ended December 31, 2018 are presented as if the Acquisitions had occurred on January 1, 2018, with recurring acquisition-related adjustments reflected assuming the Acquisitions had occurred at the beginning of the fiscal year presented, with such adjustments described in the accompanying notes.

        The historical consolidated financial information has been adjusted in the unaudited pro forma combined financial data to give effect to pro forma events that are, based upon available information and certain assumptions, (i) directly attributable to the Acquisitions, (ii) factually supportable under the circumstances, and (iii) with respect to the unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results.

        The following unaudited pro forma combined financial statement is prepared for illustrative purposes only and are not necessarily indicative of or intended to represent the results that would have been achieved had the acquisition been consummated as of the dates indicated or that may be achieved in the future. For example, the unaudited pro forma combined financial statement does not reflect any operating efficiencies or associated cost savings that we may achieve or additional costs we may incur with respect to the combined companies.

        The unaudited pro forma combined financial statement should be read in conjunction with the accompanying notes to the unaudited pro forma combined financial statement. In addition, the unaudited pro forma combined financial statement should be read in conjunction with (i) the Company's audited consolidated financial statements and accompanying notes included in its Annual Report on Form 10-K for the year ended December 31, 2018, (ii) CCS I's unaudited condensed consolidated financial statement for the six months ended June 30, 2018 included herein, and (iii) William Charles Ltd. and William Charles Purchasing, Inc. unaudited combined condensed financial statements as of and for the nine months ended September 30, 2018 and accompanying notes included herein.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

For the year ended December 31, 2018

($ in thousands)

		Pre-acquisition period
		For the six months ended June 30, 2018	For the period July 1, 2018 to September 25, 2018
	For the year ended December 31, 2018			For the nine months ended September 30, 2018	For the period October 1, 2018 to November 1, 2018
								Pro Forma Adjustments William Charles
						Pro Forma Adjustments CCS I				Pro Forma
	IEA	CCS I	CCS I	William Charles	William Charles
Revenue	$779,343	$139,020	$81,229	$224,307	$33,717	$—				$1,257,616
Cost of revenue	747,817	118,792	69,057	202,974	30,535	2,071	(a)
						3,080	(b)
								$962	(a)
								2,333	(b)
								1,089	(c)
								(3,000)	(d)
										1,175,710

Gross profit	31,526	20,228	12,172	21,333	3,182	(5,151)		(1,384)		81,906
Selling, general and administrative expenses	72,262	10,209	4,559	14,646	13,359	3,119	(b)
						(7,234)	(d)
								1,729	(b)
								(15,986)	(d)
										96,663

Income from operations	(40,736)	10,019	7,613	6,687	(10,177)	(1,036)		12,873		(14,757)
Other income (expense), net:
Interest expense, net	(12,080)	(3,565)	(1,146)	(106)	93			(21,155)	(f)	(37,959)
Contingent consideration fair value adjustment	46,291	—	—	—	—	—		—		46,291
Other income	(2,173)	33	79	339	(349)	—				(2,071)

Income before benefit (provision) for income taxes	(8,698)	6,487	6,546	6,920	(10,433)	(1,036)		(8,282)		(8,496)
Benefit (provision) for income taxes	12,942	(493)	(1,482)	(254)	154	436	(e)	3,489	(e)	14,792

Net income	$4,244	$5,994	$5,064	$6,666	$(10,279)	$(600)		$(4,793)		$6,297

See accompanying notes to the unaudited pro forma combined financial statements

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1. Basis of presentation

        The audited consolidated balance sheet as of December 31, 2018, is presented with both Acquisitions included at preliminary estimated fair values and consolidated as of December 31, 2018 in our Annual Report on Form 10-K. The unaudited pro forma combined statements of operations for the year ended December 31, 2018, are presented as if the Acquisitions had occurred on January 1, 2018 with recurring acquisition-related adjustments reflected in each of these periods.

Note 2. Preliminary Acquisition Accounting

        The tables below represent the purchase consideration and the preliminary estimated fair values of the assets acquired and liabilities assumed estimated as of the acquisition date for CCS I and William Charles estimated as of December 31, 2018. The preliminary estimated fair values have been used to prepare pro forma adjustments in the pro forma combined financial statements. The final determination of fair value for certain assets and liabilities will be completed as soon as the information necessary to complete the analysis is obtained, which may differ materially from the preliminary estimates used in the pro forma adjustments. The primary areas of the preliminary estimates that are not yet finalized relate to property, plant and equipment, identifiable intangible assets, contract assets and liabilities, deferred income taxes, uncertain tax positions, and the fair value of certain contractual obligations.

Preliminary identifiable assets acquired and liabilities assumed (in thousands)	CCS I	William Charles
Cash	$6,413	$6,641
Accounts receivable	58,041	69,740
Costs and estimated earnings in excess of billings on uncompleted contracts	9,512	16,095
Other current assets	1,813	7,999
Property, plant and equipment	59,952	47,899
Intangible assets:
Customer relationships	19,500	7,000
Backlog	8,400	5,500
Tradename	8,900	4,500
Deferred income taxes	(2,361)	—
Other non-current assets	134	75
Accounts payable and accrued liabilities	(25,219)	(60,962)
Billings in excess of costs and estimated earnings on uncompleted contracts	(14,194)	(14,810)
Debt, net of cash acquired	(52,257)	(15,672)
Capital lease obligations	(1,124)	—
Other liabilities	(704)	(907)

Total identifiable assets	76,806	73,098
Goodwill	29,773	4,581

Total purchase consideration	$106,579	$77,679

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS (Continued)

Note 3. Pro Forma Adjustments

        The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma combined financial statement:

          (a)   To record the difference between the historical amount of fixed assets and our preliminary estimate of fair value and the related impact to depreciation expense.

(in thousands)	CCS I	William Charles
Annual depreciation expense based on step-up in fair value	$10,864	$5,736
Historical depreciation expense recorded	(8,793)	(4,774)

Step-up in fair value	2,071	962

          (b)   Reflects the elimination of CCS I pre-existing intangible assets and recognition of the estimated preliminary fair value of identifiable intangible assets acquired for CCS I and William Charles. To determine the estimated fair value of intangibles acquired, we engaged a third party valuation specialist to assist management. Our valuation estimates are preliminary and subject to change. The estimated preliminary fair value of identifiable intangible assets acquired is comprised of the following (in thousands):

CCS I	Useful Life	Fair Value	Pro Forma Amortization Expense Year Ended December 31, 2018	Amortization of Intangibles 9 - 26 to 12 - 31	Pro Forma Adjusted Amortization Expense
Customer relationships	7 years	19,500	2,786	(743)	2,043
Backlog	2 years	8,400	4,200	(1,120)	3,080
Tradename	5 years	8,900	1,780	(475)	1,305

		$36,800	8,766	(2,338)	6,428

Historical CCS I amortization expense					(229)

Pro forma adjustments to amortization expense					$6,199

William Charles	Useful Life	Fair Value	Pro Forma Amortization Expense Year Ended December 31, 2018	Amortization of Intangibles 11 - 1 to 12 - 31	Pro Forma Adjusted Amortization Expense
Customer relationships	7 years	7,000	1,000	(71)	929
Backlog	2 years	5,500	2,750	(417)	2,333
Tradename	5 years	4,500	900	(100)	800

		$17,000	$4,472	$(588)	$4,062

        The customer relationships and the tradename amortization for intangible assets was recorded as adjustments to Selling, General and Administrative expenses and the Backlog amortization was recorded as adjustments to Cost of Revenue in the Combined Statement of Operations.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS (Continued)

Note 3. Pro Forma Adjustments (Continued)

        The customer relationships were valued utilizing the "excess earnings method" of the income approach. The estimated discounted cash flows associated with existing customers and projects were based on historical and market participant data. Such discounted cash flows were net of fair market returns on the various tangible and intangible assets that are necessary to realize the potential cash flows.

        The fair value of backlog was determined using a discounted "income approach" model. The estimated discounted cash flows were based on expected future revenues for contracts already awarded and include considerations of both contracted margins and expected margins expected to be achieved over the remaining life of these contracts.

        The fair value of the tradename was determined based on the "relief from royalty" method of the income approach. The discounted cash flows were estimated using a royalty rate selected based on consideration of several factors, including external research of third party trade name licensing agreements and their royalty rate levels, and management estimates.

          (c)   To record the amortization adjustment related to the Quarries at William Charles.

          (d)   To reverse approximately $7.2 million of the Company and CCS I transaction costs associated with the acquisition, consisting of adviser fees and change in control payments/bonuses to certain CCS I employees. There is no continuing impact of these one-time transaction costs on the combined operating results and, as such, these fees are not included in the unaudited pro forma combined statement of operations.

        To reverse approximately $21.0 million of William Charles transaction costs associated with the acquisition and to record $2.0 million of incentive compensation. Transaction costs consist of adviser fees of $7.6 million and $13.4 million of change in control payments/bonuses to certain WC employees. There is no continuing impact of these one-time transaction costs on the combined operating results and, as such, these fees are not included in the unaudited pro forma combined statement of operations.

          (e)   To record the income tax effect as a result of the transaction, calculated using a 27% blended rate which includes our statutory rate of 21.0% for the year ended December 31, 2018 and an estimated 6.0% state tax, net of federal tax benefit. Income tax was calculated on a total company basis and the required pro forma adjustment was allocated to each acquisition based on their pre-tax income, excluding the contingent consideration fair value adjustment.

          (f)    Reflects the incremental interest expense that would have been incurred during the historical periods presented assuming the Acquisitions and the incurrence of the new debt had occurred as of January 1, 2018. Debt issuance costs incurred in conjunction with the Acquisitions have been amortized over the term of the respective debt instrument for the purposes of calculating the net pro forma adjustment to interest expense. The interest expense calculated below

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS (Continued)

Note 3. Pro Forma Adjustments (Continued)

  was assuming all company debt outstanding after the November 2nd closing of William Charles at the term loan and revolver interest rates as of December 31, 2018.

(in thousands)	Pro Forma Year Ended December 31, 2018
Interest expense on term loan and revolver	$30,553
Amortization of debt issuance costs	4,954
Less interest expense on extinguished debt recorded for all entities	(14,352)

Interest expense	$21,155

        These amounts were included in the Pro Forma adjustments to William Charles column on the income statement for the year ended December 31, 2018.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        To the stockholders and the Board of Directors of Infrastructure and Energy Alternatives, Inc.

Opinion on the Financial Statements

        We have audited the accompanying consolidated balance sheet of Infrastructure and Energy Alternatives, Inc. (the "Company") as of December 31, 2018, the related consolidated statements of operations, stockholders' equity, and cash flows, for the year ended December 31, 2018, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the year ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

        These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

        We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

        Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

Indianapolis, Indiana
March 14, 2019

We have served as the Company's auditor since 2018.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors of Infrastructure and Energy Alternatives, Inc.
Indianapolis, Indiana

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Infrastructure and Energy Alternatives, Inc. (the "Company") as of December 31, 2017, the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the two years in the period ended December 31, 2017, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company's auditor since 2016.

/s/ Crowe LLP

Crowe LLP
Indianapolis, Indiana
February 19, 2018

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Consolidated Balance Sheets

($ in thousands, except per share data)

	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$71,311	$4,877
Accounts receivable, net	225,366	60,981
Costs and estimated earnings in excess of billings on uncompleted contracts	47,121	18,613
Prepaid expenses and other current assets	12,864	862

Total current assets	356,662	85,333
Property, plant and equipment, net	176,178	30,905
Intangible assets, net	50,874	69
Goodwill	40,257	3,020
Company-owned life insurance	3,854	4,250
Deferred income taxes	11,215	3,080
Other assets	188	46

Total assets	$639,228	$126,703

Liabilities, Preferred Stock and Stockholders' Deficit
Current liabilities:
Accounts payable	$158,075	$23,880
Accrued liabilities	94,059	46,150
Billings in excess of costs and estimated earnings on uncompleted contracts	62,234	7,398
Current portion of capital lease obligations	17,615	4,691
Line of credit—short-term	—	33,674
Current portion of long-term debt	32,580	—

Total current liabilities	364,563	115,793
Capital lease obligations, less current portion	45,912	15,899
Long-term debt, less current portion	295,727	—
Deferred compensation	6,157	5,030
Contingent consideration	23,082	—

Total liabilities	735,441	136,722

Commitments and contingencies:
Preferred stock, $0.0001 par value per share; 1,000,000 shares authorized; 34,965 and 0 shares issued and outstanding at December 31, 2018 and 2017, respectively	34,965	—
Stockholders' equity (deficit):
Common stock, $0.0001 par value per share; 100,000,000 shares authorized; 22,155,271 and 21,577,650 shares issued and outstanding at December 31, 2018 and 2017, respectively	2	2
Additional paid-in capital	4,751	—
Accumulated deficit	(135,931)	(10,021)

Total stockholders' deficit	(131,178)	(10,019)

Total liabilities, preferred stock and stockholders' deficit	$639,228	$126,703

See accompanying notes to consolidated financial statements.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Consolidated Statements of Operations

($ in thousands, except per share data)

	Year Ended December 31,
	2018	2017	2016
Revenue	$779,343	$454,949	$602,665
Cost of revenue	747,817	388,928	517,419

Gross profit	31,526	66,021	85,246
Selling, general and administrative expenses	72,262	33,543	30,705

(Loss) income from operations	(40,736)	32,478	54,541
Other (expense) income, net:
Interest expense, net	(12,080)	(2,201)	(516)
Contingent consideration fair value adjustment	46,291	—	—
Other (expense) income	(2,173)	111	213

(Loss) income before benefit (provision) for income taxes	(8,698)	30,388	54,238
Benefit (provision) for income taxes	12,942	(13,863)	10,213

Net income from continuing operations	4,244	16,525	64,451
Net income from discontinued operations	—	—	1,087

Net income	$4,244	$16,525	$65,538

Net (loss) income from continuing operations per common share—basic and diluted	$(2.01)	$0.77	$2.99
Net income from discontinued operations per common share—basic and diluted	—	—	0.05

Net (loss) income per common share—basic and diluted	$(2.01)	$0.77	$3.04

Weighted average common shares outstanding—basic and diluted	21,665,965	21,577,650	21,577,650

See accompanying notes to consolidated financial statements.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Consolidated Statements of Stockholders' Equity (Deficit)

(In thousands)

	Common Stock
					Accumulated Other Comprehensive Income
	Shares	Par Value	Additional Paid-in Capital	Accumulated Deficit		Total Equity (Deficit)
Balance, January 1, 2016	—	$—	$12,563	$(88,674)	$267	$(75,844)
Retroactive effect of shares issued in 2018 Merger	21,578	2	(2)	—	—	—
Net income	—	—	—	65,538	—	65,538
Change in foreign currency translation	—	—	—	—	(780)	(780)
Cumulative translation adjustment on discontinued operations	—	—	—	—	513	513
Share-based compensation	—	—	161	—	—	161
Conversion of subordinated debt into equity	—	—	23,287	—	—	23,287

Balance, December 31, 2016	21,578	2	36,009	(23,136)	—	12,875
Net income	—	—	—	16,525	—	16,525
Share-based compensation	—	—	53	—	—	53
Distributions	—	—	(31,328)	(3,410)	—	(34,738)
Distribution of land and building	—	—	(4,734)	—	—	(4,734)

Balance, December 31, 2017	21,578	2	—	(10,021)	—	(10,019)
Net income	—	—	—	4,244	—	4,244
Share-based compensation	—	—	1,072	—	—	1,072
Issuance of common stock	577	—	5,276	—	—	5,276
Issuance of preferred stock	—	—	—	(34,965)	—	(34,965)
Contingent consideration	—	—	—	(69,373)	—	(69,373)
Merger recapitalization transaction	—	—	—	(25,816)	—	(25,816)
Preferred dividends	—	—	(1,597)	—	—	(1,597)

Balance, December 31, 2018	22,155	$2	$4,751	$(135,931)	$—	$(131,178)

See accompanying notes to consolidated financial statements.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Consolidated Statements of Cash Flows

($ in thousands)

	Year Ended December 31,
	2018	2017	2016
Cash flows from operating activities:
Net income	$4,244	$16,525	$65,538
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	16,699	5,044	3,443
Contingent consideration fair value adjustment	(46,291)	—	—
Amortization of debt discounts and issuance costs	1,321	—	—
Loss on extinguishment of debt	1,836	—	—
Interest accrual on subordinated debt	—	—	1,862
Share-based compensation expense	1,072	53	161
Deferred compensation	(482)	944	(446)
Allowance for doubtful accounts	(174)	81	(11,942)
Deferred income taxes	(12,017)	11,451	(14,687)
Other, net	1,034	(244)	(847)
Changes in operating assets and liabilities:
Accounts receivable	(36,430)	8,915	(21,089)
Costs and estimated earnings in excess of billings on uncompleted contracts	(2,901)	(4,470)	2,093
Prepaid expenses and other assets	(2,123)	587	(539)
Accounts payable and accrued liabilities	95,398	(27,212)	17,862
Billings in excess of costs and estimated earnings on uncompleted contracts	25,832	(20,783)	12,182

Net cash provided by (used in) operating activities	47,018	(9,109)	53,591

Cash flows from investing activities:
Company-owned life insurance	396	(2,036)	(514)
Purchases of property, plant and equipment	(4,230)	(2,248)	(2,821)
Proceeds from sale of property, plant and equipment	690	776	335
Acquisition of businesses, net of cash acquired	(166,690)	—	—

Net cash used in investing activities	(169,834)	(3,508)	(3,000)

Cash flows from financing activities:
Proceeds from long-term debt and line of credit—short-term	497,272	33,674	—
Payments on long-term debt	(155,359)	—	—
Payments on line of credit—short-term	(38,447)	—	(27,946)
Extinguishment of debt	(53,549)	—	—
Debt financing fees	(26,641)	—	—
Payments on capital lease obligations	(7,138)	(3,049)	(1,671)
Distributions	—	(34,738)	—
Preferred dividends	(1,072)	—	—
Merger recapitalization transaction	(25,816)	—	—

Net cash provided by (used in) financing activities	189,250	(4,113)	(29,617)

Effect of currency translation on cash	—	—	633
Net change in cash and cash equivalents	66,434	(16,730)	21,607
Cash and cash equivalents, beginning of the period	4,877	21,607	—

Cash and cash equivalents, end of the period	$71,311	$4,877	$21,607

Supplemental disclosures:
Cash paid for interest	$10,817	$2,221	$1,189
Cash paid (refund) for income taxes	(962)	3,686	2,673
Schedule of non-cash activities:
Acquisition of assets/liabilities through capital lease	$48,951	$18,309	$7,501
Merger-related contingent consideration	69,373	—	—
Issuance of common stock	95,558	—	—
Issuance of preferred stock	34,965	—	—
Preferred dividends declared	525	—	—
Conversion of subordinated debt into equity	—	—	23,287
Distribution of land and building	—	4,734	—

See accompanying notes to consolidated financial statements.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to Consolidated Financial Statements

Note 1. Business, Basis of Presentation and Significant Accounting Policies

        Infrastructure and Energy Alternatives, Inc. (f/k/a M III Acquisition Corporation ("M III")), a Delaware corporation, is a holding company organized on August 4, 2015 (together with its wholly-owned subsidiaries, "IEA" or the "Company").

        On March 26, 2018 (the "Closing Date"), the Company consummated a merger (the "Merger") pursuant to an Agreement and Plan of Merger, dated November 3, 2017 (as amended, the "Merger Agreement"), by and among M III, IEA Energy Services, LLC ("IEA Services"), a Delaware limited liability company, Infrastructure and Energy Alternatives, LLC (the "Seller"), a Delaware limited liability company and the parent of IEA Services immediately prior to such time, and the other parties thereto, which provided for, among other things, the merger of IEA Services with and into a wholly-owned subsidiary of M III. Following the Merger, M III Acquisition Corporation changed its name to Infrastructure and Energy Alternatives, Inc. See Note 2. Merger, Acquisitions and Discontinued Operations for more information about the Merger.

        On September 25, 2018, IEA Services completed its acquisition of Consolidated Construction Solutions I LLC ("CCS"), a provider of environmental and industrial engineering services through its wholly-owned subsidiaries, Saiia LLC ("Saiia") and American Civil Constructors LLC (the "ACC Companies"). On November 2, 2018, IEA Services completed its acquisition of William Charles Construction Group, including its wholly-owned subsidiary Ragnar Benson ("William Charles"), a provider of engineering and construction solutions for the rail infrastructure and heavy civil construction industries. See Note 2. Merger, Acquisitions and Discontinued Operations for further discussion of these acquisitions.

        The Company specializes in providing complete engineering, procurement and construction ("EPC") services throughout the United States ("U.S.") for the renewable energy, traditional power and civil infrastructure industries. These services include the design, site development, construction, installation and restoration of infrastructure. Although the Company has historically focused on the wind industry, its recent acquisitions have expanded its construction capabilities and geographic footprint in the areas of renewables, environmental remediation, industrial maintenance, specialty paving, heavy civil and rail infrastructure construction, creating a diverse national platform of specialty construction capabilities.

Principles of Consolidation

        The accompanying consolidated financial statements include the accounts of Infrastructure and Energy Alternatives, Inc. and its wholly-owned direct and indirect domestic and foreign subsidiaries: IEA Intermediate Holdco, LLC ("Holdings"), IEA Services, IEA Management Services, Inc., IEA Constructors, Inc. (f/k/a IEA Renewable, Inc.), White Construction, Inc. ("White"), White Electrical Constructors, Inc., IEA Equipment Management, Inc., White's wholly-owned subsidiary H.B. White Canada Corp. ("H.B. White"), and from their date of acquisition, CCS and William Charles. All intercompany accounts and transactions are eliminated in consolidation.

        The Company operates in one reportable segment, providing EPC services. Operations prior to the Merger are the historical operations of IEA Services as discussed in Note 2. Merger, Acquisitions and Discontinued Operations.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to Consolidated Financial Statements (Continued)

Note 1. Business, Basis of Presentation and Significant Accounting Policies (Continued)

Basis of Accounting and Use of Estimates

        The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the U.S. ("GAAP"). The preparation of the consolidated financial statements in conformity with GAAP requires the use of estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes. Key estimates include: the recognition of revenue and project profit or loss (which the Company defines as project revenue less project cost of revenue), in particular, on construction contracts accounted for under the percentage-of completion method, for which the recorded amounts require estimates of costs to complete projects, ultimate project profit and the amount of probable contract price adjustments as inputs; fair value estimates, including those related to acquisitions and contingent consideration; valuations of goodwill and intangible assets; asset lives used in computing depreciation and amortization; accrued self-insured claims; other reserves and accruals; accounting for income taxes; and the estimated impact of contingencies and ongoing litigation. While management believes that such estimates are reasonable when considered in conjunction with the Company's consolidated financial position and results of operations, actual results could differ materially from those estimates.

"Emerging Growth Company" Reporting Requirements

        The Company qualifies as an "emerging growth company," as defined in the Jumpstart Our Business Startups Act (the "JOBS Act"). For as long as a company is deemed to be an "emerging growth company," it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. Among other things, the Company is not required to provide an auditor attestation report on the assessment of the internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002. Section 107 of the JOBS Act also provides that an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to take advantage of this extended transition period. The Company's financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

        The Company would cease to be an "emerging growth company" upon the earliest of:

  •
  the last day of the fiscal year following July 6, 2021, the five-year anniversary of the completion of M III's initial public offering;

  •
  the last day of the fiscal year in which the Company's total annual gross revenues exceed $1.07 billion;

  •
  the date on which the Company has, during the previous three-year period, issued more than $1 billion in non-convertible debt securities; or

  •
  the date on which the Company becomes a "large accelerated filer," as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which would occur if the market value of the Company's common stock held by nonaffiliates exceeds $700 million as of the last day of its most recently completed second fiscal quarter.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to Consolidated Financial Statements (Continued)

Note 1. Business, Basis of Presentation and Significant Accounting Policies (Continued)

        The Company continues to monitor its status as an "emerging growth company" and is currently preparing, and expects to be ready to comply with, the additional reporting and regulatory requirements that will be applicable when it ceases to qualify as an "emerging growth company."

Cash and Cash Equivalents

        The Company considers all unrestricted, highly liquid investments with a maturity of three months or less when purchased to be cash and cash equivalents. The Company maintains cash balances, which, at times, may exceed the amounts insured by the Federal Deposit Insurance Corporation.

Accounts Receivable

        The Company does not accrue interest to its customers and carries its customer receivables at their face amounts, less an allowance for doubtful accounts. Accounts receivable include amounts billed to customers under the terms and provisions of the contracts. Most billings are determined based on contractual terms. Included in accounts receivable are balances billed to customers pursuant to retainage provisions in certain contracts that are due upon completion of the contract and acceptance by the customer, or earlier as provided by the contract. As is common practice in the industry, the Company classifies all accounts receivable, including retainage, as current assets. The contracting cycle for certain long-term contracts may extend beyond one year, and accordingly, collection of retainage on those contracts may extend beyond one year. Accounts receivable include amounts billed to customers under retention provisions in construction contracts. Such provisions are standard in the Company's industry and usually allow for a small portion of progress billings on the contract price, typically 10%, to be withheld by the customer until after the Company has completed work on the project. Based on the Company's experience with similar contracts in recent years, billings for such retention balances at each balance sheet date are finalized and collected after project completion. Generally, unbilled amounts will be billed and collected within one year. The Company determined that there are no material amounts due past one year and no material amounts billed but not collected within one year.

        The Company grants trade credit, on a non-collateralized basis, to its customers and is subject to potential credit risk related to changes in business and overall economic activity. The Company analyzes specific accounts receivable balances, historical bad debts, customer credit-worthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. In the event that a customer balance is deemed to be uncollectible, the account balance is written off against the allowance for doubtful accounts.

Revenue Recognition

        Revenue under construction contracts is accounted for under the percentage-of-completion method of accounting. Under the percentage-of-completion method, the Company estimates profit as the difference between total estimated revenue and total estimated cost of a contract and recognizes that profit over the contract term based on costs incurred. Contract costs include all direct materials, labor and subcontracted costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, depreciation and the operational costs of capital equipment. The Company also has unit-price contracts that were not significant as of December 31, 2018.

        The estimation process for revenue recognized under the percentage-of-completion method is based on the professional knowledge and experience of the Company's project managers, engineers and

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to Consolidated Financial Statements (Continued)

Note 1. Business, Basis of Presentation and Significant Accounting Policies (Continued)

financial professionals. Management reviews estimates of contract revenue and costs on an ongoing basis. Changes in job performance, job conditions and management's assessment of expected contract settlements are factors that influence estimates of total contract value and total costs to complete those contracts and, therefore, the Company's profit recognition. Changes in these factors may result in revisions to costs and income, and their effects are recognized in the period in which the revisions are determined, which could materially affect the Company's results of operations in the period in which such changes are recognized.

        Revenue derived from projects billed on a fixed-price basis totaled 96.2%, 97.8% and 90.4% of consolidated revenue from continuing operations for the years ended December 31, 2018, 2017 and 2016, respectively. Revenue and related costs for construction contracts billed on a time and materials basis are recognized as the services are rendered. Revenue derived from projects billed on a time and materials basis totaled 3.8%, 2.2% and 9.6% of consolidated revenue from continuing operations for the years ended December 31, 2018, 2017 and 2016, respectively.

        For an approved change order which can be reliably estimated as to price, the anticipated revenues and costs associated with the change order are added to the total contract value and total estimated costs of the project, respectively. When costs are incurred for a) an unapproved change order which is probable to be approved or b) an approved change order which cannot be reliably estimated as to price, the total anticipated costs of the change order are added to both the total contract value and total estimated costs for the project. Once a change order becomes approved and reliably estimable, any margin related to the change order is added to the total contract value of the project. The Company actively engages in substantive meetings with its customers to complete the final approval process and generally expects these processes to be completed within a year. The amounts ultimately realized upon final acceptance by its customers could be higher or lower than such estimated amounts.

        Provisions for losses on uncompleted contracts are made in the period in which such losses become evident. The Company may incur costs subject to change orders, whether approved or unapproved by the customer, and/or claims related to certain contracts. Management determines the probability that such costs will be recovered based upon engineering studies and legal opinions, past practices with the customer and specific discussions, correspondence and/or preliminary negotiations with the customer.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to Consolidated Financial Statements (Continued)

Note 1. Business, Basis of Presentation and Significant Accounting Policies (Continued)

        The Company had the following approximate revenue and accounts receivable concentrations, net of allowances, for the periods ended:

	Revenue %				Accounts Receivable %
	Year Ended December 31,
					December 31,
	2018		2017	2016	2018	2017
Interstate Power and Light Company	21.0%		*	*	20.0%	*
Union Pacific Railroad		*	*	*	19.0%	*
Trishe Wind Ohio, LLC		*	*	*	*	17.0%
Thunder Ranch Wind Project, LLC		*	21.0%	*	*	15.0%
Twin Forks Wind Farm, LLC		*	11.0%	*	*	*
Bruenning's Breeze Wind Farm, LLC		*	11.0%	*	*	*
EDF Renewable Development, Inc.		*	14.0%	11.0%	*	11.0%
Cimarron Bend Wind Project, LLC		*	*	17.0%	*	*
Osborn Wind Energy, LLC		*	*	11.0%	*	*

*
Amount was not above 10% threshold.

Classification of Construction Contract-Related Assets and Liabilities

        Contract costs include all direct subcontract, material and labor costs, and those indirect costs related to contract performance, such as indirect labor, supplies, tools, insurance, repairs, maintenance, communications and use of Company-owned equipment. Contract revenues are earned and matched with related costs as incurred.

        Costs and estimated earnings in excess of billings on uncompleted contracts are presented as a current asset in the accompanying consolidated balance sheets, and billings in excess of costs and estimated earnings on uncompleted contracts are presented as a current liability in the accompanying consolidated balance sheets. The Company's contracts vary in duration, with the duration of some larger contracts exceeding one year. Consistent with industry practice, the Company includes the amounts realizable and payable under contracts, which may extend beyond one year, in current assets and current liabilities. These balances are generally settled within one year.

Self-Insurance

        The Company is self-insured up to the amount of its deductible for its medical and workers' compensation insurance policies. For the years ended December 31, 2018, 2017 and 2016, the Company maintained insurance policies subject to per claim deductibles of $0.5 million, for its workers' compensation policy. Liabilities under these insurance programs are accrued based upon management's estimates of the ultimate liability for claims reported and an estimate of claims incurred but not reported with assistance from third-party actuaries. The Company's liability for employee group medical claims is based on analysis of historical claims experience and specific knowledge of actual losses that have occurred. The Company is also required to post letters of credit and provide cash collateral to certain of its insurance carriers and to obtain surety bonds in certain states.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to Consolidated Financial Statements (Continued)

Note 1. Business, Basis of Presentation and Significant Accounting Policies (Continued)

        The Company's self-insurance liability is reflected in the consolidated balance sheets within accrued liabilities. The determination of such claims and expenses and the appropriateness of the related liability is reviewed and updated quarterly, however, these insurance liabilities are difficult to assess and estimate due to unknown factors, including the severity of an injury, the determination of the Company's liability in proportion to other parties and the number of incidents not reported. Accruals are based upon known facts and historical trends. Although management believes its accruals are adequate, a change in experience or actuarial assumptions could materially affect the Company's results of operations in a particular period. As of December 31, 2018 and 2017, the gross amount accrued for medical insurance claims totaled $0.6 million and $0.4 million, respectively, and the gross amount accrued for workers' compensation claims totaled $2.1 million and $1.7 million, respectively. For the years ended December 31, 2018, 2017 and 2016, health care expense totaled $2.4 million, $1.1 million and $5.0 million, respectively, and workers' compensation expense totaled $5.8 million, $3.4 million and $3.2 million, respectively.

Company-Owned Life Insurance

        The Company has life insurance policies on certain key executives. Company-owned life insurance is recorded at its cash surrender value or the amount that can be realized.

        As of December 31, 2018 and 2017, the Company had a long-term asset of $3.9 million and $4.3 million, respectively, related to these policies. For the years ended December 31, 2018, 2017 and 2016, the Company recognized a decrease of $0.4 million and increases of $2.0 million and $0.5 million, respectively, in the cash surrender value of these policies.

Leases

        The Company leases certain real estate, construction equipment and office equipment. The terms and conditions of leases (such as renewal or purchase options and escalation clauses), if material, are reviewed at inception to determine the classification (operating or capital) of the lease. Nonperformance-related default covenants, cross-default provisions, subjective default provisions and material adverse change clauses contained in material lease agreements, if any, are also evaluated to determine whether those clauses affect lease classification.

Property, Plant and Equipment, Net

        Property, plant and equipment is recorded at cost, or if acquired in a business combination, at the acquisition-date fair value. Depreciation of property, plant and equipment, including property and equipment under capital leases, is computed using the straight-line method over the estimated useful lives of the respective assets. Leasehold improvements are depreciated over the shorter of the term of the lease or the estimated useful lives of the improvements. Expenditures for repairs and maintenance are charged to expense as incurred, and expenditures for betterments and major improvements are capitalized and depreciated over the remaining useful lives of the assets. The carrying amounts of assets sold or retired and the related accumulated depreciation are eliminated in the year of disposal, with resulting gains or losses included in other income or expense.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to Consolidated Financial Statements (Continued)

Note 1. Business, Basis of Presentation and Significant Accounting Policies (Continued)

        The assets' estimated lives used in computing depreciation for property, plant and equipment are as follows:

Buildings and leasehold improvements	2 to 39 years
Construction equipment	3 to 15 years
Office equipment, furniture and fixtures	3 to 7 years
Vehicles	3 to 5 years

Intangible Assets, Net

        The Company's intangible assets represent finite-lived assets that were acquired in a business combination, consisting of customer relationships, trade names and backlog, and are recorded at acquisition-date fair value. These assets are amortized over their estimated lives, which are generally based on contractual or legal rights. Amortization of customer relationship and trade name intangibles is recorded within selling, general and administrative expenses in the consolidated statements of operations, and amortization of backlog intangibles is recorded within cost of revenue. The straight-line method of amortization is used because it best reflects the pattern in which the economic benefits of the intangibles are consumed or otherwise used up. The amounts and useful lives assigned to intangible assets acquired impact the amount and timing of future amortization.

Impairment of Property, Plant and Equipment and Intangibles

        Management reviews long-lived assets that are held and used for impairment whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared with the asset's carrying amount to determine if there has been an impairment, which is calculated as the difference between the fair value of an asset and its carrying value. Estimates of future undiscounted cash flows are based on expected growth rates for the business, anticipated future economic conditions and estimates of residual values. Fair values take into consideration management's estimates of risk-adjusted discount rates, which are believed to be consistent with assumptions that marketplace participants would use in their estimates of fair value. There were no impairments of property, plant and equipment or intangible assets recognized during the years ended December 31, 2018, 2017 and 2016.

Goodwill

        Goodwill represents the excess purchase price paid over the fair value of acquired intangible and tangible assets. The Company applies the provisions of Accounting Standards Codification ("ASC") Topic 350, Intangibles—Goodwill and Other. Accordingly, goodwill is not amortized but rather is assessed at least annually for impairment on July 1st and tested for impairment more frequently if events and circumstances indicate that the asset might be impaired. The Company may assess its goodwill for impairment initially using a qualitative approach to determine whether conditions exist to indicate that it is more likely than not that the fair value of a reporting unit is less than its carrying value. If management concludes, based on its assessment of relevant events, facts and circumstances, that it is more likely than not that a reporting unit's carrying value is greater than its fair value, then a quantitative analysis will be performed to determine if there is any impairment.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to Consolidated Financial Statements (Continued)

Note 1. Business, Basis of Presentation and Significant Accounting Policies (Continued)

        The Company may also elect to initially perform a quantitative analysis instead of starting with a qualitative approach. The quantitative assessment for goodwill was historically a two-step process. As discussed below, as of January 1, 2018, the Company adopted Accounting Standards Update ("ASU") 2017-04, Intangibles—Goodwill and Other, Simplifying the Accounting for Goodwill Impairment, which removed the second step of the quantitative goodwill impairment test. The first (and now final) step requires comparing the carrying value of a reporting unit, including goodwill, to its fair value using the income approach. The income approach uses a discounted cash flow model, which involves significant estimates and assumptions, including preparation of revenue and profitability growth forecasts, selection of a discount rate and selection of a terminal year multiple. If the fair value of the respective reporting unit exceeds its carrying amount, goodwill is not considered to be impaired. If the carrying amount of a reporting unit exceeds its fair value, the Company would record an impairment charge equal to the difference, not to exceed the carrying amount of goodwill.

        For the years ended December 31, 2018, 2017 and 2016, management performed a qualitative assessment for its goodwill by examining relevant events and circumstances that could have an affect on its fair value, such as macroeconomic conditions, industry and market conditions, entity-specific events, financial performance and other relevant factors or events that could affect earnings and cash flows. Based on evaluation of these qualitative assessments, it was determined that there was no goodwill impairment for these years.

Business Combinations

        The Company accounts for its business combinations in accordance with ASC 805, Business Combinations, which requires an acquirer to recognize and measure in its financial statements the identifiable assets acquired, the liabilities assumed and any non-controlling interests (if applicable) in the acquiree at the acquisition date. The purchase is accounted for using the acquisition method, and the fair value of purchase consideration is allocated to the tangible and intangible assets acquired and the liabilities assumed based on their estimated fair values. The excess, if any, of the fair value of the purchase consideration over the fair value of the identifiable net assets is recorded as goodwill. Conversely, the excess, if any, of the net fair values of the identifiable net assets over the fair value of the purchase consideration is recorded as a gain. The fair values of net assets acquired are calculated using expected cash flows and industry-standard valuation techniques, and these valuations require management to make significant estimates and assumptions. These estimates and assumptions are inherently uncertain, and as a result, actual results may materially differ from estimates. Significant estimates include, but are not limited to, future expected cash flows, useful lives and discount rates. During the measurement period, which is one year from the acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed, with a corresponding offset to either goodwill or gain, depending on whether the fair value of purchase consideration is in excess of or less than net assets acquired. Upon the conclusion of the measurement period, any subsequent adjustments are recorded to earnings. Acquisition costs related to business combinations are expensed as incurred.

Contingent Consideration

        As part of the Merger, the Company agreed to issue additional common shares to the Seller upon satisfaction of financial targets for 2018 and 2019. This contingent liability, which is presented as contingent consideration in the consolidated balance sheet, was measured at its estimated fair value as of the Closing Date using a Monte Carlo simulation and subsequent changes in fair value are recorded

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to Consolidated Financial Statements (Continued)

Note 1. Business, Basis of Presentation and Significant Accounting Policies (Continued)

within other (expense) income, net in the consolidated statement of operations. See Note 8. Fair Value of Financial Instruments for further discussion.

Debt Issuance Costs

        Financing costs incurred with securing a term loan are deferred and amortized to interest expense, net over the maturity of the respective loan using the effective interest method and are presented as a direct deduction from the carrying amount of the related debt. Financing costs incurred with securing a revolving line of credit are deferred and amortized to interest expense, net over the contractual term of the arrangement on a straight-line basis and are presented as a direct deduction from the carrying amount of the related debt.

Stock-Based Compensation

        IEA has an equity plan which grants stock options ("Options") and restricted stock units ("RSUs") to certain key employees and members of the Board of Directors of the Company (the "Board") for their services on the Board. The Company recognizes compensation expense for these awards in accordance with the provisions of ASC 718, Stock Compensation, which requires the recognition of expense related to the fair value of the awards in the Company's consolidated statement of operations.

        The Company estimates the grant-date fair value of each award at issuance. For awards subject to service-based vesting conditions, the Company recognizes compensation expense equal to the grant-date fair value on a straight-line basis over the requisite service period, which is generally the vesting term. Forfeitures are accounted for when incurred. For awards subject to both performance and service-based vesting conditions, the Company recognizes stock-based compensation expense using the straight-line recognition method when it is probable that the performance condition will be achieved.

Income Taxes

        Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Where applicable, the Company records a valuation allowance to reduce any deferred tax assets that it determines will not be realizable in the future.

        On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the "2017 Tax Act"), which enacted major changes to the U.S. tax code, including a reduction in the U.S. federal corporate income tax rate from 35% to 21%, effective January 1, 2018. As a result, the Company's U.S. deferred income tax balances were required to be remeasured in 2017. Management considered the implications of the 2017 Tax Act, including the rate change, 100% immediate expensing, toll charge, Alternative Minimum Tax ("AMT") credit change and state impacts on the calculation of the provision for income taxes for the year ended December 31, 2017. The effect of these changes in tax law was $0.3 million, which the Company recognized within the provision for income taxes in the consolidated statement of operations for the year ended December 31, 2017.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to Consolidated Financial Statements (Continued)

Note 1. Business, Basis of Presentation and Significant Accounting Policies (Continued)

        The Company recognizes the benefit of an uncertain tax position that it has taken or expects to take on income tax returns it files if such tax position is more likely than not to be sustained on examination by the taxing authorities, based on the technical merits of the position. These tax benefits are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution.

Litigation and Contingencies

        Accruals for litigation and contingencies are reflected in the consolidated financial statements based on management's assessment, including advice of legal counsel, of the expected outcome of litigation or other dispute resolution proceedings and/or the expected resolution of contingencies. Liabilities for estimated losses are accrued if the potential loss from any claim or legal proceeding is considered probable and the amount can be reasonably estimated. Significant judgment is required in both the determination of probability of loss and the determination as to whether the amount is reasonably estimable. Accruals are based only on information available at the time of the assessment due to the uncertain nature of such matters. As additional information becomes available, management reassesses potential liabilities related to pending claims and litigation and may revise its previous estimates, which could materially affect the Company's results of operations in a given period.

Fair Value of Financial Instruments

        The Company applies ASC 820, Fair Value Measurement, which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company's principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity's own assumptions based on market data and the entity's judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

        The valuation hierarchy is composed of three levels. The classification within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement. The levels within the valuation hierarchy are described below:

  Level 1—Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

  Level 2—Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to Consolidated Financial Statements (Continued)

Note 1. Business, Basis of Presentation and Significant Accounting Policies (Continued)

  Level 3—Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions and valuation techniques when little or no market data exists for the assets or liabilities.

        Fair values of financial instruments are estimated using public market prices, quotes from financial institutions and other available information.

Segments

        Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions on how to allocate resources and assess performance. The Company's chief operating decision makers are the chief executive officer and chief financial officer. The Company operates as a single segment and therefore reports its operations as one reportable segment.

Discontinued Operations

        The Company accounts for business dispositions, businesses held for sale and abandonments in accordance with ASC 205-20, Discontinued Operations. ASC 205-20 requires the results of operations of business dispositions to be segregated from continuing operations and reflected as discontinued operations in current and prior periods. See Note 2. Merger, Acquisitions and Discontinued Operations for further information.

Recently Adopted Accounting Standards—Guidance Adopted in 2018

        In March 2016, the Financial Accounting Standards Board ("FASB") issued ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, which simplifies several aspects of the accounting for employee share-based payment transactions including the accounting for income taxes, forfeitures and statutory tax withholding requirements, as well as classification of related amounts within the statement of cash flows. This ASU, which the Company adopted early (based on its "emerging growth company" status) as of January 1, 2018, did not have a material effect on the Company's consolidated financial statements.

        In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 eliminates the diversity in practice related to the classification of certain cash receipts and payments for debt prepayment or extinguishment costs, the maturing of a zero-coupon bond, the settlement of contingent liabilities arising from a business combination, proceeds from insurance settlements, distributions from certain equity method investees and beneficial interests obtained in a financial asset securitization. ASU 2016-15 designates the appropriate cash flow classification, including requirements to allocate certain components of these cash receipts and payments among operating, investing and financing activities, and is required to be applied retrospectively. This ASU, which the Company adopted early (based on its "emerging growth company" status) as of January 1, 2018, did not have a material effect on the Company's consolidated statements of cash flows.

        In January 2017, the FASB issued ASU 2017-04, Intangibles—Goodwill and Other (Topic 350), Simplifying the Accounting for Goodwill Impairment. ASU 2017-04 removes the second step of the

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to Consolidated Financial Statements (Continued)

Note 1. Business, Basis of Presentation and Significant Accounting Policies (Continued)

two-step goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit's carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. All other goodwill impairment guidance will remain largely unchanged. Entities will continue to have the option to perform a qualitative assessment to determine if a quantitative impairment test is necessary. The standard must be applied on a prospective basis. This ASU, which the Company adopted early as of January 1, 2018, did not have a material effect on the Company's consolidated financial statements.

        In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805), Clarifying the Definition of a Business, which amends the current definition of a business. Under ASU 2017-01, to be considered a business, an acquisition would have to include an input and a substantive process that together significantly contributes to the ability to create outputs. ASU 2017-01 further states that when substantially all of the fair value of gross assets acquired is concentrated in a single asset (or a group of similar assets), the assets acquired would not represent a business. The new guidance also narrows the definition of the term "outputs" to be consistent with how it is described in Topic 606, Revenue from Contracts with Customers. The changes to the definition of a business will likely result in more acquisitions being accounted for as asset acquisitions. The amendments should be applied prospectively on or after the effective dates. Accordingly, the Company's early adoption of this ASU (based on its "emerging growth company" status) as of January 1, 2018 did not have an impact on the Company's historical financial statements. Based on the Company's evaluation of the new guidance, the Company determined that its acquisition of CCS and its acquisition of William Charles both qualify to be accounted for as business combinations. See Note 2. Merger, Acquisitions and Discontinued Operations for further discussion of these acquisitions.

        In March 2018, the FASB issued ASU 2018-05, Income Taxes (Topic 740)—Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118. This ASU was effective upon issuance and added seven paragraphs to ASC 740, Income Taxes, that contain Securities and Exchange Commission ("SEC") guidance related to the application of GAAP when preparing an initial accounting of the income tax effects of the 2017 Tax Act which, among other things, allows for a measurement period not to exceed one year for companies to finalize the provisional amounts recorded as of December 31, 2017. Accordingly, the Company finalized its initial accounting of the income tax effects of the 2017 Tax Act during the year ended December 31, 2018, with no adjustments to the provisional amounts initially recognized as of December 31, 2017.

Recently Issued Accounting Standards Not Yet Adopted

        In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which replaces most existing revenue recognition guidance in GAAP. The core principle of the guidance is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration the company expects to receive in exchange for those goods or services. To achieve this core principle, the guidance provides a five-step analysis of transactions to determine when and how revenue is recognized. The guidance addresses several areas including transfer of control, contracts with multiple performance obligations and costs to obtain and fulfill contracts. The guidance also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. In August 2015, the FASB issued additional guidance deferring the effective date for one year while

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to Consolidated Financial Statements (Continued)

Note 1. Business, Basis of Presentation and Significant Accounting Policies (Continued)

allowing entities the option to adopt one year early. For public companies, the guidance is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that annual reporting period. For as long as the Company remains an "emerging growth company," the guidance will be effective for its fiscal year 2019 annual financial statements and for interim periods beginning in fiscal year 2020. Under the guidance, there are two acceptable adoption methods: (i) full retrospective adoption to each prior reporting period presented with the option to elect certain practical expedients; or (ii) modified retrospective adoption with the cumulative effect of initially applying the guidance recognized at the date of initial application and providing certain additional disclosures. The Company continues to evaluate the impact the adoption of this new standard will have on its consolidated financial statements.

        In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which is effective for annual reporting periods beginning after December 15, 2018. Under ASU 2016-02, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: i) a lease liability, which is a lessee's obligation to make lease payments arising from a lease, measured on a discounted basis, and ii) a right-of-use asset, which is an asset that represents the lessee's right to use, or control the use of, a specified asset for the lease term. ASU 2016-02 requires entities to adopt the new lease standard using a modified retrospective method and initially apply the related guidance at the beginning of the earliest period presented in the financial statements. During July 2018, the FASB issued ASU 2018-11, which allows for an additional and optional transition method under which an entity would record a cumulative-effect adjustment at the beginning of the period of adoption. See Note 10. Commitments and Contingencies for additional information about the Company's leases. For as long as the Company remains an "emerging growth company," the new guidance will be effective for its fiscal year 2020 annual financial statements and for the interim statements beginning in fiscal year 2020.

        In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820), Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement, which eliminates certain disclosure requirements for recurring and non-recurring fair value measurements, such as the amount of and reason for transfers between Level 1 and Level 2 of the fair value hierarchy, and adds new disclosure requirements for Level 3 measurements. This ASU is effective for all entities for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years, with early adoption permitted for any eliminated or modified disclosures. Certain disclosures per this ASU are required to be applied on a retrospective basis and others on a prospective basis. The Company is currently assessing the impact these changes will have on its disclosure requirements for fair value measurement.

        Management has evaluated other recently issued accounting pronouncements and does not believe that they will have a significant impact on the Company's consolidated financial statements and related disclosures.

Note 2. Merger, Acquisitions and Discontinued Operations

Merger and Recapitalization

        The Merger, as described in Note 1. Business, Basis of Presentation and Significant Accounting Policies, has been accounted for as a reverse recapitalization in accordance with GAAP. As such, IEA Services is treated as the continuing company and M III is treated as the "acquired" company for

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to Consolidated Financial Statements (Continued)

Note 2. Merger, Acquisitions and Discontinued Operations (Continued)

financial reporting purposes. This determination was primarily based on IEA Services' operations comprising substantially all of the ongoing operations of the post-combination company, M III directors not constituting a majority of the Board of the post-combination company, IEA Services' senior management comprising substantially all of the senior management of the post-combination company and the Seller holding a 48.3% voting interest in the Company, while no single M III shareholder holds more than a 20% voting interest. Accordingly, for accounting purposes, the Merger is treated as the equivalent of IEA Services issuing stock for the net assets of M III, accompanied by a recapitalization. The net assets of M III are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger are the historical operations of IEA Services.

        The amount of merger consideration paid at the Closing Date to IEA (the "Merger Consideration") was $81.4 million in cash, and 10,428,500 shares of common stock and 34,965 shares of Series A convertible preferred stock with an aggregate stated value of $126.3 million at the Closing Date. Immediately following the closing, the Seller owned approximately 48.3% of the Company's common stock and other stockholders owned approximately 51.7% of the Company's outstanding common stock. The Merger Consideration was subject to adjustment based on final determinations of IEA Services' closing date working capital and indebtedness, which determination was finalized approximately 45 days after the Closing Date with minimal impact to the Merger Consideration as calculated on the Closing Date of the Merger.

        Pursuant to the Merger Agreement, the Company is required to issue to the Seller up to an additional 9,000,000 common shares in the aggregate based upon satisfaction of financial targets for 2018 and 2019. See Note 8. Fair Value of Financial Instruments for further discussion.

Acquisitions

CCS

        On September 25, 2018, IEA Services acquired CCS for $106.6 million in cash. The Company financed this acquisition through borrowings on its new credit facility as discussed in Note 9. Debt.

        The wholly-owned subsidiaries of CCS, Saiia and the ACC Companies, generally enter into long-term contracts with both government and non-government customers to provide EPC services for environmental, heavy civil and mining projects. As discussed in Note 1. Business, Basis of Presentation and Significant Accounting Policies, this acquisition is being accounted for as a business combination under the acquisition method of accounting.

William Charles

        On November 2, 2018, IEA Services acquired William Charles for $77.7 million, consisting of $73.2 million in cash and $4.5 million of the Company's common stock (477,621 common shares at $9.45 share price). The Company financed the cash portion of this acquisition through borrowings on its new credit facility as discussed in Note 9. Debt.

        William Charles generally enters into long-term contracts with both government and non-government customers to provide EPC services for rail civil infrastructure, environmental and heavy civil projects. As discussed in Note 1. Business, Basis of Presentation and Significant Accounting Policies, this acquisition is being accounted for as a business combination under the acquisition method of accounting.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to Consolidated Financial Statements (Continued)

Note 2. Merger, Acquisitions and Discontinued Operations (Continued)

Acquisition Accounting

        The following table summarizes the provisional amounts recognized for assets acquired and liabilities assumed as of the respective acquisition date at fair value for the business combinations described above. The estimated values are not yet finalized and are subject to potentially significant changes. The Company will finalize the amounts recognized as it obtains the information necessary to complete the analyses. The Company expects to finalize these amounts as soon as possible but no later than one year from the respective acquisition dates.

Preliminary acquisition-date fair value (in thousands)	CCS(1)	William Charles
Cash and cash equivalents	$6,413	$6,641
Accounts receivable	58,041	69,740
Costs and estimated earnings in excess of billings on uncompleted contracts	9,512	16,095
Other current assets	1,813	7,999
Property, plant and equipment	57,449	49,078
Intangible assets:
Customer relationships(2)	19,500	7,500
Trade names(2)	8,900	4,500
Backlog(2)	8,400	5,000
Deferred income taxes(3)	(3,920)	—
Other non-current assets	134	75
Accounts payable and accrued liabilities	(25,219)	(60,962)
Billings in excess of costs and estimated earnings on uncompleted contracts	(14,194)	(14,810)
Debt, including current portion	(52,257)	(15,672)
Capital lease obligations, including current portion	(1,124)	—
Other non-current liabilities	(704)	(907)

Total identifiable net assets	72,744	74,277
Goodwill	33,835	3,402

Total purchase consideration	$106,579	$77,679

(1)
The estimated acquisition-date fair values pertaining to CCS reflect the following significant changes from the third quarter of 2018: a decrease to property, plant and equipment of $7.6 million, an increase to backlog intangibles of $3.2 million, an increase to debt of $6.4 million, a decrease to other non-current liabilities of $6.2 million and an increase to goodwill of $10.2 million. Additionally, $6.4 million of cash and cash equivalents that was previously presented within debt, net of cash acquired in the third quarter of 2018 was reclassified to a separate line in the table above.

(2)
See Note 6. Goodwill and Intangible Assets, Net for disclosure of the weighted average amortization period for each major class of acquired intangible asset.

(3)
The Company's consolidated deferred income taxes are presented as a net deferred tax asset (long-term) in the consolidated balance sheet as of December 31, 2018.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to Consolidated Financial Statements (Continued)

Note 2. Merger, Acquisitions and Discontinued Operations (Continued)

        Goodwill is calculated as the excess of the consideration transferred over the net assets recognized and represents the future economic benefits arising from other assets acquired that could not be individually identified and separately recognized. Specifically, the goodwill recorded as part of the acquisitions of CCS and William Charles is related to the expected, specific synergies and other benefits that the Company believes will result from combining the operations of CCS and William Charles with the operations of IEA. This goodwill is related to the Company's single reportable segment and is deductible for income tax purposes, with the exception of $4.5 million for CCS that is not deductible.

Impact of Acquisitions

        The following table summarizes the results of operations included in the Company's consolidated statement of operations for CCS and William Charles from their respective date of acquisition to December 31, 2018.

	Year Ended December 31, 2018
(in thousands)	CCS	William Charles
Revenue	$76,029	$49,607
Net (loss) income	(613)	2,256

        Acquisition-related costs incurred by the Company for the acquisitions of CCS and William Charles were $6.6 million and $7.6 million, respectively, for the year ended December 31, 2018, and are included within selling, general and administrative expenses in the consolidated statement of operations. Such costs primarily consisted of professional services and adviser fees. There were no acquisition-related costs incurred for the years ended December 31, 2017 and 2016.

        The following table provides the supplemental unaudited pro forma total revenue and net (loss) income of the Company had the acquisition date of CCS and William Charles been the first day of IEA's fiscal 2017.

	Year Ended December 31,
Unaudited pro forma data (in thousands, except per share data)	2018	2017
Revenue	$1,257,616	$997,018
Net (loss) income	(840)	5,792
Net (loss) income per common share—basic and diluted	(2.25)	0.27

        The amounts in the supplemental unaudited pro forma results apply the Company's accounting policies and reflect certain adjustments to, among other things, (i) exclude the impact of transaction costs incurred in connection with the acquisitions, (ii) include additional depreciation and amortization that would have been charged assuming the same fair value adjustments to property, plant and equipment and acquired intangibles had been applied on January 1, 2017 and (iii) include additional interest expense that would have been charged assuming the incremental borrowings the Company incurred to finance the acquisitions had been outstanding on January 1, 2017. Accordingly, these supplemental unaudited pro forma results have been prepared for comparative purposes only and are not intended to be indicative of the results of operations that would have occurred had the acquisitions

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to Consolidated Financial Statements (Continued)

Note 2. Merger, Acquisitions and Discontinued Operations (Continued)

actually occurred in the prior year period or indicative of the results of operations for any future period.

Discontinued Operations

        As a result of significant, historical operating losses incurred for the Company's Canadian solar operations, management made the decision to abandon its operations in Canada and to refocus the business on the U.S. wind energy market. The Company completely abandoned the Canadian solar operations of H.B. White, effectively completed all significant projects in Canada and reduced or redeployed substantially all of its Canadian resources, facilities and equipment as of July 2016. Accordingly, the operating results of its operations in Canada for the year ended December 31, 2016 have been classified as discontinued operations in the consolidated statement of operations, and the carrying amounts of major classes of assets and liabilities were $0 for H.B. White as of the end of 2016. Interest expense that was specifically identifiable to debt related to supporting the Canadian solar operations of H.B. White qualified as discontinued operations and was allocated to the interest expense component within net income from discontinued operations in the Company's consolidated statement of operations.

        Major classes of line items constituting net income from discontinued operations for the year ended December 31, 2016 were as follows:

(in thousands)	Year Ended December 31, 2016
Revenue	$1,911
Cost of earned revenue, excluding depreciation	1,626
Operating expenses	1,610
Interest and other expenses, net	3,060
Gain on abandonment	(4,253)
Income tax benefit	(1,219)

Net income from discontinued operations	$1,087

        The following table presents the amounts related to the discontinued operations of H.B. White that were included within the significant categories of cash flows in the consolidated statement of cash flows for the year ended December 31, 2016:

(in thousands)	Year Ended December 31, 2016
Net cash used in operating activities	$(15,539)
Net cash provided by investing activities	82
Net cash provided by financing activities	15,664

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to Consolidated Financial Statements (Continued)

Note 3. Accounts Receivable, Net

        The following table provides details of accounts receivable, net of the allowance for doubtful accounts, as of the dates indicated:

	December 31,
(in thousands)	2018	2017
Contract receivables	$161,408	$44,696
Contract retainage	64,000	16,501

Accounts receivable, gross	225,408	61,197
Less: allowance for doubtful accounts	(42)	(216)

Accounts receivable, net	$225,366	$60,981

        The contract receivables amount as of December 31, 2018 includes an unapproved change order of approximately $9.2 million for which the Company is pursuing settlement through dispute resolution. There were no similar amounts included within the December 31, 2017 amount.

        Gross profit for the year ended December 31, 2018 includes a charge of approximately $5.6 million related to a dispute with a specific customer concerning change orders with respect to one specific project completed in the second quarter of 2018. The Company believes that the charge reflected in the disputed change orders are properly the obligation of the customer. Nonetheless, the Company elected to settle the dispute and absorb these costs in order to maintain a valuable customer relationship. There were no similar charges included within gross profit for the years ended December 31, 2017 and 2016.

        Activity in the allowance for doubtful accounts for the periods indicated was as follows:

	Year Ended December 31,
(in thousands)	2018	2017	2016
Allowance for doubtful accounts at beginning of period	$216	$135	$12,077
Plus: provision for (reduction in) allowance	(174)	81	(10,534)
Less: write-offs, net of recoveries	—	—	(1,408)

Allowance for doubtful accounts at period-end	$42	$216	$135

Note 4. Contracts in Progress

        Contracts in progress were as follows as of the dates indicated:

	December 31,
(in thousands)	2018	2017
Costs on contracts in progress	$935,820	$861,050
Estimated earnings on contracts in progress	76,883	131,997

Revenue on contracts in progress	1,012,703	993,047
Less: billings on contracts in progress	(1,027,816)	(981,832)

Net (over) under billings	$(15,113)	$11,215

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to Consolidated Financial Statements (Continued)

Note 4. Contracts in Progress (Continued)

        The above amounts have been included in the consolidated balance sheets under the following captions:

	December 31,
(in thousands)	2018	2017
Costs and estimated earnings in excess of billings on uncompleted contracts	$47,121	$18,613
Billings in excess of costs and estimated earnings on uncompleted contracts	(62,234)	(7,398)

Net (over) under billings	$(15,113)	$11,215

        Billings in excess of costs and estimated earnings on uncompleted contracts includes a provision for loss contracts of $1.4 million and $0.0 million as of December 31, 2018 and 2017, respectively.

        The Company recognizes a contract asset within costs and estimated earnings in excess of billings on uncompleted contracts in the consolidated balance sheet for revenue earned related to unapproved change orders that are probable of recovery. For the years ended December 31, 2018, 2017 and 2016, the Company recognized revenue related to unapproved change orders of $45.0 million, $33.5 million and $17.8 million, respectively.

Note 5. Property, Plant and Equipment, Net

        Property, plant and equipment, net consisted of the following as of the dates indicated:

	December 31,
(in thousands)	2018	2017
Buildings and leasehold improvements	$4,614	$416
Land	19,394	—
Construction equipment	175,298	46,404
Office equipment, furniture and fixtures	2,994	1,451
Vehicles	4,991	404

Total property, plant and equipment	207,291	48,675
Accumulated depreciation	(31,113)	(17,770)

Property, plant and equipment, net	$176,178	$30,905

        Depreciation expense for property, plant and equipment was $13.7 million, $5.0 million and $3.3 million for the years ended December 31, 2018, 2017 and 2016, respectively.

        In October 2017, IEA Services made an equity distribution to the Seller in the form of land and a building with a total net book value at the date of distribution of $4.7 million.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to Consolidated Financial Statements (Continued)

Note 6. Goodwill and Intangible Assets, Net

        The following table provides the changes in the carrying amount of goodwill for 2018 and 2017:

(in thousands)	Goodwill
January 1, 2017	$3,020
Other adjustments	—

December 31, 2017	3,020
Acquisitions	37,237

December 31, 2018	$40,257

        Intangible assets, net consisted of the following as of the dates indicated:

	December 31, 2018				December 31, 2017
($ in thousands)	Gross Carrying Amount	Accumulated Amortization	Net Book Value	Weighted Average Remaining Life	Gross Carrying Amount	Accumulated Amortization	Net Book Value	Weighted Average Remaining Life
Customer relationships	$27,000	$(814)	$26,186	7 years	$—	$—	$—	—
Trade names	13,400	(575)	12,825	5 years	820	(751)	69	1 year
Backlog	13,400	(1,537)	11,863	2 years	—	—	—	—

	$53,800	$(2,926)	$50,874		$820	$(751)	$69

        Amortization expense associated with intangible assets for the years ended December 31, 2018, 2017 and 2016 totaled $3.0 million, $0.1 million and $0.1 million, respectively.

        The following table provides the annual intangible amortization expense expected to be recognized for the years 2019 through 2023:

(in thousands)	2019	2020	2021	2022	2023
Amortization expense	$13,394	$11,700	$6,537	$6,537	$5,912

Note 7. Accrued Liabilities

        Accrued liabilities consisted of the following as of the dates indicated:

	December 31,
(in thousands)	2018	2017
Accrued project costs	$61,689	$27,097
Accrued compensation and related expenses	15,939	8,855
Other accrued expenses	16,431	10,198

	$94,059	$46,150

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to Consolidated Financial Statements (Continued)

Note 8. Fair Value of Financial Instruments

        The following table presents the Company's financial instruments measured at fair value on a recurring basis, classified in the fair value hierarchy (Level 1, 2 or 3) based on the inputs used for valuation in the consolidated balance sheets:

	December 31, 2018				December 31, 2017
(in thousands)	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Liabilities
Contingent consideration	$—	$—	$23,082	$23,082	$—	$—	$—	$—

        The following table reconciles the beginning and ending balances of recurring fair value measurements using Level 3 inputs for the year ended December 31, 2018. There were no changes in such balances for the year ended December 31, 2017.

(in thousands)	Level 3
Beginning Balance, December 31, 2017	$—
Contingent consideration issued during Merger	69,373
Fair value adjustment—(gain) recognized in other income	(46,291)

Ending Balance, December 31, 2018	$23,082

        Other financial instruments of the Company not listed in the table above primarily consist of cash and cash equivalents, accounts receivable, accounts payable and other current liabilities that approximate their fair values, based on the nature and short maturity of these instruments, and they are presented in the Company's consolidated balance sheets at carrying cost. Additionally, management believes that the carrying value of the Company's outstanding debt balances, further discussed in Note 9. Debt, approximate fair value due to their floating interest rates.

Contingent Consideration

        Pursuant to the Merger Agreement, the Company shall issue to the Seller up to an additional 9,000,000 common shares in the aggregate, which shall be fully earned if the final 2018 and 2019 financial targets are achieved. The Company may be required to issue such shares if the 2019 financial target is achieved. As of December 31, 2018, the Company recorded the contingent consideration liability at fair value, which was estimated using a Monte Carlo simulation based on certain significant unobservable inputs, such as a risk rate premium, peer group EBITDA volatility, stock price volatility and projected Adjusted EBITDA for the Company for 2019. The calculation derived a fair value adjustment of $46.3 million to the liability based on 2018 actual financial results and the expected probability of reaching the full amount of contingent consideration in 2019.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to Consolidated Financial Statements (Continued)

Note 8. Fair Value of Financial Instruments (Continued)

        Significant unobservable inputs used in the fair value calculation as of the periods indicated were as follows:

	December 31, 2018	March 26, 2018
Risk premium adjustment	8.0%	5.0%
Risk-free rate	2.6%	2.0%
EBITDA volatility	14.0%	24.5%
Stock price volatility	37.1%	27.9%
Correlation of EBITDA and stock price	75.0%	75.0%

Note 9. Debt

        Debt consists of the following obligations as of:

	December 31,
(in thousands)	2018	2017
Line of credit—short-term	$—	$33,674
Term loan	$300,000	$—
Line of credit	46,500	—
Commercial equipment notes	5,341	—

Total principal due for long-term debt	351,841	—
Unamortized debt discount and issuance costs	(23,534)	—
Less: Current portion of long-term debt	(32,580)	—

Long-term debt, less current portion	$295,727	$—

Old Credit Facility

        In connection with the closing of the Merger in March 2018, the outstanding borrowings under IEA Services' then-existing line of credit of $38.4 million were repaid using proceeds from the Merger credit facility described below, and the old credit facility was terminated. The amount outstanding as of December 31, 2017 of 33.7 million is presented as line of credit—short-term in the consolidated balance sheet as these borrowings contractually matured on December 31, 2018. The weighted average interest rate on revolving loans outstanding under this facility as of December 31, 2017 was 4.50%.

Merger Credit Facility

        In conjunction with the completion of the Merger, IEA Services refinanced its prior credit facility with a new facility that provided for aggregate revolving borrowings of up to $50.0 million and a $50.0 million delayed draw term loan facility. Upon closing of the acquisition of CCS in September 2018, the outstanding borrowings under this Merger credit facility of $53.5 million were repaid, plus accrued and unpaid interest, using proceeds from the new credit facility described below, and the Merger credit facility was terminated. The Company recognized a $1.8 million loss on extinguishment of debt upon this termination, primarily due to the write-off of the unamortized debt issuance costs and

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to Consolidated Financial Statements (Continued)

Note 9. Debt (Continued)

discount for this facility as of such date, which is reflected within other expense in the consolidated statement of operations for the year ended December 31, 2018.

Acquisition Credit Facility

        At closing of the CCS acquisition, IEA Services entered into a credit agreement for a new credit facility, which was amended and restated in connection with the closing of the William Charles acquisition, and was further amended and restated on November 16, 2018 (as amended and restated, the "A&R Credit Agreement"). The A&R Credit Agreement provides for a term loan facility of $300.0 million and a revolving line of credit of $50.0 million, which is available for revolving loans and letters of credit. Availability on the line of credit is subject to customary borrowing base calculations.

        On September 25, 2018, $200.0 million was drawn on the term loan facility and $20.5 million was drawn on the line of credit to pay the CCS acquisition consideration, repay borrowings under the Merger credit facility and repay certain assumed indebtedness of Saiia and the ACC Companies. The remaining $100.0 million was drawn on the term loan facility on November 2, 2018 to pay the cash portion of the William Charles acquisition consideration and to repay certain assumed indebtedness of William Charles, and an additional $26.0 million of revolving loans were drawn in the third and fourth quarter of 2018, to be used for working capital and other general corporate purposes, for total outstanding revolving loans of $46.5 million as of December 31, 2018. The Company capitalized $24.5 million of financing fees that were incurred to obtain this new credit facility.

        Term loan borrowings mature on September 25, 2024 and are subject to quarterly amortization of principal, commencing on the last day of the first quarter of 2019, in an amount equal to 2.50% of the aggregate principal amount of such loans. Beginning with 2020, an additional annual payment is required equal to 75% of Excess Cash Flow (as defined in the A&R Credit Agreement) for the preceding fiscal year if such Excess Cash Flow is greater than $2.5 million, with the percentage of Excess Cash Flow subject to reduction based upon the Company's consolidated leverage ratio. Borrowings under the revolving line of credit mature on September 25, 2023.

        Interest on term loan borrowings accrues at an interest rate of, at the Company's option, (x) LIBOR plus a margin of 6.25% or (y) the applicable base rate plus a margin of 5.25%. Interest on revolving loans accrues at an interest rate of, at the Company's option, (x) LIBOR plus a margin of 4.25% or (y) the applicable base rate plus a margin of 3.25%. The weighted average interest rate on borrowings under this credit facility as of December 31, 2018 was 8.82%.

        Obligations under this credit facility are guaranteed by Infrastructure and Energy Alternatives, Inc., Holdings and each existing and future, direct and indirect, wholly-owned, material domestic subsidiary of Infrastructure and Energy Alternatives, Inc. other than IEA Services (together with IEA Services, the "Credit Parties"), and are secured by all of the present and future assets of the Credit Parties, subject to customary carve-outs.

Debt Covenants

        The terms of the A&R Credit Agreement include customary affirmative and negative covenants and provide for customary events of default, which include, among others, nonpayment of principal or interest and failure to timely deliver financial statements. Under the A&R Credit Agreement, the financial covenant to which the Credit Parties are subject provides that the First Lien Net Leverage

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to Consolidated Financial Statements (Continued)

Note 9. Debt (Continued)

Ratio (as defined therein) may not exceed (i) prior to the fiscal quarter ending December 31, 2020, 3.50:1.0 and (ii) from and after the fiscal quarter ending December 31, 2020, 2.25:1.0. The A&R Credit Agreement also includes certain limitations on the payment of cash dividends on the Company's common shares and provides for other restrictions on (subject to certain exceptions) liens, indebtedness (including guarantees and other contingent obligations), investments (including loans, advances and acquisitions), mergers and other fundamental changes and sales and other dispositions of property or assets, among others.

Assumed Debt from Acquisitions

        In connection with the acquisitions of CCS and William Charles, the Company assumed certain indebtedness of these companies. The Company repaid a majority of this indebtedness upon closing of the acquisitions using proceeds from the A&R Credit Agreement as discussed above but $5.3 million of commercial equipment notes remained outstanding as of December 31, 2018. The weighted average interest rate on this debt as of December 31, 2018 was 4.95%.

Subordinated Debt Second Lien Term Loan Agreement

        On December 31, 2016, the outstanding principal and accrued interest for a second lien term loan of $23.3 million was converted into 23,268,846 non-voting, interest-bearing preferred units of the Seller, and the Seller contributed the debt interests to IEA Services as a contribution to capital. Accordingly, no amounts are currently outstanding for this loan, and the agreement was terminated as of December 31, 2016.

Contractual Maturities

        Contractual maturities of the Company's outstanding principal on debt obligations as of December 31, 2018 are as follows:

(in thousands)	Maturities
2019	$32,580
2020	31,518
2021	30,761
2022	30,369
2023	76,575
Thereafter	150,038

Total	$351,841

Letters of Credit and Surety Bonds

        In the ordinary course of business, the Company is required to post letters of credit and surety bonds to customers in support of performance under certain contracts. Such letters of credit are generally issued by a bank or similar financial institution. The letter of credit or surety bond commits the issuer to pay specified amounts to the holder of the letter of credit or surety bond under certain conditions. If the letter of credit or surety bond issuer were required to pay any amount to a holder, the Company would be required to reimburse the issuer, which, depending upon the circumstances,

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to Consolidated Financial Statements (Continued)

Note 9. Debt (Continued)

could result in a charge to earnings. As of December 31, 2018 and 2017, the Company was contingently liable under letters of credit issued under its respective revolving lines of credit in the amount of $3.0 million and $5.9 million, respectively, related to projects. In addition, as of December 31, 2018 and 2017, the Company had outstanding surety bonds on projects of $1.68 billion and $535.5 million, respectively, which includes the bonding line of the acquired ACC Companies, Saiia and William Charles as of the 2018 date.

Note 10. Commitments and Contingencies

Capital Leases

        The Company has obligations, exclusive of associated interest, recognized under various capital leases for equipment totaling $63.5 million and $20.6 million at December 31, 2018 and 2017, respectively. Gross amounts recognized within property, plant and equipment, net in the consolidated balance sheets under these capital lease agreements at December 31, 2018 and 2017 totaled $76.9 million and $27.0 million, less accumulated depreciation of $10.1 million and $2.8 million, respectively, for net balances of $66.8 million and $24.2 million. Depreciation of assets held under the capital leases is included within cost of revenue in the consolidated statements of operations.

        The future minimum payments of capital lease obligations are as follows:

(in thousands)	Capital Leases
2019	$21,240
2020	21,367
2021	15,887
2022	10,920
2023	1,783
Thereafter	—

Future minimum lease payments	71,197
Less: Amount representing interest	7,670

Present value of minimum lease payments	63,527
Less: Current portion of capital lease obligations	17,615

Capital lease obligations, less current portion	$45,912

Operating Leases

        In the ordinary course of business, the Company enters into non-cancelable operating leases for certain of its facility, vehicle and equipment needs, including a related party lease (see Note 15. Related Parties). Rent and related expense for operating leases that have non-cancelable terms totaled approximately $6.1 million, $1.6 million and $1.2 million for the years ended December 31, 2018, 2017 and 2016, respectively.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to Consolidated Financial Statements (Continued)

Note 10. Commitments and Contingencies (Continued)

        The future minimum payments under non-cancelable operating leases are as follows:

(in thousands)	Operating Leases
2019	$6,674
2020	5,153
2021	3,308
2022	2,390
2023	1,939
Thereafter	14,703

Future minimum lease payments	$34,167

Deferred Compensation

        The Company has two deferred compensation plans. The first plan is a supplemental executive retirement plan established in 1993 that covers four specific employees or former employees, whose deferred compensation is determined by the number of service years. Payment of the benefits is to be made for 20 years after employment ends. Two former employees are currently receiving benefits, and two participants are still employees of the Company. The two current employees have both reached the full benefit level, and as a result, the present value of the liability is estimated using the normal retirement method. Payments under this plan for 2018 were $0.1 million. Maximum aggregate payments per year if all participants were retired would be $0.3 million. As of December 31, 2018 and 2017, the Company had a long-term liability of $3.2 million and $3.3 million, respectively, for the supplemental executive retirement plan.

        The Company offers a non-qualified deferred compensation plan which is made up of an executive excess plan and an incentive bonus plan. This plan was designed and implemented to enhance employee savings and retirement accumulation on a tax-advantaged basis, beyond the limits of traditional qualified retirement plans. This plan allows employees to: (i) defer annual compensation from multiple sources; (ii) create wealth through tax-deferred investments; (iii) save and invest on a pretax basis to meet accumulation and retirement planning needs; and (iv) utilize a diverse choice of investment options to maximize returns. Executive awards are expensed when vested. Project Management Incentive Payments are expensed when awarded as they are earned through the course of the performance of the project to which they are related. Other incentive payments are expensed when vested as they are considered to be earned by retention. Unrecognized compensation expense for the non-qualified deferred compensation plan at December 31, 2018, 2017 and 2016 was $2.2 million, $1.3 million and $0.2 million, respectively. As of December 31, 2018 and 2017, the Company had a long-term liability of $3.0 million and $1.7 million, respectively, for deferred compensation to certain current and former employees.

Legal Proceedings

        Sterret Crane v. White Construction and Zurich Insurance v. White Construction.    In this matter, Sterret Crane brought a liability claim against White which resulted in a jury verdict on October 23, 2017 finding White liable for $0.6 million in direct damages. Sterett subsequently filed a motion for attorney fees, interest and costs totaling $0.7 million. While White's appeal of the jury verdict was

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to Consolidated Financial Statements (Continued)

Note 10. Commitments and Contingencies (Continued)

pending, the parties settled both the liability lawsuit and the declaratory judgment action in an agreement under which White paid $0.6 million in the first quarter of 2018 and Zurich paid $0.3 million for a full release by all parties. Both of the actions have been dismissed with prejudice.

        NPI Litigation/CCAA Resolution.    Pursuant to a settlement agreement entered into with Northland Power, Inc. ("NPI") on November 22, 2016 by H.B. White in connection with the Companies' Creditors Arrangement Act (the "CCAA") proceeding of H.B. White, IEA agreed that it or White would pay to NPI or its designee cash in the aggregate amount of 1.0 million Canadian Dollars ("CAD") if the closing date of a material transaction occurred on or before December 31, 2018. A material transaction was defined as a change in control or a public offering of equity securities. The Merger constituted a change in control on March 26, 2018, and as a result, the Company paid NPI CAD $1.0 million to satisfy such obligation.

        Carlitos Lopez v. Chicago Transit Authority, Parsons Brinkerhoff, Inc. and, Ragnar Benson, LLC.    A lawsuit was filed on January 11, 2019 in the Circuit Court of Cook County, Illinois, alleging claims for personal injury and premises liability arising out of an accident the plaintiff sustained during a construction project. The case was originally filed on March 10, 2014 in the Circuit Court of Cook County, Illinois, subsequently voluntarily dismissed by the plaintiff, and refiled. The plaintiff seeks an unspecified amount of damages in the refiled case. This case is currently in the filing stage. The Company continues to vigorously defend itself; however, the Company cannot predict the outcome of this action. The Company believes it is covered by insurance for this matter.

        In addition to the foregoing, the Company is involved in a variety of legal cases, claims and other disputes that arise from time to time in the ordinary course of its business. The Company cannot provide assurance that it will be successful in recovering all or any of the potential damages it has claimed or in defending claims against the Company. While the lawsuits and claims are asserted for amounts that may be material, should an unfavorable outcome occur, management does not currently expect that any currently pending matters will have a material adverse effect on the Company's financial position, results of operations or cash flows. However, an unfavorable resolution of one or more of such matters could have a material adverse effect on the Company's business, financial condition, results of operations and cash flows.

Note 11. Earnings (Loss) Per Share

        The Company calculates earnings (loss) per share ("EPS") in accordance with ASC 260, Earnings per Share. Basic EPS is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period.

        Income (loss) available to common stockholders is computed by deducting the dividends accumulated for the period on cumulative preferred stock from net income. If there is a net loss, the amount of the loss is increased by those preferred dividends.

        Diluted EPS assumes the dilutive effect of (i) contingently issuable earn-out shares, (ii) Series A cumulative convertible preferred stock, using the if-converted method, and (iii) the assumed exercise of in-the-money stock options and warrants and the assumed vesting of outstanding RSUs, using the treasury stock method.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to Consolidated Financial Statements (Continued)

Note 11. Earnings (Loss) Per Share (Continued)

        Whether the Company has net income or a net loss determines whether potential issuances of common stock are included in the diluted EPS computation or whether they would be anti-dilutive. As a result, if there is a net loss, diluted EPS is computed in the same manner as basic EPS is computed. Similarly, if the Company has net income but its preferred dividend adjustment made in computing income available to common stockholders results in a net loss available to common stockholders, diluted EPS would be computed in the same manner as basic EPS.

        The calculations of basic and diluted EPS, are as follows:

	Year Ended December 31,
($ in thousands, except per share data)	2018	2017	2016
Numerator:
Net income from continuing operations	$4,244	$16,525	$64,451
Less: Convertible preferred share dividends	(1,597)	—	—
Less: Contingent consideration fair value adjustment	(46,291)	—	—

Net (loss) income from continuing operations available to common stockholders	(43,644)	16,525	64,451
Net income from discontinued operations available to common stockholders	—	—	1,087

Net (loss) income available to common stockholders	$(43,644)	$16,525	$65,538
Denominator:
Weighted average common shares outstanding—basic and diluted(1)	21,665,965	21,577,650	21,577,650
Anti-dilutive:(2)
Convertible preferred shares	3,100,085	—	—
RSUs	59,445	—	—
Net (loss) income from continuing operations per common share—basic and diluted	$(2.01)	$0.77	$2.99
Net income from discontinued operations per common share—basic and diluted	—	—	0.05

Net (loss) income per common share—basic and diluted	$(2.01)	$0.77	$3.04

(1)
The contingent earn-out shares were not included at December 31, 2018. See Note 8. Fair Value of Financial of Financial Instruments for discussion regarding the Company's contingently issuable earn-out shares that were not potentially dilutive as of December 31, 2018.

(2)
Warrants to purchase 8,480,000 shares of common stock at $11.50 per share were outstanding at December 31, 2018 but were not potentially dilutive as the warrants' exercise price was greater than the average market price of the common stock during the period. 713,260 of unvested Options and 187,026 of unvested RSUs were also not potentially dilutive as of December 31, 2018 as the respective exercise price or average stock price required for vesting of such award was greater than the average market price of the common stock during the period.

        The calculation of weighted average common shares outstanding during the periods preceding a reverse recapitalization generally requires the Company to use the capital structure of the entity

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to Consolidated Financial Statements (Continued)

Note 11. Earnings (Loss) Per Share (Continued)

deemed to be the acquirer for accounting purposes to calculate EPS. However, as a limited liability company, IEA Services had no outstanding common shares prior to the Merger. Therefore, the weighted average common shares outstanding for all comparable prior periods preceding the Merger is based on the capital structure of the acquired company, as management believes that is the most useful measure.

Shares Outstanding
Company (f/k/a M III Acquisition Corp.) shares outstanding as of December 31, 2017	19,210,000
Redemption of shares by M III stockholders prior to the Merger	(7,967,165)
Common shares issued pursuant to Advisor Commitment Agreements, net of forfeited sponsor founder shares	(93,685)
Shares issued to Infrastructure and Energy Alternatives, LLC/Seller	10,428,500

IEA shares outstanding as of March 26, 2018	21,577,650

        At the closing of the Merger, 34,965 shares of Series A convertible preferred stock were issued to the Seller with an initial stated value of $1,000 per share, for total consideration of $35.0 million. Dividends on each share of Series A preferred stock accrue at a rate of 6% per annum during the period from the Closing Date until the 18-month anniversary of the Closing Date and 10% per annum thereafter, with such dividends payable quarterly in cash. These shares are convertible to common shares under certain circumstances. For the year ended December 31, 2018, the Board declared $1.6 million in dividends to holders of Series A preferred stock.

Note 12. Stock-Based Compensation

        The 2011 Profits Interest Unit Incentive Plan (the "2011 Equity Plan") was terminated upon the closing of the Merger in March 2018 and all equity-based awards, which were granted in the form of profit units of the Seller, were canceled with no such amounts available for future issuance under the 2011 Equity Plan.

        In March 2018, the Company adopted the 2018 IEA Equity Incentive Plan (the "2018 Equity Plan"), which provided for 2,157,765 shares to be available for granting to certain officers, directors and employees under the plan. The plan allows for the granting of both RSUs and Options.

        On September 14, 2018, the Company's Board granted 374,052 RSUs and 713,260 Options to executives and management under the 2018 Equity Plan. The grants were documented in RSU and Option Award Agreements, which provided for a vesting schedule and require continuing employment. The RSUs and Options vest 50% after four years of continuous service from the Merger Closing Date, in equal installments of one-fourth on each of the first four anniversaries of the Closing Date, 25% on the later of one year from the Closing Date or the first date upon which the closing sale price of the Company's common stock for any 20 trading days in a consecutive 30-day trading period equals or exceeds $12.00 per share and 25% on the later of one year from the Closing Date or the first date upon which the closing sale price of the Company's common stock for any 20 trading days in a consecutive 30-day trading period equals or exceeds $14.00 per share.

        Stock-based compensation cost is measured at the date of grant based on the calculated fair value of the stock-based award and is recognized as expense using the straight-line method over the

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to Consolidated Financial Statements (Continued)

Note 12. Stock-Based Compensation (Continued)

employee's requisite service period (generally the vesting period of the award) within selling, general and administrative expenses. The following table provides the components of stock-based compensation expense and the associated tax benefit recognized for the year ended December 31, 2018. For the years ended December 31, 2017 and 2016, the Company recognized $0.1 million and $0.2 million, respectively, of expense under the 2011 Equity Plan.

(in thousands)	2018
Options	$487
RSUs	585

Stock-based compensation expense	1,072
Tax benefit for stock-based compensation expense	—

Stock-based compensation expense, net of tax	$1,072

Employee Options

        Options are granted with exercise prices equal to market prices on the date of grant and expire 10 years from the date of grant. Options are typically granted to officers and key employees selected by the Compensation Committee of the Board.

        The following table summarizes all Option activity during 2018:

	Number of Options	Weighted Average Exercise Price	Aggregate Intrinsic Value (in thousands)	Weighted Average Remaining Contractual Term (in years)
Outstanding at January 1, 2018	—	$—
Granted	713,260	10.37
Exercised	—	—
Forfeited	—	—

Outstanding at December 31, 2018	713,260	$10.37

Vested or expected to vest at December 31, 2018	713,260	10.37

Exercisable at December 31, 2018	—	—	—	0

        The Company has a policy of issuing new common shares to satisfy the exercise of Options. As of December 31, 2018, there was $3.1 million of unrecognized stock-based compensation expense for unvested Options, and the expected remaining expense period was 3.25 years.

        The weighted average grant-date fair value per share of Options granted in 2018 was $10.37. The Company estimated the fair value of Options issued using the Black-Scholes option pricing model. Expected volatilities were based on the historical volatility of the Company's stock, peer group and other factors. The Company used historical data to estimate Option exercises and employee terminations within the valuation model. Dividends were based on an estimated dividend yield. The risk-free interest rates used for the periods within the contractual life of the Options were based on the

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to Consolidated Financial Statements (Continued)

Note 12. Stock-Based Compensation (Continued)

U.S. Treasury rates in effect at the time of the grant. Option valuation models require the input of subjective assumptions including the expected volatility and lives.

        The following assumptions were used to value Option grants during 2018:

2018
Expected dividend yield	—%
Expected volatility	35.00%
Risk-free interest rate	2.63%
Expected life (in years)	4.0

Employee RSUs

        RSUs are awarded to select employees and, when vested, entitle the holder to receive a specified number of shares of the Company's common stock, including shares resulting from dividend equivalents paid on such RSUs. The value of RSU grants was measured as of the grant date using the closing price of IEA's common stock.

        The following table summarizes all activity for RSUs awarded to employees during 2018:

	Number of RSUs	Weighted Average Grant-Date Fair Value Per Share
Unvested at January 1, 2018	—	$—
Granted	449,050	10.37
Vested	—	—
Forfeited	—	—

Unvested at December 31, 2018	449,050	$10.37

        As of December 31, 2018, there was $3.7 million of unrecognized stock-based compensation expense for unvested RSUs awarded to employees, and the expected remaining expense period was 3 years.

Non-employee Director RSUs

        For service in 2018, the non-employee directors of the Board were granted 68,562 RSUs on December 31, 2018, valued at $0.6 million. These RSUs will vest on March 31, 2019. The value of RSU grants was measured as of the grant date using the closing price of IEA's common stock. As of December 31, 2018, there was $0.6 million of unrecognized stock-based compensation expense for unvested non-employee director RSUs, and the expected remaining expense period was 3 months.

Note 13. Income Taxes

        The Company is a corporation that is subject to U.S. federal income tax, various state income taxes, Canadian federal taxes and provincial taxes.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to Consolidated Financial Statements (Continued)

Note 13. Income Taxes (Continued)

        (Loss) income before income taxes and the related tax (benefit) provision are as follows:

	Year ended December 31,
(in thousands)	2018	2017	2016
(Loss) income before income taxes:
U.S operations	$(7,955)	$29,313	$54,238
Non-U.S. operations	(743)	1,075	—

Total (loss) income before taxes	$(8,698)	$30,388	$54,238

Current (benefit) provision:
Federal	$(23)	$312	$1,168
State	(902)	2,099	3,307

Total current (benefit) provision	(925)	2,412	4,475

Deferred (benefit) provision:
Federal	(10,399)	11,638	(12,775)
State	(1,618)	(186)	(1,912)

Total deferred (benefit) provision	(12,017)	11,452	(14,688)

Total (benefit) provision for income taxes	$(12,942)	$13,863	$(10,213)

        A reconciliation of the statutory federal income tax rate to the Company's effective tax rate from continuing operations is as follows:

	Year ended December 31,
	2018	2017	2016
Federal statutory rate	21.0%	34.0%	34.0%
State and local income taxes, net of federal benefits	26.5	3.9	3.4
Permanent items	101.1	3.8	(0.1)
Change in valuation allowance	—	(0.1)	(57.5)
Rate change	(1.0)	1.0	—
Other	1.2	3.0	1.4

Effective tax rate	148.8%	45.6%	(18.8)%

        Significant differences in the effective tax rate between the years ended December 31, 2018 and 2017 related to the change in the U.S. federal corporate income tax rate as a result of the 2017 Tax Act, the permanent items pertaining to contingent consideration, the Merger and the acquisitions made in 2018, and state taxes. The difference in the effective tax rate between the years ended December 31, 2017 and 2016 (and the negative tax rate in 2016) was driven by the release of a valuation allowance on loss carryforwards in 2016.

        Deferred taxes reflect the tax effects of the differences between the amounts recorded as assets and liabilities for financial statement purposes and the comparable amounts recorded for income tax

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to Consolidated Financial Statements (Continued)

Note 13. Income Taxes (Continued)

purposes. Significant components of the deferred tax assets (liabilities) as of December 31, 2018 and 2017, respectively, are as follows:

	December 31,
(in thousands)	2018	2017
Deferred tax assets:
Allowance for doubtful accounts	$15	$31
Accrued liabilities and deferred compensation	1,999	1,600
Alternative minimum tax credit carryforwards	1,069	1,043
Net operating loss carryforwards	10,701	2,532
Transaction costs	1,695	—
Goodwill	—	1,239
Section 163(j) interest limitation	2,810	—
Other reserves and accruals	436	—
Less: valuation allowance	—	(4)

Total deferred tax assets	18,725	6,441

Deferred tax liabilities:
Property, plant and equipment	(5,795)	(2,977)
Equipment under capital lease	(426)	(346)
Intangibles	(949)	(17)
Goodwill	(340)	—
Other	—	(21)

Total deferred tax liabilities	(7,510)	(3,361)

Net deferred tax asset	$11,215	$3,080

        The Company assesses the realizability of the deferred tax assets at each balance sheet date based on actual and forecasted operating results in order to determine the proper amount, if any, required for a valuation allowance. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities (including the impact of available carryback and carryforward periods), projected future taxable income and tax-planning strategies in making this assessment. It is management's belief that it is more likely than not that the net deferred tax assets related to the Company will be utilized prior to expiration.

        As of December 31, 2018, the Company had a federal net operating loss carryover of $40.1 million and net operating loss carryovers in certain state tax jurisdictions of approximately $45.6 million, which may be applied against future taxable income. $10.5 million of the federal net operating loss carryover was incurred prior to 2018 and will begin to expire in 2035. The state net operating loss carryovers will begin to expire in 2025. As of December 31, 2018, the Company had total alternative minimum tax credit carryovers of approximately $1.1 million.

        The Company files income tax returns in U.S. federal, state and certain international jurisdictions. For federal and certain state income tax purposes, the Company's 2015 through 2017 tax years remain open for examination by the tax authorities under the normal statute of limitations. For certain

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to Consolidated Financial Statements (Continued)

Note 13. Income Taxes (Continued)

international income tax purposes, the Company's 2014 through 2017 tax years remain open for examination by the tax authorities under the normal statute of limitations.

        The Company classifies interest expense and penalties related to unrecognized tax benefits as components of the income tax provision. There were no such interest or penalties recognized in the consolidated statements of operations for the years ended December 31, 2018, 2017 and 2016, and there were no corresponding accruals as of December 31, 2018 and 2017. As of December 31, 2018 and 2017, the Company had not identified any uncertain tax positions for which recognition was required.

Note 14. Employee Benefit Plans

        The Company participates in numerous multi-employer pension plans ("MEPPs") that provide retirement benefits to certain union employees in accordance with various collective bargaining agreements ("CBAs"). As of December 31, 2018, 2017 and 2016, 26%, 25% and 25%, respectively, of the Company's employees were members of collective bargaining units. As one of many participating employers in these MEPPs, the Company is responsible, with the other participating employers, for any plan underfunding. Contributions to a particular MEPP are established by the applicable collective bargaining agreements; however, required contributions may increase based on the funded status of a MEPP and legal requirements of the Pension Protection Act of 2006, which requires substantially underfunded MEPPs to implement a funding improvement plan ("FIP") or a rehabilitation plan ("RP") to improve their funded status. Factors that could impact the funded status of a MEPP include investment performance, changes in the participant demographics, decline in the number of contributing employers, changes in actuarial assumptions and the utilization of extended amortization provisions. If a contributing employer stops contributing to a MEPP, the unfunded obligations of the MEPP may be borne by the remaining contributing employers. Assets contributed to an individual MEPP are pooled with contributions made by other contributing employers; the pooled assets will be used to provide benefits to the Company's employees and the employees of the other contributing employers.

        An FIP or RP requires a particular MEPP to adopt measures to correct its underfunding status. These measures may include, but are not limited to: (a) an increase in the contribution rate as a signatory to the applicable collective bargaining agreement, (b) a reallocation of the contributions already being made by participating employers for various benefits to individuals participating in the MEPP and/or (c) a reduction in the benefits to be paid to future and/or current retirees. In addition, the Pension Protection Act of 2006 requires that a 5% surcharge be levied on employer contributions for the first year commencing shortly after the date the employer receives notice that the MEPP is in critical status and a 10% surcharge on each succeeding year until a collective bargaining agreement is in place with terms and conditions consistent with the RP. The zone status included in the table below is based on information that the Company received from the plan and is certified by the plan's actuary. Among other factors, plans in the red zone are generally less than 65% funded, plans in the yellow zone are greater than 65% and less than 80% funded, and plans in the green zone are at least 80% funded.

        The Company could also be obligated to make payments to MEPPs if the Company either ceases to have an obligation to contribute to the MEPP or significantly reduces its contributions to the MEPP because of a reduction in the number of employees who are covered by the relevant MEPP for various reasons. Due to uncertainty regarding future factors that could trigger a withdrawal liability, as well as the absence of specific information regarding the MEPP's current financial situation, the Company is unable to determine (a) the amount and timing of any future withdrawal liability, if any, and (b) whether participation in these MEPPs could have a material adverse impact on the Company's financial condition, results of operations or cash flows.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to Consolidated Financial Statements (Continued)

Note 14. Employee Benefit Plans (Continued)

        The nature and diversity of the Company's business may result in volatility of the amount of contributions to a particular MEPP for any given period. That is because, in any given market, the Company could be working on a significant project and/or projects, which could result in an increase in its direct labor force and a corresponding increase in its contributions to the MEPP(s) dictated by the applicable collective bargaining agreement. When the particular project(s) finishes and is not replaced, the level of direct labor of contributions to a particular MEPP could also be affected by the terms of the collective bargaining agreement, which could require at a particular time, an increase in the contribution rate and/or surcharges.

        The following tables list the MEPPs the Company considered individually significant in 2018, 2017 and 2016. The Company considers individually significant to be any plan over 5% of its total contributions to all MEPPs for that year. For the years ended December 31, 2018, 2017 and 2016, these plans represented 63%, 54% and 65% of total dollars contributed by the Company, respectively, and six of 55, four of 52 and eight of 23 total plans contributed to by the Company. All of the Company's contributions were less than 5% of the total plan contributions contributed by all participating employers. This information was obtained from the respective plans' Form 5500 for the most current available filing, which among other things, disclose the names of individual participating employers whose annual contributions account for more than 5% of the aggregate annual amount contributed by all participating employers for a plan year. These dates may not correspond with the Company's calendar year contributions.

        For the year ended December 31, 2018:

MEPP	Federal ID#	PPA Zone Status	FIP/RP Status	2018 Contributions	Surcharge	Plan Year	Expiration of CBA
Central Pension Fund of the IUOE & Participating Employers	36-6052390	Green	No	$2,906	No	January 2018	April 2019, March 2023, March 2020, May 2020
Upstate New York Engineers Pension Fund	15-0614642	Red	Implemented	1,100	No	March 2017	June 2019
Central Laborers' Pension Fund	37-6052379	Yellow	Implemented	1,330	No	January 2018	April 2021
Iron Workers Local Union No. 25 Pension Plan	38-6056780	Red	Implemented	998	No	April 2018	May 2019
Operating Engineers' Local 324 Pension Fund	38-1900637	Red	Implemented	840	No	April 2018	April 2018
Laborers National Pension Fund	75-1280827	Red	Implemented	744	No	2018	March 2019
Other funds				4,748

Total MEPP contributions				$12,666

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to Consolidated Financial Statements (Continued)

Note 14. Employee Benefit Plans (Continued)

        For the year ended December 31, 2017:

MEPP	Federal ID#	PPA Zone Status	FIP/RP Status	2017 Contributions	Surcharge	Plan Year	Expiration of CBA
Central Pension Fund of the IUOE & Participating Employers	36-6052390	Green	No	$1,646	No	January 2017	April 2019, March 2018, May 2018
Central Laborers' Pension Fund	37-6052379	Yellow	Implemented	839	No	December 2016	April 2018
Upstate New York Engineers Pension Fund	15-0614642	Red	Implemented	597	No	March 2017	June 2018
Iron Workers St. Louis District Council Pension Trust	43-6052659	Green	No	384	No	October 2016	April 2017
Other funds				2,946

Total MEPP contributions				$6,412

        For the year ended December 31, 2016:

MEPP	Federal ID#	PPA Zone Status	FIP/RP Status	2016 Contributions	Surcharge	Plan Year	Expiration of CBA
Central Pension Fund of the IUOE & Participating Employers	36-6052390	Green	No	$1,268	No	January 2016	March 2018
Central Laborers' Pension Fund	37-6052379	Red	Implemented	408	No	December 2015	April 2017, April 2018
Iron Workers Local Union No. 25 Pension Plan	38-6056780	Red	Implemented	989	No	April 2016	May 2019
Operating Engineers' Local 324 Pension Fund	38-1900637	Yellow	Implemented	675	No	April 2016	May 2018
Mo-Kan Iron Workers Pension Fund	43-6130595	Green	No	619	No	January 2016	March 2017
Iron Workers Mid-America Pension Plan	36-6488227	Green	No	560	No	December 2015	May 2018
Midwest Operating Engineers Pension Trust Fund	36-6140097	Yellow	Implemented	482	No	March 2016	May 2018
Other funds				2,427

Total MEPP contributions				$7,428

        The zone status above represents the most recent available information for the respective MEPP, which is 2017 for the plan year ended in 2018, 2016 for the plan year ended in 2017 and 2015 for the plan year ended in 2016.

Note 15. Related Parties

Credit Support Fees

        The Company had debt facilities and other obligations under surety bonds and stand-by letters of credit under the old credit facility that were guaranteed by the two funds that had majority ownership in the Seller. The Company paid a fee for those guarantees based on the total amount outstanding. The Company expensed $0.2 million, $1.5 million and $3.0 million related to these fees during the

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to Consolidated Financial Statements (Continued)

Note 15. Related Parties (Continued)

years ended December 31, 2018, 2017 and 2016, respectively. $0.6 million of the 2016 amount was included within net income from discontinued operations in the consolidated statement of operations.

Clinton Lease Agreement

        On October 20, 2017, the ownership of a building and land was transferred from White to Clinton RE Holdings, LLC (Cayman) ("Cayman Holdings"), a directly owned subsidiary of the Seller. White then entered into a lease with Cayman Holdings for use of the building and land. This lease has been classified as an operating lease with monthly payments through 2038. The Company's rent expense related to the lease was $0.7 million and $0.1 million for the years ended December 31, 2018 and 2017, respectively.

Note 16. Subsequent Event

        On March 13, 2019, the Company completed a sale-leaseback transaction related to certain assets that were acquired as part of our recent acquisitions of approximately $25.0 million.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Condensed Consolidated Balance Sheets

($ in thousands, except per share data)

(Unaudited)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	43,174	71,311
Accounts receivable, net	244,465	225,366
Costs and estimated earnings in excess of billings on uncompleted contracts	109,540	47,121
Prepaid expenses and other current assets	18,533	12,864

Total current assets	415,712	356,662
Property, plant and equipment, net	151,784	176,178
Goodwill	37,373	40,257
Intangibles	40,626	50,874
Company-owned life insurance	3,935	3,854
Other assets	550	188
Deferred income taxes	15,847	11,215

Total assets	$665,827	$639,228

Liabilities and Stockholder's Equity (Deficit)
Current liabilities:
Accounts payable	126,484	158,075
Accrued liabilities	131,170	94,059
Billings in excess of costs and estimated earnings on uncompleted contracts	71,814	62,234
Current portion of capital lease obligations	24,640	17,615
Current portion of long-term debt	31,119	32,580

Total current liabilities	385,227	364,563
Capital lease obligations, net of current maturities	49,268	45,912
Long-term debt, less current portion	226,606	295,727
Debt—Series B Preferred Stock	76,766	—
Series B Preferred Stock—warrant obligations	4,223	—
Deferred compensation	8,077	6,157
Contingent consideration	—	23,082

Total liabilities	$750,167	$735,441

Commitments and contingencies:
Series A Preferred Stock, par value, $0.0001 per share; 1,000,000 shares authorized; 34,965 shares and 34,965 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	34,965	34,965
Stockholders' equity (deficit):
Common stock, par value, $0.0001 per share; 100,000,000 shares authorized; 20,460,533 and 22,155,271 shares issued and 20,446,811 and 22,155,271 outstanding at September 30, 2019 and December 31, 2018, respectively	2	2
Treasury stock, 13,722 shares at cost	(76)	—
Additional paid in capital	18,018	4,751
Retained earnings (deficit)	(137,249)	(135,931)

Total stockholders' equity (deficit)	(119,305)	(131,178)

Total liabilities and stockholders' equity (deficit)	$665,827	$639,228

See accompanying notes to condensed consolidated financial statements.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Condensed Consolidated Statement of Operations

($ in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$422,022	$279,279	$940,793	$503,487
Cost of revenue	369,152	252,271	849,728	462,765

Gross profit	52,870	27,008	91,065	40,722
Selling, general and administrative expenses	31,313	16,964	84,945	43,122

Income (loss) from operations	21,557	10,044	6,120	(2,400)
Other income (expense), net:
Interest expense, net	(13,959)	(1,579)	(35,822)	(3,960)
Other income (expense)	4,455	(1,859)	22,557	(1,848)

Income (loss) before benefit for income taxes	12,053	6,606	(7,145)	(8,208)
Benefit (provision) for income taxes	556	(870)	3,073	1,467

Net income (loss)	$12,609	$5,736	$(4,072)	$(6,741)

Net income (loss) per common share—basic	0.37	0.24	(1.44)	(0.36)
Net income (loss) per common share—diluted	0.24	0.23	(1.44)	(0.36)
Weighted average shares—basic	20,446,811	21,577,650	20,425,801	21,577,650
Weighted average shares—diluted	35,419,432	25,100,088	20,425,801	21,577,650

See accompanying notes to condensed consolidated financial statements.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Condensed Consolidated Statements of Stockholders' Equity (Deficit)

($ in thousands)

(Unaudited)

				Treasury Stock
	Common Stock					Accumulated
			Additional Paid-in Capital				Total Equity (Deficit)
	Shares	Par Value		Shares	Cost	Deficit
Balance at December 31, 2017	21,578	2	—	—	—	(10,021)	(10,019)
Net loss						(17,392)	(17,392)
Issuance of Series A Preferred stock						(34,965)	(34,965)
Contingent consideration						(69,373)	(69,373)
Merger recapitalization transaction						(22,973)	(22,973)

Balance at March 31, 2018	21,578	$2	$—	—	$—	$(154,724)	$(154,722)
Net income						4,915	4,915
Merger recapitalization transaction						(2,843)	(2,843)
Preferred dividends						(548)	(548)

Balance at June 30, 2018	21,578	$2	$—	—	$—	$(153,200)	$(153,198)
Net income						5,736	5,736
Share-based compensation			500				500
Preferred dividends						(524)	(524)

Balance at September 30, 2018	21,578	$2	$500	—	$—	$(147,988)	$(147,486)

Balance at December 31, 2018	22,155	2	4,751	—	—	(135,931)	(131,178)
Net loss						(22,889)	(22,889)
Share-based compensation			1,040				1,040
Share-based payment transaction	111	—	235	(14)	(76)		159
Merger recapitalization transaction						2,754	2,754
Preferred dividends			(525)				(525)

Balance at March 31, 2019	22,266	$2	$5,501	(14)	$(76)	$(156,066)	$(150,639)
Net income						6,208	6,208
Share-based compensation			720				720
Series B Preferred Stock—Warrants at close			9,422				9,422
Preferred dividends			(918)				(918)

Balance at June 30, 2019	22,266	$2	$14,725	(14)	$(76)	$(149,858)	$(135,207)
Net income						12,609	12,609
Removal of Earnout Shares (See Note 1)	(1,805)	—					—
Share-based compensation			1,052				1,052
Series B Preferred Stock—Warrants at close			3,000				3,000
Preferred dividends			(759)				(759)

Balance at September 30, 2019	20,461	$2	$18,018	(14)	$(76)	$(137,249)	$(119,305)

See accompanying notes to condensed consolidated financial statements.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Condensed Consolidated Statements of Cash Flows

($ in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(4,072)	$(6,741)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	36,373	6,591
Contingent consideration fair value adjustment	(23,082)	—
Amortization of debt discounts and issuance costs	3,765	357
Share-based compensation expense	2,812	500
(Gain) loss on sale of equipment	743	28
Deferred compensation	1,494	313
Accrued dividends on Series B Preferred Stock	4,135	—
Deferred income taxes	(3,073)	(577)
Change in operating assets and liabilities:
Accounts receivable	(19,108)	(72,895)
Costs and estimated earnings in excess of billings on uncompleted contracts	(62,419)	(46,030)
Prepaid expenses and other assets	(5,938)	(1,489)
Accounts payable and accrued liabilities	3,317	131,682
Billings in excess of costs and estimated earnings on uncompleted contracts	9,580	19,896

Net cash provided by (used in) operating activities	(55,473)	31,635

Cash flow from investing activities:
Company-owned life insurance	(81)	(156)
Purchases of property, plant and equipment	(5,599)	(2,445)
Proceeds from sale of property, plant and equipment	7,266	40
Acquisition of business, net of cash acquired	—	(106,579)

Net cash provided by (used in) investing activities	1,586	(109,140)

Cash flows from financing activities:
Proceeds from long-term debt	50,400	381,272
Payments on long-term debt	(121,215)	(139,501)
Payments on line of credit—short term	—	(38,447)
Extinguishment of debt	—	(51,762)
Debt financing fees	(14,738)	(12,675)
Payments on capital lease obligations	(15,953)	(4,284)
Sale-leaseback transaction	24,343	—
Preferred dividends	—	(548)
Proceeds from issuance of stock—Series B Preferred Stock	100,000	—
Proceeds from stock-based awards, net	159	—
Merger recapitalization transaction	2,754	(25,816)

Net cash provided by (used in) financing activities	25,750	108,239

Net change in cash and cash equivalents	(28,137)	30,734
Cash and cash equivalents, beginning of the period	71,311	4,877

Cash and cash equivalents, end of the period	$43,174	$35,611

Supplemental disclosures:
Cash paid for interest	28,240	3,622
Cash paid for income taxes	250	649
Schedule of non-cash activities:
Acquisition of assets/liabilities through capital lease	1,992	12,133
Acquisition-related contingent consideration, new business combinations	—	69,373
Issuance of common shares	—	90,282
Issuance of preferred shares	—	34,965
Preferred dividends declared	2,202	524

See accompanying notes to condensed consolidated financial statements.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to the Condensed Consolidated Financial Statements

(unaudited)

Note 1. Business, Basis of Presentation and Significant Accounting Policies

        Infrastructure and Energy Alternatives, Inc., a Delaware corporation, is a holding company organized on August 4, 2015 (together with its wholly-owned subsidiaries, "IEA" or the "Company"). The Company specializes in providing complete engineering, procurement and construction ("EPC") services throughout the United States ("U.S.") for the renewable energy, traditional power and civil infrastructure industries. These services include the design, site development, construction, installation and restoration of infrastructure. Although the Company has historically focused on the wind industry, its recent acquisitions have expanded its construction capabilities and geographic footprint in the areas of renewables, environmental remediation, industrial maintenance, specialty paving and heavy civil and rail infrastructure construction, creating a diverse national platform of specialty construction capabilities.

Principles of Consolidation

        The accompanying condensed unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP") for interim financial information and with the instructions for Quarterly Reports on Form 10-Q and Rule 10-01 of Regulation S-X. Pursuant to these rules and regulations, certain information and footnote disclosures normally included in the annual audited consolidated financial statements prepared in accordance with GAAP have been condensed or omitted.

        The condensed unaudited consolidated financial statements include the accounts of IEA and its wholly-owned direct and indirect domestic and foreign subsidiaries and in the opinion of management, these financial statements reflect all adjustments (consisting of normal recurring adjustments) that are necessary to present fairly the results of operations for the interim periods presented. The results of operations for the nine months ended September 30, 2019 are not necessarily indicative of the results that may be expected for the year ending December 31, 2019. These financial statements should be read in conjunction with the Company's audited consolidated financial statements for the year ended December 31, 2018 and notes thereto included in the Company's 2018 Annual Report on Form 10-K.

Reportable Segments

        We segregate our business into two reportable segments: the Renewables ("Renewables") segment and the Heavy Civil and Industrial ("Specialty Civil") segment. See Note 13. Segments for a description of the reportable segments and their operations.

Basis of Accounting and Use of Estimates

        The accompanying consolidated financial statements have been prepared in accordance with GAAP. The preparation of the condensed consolidated financial statements in conformity with GAAP requires the use of estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and the accompanying notes. Key estimates include: the recognition of project revenue and profit or loss (which the Company defines as project revenue less project costs of revenue), in particular, on construction contracts accounted for under the percentage-of completion method, for which the recorded amounts require estimates of costs to complete projects, ultimate project profit and the amount of probable contract price adjustments as inputs; allowances for doubtful accounts; accrued self-insurance reserves; other reserves and accruals; accounting for income taxes; and

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to the Condensed Consolidated Financial Statements (Continued)

(unaudited)

Note 1. Business, Basis of Presentation and Significant Accounting Policies (Continued)

the estimated impact of contingencies and ongoing litigation. While management believes that such estimates are reasonable when considered in conjunction with the Company's consolidated financial position and results of operations, actual results could differ materially from those estimates.

"Emerging Growth Company" Reporting Requirements:

        The Company qualifies as an "emerging growth company," as defined in the Jumpstart Our Business Startups Act (the "JOBS Act"). For as long as a company is deemed to be an "emerging growth company," it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. Among other things, we are not required to provide an auditor attestation report on the assessment of the internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002. Section 107 of the JOBS Act also provides that an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

        We would cease to be an "emerging growth company" upon the earliest of:

  •
  the last day of the fiscal year following July 6, 2021, the five-year anniversary of the completion of our IPO;

  •
  the last day of the fiscal year in which our total annual gross revenues exceed $1.07 billion;

  •
  the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities; or

  •
  the date on which we become a "large accelerated filer," as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which would occur if the market value of our common stock held by nonaffiliates exceeds $700 million as of the last day of our most recently completed second fiscal quarter.

        We continue to monitor our status as an "emerging growth company" and are currently preparing for, and expect to be ready to comply with, the additional reporting and regulatory requirements that will be applicable to us when we cease to qualify as an "emerging growth company."

Revenue Recognition

        Revenue under construction contracts is accounted for under the percentage-of-completion method of accounting. Under the percentage-of-completion method, the Company estimates profit as the difference between total estimated revenue and total estimated cost of a contract and recognizes that profit over the contract term based on costs incurred. Contract costs include all direct materials, labor and subcontracted costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, depreciation and the operational costs of capital equipment. The Company also has unit-price contracts that were not significant as of September 30, 2019.

        The estimation process for revenue recognized under the percentage-of-completion method is based on the professional knowledge and experience of the Company's project managers, engineers and

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to the Condensed Consolidated Financial Statements (Continued)

(unaudited)

Note 1. Business, Basis of Presentation and Significant Accounting Policies (Continued)

financial professionals. Management reviews estimates of contract revenue and costs on an ongoing basis. Changes in job performance, job conditions and management's assessment of expected contract settlements are factors that influence estimates of total contract value and total costs to complete those contracts and, therefore, the Company's profit recognition. Changes in these factors may result in revisions to revenue, costs and income, and their effects are recognized in the period in which the revisions are determined, which could materially affect the Company's results of operations in the period in which such changes are recognized.

        Revenue derived from projects billed on a fixed-price basis totaled 98.5% and 99.8% of consolidated revenue from operations for the three months ended September 30, 2019 and 2018, respectively, and totaled 94.1% and 97.4% for the nine months ended September 30, 2019 and 2018, respectively. Revenue and related costs for construction contracts billed on a time and materials basis are recognized as the services are rendered. Revenue derived from projects billed on a time and materials basis also accounted for under the percentage of completion method totaled 1.5% and 0.2% of consolidated revenue from operations for the three months ended September 30, 2019 and 2018, respectively, and totaled 5.9% and 2.6% for the nine months ended September 30, 2019 and 2018, respectively.

        For an approved change order which can be reliably estimated as to price, the anticipated revenues and costs associated with the change order are added to the total contract value and total estimated costs of the project, respectively. When costs are incurred for a) an unapproved change order which is probable to be approved or b) an approved change order which cannot be reliably estimated as to price, the total anticipated costs of the change order are added to both the total contract value and total estimated costs for the project. Once a change order becomes approved and reliably estimable, any margin related to the change order is added to the total contract value of the project. The Company actively engages in substantive meetings with its customers to complete the final approval process and generally expects these processes to be completed within a year. The amounts ultimately realized upon final acceptance by its customers could be higher or lower than such estimated amounts.

        Provisions for losses on uncompleted contracts are made in the period in which such losses become evident. The Company may incur costs subject to change orders, whether approved or unapproved by the customer, and/or claims related to certain contracts. Management determines the probability that such costs will be recovered based upon engineering studies and legal opinions, past practices with the customer and specific discussions, correspondence and/or preliminary negotiations with the customer.

Classification of Construction Contract-Related Assets and Liabilities

        Contract costs include all direct subcontract, material, and labor costs, and those indirect costs related to contract performance, such as indirect labor, supplies, tools, insurance, repairs, maintenance, communications, and use of Company-owned equipment. Contract revenues are earned and matched with related costs as incurred.

        Costs and estimated earnings in excess of billings on uncompleted contracts are presented as a current asset in the accompanying condensed consolidated balance sheets, and billings in excess of costs and estimated earnings on uncompleted contracts are presented as a current liability in the accompanying condensed consolidated balance sheets. The Company's contracts vary in duration, with

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to the Condensed Consolidated Financial Statements (Continued)

(unaudited)

Note 1. Business, Basis of Presentation and Significant Accounting Policies (Continued)

the duration of some larger contracts exceeding one year. Consistent with industry practices, the Company includes the amounts realizable and payable under contracts, which may extend beyond one year, in current assets and current liabilities. These contract balances are generally settled within one year.

New Accounting Pronouncements

        The effective dates shown in the following pronouncements are based on the Company's current status as an "emerging growth company."

        In May 2014, the Financial Accounting Standards Board ("FASB") issued guidance on the recognition of revenue from contracts with customers. The core principle of the guidance is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration which the company expects to receive in exchange for those goods or services. To achieve this core principle, the guidance provides a five-step analysis of transactions to determine when and how revenue is recognized. The guidance addresses several areas including transfer of control, contracts with multiple performance obligations, and costs to obtain and fulfill contracts. The guidance also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. The standard will be effective for our fiscal year 2019 annual financial statements and for interim periods beginning in fiscal year 2020.

        The Company has substantially completed its assessment of the potential effects of these ASUs on its consolidated financial statements, business processes, systems and controls. The Company's assessment included a detailed review of representative contracts at each of the Company's segments and a comparison of its historical accounting policies and practices to the new standard. Based on the Company's review of various types of revenue arrangements, the Company expects to recognize revenue and earnings over time utilizing the cost-to-cost measure of progress for its fixed price contracts and other service agreements, consistent with current practice. For these contracts, the cost-to-cost measure of progress best depicts the transfer of control of goods or services to the customer under the new standard. The Company has substantially completed its analysis of the information necessary to enable the preparation of the financial statements and related disclosures under the new standard. As part of this analysis, the Company evaluated its information technology capabilities and systems, and does not expect to incur significant information technology costs to modify systems currently in place. The Company will implement targeted changes to its internal reporting processes to facilitate gathering the data needed for reporting and disclosure under the new standard. The Company will also implement updates to its control processes and procedures, as necessary, based on changes resulting from the new standard. The Company does not expect any such updates to materially affect the Company's internal controls over financial reporting.

        The Company anticipates adopting the standard using the modified retrospective transition approach. Under this approach, the new standard would apply to all new contracts initiated on or after January 1, 2019. For existing contracts that have remaining obligations as of January 1, 2019, any difference between the recognition criteria in these ASUs and the Company's current revenue recognition practices would be recognized using a cumulative effect adjustment to the opening balance

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to the Condensed Consolidated Financial Statements (Continued)

(unaudited)

Note 1. Business, Basis of Presentation and Significant Accounting Policies (Continued)

of retained earnings. Any potential effect of adoption of these ASUs has not yet been quantified; however, the Company anticipates the adoption will have an impact on both the amount and timing of revenue recognition related to unapproved change orders. The Company is training its impacted employees in business segments for the implementation of the new standard, and continues developing the disclosures required by the new standard. The Company is also reviewing certain contracts entered into by its business segments subsequent to its initial assessment that are expected to have performance obligations remaining as of January 1, 2019 for any cumulative effect adjustments that may be required upon adoption.

        In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). Under ASU 2016-02, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: 1) a lease liability, which is a lessee's obligation to make lease payments arising from a lease, measured on a discounted basis, and 2) a right-of-use asset, which is an asset that represents the lessee's right to use, or control the use of, a specified asset for the lease term. ASU 2016-02 required entities to adopt the new leases standard using a modified retrospective method and initially apply the related guidance at the beginning of the earliest period presented in the financial statements. During July 2018, the FASB issued ASU 2018-11, which allows for an additional and optional transition method under which an entity would record a cumulative-effect adjustment at the beginning of the period of adoption. See Note 10. Commitments and Contingencies for additional information about our leases. The Company will early adopt the standard and it will be effective for our fiscal year 2019 annual financial statements and for interim periods beginning in fiscal year 2020. The Company is in the process of implementing leasing software to assist in the integration of the future standard.

        In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820), Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement, which eliminates certain disclosure requirements for recurring and non-recurring fair value measurements, such as the amount of and reason for transfers between Level 1 and Level 2 of the fair value hierarchy, and adds new disclosure requirements for Level 3 measurements. ASU 2018-13 is effective for all entities for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years, with early adoption permitted for any eliminated or modified disclosures. Certain disclosures per ASU 2018-13 are required to be applied on a retrospective basis and others on a prospective basis. The Company is currently assessing the impact these changes will have on its disclosure requirements for fair value measurement.

        Management has evaluated other recently issued accounting pronouncements and does not believe that they will have a significant impact on the financial statements and related disclosures.

Note 2. Acquisitions

Acquisitions

CCS

        On September 25, 2018, the Company completed its acquisition of Consolidated Construction Solutions I LLC ("CCS") for $106.6 million in cash. The Company financed this acquisition through

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to the Condensed Consolidated Financial Statements (Continued)

(unaudited)

Note 2. Acquisitions (Continued)

borrowing on its credit facility as discussed in Note 9. Debt. This acquisition is being accounted for as a business combination under the acquisition method of accounting.

        The wholly-owned subsidiaries of CCS, Saiia LLC ("Saiia") and American Civil Constructors LLC (the "ACC Companies"), generally enter into long-term contracts with both government and non-government customers to provide EPC services for environmental, heavy civil and mining projects.

William Charles

        On November 2, 2018, the Company acquired William Charles Construction Group, including its wholly-owned subsidiary Ragnar Benson ("William Charles"), for $77.7 million, consisting of $73.2 million in cash and $4.5 million of the Company's common stock (477,621 shares of common stock at $9.45 share price). The Company financed a portion of this acquisition through borrowing on its credit facility as discussed in Note 9. Debt. This acquisition is being accounted for as a business combination under the acquisition method of accounting.

        William Charles generally enters into contracts with a mix of government and non-government customers to provide EPC services for rail civil infrastructure, environmental and heavy civil projects. A portion of the non-governmental rail civil infrastructure contracts are longer than a year.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to the Condensed Consolidated Financial Statements (Continued)

(unaudited)

Note 2. Acquisitions (Continued)

        The following table summarizes the amounts recognized for assets acquired and liabilities assumed as of the acquisition dates at fair value. The values for CCS were finalized as of June 30, 2019 and finalized for William Charles as of September 30, 2019.

Identifiable assets acquired and liabilities assumed (in thousands)	CCS	William Charles
Cash	$6,413	$6,641
Accounts Receivable	58,041	69,740
Costs and estimated earnings in excess of billings on uncompleted contracts	9,512	16,095
Other current assets	1,813	7,999
Property, plant and equipment	59,952	47,899
Intangible assets:
Customer relationships	19,500	7,000
Backlog	8,400	5,500
Tradename	8,900	4,500
Deferred income taxes	(2,361)	—
Other non-current assets	134	75
Accounts payable and accrued liabilities	(25,219)	(60,962)
Billings in excess of costs and estimated earnings on uncompleted contracts	(14,194)	(14,810)
Debt, less current portion	(52,257)	(15,672)
Capital lease obligations	(1,124)	—
Other liabilities	(704)	(907)

Total identifiable assets	76,806	73,098
Goodwill	29,773	4,581

Total purchase consideration	$106,579	$77,679

*—There were no measurement period adjustments for the quarter ended September 30, 2019.

        Goodwill is calculated as the excess of the consideration transferred over the net assets recognized and represents the future economic benefits arising from other assets acquired that could not be individually identified and separately recognized. Specifically, the goodwill recorded as part of the acquisitions of CCS and William Charles is related to the expected, specific synergies and other benefits that the Company believes will result from combining the operations of CCS and William Charles with the operations of IEA. This goodwill is deductible for income tax purposes, with the exception of $2.9 million for CCS that is not deductible.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to the Condensed Consolidated Financial Statements (Continued)

(unaudited)

Note 2. Acquisitions (Continued)

Impact of Acquisitions

        The following table summarizes the results of operations included in the Company's condensed consolidated statement of operations for CCS and William Charles from their respective dates of acquisition.

	Three months ended September 30, 2019		Nine months ended September 30, 2019
(in thousands)	CCS	William Charles	CCS	William Charles
Revenue	81,248	84,033	211,117	198,879
Net income (loss)	2,707	7,308	616	7,359

	Three months ended September 30, 2018		Nine months ended September 30, 2018
	CCS	William Charles	CCS	William Charles
Revenue	5,600	—	5,600	—
Net income (loss)	—	—	—	—

        The following table provides the supplemental unaudited actual and pro forma total revenue and net income of the combined entity had the acquisition date of CCS and William Charles been the first day of our fiscal year 2018:

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	Actual 2019	Pro forma 2018	Actual 2019	Pro forma 2018
Revenue	422,022	446,557	940,793	948,543
Net income (loss)	12,609	6,016	(4,072)	(15,448)
Net income (loss) per common share:
Basic earnings per share	0.37	0.25	(1.44)	(0.77)
Diluted earnings per share	0.24	0.24	(1.44)	(0.77)

        The amounts in the supplemental unaudited pro forma 2018 results apply the Company's accounting policies and reflect certain adjustments to, among other things, (i) exclude the impact of transaction costs incurred in connection with the acquisitions, (ii) include additional depreciation and amortization that would have been charged assuming the same fair value adjustments to property, plant and equipment and acquired intangibles had been applied on January 1, 2018, and (iii) include additional interest expense that would have been incurred assuming the incremental borrowings the Company incurred to finance the acquisitions had been outstanding on January 1, 2018. Accordingly, these supplemental unaudited pro forma results have been prepared for comparative purposes only and are not intended to be indicative of the results of operations that would have occurred had the acquisitions actually occurred in the prior year period or indicative of the results of operations for any future period. These results do not include any potential operating efficiencies and cost savings.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to the Condensed Consolidated Financial Statements (Continued)

(unaudited)

Note 3. Earnings Per Share

        The Company calculates earnings (loss) per share ("EPS") in accordance with ASC 260, Earnings per Share. Basic EPS is computed by dividing income (loss) available to common stockholders by the weighted average number of common shares of common stock outstanding during the period.

        Subsequent to the issuance of the Company's condensed consolidated financial statements for the three and six months ended June 30, 2019, the Company identified a computational error related to the number of outstanding common shares included in its earnings (loss) per share calculations during 2018 and 2019. Management has concluded that the impact of this error on all historical periods is immaterial and therefore has not adjusted the earnings (loss) per share amounts for any periods prior to September 30, 2019. Rather, the adjustment to remove 1.8 million unvested shares has been made beginning with the three- and nine-months ended September 30, 2019. The number of outstanding shares of Common Stock for voting purposes remains at 22.3 million shares, as the aforementioned 1.8 million shares are entitled to vote those shares during the vesting period.

        Income (loss) available to common stockholders is computed by deducting the dividends accumulated for the period on cumulative preferred stock from net income. If there is a net loss, the amount of the loss is increased by those preferred dividends. The contingent consideration fair value adjustment is a mark-to-market adjustment based on the decline of approximately 80% in the Company's stock price from December 31, 2018 to June 30, 2019, coupled with the Company not anticipating reaching Adjusted EBITDA requirements outlined in the original agreement at September 30, 2019, see Note. 8 Fair Value of Financial Instruments. The Company is required to reverse the mark-to-market adjustment from the numerator as shown below.

        Diluted EPS assumes the dilutive effect of (i) contingently issuable earn-out shares, (ii) Series A cumulative convertible preferred stock, using the if-converted method, and (iii) the assumed exercise of in-the-money stock options and warrants and the assumed vesting of outstanding restricted stock units ("RSUs"), using the treasury stock method.

        Whether the Company has net income or a net loss determines whether potential issuances of common stock are included in the diluted EPS computation or whether they would be anti-dilutive. As a result, if there is a net loss, diluted EPS is computed in the same manner as basic EPS is computed. Similarly, if the Company has net income but its preferred dividend adjustment made in computing income available to common stockholders results in a net loss available to common stockholders, diluted EPS would be computed the same as basic EPS.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to the Condensed Consolidated Financial Statements (Continued)

(unaudited)

Note 3. Earnings Per Share (Continued)

        The calculations of basic and diluted EPS, are as follows ($ in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Numerator:
Net income (loss)	12,609	5,736	(4,072)	(6,741)
Less: Convertible Preferred Stock dividends	(759)	(524)	(2,202)	(1,072)
Less: Contingent consideration fair value adjustment (see Note 8)	(4,247)	—	(23,082)	—

Net income (loss) available to common stockholders	7,603	5,212	(29,356)	(7,813)
Denominator:
Weighted average common shares outstanding—basic(1)	20,446,811	21,577,650	20,425,801	21,577,650
Series B Preferred—Warrants	2,845,840	—	—	—
Convertible Series A Preferred Stock	11,486,534	3,522,438	—	—
Restricted stock units	640,247	—	—	—

Weighted average shares for diluted computation	35,419,432	25,100,088	20,425,801	21,577,650
Anti-dilutive:(2)(3)
Convertible Series A Preferred	—	—	8,968,856	2,832,765
Series B Preferred—Warrants at closing	—	—	1,325,779	—
RSUs	—	—	542,421	—
Basic EPS	0.37	0.24	(1.44)	(0.36)
Diluted EPS	0.24	0.23	(1.44)	(0.36)

(1)
The contingent earn-out shares were not included at September 30, 2019 and were removed from September 30, 2018, respectively. See Note 8. Fair Value of Financial Instruments for discussion regarding the Company's contingently issuable earn-out shares.

(2)
Warrants to purchase 8,480,000 shares of common stock at $11.50 per share were outstanding at September 30, 2019 and 2018 but were not potentially dilutive as the warrants' exercise price was greater than the average market price of the common stock during the period. 646,405 of vested and unvested Options and 817,817 of unvested RSUs were also not potentially dilutive as of September 30, 2019 as the respective exercise price or average stock price required for vesting of such awards was greater than the average market price of the common stock during the period.

(3)
The 1.8 million unvested earnout shares were not included at September 30, 2019 due to the exercise price being greater than the average market price of the common stock during the period.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to the Condensed Consolidated Financial Statements (Continued)

(unaudited)

Note 3. Earnings Per Share (Continued)

Series A Preferred Stock

        As of September 30, 2019, we had 34,965 shares of Series A Preferred Stock with an initial stated value of $1,000 per share plus accumulated but unpaid dividends, for total consideration of $37.7 million. Dividends are paid on the Series A Preferred Stock when declared by our Board. To extent permitted, dividends are required to be paid in cash quarterly in arrears on each March 31, June 30, September 30 and December 31 on the stated value at the following rates:

  •
  6% per annum from the original issuance of the Series A Preferred Stock on March 26, 2018 (the "Closing Date") until the date (the "18 Month Anniversary Date") that is 18 months from the Closing Date; and

  •
  10% per annum during the period from and after the 18 Month Anniversary Date;

        So long as any shares of Series B Preferred Stock of the Company, (the "Series B Preferred Stock"), which are currently either designated as Series B-1 Preferred Stock ("Series B-1 Preferred Stock") or Series B-2 Preferred Stock ("Series B-2 Preferred Stock"), and (referred to collectively as "Series B Preferred Stock"), are outstanding or from and after the occurrence of any non-payment event or default event and until cured or waived, the foregoing rates will increase by 2% per annum.

        If not paid in cash, dividends will accrue on the stated value and will increase the stated value on and effective as of the applicable dividend date without any further action by the Board at the following rates:

  •
  8% per annum during the period from May 20, 2019 through the 18 Month Anniversary Date; and

  •
  12% per annum during the period from and after the 18 Month Anniversary Date.

        As of September 30, 2019, the Company has accrued a cumulative of $2.7 million in dividends to holders of Series A Preferred Stock as a reduction to additional paid-in capital.

Series B Preferred Stock

        As of September 30, 2019, we had 100,000 shares of Series B Preferred Stock outstanding, with each share having an initial stated value of $1,000 plus accumulated but unpaid dividends. Our common stock and Series A Preferred Stock are junior to the Series B Preferred Stock. Dividends are paid on the Series B Preferred Stock when declared by our Board. To the extent not prohibited by applicable law, dividends are required to be declared and paid in cash quarterly in arrears on each March 31, June 30, September 30 and December 31 at the following rates:

  •
  On Series B-1 Preferred Stock with respect to any dividend period for which the Total Net Leverage Ratio (as defined in the Third A&R Credit Agreement (as defined in see Note. 9 Debt) is greater than 1.50:1.00, 15% per annum (or 13.5% per annum if a deleveraging event (as defined below) has occurred prior to the date dividends are paid with respect to such dividend period) and (ii) with respect to any dividend period for which the Total Net Leverage Ratio is less than or equal to 1.50:1.00, 13.5% per annum.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to the Condensed Consolidated Financial Statements (Continued)

(unaudited)

Note 3. Earnings Per Share (Continued)

  •
  On Series B-2 Preferred Stock with respect to any dividend period for which the Total Net Leverage Ratio is greater than 1.50:1.00, 15% per annum (or 13.5% per annum if a deleveraging event has occurred prior to the date dividends are paid with respect to such dividend period) and (ii) with respect to any dividend period for which the Total Net Leverage Ratio is less than or equal to 1.50:1.00, 12% per annum.

        If not paid in cash, dividends will accrue on the stated value and will increase the stated value on Series B Preferred Stock and is effective as of the applicable dividend date without any further action by the Board at a rate of 18% per annum; provided that, during the period from the occurrence of a deleveraging event until the date that is two years from such deleveraging event, such dividend rate shall instead be 15% per annum. A deleveraging event means certain equity financings or issuances of stock where the proceeds of such equity financings are used exclusively to permanently reduce senior secured indebtedness by at least $50.0 million, or the Total Net Leverage Ratio as of the last day of any fiscal quarter is less than or equal to 1.50:1.00.

        The Company has accrued a cumulative of $4.1 million in accrued dividends to holders of Series B Preferred Stock, which is recorded as interest expense in the Company's condensed consolidated statements of operations for the quarter ended September 30, 2019. See Note 8. Fair Value of Financial Instruments for discussion regarding the Company's valuation of Series B Preferred Stock.

Stock Compensation

        Under guidance of ASC Topic 718 "Compensation—Stock Compensation," stock-based compensation expense is measured at the date of grant, based on the calculated fair value of the stock-based award, and is recognized as expense over the employee's requisite service period (generally the vesting period of the award).

        The fair value of the RSUs was based on the closing market price of our common stock on the date of the grant. Stock compensation expense for the RSUs is being amortized using the straight-line method over the service period. For the three months ended September 30, 2019 and 2018, we recognized $1.1 million and $0.5 million in compensation expense, respectively, and $2.8 million and $0.5 million for the nine months ended September 30, 2019 and 2018, respectively.

Note 4. Accounts Receivable, Net

        The following table provides details of accounts receivable, net of allowance as of the dates indicated (in thousands):

	September 30, 2019	December 31, 2018
Contract receivables	$168,413	$161,408
Contract retainage	76,103	64,000

Accounts receivable, gross	244,516	225,408
Less: allowance for doubtful accounts	(51)	(42)

Accounts receivable, net	$244,465	$225,366

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to the Condensed Consolidated Financial Statements (Continued)

(unaudited)

Note 4. Accounts Receivable, Net (Continued)

        Included in costs in excess of billings as of September 30, 2019 are unapproved change orders of approximately $21.0 million for which the Company is pursuing settlement through dispute resolution.

        Activity in the allowance for doubtful accounts for the periods indicated is as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Allowance for doubtful accounts at beginning of period	$102	$216	$42	$216
Plus: provision for allowances	30	—	90	—
Less: write-offs, net of recoveries	(81)	—	(81)	—

Allowance for doubtful accounts at period end	$51	$216	$51	$216

Note 5. Contracts in Progress

        Contracts in progress were as follows as of the dates indicated (in thousands):

	September 30, 2019	December 31, 2018
Costs on contracts in progress	$1,189,496	$935,820
Estimated earnings on contracts in progress	111,451	76,883

Revenue on contracts in progress	1,300,947	1,012,703
Less: billings on contracts in progress	(1,263,221)	(1,027,816)

Net underbillings (overbillings)	$37,726	$(15,113)

        The above amounts have been included in the accompanying condensed consolidated balance sheets under the following captions (in thousands):

	September 30, 2019	December 31, 2018
Costs and estimated earnings in excess of billings on uncompleted contracts	$109,540	$47,121
Billings in excess of costs and earnings on uncompleted contracts	(71,814)	(62,234)

Net underbillings (overbillings)	$37,726	$(15,113)

        Provision for loss of $0.1 million and $1.4 million as of September 30, 2019 and December 31, 2018, respectively, is included in billings in excess of costs and earnings on uncompleted contracts.

        The Company recognizes a contract asset within costs and estimated earnings in excess of billings on uncompleted contracts in the condensed consolidated balance sheet for revenue earned related to unapproved change orders that are probable of recovery. For the quarter ended September 30, 2019

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to the Condensed Consolidated Financial Statements (Continued)

(unaudited)

Note 5. Contracts in Progress (Continued)

and the year ended December 31, 2018, the Company had unapproved change orders of $69.9 million and $45.0 million, respectively.

Note 6. Property, Plant and Equipment, Net

        Property, plant and equipment, net consisted of the following (in thousands):

	September 30, 2019	December 31, 2018
Buildings and leasehold improvements	$2,812	$4,614
Land	17,600	19,394
Construction equipment	178,239	175,298
Office equipment, furniture and fixtures	3,449	2,994
Vehicles	5,985	4,991

	208,085	207,291
Accumulated depreciation	(56,301)	(31,113)

Property, plant and equipment, net	$151,784	$176,178

        Depreciation expense of property, plant and equipment was $9,219 and $2,471 for the period ended September 30, 2019 and 2018, respectively, and was $26,125 and $6,388 for the nine months ended September 30, 2019 and 2018, respectively.

Note 7. Goodwill and Intangible Assets, Net

        The following table provides the changes in the carrying amount of goodwill for 2019 and 2018:

(in thousands)	Goodwill
January 1, 2018 (Renewables Segment)	$3,020
Acquisitions (Specialty Civil Segment)	37,237

December 31, 2018	$40,257
Acquisition adjustments (Specialty Civil Segment)	(2,884)

September 30, 2019	$37,373

        Intangible assets, net consisted of the following as of the dates indicated:

	September 30, 2019				December 31, 2018
				Weighted Average Remaining Life				Weighted Average Remaining Life
($ in thousands)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount		Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Customer relationships	$26,500	$(3,749)	$22,751	6 years	$27,000	$(814)	$26,186	7 years
Trade name	13,400	(2,635)	10,765	4 years	13,400	(575)	12,825	5 years
Backlog	13,900	(6,791)	7,109	1 year	13,400	(1,537)	11,863	2 years

	$53,800	$(13,175)	$40,625		$53,800	$(2,926)	$50,874

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to the Condensed Consolidated Financial Statements (Continued)

(unaudited)

Note 7. Goodwill and Intangible Assets, Net (Continued)

        Amortization expense associated with intangible assets for the three months ended September 30, 2019 and 2018, totaled $3.4 million and $0.1 million, respectively, and $10.3 million and $0.2 million for the nine months ended September 30, 2019 and 2018, respectively.

        The following table provides the annual intangible amortization expense currently expected to be recognized for the years 2019 through 2023:

(in thousands)	Remainder of 2019	2020	2021	2022	2023
Amortization expense	$3,354	$11,837	$6,466	$6,466	$5,841

Note 8. Fair Value of Financial Instruments

        The Company applies ASC 820, Fair Value Measurement, which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company's principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity's own assumptions based on market data and the entity's judgments about the assumptions that market participants would use in pricing the asset or liability, and are to be developed based on the best information available in the circumstances.

        The valuation hierarchy is composed of three levels. The classification within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement. The levels within the valuation hierarchy are described below:

  Level 1—Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

  Level 2—Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

  Level 3—Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to the Condensed Consolidated Financial Statements (Continued)

(unaudited)

Note 8. Fair Value of Financial Instruments (Continued)

        The following table sets forth information regarding the Company's assets measured at fair value on a recurring basis (in thousands):

		Fair Value Measurements at Reporting Date
	Amount recorded on balance sheet	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities as of December 31, 2018
Contingent consideration	23,082	—	—	23,082

		Fair Value Measurements at Reporting Date
	Amount recorded on balance sheet	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities as of September 30, 2019
Contingent consideration	—	—	—	—
Series B-1 Preferred Stock—Series A Conversion Warrants	4,200	—	—	4,200
Series B-1 Preferred Stock—Additional 6% Warrants	400	—	—	400

        The following is a reconciliation of the beginning and ending balances for the periods indicated of recurring fair value measurements using Level 3 inputs (in thousands):

	Contingent Consideration	Series B Preferred— Series A Conversion Warrants	Series B Preferred— Additional 6% Warrants
Beginning Balance, December 31, 2018	23,082	$—	$—
Preferred Series B-1 Stock—Additional Warrants	—	4,200	400
Fair value adjustment	(23,082)	—	—

Ending Balance, September 30, 2019	—	4,200	400

Contingent Consideration

        Pursuant to the original merger agreement with M III Acquisition Corp., the Company shall issue up to an additional 9,000,000 shares of common stock, which shall be fully earned if the final 2019 adjusted EBITDA targets are achieved. As of September 30, 2019, the Company recorded an adjustment of $23.1 million to the liability primarily based on a significant decrease in the Company's stock price for the first six months of 2019 of approximately 80.0% (from $8.61 at December 31, 2018 to $2.04 at June 30, 2019), coupled with the Company not anticipating reaching EBITDA requirements outlined in the original agreement as of September 30, 2019.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to the Condensed Consolidated Financial Statements (Continued)

(unaudited)

Note 8. Fair Value of Financial Instruments (Continued)

        The following table sets forth information regarding the Company's assets measured at fair value on a non-recurring basis (in thousands):

		Fair Value Measurements
	Amount recorded on balance sheet	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Liabilities:
Series B-1 and Series B-2 Preferred Stock	81,300	—	—	81,300
Equity:
Series B-1 Preferred Stock—Warrants at closing	14,100	—	—	14,100

        On May 20, 2019, the Company entered into the Amended and Restated Equity Commitment Agreement (the "First Equity Commitment Agreement"), by and among the Company and the commitment parties thereto. Pursuant to the First Equity Commitment Agreement, the Company issued and sold on May 20, 2019, 50,000 shares of Series B-1 Preferred Stock, with each share having an initial stated value of $1,000 plus accumulated but unpaid dividends for gross cash proceeds of $50.0 million. The First Equity Commitment Agreement also required the Company to provide warrants for common stock at closing that equaled 10% of the fully diluted issued and outstanding common stock as of such date (the "Warrants at closing"), and in the future could be required to provide additional warrants in the event of conversion of the Series A Preferred Stock ("Series A Conversion Warrants") and warrants for up to 6% of the fully diluted issued and outstanding common stock if the Company fails to meet certain Adjusted EBITDA thresholds on a trailing twelve-month basis on the last calendar day of May 2020 through April 2021 (the "Additional 6% Warrants").

        On August 13, 2019, the Company entered into the Second Equity Commitment Agreement (the "Second Equity Commitment Agreement"). Pursuant to the Second Equity Commitment Agreement, the Company issued and sold on August 30, 2019, 50,000 shares of Series B-2 Preferred Stock and 900,000 warrants to purchase common stock ("Warrants") for an aggregate purchase price of $50.0 million.

        The information below describes the balance sheet classification and the recurring/nonrecurring fair value measurement:

        Series B-1 and Series B-2 Preferred Stock (non-recurring)—The Series B-1 and Series B-2 Preferred Stock were recorded at relative fair value as debt which was estimated using a discounted cashflow model based on certain significant unobservable inputs, such as accumulated dividend rates, and projected Adjusted EBITDA for the life of the Series B Preferred Stock. The fair value of the liability for each of the transactions closed on May 20, 2019 and August 30, 2019, was a combined $81.3 million and recorded on the balance sheet as debt.

        Series B-1 and Series B-2 Preferred Stock—Warrants at closing (non-recurring) —The Warrants at closing, with an exercise price of $0.0001, represented (on an if-converted to common stock basis) 10%

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to the Condensed Consolidated Financial Statements (Continued)

(unaudited)

Note 8. Fair Value of Financial Instruments (Continued)

of the issued and outstanding common stock of the Company based on the Company's fully diluted share count on May 20, 2019 (including the number of shares of common stock that may be issued pursuant to all restricted stock awards, restricted stock units, stock options and any other securities or rights (directly or indirectly) convertible into, exchangeable for or to subscribe for common stock that are outstanding on May 20, 2019 (excluding any shares of common stock issuable (a) pursuant to the merger agreement for our business combination, (b) upon conversion of shares of Series A Preferred Stock, (c) upon the exercise of any warrant with an exercise price of $11.50 or higher or (d) upon the exercise of any equity issued pursuant to the Company's long term incentive plan or other equity plan with a strike price of $11.50 or higher). The 2,545,934 if-converted shares of common stock at closing were valued at the closing stock price of $4.21 on May 20, 2019 and recorded in additional paid in capital.

        On August 30, 2019, 900,000 if-converted shares of common stock were issued and were valued at the closing stock price of $3.75 and recorded in additional paid in capital.

        Series B-1 Preferred Stock—Series A Conversion Warrants (recurring)—The certificate of designation for the Series A Preferred Stock was amended in connection with the Company entering into the First Equity Commitment Agreement. The conversion rights were amended to allow the holders of Series A Preferred Stock to convert all or any portion of Series A Preferred Stock outstanding at any point in time. If converted, the holders of the Series B Preferred Stock would be entitled to additional warrants, with an exercise price of $0.0001. These warrants were fair valued using the closing stock price of $4.21 on May 20, 2019, at an estimated if-converted share count and recorded as a liability.

        Series B-1 Preferred Stock—Additional 6% Warrants (recurring)—The Additional 6% Warrants are issuable if the Company fails to meet certain Adjusted EBITDA thresholds on a trailing twelve-month basis from May 31, 2020 through April 30, 2021. The Company recorded the Additional 6% Warrants at fair value, which was estimated using a Monte Carlo Simulation based on certain significant unobservable inputs, such as a risk rate premium, Adjusted EBITDA volatility, stock price volatility and projected Adjusted EBITDA for the Company for 2019. The Additional 6% Warrants were recorded as a liability.

        Other financial instruments of the Company not listed in the table consist of cash and cash equivalents, accounts receivable, accounts payable and other current liabilities that approximate their fair values. Additionally, management believes that the outstanding recorded balance on the line of credit and long-term debt, further discussed in Note 9. Debt, approximates fair value due to their floating interest rates.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to the Condensed Consolidated Financial Statements (Continued)

(unaudited)

Note 9. Debt

        Debt consists of the following obligations as of:

	September 30, 2019	December 31, 2018
Term loan	277,688	300,000
Line of credit	—	46,500
Commercial equipment notes	3,820	5,341

Total principal due for long-term debt	281,508	351,841
Unamortized debt discount and issuance costs	(23,783)	(23,534)
Less: Current portion of long-term debt	(31,119)	(32,580)

Long-term debt, less current portion	226,606	295,727

Debt—Series B Preferred Stock(1)	104,135	—
Unamortized debt discount and issuance costs	(27,369)	—

Long-term Series B Preferred Stock	76,766	—

(1)
The Company has accrued a cumulative of $4.1 million in accrued dividends to holders of Series B Preferred Stock, which is recorded as interest expense in the Company's condensed consolidated statements of operations for the quarter ended September 30, 2019.

Third Amended and Restated Credit Agreement

        On May 20, 2019, the Third Amended and Restated Credit and Guarantee Agreement (the "Third A&R Credit Agreement") became effective.

        Term loan borrowings mature on September 25, 2024 and are subject to quarterly amortization of principal, commencing on March 31, 2019, in an amount equal to 2.50% of the aggregate principal amount of such loans. Beginning with 2020, an additional annual payment is required equal to 75% of Excess Cash Flow (as defined in the Third A&R Credit Agreement) for the preceding fiscal year if such Excess Cash Flow is greater than $2.5 million, with the percentage of Excess Cash Flow subject to reduction based upon the Company's consolidated leverage ratio.

        Borrowings under the term loan are required to be repaid on the last business day of each March, June, September and December, continuing with the first fiscal quarter following the effective date of the Third A&R Credit Agreement, in an amount equal to 2.5% of the initial balance of the initial term loan and will not be able to be reborrowed. Borrowings under the revolving line of credit mature on September 25, 2023.

        Interest on the consenting lender term loan tranche accrues at a per annum rate of, at the Company's option, (x) LIBOR plus a margin of 8.25% or (y) an alternate base rate plus a margin of 7.25%; provided, however, that upon achieving a First Lien Net Leverage Ratio (as defined below) of no greater than 2.67:1.00, the margin shall permanently step down to (y) for LIBOR loans, 6.75% and (x) for alternative base rate loans, 5.75%. Interest on the non-consenting lender term loan tranche will stay at a per annum rate of, at the Company's option, (x) LIBOR plus a margin of 6.25% or (y) an

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to the Condensed Consolidated Financial Statements (Continued)

(unaudited)

Note 9. Debt (Continued)

alternate base rate plus a margin of 5.25%. Interest on initial revolving facility borrowings and swing line loans accrues at a rate of, at the Company's option, (x) LIBOR plus a margin of 4.25% or (y) the applicable base rate plus a margin of 3.25%. The weighted average interest rate under the Third A&R Credit Agreement as of September 30, 2019 and December 31, 2018, was 10.42% and 8.82%, respectively.

        The terms of the Third A&R Credit Agreement include customary affirmative and negative covenants and provide for customary events of default, which include, among others, nonpayment of principal or interest and failure to timely deliver financial statements. Under the Third A&R Credit Agreement, the financial covenant to which the Credit Parties as defined therein are subject provides that the First Lien Net Leverage Ratio (as defined therein) may not exceed (i) prior to the fiscal quarter ending December 31, 2019, 4.75:1.0, (ii) from and prior to the fiscal quarter ending December 31, 2020, 3.50:1.0, (iii) from and prior to the fiscal quarter ending December 31, 2021, 2.75:1.0, and (iv) from and after March 31, 2022, 2.25:1.0. Under the Third A&R Credit Agreement, the Company is not to obtain an equity infusion to cure for any covenant violations for fiscal quarter ending in 2019, excluding the Series B Preferred Stock. Thereafter, the Company will have access to a customary equity cure.

        The Third A&R Credit Agreement also includes certain limitations on the payment of cash dividends on the Company's common shares and provides for other restrictions on (subject to certain exceptions) liens, indebtedness (including guarantees and other contingent obligations), investments (including loans, advances and acquisitions), mergers and other fundamental changes and sales and other dispositions of property or assets, among others.

Letters of Credit and Surety Bonds

        In the ordinary course of business, the Company is required to post letters of credit and surety bonds to customers in support of performance under certain contracts. Such letters of credit are generally issued by a bank or similar financial institution. The letter of credit or surety bond commits the issuer to pay specified amounts to the holder of the letter of credit or surety bond under certain conditions. If the letter of credit or surety bond issuer were required to pay any amount to a holder, the Company would be required to reimburse the issuer, which, depending upon the circumstances, could result in a charge to earnings. As of September 30, 2019, and December 31, 2018, the Company was contingently liable under letters of credit issued under its Third A&R Credit Agreement or its old credit facility, respectively, in the amount of $21.0 million and $3.0 million, respectively, related to projects. In addition, as of September 30, 2019 and December 31, 2018, the Company had outstanding surety bonds on projects of $2,017.6 million and $1,682.0 million, respectively.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to the Condensed Consolidated Financial Statements (Continued)

(unaudited)

Note 9. Debt (Continued)

Contractual Maturities

        Contractual maturities of the Company's debt and capital lease (see Note 10. Commitments and Contingencies) obligations as of September 30, 2019 (in thousands):

Remainder of 2019	$13,965
2020	55,988
2021	51,826
2022	47,276
2023	32,905
Thereafter	257,591

Total contractual obligations	$459,551

Note 10. Commitments and Contingencies

Capital Leases

        The Company has obligations, exclusive of associated interest, under various capital leases for equipment totaling $73.9 million and $63.5 million at September 30, 2019 and December 31, 2018, respectively. Gross property under this capitalized lease agreement at September 30, 2019 and December 31, 2018, totaled $119.6 million and $76.9 million, less accumulated depreciation of $29.3 million and $10.1 million, respectively, for net balances of $90.3 million and $66.8 million, respectively. Depreciation of assets held under the capital leases is included in the cost of revenue in the condensed consolidated statements of operations.

Operating Leases

        In the ordinary course of business, the Company enters into non-cancelable operating leases for certain of its facility, vehicle and equipment needs, including related party leases. See Note 14. Related Party Transactions. Rent and related expense for operating leases that have non-cancelable terms totaled approximately $4.3 million and $0.5 million for the three months ended September 30, 2019 and 2018, respectively and $9.5 million and $1.5 million for the nine months ended September 30, 2019 and 2018, respectively.

        The Company has long-term power-by-the-hour equipment rental agreements, included in non-cancelable operating lease expense above, with a construction equipment manufacturer that have a guaranteed minimum monthly hour requirement. The minimum guaranteed amount based on the Company's current operations is $3.2 million per year. Total expense under these agreements was $3.2 million for the nine months ended September 30, 2019.

Sale-leaseback Transaction

        On March 13, 2019, the Company completed a sale-leaseback transaction related to certain assets that were acquired as part of our recent acquisitions of $25.0 million. The payments related to this transaction are over a four year term and have been included as part of the Contractual Maturities table, See Note 9. Debt.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to the Condensed Consolidated Financial Statements (Continued)

(unaudited)

Note 11. Concentrations

        The Company had the following approximate revenue and accounts receivable concentrations, net of allowances, for the periods ended:

	Revenue %
	Three Months Ended September 30,			Nine Months Ended September 30,			Accounts Receivable %
							September 30, 2019		December 31, 2018
	2019		2018	2019		2018
Company A		*	24.1%		*	22.6%		*	20.0%
Company B		*	16.7%		*	12.1%		*	*
Company C		*	*	11.7%		*		*	19.0%
Company D		*	11.7%		*	*		*	*

*
Amount was not above 10% threshold

Note 12. Income Taxes

        The Company's statutory federal tax rate was 21.00% for the periods ended September 30, 2019 and 2018, respectively. State tax rates for the same period vary among states and range from approximately 0.8% to 12.0%. A small number of states do not impose an income tax.

        The effective tax rates for the three months ended September 30, 2019 and 2018 were (4.6)% and 13.2%, respectively. The effective tax rates for the nine months ended September 30, 2019 and 2018 were 43.0% and 15.8%, respectively. The difference between the Company's effective tax rate and the federal statutory rate primarily results from permanent differences related to the revaluation of the contingent liability fair value adjustment and interest accrued for the Series B Preferred Stock, which is not deductible for federal and state income taxes. There were no changes in uncertain tax positions during the periods ended September 30, 2019 and 2018.

Note 13. Segments

        The Company operated as one reportable segment for 2018 and evaluated the business as a renewable construction company. In late 2018, the Company completed two significant acquisitions that construct projects outside of the renewable market. As of September 30, 2019, we operate our business as two reportable segments: the Renewables segment and the Specialty Civil segment. The 2018 segment presentation has been recast to be consistent to the 2019 segmentation.

        Each of our reportable segments is comprised of similar business units that specialize in services unique to the respective markets that each segment serves. The classification of revenue and gross profit for segment reporting purposes can at times require judgment on the part of management. Our segments may perform services across industries or perform joint services for customers in multiple industries. To determine reportable segment gross profit, certain allocations, including allocations of shared and indirect costs, such as facility costs, equipment costs and indirect operating expenses, were made based on segment revenue.

        Separate measures of the Company's assets, including capital expenditures and cash flows by reportable segment are not produced or utilized by management to evaluate segment performance. A

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to the Condensed Consolidated Financial Statements (Continued)

(unaudited)

Note 13. Segments (Continued)

substantial portion of the Company's fixed assets are owned by and accounted for in our equipment department, including operating machinery, equipment and vehicles, as well as office equipment, buildings and leasehold improvements, and are used on an interchangeable basis across our reportable segments. As such, for reporting purposes, total under/over absorption of equipment expenses consisting primarily of depreciation is allocated to the Company's two reportable segments based on segment revenue.

        The following is a brief description of the Company's reportable segments:

        The Renewables segment operates throughout the United States and specializes in a range of services that include full EPC project delivery, design, site development, construction, installation and restoration of infrastructure services for the wind and solar industries.

        The Specialty Civil segment operates throughout the United States and specializes in a range of services that include:

  •
  Heavy civil construction services such as high-altitude road and bridge construction, specialty paving, industrial maintenance and other local, state and government projects.

  •
  Environmental remediation services such as site development, environmental site closure and outsourced contract mining and coal ash management services.

  •
  Rail Infrastructure services such as planning, creation and maintenance of infrastructure projects for major railway and intermodal facilities construction.

Segment Revenue

        Revenue by segment was as follows:

	Three months ended September 30,				Nine months ended September 30,
	2019		2018		2019		2018
(in thousands) Segment	Revenue	% of Total Revenue	Revenue	% of Total Revenue	Revenue	% of Total Revenue	Revenue	% of Total Revenue
Renewables	$242,654	57.5%	$262,477	94.0%	$496,863	52.8%	$480,362	95.4%
Specialty Civil	179,368	42.5%	16,802	6.0%	443,930	47.2%	23,125	4.6%

Total revenue	$422,022	100.0%	$279,279	100.0%	$940,793	100.0%	$503,487	100.0%

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to the Condensed Consolidated Financial Statements (Continued)

(unaudited)

Note 13. Segments (Continued)

Segment Gross Profit

        Gross profit by segment was as follows:

	Three months ended September 30,				Nine months ended September 30,
	2019		2018		2019		2018
(in thousands) Segment	Gross Profit	Gross Profit Margin	Gross Profit	Gross Profit Margin	Gross Profit	Gross Profit Margin	Gross Profit	Gross Profit Margin
Renewables	$27,469	11.3%	$24,822	9.5%	$45,806	9.2%	$37,578	7.8%
Specialty Civil	25,401	14.2%	2,186	13.0%	45,259	10.2%	3,144	13.6%

Total gross profit	$52,870	12.5%	$27,008	9.7%	$91,065	9.7%	$40,722	8.1%

Note 14. Related Party Transactions

Clinton Lease Agreement

        On October 20, 2017, the Company enacted a plan to restructure the ownership of a building and land which resulted in the transfer of ownership of such building and land from its consolidated subsidiary, White Construction, LLC, to Clinton RE Holdings, LLC (Cayman) ("Cayman Holdings"), a directly owned subsidiary of the Infrastructure and Energy Alternatives, LLC. The lease has been classified as an operating lease with monthly payments through 2038. The Company's rent expense related to the lease during the three months ended September 30, 2019 and 2018, was $178 and $153, respectively, and for the nine months ended September 30, 2019 and 2018, was $534 and $459, respectively.

        On October 30, 2019, Cayman Holdings sold the building to a third party that assumed the future payments and terms of the existing lease. The Company will continue to have rent expense related to the lease but it will no longer be with a related party.

Related Party Shareholders

Type of Equity	Holder	Ownership Percentage
Series A Preferred	Infrastructure and Energy Alternatives, LLC	100%
Series B-1 Preferred Stock, Series A Conversion	Ares	60%
Warrants, Additional 6% Warrants, Warrants at	Oaktree Power Opportunities Fund III
closing	Delaware, L.P.	40%
Contingent Consideration	Infrastructure and Energy Alternatives, LLC	100%
Series B-2 Preferred Stock	Ares	100%

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

Notes to the Condensed Consolidated Financial Statements (Continued)

(unaudited)

Note 15. Subsequent Event

Third Equity Commitment Agreement

        On October 29, 2019, the Company entered into the Third Equity Commitment Agreement (the "Third Equity Commitment Agreement") among the Company, funds managed by Ares Management Corporation ("Ares") and funds managed by Oaktree Capital Management ("Oaktree"). Pursuant to the Third Equity Commitment Agreement, the Company agreed to issue and sell 80,000 shares of newly designated Series B-3 Preferred Stock (the "Series B-3 Preferred Stock") and 3,568,750 Warrants for an aggregate purchase price of $80.0 million (the "Initial Closing"). Consummation of the Initial Closing is subject to a number of conditions; however, funding is expected to occur within 12 business days from October 29th.

        After the Initial Closing, Ares and Oaktree, pursuant to the Third Equity Commitment Agreement are each required, subject to certain conditions, to purchase up to an additional 15,000 shares (collectively 30,000 shares) of Series B-3 Preferred Stock and 515,625 Warrants (collectively 1,031,250 Warrants), resulting in additional proceeds to the Company in an amount of up to $30.0 million, if, by certain agreed upon dates, the Company has not repaid at least an additional $30.0 million under its term loan using excess cash and proceeds from the Rights Offering.

Rights Offering Agreement

        On October 29, 2019, the Company entered into the Rights Offering Agreement (the "Rights Agreement"). Pursuant to the Rights Agreement, assuming all applicable conditions are satisfied, the Company has agreed to conduct a rights offering and to distribute a transferrable right, but not the obligation, to purchase Series B-3 Preferred Stock and warrants to purchase common stock to the holders of the Company's outstanding common stock other than parties to the Third Equity Commitment Agreement and each of their director designees, the officers of the Company, and any related party of the foregoing (the "Rights Offering"). The Rights Offering will be subject to a maximum participation of 15,000 shares of Series B-3 Preferred Stock being issued, plus warrants at the rate of 5.5 per $160 of Series B-3 Preferred Stock purchased, an individual investment minimum of $50,000 and an individual investment maximum of the greater of the holder's pro rata share of the common stock eligible to participate and $2.25 million.

Preferred Stock Exchange Agreement

        On October 29, 2019, the Company entered into the Preferred Stock Exchange Agreement (the "Exchange Agreement"). Pursuant to the Exchange Agreement, the holder of our Series A Preferred Stock has agreed to exchange 50% of its total Series A Preferred Stock outstanding into shares of Series B-3 Preferred Stock and Warrants at the Initial Closing. The number of shares of Series B-3 Preferred Stock to be issued in the exchange will be calculated by dividing the stated value (including unpaid accumulated and compounded dividends) of each share of Series A Preferred Stock to be exchanged by a price per share of Series B-3 Preferred Stock of $1,000. The number of warrants to be issued will be at a rate of 5.5 warrants per $160 of stated value of the Series A Preferred Stock exchanged.

Independent Auditor's Report

Board of Directors
William Charles LTD

Report on the Financial Statements

        We have audited the accompanying combined financial statements of William Charles LTD and William Charles Purchasing, Inc. (together, the Company), which comprise the combined balance sheets as of December 31, 2017 and 2016, the combined statements of income, comprehensive income, changes in equity, and cash flows for the years ended December 31, 2017, 2016 and 2015, and the related notes to the combined financial statements (collectively, the financial statements).

Management's Responsibility for the Financial Statements

        Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of William Charles LTD and William Charles Purchasing, Inc. as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years ended December 31, 2017, 2016 and 2015 in accordance with accounting principles generally accepted in the United States of America.

/s/ RSM US LLP

Rockford, Illinois
November 2, 2018

William Charles LTD and William Charles Purchasing, Inc.

Combined Balance Sheets

December 31, 2017 and 2016

	2017	2016
Assets
Current assets:
Cash and cash equivalents	$22,712,379	$15,440,168
Marketable securities	4,495,273	—
Contracts and accounts receivable, net	55,849,996	43,241,263
Costs and estimated earnings in excess of billings on uncompleted contracts	5,813,895	7,218,511
Other receivables	111,498	114,748
Inventories	5,840,161	7,857,186
Prepaid expenses	633,352	689,664
Notes receivable	789,355	753,076
Other assets	—	3,327,884

Total current assets	96,245,909	78,642,500
Investment in affiliates	3,804,559	3,741,407
Property, equipment and leasehold improvements, net	35,610,281	33,416,766
Cash surrender value of officers' life insurance	112,645	127,925
Long-term notes receivable	82,509	91,396
Property under development	4,800,715	4,817,699
Deferred tax asset	919	3,743

Total assets	$140,657,537	$120,841,436

Liabilities and Equity
Current liabilities:
Notes payable, related parties	$1,754,940	$1,249,418
Current maturities of long-term debt	256,781	815,662
Accounts payable and accrued expenses (VIE-2017 $2,371,920; 2016 none)	50,812,570	32,149,856
Billings in excess of costs and estimated earnings on uncompleted contracts (VIE-2017 $5,144,488; 2016 none)	14,763,186	13,020,244

Total current liabilities	67,587,477	47,235,180
Long-term notes payable, related parties	1,601,627	1,326,504
Long-term debt, less current maturities	8,125,012	10,881,754
Other liabilities	2,957,450	2,995,945

Total liabilities	80,271,566	62,439,383

Commitments and contingencies (Note 14)
Equity:
William Charles LTD stockholders' equity:
Common stock
Class A, voting, no par value, authorized 100,000 shares, issued and outstanding 30,775 shares	2,500	2,500
Class B, non-voting, no par value, authorized 1,000,000 shares, issued and outstanding 307,750 shares	—	—
Paid-in capital	8,589,463	8,589,463
Retained earnings	51,083,122	50,847,161
Accumulated other comprehensive income	550,913	—

Total William Charles LTD stockholders' equity	60,225,998	59,439,124

William Charles Purchasing, Inc. stockholders' equity:
Common stock, no par value, authorized 10 shares, issued and outstanding 1 share	—	—
Accumulated deficit	(549,717)	(554,175)

Total William Charles Purchasing, Inc. equity	(549,717)	(554,175)

Total William Charles LTD and William Charles Purchasing, Inc. stockholders' equity	59,676,281	58,884,949
Non-controlling interest	709,690	(482,896)

Total equity	60,385,971	58,402,053

Total liabilities and equity	$140,657,537	$120,841,436

See notes to combined financial statements.

William Charles LTD and William Charles Purchasing, Inc.

Combined Statements of Income

Years Ended December 31, 2017, 2016 and 2015

	2017	2016	2015
Gross sales	$261,355,628	$185,391,397	$304,977,756
Cost of sales (including subcontract costs of approximately of $140,281,000, $87,940,000, $183,682,000, respectively)	237,033,459	166,077,629	284,112,552

Gross profit	24,322,169	19,313,768	20,865,204
Selling, general and administrative expenses (related party amounts of $3,697,000, $3,214,000, $3,586,000, respectively)	20,567,031	17,295,665	16,702,984

Income from operations	3,755,138	2,018,103	4,162,220

Other income (expense):
Interest expense	(193,291)	(330,877)	(319,873)
Interest income	41,124	119,596	157,735
Equity in net income (loss) of affiliates	63,152	171,780	(1,582)
Rental and other, net	341,633	396,293	288,680

	252,618	356,792	124,960

Income from continuing operations before income taxes	4,007,756	2,374,895	4,287,180
Income tax expense	74,751	1,545	57,778

Income from continuing operations	3,933,005	2,373,350	4,229,402
Discontinued operations (Note 16):
Loss from discontinued operations	—	(161,507)	(141,317)

Net income	3,933,005	2,211,843	4,088,085
Less: Net (income) loss attributable to non-controlling interest from:
Continuing operations	(1,192,586)	(2,086,207)	(4,436,697)
Discontinued operations	—	161,507	141,317

Net income (loss) attributable to William Charles LTD and William Charles Purchasing, Inc.	$2,740,419	$287,143	$(207,295)

See notes to combined financial statements.

William Charles LTD and William Charles Purchasing, Inc.

Combined Statements of Comprehensive Income

Years Ended December 31, 2017, 2016 and 2015

	2017	2016	2015
Net income	$3,933,005	$2,211,843	$4,088,085
Other comprehensive income:
Unrealized holding gain on marketable securities during the current period	550,913	—	—

Comprehensive income	4,483,918	2,211,843	4,088,085
Less: Comprehensive (income) loss attributable to the non-controlling interest from:
Continuing operations	(1,192,586)	(2,086,207)	(4,436,697)
Discontinued operations	—	161,507	141,317

Comprehensive income (loss) attributable to William Charles LTD and William Charles Purchasing, Inc.	$3,291,332	$287,143	$(207,295)

See notes to combined financial statements.

William Charles LTD and William Charles Purchasing, Inc.

Combined Statements of Changes in Equity

Years Ended December 31, 2017, 2016 and 2015

	William Charles LTD						William Charles Purchasing, Inc.
	Common Stock				Accumulated Other Comprehensive Income
			Paid-in Capital	Retained Earnings		Non-controlling Interest	Common Stock	Accumulated Deficit
	Class A	Class B							Total
Balance, December 31, 2014	$2,500	$—	$8,589,463	$52,913,442	$—	$(6,702,976)	$—	$(550,304)	$54,252,125
Net income	—	—	—	(191,680)	—	4,295,380	—	(15,615)	4,088,085
Distributions to stockholders	—	—	—	(1,900,000)	—	—	—	—	(1,900,000)

Balance, December 31, 2015	2,500	—	8,589,463	50,821,762	—	(2,407,596)	—	(565,919)	56,440,210
Net income	—	—	—	275,399	—	1,924,700	—	11,744	2,211,843
Distributions to stockholders	—	—	—	(250,000)	—	—	—	—	(250,000)

Balance, December 31, 2016	2,500	—	8,589,463	50,847,161	—	(482,896)	—	(554,175)	58,402,053
Net income	—	—	—	2,735,961	—	1,192,586	—	4,458	3,933,005
Distributions to stockholders	—	—	—	(2,500,000)	—	—	—	—	(2,500,000)
Unrealized holding gain on marketable securities	—	—	—	—	550,913	—	—	—	550,913

Balance, December 31, 2017	$2,500	$—	$8,589,463	$51,083,122	$550,913	$709,690	$—	$(549,717)	$60,385,971

See notes to combined financial statements.

William Charles LTD and William Charles Purchasing, Inc.

Combined Statements of Cash Flows

Years Ended December 31, 2017, 2016 and 2015

	2017	2016	2015
Cash flows from operating activities:
Net income	$3,933,005	$2,211,843	$4,088,085
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation, depletion and amortization	4,541,936	4,241,773	4,206,589
Undistributed (income) loss of affiliates	(63,152)	(171,780)	7,425
Deferred income taxes	2,824	7,440	—
Gain on sale of property and equipment	(165,032)	(250,814)	(572,073)
Impairment of property	700,000	—	200,000
Reinvested dividends	(91,476)	(58,386)	—
Unrealized gain on other assets	—	(108,673)	—
Change in cash surrender value recognized in earnings	15,280	35,228	43,023
Changes in operating assets and liabilities:
Contracts and accounts receivable	(12,608,733)	1,482,856	51,609,530
Costs and estimated earnings in excess of billings on uncompleted contracts	1,404,616	1,364,636	7,984,064
Other receivables	3,250	226,697	(263,557)
Inventories	2,017,025	519,360	(130,229)
Prepaid expenses	56,312	(76,671)	261,473
Property under development	16,984	147,593	—
Accounts payable and accrued expenses	16,641,884	(4,964,939)	(44,019,028)
Billings in excess of costs and estimated earnings on uncompleted contracts	1,742,942	4,204,255	407,278
Other long-term liabilities	(38,495)	(97,257)	(99,315)

Net cash and cash equivalents provided by operating activities	18,109,170	8,713,161	23,723,265

Cash flows from investing activities:
Purchases of property, equipment and leasehold improvements	(7,121,672)	(4,424,980)	(7,341,883)
Proceeds from sale of property and equipment	372,083	368,430	826,636
Advances on notes receivable	(27,392)	(651,487)	(171,762)
Purchase of other assets	—	(1,550,000)	(1,536,671)
Purchases of marketable securities	(525,000)	—	—

Net cash and cash equivalents used in investing activities	(7,301,981)	(6,258,037)	(8,223,680)

Cash flows from financing activities:
Proceeds from (payments on) line of credit borrowings, net	$(2,500,000)	$1,000,000	$(10,480,000)
Payments on long-term borrowings	(815,623)	(786,202)	(758,298)
Proceeds from (payments on) notes payable, net	780,645	(414,336)	1,412,250
Distributions to stockholders	(1,000,000)	(250,000)	(1,900,000)

Net cash and cash equivalents used in financing activities	(3,534,978)	(450,538)	(11,726,048)

Net increase in cash and cash equivalents	7,272,211	2,004,586	3,773,537
Cash and cash equivalents:
Beginning	15,440,168	13,435,582	9,662,045

Ending	$22,712,379	$15,440,168	$13,435,582

Supplemental disclosures of cash flow information:
Cash payments for income taxes	$—	$—	$37,840
Cash payments for interest	194,967	330,918	323,165
Supplemental schedule of noncash investing and financing activities:
Equipment included in accounts payable	$628,409	$107,579	$435,295
Unrealized gain on marketable securities	550,913	—	—
Accrued distributions	(1,500,000)	—	—
Reclassification of marketable securities from other assets	3,327,884	—	—

See notes to combined financial statements.

Note 1. Nature of Business and Significant Accounting Policies

        Nature of business:    William Charles LTD and William Charles Purchasing, Inc.'s (the "Company") primary business activities are construction related. The Company is engaged in the business of heavy highway construction, civil construction, aggregates production, asphalt production and general construction, including construction management and design/build services. The Company also generates revenue from real estate activities.

        The Company's customers are located throughout the United States and are construction contractors, real estate developers, governmental entities, and commercial and residential accounts. The Company reviews a customer's credit history before extending credit. The Company, based on factors surrounding the credit attributes of specific customers, historical trends and other information, determines the necessity of an allowance for uncollectible accounts.

        A summary of the Company's significant accounting policies follows:

        Accounting estimates:    The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The material estimate that is particularly susceptible to significant change relates to the determination of the percentage-of-completion method of revenue recognition.

        Principles of combination:    The combined financial statements include the accounts of William Charles LTD and its wholly-owned and majority-owned subsidiaries and a variable interest entity (VIE), Structors Inc., along with William Charles Purchasing, Inc., which are combined based on common management and operation within a similar industry. All intercompany accounts and transactions have been eliminated in the combination.

        Cash and cash equivalents concentration:    Cash and cash equivalents include demand deposit accounts with financial institutions with initial maturities less than 90 days. The Company maintains its cash and cash equivalents in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

        Receivables:    Receivables are carried at original billing amount less payments received and an allowance for doubtful accounts if deemed necessary. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Receivables are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when received. Receivables are considered past due when not collected within their normal terms. Interest is charged on past due receivables and on notes receivable in accordance with their terms.

        Classification of construction contract-related assets, liabilities and retainages:    Costs and estimated earnings in excess of billings on uncompleted contracts and retainages receivable are presented as current assets in the balance sheets, and billings in excess of costs and estimated earnings on uncompleted contracts and retainages payable are presented as current liabilities in the balance sheets. The Company's contracts vary in duration, with the duration of some larger contracts exceeding one year. Consistent with industry practices, the Company includes the amounts realizable and payable under contracts, which may extend beyond one year, in current assets and current liabilities. These balances are generally settled within one year.

Note 1. Nature of Business and Significant Accounting Policies (Continued)

        Inventories:    Inventories consisting primarily of extracted stone products that are saleable/usable and are stated at the lower of cost or net realizable value using the first-in, first-out (FIFO) method.

        Marketable securities:    Marketable securities consist of available-for-sale equity securities (mutual funds) that are carried at fair value based on quoted market prices in active markets. Holding gains (losses) are recognized in accumulated other comprehensive income until realized. These assets have been classified as current assets based on the Company's intent to convert to cash if liquidity is required.

        Investment in affiliates:    Investments in affiliates consist of real estate developments and other businesses which are accounted for using the equity method of accounting based on the Company's ability to exercise significant influence and by the cost method for investments in which the Company does not exercise significant influence. The ownership on these investments ranges from 1% to 37%.

        Property, equipment and leasehold improvements:    Property, equipment, including furniture and fixtures, and leasehold improvements are stated at cost. Depreciation is computed over the expected useful lives of the assets using the sum of year's digits method for equipment and the straight-line method for furniture, fixtures and buildings. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvement using the straight-line method. Provisions for depletion are made using the cost method based upon estimated materials available. The Company reviews its property, equipment and leasehold improvements whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. This is done by comparing the carrying value of the asset grouping with the undiscounted anticipated future cash flows of the related asset grouping before interest charges. If the future cash flows are less than the carrying value, the Company would adjust the carrying value of the asset grouping to its fair value if fair value was less than carrying value. The Company reduced the carrying value by $700,000, none and none during the years ended December 31, 2017, 2016 and 2015, respectively. Gains and losses on the sale of property, equipment and leasehold improvements are recorded to cost of sales on the combined statements of income.

        Property under development:    Property under development includes acquisition, development and construction costs capitalized. Capitalized costs are assigned to individual components of the projects, where practicable, by the specific identification method, and where not practicable, on an acreage basis.

        Revenue and gross profit from the sale of parcels and improved lots are recognized by the full accrual, installment, percentage-of-completion, or cost recovery methods based upon the terms of the individual land sales transactions. Contingent consideration from the sale of lots is recognized when realized. The cost of lots and parcels sold is charged to operations on the basis of the allocated lot or parcel costs.

        The Company reviews its property under development annually to determine potential impairment by comparing the carrying value of the assets with the undiscounted anticipated future cash flows of the related property under development. If the future cash flows are less than the carrying value, the Company would obtain an appraisal or discount the future cash flows to determine fair value. If the fair value is less than the carrying value, the carrying value of the asset is adjusted to the estimated fair value. The Company determined that the carrying value of the asset approximated fair value at December 31, 2017 and 2016. The Company reduced the carrying value of the asset by $200,000 during the year ended December 31, 2015, and included this expense in the cost of sales on the combined statement of income.

Note 1. Nature of Business and Significant Accounting Policies (Continued)

        Revenue and cost recognition:    Revenue from construction contracts is recognized on the percentage-of-completion method, measured using either the percentage of costs to estimated total costs method or engineering estimates used to measure stage of completion. Provisions for estimated losses on uncompleted contracts are made in the period such losses are determined. Changes in job conditions, job performance and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to income and are recognized in the period such revisions are determined. In determining estimates, management uses the best information available. Future events could have a significant effect on contract earnings.

        Projects are completed under cost-plus-fee contracts and fixed-price contracts on credit terms that the Company establishes for individual customers. These contracts are undertaken by the Company or in partnership with other contractors through joint ventures.

        Progress billings are made at various stages of a job's completion and are due within 30 days. Final billings are made upon completion of a job at which time all retainages are due.

        Contract costs include all direct material, subcontract and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, insurance, repairs, and depreciation costs. General and administrative costs are charged to expense as incurred.

        The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts", represents revenue recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts", represents billings in excess of revenue recognized.

        The Company recognizes revenue for the sale of aggregates at the point of sale.

        Income taxes:    William Charles LTD, with the consent of its stockholders, has elected to be taxed under sections of federal and state income tax laws, which provide that, in lieu of corporate income taxes, the stockholders separately account for their pro rata shares of the William Charles LTD's items of income, deductions, losses and credits. As a result of this election, as it relates to William Charles LTD, no income taxes have been recognized in the financial statements except for certain state taxes that are assessed at the corporate level.

        The limited liability companies' taxable income or loss is allocated to its members. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

        The Company's practice is to pay dividends which will assist the stockholders/members in meeting tax payments on the Company's activities.

        For William Charles Purchasing, Inc., deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, operating losses and tax credit carryforwards. Deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

        Management evaluated the Company's tax positions and concluded that the Company had taken no uncertain tax positions that require recognition.

        Major customers:    Due to the nature of the Company's business, major customers accounting for more than 10% of gross sales or with contract receivables exceeding 10% of current assets may vary between years. Gross sales to two major customers for the year ended December 31, 2017, totaled

Note 1. Nature of Business and Significant Accounting Policies (Continued)

$99,839,684. At December 31, 2017, the contract receivable for one major customer totaled $19,302,650. Gross sales to three major customers for the year ended December 31, 2016, totaled $85,542,848. At December 31, 2016, the contract receivable for one major customer totaled $12,461,978. Gross sales to four major customers for the year ended December 31, 2015, totaled approximately $200,044,300.

        Non-controlling interest:    Non-controlling interest represents the portion of equity in William Charles Construction Company LLC, Johnston Quarry Holdings LLC, and Structors Inc., not attributable directly to William Charles LTD. The profit or loss derived from the performance of these entities is allocated to the net income (loss) attributable to the non-controlling interest in accordance with the respective operating agreements which may not be consistent with ownership percentages in the combined statements of income.

        Balance sheet classification:    The Company includes in current assets and liabilities retainage amounts receivable and payable under construction contracts, which may extend beyond one year. A one-year time period is used as the basis for classifying all other current assets and liabilities.

        Comprehensive income:    Comprehensive income is defined as the change in equity of a business during a period and all other events and circumstances from non-owner sources. Accumulated other comprehensive income includes the unrealized holding gain on marketable securities.

        Recently issued accounting guidance:    In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. In August 2015, the FASB issued ASU 2015-14 which defers the effective date of ASU 2014-09 one year making it effective for annual reporting periods beginning after December 15, 2018.

        In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years.

        In January 2016, the FASB issued ASU 2016-01, Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. This guidance changes how entities account for equity investments that do not result in consolidation and are not accounted for under the equity method of accounting. Entities will be required to measure these investments at fair value at the end of each reporting period and recognize changes in fair value in net income. A practicability exception will be available for equity investments that do not have readily determinable fair values, however; the exception requires the Company to adjust the carrying amount for impairment and observable price changes in orderly transactions for the identical or a similar investment of the same issuer. This guidance also changes certain disclosure requirements and other aspects of current U.S. GAAP. ASU 2016-01 will be effective for the Company for the fiscal year beginning after December 15, 2018. The Company has elected to early adopt only one part of this standard which is an amendment that no longer requires disclosure of the fair value of financial instruments that are not measured at fair value and as such, these disclosures are not included herein.

Note 1. Nature of Business and Significant Accounting Policies (Continued)

        The Company is currently evaluating the effects adoption of the above guidance will have on the combined financial statements.

        Recently adopted accounting guidance:    In July 2015, the FASB issued ASU 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The amendments in the ASU require entities that measure inventory using the first-in, first-out or average cost methods to measure inventory at the lower of cost and net realizable value. Net realizable value is defined as estimated selling price in the ordinary course of business less reasonably predictable costs of completion, disposal and transportation. The Company implemented this guidance on a prospective basis during the fiscal year ended December 31, 2017, which had no significant impact on the financial statements.

Note 2. Contracts and Accounts Receivable

        Contracts and accounts receivable at December 31, 2017 and 2016, consisted of:

	2017	2016
Contracts receivable:
Completed contracts	$3,997,368	$2,760,169
Contracts in progress	52,116,303	40,639,091

	56,113,671	43,399,260
Accounts receivable	323,325	449,003
Less allowance for doubtful accounts	(587,000)	(607,000)

	$55,849,996	$43,241,263

        Included in contracts receivable at December 31, 2017 and 2016, are retainage amounts of $14,071,169 and $11,847,043, respectively.

Note 3. Costs and Estimated Earnings on Uncompleted Contracts

        Information with respect to uncompleted contracts as of December 31, 2017 and 2016, is as follows:

	2017	2016
Costs incurred on uncompleted contracts	$315,058,864	$514,369,064
Estimated earnings	38,269,455	38,497,607
Less: Billings to date	(362,277,610)	(558,668,404)

	$(8,949,291)	$(5,801,733)

	2017	2016
Costs and estimated earnings in excess of billings on uncompleted contracts	$5,813,895	$7,218,511
Billings in excess of costs and estimated earnings on uncompleted contracts	(14,763,186)	(13,020,244)

	$(8,949,291)	$(5,801,733)

        Contracts in progress total approximately $609,601,000 and $680,340,000 at December 31, 2017 and 2016, respectively.

Note 3. Costs and Estimated Earnings on Uncompleted Contracts (Continued)

        The Company, as a condition for entering into some of its construction contracts, had outstanding surety bonds as of December 31, 2017 and 2016. The surety bonds are collateralized by assets of the Company.

Note 4. Notes Receivable

        The Company has notes receivable with related parties totaling approximately $33,000 and $744,000 at December 31, 2017 and 2016, respectively, that earn interest at the rate of one-month LIBOR plus 2.275% and mature on December 31, 2018. The one-month LIBOR was 1.37% and 0.62% at December 31, 2017 and 2016, respectively. The Company has an additional note receivable with a related party totaling $747,747 that earns interest at the rate of 2.29% and is payable upon demand.

        The Company also has a note receivable with an unrelated party totaling $91,396 and $100,000 at December 31, 2017 and 2016, respectively. The note receivable earns interest at the rate of 3.25% and matures on December 1, 2026.

Note 5. Inventories

        Stone product inventories at December 31, 2017 and 2016, totaled $5,840,161 and $7,857,186, respectively.

Note 6. Marketable Securities and Fair Value Disclosures

        The following is a summary of the Company's investment in available-for-sale securities as of December 31, 2017:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Equity securities:
Intermediate term bond	$850,426	$5,094	$—	$855,520
Real estate	215,588	781	—	216,369
Domestic large cap blend	2,138,893	382,352	—	2,521,245
Foreign large cap blend	739,453	162,686	—	902,139

	$3,944,360	$550,913	$—	$4,495,273

        The framework for measuring fair value provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of fair value hierarchy under the Fair Value

Note 6. Marketable Securities and Fair Value Disclosures (Continued)

Measurements and Disclosures Topic of the FASB Accounting Standards Codification (ASC) are described below:

Level 1	Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.
Level 2	Inputs to the valuation methodology include:
• Quoted prices for similar assets or liabilities in active markets;
• Quoted prices for identical or similar assets or liabilities in inactive markets;
• Inputs other than quoted prices that are observable for the asset or liability;
• Inputs that are derived principally from or corroborated by observable market data by correlation or other means.
If the asset or liability has a specific (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.
Level 3	Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

        The asset's or liability's fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of relevant observable inputs and minimize the use of unobservable inputs.

        There have been no changes in the methodologies used at December 31, 2017.

        All of the Company's investments in available-for-sale securities measured at fair value on a recurring basis are considered Level 1 because their fair value is based on quoted prices for the securities in active markets.

Note 7. Property, Equipment and Leasehold Improvements

        Property, equipment and leasehold improvements at December 31, 2017 and 2016, consisted of:

	Useful lives (in years)	2017	2016
Land	—	$4,403,057	$3,219,557
Land subject to depletion	—	15,203,245	15,925,645
Building and leasehold improvements	5 - 20	5,816,422	6,081,402
Equipment	3 - 20	61,006,113	56,194,865
Furniture and fixtures	3 - 5	2,205,855	1,754,711

		88,634,692	83,176,180
Less accumulated depreciation and depletion		(53,024,411)	(49,759,414)

		$35,610,281	$33,416,766

Note 8. Accounts Payable and Accrued Expenses

        Accounts payable and accrued expenses at December 31, 2017 and 2016, consisted of:

	2017	2016
Accounts payable	$33,501,422	$22,668,543
Accounts payable, retainage	12,417,697	6,922,538
Salaries, wages and payroll taxes	2,156,619	1,641,767
Property taxes	544,949	405,430
Distributions to owners	1,500,000	—
Other accrued expenses	691,883	511,578

	$50,812,570	$32,149,856

Note 9. Lease and Royalty Commitments

        The Company has various operating leases and royalty agreements for equipment, real estate, and the mineral interests in certain tracks of land. These operating leases and royalty agreements expire between March 2018 and January 2027. Total expenses from these operating leases and royalty agreements totaled approximately $3,102,000, $2,671,000 and $1,869,000 for the years ended December 31, 2017, 2016 and 2015, respectively. Related party rental expense totaled approximately $210,000, $93,000 and $175,000 for the years ended December 31, 2017, 2016 and 2015, respectively. Future minimum lease and royalty payments as of December 31, 2017 are as follows:

Year Ended December 31,	Lease	Related Party Lease	Royalty
2018	$1,994,670	$400,000	$165,000
2019	1,617,058	325,000	—
2020	650,692	325,000	—
2021	300,859	325,000	—
2022	185,970	325,000	—
Thereafter	220,940	1,327,000	—

Note 10. Notes Payable

        At December 31, 2017 and 2016, the Company had demand notes payable to employees totaling approximately $1,755,000 and $1,249,000, respectively. The interest rate on these notes is equal to prime less 1.00%. The prime rate was 4.50% at December 31, 2017. Interest expense on these notes for the years ended December 31, 2017, 2016 and 2015, was approximately $66,000, $44,000 and $25,000, respectively.

        The Company also receives and provides long-term advances with related parties in the normal course of business and had notes payable at December 31, 2017 and 2016, totaling approximately $1,602,000 and $1,327,000, respectively. The interest rate on these notes is equal to one-month LIBOR plus 2.275%. These notes mature in December 2019.

Note 11. Long-Term Debt

        Long-term debt as of December 31, 2017 and 2016, consisted of:

	2017	2016
Line of credit, bank, secured by a credit agreement that covers substantially all assets of the Company, revolver with maximum borrowings of $45,000,000 through maturity in June 2020 at one-month LIBOR plus 2.15% or prime less 0.25%. As of December 31, 2017, one-month LIBOR was 1.37% and prime was 4.50%. Maximum borrowings are limited to 75% of eligible receivables and 50% of eligible inventories, which has limited maximum borrowings to approximately $29,000,000 as of December 31, 2017.	$7,500,000	$10,000,000
Note payable, bank, secured by equipment, due in monthly installments of $58,159 including principal and interest at 3.50%, maturing February 2018(A)(C)	116,057	796,668
Note payable, bank, secured by equipment, due in monthly installments of $14,158 including principal and interest at 4.10%, maturing December 2022	765,736	900,748
Line of credit, bank, secured by equipment, revolver with maximum borrowings of $5,000,000, maturing January 2019, interest calculated at one-month LIBOR plus 2.15% or prime less 0.25%(A)(C)	—	—
Line of credit, bank, secured by real estate, revolver with maximum borrowings of $845,000, maturing August 2018, interest payable monthly at one-month LIBOR plus 3.60%	—	—
	8,381,793	11,697,416
Less current maturities	256,781	815,662

Long-term portion	$8,125,012	$10,881,754

(A)
The credit agreement requires that the Company meet various debt covenants.

(B)
At December 31, 2017 and 2016, the Company had various irrevocable outstanding letters of credit totaling $200,000 and $100,000, respectively, with maturity dates through December 2021, which reduce availability on the line of credit.

(C)
These agreements fall under a co-borrowing agreement amongst entities included within these financial statements.

        Future payments of long-term debt as of December 31, 2017, are due as follows:

Year Ended December 31,
2018	$256,781
2019	146,687
2020	7,652,849
2021	159,378
2022	166,098
Thereafter	—

$8,381,793

Note 12. Variable Interest Entity

        The Company determined that Structors Inc. is a VIE of one of its subsidiaries since it requires management, bidding, administrative and financial support. The Company's subsidiary has variable interests in this entity and is the primary beneficiary of this VIE because it has the power to direct the activities that most significantly impact the entity's economic performance. As the primary beneficiary, the Company consolidated Structors Inc. into the financial statements for 2017, 2016 and 2015. The VIE's sales were insignificant in 2016 and 2015. The following table provides the relative significance of the consolidated VIE:

	2017	2016	2015
Gross sales	$5,332,593

Net income	$1,541	$951	$1,580

Assets
Cash and cash equivalents	$5,067,861	$—
Accounts receivable	2,724,779	—
Short-term note receivable, related party, eliminated upon consolidation	—	274,691

Total assets	$7,792,640	$274,691

Liabilities
Accounts payable and accrued expenses	$2,371,920	$—
Billings in excess of costs & estimated earnings	5,144,488	—

Total liabilities	7,516,408	—
Member's equity	276,232	274,691

Total liabilities and member's equity	$7,792,640	$274,691

        The VIE receives financing from the Company as needed. The assets of the VIE can be used to settle obligations of the VIE but are available to creditors of the Company under the co-borrowing arrangement. The creditors of the VIE only have recourse to the general credit of the VIE and no recourse to the Company.

Note 13. Related Party Transactions

        The Company has contracts and accounts receivable with related parties totaling approximately $361,000 and $360,000 at December 31, 2017 and 2016, respectively. Sales to related parties totaled $81,253, none and none for the years ended December 31, 2017, 2016 and 2015, respectively.

        The Company receives management and consulting services from affiliates. Fees of $3,697,000, $3,214,000 and $3,586,000 for these services are included in selling, general and administrative expenses for the years ended December 31, 2017, 2016 and 2015, respectively.

        The Company receives and provides advances with related parties in the normal course of business. The Company had approximately $33,000, $114,000 and $149,000 of interest income and approximately $8,000, $136,000 and $91,000 of interest expense for the years ended December 31, 2017, 2016 and 2015, respectively, on these advances.

Note 14. Commitments and Contingencies

        The Company is a defendant in various lawsuits arising in the ordinary course of business. Although the outcome of these lawsuits cannot be predicted with certainty, management believes the

Note 14. Commitments and Contingencies (Continued)

ultimate disposition of such matters will not have a material effect on the Company's financial condition or operations.

Note 15. Employee Benefits

        The Company sponsors a 401(k) profit sharing plan which covers all non-union employees of the Company. The Company also contributes to various trusteed pension plans under union-wide agreements. Total Company contributions to all of these plans were approximately $6,005,000, $4,838,600 and $5,680,300 in 2017, 2016 and 2015, respectively.

        The Company has established a deferred compensation plan for certain former members of management. The deferred compensation is payable upon the earlier of death, termination of employment after age 65, or 30 years of service with the Company. Payments of deferred compensation are made over a period of 20 years. Amounts totaling $397,122 and $2,871,822 are included in other accrued expenses and other long-term liabilities, respectively, at December 31, 2017. Amounts totaling $397,122 and $2,995,945 are included in other accruals and other long-term liabilities, respectively, at December 31, 2016.

        During 2017, 2016 and 2015, approximately 65%, 66% and 65%, respectively, of the employees of the Company were covered by union-sponsored, collectively bargained, multiemployer defined benefit pension plans. The risks of participating in these multiemployer plans are different from single employer plans in the following aspects:

  a.
  Assets contributed to a multiemployer plan by one participating employer may be used to provide benefits to employees of other participating employers.

  b.
  If a participating employer stops contributing to a plan, the unfunded obligations of the plan may be borne by the remaining participating employers.

  c.
  If a participating employer chooses to stop participating in a multiemployer plan, the withdrawing participating employer may be required to pay the plan an amount based on the underfunded status of the plan, referred to as a withdrawal liability.

        The Company's participation in these plans for the annual period ended December 31, 2017, is outlined in the table below. The "EIN/Pension Plan Number" column provides the Employer Identification Number (EIN) and the three-digit plan number. The most recent Pension Protection Act (PPA) zone status available in 2017 is included below. The zone status is based on information that the Company received from the plans and is certified by the plans' actuary. Among other factors, plans in the red zone are generally less than 65% funded, plans in the yellow zone are less than 80% funded, and plans in the green zone are at least 80% funded. The "FIP/RP Status Pending/Implemented" column indicates plans for which a financial improvement plan (FIP) or a rehabilitation plan (RP) is either pending or has been implemented. The last column lists the expiration dates of the collective-bargaining agreements to which the Company is subject. The Company contributions to these plans are

Note 15. Employee Benefits (Continued)

determined in accordance with the provisions of negotiated labor contracts and generally are based on the number of hours worked.

Pension Fund	EIN/Pension Plan Number	Pension Protection Zone Act Status as of:	FIP/RP Status Pending/ Implemented	2017 Contributions by the Company	2016 Contributions by the Company	2016 Contributions by the Company	Surcharge Imposed	Expiration Date of Collective- Bargaining Agreement
Midwest Operating Engineers Pension Trust Fund	36-6140097-001	Yellow as of 03/31/2017	Implemented	$1,600,000	$1,273,000	1,539,000	No	05/31/22
Central Laborers' Pension Fund	37-6052379-001	Yellow as of 12/31/2017	Implemented	1,154,000	891,000	1,071,000	No	Various between 12/31/18 and 04/30/21
Fox Valley and Vicinity Laborers Pension Fund	36-6147409-001	Green as of 05/31/2017	No	606,000	508,000	495,000	No	05/31/21
Chicago Regional Council of Carpenters Pension Fund	36-6130207-001	Green as of 06/30/2017	No	278,000	321,000	398,000	No	05/31/19
Laborers' Pension Fund	36-2514514-002	Green as of 05/31/2017	No	180,000	177,000	250,000	No	05/31/21
Central Pension Fund of the IUOE & Participating Employers	36-6052390-001	Green as of 01/31/2017	No	131,000	80,000	89,000	No	Various between 6/30/19 and 07/31/20
Other funds				92,000	46,000	74,000

				$4,041,000	$3,296,000	$3,916,000

        The Company's contributions to all the plans were less than 5% of the total contributions to each plan based upon the most recently filed Form 5500.

        At the date the financial statements were issued, none of the plans had yet issued its 2017 Form 5500, except for the central Laborers' Pension Fund.

Note 16. Discontinued Operations

        During the year ended December 31, 2013, the Company decided to close William Charles West, a division of one of the Company's subsidiaries. William Charles West completed work on all projects during 2016. There are no remaining assets or liabilities of discontinued operations included in the combined balance sheets as of December 31, 2017 and 2016.

        Gross sales attributable to William Charles West for the years ended December 31, 2017, 2016, and 2015 were none, approximately $35,000 and approximately $94,000, respectively, and all operational activity has been segregated from continuing operations and reported as discontinued operations.

Note 17. Income Taxes

        Deferred tax assets consist of the following components as of December 31, 2017 and 2016:

	2017	2016
Net operating loss carryforwards	$159,427	$219,795
Less: Valuation allowance	(158,508)	(216,052)

	$919	$3,743

        The total net deferred tax assets have been classified as a noncurrent asset on the combined balance sheets.

        Management has determined that based on expected future operating plans and tax planning strategies available to the Company, a portion of the deferred tax assets may not be utilized to offset future taxes. Therefore, a valuation allowance related to such deferred tax assets of approximately $158,000 and $216,000 was recorded at December 31, 2017 and 2016, respectively.

        During the years ended December 31, 2017, 2016 and 2015, the Company's valuation allowance against deferred tax assets was increased (decreased) by approximately ($58,000), none and approximately $6,000, respectively.

        During the years ended December 31, 2017, 2016 and 2015, deferred income tax expense was approximately $3,000, approximately $7,000 and none, respectively, and is included with income tax expense on the combined statements of income.

        A reconciliation of income tax computed at the statutory federal income tax rate to the Company's income tax expense for the years ended December 31, 2017, 2016 and 2015, is as follows:

	2017		2016		2015
	Amount	Percentage of Pretax Income	Amount	Percentage of Pretax Income	Amount	Percentage of Pretax Income
Tax expense at statutory rate	$1,362,637	34.00%	$807,464	34.00%	$1,457,641	34.00%
State tax	72,275	2.20	(4,977)	0.06	57,031	1.78
Impact of income from nontaxable entities	(1,360,161)	(34.33)	(800,942)	(33.99)	(1,462,950)	(34.57)
Change in tax rate	57,544	1.44	—	—	—	—
Change in valuation allowance	(57,544)	(1.44)	—	—	6,056	0.14

	$74,751	1.87%	$1,545	0.07%	$57,778	1.35%

        As of December 31, 2017 and 2016, the Company had federal operating loss carryforwards of approximately $560,000 and $567,000, respectively, and state operating loss carryforwards of approximately $559,000 and $566,000, respectively. The federal net operating loss carryforwards start to expire in 2031. The state net operating loss carryforwards start to expire in 2023.

        In December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act tax reform legislation. This legislation makes significant change in U.S. tax law including a reduction in the federal corporate tax rates, changes to net operating loss carryforwards and carrybacks, and a repeal of the corporate alternative minimum tax. The legislation reduced the U.S. federal corporate tax rate from the current rate of 34% to 21% for years ending after December 31, 2017. As a result of the enacted law, the Company was required to revalue deferred tax assets and liabilities to the enacted rate. This revaluation resulted in a decrease in net deferred tax assets of approximately $58,000, a decrease in the valuation allowance of approximately $58,000, and no effect on income tax

Note 17. Income Taxes (Continued)

expense in continuing operations. The other provisions of the Tax Cuts and Jobs Act did not have a material impact on the financial statements.

        The Company files income tax returns in the U.S. federal jurisdiction and various states.

Note 18. Subsequent Events

        The Company has evaluated subsequent events through November 2, 2018, which is the date the financial statements were available to be issued, for possible measurement and/or disclosure effects on the financial statements.

        On October 12, 2018, the Company entered into an Equity Purchase Agreement (the "Agreement") with a wholly-owned subsidiary of Infrastructure and Energy Alternatives, Inc. ("IEA"). Pursuant to the terms of the Agreement, IEA acquired certain subsidiaries of William Charles LTD on November 2, 2018, which comprise the construction-related operations of the Company for approximately $90 million, including $85 million in cash and $5 million in equity, subject to certain adjustments. The construction-related operations represent approximately 89% of total Company assets as of December 31, 2017 and approximately 100% of gross sales for the years ended December 31, 207, 2016 and 2015.

William Charles LTD and William Charles Purchasing, Inc.

Combined Balance Sheets

September 30, 2018 and December 31, 2017

	September 30, 2018	December 31, 2017
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$1,010,243	$22,712,379
Marketable securities	5,863,036	4,495,273
Contracts and accounts receivable, net	62,024,382	55,849,996
Costs and estimated earnings in excess of billings on uncompleted contracts	12,284,886	5,813,895
Other receivables	2,093,816	111,498
Inventories	4,741,131	5,840,161
Prepaid expenses	1,167,394	633,352
Notes receivable	1,026,962	789,355

Total current assets	90,211,850	96,245,909
Investment in affiliates	3,493,042	3,804,559
Property, equipment and leasehold improvements, net	38,478,591	35,610,281
Cash surrender value of officers' life insurance	97,645	112,645
Long-term notes receivable	75,651	82,509
Property under development	4,221,938	4,800,715
Deferred tax asset	919	919

Total assets	$136,579,636	$140,657,537

Liabilities and Equity
Current liabilities:
Notes payable, related parties	$1,679,368	$1,754,940
Current maturities of long-term debt	145,177	256,781
Accounts payable and accrued expenses (VIE—2018 $5,113,501; 2017 $2,371,920)	41,795,214	50,812,570
Billings in excess of costs and estimated earnings on uncompleted contracts (VIE—2018 $4,965,249; 2017 $5,144,488)	15,661,739	14,763,186

Total current liabilities	59,281,498	67,587,477
Excess of outstanding checks over bank balance	5,314,424	—
Long-term notes payable, related party	—	1,601,627
Long-term debt, less current maturities	515,574	8,125,012
Other liabilities	2,888,329	2,957,450

Total liabilities	67,999,825	80,271,566

Commitments and contingencies (Note 14)
Equity:
William Charles LTD stockholders' equity:
Common stock
Class A, voting, no par value, authorized 100,000 shares, issued and outstanding 37,775 shares 2018 and 30,775 shares 2017	2,500	2,500
Class B, non-voting, no par value, authorized 1,000,000 shares, issued and outstanding 307,750 shares 2018 and 2017	—	—
Paid-in capital	9,989,463	8,589,463
Retained earnings	53,232,110	51,083,122
Accumulated other comprehensive income	738,728	550,913

Total William Charles LTD stockholders' equity	63,962,801	60,225,998

William Charles Purchasing, Inc. stockholder's equity:
Common stock, no par value, authorized 10 shares, issued and outstanding 1 share 2018 and 2017	—	—
Accumulated deficit	(550,059)	(549,717)

Total Williams Charles Purchasing, Inc. stockholders' equity	(550,059)	(549,717)

Total William Charles LTD and William Charles Purchasing, Inc. stockholders' equity	63,412,742	59,676,281
Non-controlling interest	5,167,069	709,690

Total equity	68,579,811	60,385,971

Total liabilities and equity	$136,579,636	$140,657,537

See notes to combined financial statements.

William Charles LTD and William Charles Purchasing, Inc.

Combined Statements of Income

Nine Months Ended September 30, 2018 and 2017

Unaudited

	2018	2017
Gross sales	$224,306,762	$188,284,611
Cost of sales (including subcontract costs of approximately $98,011,500 and $101,435,500, respectively)	202,974,289	173,442,918

Gross profit	21,332,473	14,841,693
Selling, general and administrative expenses (related party amounts of approximately $1,418,000 and $1,448,000, respectively)	14,645,578	13,088,492

Income from operations	6,686,895	1,753,201

Other income (expense):
Interest expense	(157,512)	(150,548)
Interest income	41,583	29,717
Equity in net income of affiliates	10,196	58,010
Rental and other, net	338,646	257,418

	232,913	194,597

Income from operations before income taxes	6,919,808	1,947,798
Income tax expense	253,783	68,303

Net income	6,666,025	1,879,495
Less: Net (income) attributable to non-controlling interest	(4,457,379)	(1,208,787)

Net income (loss) attributable to William Charles LTD and William Charles Purchasing, Inc.	$2,208,646	$670,708

See notes to combined financial statements.

William Charles LTD and William Charles Purchasing, Inc.

Combined Statements of Comprehensive Income

Nine Months Ended September 30, 2018 and 2017

Unaudited

	2018	2017
Net income	$6,666,025	$1,879,495
Other comprehensive income:
Unrealized holding gain on marketable securities during the current period	187,815	382,072

Comprehensive income	6,853,840	2,261,567
Less: Comprehensive (income) attributable to the non-controlling interest	(4,457,379)	(1,208,787)

Comprehensive income attributable to William Charles LTD and William Charles Purchasing, Inc.	$2,396,461	$1,052,780

See notes to combined financial statements.

William Charles LTD and William Charles Purchasing, Inc.

Combined Statements of Changes in Equity

Nine Months Ended September 30, 2018 and 2017

Unaudited

	William Charles LTD						William Charles Purchasing, Inc.
	Common Stock				Accumulated Other Comprehensive Income
			Paid-in Capital	Retained Earnings		Non-controlling Interest	Common Stock	Accumulated Deficit
	Class A	Class B							Total
Balance, December 31, 2016	$2,500	$—	$8,589,463	$50,847,161	$—	$(482,896)	$—	$(554,175)	$58,402,053
Net income	—	—	—	664,700	—	1,208,787	—	6,008	1,879,495
Unrealized holding gain on marketable securities	—	—	—	—	382,072	—	—	—	382,072

Balance, September 30, 2017	$2,500	$—	$8,589,463	$51,511,861	$382,072	$725,891	$—	$(548,167)	$60,663,620

Balance, December 31, 2017	$2,500	$—	$8,589,463	$51,083,122	$550,913	$709,690	$—	$(549,717)	$60,385,971
Net income (loss)	—	—	—	2,208,988	—	4,457,379	—	(342)	6,666,025
Contributions from stockholders	—	—	1,400,000	—	—	—	—	—	1,400,000
Distributions to stockholders	—	—	—	(60,000)	—	—	—	—	(60,000)
Unrealized holding gain on marketable securities	—	—	—	—	187,815	—	—	—	187,815

Balance, September 30, 2018	$2,500	$—	$9,989,463	$53,232,110	$738,728	$5,167,069	$—	$(550,059)	$68,579,811

See notes to combined financial statements.

William Charles LTD and William Charles Purchasing, Inc.

Combined Statements of Cash Flows

For the Nine Months Ended September 30, 2018 and 2017

Unaudited

	2018	2017
Cash flows from operating activities:
Net income	$6,666,025	$1,879,495
Adjustments to reconcile net income to net cash and cash equivalents (used in) provided by operating activities:
Depreciation, depletion and amortization	4,306,963	3,917,248
Undistributed (income) in affiliates	(10,196)	(58,010)
Gain on sale of property and equipment	(148,827)	(152,221)
Reinvested dividends	(89,948)	(61,618)
Change in cash surrender value recognized in earnings	15,000	25,600
Changes in operating assets and liabilities:
Contracts and accounts receivable	(6,174,386)	(28,096,284)
Costs and estimated earnings in excess of billings on uncompleted contracts	(6,470,991)	1,360,656
Other receivables	(1,982,318)	(1,061,502)
Inventories	1,099,030	1,490,447
Prepaid expenses	(534,042)	(266,453)
Property under development	578,777	16,984
Accounts payable and accrued expenses	(6,960,653)	16,830,515
Billings in excess of costs and estimated earnings on uncompleted contracts	898,553	5,514,780
Other long-term liabilities	(69,121)	(93,092)

Net cash and cash equivalents (used in) provided by operating activities	(8,876,134)	1,246,545

Cash flows from investing activities:
Purchases of property, equipment and leasehold improvements	(7,752,699)	(4,484,562)
Proceeds from sale of property and equipment	169,550	353,283
Advances on notes receivable, net	(230,749)	(474,040)
Distributions from investments in affiliates	321,713	—
Purchases of marketable securities	(1,090,000)	(525,000)

Net cash and cash equivalents used in investing activities	(8,582,185)	(5,130,319)

Cash flows from financing activities:
Payments on line of credit borrowings, net	$(7,500,000)	$(10,000,000)
Change in excess of outstanding checks over bank balance	5,314,424	267,844
Contributions from stockholders	1,400,000	—
Payments on long-term borrowings	(221,042)	(608,894)
Payments on notes payable, net	(1,677,199)	(383,653)
Distributions to stockholders	(1,560,000)	—

Net cash and cash equivalents used in financing activities	(4,243,817)	(10,724,703)

Net decrease in cash and cash equivalents	(21,702,136)	(14,608,477)
Cash and cash equivalents:
Beginning	22,712,379	15,440,168

Ending	$1,010,243	$831,691

Supplemental disclosures of cash flow information:
Cash payments for interest	$151,644	$151,175
Supplemental schedule of noncash investing and financing activities:
Equipment included in accounts payable	$71,706	$173,615
Unrealized holding gain on investments	187,815	382,072

See notes to combined financial statements.

Note 1. Nature of Business and Significant Accounting Policies

        Nature of business:    William Charles LTD and William Charles Purchasing, Inc.'s (the "Company") primary business activities are construction related. The Company is engaged in the business of heavy highway construction, civil construction, aggregates production, asphalt production and general construction, including construction management and design/build services. The Company also generates revenue from real estate activities.

        The Company's customers are located throughout the United States and are construction contractors, real estate developers, governmental entities, and commercial and residential accounts. The Company reviews a customer's credit history before extending credit. The Company, based on factors surrounding the credit attributes of specific customers, historical trends, and other information, determines the necessity of an allowance for uncollectible accounts.

        A summary of the Company's significant accounting policies follows:

        Accounting estimates:    The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

        Principles of combination:    The combined financial statements include the accounts of William Charles LTD and its wholly-owned and majority-owned subsidiaries and a variable interest entity (VOakIE), Structors Inc., along with William Charles Purchasing, Inc., which are combined based on common management and operation within a similar industry. All intercompany accounts and transactions have been eliminated in the combination.

        Cash and cash equivalents:    Cash and cash equivalents include demand deposit accounts with financial institutions with initial maturities less than 90 days. The Company maintains its cash and cash equivalents in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

        Receivables:    Receivables are carried at original billing amount, or amount advanced, less payments received and an allowance for doubtful accounts if deemed necessary. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Receivables are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when received. Receivables are considered past due when not collected within their normal terms. Interest is charged on past due receivables and on notes receivable in accordance with the note agreements.

        Classification of construction contract-related assets, liabilities and retainages:    Costs and estimated earnings in excess of billings on uncompleted contracts and retainages receivable are presented as current assets in the balance sheets, and billings in excess of costs and estimated earnings on uncompleted contracts and retainages payable are presented as current liabilities in the balance sheets. The Company's contracts vary in duration, with the duration of some larger contracts exceeding one year. Consistent with industry practices, the Company includes the amounts realizable and payable under contracts, which may extend beyond one year, in current assets and current liabilities. These balances are generally settled within one year.

        Inventories:    Inventories primarily consisting of extracted stone products that are saleable/usable are stated at the lower of cost or net realizable value using the first-in, first-out (FIFO) method.

Note 1. Nature of Business and Significant Accounting Policies (Continued)

        Marketable securities:    Marketable securities consist of available-for-sale equity securities (mutual funds) that are carried at fair value based on quoted market prices in active markets. Holding gains (losses) are recognized in accumulated other comprehensive income until realized. These assets have been classified as current assets based on the Company's intent to convert to cash if liquidity is required.

        Investment policy:    Investments in affiliates consist of real estate developments and other businesses which are accounted for using the equity method of accounting based on the Company's ability to exercise significant influence and by the cost method for investments in which the Company does not exercise significant influence. The ownership on these investments ranges from 1% to 37%.

        Property, equipment and leasehold improvements:    Property, equipment, including furniture and fixtures, and leasehold improvements are stated at cost. Depreciation is computed over the expected useful lives of the assets using the sum-of-the-years' digits method for equipment and the straight-line method for furniture, fixtures and buildings. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvement using the straight-line method. Provisions for depletion are made using the cost method based upon estimated materials available. The Company reviews its property, equipment and leasehold improvements whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. This is done by comparing the carrying value of the asset grouping with the undiscounted anticipated future cash flows of the related asset grouping before interest charges. If the future cash flows are less than the carrying value, the Company would adjust the carrying value of the asset grouping to its fair value if fair value was less than carrying value. Gains and losses on the sale of property, equipment and leasehold improvements are recorded to cost of sales on the combined statements of income.

        Property under development:    Property under development includes acquisition, development and construction costs capitalized. Capitalized costs are assigned to individual components of the projects, where practicable, by the specific identification method, and where not practicable, on an acreage basis.

        Revenue and gross profit from the sale of parcels and improved lots are recognized by the full accrual, installment, percentage-of-completion, or cost recovery methods based upon the terms of the individual land sales transactions. Contingent consideration from the sale of lots is recognized when realized. The cost of lots and parcels sold is charged to operations on the basis of the allocated lot or parcel costs.

        The Company reviews its property under development annually to determine potential impairment by comparing the carrying value of the assets with the undiscounted anticipated future cash flows of the related property under development. If the future cash flows are less than the carrying value, the Company would obtain an appraisal or discount the future cash flows to determine fair value. If the fair value is less than the carrying value, the carrying value of the asset is adjusted to the estimated fair value. The Company determined that the carrying value of the asset approximated fair value at September 30, 2018 and December 31, 2017.

        Revenue and cost recognition:    Revenue from construction contracts is recognized on the percentage-of-completion method, measured using either the percentage of costs to estimated total costs method or engineering estimates used to measure stage of completion. Provisions for estimated losses on uncompleted contracts are made in the period such losses are determined. Changes in job conditions, job performance and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to income and are recognized in the period such revisions are determined. In determining estimates, management uses the best information available. Future events could have a significant effect on contract earnings.

Note 1. Nature of Business and Significant Accounting Policies (Continued)

        Projects are completed under cost-plus-fee contracts and fixed-price contracts on credit terms that the Company establishes for individual customers. These contracts are undertaken by the Company or in partnership with other contractors through joint ventures.

        Progress billings are made at various stages of a job's completion and are due within 30 days. Final billings are made upon completion of a job at which time all retainages are due.

        Contract costs include all direct material, subcontract and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, insurance, repairs, and depreciation costs. General and administrative costs are charged to expense as incurred.

        The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts", represents revenue recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts", represents billings in excess of revenue recognized.

        The Company recognizes revenue for the sale of aggregates at the point of sale.

        Income taxes:    William Charles LTD, with the consent of its stockholders, has elected to be taxed under sections of federal and state income tax laws, which provide that, in lieu of corporate income taxes, the stockholders separately account for their pro rata shares of William Charles LTD's items of income, deductions, losses and credits. As a result of this election, as it relates to William Charles, LTD, no income taxes have been recognized in the financial statements except for certain state taxes that are assessed at the corporate level.

        The limited liability companies' taxable income or loss is allocated to its members. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

        The Company's practice is to pay dividends which will assist the stockholders/members in meeting tax payments on the Company's activities.

        For William Charles Purchasing, Inc., deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, operating losses and tax credit carryforwards. Deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

        Management evaluated the Company's tax positions and concluded that the Company had taken no uncertain tax positions that require recognition.

        Major customers:    Due to the nature of the Company's business, major customers accounting for more than 10% of gross sales or with contract receivables exceeding 10% of current assets may vary between years. Gross sales to two major customers totaled $136,981,924 for the nine months ended September 30, 2018. At September 30, 2018, the contract receivable for one major customer totaled $31,072,700. At December 31, 2017, the contract receivable for one major customer totaled $19,302,650. Gross sales for four major customers totaled $123,322,508 for the nine months ended September 30, 2017.

        Non-controlling interest:    Non-controlling interest represents the portion of equity in William Charles Construction Company LLC, Johnston Quarry Holdings LLC, and Structors Inc., not attributable directly, to William Charles LTD. The profit or loss derived from the performance of these

Note 1. Nature of Business and Significant Accounting Policies (Continued)

entities is allocated to the net income (loss) attributable to the non-controlling interest in accordance with the respective operating agreements which may not be consistent with ownership percentages in the combined statements of income.

        Balance sheet classification:    The Company includes in current assets and liabilities retainage amounts receivable and payable under construction contracts, which may extend beyond one year. A one-year time period is used as the basis for classifying all other current assets and liabilities.

        Comprehensive income:    Comprehensive income is defined as the change in equity of a business during a period and all other events and circumstances from non-owner sources. Accumulated other comprehensive income includes the unrealized holding gain on marketable securities.

        Recently issued accounting guidance:    In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which defers the effective date of ASU 2014-09 one year making it effective for annual reporting periods beginning after December 15, 2018.

        In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance in this ASU and its subsequently issued amendments supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. A modified retrospective transition approach is required. An entity may adopt the guidance either (1) retrospectively to each prior reporting period presented in the financial statements with a cumulative-effect adjustment recognized at the beginning of the earliest comparative period presented or (2) retrospectively at the beginning of the period of adoption through a cumulative-effect adjustment. Early adoption is permitted.

        In January 2016, the FASB issued ASU 2016-01, Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. This guidance changes how entities account for equity investments that do not result in consolidation and are not accounted for under the equity method of accounting. Entities will be required to measure these investments at fair value at the end of each reporting period and recognize changes in fair value in net income. A practicability exception will be available for equity investments that do not have readily determinable fair values, however; the exception requires the Company to adjust the carrying amount for impairment and observable price changes in orderly transactions for the identical or a similar investment of the same issuer. ASU 2016-01 will be effective for the Company for fiscal years beginning after December 15, 2018. This guidance also changes certain disclosure requirements and other aspects of current U.S. GAAP. The Company has elected to early adopt only one part of this standard which is an amendment that no longer requires disclosure of the fair value of financial instruments that are not measured at fair value and as such, these disclosures are not included herein.

        The Company is currently evaluating the effects adoption of the above guidance will have on the combined financial statements.

Note 1. Nature of Business and Significant Accounting Policies (Continued)

        Recently adopted accounting guidance:    In July 2015, the FASB issued ASU 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The amendments in the ASU require entities that measure inventory using the first-in, first-out or average cost methods to measure inventory at the lower of cost and net realizable value. Net realizable value is defined as estimated selling price in the ordinary course of business less reasonably predictable costs of completion, disposal and transportation. The Company implemented this guidance on a prospective basis during the nine months ended September 30, 2017, which had no significant impact on the financial statements.

Note 2. Contracts and Accounts Receivable

        Contracts and accounts receivable at September 30, 2018 and December 31, 2017, consisted of:

	September 30, 2018	December 31, 2017
Contracts receivable:
Completed contracts	$3,700,638	$3,997,368
Contracts in progress	57,607,905	52,116,303

	61,308,543	56,113,671
Accounts receivable	1,310,554	323,325
Less allowance for doubtful accounts	(594,715)	(587,000)

	$62,024,382	$55,849,996

        Included in contracts receivable at September 30, 2018 and December 31, 2017 are retainage amounts of $15,465,540 and $14,071,169, respectively.

Note 3. Costs and Estimated Earnings on Uncompleted Contracts

        Information with respect to uncompleted contracts as of September 30, 2018 and December 31, 2017, is as follows:

	September 30, 2018	December 31, 2017
Costs incurred on uncompleted contracts	$555,369,303	$315,058,864
Estimated earnings	59,024,939	38,269,455
Less: Billings to date	(617,771,095)	(362,277,610)

	$(3,376,853)	$(8,949,291)

Costs and estimated earnings in excess of billings on uncompleted contracts	$12,284,886	$5,813,895
Billings in excess of costs and estimated earnings on uncompleted contracts	(15,661,739)	(14,763,186)

	$(3,376,853)	$(8,949,291)

        The Company, as a condition for entering into some of its construction contracts, had outstanding surety bonds as of September 30, 2018 and December 31, 2017. The surety bonds are collateralized by assets of the Company.

Note 4. Notes Receivable

        The Company has notes receivable with related parties totaling $524,027 and $32,721 at September 30, 2018 and December 31, 2017, respectively, that earn interest at the rate of one-month LIBOR plus 2.275% and mature on December 31, 2018. The one-month LIBOR was 2.11% at September 30, 2018 and 1.37% at December 31, 2017. The Company has an additional note receivable with a related party totaling $493,829 and $747,747 as of September 30, 2018 and December 31, 2017, respectively, that earns interest at the rate of 2.29% and is payable upon demand.

        The Company also has a note receivable with an unrelated party totaling $84,757 and $91,396 at September 30, 2018 and December 31, 2017, respectively. The note receivable earns interest at the rate of 3.25% and matures on December 1, 2026.

Note 5. Inventories

        Stone product inventories totaled $4,741,131 and $5,840,161 at September 30, 2018 and December 31, 2017, respectively.

Note 6. Marketable Securities and Fair Value Disclosures

        The following is a summary of the Company's investment in available-for-sale securities as of September 30, 2018 and December 31, 2017:

	September 30, 2018
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Equity securities:
Intermediate term bond	$1,130,383	$—	$(31,810)	$1,098,573
Real estate	304,219	—	(1,432)	302,787
Domestic large cap blend	2,727,937	665,247	—	3,393,184
Foreign large cap blend	961,769	106,723	—	1,068,492

	$5,124,308	$771,970	$(33,242)	$5,863,036

	December 31, 2017
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Equity securities:
Intermediate term bond	$850,426	$5,094	$—	$855,520
Real estate	215,588	781	—	216,369
Domestic large cap blend	2,138,893	382,352	—	2,521,245
Foreign large cap blend	739,453	162,686	—	902,139

	$3,944,360	$550,913	$—	$4,495,273

        The framework for measuring fair value provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of fair value hierarchy under the Fair Value

Note 6. Marketable Securities and Fair Value Disclosures (Continued)

Measurements and Disclosures Topic of the FASB Accounting Standards Codification (ASC) are described below:

Level 1	Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.
Level 2	Inputs to the valuation methodology include:
• Quoted prices for similar assets or liabilities in active markets;
• Quoted prices for identical or similar assets or liabilities in inactive markets;
• Inputs other than quoted prices that are observable for the asset or liability;
• Inputs that are derived principally from or corroborated by observable market data by correlation or other means.
If the asset or liability has a specific (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.
Level 3	Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

        The asset's or liability's fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of relevant observable inputs and minimize the use of unobservable inputs.

        There have been no changes in the methodologies used at September 30, 2018.

        All of the Company's investments in available-for-sale securities measured at fair value on a recurring basis are considered Level 1 because their fair value is based on quoted prices for the securities in active markets.

Note 7. Property, Equipment and Leasehold Improvements

        Property, equipment and leasehold improvements at September 30, 2018 and December 31, 2017, consisted of:

	Useful Lives (in years)	September 30, 2018	December 31, 2017
Land	—	$4,403,057	$4,403,057
Land subject to depletion	—	15,203,245	15,203,245
Building and leasehold improvements	5 - 20	6,070,504	5,816,422
Equipment	3 - 20	67,080,439	61,006,113
Furniture and fixtures	3 - 5	2,237,748	2,205,855

		94,994,993	88,634,692
Less accumulated depreciation and depletion		(56,516,402)	(53,024,411)

		$38,478,591	$35,610,281

Note 8. Accounts Payable and Accrued Expenses

        Accounts payable and accrued expenses at September 30, 2018 and December 31, 2017, consisted of:

	September 30, 2018	December 31, 2017
Accounts payable	$27,812,283	$33,501,422
Accounts payable, retainage	10,494,923	12,417,697
Salaries, wages and payroll taxes	1,967,250	2,156,619
Property taxes	429,570	544,949
Distributions to owners	—	1,500,000
Other accrued expenses	1,091,188	691,883

	$41,795,214	$50,812,570

Note 9. Lease and Royalty Commitments

        The Company has various operating leases and royalty agreements for equipment, real estate, and the mineral interests in certain tracks of land. These operating leases and royalty agreements expire between May 2019 and January 2027. Total expenses from these operating leases and royalty agreements totaled approximately $2,056,700 and $2,216,100 for the nine months ended September 30, 2018 and 2017, respectively. Related party rental expense totaled approximately $564,800 and $424,200 for the nine months ended September 30, 2018 and 2017, respectively. Future minimum lease and royalty payments as of September 30, 2018 are as follows:

Year Ended September 30,
2019	$2,256,605
2020	1,329,201
2021	659,160
2022	555,743
2023	535,146
Thereafter	1,171,942

Note 10. Notes Payable

        At September 30, 2018 and December 31, 2017, the Company had demand notes payable to employees totaling approximately $1,679,000 and $1,755,000, respectively. The interest rate on these notes is equal to prime less 1.00%. The prime rate was 5.25% at September 30, 2018. Interest expense on these related party notes for the nine months ended September 30, 2018 and 2017 was approximately $60,200 and $49,000, respectively.

Note 11. Long-Term Debt

        Long-term debt as of September 30, 2018 and December 31, 2017, consisted of:

	September 30, 2018	December 31, 2017
Line of credit, bank, secured by a credit agreement that covers substantially all assets of the Company, revolver with maximum borrowings of $45,000,000 through maturity in June 2021 at one-month LIBOR plus 2.15% or prime less 0.25%. As of September 30, 2018, one-month LIBOR was 2.11% and prime was 5.25%. Maximum borrowings are limited to 75% of eligible inventories, which has limited maximum borrowings to approximately $35,000,000 as of September 30, 2018(A)(B)(C)	$—	$7,500,000
Note payable, bank, secured by equipment, due in monthly installments of $58,159 including principal and interest at 3.50%, maturing February 2018(A)(C)	—	116,057
Note payable, bank, secured by equipment, due in monthly installments of $14,158 including principal and interest at 4.10%, maturing December 2022	660,751	765,736
Line of credit, bank, secured by equipment, revolver with maximum borrowings of $5,000,000, maturing January 2019, interest calculated at one month LIBOR plus 2.15% or prime less 0.25%(A)(C)	—	—
Line of credit, bank, secured by real estate, revolver with maximum borrowings of $845,000, maturing Aug 2018, interest payable monthly at one-month LIBOR plus 3.60%	—	—

	660,751	8,381,793
Less current maturities	145,177	256,781

Long-term portion	$515,574	$8,125,012

(A)
The credit agreement requires that the Company meet various debt covenants.

(B)
At September 30, 2018 and December 31, 2017, the Company had various irrevocable outstanding letters of credit totaling $150,000 and $200,000, respectively, with maturity dates through December 2021, which reduce availability on the line of credit.

(C)
These agreements fall under a co-borrowing agreement amongst entities included within these financial statements.

        Future payments of long-term debt as of September 30, 2018 are due as follows:

Year Ended Sept 30,
2019	$145,177
2020	151,276
2021	157,738
2022	164,421
2023	42,139

$660,751

Note 12. Variable Interest Entity

        The Company determined that Structors Inc is a VIE of one of its subsidiaries since it requires management, bidding, administrative and financial support. The Company's subsidiary has variable interests in this entity and is the primary beneficiary of this VIE because it has the power to direct the activities that most significantly impact the entity's economic performance. As the primary beneficiary, the Company consolidated Structors Inc into its financial statements. The following table provides the relative significance of the consolidated VIE:

	Nine months ended September 30, 2018	Nine months ended September 30, 2017
Gross sales	$19,151,845	$854,728

Net income	$7,535	$137,252

	As of September 30, 2018	As of December 31, 2017
Assets
Cash	$—	$5,067,861
Accounts receivable	7,268,988	2,724,779
Other receivables	3,165	—
Short term notes receivable, affiliate	3,071,951	—
Prepaid expense	18,413	—

Total assets	$10,362,517	$7,792,640

Liabilities
Accounts payable and accrued expenses	$5,113,501	$2,371,920
Billings in excess of costs & estimated earnings	4,965,249	5,144,488

Total Liabilities	10,078,750	7,516,408
Member's Equity	283,767	276,232

Total liabilities and member's equity	$10,362,517	$7,792,640

        The VIE receives financing from the Company as needed. The assets of the VIE can only be used to settle obligations of the VIE, but are available to creditors of the Company under the co-borrowing arrangement. The creditors of the VIE only have recourse to the general credit of the VIE and no recourse to the Company.

Note 13. Related Party Transactions

        The Company has contracts and accounts receivable with related parties totaling approximately $359,000 and $361,000 at September 30, 2018 and December 31, 2017, respectively. Sales to related parties totaled $11,103 and $1,684,626 for the nine months ended September 30, 2018 and 2017, respectively.

        The Company receives management and consulting services from affiliates. Fees of $1,417,745 and $1,448,100 for these services are included in selling, general and administrative expenses for the nine months ended September 30, 2018 and 2017, respectively.

Note 13. Related Party Transactions (Continued)

        The Company receives and provides advances with related parties in the normal course of business. The Company had $12,108 and $24,272 of interest income and $6,867 and $9,407 of interest expense for the nine months ended September 30, 2018 and 2017, respectively, on these advances.

Note 14. Commitments and Contingencies

        The Company is a defendant in various lawsuits arising in the ordinary course of business. Although the outcome of these lawsuits cannot be predicted with certainty, management believes the ultimate disposition of such matters will not have a material effect on the Company's financial condition or operations.

Note 15. Employee Benefits

        The Company sponsors a 401(k) profit sharing plan which covers all non-union employees of the Company. The Company also contributes to various trusteed pension plans under union-wide agreements. Total Company contributions to all of these plans were approximately $5,580,200 and $4,172,900 for the nine months ended September 30, 2018 and 2017, respectively.

        The Company has established a deferred compensation plan for certain former members of management. The deferred compensation is payable upon the earlier of death, termination of employment after age 65, or 30 years of service with the Company. Payments of deferred compensation are made over a period of 20 years. Amounts totaling $397,122 and $2,811,823 are included in other accrued expenses and other long-term liabilities, respectively, at September 30, 2018. Amounts totaling $397,122 and $2,871,822 are included in other accrued expenses and other long-term liabilities, respectively, at December 31, 2017.

        During the nine months ended September 30, 2018 and 2017, approximately 68% and 65% of the employees of the Company, respectively, were covered by union-sponsored, collectively bargained, multiemployer defined benefit pension plans. The risks of participating in these multiemployer plans are different from single employer plans in the following aspects:

  a.
  Assets contributed to a multiemployer plan by one participating employer may be used to provide benefits to employees of other participating employers.

  b.
  If a participating employer stops contributing to a plan, the unfunded obligations of the plan may be borne by the remaining participating employers.

  c.
  If a participating employer chooses to stop participating in a multiemployer plan, the withdrawing participating employer may be required to pay the plan an amount based on the underfunded status of the plan, referred to as a withdrawal liability.

        The Company's participation in these plans for the nine months ended September 30, 2018 and 2017, is outlined in the table below. The "EIN/Pension Plan Number" column provides the Employer Identification Number (EIN) and the three-digit plan number. The most recent Pension Protection Act (PPA) zone status available is included below. The zone status is based on information that the Company received from the plans and is certified by the plans' actuary. Among other factors, plans in the red zone are generally less than 65% funded, plans in the yellow zone are less than 80% funded, and plans in the green zone are at least 80% funded. The "FIP/RP Status Pending/Implemented" column indicates plans for which a financial improvement plan (FIP) or a rehabilitation plan (RP) is either pending or has been implemented. The last column lists the expiration dates of the collective-bargaining agreements to which the plans are subject. The Company contributions to these plans are

Note 15. Employee Benefits (Continued)

determined in accordance with the provisions of negotiated labor contracts and generally are based on the number of hours worked.

Pension Fund	EIN/Pension Plan Number	Pension Protection Act Zone Status as of:	FIP/RP Status Pending/ Implemented	Nine months ended September 30, 2018 Contributions by the Company	Nine months ended September 30, 2017 Contributions by the Company	Surcharge Imposed	Expiration Date of Collective- Bargaining Agreement
Midwest Operating Engineers Pension Trust Fund	36-6140097-001	Yellow as of 03/31/2018	Implemented	$1,307,000	$1,080,000	No	05/31/2022
Central Laborers' Pension Fund	37-6052379-001	Yellow as of 12/31/2017	Implemented	1,077,000	822,000	No	Various between 12/31/18 and 04/30/21
Fox Valley and Vicinity Laborers Pension Fund	36-6147409-001	Green as of 05/31/2018	No	457,000	428,000	No	05/31/21
Central Pension Fund of the IUOE & Participating Employers	36-6052390-001	Green as of 01/31/2018	No	291,000	92,000	No	Various between 06/30/19 and 07/31/20
Chicago Regional Council of Carpenters Pension Fund	36-6130207-001	Green as of 06/30/2018	No	183,000	209,000	No	05/31/19
Laborers' Pension Fund	36-2514514-002	Green as of 05/31/2018	No	141,000	140,000	No	05/31/21

        The Company's contributions to all the plans were less than 5% of the total annual contributions to each plan based upon the most recently filed Form 5500.

        At the date the financial statements were issued, none of the plans had yet issued its 2018 Form 5500, except for the Central Laborer's Pension Fund.

Note 16. Income Taxes

        Deferred tax assets consist of the following components as of September 30, 2018 and December 31, 2017:

	September 30, 2018	December 31, 2017
Net operating loss carryforwards	$159,427	$159,427
Less: Valuation allowance	(158,508)	(158,508)

	$919	$919

        The total net deferred tax assets have been classified as a noncurrent asset on the combined balance sheets.

        Management has determined that based on expected future operating plans and tax planning strategies available to the Company, a portion of the deferred tax assets may not be utilized to offset future taxes. Therefore, a valuation allowance related to such deferred tax assets of approximately $158,000 was recorded at September 30, 2018 and December 31, 2017.

        During the nine months ended September 30, 2018 and 2017, there was no deferred income tax expense included with income tax expense on the combined statements of income.

Note 16. Income Taxes (Continued)

        The difference between income tax expense computed at the statutory federal income tax rate and the Company's income tax expense for the nine months ended September 30, 2018 and 2017, was due mainly to the difference between the statutory rate and the actual tax rate of the Company.

        On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act tax reform legislation. This legislation makes significant changes in U.S. tax law including a reduction in the federal corporate tax rates, changes to net operating loss carryforwards and carrybacks, and a repeal of the corporate alternative minimum tax. The legislation reduced the U.S. federal corporate tax rate from 34% to 21% for years ending after December 31, 2017. As a result of the enacted law, the Company was required to revalue deferred tax assets and liabilities to the enacted rate. This revaluation resulted in a decrease in net deferred tax assets of approximately $58,000, a decrease in the valuation allowance of approximately $58,000, and no effect on income tax expense. The other provisions of the Tax Cuts and Jobs Act did not have a material impact on the financial statements.

        The Company files income tax returns in the U.S. federal jurisdiction and various states.

Note 17. Subsequent Events

        The Company has evaluated subsequent events through April 5, 2019, which is the date the financial statements were available to be issued, for possible measurement and/or disclosure effects on the financial statements.

        On October 12, 2018, the Company entered into an Equity Purchase Agreement (the "Agreement") with a wholly-owned subsidiary of Infrastructure and Energy Alternatives, Inc. ("IEA"). Pursuant to the terms of the Agreement, IEA acquired certain subsidiaries of William Charles LTD on November 2, 2018, which comprise the construction-related operations of the Company for approximately $90 million, including $85 million in cash and $5 million in equity, subject to certain adjustments. The construction-related operations represent approximately 88% of total Company assets as of September 30, 2018 and approximately 100% of gross sales for the nine months ended September 30, 2018 and 2017.

INDEPENDENT AUDITORS' REPORT

To the Sole Member of

CONSOLIDATED CONSTRUCTION SOLUTIONS I LLC AND SUBSIDIARIES dba THE ACC COMPANIES

        We have audited the accompanying consolidated financial statements of Consolidated Construction Solutions I LLC and Subsidiaries dba The ACC Companies, which comprise the consolidated balance sheets as of December 31, 2017, 2016 and 2015, and the related consolidated statements of income and member's equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Consolidated Financial Statements

        Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

        Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Consolidated Construction Solutions I LLC and Subsidiaries dba The ACC Companies as of December 31, 2017, 2016 and 2015, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Change in Accounting Principle

        As discussed in Note 1 to the consolidated financial statements, during 2017 the Company adopted the amendments provided in Accounting Standards Update No. 2015-17, Income Taxes. Our opinion is not modified with respect to that matter.

/s/ Mayer Hoffman McCann P.C.

September 20, 2018

CONSOLIDATED CONSTRUCTION SOLUTIONS I LLC
AND SUBSIDIARIES dba THE ACC COMPANIES

CONSOLIDATED BALANCE SHEETS

December 31, 2017, 2016 and 2015

	2017	2016	2015
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$30,329,834	$29,427,303	$24,739,786
Restricted Cash	—	—	2,000,000
Contracts and other accounts receivable, net	50,890,566	41,002,942	39,373,939
Inventory	542,082	517,782	583,562
Prepaid insurance	1,649,233	4,038,308	3,477,791
Costs and estimated earnings in excess of billings on uncompleted contracts	3,827,436	4,391,081	4,950,754
Other current assets	1,170,874	3,150,383	3,203,690

TOTAL CURRENT ASSETS	88,410,025	82,527,799	78,329,522
Property and equipment, net	38,672,155	38,847,872	36,931,395
Assets held for sale	1,453,828	1,807,108	1,807,108
Other non-current assets	124,511	124,561	106,679
Due from affiliate	68,160	67,781	58,880
Intangible assets, net	1,610,996	1,847,044	2,088,520
Goodwill	714,549	714,549	714,549
Deferred tax asset, net	5,774,564	9,281,700	9,093,000

TOTAL ASSETS	$136,828,788	$135,218,414	$129,129,653

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$19,473,291	$17,636,499	$18,320,847
Accrued liabilities	8,222,799	11,912,594	10,363,601
Current maturities of capital lease obligations	618,332	688,869	362,258
Current maturities of property and equipment notes payable	2,288,465	2,080,718	1,407,077
Current maturities of notes payable	6,125,000	5,654,584	9,236,196
Billings in excess of costs and estimated earnings on uncompleted contracts	16,297,481	14,920,236	11,167,998

TOTAL CURRENT LIABILITIES	53,025,368	52,893,500	50,857,977
Capital lease obligations, net of current maturities	957,015	1,551,728	1,164,117
Property and equipment notes payable, net of current maturities	3,374,030	5,141,358	4,905,900
Notes payable, net of current maturities and unamortized discount and debt issuance costs	53,435,504	58,007,996	62,631,417

TOTAL LIABILITIES	110,791,917	117,594,582	119,559,411
COMMITMENTS AND CONTINGENCIES
TOTAL MEMBER'S EQUITY	26,036,871	17,623,832	9,570,242

TOTAL LIABILITIES AND MEMBER'S EQUITY	$136,828,788	$135,218,414	$129,129,653

CONSOLIDATED CONSTRUCTION SOLUTIONS I LLC
AND SUBSIDIARIES dba THE ACC COMPANIES

CONSOLIDATED STATEMENTS OF INCOME AND MEMBER'S EQUITY

Years Ended December 31, 2017, 2016 and 2015

	2017	2016	2015
Contract revenue	$280,713,064	$276,338,102	$296,745,793
Cost of contract revenue	240,496,184	241,122,605	264,247,786

Gross profit	40,216,880	35,215,497	32,498,007
General and administrative expenses	20,121,390	18,346,437	18,789,198

Income from operations	20,095,490	16,869,060	13,708,809

Other income (expense):
Interest income	1,991	2,618	1,448
Interest expense	(8,044,227)	(9,021,605)	(9,454,946)
Other income	301,679	40,454	11,217

Other expense, net	(7,740,557)	(8,978,533)	(9,442,281)

Income before income taxes	12,354,933	7,890,527	4,266,528
Income tax (expense) benefit	(3,553,149)	163,063	(1,375,530)

Net income	8,801,784	8,053,590	2,890,998
Member's equity, beginning of year	17,623,832	9,570,242	9,746,294
Distribution to member	(388,745)	—	(592,050)
Repurchase of noncontrolling interest	—	—	(2,475,000)

Member's equity, end of year	$26,036,871	$17,623,832	$9,570,242

CONSOLIDATED CONSTRUCTION SOLUTIONS I LLC
AND SUBSIDIARIES dba THE ACC COMPANIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2017, 2016 and 2015

	2017	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$8,801,784	$8,053,590	$2,890,998
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,250,275	7,712,400	7,041,926
Amortization of debt issue costs and debt discount	1,162,143	1,162,143	1,152,162
Paid in kind interest expense	1,451,607	1,429,789	1,356,090
Gain on sale of property and equipment	(498,214)	(215,042)	(604,152)
Loss on sale of assets held for sale	46,543	—	—
Loss on claim receivable	—	—	1,278,725
Impairment of assets held for sale	152,126	—	—
Deferred income taxes, net	3,507,136	(188,700)	1,192,000
Changes in operating assets and liabilities:
Contracts and other accounts receivable, net	(9,887,624)	(1,629,003)	8,234,918
Inventory	(24,300)	65,780	1,237
Prepaid insurance	2,389,075	(560,517)	938,475
Costs and estimated earnings in excess of billings on uncompleted contracts	563,645	559,673	4,897,692
Other current assets	1,979,509	53,307	(2,904,441)
Other non-current assets	50	(17,882)	100,315
Accounts payable	1,836,792	(684,348)	(9,336,220)
Accrued liabilities	(3,689,795)	1,548,993	769,100
Billings in excess of costs and estimated earnings on uncompleted contracts	1,377,245	3,752,238	1,504,020

Net cash provided by operating activities	17,417,997	21,042,421	18,512,845

CASH FLOWS FROM INVESTING ACTIVITIES
Paid to affiliates, net	(379)	(8,901)	206,165
Proceeds from sale of assets held for sale	154,611	—	—
Proceeds from sale of property and equipment	2,022,870	2,272,010	1,673,419
Purchase of property and equipment	(8,711,467)	(7,337,201)	(2,224,038)

Net cash used in investing activities	(6,534,365)	(5,074,092)	(344,454)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from property and equipment notes payable	—	—	268,291
Repayment of property and equipment notes payable	(2,188,212)	(1,965,066)	(98,980)
Repayment of capital lease obligations	(688,318)	(518,781)	(911,055)
Repayment of notes payable	(6,715,826)	(8,796,965)	—
Distributions to member	(388,745)	—	(592,050)

Net cash used in financing activities	(9,981,101)	(11,280,812)	(1,333,794)

NET INCREASE IN CASH AND CASH EQUIVALENTS	902,531	4,687,517	16,834,597
CASH AND CASH EQUIVALENTS
Beginning of period	29,427,303	24,739,786	7,905,189

End of period	$30,329,834	$29,427,303	$24,739,786

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$5,964,932	$6,957,509	$8,770,194

Cash paid for income taxes	$45,283	$169,045	$60,000

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Equipment financed through capital lease obligations	$23,068	$1,233,003	$1,656,087

Equipment financed through long-term debt	$628,631	$2,874,165	$6,283,220

Repurchase of non-controlling ownership with proceeds from long-term debt	$—	$—	$2,475,000

Restricted cash used to repay notes payable	$—	$2,000,000	$—

(1) Summary of significant accounting policies and use of estimates

        Nature of the corporation—Consolidated Construction Solutions I LLC dba The ACC Companies ("CCSI"), a limited liability company, was formed under the laws of the State of Delaware in November 2014 as the wholly-owned subsidiary of Consolidated Construction Investment Holdings LLC ("CCIH"). As part of a merger transaction between companies under common control (the "Merger") effective January 27, 2015, CCSI was established as the sole member of Consolidated Construction Solutions II LLC dba ACC Companies ("CCSII"), which is the sole member of Meadow Valley Parent Corp. dba American Civil Constructors ("MVPC") and Saiia Holdings LLC ("Saiia Holdings"). The merger transaction was completed with entities under common control. Accordingly, the consolidated assets and liabilities were recorded at historical cost.

        MVPC was organized under the laws of the State of Delaware on July 3, 2008. MVPC purchased all of the common stock of Meadow Valley Corporation ("MVCO") through a merger transaction that closed on February 2, 2009. MVCO is the parent company of Meadow Valley Contractors, Inc. dba ACC Southwest ("ACC SW"). MVPC is the parent company of Meadow Valley Trucking, Inc. ("MV Trucking"). MVPC is the sole member of American Civil Constructors LLC dba ACC Mountain West ("ACC MW"). ACC MW is the sole member of American Civil Constructors West Coast LLC dba ACC West Coast ("ACC WC").

        ACC SW is predominantly a general contractor, primarily engaged in the construction of structural concrete highway bridges and overpasses, earthwork, various types of site-work, and the paving of highways and roadways for various governmental authorities, municipalities and developers in the states of Nevada, Utah, and Arizona.

        ACC MW and ACC WC are also predominantly general contractors and are primarily engaged in the performance of a variety of construction services including construction, maintenance and repair of bridges, roadways, tunnels, underground utilities, golf courses and parks. Additionally, ACC MW performs specialty landscape services such as the construction of athletic fields and reclamation work. ACC MW maintains offices in Colorado and ACC WC maintains offices in California.

        Effective January 27, 2015, Saiia Holdings, an entity under common control, was merged into CCSII at historical cost. Saiia Holdings is the holding company for Saiia Construction Company LLC dba Saiia Construction Company LLC, an ACC Company ("Saiia"). Saiia is engaged in the business of providing contract site excavation/grading services, industrial site maintenance services, and contract mining services in the southeastern United States. Excavation and grading services involve the use of heavy equipment such as bulldozers, excavators, and scrapers for the purpose of grading or otherwise restricting the existing terrain. These services, which often also include installation of underground utilities as part of the site work, are primarily provided to industrial and commercial customers for site preparation prior to building construction by others. Excavation and grading services may also involve the construction of industrial settlement ponds, lagoons, levees, and landfills and may also include subsequent cleaning or remediation of those structures. Industrial site maintenance services include the provision of on-site services to landfill maintenance, waste handling and disposal, pond maintenance and cleanout, coal handling, road and ground maintenance. Mining services involve the use of heavy equipment to remove overburden and intra-burden material in and around quarry operations. The Mining division also provides services for green field sites from initial environmental pond construction to final reclamation. Saiia maintains an office in Alabama.

        Principles of consolidation—The accompanying consolidated financial statements include the accounts of CCSI and its wholly-owned subsidiaries (collectively, the "Company"). Arrangements with joint ventures are included in the consolidated balance sheets using the equity method and are included in the consolidated statement of income based on the Company's pro-rata share of the revenues and

(1) Summary of significant accounting policies and use of estimates (Continued)

costs of the joint venture. Intercompany transactions and balances have been eliminated in consolidation.

        Operating cycle—Assets and liabilities related to long-term contracts are included in current assets and current liabilities in the accompanying consolidated balance sheets as they will be liquidated in the normal course of contract completion, although this may require more than one year.

        Use of estimates—The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from those estimates.

        Significant estimates are used when accounting for the percentage-of-completion and the estimated gross profit on projects in progress, depreciation and amortization methods and useful lives of long-lived assets, valuation of intangible assets including goodwill impairment, taxes including deferred tax assets, and contingencies.

        Revenue and cost recognition—Revenues are earned under fixed price, unit price, time and material and stand-ready service type contracts. Revenues from fixed price construction contracts are recognized on the percentage-of-completion method, which is measured by the ratio of contract costs incurred to estimated total contract costs at completion. This method is used because management considers total costs to be the best available measure of progress on the contracts. Revenues from unit price contracts are recognized as units are fulfilled under the contract. Revenue from time and material and stand-ready service type contracts and related cost of revenue are recognized either on the accrual basis of accounting or as materials or services are provided depending on the nature of the contract.

        Contract costs include all direct material, transportation, direct labor costs, field labor, equipment rent, subcontractor and certain indirect costs related to contract performance such as indirect labor, supplies, insurance, equipment repairs, depreciation costs, tools and direct overhead. Contracts using self-owned equipment and trucks are charged an internal rental fee. Selling, general and administrative expenses are accounted for as period costs and are, therefore, not included in the calculation of the estimates to complete construction contracts in progress.

        Project losses are provided for in their entirety in the period in which such estimated losses become evident, without reference to the percentage-of-completion. As contracts can extend over one or more accounting periods; changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income. The resulting adjustments are recognized in the period in which the revisions are determined. Costs related to change orders and claims are recognized when they are incurred. Change orders and claims are included in total estimated contract revenues when they can be reliably estimated and it is probable that the adjustment will be approved by the customer or realized.

        The accuracy of revenue and gross profit recognition in a given period is dependent on the accuracy of estimates of costs to complete each project. Cost estimates for all projects are detailed and originate in the bid process before a project is awarded. There are a number of factors that can contribute to changes in estimates of contract cost and profitability. The most significant of these include:

  •
  the completeness and accuracy of the original bid;

(1) Summary of significant accounting policies and use of estimates (Continued)

  •
  costs associated with added scope changes;

  •
  extended overhead expenses due to counter party, weather and other delays;

  •
  subcontractor performance issues;

  •
  changes in productivity expectations;

  •
  site conditions that are different from those assumed in the original bid;

  •
  changes in the availability and proximity of equipment and materials, and

  •
  project supervision and management.

        The foregoing factors as well as the stage of completion of contracts in process and the mix of contracts at different margins may cause fluctuations in gross profit between periods. Substantial changes in cost estimates have had, and in future periods may have, a significant effect on profitability.

        The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

        Cash and cash equivalents—All cash, certificates of deposit and highly liquid investments with original maturities of three months or less when purchased are considered cash equivalents. Balances of cash and cash equivalents are periodically maintained with financial and other institutions in excess of insured limits.

        Contracts and other accounts receivable, net—Contracts and other accounts receivable include contract receivables, retention receivable, and other trade receivables.

        The majority of the Company's work is performed on a contract basis but the Company does provide services to customers using credit terms customary in its industry. Contract receivables represent amounts billed but uncollected on completed construction contracts and construction contracts in progress. Generally, the terms of the contracts require monthly billings for work completed based on various measures of performance. Such progress billings may require customer or inspector approval prior to submission.

        Retention receivables include amounts that are held back until project completion and acceptance by the customer. Retention practices vary from contract to contract, but in general, retention (usually between 5% to 10% of the contract) is withheld from each progress payment by the owner.

        Allowance for doubtful accounts—The Company follows the allowance method of recognizing uncollectible contracts and other accounts receivable. The allowance method recognizes bad debt expense based on a review of the individual accounts outstanding, historic loss experience and current economic conditions. As part of the review of individual accounts, an allowance for doubtful accounts is also recorded for specifically identified accounts that are being disputed based on contract penalty provisions and/or final contract settlement after all attempts to collect have failed. The Company writes off uncollectable receivables to the allowance when management deems further collection efforts will not produce additional recoveries. At December 31, 2017, 2016 and 2015, the Company had an allowance for doubtful accounts of $25,000, $25,000 and $153,079, respectively.

        Inventory—Inventories are comprised primarily of construction materials that are used over the lifespan of more than one construction project in process. Inventories are valued at the lower of cost or net realizable value and are charged as a direct project cost when expended. At December 31, 2017,

(1) Summary of significant accounting policies and use of estimates (Continued)

2016 and 2015, the Company had no amounts recorded as an allowance for potentially obsolete or slow moving inventory.

        Property and equipment—Property and equipment are stated at cost. Additions and improvements are capitalized while ordinary maintenance and repaid expenditures are expensed as incurred. The cost of property and equipment is depreciated using the straight-line method over the estimated useful lives of 1 to 20 years. Leasehold improvements are recorded at cost and are amortized over their estimated useful lives or the lease term, whichever is shorter.

        Impairment of long-lived assets—Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of such assets to future undiscounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. During the years ended December 31, 2017, 2016 and 2015, no impairment charges on long-lived assets were recorded.

        Assets held for sale—An asset is classified as held for sale when (i) management commits to a plan to sell and it is actively marketed; (ii) it is available for immediate sale and the sale is expected to be completed within one year, and (iii) it is unlikely significant changes to the plan will be made or that the plan will be withdrawn. Upon being classified as held for sale, the recoverability of the carrying value of the assets must be assessed, reported at the lower of the carrying value or fair value less costs to sell and the assets are no longer depreciated or amortized. During the years ended December 31, 2017, 2016 and 2015, the Company recorded approximately $152,000, $0 and $0, respectively, of impairment charges on assets held for sale. The impairment charges were based on current market prices from sales transactions for land parcels being held for sale.

        Goodwill and other intangible assets—Intangible assets resulting from business combinations consist primarily of backlog, customer relationships, non-compete agreement, tradenames and goodwill. Intangible assets with finite lives are amortized over the period that the Company believes best reflects the period in which economic benefits will be utilized. The Company evaluates intangible assets with finite lives for recoverability when events or changes in circumstances indicate that these assets might be impaired. Intangible assets with indefinite lives are tested for impairment annually or more frequently if events or changes in circumstances indicate that the assets might be impaired. The Company has the option to perform a qualitative analysis before comparing their respective carrying values to estimates of the sum of the undiscounted future net cash flows expected to result from the assets, in determining whether assets are impaired.

        Goodwill represents the amount by which the total purchase price paid for acquisitions exceeds the estimated fair value of the net tangible and intangible assets acquired. The Company evaluates goodwill on an annual basis in the fourth quarter or more frequently if management believes indicators of impairment exist. Such indicators could include, but are not limited to (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator. The Company first assesses qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount, including goodwill. If management concludes that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, management conducts a two-step quantitative goodwill impairment test. The first step of the impairment test involves comparing the fair value of the applicable reporting unit with its carrying value. The Company estimates the fair values of its reporting units using a combination of the income, or discounted cash flows, approach and the market approach, which utilizes

(1) Summary of significant accounting policies and use of estimates (Continued)

comparable companies' data. If the carrying amount of a reporting unit exceeds the reporting unit's fair value, management performs the second step of the goodwill impairment test. The second step of the goodwill impairment test involves comparing the implied fair value of the affected reporting unit's goodwill with the carrying value of that goodwill. The amount, by which the carrying value of the goodwill exceeds its implied fair value, if any, is recognized as an impairment loss. No impairment losses on goodwill were recognized during the years ended December 31, 2017, 2016 and 2015.

        Deferred financing fees and discount on debt—Deferred financing fees are being amortized using the effective interest method over the respective lives of the related debt obligations. In January 2015, the Company refinanced its debt as part of the Merger (Note 1) and recorded $2,813,546 as deferred financing fees and $1,008,398 as a discount on debt. Amortization expense of approximately $1,162,000 is included in interest expense for each of the years ended December 31, 2017, 2016 and 2015. The aggregate amount of unamortized deferred financing fees and discount on debt is reported as a reduction of notes payable in the accompanying consolidated balance sheets.

        Income taxes—CCSI is treated as a partnership for income tax purposes, however, certain subsidiaries file consolidated corporate tax returns with their subsidiaries on a consolidated basis. The Company accounts for income taxes by recognizing deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's consolidated financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the consolidated financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. To the extent that the Company does not consider it more likely than not that a deferred tax asset will be recovered, it provides a valuation allowance.

        The Company absorbs the net income or loss of its applicable subsidiaries pursuant to a tax sharing agreement, which calls for any income tax receivable or payable normally to be remitted to, or paid by, the applicable subsidiary.

        If the Company is required to pay interest on the underpayment of income taxes, the Company recognizes interest expense in the first period the interest becomes due according to the provisions of the relevant tax law. If the Company is subject to payment of penalties, the Company recognizes an expense for the amount of the statutory penalty in the period when the position is taken on the income tax return. If the penalty was not recognized in the period when the position was initially taken, the expense is recognized in the period when the Company changes its judgment about meeting minimum statutory thresholds related to the initial position taken. Fiscal years ending on or after 2014 remain subject to examination by federal and state tax authorities.

        Newly issued accounting pronouncements—In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers (Topic 606) that will supersede most current revenue recognition guidance, including industry-specific guidance. The core principle of the new guidance is that an entity will recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The standard provides a five-step analysis of transactions to determine when and how revenue is recognized. Other major provisions include the capitalization and amortization of certain contract costs, ensuring the time value of money is considered in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. Additionally, the guidance requires disclosures related to the nature, amount, timing, and uncertainty of revenue that is recognized. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with

(1) Summary of significant accounting policies and use of estimates (Continued)

Customers (Topic 606), which changed the effective date of the provisions of ASU No. 2014-09. As a result, the amendments are required to be adopted for the Company's December 31, 2019 consolidated financial statements. Early adoption is permitted. Transition to the new guidance may be done using either a full or modified retrospective method. Management has not yet begun the process of implementing the new standard other than attending various seminars and trainings to develop an understanding of the new requirements. Management anticipates developing additional controls and procedures for identification of performance obligations and uninstalled materials as well as developing accounting policies for various types of variable consideration that are frequently incorporated into construction contract documents and pre-contract costs. Therefore, at this time management is unable to determine impact, if any, that adoption of the amendments provided in ASU 2014-09 will have on the consolidated financial statements.

        In November 2015, the FASB issued ASU No. 2015-17, Balance Sheet Classification of Deferred Taxes (Topic 740). ASU 2015-17 requires entities to classify deferred tax liabilities and assets as noncurrent in a classified balance sheet and is effective for fiscal years beginning after December 15, 2016. For particular tax-paying components of an entity and within a particular tax jurisdiction, all deferred tax liabilities and assets, as well as any related valuation allowances, shall be offset and presented in a single noncurrent amount. For the year ended December 31, 2017, the Company adopted the amendments provided in ASU 2015-17, and, as a result, current deferred tax assets of $1,140,000 and $806,000 at December 31, 2016 and 2015, respectively, were reclassified and grouped with noncurrent deferred tax assets on the accompanying consolidated balance sheet. Deferred tax liabilities of $2,006,000 and $1,331,000 at December 31, 2016 and 2015, respectively, were also reclassified and grouped with noncurrent deferred tax assets on the accompanying consolidated balance sheet.

        In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). ASU 2016-02 requires that a lease liability and related right-of-use-asset representing the lessee's right to use or control the asset be recorded on the balance sheet upon the commencement of all leases except for short-term leases. Leases will be classified as either finance leases or operating leases, which are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in existing lease accounting guidance. As a result, the effect of leases in the statement of income and the statement of cash flows will be substantially unchanged from the existing lease accounting guidance. ASU 2016-02 is effective for fiscal years beginning after December 15, 2019. Early adoption is permitted. The Company has estimated that if they were to adopt the amendments provided in ASU 2016-02 for the year ended December 31, 2017, a non-current right of use asset of approximately $22,911,000 would be recorded and a corresponding current and non-current lease liability of approximately $9,171,000 and $13,740,000 respectively, would be recorded in the accompanying consolidated balance sheet. The estimate was calculated using the minimum future lease payments (see Note 14) and a discount rate of 5.25% representing the Company's expected incremental borrowing rate were it to seek operational financing.

(2) Contracts and other accounts receivable, net

        Contracts and other accounts receivable, net consists of the following at December 31:

	2017	2016	2015
Contracts in progress	$38,600,404	$31,364,650	$31,388,716
Contracts in progress—retention	12,067,370	9,153,652	6,863,249
Completed contracts	10,515	100,983	129,558
Completed contracts—retention	68,752	66,958	—
Trade receivables	—	—	142,974
Other receivables	168,525	341,699	1,002,521

	50,915,566	41,027,942	39,527,018
Allowance for doubtful accounts	(25,000)	(25,000)	(153,079)

	$50,890,566	$41,002,942	$39,373,939

        The balances billed but not paid by customers pursuant to retainage provisions in construction contracts generally become due upon completion of the contracts and acceptance by the owners. Retainage amounts of $12,136,122 at December 31, 2017 are expected to be collected at the end of the contracts.

(3) Costs and estimated earnings on uncompleted contracts

        Costs and estimated earnings on uncompleted contracts as of December 31 are summarized as follows:

	2017	2016	2015
Costs incurred on uncompleted contracts	$452,196,715	$486,905,869	$486,145,494
Estimated earnings to date	70,101,117	68,624,569	54,295,122

	522,297,832	555,530,438	540,440,616
Less: billings to date	(534,767,877)	(566,059,593)	(546,657,860)

	$(12,470,045)	$(10,529,155)	$(6,217,244)

        Included in the accompanying consolidated balance sheets under the following captions for December 31:

	2017	2016	2015
Costs and estimated earnings in excess of billings on uncompleted contracts	$3,827,436	$4,391,081	$4,950,754
Billings in excess of costs and estimated earnings on uncompleted contracts	(16,297,481)	(14,920,236)	(11,167,998)

	$(12,470,045)	$(10,529,155)	$(6,217,244)

(4) Property and equipment, net

        Property and equipment, net as of December 31 consist of the following:

	2017	2016	2015
Land	$860,000	$860,000	$860,000
Buildings and improvements	2,539,623	2,092,785	2,092,785
Computer & office equipment	1,807,360	1,758,905	1,665,068
Machinery & equipment	63,943,896	61,241,345	56,418,601
Trucks & trailers	12,535,321	11,968,648	11,647,836
Leasehold improvements	86,111	86,111	91,202

	81,772,311	78,007,794	72,775,492
Less: Accumulated depreciation	(43,100,156)	(39,159,922)	(35,844,097)

	$38,672,155	$38,847,872	$36,931,395

        Depreciation expense for the years ended December 31, 2017, 2016 and 2015 was $8,014,227, $7,466,360, and $6,689,618 respectively.

(5) Goodwill and intangible assets

        Goodwill represents the amount by which the total purchase price paid for Saiia exceeded the estimated fair value of the identifiable net assets acquired. Intangible assets were acquired in acquisition transactions related to ACC MW, Saiia, and ACC SW. The estimated useful lives of intangible assets are as follows:

Estimated Useful Life
Customer relationships	2 - 12 years
Developed technology	5 years
Trade name	Indefinite
Trademarks	7 - 8 years

        The carrying value of goodwill and intangible assets at December 31 was as follows:

	2017	2016	2015
Customer relationships	$1,900,000	$1,957,000	$1,957,000
Developed technology	—	—	800,000
Trade name	792,000	792,000	792,000
Trademarks	600,000	600,000	600,000

	3,292,000	3,349,000	4,149,000
Less: Accumulated amortization	(1,681,004)	(1,501,956)	(2,060,480)

	$1,610,996	$1,847,044	$2,088,520

Goodwill	$714,549	$714,549	$714,549
Less: Accumulated impairment	—	—	—

	$714,549	$714,549	$714,549

        Certain customer relationship intangibles were fully amortized as of April 2017 and the developed technology was fully amortized as of October 2015. As a result, the related cost and accumulated amortization of $57,000 and $800,000 was removed during 2017 and 2016, respectively. Amortization

(5) Goodwill and intangible assets (Continued)

expense associated with intangible assets with definite lives was $236,048, $241,476 and $492,584 for the years ended December 31, 2017, 2016 and 2015, respectively.

        Estimated annual amortization expense for each of the five succeeding years is as follows:

Total
2018	$218,010
2019	158,333
2020	158,333
2021	158,333
2022	125,987

Total	$818,996

(6) Accounts payable

        Accounts payable consists of the following at December 31:

	2017	2016	2015
Trade	$11,345,341	$10,419,332	$9,677,284
Subcontractors	5,579,203	5,152,700	6,909,984
Retentions	2,548,747	2,064,467	1,733,579

	$19,473,291	$17,636,499	$18,320,847

(7) Accrued liabilities

        Accrued liabilities consist of the following at December 31:

	2017	2016	2015
Compensation	$5,444,159	$4,858,411	$4,397,957
Taxes	456,694	452,275	366,549
Insurance	1,137,055	3,641,450	4,052,595
Other	1,184,891	2,960,458	1,546,500

	$8,222,799	$11,912,594	$10,363,601

(8) Line of credit

        At January 1, 2016, the Company had a $10.0 million line of credit with Regions Bank. The line of credit was collateralized by substantially all assets of the Company and matured in January 2018.

        The line of credit bore interest at the "base" rate plus 2.75%. The "base" rate was defined as the rate per annum equal to the greatest of (a) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%; (b) the Prime Rate in effect on such day; and (c) LIBOR for an interest period of one-month, as determined on such day or, if such day is not a Business Day, on the immediately preceding Business Day plus 1%. The line of credit was collateralized by substantially all assets of the Company. The agreement was subject to certain financial and non-financial covenants.

        The Company had no outstanding balance on the line of credit as of December 31, 2017 and 2016. A letter of credit was issued for the benefit of the Company in the amount of $750,000, which had

(8) Line of credit (Continued)

been reduced to $400,000 as of December 31, 2017. In January 2018, ACC MW posted a deposit with the lender in order to maintain the letter of credit upon termination of the line.

(9) Notes payable

        The following comprise the Company's notes payable as of December 31, 2017, 2016 and 2015. The Company amended a portion of their debt subsequent to year end which is explained further in Note 20.

        The Company has a loan and security agreement with Czech Asset Management ("CAM"), which is the senior lender, with an original balance approximating $45.0 million with a delayed draw term loan commitment up to an additional $15.0 million. No additional draws have been made since inception of the loan. The loan bears interest at the one month LIBOR rate, subject to a floor of 3.00%, plus the applicable margin which is defined as 7.5% through January 27, 2016 and varying from 6.5% to 7.5% based on the senior debt leverage ratio thereafter (6.5% at December 31, 2017 and 2016) and required interest only payments monthly through December 31, 2016 and monthly principal of $93,750 thereafter through maturity, at which time all outstanding principal and unpaid interest is due. The term loan matures in April 2018; however, the maturity was extended as part of the debt amendment discussed in Note 20, and is collateralized by substantially all assets of the Company. The loan is subject to certain financial and non-financial covenants.

        The Company is required to measure excess cash flow as defined in the CAM loan agreement on an annual basis. Pursuant to the agreement, a prepayment of 50% of the excess cash flow for each fiscal year, less any voluntary prepayments, is to be made against the outstanding principal balance of the loan. For the year ended December 31, 2017, the Company estimated the excess cash flow payment to be $1.9 million, although payment has been waived in exchange for a $5 million voluntary principal reduction payment as part of the amendment discussed in Note 20. As of December 31, 2016, the Company estimated the excess cash flow payment to be $5.4 million in addition to the $1.1 million prepayment made before December 31, 2016, and the actual payment was $5.6 million. As of December 31, 2015, the Company estimated the excess cash flow payment to be $7.2 million and the actual payment was $6.3 million.

        Based on the foregoing, the voluntary principal reduction payment for 2017 and the estimated excess cash flow payments for 2016 and 2015 have been presented as current maturities of notes payable in the accompanying consolidated balance sheets.

        The Company has a term loan and security agreement with LBC Credit Partners II, L.P., LBC Credit Partners Parallel II, L.P. (collectively, "LBC") and Insight Equity MVCO Mezz Debt LLC ("Insight Equity") with an original balance of approximately $28.3 million. The outstanding principal bears interest at a rate less than or equal to 7.0% plus paid-in-kind ("PIK") interest that accrues to the principal balance at a rate no less than 5% as defined by certain financial covenant measurements stipulated by the loan agreement. The total interest rate is not to exceed 14% annually. The loan matures in October 2018; however, the maturity was extended as part of the debt amendment discussed in Note 20, and is collateralized by liens and security interests granted on substantially all property of the Company and is subordinate to the CAM note payable. The loan is subject to certain financial and non-financial covenants. During the years ended December 31, 2017, 2016 and 2015, PIK interest incurred of $1,451,610, $1,429,789 and $1,340,385 was added to the outstanding balance of the LBC and Insight Equity loans.

(9) Notes payable (Continued)

        Long-term debt consists of the following at December 31:

	2017	2016	2015
Notes payable to various finance companies for property and equipment, with monthly payments from $832 to $6,550; interest rates ranging from 0% to 7.18%; maturing from August 2018 to August 2021; collateralized by property and equipment.	$1,029,540	$1,580,114	$1,659,941
Notes payable to Caterpillar Financial for property and equipment, with monthly payments from $313 to $22,353; interest rates ranging from 4.18% to 5.95%; maturing from December 2018 to May 2022; monthly interest-only payments of 10.5%; collateralized by property and equipment.	4,632,955	5,641,964	4,653,036
Note payable to Czech Asset Management, with monthly interest-only payments of 9.50% to 10.5%; maturing in April 2018, collateralized by all assets.	30,487,209	37,203,035	45,000,000
Notes payable to LBC and Insight Equity, with monthly interest only payments of 7.0%; incurs PIK at 5.0%; maturing October 2018; collateralized by all assets.	29,505,659	28,054,049	29,624,260

Total notes payable	65,655,363	72,479,162	80,937,237
Less: current portion	(8,413,465)	(7,735,302)	(10,643,273)
Less: unamortized discount and debt issuance costs	(432,364)	(1,594,506)	(2,756,647)

Non-current portion	$56,809,534	$63,149,354	$67,537,317

        Following are future annual maturities of notes payable as of December 31, 2017:

Years ending:	Property and Equipment Notes Payable	Notes Payable	Total
2018	$2,288,465	$6,125,000	$8,413,465
2019	2,193,621	53,867,868	56,061,489
2020	919,882	—	919,882
2021	252,014	—	252,014
2022	8,513	—	8,513

Total	$5,662,495	$59,992,868	$65,655,363

(10) Capital lease obligations

        The Company is the lessee of equipment under capital leases expiring in 2021. The assets and liabilities under the capital leases are initially recorded at the lower of the present value of the minimum lease payments or the fair value of the assets. Each asset is depreciated over its expected useful life. Depreciation on the assets under capital leases charged to expense in 2017, 2016 and 2015 was $438,520, $336,702, and $90,420, respectively. At December 31, 2017, 2016 and 2015 property and equipment included $2,912,162, $2,889,094 and $1,656,087, respectively, of cost and $865,642, $427,122 and $90,420, respectively, of accumulated depreciation related to equipment under capital leases.

(10) Capital lease obligations (Continued)

        Minimum annual future lease payments under capital leases as of December 31, 2017 are:

Years ending:
2018	$618,332
2019	521,590
2020	397,991
2021	77,666

Total minimum payments	1,615,579
Less: amount representing interest	(40,232)

Present value of net minumum lease payment	1,575,347
Less: current portion	(618,332)

Non-current portion	$957,015

(11) Concentration of credit risk

        The Company maintains cash balances at various financial institutions. Deposits not to exceed $250,000 for each institution are insured by the Federal Deposit Insurance Corporation. At December 31, 2017, 2016 and 2015, the Company had uninsured cash and cash equivalents in the amount of $30,948,625, $30,626,326 and $31,534,608, respectively.

        The Company's business activities and accounts receivable are with customers in the construction industry, power and energy industry, pulp and paper industry, and various governmental authorities and municipalities, which for ACC SW are located primarily in Nevada, Utah, and Arizona, for ACC MW are located primarily in Colorado and for ACC WC are located in California and multiple other areas within the United States. For Saiia, they are located primarily in the southeastern United States. The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses.

(12) Related party transactions

        As of December 31, 2017, 2016 and 2015 the Company had $14,030,947, $13,340,657 and $14,136,196 of debt outstanding under a note payable with Insight Equity, a member of CCIH (See Note 9). The Company incurred $1,540,594, $1,564,002 and $1,529,561 of interest expense on the note payable during 2017, 2016 and 2015, respectively.

        During the years ended December 31, 2017, 2016 and 2015, the Company also incurred professional and legal services from Insight Equity in the amount of $16,794, $24,622 and $150,141, respectively. The balance due to Insight Equity as of December 31, 2017, 2016 and 2015, included in accounts payable in the accompanying consolidated financial statements was $1,202,673, $1,076,938 and $1,093,697, respectively. The balance due to Insight Equity as of December 31, 2017, 2016 and 2015, included in accrued expense in the accompanying consolidated financial statements was $50,000 for each year.

        As of December 31, 2017, 2016 and 2015, the Company had a $68,160, $67,781 and $58,880, respectively, due from an affiliate.

(13) Income taxes

        The provision (benefit) for income tax consist of the following for the years ended December 31:

	2017	2016	2015
Current provision	$46,013	$57,937	$183,530
Deferred provision (benefit)	3,507,136	(221,000)	1,192,000

Total provision (benefit) for income taxes	$3,553,149	$(163,063)	$1,375,530

        A reconciliation of the provision (benefit) for income taxes with amounts determined by applying the statutory U.S. federal income tax rate to income before income taxes is as follows:

	2017	2016	2015
Computed tax at the federal statutory rate of 34%	$1,250,000	$(216,000)	$1,234,000
State taxes, net of federal benefit	121,300	(21,000)	120,000
Effect of provision true-ups	(570,000)	64,500	—
Permanent items	81,100	46,500	60,000
Impact of the Tax Cuts Jobs Act	2,664,000	—	—
Other	6,749	(37,063)	(38,470)

	$3,553,149	$(163,063)	$1,375,530

        The Company's net deferred tax asset consists of the following at December 31:

	2017	2016	2015
Deferred tax assets (liabilities):
IBNR Accrual	$—	$—	$40,000
Other accrued expenses	61,521	242,000	635,000
Deferred compensation	676,652	856,000	82,000
Other	27,272	42,000	—
Net operating loss carryforwards	5,835,919	10,033,700	13,809,000
Deferred financing costs	49,138	114,000	151,000
Allowance for doubtful accounts	—	257,000	469,000
Depreciation and amortization	(875,938)	(2,006,000)	(1,331,000)

	$5,774,564	$9,538,700	$13,855,000
Less: valuation allowance	—	(257,000)	(4,762,000)

Net deferred tax asset	$5,774,564	$9,281,700	$9,093,000

        The Company's effective tax rate differs from the federal statutory rate primarily due to the change in federal corporate tax rate, state income taxes and permanent differences related to nondeductible items.

        At December 31, 2017, the Company has federal net operating loss carryforwards in the amount of approximately $22.5 million, which may be available to offset federal and state taxable income and will expire through 2032. Pursuant to the Internal Revenue Code, utilization of the Company's net operating loss carryforwards may be limited. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Tax Cuts and Jobs Act ("TCJA") was signed into law on December 22, 2017, which decreased the federal enacted tax rate to a flat 21%. The Company, recorded an estimated $3.1 million expense from the impact of changes in the tax rate on deferred tax assets and liabilities. The Company re-measured the deferred taxes to reflect the

(13) Income taxes (Continued)

reduced rate that will apply when these deferred taxes are settled or realized in future periods based on the enacted tax rates in the TCJA.

(14) Commitments and contingencies

        The Company leases land, buildings, office space, automobiles and trucks, apartments, computer hardware/ software, and various machinery and equipment under operating leases.

        Future annual minimum payments under operating leases with initial terms in excess of one year as of December 31, 2017 are as follows:

Years ending:
2018	$9,652,953
2019	8,127,151
2020	5,296,646
2021	1,684,566
2022	629,843

Total	$25,391,159

        Rent expense under these agreements was approximately $12,627,000, $10,487,000 and $7,783,000 for the years ended December 31, 2017, 2016 and 2015, respectively. The Company recognizes step rent provisions and rent concessions of operating leases on a straight-line basis over the life of the lease, and records the difference between the average rental amount charged to expense and the amount payable under the lease as deferred rent.

        Each of the companies have agreed to provide indemnification for each other's bid and performance bonds issued for projects awarded to either company. Further, the companies provide certain guarantees on each other's leases and supplier transactions.

        The Company has agreed to indemnify its officers and directors for certain events or occurrences that may arise as a result of the officer or director serving in such capacity. The term of the indemnification period is for the officers' or directors' lifetime. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. However, the Company maintains a directors and officers' liability insurance policy that enables it to recover a portion of any future amounts paid. As a result of its insurance policy coverage and no current or expected litigation against its officers or directors, the Company believes the estimated fair value of these indemnification agreements is minimal and has no liabilities recorded for these agreements as of December 31, 2017, 2016 and 2015.

        The Company enters into indemnification provisions under its agreements with other companies in its ordinary course of business, typically with business partners, customers, landlords, lenders and lessors. Under these provisions the Company generally indemnifies and holds harmless the indemnified party for losses suffered or incurred by the indemnified party as a result of the Company's activities or, in some cases, as a result of the indemnified party's activities under the agreement. The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is unlimited. The Company has not incurred material costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes the estimated fair value of these agreements is minimal. Accordingly, the Company has no liabilities recorded for these agreements as of December 31, 2017, 2016 and 2015.

(15) Litigation and claim matters

        The Company is party to legal proceedings in the ordinary course of business. The Company believes that the nature of these proceedings (which generally relate to disputes between the Company and its subcontractors, material suppliers or customers regarding payment for work performed or materials supplied) are typical for a construction firm of its size and scope, and no other pending proceedings are deemed to be materially detrimental and some claims may prove beneficial to the Company's financial condition. In the opinion of management, the outcome of such proceedings and litigation will not materially affect the Company's consolidated financial position, results of operations, or cash flows.

(16) Employee benefit plans

        On January 1, 2012, CCSI implemented a 409(b) deferred compensation plan ("CCSI 409(b) Plan") for selected employees to participate. Under the terms of the CCSI 409(b) Plan, management may elect to make contributions to the CCSI 409(b) Plan. For the years ending December 31, 2017, 2016 and 2015, CCSI contributed $169,575, $88,626 and $68,170 respectively, to the CCSI 409(b) Plan.

        CCSI and Saiia previously offered a qualified 401(k) retirement plan to their respective employees. Effective January 1, 2016, the Company restructured its 401(k) profit sharing plan resulting in the formation of The ACC Companies Retirement Savings Plan and Trust (the "Plan"). All assets of the affiliated plans were merged into the Plan in January 2016 and substantially all full-time employees are able to participate. The Company may make discretionary matching contributions but are subject to certain limitations. The Company's matching contributions to the Plan and the affiliated plans totaled $645,234, $348,715 and $373,848 for the years ended December 31, 2017, 2016 and 2015, respectively.

(17) Self-insured claims liability

        ACC MW, ACC SW, and ACC WC are primarily self-insured, up to certain limits, for the Company's employee group health claims. In addition, these entities were previously self-insured, up to certain limits, for the companies' automobile, general liability and workers' compensation. Operations are charged with the costs of the claims reported and an estimate of claims incurred but not reported. A liability for unpaid claims and the associated claim expenses, including incurred but not reported losses, is estimated and reflected in the consolidated balance sheet as an accrued liability. As of December 31, 2017, 2016 and 2015 the Company had accrued for claim liabilities incurred but not reported of $0, $0 and $100,758, respectively. As of December 31, 2017, 2016 and 2015, the Company had $149,370, $161,992 and $141,765, respectively, accrued for claim liabilities from the previously self-insured plans.

(18) Discontinued operations

        Held-for-sale disclosures and financial statement presentation—The Company continued to run-off the operations of an operating division that was sold previously, as the Company has completed its contractual obligations to provide services on projects associated with this division.

(18) Discontinued operations (Continued)

        The assets and liabilities classified as held for sale that are related to discontinued operations at December 31, are as follows:

	2017	2016	2015
Land and equipment held for sale, cost	$775,954	$977,108	$977,108
Less: accumulated impairment charges	(152,126)	—	—

	623,828	977,108	977,108
Unbilled claim receivable on completed contract	830,000	830,000	830,000

	$1,453,828	$1,807,108	$1,807,108

        This $830,000 amount is part of a larger request for equitable adjustment that the prime contractor has with the U.S. Navy. Although the prime contractor supports and has included the Company's portion of the request for equitable adjustment in its larger request and although the Company believes in its legal basis for its claim of unbilled amounts, there is uncertainty as to the resolution of the collectability due to changed conditions, design revisions by the counter party and counter party caused delays. Currently, management believes the amount recorded is fully collectible.

        For the years ended December 31, 2017, 2016 and 2015, there were no revenue generating operations in the sold division and, as such, there has been no activity recorded in the accompanying statements of income and member's equity. During 2017 land and equipment with an allocated cost of $201,154 was sold for proceeds of $154,611, resulting in a loss on disposal of $46,543.

(19) Backlog

        The Company's backlog (anticipated revenue from the uncompleted portions of awarded projects) was approximately $152,000,000 at December 31, 2017 which is scheduled for completion during 2018 and thereafter. Management estimates approximately $50,000,000 of revenue to be generated from unit price and time and materials contracts, for which, actual volumes can vary depending on future events.

(20) Subsequent events

        Subsequent events have been evaluated through September 20, 2018, which is the date the consolidated financial statements were available to be issued.

        The Company extended the maturities on the CAM and the LBC term loans on March 30, 2018 through an amendment to each of its loan and security agreements. The CAM loan matures in January 2019 and the interest rate effective March 2018, is the one month LIBOR rate, subject to a floor of 1%, plus the applicable margin which is defined as varying from 8.5% to 10.5% based on the senior debt leverage ratio. The LBC loan matures in July 2019 and effective October 2018, the PIK interest will accrue to the principal balance at a rate no less than 8% as defined by certain financial covenant measurements stipulated by the loan agreement. The total interest rate is not to exceed 17% annually.

        On August 9, 2018, the Company and CCIH entered into a Purchase and Sale Agreement (the Agreement) with a wholly-owned subsidiary of Infrastructure and Energy Alternatives, Inc. (IEA). Pursuant to the terms of the Agreement, IEA acquired the Company for approximately $145 million in cash and new financing. The Company agreed to provide reasonable cooperation with IEA in IEA's efforts to obtain the new financing although obtaining new financing is not a condition to the consummation of the acquisition.

CONSOLIDATED CONSTRUCTION SOLUTIONS I LLC
AND SUBSIDIARIES dba THE ACC COMPANIES

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)

(unaudited)

	June 30, 2018	December 31, 2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$20,961	$30,330
Contracts and other accounts receivable, net	57,961	50,891
Inventory	515	542
Prepaid insurance	1,201	1,649
Costs and estimated earnings in excess of billings on uncompleted contracts	7,613	3,827
Other current assets	1,341	1,170

TOTAL CURRENT ASSETS	89,592	88,409
Property and equipment, net	38,222	38,672
Assets held for sale	1,326	1,454
Other non-current assets	139	124
Due from affiliate	70	68
Intangible assets, net	1,494	1,611
Goodwill	715	715
Deferred tax asset, net	5,322	5,775

TOTAL ASSETS	$136,880	$136,828

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$20,113	$19,473
Accrued liabilities	6,323	8,223
Current maturities of capital lease obligations	538	618
Current maturities of property and equipment notes payable	2,494	2,288
Current maturities of notes payable	24,925	6,125
Billings in excess of costs and estimated earnings on uncompleted contracts	16,649	16,297

TOTAL CURRENT LIABILITIES	71,042	53,024
Capital lease obligations, net of current maturities	740	957
Property and equipment notes payable, net of current maturities	3,342	3,374
Notes payable, net of current maturities and unamortized discount and debt issuance costs	30,193	53,436

TOTAL LIABILITIES	105,317	110,791
COMMITMENTS AND CONTINGENCIES
TOTAL MEMBER'S EQUITY	31,563	26,037

TOTAL LIABILITIES AND MEMBER'S EQUITY	$136,880	$136,828

CONSOLIDATED CONSTRUCTION SOLUTIONS I LLC
AND SUBSIDIARIES dba THE ACC COMPANIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND MEMBER'S EQUITY

($ in thousands)

(unaudited)

	June 30, 2018	June 30, 2017
Contract revenue	$139,020	$122,976
Cost of contract revenue	118,792	106,266

Gross profit	20,228	16,710
General and administrative expenses	10,209	9,532

Income from operations	10,019	7,178

Other income (expense):
Interest income	5	1
Interest expense	(3,565)	(4,086)
Other income	28	12

Other expense, net	(3,532)	(4,073)

Income before income taxes	6,487	3,105
Income tax (expense) benefit	(493)	1,307

Net income	5,994	4,412
Member's equity, beginning of period	26,037	17,624
Distribution to member	(468)	(313)

Member's equity, June 30	$31,563	$21,723

CONSOLIDATED CONSTRUCTION SOLUTIONS I LLC
AND SUBSIDIARIES dba THE ACC COMPANIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in thousands)

(unaudited)

	June 30, 2018	June 30, 2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$5,994	$4,412
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,096	4,081
Amortization of debt issue costs and debt discount	366	581
Paid in kind interest expense	754	717
Gain on sale of property and equipment	(97)	(436)
Gain on sale of assets held for sale	(23)	—
Deferred income taxes, net	452	(1,336)
Changes in operating assets and liabilities:
Contracts and other accounts receivable, net	(7,071)	(951)
Inventory	27	16
Prepaid insurance	448	2,671
Costs and estimated earnings in excess of billings on uncompleted contracts	(3,786)	(3,972)
Other current assets	(169)	1,289
Other non-current assets	(14)	—
Accounts payable	639	(994)
Accrued liabilities	(1,899)	(5,148)
Billings in excess of costs and estimated earnings on uncompleted contracts	352	1,510

Net cash provided by operating activities	69	2,440

CASH FLOWS FROM INVESTING ACTIVITIES
Paid to affiliates, net	(2)	—
Purchase of property and equipment	(3,057)	(5,977)
Proceeds from disposal of assets held for sale	151	—
Proceeds from disposal of property and equipment	1,123	1,476

Net cash used in investing activities	(1,785)	(4,501)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of property and equipment notes payable	(1,271)	(1,031)
Repayment of capital lease obligations	(351)	(340)
Repayment of notes payable	(5,563)	(6,153)
Distributions to member	(468)	(313)

Net cash used in financing activities	(7,653)	(7,837)

NET INCREASE IN CASH AND CASH EQUIVALENTS	(9,369)	(9,898)
CASH AND CASH EQUIVALENTS
Beginning of period	30,330	29,427

End of period	$20,961	$19,529

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$3,094	$3,351

Cash paid for income taxes	$25	$29

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Equipment financed through capital lease obligations	$53	$23

Equipment financed through long-term debt	$1,445	$321

(1) Summary of significant accounting policies and basis of presentation

        Basis of presentation—The accompanying unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the "SEC"), and consequently may not include all disclosures normally required by accounting principles generally accepted in the United States of America. In the opinion of management, the accompanying unaudited interim condensed consolidated financial statements contain all adjustments necessary, all of which are of a normal and recurring nature, to present fairly our financial position, results of operations and cash flows. Certain information and note disclosures normally included in financial statements may have been condensed or omitted pursuant to the rules and regulations of the SEC. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2017.

        Nature of the corporation—Consolidated Construction Solutions I LLC dba The ACC Companies ("CCSI"), a limited liability company, was formed under the laws of the State of Delaware in November 2014 as the wholly-owned subsidiary of Consolidated Construction Investment Holdings LLC ("CCIH"). As part of a merger transaction between companies under common control (the "Merger") effective January 27, 2015, CCSI was established as the sole member of Consolidated Construction Solutions II LLC dba ACC Companies ("CCSII"), which is the sole member of Meadow Valley Parent Corp. dba American Civil Constructors ("MVPC") and Saiia Holdings LLC ("Saiia Holdings"). The merger transaction was completed with entities under common control. Accordingly, the consolidated assets and liabilities were recorded at historical cost.

        MVPC was organized under the laws of the State of Delaware on July 3, 2008. MVPC purchased all of the common stock of Meadow Valley Corporation ("MVCO") through a merger transaction that closed on February 2, 2009. MVCO is the parent company of Meadow Valley Contractors, Inc. dba ACC Southwest ("ACC SW"). MVPC is the parent company of Meadow Valley Trucking, Inc. ("MV Trucking"). MVPC is the sole member of American Civil Constructors LLC dba ACC Mountain West ("ACC MW"). ACC MW is the sole member of American Civil Constructors West Coast LLC dba ACC West Coast ("ACC WC").

        ACC SW is predominantly a general contractor, primarily engaged in the construction of structural concrete highway bridges and overpasses, earthwork, various types of site-work, and the paving of highways and roadways for various governmental authorities, municipalities and developers in the states of Nevada, Utah, and Arizona.

        ACC MW and ACC WC are also predominantly general contractors and are primarily engaged in the performance of a variety of construction services including construction, maintenance and repair of bridges, roadways, tunnels, underground utilities, golf courses and parks. Additionally, ACC MW performs specialty landscape services such as the construction of athletic fields and reclamation work. ACC MW maintains offices in Colorado and ACC WC maintains offices in California.

        Effective January 27, 2015, Saiia Holdings, an entity under common control, was merged into CCSII at historical cost. Saiia Holdings is the holding company for Saiia Construction Company LLC dba Saiia Construction Company LLC, an ACC Company ("Saiia"). Saiia is engaged in the business of providing contract site excavation/grading services, industrial site maintenance services, and contract mining services in the southeastern United States. Excavation and grading services involve the use of heavy equipment such as bulldozers, excavators, and scrapers for the purpose of grading or otherwise restricting the existing terrain. These services, which often also include installation of underground utilities as part of the site work, are primarily provided to industrial and commercial customers for site preparation prior to building construction by others. Excavation and grading services may also involve the construction of industrial settlement ponds, lagoons, levees, and landfills and may also include

(1) Summary of significant accounting policies and basis of presentation (Continued)

subsequent cleaning or remediation of those structures. Industrial site maintenance services include the provision of on-site services to landfill maintenance, waste handling and disposal, pond maintenance and cleanout, coal handling, road and ground maintenance. Mining services involve the use of heavy equipment to remove overburden and intra-burden material in and around quarry operations. The Mining division also provides services for green field sites from initial environmental pond construction to final reclamation. Saiia maintains an office in Alabama.

        Principles of consolidation—The accompanying condensed consolidated financial statements include the accounts of CCSI and its wholly-owned subsidiaries (collectively, the "Company"). Arrangements with joint ventures are included in the condensed consolidated balance sheets using the equity method and are included in the condensed consolidated statement of income based on the Company's pro-rata share of the revenues and costs of the joint venture. Intercompany transactions and balances have been eliminated in consolidation.

        Operating cycle—Assets and liabilities related to long-term contracts are included in current assets and current liabilities in the accompanying condensed consolidated balance sheets as they will be liquidated in the normal course of contract completion, although this may require more than one year.

        Use of estimates—The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from those estimates.

        Significant estimates are used when accounting for the percentage-of-completion and the estimated gross profit on projects in progress, depreciation and amortization methods and useful lives of long-lived assets, valuation of intangible assets including goodwill impairment, taxes including deferred tax assets, and contingencies.

        Revenue and cost recognition—Revenues are earned under fixed price, unit price, time and material and stand-ready service type contracts. Revenues from fixed price construction contracts are recognized on the percentage-of-completion method, which is measured by the ratio of contract costs incurred to estimated total contract costs at completion. This method is used because management considers total costs to be the best available measure of progress on the contracts. Revenues from unit price contracts are recognized as units are fulfilled under the contract. Revenue from time and material and stand-ready service type contracts and related cost of revenue are recognized either on the accrual basis of accounting or as materials or services are provided depending on the nature of the contract.

        Contract costs include all direct material, transportation, direct labor costs, field labor, equipment rent, subcontractor and certain indirect costs related to contract performance such as indirect labor, supplies, insurance, equipment repairs, depreciation costs, tools and direct overhead. Contracts using self-owned equipment and trucks are charged an internal rental fee. Selling, general and administrative expenses are accounted for as period costs and are, therefore, not included in the calculation of the estimates to complete construction contracts in progress.

        Project losses are provided for in their entirety in the period in which such estimated losses become evident, without reference to the percentage-of-completion. As contracts can extend over one or more accounting periods; changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income. The resulting adjustments are recognized in the period in which the

(1) Summary of significant accounting policies and basis of presentation (Continued)

revisions are determined. Costs related to change orders and claims are recognized when they are incurred.

        Change orders and claims are included in total estimated contract revenues when they can be reliably estimated and it is probable that the adjustment will be approved by the customer or realized.

        The accuracy of revenue and gross profit recognition in a given period is dependent on the accuracy of estimates of costs to complete each project. Cost estimates for all projects are detailed and originate in the bid process before a project is awarded. There are a number of factors that can contribute to changes in estimates of contract cost and profitability. The most significant of these include:

  •
  the completeness and accuracy of the original bid;

  •
  costs associated with added scope changes;

  •
  extended overhead expenses due to counter party, weather and other delays;

  •
  subcontractor performance issues;

  •
  changes in productivity expectations;

  •
  site conditions that are different from those assumed in the original bid;

  •
  changes in the availability and proximity of equipment and materials, and

  •
  project supervision and management.

        The foregoing factors as well as the stage of completion of contracts in process and the mix of contracts at different margins may cause fluctuations in gross profit between periods. Substantial changes in cost estimates have had, and in future periods may have, a significant effect on profitability.

        The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

        Cash and cash equivalents—All cash, certificates of deposit and highly liquid investments with original maturities of three months or less when purchased are considered cash equivalents. Balances of cash and cash equivalents are periodically maintained with financial and other institutions in excess of insured limits.

        Contracts and other accounts receivable, net—Contracts and other accounts receivable include contract receivables, retention receivable, and other trade receivables.

        The majority of the Company's work is performed on a contract basis but the Company does provide services to customers using credit terms customary in its industry. Contract receivables represent amounts billed but uncollected on completed construction contracts and construction contracts in progress. Generally, the terms of the contracts require monthly billings for work completed based on various measures of performance. Such progress billings may require customer or inspector approval prior to submission.

        Retention receivables include amounts that are held back until project completion and acceptance by the customer. Retention practices vary from contract to contract, but in general, retention (usually between 5% to 10% of the contract) is withheld from each progress payment by the owner.

(1) Summary of significant accounting policies and basis of presentation (Continued)

        Allowance for doubtful accounts—The Company follows the allowance method of recognizing uncollectible contracts and other accounts receivable. The allowance method recognizes bad debt expense based on a review of the individual accounts outstanding, historic loss experience and current economic conditions. As part of the review of individual accounts, an allowance for doubtful accounts is also recorded for specifically identified accounts that are being disputed based on contract penalty provisions and/or final contract settlement after all attempts to collect have failed. The Company writes off uncollectable receivables to the allowance when management deems further collection efforts will not produce additional recoveries.

        Inventory—Inventories are comprised primarily of construction materials that are used over the lifespan of more than one construction project in process. Inventories are valued at the lower of cost or net realizable value and are charged as a direct project cost when expended. At June 30, 2018 and December 31, 2017, the Company had no amounts recorded as an allowance for potentially obsolete or slow moving inventory.

        Property and equipment—Property and equipment are stated at cost. Additions and improvements are capitalized while ordinary maintenance and repaid expenditures are expensed as incurred. The cost of property and equipment is depreciated using the straight-line method over the estimated useful lives of 1 to 20 years. Leasehold improvements are recorded at cost and are amortized over their estimated useful lives or the lease term, whichever is shorter.

        Impairment of long-lived assets—Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of such assets to future undiscounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets. During the six-months ended June 30, 2018 and 2017, no impairment charges on long-lived assets were recorded.

        Assets held for sale—An asset is classified as held for sale when (i) management commits to a plan to sell and it is actively marketed; (ii) it is available for immediate sale and the sale is expected to be completed within one year, and (iii) it is unlikely significant changes to the plan will be made or that the plan will be withdrawn. Upon being classified as held for sale, the recoverability of the carrying value of the assets must be assessed, reported at the lower of the carrying value or fair value less costs to sell and the assets are no longer depreciated or amortized. During the six-months ended June 30, 2018 and 2017, the Company did not record any impairment charges on assets held for sale.

        Goodwill and other intangible assets—Intangible assets resulting from business combinations consist primarily of backlog, customer relationships, non-compete agreement, tradenames and goodwill. Intangible assets with finite lives are amortized over the period that the Company believes best reflects the period in which economic benefits will be utilized. The Company evaluates intangible assets with finite lives for recoverability when events or changes in circumstances indicate that these assets might be impaired. Intangible assets with indefinite lives are tested for impairment annually or more frequently if events or changes in circumstances indicate that the assets might be impaired. The Company has the option to perform a qualitative analysis before comparing their respective carrying values to estimates of the sum of the undiscounted future net cash flows expected to result from the assets, in determining whether assets are impaired.

        Goodwill represents the amount by which the total purchase price paid for acquisitions exceeds the estimated fair value of the net tangible and intangible assets acquired. The Company evaluates goodwill on an annual basis in the fourth quarter or more frequently if management believes indicators of

(1) Summary of significant accounting policies and basis of presentation (Continued)

impairment exist. Such indicators could include, but are not limited to (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator. The Company first assesses qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount, including goodwill. If management concludes that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, management conducts a two-step quantitative goodwill impairment test. The first step of the impairment test involves comparing the fair value of the applicable reporting unit with its carrying value. The Company estimates the fair values of its reporting units using a combination of the income, or discounted cash flows, approach and the market approach, which utilizes comparable companies' data. If the carrying amount of a reporting unit exceeds the reporting unit's fair value, management performs the second step of the goodwill impairment test.

        The second step of the goodwill impairment test involves comparing the implied fair value of the affected reporting unit's goodwill with the carrying value of that goodwill. The amount, by which the carrying value of the goodwill exceeds its implied fair value, if any, is recognized as an impairment loss. No impairment losses on goodwill were recognized during the six-months ended June 30, 2018 and 2017.

        Deferred financing fees and discount on debt—Deferred financing fees are being amortized using the effective interest method over the respective lives of the related debt obligations. In January 2015, the Company refinanced its debt as part of the Merger (Note 1) and recorded $2,814 as deferred financing fees and $1,008 as a discount on debt. Amortization expense of approximately $365 and $581 is included in interest expense for the six months ended June 30, 2018 and 2017, respectively. The aggregate amount of unamortized deferred financing fees and discount on debt is reported as a reduction of notes payable in the accompanying condensed consolidated balance sheets.

        Income taxes—CCSI is treated as a partnership for income tax purposes, however, certain subsidiaries file consolidated corporate tax returns with their subsidiaries on a consolidated basis. The Company accounts for income taxes by recognizing deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's consolidated financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the consolidated financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. To the extent that the Company does not consider it more likely than not that a deferred tax asset will be recovered, it provides a valuation allowance.

        The Company absorbs the net income or loss of its applicable subsidiaries pursuant to a tax sharing agreement, which calls for any income tax receivable or payable normally to be remitted to, or paid by, the applicable subsidiary.

        If the Company is required to pay interest on the underpayment of income taxes, the Company recognizes interest expense in the first period the interest becomes due according to the provisions of the relevant tax law. If the Company is subject to payment of penalties, the Company recognizes an expense for the amount of the statutory penalty in the period when the position is taken on the income tax return. If the penalty was not recognized in the period when the position was initially taken, the expense is recognized in the period when the Company changes its judgment about meeting minimum statutory thresholds related to the initial position taken. Fiscal years ending on or after 2014 remain subject to examination by federal and state tax authorities.

        Newly issued accounting pronouncements—In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts

(1) Summary of significant accounting policies and basis of presentation (Continued)

with Customers (Topic 606) that will supersede most current revenue recognition guidance, including industry-specific guidance. The core principle of the new guidance is that an entity will recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The standard provides a five-step analysis of transactions to determine when and how revenue is recognized. Other major provisions include the capitalization and amortization of certain contract costs, ensuring the time value of money is considered in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. Additionally, the guidance requires disclosures related to the nature, amount, timing, and uncertainty of revenue that is recognized. In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606), which changed the effective date of the provisions of ASU No. 2014-09. As a result, the amendments are required to be adopted for the Company's December 31, 2019 consolidated financial statements. Early adoption is permitted. Transition to the new guidance may be done using either a full or modified retrospective method.

        Management has not yet begun the process of implementing the new standard other than attending various seminars and trainings to develop an understanding of the new requirements. Management anticipates developing additional controls and procedures for identification of performance obligations and uninstalled materials as well as developing accounting policies for various types of variable consideration that are frequently incorporated into construction contract documents and pre-contract costs. Therefore, at this time management is unable to determine impact, if any, that adoption of the amendments provided in ASU 2014-09 will have on the consolidated financial statements.

        In November 2015, the FASB issued ASU No. 2015-17, Balance Sheet Classification of Deferred Taxes (Topic 740). ASU 2015-17 requires entities to classify deferred tax liabilities and assets as noncurrent in a classified balance sheet and is effective for fiscal years beginning after December 15, 2016. For particular tax-paying components of an entity and within a particular tax jurisdiction, all deferred tax liabilities and assets, as well as any related valuation allowances, shall be offset and presented in a single noncurrent amount. The Company has applied the amendments provided in ASU 2015-17 to the accompanying condensed consolidated balance sheets.

        In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). ASU 2016-02 requires that a lease liability and related right-of-use-asset representing the lessee's right to use or control the asset be recorded on the balance sheet upon the commencement of all leases except for short-term leases. Leases will be classified as either finance leases or operating leases, which are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in existing lease accounting guidance. As a result, the effect of leases in the statement of income and the statement of cash flows will be substantially unchanged from the existing lease accounting guidance. ASU 2016-02 is effective for fiscal years beginning after December 15, 2019. Early adoption is permitted. The Company has estimated that if they were to adopt the amendments provided in ASU 2016-02 as of June 30, 2018, a non-current right of use asset of approximately $22,419 would be recorded and a corresponding current and non-current lease liability of approximately $9,726 and $12,693, respectively, would be recorded in the accompanying condensed consolidated balance sheet. The estimate was calculated using the minimum future lease payments (see Note 14) and a discount rate of 6% representing the Company's expected incremental borrowing rate were it to seek operational financing.

(2) Contracts and other accounts receivable, net

        Contracts and other accounts receivable, net consists of the following:

	June 30, 2018	December 31, 2017
Contracts in progress	$45,735	$38,600
Contracts in progress—retention	7,378	12,067
Completed contracts	2,990	11
Completed contracts—retention	1,658	69
Other receivables	225	169

	57,986	50,916
Allowance for doubtful accounts	(25)	(25)

	$57,961	$50,891

        The balances billed but not paid by customers pursuant to retainage provisions in construction contracts generally become due upon completion of the contracts and acceptance by the owners.

        Retainage amounts of $9,036 at June 30, 2018 are expected to be collected at the end of the contracts.

(3) Costs and estimated earnings on uncompleted contracts

        Costs and estimated earnings on uncompleted contracts are summarized as follows:

	June 30, 2018	December 31, 2017
Costs incurred on uncompleted contracts	$398,332	$452,197
Estimated earnings to date	56,437	70,101

	454,769	522,298
Less: billings to date	(463,805)	(534,768)

	$(9,036)	$(12,470)

        Included in the accompanying condensed consolidated balance sheets under the following captions:

	June 30, 2018	December 31, 2017
Costs and estimated earnings in excess of billings on uncompleted contracts	$7,613	$3,827
Billings in excess of costs and estimated earnings on uncompleted contracts	(16,649)	(16,297)

	$(9,036)	$(12,470)

(4) Property and equipment, net

        Property and equipment, net consists of the following:

	June 30, 2018	December 31, 2017
Land	$860	$860
Buildings and improvements	2,540	2,540
Computer & office equipment	1,942	1,807
Machinery & equipment	65,328	63,944
Trucks & trailers	13,170	12,535
Leasehold improvements	92	86

	83,932	81,772
Less: Accumulated depreciation	(45,710)	(43,100)

	$38,222	$38,672

        Depreciation expense for the six-months ended June 30, 2018 and 2017 was $3,979 and $3,961, respectively.

(5) Goodwill and intangible assets

        Goodwill represents the amount by which the total purchase price paid for Saiia exceeded the estimated fair value of the identifiable net assets acquired. Intangible assets were acquired in acquisition transactions related to ACC MW, Saiia, and ACC SW. The estimated useful lives and carrying values of intangible assets and the carrying value of goodwill was as follows:

	Estimated Useful Life	June 30, 2018	December 31, 2017
Customer relationships	2 - 12 years	$1,900	$1,900
Trade name	Indefinite	792	792
Trademarks	7 - 8 years	600	600

		3,292	3,292
Less: Accumulated amortization		(1,798)	(1,681)

		$1,494	$1,611

Goodwill		$715	$715
Less: Accumulated impairment		—	—

		$715	$715

        Amortization expense associated with intangible assets with definite lives was $117 and $119 for the six-months ended June 30, 2018 and 2017, respectively.

(5) Goodwill and intangible assets (Continued)

        Estimated annual amortization expense for each of the five succeeding years is as follows:

Annual periods ending June 30:	Total
2019	$181
2020	158
2021	158
2022	158
2023	47

Total	$702

(6) Accounts payable

        Accounts payable consists of the following:

	June 30, 2018	December 31, 2017
Trade	$13,399	$11,345
Subcontractors	4,676	5,579
Retentions	2,038	2,549

	$20,113	$19,473

(7) Accrued liabilities

        Accrued liabilities consist of the following:

	June 30, 2018	December 31, 2017
Compensation	$4,800	$5,444
Taxes	651	457
Insurance	370	1,137
Other	502	1,185

	$6,323	$8,223

(8) Line of credit

        At January 1, 2017, the Company had a $10.0 million line of credit with Regions Bank. The line of credit was collateralized by substantially all assets of the Company, had no outstanding balance as of December 31, 2017 and matured in January 2018.

        The line of credit bore interest at the "base" rate plus 2.75%. The "base" rate was defined as the rate per annum equal to the greatest of (a) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%; (b) the Prime Rate in effect on such day; and (c) LIBOR for an interest period of one-month, as determined on such day or, if such day is not a Business Day, on the immediately preceding Business Day plus 1%. The line of credit was collateralized by substantially all assets of the Company. The agreement was subject to certain financial and non-financial covenants.

        A letter of credit was issued for the benefit of the Company in the amount of $750, which had been reduced to $400 as of December 31, 2017. In January 2018, ACC MW posted a deposit with the

(8) Line of credit (Continued)

lender in order to maintain the letter of credit upon termination of the line. The deposit is included as cash in the condensed consolidated balance sheets.

(9) Notes payable

        The following comprise the Company's notes payable as of June 30, 2018 and December 31, 2017.

        The Company has a loan and security agreement with Czech Asset Management ("CAM"), which is the senior lender, with an original balance approximating $45.0 million with a delayed draw term loan commitment up to an additional $15.0 million. No additional draws have been made since inception of the loan. As of December 31, 2017, the loan bore interest at the one month LIBOR rate, subject to a floor of 3.00%, plus the applicable margin which is defined as 7.5% through January 27, 2016 and varying from 6.5% to 7.5% based on the senior debt leverage ratio thereafter (6.5% at December 31, 2017) and required interest only payments monthly through December 31, 2016 and monthly principal of $94 thereafter through maturity, at which time all outstanding principal and unpaid interest is due. The term loan was to mature in April 2018; however, effective March 30, 2018, the maturity was extended to January 2019, and continues to be collateralized by substantially all assets of the Company. The interest rate effective upon execution of the extension is the one month LIBOR rate, subject to a floor of 1%, plus the applicable margin which is defined as varying from 8.5% to 10.5% based on the senior debt leverage ratio (8.5% at June 30, 2018). The loan is subject to certain financial and non-financial covenants.

        The Company is required to measure excess cash flow as defined in the CAM loan agreement on an annual basis. Pursuant to the agreement, a prepayment of 50% of the excess cash flow for each fiscal year, less any voluntary prepayments, is to be made against the outstanding principal balance of the loan. For the year ended December 31, 2017, the Company estimated the excess cash flow payment to be $1.9 million, although payment was waived in exchange for a $5 million voluntary principal reduction payment made during the six-months ended June 30, 2018.

        The Company has a term loan and security agreement with LBC Credit Partners II, L.P., LBC Credit Partners Parallel II, L.P. (collectively, "LBC") and Insight Equity MVCO Mezz Debt LLC ("Insight Equity") with an original balance of approximately $28.3 million. The outstanding principal bears interest at a rate less than or equal to 7.0% plus paid-in-kind ("PIK") interest that accrues to the principal balance at a rate no less than 5% as defined by certain financial covenant measurements stipulated by the loan agreement. The total interest rate is not to exceed 14% annually. The loan was set to mature on October 2018; however, effective March 30, 2018, the maturity was extended until July 2019 as part of a debt amendment, and is collateralized by liens and security interests granted on substantially all property of the Company and is subordinate to the CAM note payable. Effective October 2018, the PIK interest will accrue to the principal balance at a rate no less than 8% as defined by certain financial covenant measurements stipulated by the loan agreement. The total interest rate is not to exceed 17% annually. The loan is subject to certain financial and non-financial covenants. During the six-months ended June 30, 2018 and 2017, PIK interest incurred of $754 and $717, respectively, was added to the outstanding balance of the LBC and Insight Equity loans.

(9) Notes payable (Continued)

        Long-term debt consists of the following:

	June 30, 2018	December 31, 2017
Notes payable to various finance companies for property and equipment, with monthly payments from $1 to $7; interest rates ranging from 0% to 7.18%; maturing from August 2018 to August 2021; collateralized by property and equipment.	$761	$1,030
Notes payable to Caterpillar Financial for property and equipment, with monthly payments from $1 to $22; interest rates ranging from 4.18% to 5.95%; maturing from December 2019 to May 2023; monthly interest-only payments of 10.5%; collateralized by property and equipment.	5,075	4,633
Note payable to Czech Asset Management, with monthly interest-only payments of 8.5% to 10.5%; maturing in January 2019, collateralized by all assets.	24,925	30,487
Notes payable to LBC and Insight Equity, with monthly interest only payments of 7.0%; incurs PIK at 5.0%; maturing July 2019; collateralized by all assets.	30,259	29,505

Total notes payable	61,020	65,655
Less: current portion	(27,419)	(8,413)
Less: unamortized discount and debt issuance costs	(66)	(432)

Non-current portion	$33,535	$56,810

        Following are future annual maturities of notes payable:

Annual periods ending June 30:	Property and Equipment Notes Payable	Notes Payable	Total
2019	$2,494	$24,925	$27,419
2020	1,978	30,259	32,237
2021	947	—	947
2022	312	—	312
2023	105	—	105

Total	$5,836	$55,184	$61,020

(10) Capital lease obligations

        The Company is the lessee of equipment under capital leases expiring in 2021. The assets and liabilities under the capital leases are initially recorded at the lower of the present value of the minimum lease payments or the fair value of the assets. Each asset is depreciated over its expected useful life. Depreciation on the assets under capital leases charged to expense during the six-months ended June 30, 2018 and 2017, was $224 and $218, respectively. At June 30, 2018 and December 31, 2017 property and equipment included $2,965 and $2,912, respectively, of cost and $1,085 and $866, respectively, of accumulated depreciation related to equipment under capital leases.

(10) Capital lease obligations (Continued)

        Minimum annual future lease payments under capital leases:

Annual periods ending June 30:
2019	$589
2020	494
2021	266
2022	12

Total minimum payments	1,361
Less: amount representing interest	(83)

Present value of net minumum lease payment	1,278
Less: current portion	(538)

Non-current portion	$740

(11) Concentration of credit risk

        The Company maintains cash balances at various financial institutions. Deposits not to exceed $250 for each institution are insured by the Federal Deposit Insurance Corporation. At June 30, 2018 and December 31, 2017, the Company had uninsured cash and cash equivalents in the amount of $21,450 and $30,949, respectively.

        The Company's business activities and accounts receivable are with customers in the construction industry, power and energy industry, pulp and paper industry, and various governmental authorities and municipalities, which for ACC SW are located primarily in Nevada, Utah, and Arizona, for ACC MW are located primarily in Colorado and for ACC WC are located in California and multiple other areas within the United States.

        For Saiia, they are located primarily in the southeastern United States. The Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses.

(12) Related party transactions

        As of June 30, 2018 and December 31, 2017, the Company had $14,389 and $14,031 of debt outstanding under a note payable with Insight Equity, a member of CCIH (See Note 9). The Company incurred $784 and $766 of interest expense on the note payable during the six-months ended June 30, 2018 and 2017, respectively.

        During the six-months ended June 30, 2018 and 2017, the Company also incurred professional and legal services from Insight Equity in the amount of $0 and $10, respectively. The balance due to Insight Equity as of June 30, 2018 and December 31, 2017, included in accounts payable and accrued expenses in the accompanying condensed consolidated financial statements was $1,203 and $1,203, and $50 and $50, respectively.

        As of June 30, 2018 and December 31, 2017, the Company had a $70 and $68, respectively, due from an affiliate.

(13) Income taxes

        The provision (benefit) for income tax consist of the following for the six months ended:

	June 30, 2018	June 30, 2017
Current provision	$—	$—
Deferred provision (benefit)	493	(1,307)

Total provision (benefit) for income taxes	$493	$(1,307)

        A reconciliation of the provision (benefit) for income taxes with amounts determined by applying the statutory U.S. federal income tax rate to income before income taxes for the six months ended:

	June 30, 2018	June 30, 2017
Computed tax at the federal statutory rate of 21% and 34%	$356	$(451)
State taxes, net of federal benefit	67	(44)
Effect of prior period true-up	—	(875)
Permanent items	8	71
Other	62	(8)

	$493	$(1,307)

        The Company's net deferred tax asset consists of the following:

	June 30, 2018	December 31, 2017
Deferred tax assets (liabilities):
Other accrued expenses	$57	$62
Deferred compensation	641	677
Other	27	27
Net operating loss carryforwards	5,432	5,836
Deferred financing costs	39	49
Depreciation and amortization	(874)	(876)

Net deferred tax asset	$5,322	$19

        The Company's effective tax rate differs from the federal statutory rate primarily due to the change in federal corporate tax rate, state income taxes and permanent differences related to nondeductible items.

        At June 30, 2018, the Company has federal net operating loss carryforwards in the amount of approximately $22.5 million, which may be available to offset federal and state taxable income and will expire through 2032. Pursuant to the Internal Revenue Code, utilization of the Company's net operating loss carryforwards may be limited. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Tax Cuts and Jobs Act ("TCJA") was signed into law on December 22, 2017, which decreased the federal enacted tax rate from an effective rate of 34% to a flat 21%. The Company re-measured the deferred taxes as of that date to reflect the reduced rate that will apply when these deferred taxes are settled or realized in future periods based on the enacted tax rates in the TCJA.

(14) Commitments and contingencies

        The Company leases land, buildings, office space, automobiles and trucks, apartments, computer hardware/ software, and various machinery and equipment under operating leases.

        Future annual minimum payments under operating leases with initial terms in excess of one year as of June 30, 2018 are as follows:

Annual periods ending June 30:
2019	$10,309
2020	8,706
2021	4,396
2022	1,393
2023	202

Total	$25,006

        Rent expense under these agreements was $7,673 and $5,664 for the six-months ended June 30, 2018 and 2017, respectively. The Company recognizes step rent provisions and rent concessions of operating leases on a straight-line basis over the life of the lease, and records the difference between the average rental amount charged to expense and the amount payable under the lease as deferred rent.

        Each of the companies have agreed to provide indemnification for each other's bid and performance bonds issued for projects awarded to either company. Further, the companies provide certain guarantees on each other's leases and supplier transactions.

        The Company has agreed to indemnify its officers and directors for certain events or occurrences that may arise as a result of the officer or director serving in such capacity. The term of the indemnification period is for the officers' or directors' lifetime. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited. However, the Company maintains a directors and officers' liability insurance policy that enables it to recover a portion of any future amounts paid. As a result of its insurance policy coverage and no current or expected litigation against its officers or directors, the Company believes the estimated fair value of these indemnification agreements is minimal and has no liabilities recorded for these agreements as of June 30, 2018 and December 31, 2017.

        The Company enters into indemnification provisions under its agreements with other companies in its ordinary course of business, typically with business partners, customers, landlords, lenders and lessors. Under these provisions the Company generally indemnifies and holds harmless the indemnified party for losses suffered or incurred by the indemnified party as a result of the Company's activities or, in some cases, as a result of the indemnified party's activities under the agreement. The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is unlimited. The Company has not incurred material costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes the estimated fair value of these agreements is minimal. Accordingly, the Company has no liabilities recorded for these agreements as of June 30, 2018 and December 31, 2017.

(15) Litigation and claim matters

        The Company is party to legal proceedings in the ordinary course of business. The Company believes that the nature of these proceedings (which generally relate to disputes between the Company and its subcontractors, material suppliers or customers regarding payment for work performed or

(15) Litigation and claim matters (Continued)

materials supplied) are typical for a construction firm of its size and scope, and no other pending proceedings are deemed to be materially detrimental and some claims may prove beneficial to the Company's financial condition. In the opinion of management, the outcome of such proceedings and litigation will not materially affect the Company's consolidated financial position, results of operations, or cash flows.

(16) Employee benefit plans

        On January 1, 2012, CCSI implemented a 409(b) deferred compensation plan ("CCSI 409(b) Plan") for selected employees to participate. Under the terms of the CCSI 409(b) Plan, management may elect to make contributions to the CCSI 409(b) Plan. For the six-months ended June 30, 2018 and 2017, CCSI contributed $86 and $62, respectively, to the CCSI 409(b) Plan.

        CCSI and Saiia previously offered a qualified 401(k) retirement plan to their respective employees. Effective January 1, 2016, the Company restructured its 401(k) profit sharing plan resulting in the formation of The ACC Companies Retirement Savings Plan and Trust (the "Plan"). All assets of the affiliated plans were merged into the Plan in January 2016 and substantially all full-time employees are able to participate. The Company may make discretionary matching contributions but are subject to certain limitations.

        The Company's matching contributions to the Plan and the affiliated plans totaled $332 and $230 for the six-months ended June 30, 2018 and 2017, respectively.

(17) Self-insured claims liability

        ACC MW, ACC SW, and ACC WC are primarily self-insured, up to certain limits, for the Company's employee group health claims. In addition, these entities were previously self-insured, up to certain limits, for the companies' automobile, general liability and workers' compensation. Operations are charged with the costs of the claims reported and an estimate of claims incurred but not reported. A liability for unpaid claims and the associated claim expenses, including incurred but not reported losses, is estimated and reflected in the condensed consolidated balance sheet as an accrued liability. As of June 30, 2018 and December 31, 2017, the Company had no claim liabilities incurred but not reported. As of June 30, 2018 and December 31, 2017, the Company had $149 and $149, respectively, accrued for claim liabilities from the previously self-insured plans.

(18) Discontinued operations

        Held-for-sale disclosures and financial statement presentation—The Company continued to run-off the operations of an operating division that was sold previously, as the Company has completed its contractual obligations to provide services on projects associated with this division. The assets and liabilities classified as held for sale that are related to discontinued operations are as follows:

	June 30, 2018	December 31, 2017
Land and equipment held for sale, cost	$610	$776
Less: accumulated impairment charges	(114)	(152)

	496	624
Unbilled claim receivable on completed contract	830	830

	$1,326	$1,454

(18) Discontinued operations (Continued)

        The $830 amount is part of a larger request for equitable adjustment that the prime contractor has with the U.S. Navy. Although the prime contractor supports and has included the Company's portion of the request for equitable adjustment in its larger request and although the Company believes in its legal basis for its claim of unbilled amounts, there is uncertainty as to the resolution of the collectability due to changed conditions, design revisions by the counter party and counter party caused delays. Currently, management believes the amount recorded is fully collectible.

        For the six-months ended June 30, 2018 and 2017, there were no revenue generating operations in the sold division and, as such, there has been no activity recorded in the accompanying condensed consolidated statements of income and member's equity. During the six months ended June 30, 2018 land and equipment with an allocated cost of $128 was sold for proceeds of $151, resulting in a gain on disposal of $23.

(19) Backlog

        The Company's backlog (anticipated revenue from the uncompleted portions of awarded projects) was approximately $104,779 at June 30, 2018, which is scheduled for completion during the second half of 2018 and thereafter. Management estimates approximately $149,281 of revenue to be generated from unit price and time and materials contracts, for which, actual volumes can vary depending on future events.

(20) Subsequent events

        Subsequent events have been evaluated through September 20, 2018, which is the date the condensed consolidated financial statements were available to be issued.

        On August 9, 2018, the Company and CCIH entered into a Purchase and Sale Agreement (the Agreement) with a wholly-owned subsidiary of Infrastructure and Energy Alternatives, Inc. (IEA). Pursuant to the terms of the Agreement, IEA acquired the Company for approximately $145 million in cash and new financing. The Company agreed to provide reasonable cooperation with IEA in IEA's efforts to obtain the new financing although obtaining new financing is not a condition to the consummation of the acquisition.

Subscription Rights to Purchase Up to 15,000 Units
Consisting of an Aggregate of Up to 15,000 Shares of Series B-3 Preferred Stock
and Warrants to Purchase Up to 515,625 Shares of Common Stock
at a Subscription Price of $1,000.00 Per Unit

PROSPECTUS

                              , 20

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby (except any underwriting discounts and commissions that may be incurred).

SEC registration fee	$1,947
Accounting fees and expenses	$150,000
Legal fees and expenses	$100,000
Subscription Agent, Transfer Agent Information Agent and Warrant Agent fees and expenses	$40,000
Printing expenses	$250,000
Miscellaneous expenses	$1,150

Total expenses	$543,097

Item 14.    Indemnification of Directors and Officers.

        Our Certificate of Incorporation provides that all of our directors, officers, employees and agents will be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the "DGCL"), as is currently in effect or as may be amended. Section 145 of the DGCL as currently in effect provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys' fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, Bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

        Our Certificate of Incorporation provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification thereunder shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized thereby.

        The Company has obtained directors' and officers' insurance to cover its directors, officers and some of its other employees for certain liabilities.

        Our Bylaws provide for the indemnification of our directors, officers or other persons in accordance with our Certificate of Incorporation.

        We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our current Certificate of Incorporation. The indemnification agreements require us, among other things, to indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

        The general effect of the foregoing is to provide indemnification to officers and directors for liabilities that may arise by reason of their status as officers or directors, other than liabilities arising from willful or intentional misconduct, acts or omissions not in good faith, unlawful distributions of corporate assets or transactions from which the officer or director derived an improper personal benefit.

Item 15.    Recent Sales of Unregistered Securities

        The following sets forth information regarding unregistered securities sold by us within the past three years that were not registered under the Securities Act.

Series B-3 Preferred Stock and Warrants—November 2019

        On November 14, 2019, we issued 80,000 shares of Series B-3 Preferred Stock and Third ECA Warrants to purchase 3,568,750 shares of Common Stock to ASSF IV and ASOF Holdings for an aggregate purchase price of $80.0 million. On November 14, 2019, we also issued 19,123.87 shares of Series B-3 Preferred Stock and Preferred Exchange Agreement Warrants to purchase 657,383 shares of Common Stock to IEA LLC in exchange for 50% of the outstanding Series A Preferred Stock held by IEA LLC. The issuances of the Series B-3 Preferred Stock and Third ECA Warrants to ASSF IV and ASOF Holdings, and Series B-3 Preferred Stock and Preferred Exchange Agreement Warrants IEA LLC, were exempt from registration pursuant to Section 4(a)(2) of the Securities Act on the basis of the Company's preexisting relationship with the recipients and the fact that the securities were issued without any form of general solicitation or general advertising. For a description of the terms and conditions of the Series B-3 Preferred Stock Third ECA Warrants and Preferred Exchange Agreement Warrants, please see "Description of Securities."

Series B-2 Preferred Stock and Warrants—August 2019

        On August 30, 2019, we issued 50,000 shares of Series B-2 Preferred Stock and Second ECA Warrants to purchase 900,000 shares of Common Stock to ASSF IV and ASOF Holdings for an aggregate purchase price of $50.0 million. On November 14, 2019, we amended and restated the Series B-2 Certificate. The issuances of the Series B-2 Preferred Stock and Second ECA Warrants were exempt from registration pursuant to Section 4(a)(2) of the Securities Act on the basis of the Company's preexisting relationship with the recipients and the fact that the securities were issued without any form of general solicitation or general advertising. For a description of the terms and conditions of the Series B-2 Preferred Stock and Second ECA Warrants, please see "Description of Securities."

Series B-1 Preferred Stock and Warrants—May 2019

        On May 20, 2019, we issued 50,000 shares of Series B-1 Preferred Stock and First ECA Warrants to purchase 2,545,934 shares of Common Stock to ASSF IV and Oaktree for an aggregate purchase price of $50.0 million. On November 14, 2019, we amended and restated the Series B-1 Certificate. The issuances of the Series B-1 Preferred Stock and First ECA Warrants were exempt from registration pursuant to Section 4(a)(2) of the Securities Act on the basis of the Company's preexisting relationship with the recipients and the fact that the securities were issued without any form of general solicitation or general advertising. For a description of the terms and conditions of the Series B-1 Preferred Stock and First ECA Warrants, please see "Description of Securities."

William Charles Acquisition—November 2018

        In connection with our acquisition of William Charles on November 2, 2018, we issued approximately 477,621 shares of Common Stock in partial consideration for the acquisition. The issuance of the Common Stock was exempt from registration pursuant to Section 4(a)(2) of the Securities Act on the basis that the securities were issued to accredited investors, were not part of a public offering, and were issued without any form of general solicitation of general advertising.

Merger—March 2018

        In connection with the Merger in March 2018, we issued to (i) IEA LLC 10,428,500 shares of Common Stock and 34,965 shares of Series A Preferred Stock, (ii) financial advisors of the Company and IEA LLC in payment of advisory fees in connection with the Merger an aggregate of 469,968 shares of Common Stock, and (iii) to the subscribers party to the Subscription and Backstop Agreement, dated March 7, 2018, 1,500,000 Backstop Warrants. The issuances of Common Stock, Series A Preferred Stock and Backstop Warrants were exempt from registration pursuant to Section 4(a)(2) of the Securities Act on the basis that the securities were issued to accredited investors, were not part of a public offering, and were issued without any form of general solicitation of general advertising. For a description of the terms and conditions of the Common Stock, Series A Preferred Stock and Backstop Warrants, please see "Description of Securities."

M III Private Placement—July 2016

        In connection with our initial public offering on July 6, 2016, we completed a private placement of 460,000 units ("Placement Units") at a price of $10.00 per Placement Unit, generating total proceeds of $4.6 million. Each Placement Unit consisted of one share of Common Stock and one Private Placement Warrant. The issuances of the Common Stock and Private Placement Warrants were exempt from registration pursuant to Section 4(a)(2) of the Securities Act on the basis that the securities were issued to accredited investors, were not part of a public offering, and were issued without any form of general solicitation of general advertising. For a description of the terms and conditions of the Common Stock and Private Placement Warrants, please see "Description of Securities."

Item 16.    Exhibits and Financial Statement Schedules.

(a)   Exhibits

        The following exhibits are being filed with this registration statement:

Exhibit		Description
2.1	#	Agreement and Plan of Merger, dated as of November 3, 2017, by and among the Company, IEA Energy Services LLC, Wind Merger Sub I, Inc., Wind Merger Sub II, LLC, Infrastructure and Energy Alternatives, LLC, Oaktree Power Opportunities Fund III Delaware, L.P., solely in its capacity as the representative of the seller, and, solely for purposes of Section 10.3 thereof, and, to the extent related thereto, Article 12 thereof, M III Sponsor I LLC and M III Sponsor I LP (incorporated by reference to Exhibit 2.1 to the Company's Amendment No. 1 to its Current Report on Form 8-K (File No. 001-37796) filed November 8, 2017).

Exhibit	Description
2.2	Amendment No. 1 to the Agreement and Plan of Merger, dated as of November 15, 2017, by and among IEA Energy Services LLC, M III Acquisition Corp., Wind Merger Sub I, Inc., Wind Merger Sub II, LLC, Infrastructure and Energy Alternatives, LLC, Oaktree Power Opportunities Fund III Delaware, L.P., solely in its capacity as the representative of the seller, and solely for purposes of Section 10.3 thereof, and, to the extent related thereto, Article 12 thereof, M III Sponsor I LLC and M III Sponsor I LP (incorporated by reference to Exhibit 2.2 to the Company's Current Report on Form 8-K (File No. 001-37796) filed November 21, 2017).

2.3	Amendment No. 2 to the Agreement and Plan of Merger, dated as of December 27, 2017, by and among IEA Energy Services LLC, M III Acquisition Corp., Wind Merger Sub I, Inc., Wind Merger Sub II, LLC, Infrastructure and Energy Alternatives, LLC, Oaktree Power Opportunities Fund III Delaware, L.P., solely in its capacity as the representative of the seller, and solely for purposes of Section 10.3 thereof, and, to the extent related thereto, Article 12 thereof, M III Sponsor I LLC and M III Sponsor I LP (incorporated by reference to Exhibit 2.3 to the Company's Current Report on Form 8-K (File No. 001-37796) filed January 2, 2018).

2.4	Amendment No. 3 to the Agreement and Plan of Merger, dated as of January 9, 2018, by and among IEA Energy Services LLC, M III Acquisition Corp., Wind Merger Sub I, Inc., Wind Merger Sub II, LLC, Infrastructure and Energy Alternatives, LLC, Oaktree Power Opportunities Fund III Delaware, L.P., solely in its capacity as the representative of the seller, and solely for purposes of Section 10.3 thereof, and, to the extent related thereto, Article 12 thereof, M III Sponsor I LLC and M III Sponsor I LP (incorporated by reference to Exhibit 2.4 to the Company's Current Report on Form 8-K (File No. 001-37796) filed January 10, 2018).

2.5	Amendment No. 4 to the Agreement and Plan of Merger, dated as of February 7, 2018, by and among IEA Energy Services LLC, M III Acquisition Corp., Wind Merger Sub I, Inc., Wind Merger Sub II, LLC, Infrastructure and Energy Alternatives, LLC, Oaktree Power Opportunities Fund III Delaware, L.P., solely in its capacity as the representative of the seller, and solely for purposes of Section 10.3 thereof, and, to the extent related thereto, Article 12 thereof, M III Sponsor I LLC and M III Sponsor I LP (incorporated by reference to Exhibit 2.5 to the Company's Current Report on Form 8-K (File No. 001-37796) filed February 9, 2018).

2.6	Amendment No. 5 to the Agreement and Plan of Merger, dated as of March 8, 2018, by and among IEA Energy Services LLC, M III Acquisition Corp., Wind Merger Sub I, Inc., Wind Merger Sub II, LLC, Infrastructure and Energy Alternatives, LLC, Oaktree Power Opportunities Fund III Delaware, L.P., solely in its capacity as the representative of the seller, and solely for purposes of Section 10.3 thereof, and, to the extent related thereto, Article 12 thereof, M III Sponsor I LLC and M III Sponsor I LP (incorporated by reference to Exhibit 2.6 to the Company's Current Report on Form 8-K (File No. 001-37796) filed March 8, 2018).

2.7	Purchase and Sale Agreement, dated August 9, 2018, by and among IEA Energy Services LLC, Consolidated Construction Solutions I LLC and Consolidated Construction Investment Holdings LLC (incorporated by reference to Exhibit 2.1 to the Company's Amendment to the Current Report on Form 8-K/A (File No. 001-37796) filed August 14, 2018).

Exhibit		Description
2.8	#	Equity Purchase Agreement, dated October 12, 2018, by and among IEA Energy Services LLC, William Charles Construction Group and the owners thereof (incorporated by reference to Exhibit 2.1 to the Company's Amendment to the Current Report on Form 8-K/A (File No. 001-37796) filed October 15, 2018).

2.9		Amendment No. 1 to Equity Purchase Agreement, dated October 31, 2018, by and among IEA Energy Services LLC, William Charles Construction Group and the owners thereof (incorporated by reference to Exhibit 2.2 to the Company's Current Report on Form 8-K (File No. 001-37796) filed November 2, 2018).

3.1		Second Amended and Restated Certificate of Incorporation of Infrastructure and Energy Alternatives, Inc. (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-3/A (File No. 333-224337) filed with the Securities Exchange Commission on June 7, 2018).

3.2		Amended and Restated Bylaws of Infrastructure and Energy Alternatives, Inc. (incorporated by reference to Exhibit 3.2 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on March 29, 2018).

3.3		Certificate of Designations of Series A Preferred Stock of Infrastructure and Energy Alternatives, Inc. (incorporated by reference to Exhibit 3.3 to the Company's Current Report on Form 8-K filed March 29, 2018).

3.4		Amended and Restated Certificate of Designations of Series A Preferred Stock of Infrastructure and Energy Alternatives, Inc. (incorporated by reference to Exhibit 3.2 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on May 22, 2019).

3.5		Certificate of Designations of Series B Preferred Stock of Infrastructure and Energy Alternatives, Inc. (incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K (File No. 001-37796) filed May 22, 2019).

3.6		Amended and Restated Certificate of Designation of Series B-1 Preferred Stock of Infrastructure and Energy Alternatives, Inc. (incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on August 30, 2019).

3.7		Amended and Restated Certificate of Designation of Series B-2 Preferred Stock of Infrastructure and Energy Alternatives, Inc. (incorporated by reference to Exhibit 3.2 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on August 30, 2019).

3.8		Certificate of Designations of Series B-3 Preferred Stock of Infrastructure and Energy Alternatives, Inc. (incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on November 14, 2019).

3.9		Second Amended and Restated Certificate of Designations of Series B-1 Preferred Stock of Infrastructure and Energy Alternatives, Inc. (incorporated by reference to Exhibit 3.2 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on November 14, 2019).

Exhibit	Description
3.10	Amended and Restated Certificate of Designations of Series B-2 Preferred Stock of Infrastructure and Energy Alternatives, Inc. (incorporated by reference to Exhibit 3.3 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on November 14, 2019).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on March 29, 2018).

4.2	Specimen Preferred Stock Certificate (incorporated by reference to Exhibit 4.2 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on March 29, 2018).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on March 29, 2018).

4.4	Warrant Certificate, dated August 30, 2019, by and among Infrastructure and Energy Alternatives, Inc. and Ares Special Situations Fund IV, L.P. (incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on August 30, 2019).

4.5	Warrant Certificate, dated August 30, 2019, by and among Infrastructure and Energy Alternatives, Inc. and ASOF Holdings I, L.P. (incorporated by reference to Exhibit 10.3 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on August 30, 2019).

4.6	Warrant Agreement, dated July 7, 2016, between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on July 13, 2016).

4.7	Amended and Restated Warrant Agreement, dated as of March 26, 2018, by and between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent (incorporated by reference to Exhibit 4.4 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on March 29, 2018).

4.8	Warrant Agreement, dated May 20, 2019, by and among Infrastructure and Energy Alternatives, Inc. and Ares Special Situations Fund IV, L.P. (incorporated by reference to Exhibit 10.6 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on May 22, 2019).

4.9	Warrant Agreement, dated May 20, 2019, by and among Infrastructure and Energy Alternatives, Inc. and OT POF IEA Preferred B Aggregator, L.P. (incorporated by reference to Exhibit 10.7 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on May 22, 2019).

4.10	Warrant Certificate, dated November 14, 2019, by and among Infrastructure and Energy Alternatives, Inc. and Ares Special Situations Fund IV, L.P. (incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on November 15, 2019).

Exhibit		Description
4.11		Warrant Certificate, dated November 14, 2019, by and among Infrastructure and Energy Alternatives, Inc. and ASOF Holdings I, L.P. (incorporated by reference to Exhibit 10.3 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on November 15, 2019).

4.12		Warrant Certificate, dated November 14, 2019, by and among Infrastructure and Energy Alternatives, Inc. and Infrastructure and Energy Alternatives, LLC (incorporated by reference to Exhibit 10.4 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on November 15, 2019).

4.13	*	Form of Transferrable Subscription Rights Certificate

4.14	*	Form of Warrant Certificate (included as Exhibit A to Exhibit 4.15 below)

4.15	*	Form of Warrant Agent Agreement

5.1	*	Legal Opinion of Jones Walker LLP

8.1	*	Opinion of Jones Walker LLP as to Certain Tax Matters

10.1		Letter Agreement, by and among the Company and certain security holders, officers and directors of the Company (incorporated by reference to Exhibit 10.3 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on July 13, 2016).

10.2		Subscription and Backstop Agreement, dated March 7, 2018, by and among the Company, the Sponsors and certain subscribers identified therein (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on March 8, 2018).

10.3		Forfeiture Agreement, dated March 7, 2018, between the Sponsors and the Company (incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K (file No. 001-37796) filed with the Securities Exchange Commission on March 8, 2018).

10.4		Waiver, Consent and Agreement to Forfeit Founder Shares, dated as of March 20, 2018, by and among IEA Energy Services LLC, Infrastructure and Energy Alternatives, LLC, Oaktree Power Opportunities Fund III Delaware, L.P., M III Acquisition Corp., Wind Merger Sub I, Inc., Wind Merger Sub II, LLC, M III Sponsor I LLC and M III Sponsor I LP (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on March 20, 2018).

10.5		Registration Rights Agreement dated as of March 26, 2018 by and among Infrastructure and Energy Alternatives, Inc., Infrastructure and Energy Alternatives, LLC, M III Sponsor I LLC and M III Sponsor I LP, Cantor Fitzgerald & Co., Mr. Osbert Hood and Mr. Philip Marber (incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on March 29, 2018).

10.6		First Amendment to Amended and Restated Registration Rights Agreement, dated as of June 6, 2018, by and between the Company and Infrastructure and Energy Alternatives, LLC (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on June 7, 2018).

Exhibit	Description
10.7	Second Amendment to Amended and Restated Registration Rights Agreement, dated as of May 20, 2019, by and among Infrastructure and Energy Alternatives, Inc., Infrastructure and Energy Alternatives, LLC, Ares Special Situations Fund IV, L.P., OT POF IEA Preferred B Aggregator, L.P. (incorporated by reference to Exhibit 10.3 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on May 22, 2019).

10.8	Third Amendment to Amended and Restated Registration Rights Agreement, dated as of August 30, 2019, by and among Infrastructure and Energy Alternatives, Inc., Infrastructure and Energy Alternatives, LLC, Ares Special Situations Fund IV, L.P. and ASOF Holdings I, L.P. (incorporated by reference to Exhibit 10.4 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on August 30, 2019).

10.9	Investor Rights Agreement, dated as of March 26, 2018, (i) by and among Infrastructure and Energy Alternatives, Inc., M III Sponsor I LLC and any other Sponsor Affiliated Transferees who become a party to the agreement; and (ii) Infrastructure and Energy Alternatives, LLC, any other Seller Affiliated Transferees who become a party to the agreement and Oaktree Power Opportunities Fund III Delaware, L.P., in its capacity as the representatives of the Selling Stockholders (incorporated by reference to Exhibit 10.3 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on March 29, 2018).

10.10	Second Amended and Restated Investor Rights Agreement, dated as of August 30, 2019, by and among Infrastructure and Energy Alternatives, Inc., M III Sponsor I LLC, Infrastructure and Energy Alternatives, LLC and Oaktree Power Opportunities Fund III Delaware, L.P. (incorporated by reference to Exhibit 10.5 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on August 30, 2019).

10.11	Amended and Restated Investor Rights Agreement, dated as of May 20, 2019, by and among Infrastructure and Energy Alternatives, Inc., M III Sponsor I LLC, Infrastructure and Energy Alternatives, LLC and Oaktree Power Opportunities Fund III Delaware, L.P. (incorporated by reference to Exhibit 10.4 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on May 22, 2019).

10.12	Founder Shares Amendment Agreement, dated as of March 26, 2018, by and among M III Sponsor I LLC, M III Sponsor I LP, M III Acquisition Corp. and Infrastructure and Energy Alternatives, LLC (incorporated by reference to Exhibit 10.4 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on March 29, 2018).

10.13	Amended and Restated Founder Shares Amendment Agreement, dated as of June 6, 2018, by and among the Company, Sponsor I LLC, Sponsor I LP, IEA LLC and Messrs. Hood and Marber (incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on June 7, 2018).

Exhibit		Description
10.14		Lease Agreement between White Construction, Inc. and Clinton RE Holdings (Delaware) LLC, dated as of October 20, 2017 (incorporated by reference to Exhibit 10.8 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on March 29, 2018).

10.15		Credit Agreement, dated as of March 26, 2018 among Wind Merger Sub I, Inc., as the Initial Borrower, IEA Energy Services LLC, as the Borrower, the Guarantors party thereto, Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, and the other Lenders party thereto (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on March 29, 2018).

10.16		Credit Agreement, dated as of September 25, 2018 among Infrastructure and Energy Alternatives, Inc., as a Guarantor thereunder, IEA Intermediate Holdco, LLC as Guarantor thereunder, IEA Energy Services LLC, as the Borrower, the subsidiary guarantors party thereto, Jefferies Finance LLC, as Administrative Agent and Collateral Agent, and KeyBank National Association, as Revolving Agent (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on September 26, 2018).

10.17		Third Amendment to Second Amended and Restated Credit and Guarantee Agreement, dated May 15, 2019, by and among Infrastructure and Energy Alternatives, Inc., IEA Intermediate Holdco, LLC, IEA Energy Services LLC, the subsidiary guarantors party thereto, Jefferies Finance LLC, as Administrative Agent and Collateral Agent, and the lenders party thereto (incorporated by reference to Exhibit 10.8 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on May 22, 2019).

10.18		Lender Support Agreement, dated May 15, 2019, by and among Infrastructure and Energy Alternatives, Inc., IEA Intermediate Holdco, LLC, IEA Energy Services LLC, the subsidiary guarantors party thereto, Jefferies Finance LLC, as Administrative Agent, Collateral Agent and Revolving Agent, and the lenders party thereto (incorporated by reference to Exhibit 10.9 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on May 22, 2019).

10.19	#	Amendment and Restatement Agreement, dated as of November 2, 2018, by and among Infrastructure and Energy Alternatives, Inc., as a Guarantor thereunder, IEA Intermediate Holdco, LLC as Guarantor thereunder, IEA Energy Services LLC, as the Borrower, the subsidiary guarantors party thereto, Jefferies Finance LLC, as Administrative Agent and Collateral Agent, and KeyBank National Association, as Revolving Agent (incorporated by reference to Exhibit 10.2 of the Company's Quarterly Report on Form 10-Q (File No. 001-37796) filed with the Securities Exchange Commission on November 8, 2018).

Exhibit		Description
10.20	#	Second Amendment and Restatement Agreement, dated as of November 16, 2018, by and among Infrastructure and Energy Alternatives, Inc., as a Guarantor thereunder, IEA Intermediate Holdco, LLC as a Guarantor thereunder, IEA Energy Services LLC, as the Borrower, the subsidiary guarantors party thereto and Jefferies Finance LLC, as Administrative Agent and Collateral Agent (incorporated by reference to Exhibit 10.1 of the Company's Current on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on November 23, 2018).

10.21	#	Third Amendment and Restatement Agreement, dated as of May 20, 2019, by and among Infrastructure and Energy Alternatives, Inc., IEA Intermediated Holdco, LLC, IEA Energy Services LLC, the subsidiary guarantors party thereto, the administrative agent, the revolving agent and issuing bank, the collateral agent and the lenders party thereto (incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on May 22, 2019).

10.22	†	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.15 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on March 29, 2018).

10.23		Indemnification Letter Agreement, dated as of October 29, 2019, by and among Infrastructure and Energy Alternatives, Inc., Oaktree Power Opportunities Fund III Delaware, L.P., Infrastructure and Energy Alternatives, LLC, and OT POF IEA Preferred B Aggregator, L.P. (incorporated by reference to Exhibit 10.5 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on October 30, 2019).

10.24	†	Infrastructure and Energy Alternatives, Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on March 29, 2018).

10.25	†	Infrastructure and Energy Alternatives, Inc. 2018 Equity Incentive Plan Form of Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on September 19, 2018).

10.26	†	Infrastructure and Energy Alternatives, Inc. 2018 Equity Incentive Plan Form of Nonqualified Option Award Agreement (incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on September 19, 2018).

10.27	†	Infrastructure and Energy Alternatives, Inc. 2018 Equity Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.4 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on June 3, 2019).

10.28	†	Form of Time Based Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.13 of the Company's Quarterly Report on Form 10-Q (File No. 001-37796) filed with the Securities Exchange Commission on August 14, 2019).

10.29	†	Form of Performance Based Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.15 of the Company's Quarterly Report on Form 10-Q (File No. 001-37796) filed with the Securities Exchange Commission on August 14, 2019).

Exhibit		Description
10.30	†	Annual Incentive Compensation Program (incorporated by reference to Exhibit 10.14 of the Company's Quarterly Report on Form 10-Q (File No. 001-37796) filed with the Securities Exchange Commission on August 14, 2019).

10.31	†	Employment Agreement dated as of January 25, 2018, between IEA Energy Services LLC, a Delaware limited liability company, and John Paul Roehm (incorporated by reference to Exhibit 10.6 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on March 29, 2018).

10.32	†	Employment Agreement dated as of January 25, 2018, between IEA Energy Services LLC, a Delaware limited liability company, and Andrew D. Layman (incorporated by reference to Exhibit 10.7 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on March 29, 2018).

10.33	†	Employment Agreement, dated as of July 17, 2018, between IEA Energy Services, LLC and Bharat Shah (incorporated by reference to Exhibit 10.3 of the Company's Quarterly Report on Form 10-Q (File No. 001-37796) filed with the Securities Exchange Commission on November 8, 2018).

10.34	†	Employment Agreement, dated as of January 7, 2019, between IEA Energy Services, LLC and Gil Melman (incorporated by reference to Exhibit 10.22 of the Company's Annual Report on Form 10-K (File No. 001-37796) filed with the Securities Exchange Commission on March 14, 2019).

10.35	†	Employment Agreement, dated as of August 8, 2019, between IEA Energy Services, LLC and Michael Stoecker (incorporated by reference to Exhibit 10.16 of the Company's Quarterly Report on Form 10-Q (File No. 001-37796) filed with the Securities Exchange Commission on August 14, 2019).

10.36		Equity Commitment Agreement, by and among Infrastructure and Energy Alternatives, Inc. and the Commitment Parties thereto, dated as of May 14, 2019 (incorporated by reference to Exhibit 10.2 of the Company's Quarterly Report on Form 10-Q (File No. 001-37796) filed with the Securities Exchange Commission on May 15, 2019).

10.37		Equity Commitment Agreement, dated August 13, 2019, by and among Infrastructure and Energy Alternatives, Inc., the Commitment Parties thereto and Oaktree Power Opportunities Fund III Delaware, L.P. (incorporated by reference to Exhibit 10.1 of the Company's Quarterly Report on Form 10-Q (File No. 001-37796) filed with the Securities Exchange Commission on August 14, 2019).

10.38		Amendment to the Equity Commitment Agreement, dated August 30, 2019, by and among Infrastructure and Energy Alternatives, Inc., Ares Special Situations Fund IV, L.P., ASOF Holdings I, L.P., Infrastructure and Energy Alternatives, LLC, OT POF IEA Preferred B Aggregator, L.P., Oaktree Power Opportunities Fund III Delaware, L.P. (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on August 30, 2019).

Exhibit	Description
10.39	Amended and Restated Equity Commitment Agreement, dated May 20, 2019, by and among Infrastructure and Energy Alternatives, Inc. and the commitment parties thereto (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on May 22, 2019).

10.40	Equity Commitment Agreement, dated October 29, 2019, by and among Infrastructure and Energy Alternatives, Inc., the Commitment Parties party thereto, Oaktree Power Opportunities Fund III Delaware, L.P., Infrastructure and Energy Alternatives, LLC, and OT POF IEA Preferred B Aggregator, L.P. (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on October 30, 2019).

10.41	Voting Agreement, dated as of May 20, 2019, by and between Infrastructure and Energy Alternatives, Inc. and M III Sponsor I LLC (incorporated by reference to Exhibit 10.5 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on May 22, 2019).

10.42	Voting Agreement, dated as of October 29, 2019, by and among Infrastructure and Energy Alternatives, Inc., IEA LLC, OT POF IEA Preferred B Aggregator, L.P., M III Sponsor, Mohsin Y. Meghji, Mohsin Meghji 2016 Gift Trust and Charles Garner and M III Sponsor I LLC (incorporated by reference to Exhibit 10.4 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on October 30, 2019).

10.43	Preferred Stock Exchange Agreement, dated October 29, 2019, by and among the Infrastructure and Energy Alternatives, Inc., IEA, Ares Special Situations Fund IV, L.P. and ASOF Holdings I, L.P., Oaktree Power Opportunities Fund III Delaware, L.P., and OT POF IEA Preferred B Aggregator, L.P. (incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on October 30, 2019).

10.44	Rights Offering Agreement, dated October 29, 2019, by and among the Infrastructure and Energy Alternatives, Inc., IEA, Ares Special Situations Fund IV, L.P. and ASOF Holdings I, L.P., Oaktree Power Opportunities Fund III Delaware, L.P., and OT POF IEA Preferred B Aggregator, L.P. (incorporated by reference to Exhibit 10.3 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on October 30, 2019).

10.45	Investor Rights Agreement, dated November 14, 2019, by and among the Company, Ares Special Situations Fund IV, L.P., ASOF Holdings I, L.P., Infrastructure and Energy Alternatives, LLC and OT POF IEA Preferred B Aggregator, L.P. (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on November 15, 2019).

10.48	Fourth Amendment to Amended and Restated Registration Rights Agreement, dated as of November 14, 2019, by and among Infrastructure and Energy Alternatives, Inc., Infrastructure and Energy Alternatives, LLC, Ares Special Situations Fund IV, L.P., ASOF Holdings I, L.P. and OT POF IEA Preferred B Aggregator, L.P. (incorporated by reference to Exhibit 10.5 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on November 15, 2019).

Exhibit		Description
10.49	*	Vice Chairman Letter Agreement with Derek Glanvill

10.50		Third Amended and Restated Investors Rights Agreement, dated as of January 23, 2020, by and among Infrastructure and Energy Alternatives, Inc., M III Sponsor I LLC, Infrastructure and Energy Alternatives, LLC and Oaktree Power Opportunities Fund III Delaware, L.P. (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on January 27, 2020).

10.51		Waiver Agreement, dated as of January 23, 2020, by and among Ares Management, LLC (on behalf of its affiliated funds, investment vehicles and/or managed accounts) and Infrastructure and Energy Alternatives, Inc. (incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on January 27, 2020).

10.52		First Amendment to Rights Offering Agreement, dated as of January 27, 2020, by and among Infrastructure and Energy Alternatives, Inc., Ares Special Situations Fund IV, L.P., ASOF Holdings I, L.P., Oaktree Power Opportunities Fund III Delaware, L.P., Infrastructure and Energy Alternatives, LLC and OT POF IEA Preferred B Aggregator, L.P. (incorporated by reference to Exhibit 10.3 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on January 27, 2020).
16.1		Letter from Marcum LLP to the Securities and Exchange Commission dated March 29, 2018 (incorporated by reference to Exhibit 16.1 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on March 29, 2018).

16.2		Letter of Crowe LLP, dated as of April 23, 2018 (incorporated by reference to Exhibit 16.1 of the Company's Current Report on Form 8-K (File No. 001-37796) filed with the Securities Exchange Commission on April 25, 2018).

21.1		List of Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 of the Company's Annual Report on Form 10-K (File No. 001-37796) filed with the Securities Exchange Commission on March 14, 2019).

23.1	*	Consent of Jones Walker LLP (contained in Exhibits 5.1 and 8.1).

23.2	*	Consent of Deloitte & Touche LLP.

23.3	*	Consent of Crowe LLP.

23.4	*	Consent of Mayer Hoffman McCann P.C.

23.5	*	Consent of RSM US LLP.

24.1	**	Power of Attorney (included on signature page).

99.1	*	Form of Instructions as to Use of Subscription Rights Certificates

99.2	*	Form of Letter to Stockholders who are Record Holders

99.3	*	Form of Letter to Brokers, Dealers, Banks and Other Nominees

99.4	*	Form of Broker Letter to Clients Who are Beneficial Holders

99.5	*	Form of Beneficial Owner Election Form

99.6	*	Form of Nominee Holder Certification

Exhibit		Description
99.7	*	Form of Notice of Important Tax Information

EX-101.INS	*	XBRL Instance Document

EX-101.SCH	*	XBRL Taxonomy Extension Schema Document

EX-101.CAL	*	XBRL Taxonomy Extension Calculation Linkbase

EX-101.DEF	*	XBRL Taxonomy Extension Definition Linkbase

EX-101.LAB	*	XBRL Taxonomy Extension Labels Linkbase

EX-101.PRE	*	XBRL Taxonomy Extension Presentation Linkbase

*
Filed herewith.

**
Previously filed.

#
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. We will furnish the omitted schedules to the Securities Exchange Commission upon request by the Commission.

†
Indicated a management contract or compensatory plan or arrangement.

(b)   Financial Statement Schedules

        All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  (5)
  That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (6)
  To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

  (7)
  That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (8)
  That:

  (i)
  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(I) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

  (ii)
  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on this 29th day of January, 2020.

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.
By:	/s/ JOHN PAUL ROEHM
	Name:	John Paul Roehm
	Title:	President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on the dates indicated.

Date: January 29, 2020	By:	/s/ JOHN PAUL ROEHM John Paul Roehm Director, CEO and President (Principal Executive Officer)
Date: January 29, 2020	By:	* Andrew Layman Chief Financial Officer (Principal Financial Officer)
Date: January 29, 2020	By:	* Bharat Shah Chief Accounting Officer (Principal Accounting Officer)
Date: January 29, 2020	By:	* John Eber Director
Date: January 29, 2020	By:	* Charles Garner Director

Date: January 29, 2020	By:	* Derek Glanvill Director
Date: January 29, 2020	By:	* Peter Jonna Director
Date: January 29, 2020	By:	* Terence Montgomery Director

*By:	/s/ JOHN PAUL ROEHM John Paul Roehm Attorney-in-Fact